  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 1998

                                                     REGISTRATION NO. 333-50201
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                          TELEWEST COMMUNICATIONS PLC
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------
   ENGLAND AND WALES              4813, 4841                NOT APPLICABLE
    (STATE OR OTHER           (PRIMARY STANDARD            (I.R.S. EMPLOYER
    JURISDICTION OF               INDUSTRIAL            IDENTIFICATION NUMBER)
    INCORPORATION OR         CLASSIFICATION CODE
     ORGANIZATION)                 NUMBER)

                                ---------------

                             GENESIS BUSINESS PARK
                             ALBERT DRIVE, WOKING
                                SURREY GU21 5RW
                                UNITED KINGDOM
                              011-44-1483-750-900
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------
                               STEPHEN E. BRILZ

                           MEDIAONE GROUP, INC.

                         188 INVERNESS DRIVE WEST

                           ENGLEWOOD, CO 80112

                              (303) 858-3000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                  COPIES TO:
      JEFFREY J. WEINBERG, ESQ.                  MORTON A. PIERCE, ESQ.
       DAVID S. LEFKOWITZ, ESQ.                   DEWEY BALLANTINE LLP
        WEIL, GOTSHAL & MANGES                1301 AVENUE OF THE AMERICAS
           ONE SOUTH PLACE                      NEW YORK, NEW YORK 10019
           LONDON EC2M 2WG                           (212) 259-8000
         011-44-171-903-1000

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effective date of this Registration Statement and the initial closing date of the exchange offer described herein.

                                ---------------
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                               PROPOSED          PROPOSED
 TITLE OF EACH CLASS OF       AMOUNT            MAXIMUM           MAXIMUM          AMOUNT OF
    SECURITIES TO BE           TO BE        OFFERING PRICE       AGGREGATE       REGISTRATION
       REGISTERED          REGISTERED(B)       PER UNIT      OFFERING PRICE(C)      FEE(D)
---------------------------------------------------------------------------------------------
Ordinary Shares of 10p
 each (a)..............     460,858,806           --           $862,458,510        $254,426

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(a) American Depositary Shares ("Telewest ADSs") evidenced by American Depositary Receipts issuable on deposit of ordinary shares of 10p each ("Telewest shares") of Telewest Communications plc ("Telewest") have previously been registered on a separate registration statement on Form F-
    6. Each Telewest ADS represents 10 Telewest shares.

(b) This Registration Statement relates to an exchange offer (the "Offer") by Telewest of 1.243 Telewest shares and 65 pence in cash for the outstanding ordinary shares of 1 pound sterling each ("General Cable shares") of General Cable PLC ("General Cable"). The number of Telewest shares to be registered hereby was determined by multiplying (i) 370,763,319 General Cable shares (consisting of 365,470,362 General Cable shares issued and outstanding and 5,292,957 General Cable shares potentially issuable upon the exercise of outstanding stock options) by (ii) the exchange ratio for the Offer (i.e., 1.243).

(c) Calculated pursuant to Rule 457(f) based on the value of the estimated maximum number of General Cable shares to be acquired by Telewest in the Offer, less the cash portion of the consideration to be paid by Telewest in the Offer. The General Cable shares are traded on the London Stock Exchange. The proposed maximum aggregate offering price was determined as follows: (i) 207.5 pence (i.e., 2.075 pounds sterling, the average of the high and low trading prices for the General Cable shares on the London Stock Exchange on June 10, 1998) minus 65 pence (i.e., 0.65 pounds sterling, the cash consideration per General Cable share payable by Telewest in the Offer) multiplied by (ii) 370,763,319 General Cable shares, consisting of 365,092,338 General Cable shares issued and outstanding and 5,670,981 General Cable shares potentially issuable upon the exercise of outstanding stock options, multiplied by (iii) 1.6324, the noon buying rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on June 10, 1998.

(d) Previously paid. .000295 multiplied by the proposed maximum aggregate offering price; $100 of such fee was paid in connection with the original filing of this Registration Statement.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

THIS REGISTRATION STATEMENT CONSISTS OF THE OFFER TO PURCHASE/PROSPECTUS, DATED JUNE 29, 1998 AND THE DISCLOSURE DOCUMENT, DATED JUNE 29, 1998, EACH AS SET FORTH HEREIN.

OFFER TO PURCHASE/PROSPECTUS (FOR US LAW PURPOSES ONLY)

                                                                 OFFER DOCUMENT

TELEWEST COMMUNICATIONS PLC
Proposed Merger of
Telewest Communications plc
and General Cable PLC

29 June 1998
-------------------------------------------------------------------------------

THIS OFFER DOCUMENT RELATES TO THE OFFER BY J. HENRY SCHRODER & CO. LIMITED ON BEHALF OF TELEWEST TO PURCHASE THE ISSUED GENERAL CABLE SHARES FOR 1.243 NEW TELEWEST SHARES AND 65 PENCE IN CASH FOR EACH GENERAL CABLE SHARE AND THE ISSUED GENERAL CABLE ADSS FOR 6.215 NEW TELEWEST SHARES AND 325 PENCE IN CASH FOR EACH GENERAL CABLE ADS.

Accompanying this Offer Document is the Disclosure Document containing significant additional financial and other information about Telewest and General Cable required to be provided to holders of General Cable securities under UK and/or US law in connection with the matters referred to in this document.

This Offer Document, together with Parts I and II of the Disclosure Document, contain the information required to be furnished to holders of General Cable securities under UK law in connection with the Offer described herein. Parts I and II of the Disclosure Document comprise a prospectus and listing particulars relating to Telewest prepared in accordance with the listing rules made under Section 142 of the Financial Services Act 1986. A copy of the prospectus and listing particulars has been delivered to the Registrar of Companies for England and Wales for registration in accordance with Section 149 of that Act.

This Offer Document, together with the Disclosure Document, constitutes an Offer to Purchase/Prospectus of Telewest under the US Securities Act and contains the information required under US law to be furnished to holders of General Cable securities in connection with the Offer.

THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE OFFER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE US SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT OR THE ACCOMPANYING DISCLOSURE DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

HOLDERS OF GENERAL CABLE SECURITIES ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS OFFER DOCUMENT AND THE ACCOMPANYING ACCEPTANCE FORM AND DISCLOSURE DOCUMENT IN THEIR ENTIRETIES, PARTICULARLY THE MATTERS REFERRED TO IN "PART I--SECTION SIX--RISK FACTORS" OF THE DISCLOSURE DOCUMENT.

                             AVAILABLE INFORMATION

Telewest has filed a Registration Statement on Form S-4 with the SEC in relation to the offering of the new Telewest shares pursuant to the Offer. This Offer Document and the accompanying Disclosure Document constitute a part of the Registration Statement. The Depositary has previously filed with the SEC a Registration Statement on Form F-6 in relation to Telewest ADSs (the "Form F-6"). This Offer Document and the accompanying Disclosure Document do not contain all the information set out in the Registration Statement and the Form F-6, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For such information, reference should be made to the Registration Statement, the Form F-6 and the respective exhibits thereto. Telewest also has filed with the SEC a tender offer statement on
Schedule 14D-1 in relation to the Offer pursuant to Rule 14d-3 under the US Exchange Act. General Cable has filed or will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 in relation to the Offer pursuant to Rule 14d-9 under the US Exchange Act. The Registration Statement, the Form F-6, the Schedule 14D-1 and the Schedule 14D-9 are available for inspection and copying at the public reference facilities maintained by the SEC as set out below (except that certain of such documents and any amendments thereto will not be available at the regional offices of the SEC until 30 days after the filing thereof).

Telewest and General Cable are each subject to the information requirements of the US Exchange Act and, in accordance therewith, file reports, proxy statements (in the case of Telewest) and other information with the SEC. Such reports, proxy statements and other information concerning Telewest and General Cable can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the SEC's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains a Website at http://www.sec.gov which contains reports, proxy statements and other information regarding registrants, such as Telewest, that file electronically with the SEC. The Telewest ADSs and General Cable ADSs are quoted through the Nasdaq National Market and such reports, proxy materials and other information concerning Telewest or General Cable may also be inspected at the offices of the National Association of Securities Dealers, Inc., Market Listing Section, at 1735 K Street, N.W., Washington, D.C. 20006.

                                     (ii)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT ABOUT THE ACTION YOU SHOULD TAKE, YOU ARE RECOMMENDED TO SEEK YOUR OWN FINANCIAL ADVICE FROM YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT FINANCIAL ADVISER AUTHORISED UNDER THE FINANCIAL SERVICES ACT 1986 IMMEDIATELY.

If you have sold or otherwise transferred all of your General Cable securities, please send this document, together with the accompanying documents as soon as possible to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for delivery to the purchaser or transferee. HOWEVER, SUCH DOCUMENTS SHOULD NOT BE FORWARDED OR TRANSMITTED IN OR INTO CANADA, AUSTRALIA OR JAPAN.

Schroders, which is regulated in the UK by The Securities and Futures Authority Limited, is acting for Telewest and no-one else in connection with the Offer and will not be responsible to anyone other than Telewest for providing the protections afforded to customers of Schroders, nor for giving advice in relation to the Offer. Schroders is acting through Schroder & Co., Inc. for the purposes of making the Offer in and into the United States.

BT Wolfensohn, which is regulated in the UK by The Securities and Futures Authority Limited, is acting for General Cable and no-one else in connection with the Offer and will not be responsible to anyone other than General Cable for providing the protections afforded to customers of BT Wolfensohn, nor for giving advice in relation to the Offer.

-------------------------------------------------------------------------------

                               RECOMMENDED OFFER

                                      BY

                                   SCHRODERS

                                 ON BEHALF OF

                          TELEWEST COMMUNICATIONS PLC

                                      FOR

                               GENERAL CABLE PLC

-------------------------------------------------------------------------------

A letter of recommendation from the Chairman of General Cable appears on pages 1 to 4 of this document.

TO ACCEPT THE OFFER, THE ACCEPTANCE FORM MUST BE COMPLETED AND RETURNED AS SOON AS POSSIBLE AND, IN ANY EVENT, SO AS TO BE RECEIVED BY NO LATER THAN 3.00 PM (LONDON TIME), 10.00 AM (NEW YORK CITY TIME), ON 13 AUGUST 1998. THE PROCEDURE FOR ACCEPTANCE OF THE OFFER IS SET OUT ON PAGES 20 TO 28 OF THIS DOCUMENT AND IN THE ACCOMPANYING ACCEPTANCE FORM.

The Offer is not being made, directly or indirectly, in or into Canada, Australia or Japan. Accordingly, neither this document nor the Acceptance Form are to be mailed or otherwise distributed or sent in or into Canada, Australia or Japan.

The Initial Offer Period will expire at 3.00 pm (London time), 10.00 am (New York City time), on 13 August 1998, unless extended. Upon expiration of the Initial Offer Period, if all the Conditions to the Offer have been satisfied, fulfilled or, where permitted, waived, the Offer will be extended for a Subsequent Offer Period of at least 14 calendar days.

During the Initial Offer Period holders of General Cable securities who accept the Offer will have the right to withdraw such acceptances in accordance with paragraph 3 of Part B of Appendix I below. Such

                                     (iii)
withdrawal rights will expire at the commencement of the Subsequent Offer Period (being the period from the time that the Offer becomes or is declared unconditional in all respects until the Offer closes) and all acceptances of the Offer will thereupon become irrevocable.


                              RULE 8 DISCLOSURES

Any person who, alone or acting together with any other person(s) pursuant to an agreement or understanding (whether formal or informal) to acquire or control securities of Telewest or of General Cable, owns or controls, or becomes the owner or controller, directly or indirectly, of 1% or more of any class of securities of Telewest or General Cable is generally required under the provisions of Rule 8 of the City Code to notify the London Stock Exchange and the Panel of every dealing in such securities during the Initial Offer Period. Dealings by Telewest or by General Cable or by their respective "associates" (within the definition set out in the City Code) in any class of securities of Telewest or General Cable during the Initial Offer Period must also be so disclosed. Please consult your financial adviser immediately if you believe this rule may be applicable to you.

                            TENDERS AND ACCEPTANCES

As used in this Offer Document, the term "acceptance" when used in relation to the Offer shall be synonymous with "tender" and the term "purchase" shall include an acquisition effected by an exchange of shares.

                            RESTRICTED JURISDICTION

No person is authorised to give any information or to make any representation in relation to the matters described in this document or the accompanying Disclosure Document other than those contained herein. Any information or representation in relation to such matters not contained herein or therein must not be relied upon as having been authorised by either Telewest or General Cable. This document and the accompanying Disclosure Document do not constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The issue of this document or the accompanying Disclosure Document should not be interpreted as implying that there has been no change in the affairs of Telewest, General Cable or any of their respective subsidiaries or affiliates since the date hereof or that the information in this document or the accompanying Disclosure Document is correct at any time subsequent to the dates hereof or thereof.

                     REDUCTION OF THE ACCEPTANCE CONDITION

The Offer is conditional, amongst other things, on valid acceptances being received (and not, where permitted, withdrawn) in respect of not less than 90% of General Cable shares (including General Cable shares represented by General Cable ADSs) to which the Offer relates, or such lesser percentage as Telewest may decide, provided that such Condition (the "Acceptance Condition") shall not be satisfied unless Telewest shall have acquired or agreed to acquire, whether pursuant to the Offer or otherwise, General Cable shares (including General Cable shares represented by General Cable ADSs) carrying in the aggregate more than 50% of the voting rights then exercisable at general meetings of General Cable and provided further that the Acceptance Condition shall be capable of being satisfied only at a time when all other Conditions have been satisfied, fulfilled or, where permitted, waived. Telewest may reduce the percentage of General Cable shares (including General Cable shares represented by General Cable ADSs) required to satisfy the Acceptance Condition. At least five US Business Days prior to any such reduction, Telewest will announce that it has reserved the right so to reduce the Acceptance Condition. Telewest will not make such an announcement unless it believes that there is a significant possibility that sufficient General Cable shares (including General Cable shares represented by General Cable ADSs) will be tendered to permit the Acceptance Condition to be satisfied at such reduced level. Holders of General Cable securities who are not willing to accept the Offer if the Acceptance Condition is reduced from the 90% level should either not accept the Offer until the Subsequent Offer Period or be prepared to withdraw their acceptances promptly following an announcement by Telewest of its reservation of the right to reduce the Acceptance Condition.


                                     (iv)

                             RULE 10B-13 EXEMPTION

In accordance with normal UK practice, BT Alex. Brown, who acts as a market maker in General Cable securities, either directly or through a nominee or broker, may, in accordance with applicable law, make certain purchases of General Cable securities, outside the United States during the period in which the Offer remains open for acceptance pursuant to relief granted by the staff of the SEC from Rule 10b-13 under the US Exchange Act. In addition, Telewest has applied for such relief to allow it to acquire compulsorily any outstanding General Cable securities pursuant to sections 428-430F of the Companies Act.

                                OFFER IN THE US

The Offer is being made in the US by Schroder & Co., Inc. References in this document (or any document related to the Offer) to the Offer being made by Schroders should be read accordingly.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

For the purposes of disclosure under the securities laws of the US, all documents filed with the SEC by Telewest or General Cable pursuant to Sections 13(a), 13(c), 14 or 15(d) of the US Exchange Act, and, to the extent designated therein, reports on Form 6-K furnished by General Cable subsequent to the date hereof and during the period in which the Offer remains open for acceptance shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.

Any statements contained in a document incorporated by reference herein or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this document is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set out in the immediately preceding statement.

THIS OFFER TO PURCHASE/PROSPECTUS (FOR US LAW PURPOSES ONLY) INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON TO WHOM THIS OFFER TO PURCHASE/PROSPECTUS HAS BEEN DELIVERED, FROM THE RECEIVING AGENT AT THE ADDRESSES AND TELEPHONE NUMBER SHOWN ON PAGE 21 OR THE US DEPOSITARY AT THE ADDRESSES SET OUT ON PAGE 25 AND TELEPHONE NUMBER SET OUT ON PAGE 27. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY 8 AUGUST 1998.

                                      (v)

CONTENTS

--------------------------------------------------------------------------------

                                                                            Page
DEFINITIONS............................................................... (vii)
LETTER FROM THE CHAIRMAN OF GENERAL CABLE.................................     1
LETTER FROM SCHRODERS.....................................................     5
1.  Introduction..........................................................     5
2.  Irrevocable undertakings..............................................     5
3.  The Offer.............................................................     5
4.  The Mix and Match Election............................................     6
5.  The Pre-emptive Issue.................................................     7
6.  The Conversion........................................................     8
7.  Birmingham Cable and Cable London.....................................     8
8.  Further details of the Offer..........................................     8
9.  The new Telewest securities...........................................     9
10. Information on Telewest...............................................    10
11. Information on General Cable..........................................    10
12. Background to the Offer...............................................    10
13. Reasons for the Offer.................................................    15
14. Recommendation of General Cable's Board of Directors..................    16
15. Advice of General Cable's financial adviser...........................    16
16. Management and employees..............................................    16
17. Regulation............................................................    16
18. General Cable Share Schemes...........................................    16
19. Taxation..............................................................    17
20. Accounting treatment..................................................    20
21. Comparison of shareholder rights......................................    20
22. Procedure for acceptance of the Offer.................................    20
23. Rights of withdrawal..................................................    28
24. Settlement............................................................    28
25. Further information...................................................    30
26. Action to be taken....................................................    30

APPENDICES

I   Conditions and Further Terms of the Offer
    Part A: Conditions of the Offer.......................................   I-1
    Part B: Further terms of the Offer....................................   I-7
    Part C: Form of Acceptance............................................  I-17
II  Financial Effects of Acceptance.......................................  II-1
II  IAdditional Information............................................... III-1
IV  Advice of General Cable's Financial Adviser...........................  IV-1
V   Certain Provisions of the Companies Act...............................   V-1

                                      (vi)

DEFINITIONS

-------------------------------------------------------------------------------

The following definitions apply throughout this document, unless the context otherwise requires:

"Acceptance Condition"       the Condition as to acceptances set out in
                             paragraph 1 of Part A of Appendix I

"Acceptance Form"            the Form of Acceptance with respect to holders of
                             General Cable shares and the Letter of
                             Transmittal with respect to holders of General
                             Cable ADSs, in each case, accompanying this document

"Admission"                  the admission of the new Telewest shares issued
                             pursuant to the Offer and the Pre-emptive Issue to the Official List becoming effective in accordance with the Listing Rules and the quotation of the new Telewest ADSs issued pursuant to the Offer and the Pre-emptive Issue on Nasdaq becoming effective

"Australia"                  the Commonwealth of Australia and its dependent
                             territories

"Basic Terms"                the consideration offered to holders of General
                             Cable securities under the Offer, excluding the Mix and Match Election

"Birmingham Cable"           Birmingham Cable Corporation Limited

"BT Alex. Brown"             BT Alex. Brown International, a division of
                             Bankers Trust International PLC

"BT Wolfensohn"              BT Wolfensohn, a division of Bankers Trust
                             International PLC

"Business Day"               a day on which banks in the City of London are
                             open for trading other than a Saturday or Sunday

"Cable London"               Cable London plc

"Canada" Canada, its possessions and territories and all areas subject to its jurisdiction or any political subdivision thereof

"certificated" or "in        a General Cable share which is not in
 certificated form"          uncertificated form (that is, not in CREST)

"City Code"                  The City Code on Takeovers and Mergers

"closing share price"        the middle-market quotation as derived from the
                             Daily Official List of the London Stock Exchange

"Combined Group"             the Telewest Group as enlarged by the Merger

"Comcast"                    Comcast UK Cable Partners Limited

"Companies Act"              the Companies Act 1985 (as amended)

"Compulsory Acquisition"     compulsory acquisition of all General Cable
                             shares (including General Cable shares
                             represented by General Cable ADSs) to which the Offer relates by Telewest pursuant to sections
                             428 to 430F of the Companies Act

                                     (vii)

"Conditions"                 the conditions of the Offer described in Part A
                             of Appendix I and "Condition" means any one of them

"Conversion"                 the proposed conversion by the TINTA Affiliate,
                             the MediaOne Affiliates, the Cox Affiliate and the SBC Affiliate of their holdings of Telewest
                             Convertible Preference shares into new Telewest shares after the Offer has become or been declared unconditional in all respects

"Cox"                        Cox Communications, Inc.

"Cox Affiliate"              Cox U.K. Communications L.P., a limited
                             partnership the partners of which are indirectly wholly owned subsidiaries of Cox

"CREST" the relevant system (as defined in the Regulations) in respect of which CRESTCo is the Operator (as defined in the Regulations)

"CRESTCo"                    CRESTCo Limited

"CREST member"               a person who has been admitted by CRESTCo as a
                             system-member (as defined in the Regulations)

"CREST participant"          a person who is, in relation to CREST, a system-
                             participant (as defined in the Regulations)

"CREST sponsor"              a CREST participant admitted to CREST as a CREST
                             sponsor

"CREST sponsored member"     a CREST member admitted to CREST as a sponsored
                             member

"Depositary"                 The Bank of New York, in its capacity as
                             depositary pursuant to the Amended and Restated
                             Deposit Agreement, dated as of 30 November 1994, as amended as of 2 October 1995, between Telewest, the Bank of New York and owners and beneficial owners of Telewest ADRs issued thereunder

"Disclosure Document"        the document dated 29 June 1998 which accompanies
                             this document

"dollars" or "$"             US dollars

"Eligible Institution"       a financial institution that is a member of the
                             Securities Transfer Agents Medallion Program
                             (STAMP), the Stock Exchange Medallion Program
                             (SEMP) or the New York Stock Exchange, Inc.
                             Medallion Signature Program (MSP).

"Escrow Agent"               Lloyds Bank Registrars (in its capacity as a
                             CREST participant under ID 2RA69)

"Extraordinary General       the extraordinary general meeting of Telewest to
 Meeting" or "EGM"           be held on 28 July 1998 at which resolutions will
                             be proposed, among other things, to approve the Offer and the Pre-emptive Issue

"First Closing Date"         3.00 pm (London time), 10.00 am (New York City
                             time), on 13 August 1998, unless and until Telewest, in its discretion, shall have extended the Offer in accordance with the provisions of the City Code, in which case the term "First
                             Closing Date" shall mean

                                    (viii)
                             the latest time and date at which the Offer, as so extended by Telewest, will expire or, if earlier, the time at which the Offer becomes or is declared unconditional in all respects

"Form of Acceptance"         the form of acceptance, election and authority
                             relating to the Offer for use by all holders of General Cable shares (but not holders of General
                             Cable ADSs) accompanying this document

"General Cable"              General Cable PLC

"General Cable ADRs"         American Depositary Receipts evidencing General
                             Cable ADSs

"General Cable ADSs"         General Cable American Depositary Shares, each
                             representing five General Cable shares

"General Cable ADS
holders"                     holders of General Cable ADSs

"General Cable Group"        General Cable and its subsidiaries and subsidiary
                             undertakings and, where the context so permits, each of them

"General Cable
securities"                  General Cable shares and General Cable ADSs

"General Cable Share
Schemes" the General Cable Limited Approved Executive Share Option Scheme, the General Cable Limited Unapproved Executive Share Option Scheme, the General Cable PLC 1996 Unapproved Executive Share Option Scheme and the General Cable Sharesave Scheme

"General Cable
shareholders"                holders of General Cable shares

"General Cable shares"       the existing issued and fully paid ordinary
                             shares of (Pounds)1 each in the capital of General Cable and any further such shares which are unconditionally allotted or issued on or before the date on which the Offer closes (or such earlier date as Telewest may, subject to the City Code, decide)

"GUHL"                       General Utilities Holdings Limited

"Initial Offer Period"       the period from the date of this document up to
                             and including the time and date the Offer becomes or is declared unconditional in all respects or lapses

"Japan" Japan, its cities, prefectures, territories and possessions

"Letter of Transmittal"      the letter of transmittal relating to the Offer
                             for use by holders of General Cable ADSs

"Listing Rules"              the rules and regulations made by the London
                             Stock Exchange under the Financial Services Act
                             1986, and contained in the London Stock
                             Exchange's publication of the same name

"London Stock Exchange"      London Stock Exchange Limited

"MediaOne"                   MediaOne Group, Inc., known as U S WEST, Inc.
                             prior to its name change on 12 June 1998

                                     (ix)

"MediaOne Affiliates"        MediaOne UK Cable, Inc. and MediaOne Cable
                             Partnership Holdings, Inc.

"member account ID"          the identification code or number attached to any
                             member account in CREST


"Merger" the proposed merger of Telewest and General Cable to be effected pursuant to the Offer

"Merger Agreement"           the agreement relating to the merger of General
                             Cable and Telewest, dated 29 March 1998, between
                             Telewest, General Cable, Vivendi and GUHL

"Mix and Match Election"     the election available to holders of General
                             Cable securities who accept the Offer to vary the proportion of new Telewest securities and cash receivable under the Offer by electing to receive additional new Telewest shares (including for General Cable ADS holders in the form of new
                             Telewest ADSs) or additional cash in respect of all or a designated portion of their holdings of General Cable securities, subject to other holders of General Cable securities making off-setting elections and subject to scaling down on a pro rata basis in the event that elections cannot be satisfied in full

"Nasdaq"                     the Nasdaq National Market

"new Telewest ADSs"          American Depositary Shares of Telewest to be
                             issued pursuant to the Offer and the Pre-emptive
                             Issue, each representing ten new Telewest shares

"new Telewest
securities"                  new Telewest shares and new Telewest ADSs

"new Telewest shares"        new ordinary shares of 10 pence each in the
                             capital of Telewest to be issued pursuant to the Offer, the Pre-emptive Issue and the Conversion

"Noon Buying Rate"           the noon buying rate in New York City for cable
                             transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York

"Notice of Guaranteed        the notice of guaranteed delivery relating to the
 Delivery"                   Offer for use by holders of General Cable ADSs

"NTL"                        NTL Incorporated

"Offer" the recommended offer made by Schroders on behalf of Telewest to acquire all of the General Cable shares (including General Cable shares evidenced by General Cable ADSs) on the terms and subject to the conditions set out in this document and the Acceptance Forms (including, where the context so requires or permits, any subsequent revision, variation, extension or renewal thereof)

"Offer Document"             this document including the Appendices

"Official List"              The Official List of the London Stock Exchange



                                      (x)

"Panel"                      The Panel on Takeovers and Mergers

"participant ID"             the identification code or membership number used
                             in CREST to identify a particular CREST member or other CREST participant

"Pre-emptive Issue"          the issue, by way of open offer, of 260,665,436
                             new Telewest shares to Qualifying Telewest securityholders

"Proposed Directors"         MJC Villaneau and WA Rice

"Qualifying Telewest         holders of Telewest securities whose names appear
 securityholders"            on the register of members of Telewest or the
                             Telewest ADS register, as appropriate, on the Record Date (except for certain non-US overseas holders)

"Receiving Agent"            Lloyds Bank Registrars


"Record Date"                the record date for the Pre-emptive Issue, being,
                             in the case of Telewest shares and Telewest
                             Convertible Preference shares 5.00 pm (London time) on 23 June 1998 and, in the case of Telewest ADSs, 5.00 pm (New York City time) on 2
                             July 1998

"Regulations"                the Uncertificated Securities Regulations 1995

"Relationship Agreement"     an amended and restated agreement, dated as of 15
                             April 1998, between MediaOne International
                             Holdings Inc., the MediaOne Affiliates, TINTA, the TINTA Affiliate, Cox, the Cox Affiliate, SBC, the SBC Affiliate and Telewest

"Registration Statement"     the Registration Statement on Form S-4 relating
                             to the Offer, filed by Telewest with the SEC under the US Securities Act, of which this document and the Disclosure Document each form a part

"SBC"                        SBC Communications, Inc.

"SBC Affiliate"              Southwestern Bell International Holdings (UK-1)
                             Corporation

"Schroders"                  J. Henry Schroder & Co. Limited

"SEC"                        the US Securities and Exchange Commission

"Subscription Agreement"     an agreement, dated as of 15 April 1998, between
                             Telewest, TINTA, MediaOne and Cox pursuant to which TINTA, MediaOne and Cox have undertaken to subscribe for their full entitlement for new
                             Telewest shares under the Pre-emptive Issue and to subscribe in accordance with the specific provisions thereof, for any new Telewest shares offered to but not subscribed for by other
                             Qualifying Telewest securityholders under the
                             Pre-emptive Issue

"Subsequent Offer
Period" the period following the expiry of the Initial Offer Period during which the Offer remains open for acceptance

"TW Holdings"                TW Holdings LLC which currently directly owns the
                             Telewest shares and the Telewest Convertible
                             Preference shares beneficially owned by the MediaOne Affiliates and the TINTA Affiliate

                                     (xi)

"TINTA"                      Tele-Communications International, Inc.

"TINTA Affiliate"            United Artists Programming--Europe, Inc.

"Telewest"                   Telewest Communications plc

"Telewest ADRs"              American Depositary Receipts evidencing Telewest
                             ADSs

"Telewest ADSs"              American Depositary Shares of Telewest, each
                             representing ten Telewest shares

"Telewest Convertible        convertible preference shares of 10 pence each in
 Preference shares"          the capital of Telewest which are convertible
                             into Telewest shares on the basis of one Telewest share for every Telewest Convertible Preference share

"Telewest Group"             Telewest and its subsidiaries and subsidiary
                             undertakings and, where the context so permits, each of them

"Telewest securities"        Telewest shares, Telewest Convertible Preference
                             shares and Telewest ADSs

"Telewest shareholders"      holders of Telewest shares

"Telewest shares"            ordinary shares of 10 pence each in the capital
                             of Telewest

"Telewest Share Schemes"     the Telewest 1995 Restricted Share Scheme, the
                             Telewest 1995 Share Participation Scheme, the
                             Telewest 1995 (No.1) Executive Share Option
                             Scheme, the Telewest 1995 (No.2) Executive Share
                             Option Scheme, the Telewest 1995 Sharesave
                             Scheme, the Telewest Long Term Incentive Plan and the Telewest Equity Participation Plan

"TFE instruction"            a transfer from escrow instruction (as defined by
                             the CREST Manual issued by CRESTCo)

"TTE instruction"            a transfer to escrow instruction (as defined by
                             the CREST Manual issued by CRESTCo)

"UK"                         the United Kingdom of Great Britain and Northern
                             Ireland

"UK GAAP"                    UK generally accepted accounting principles

"uncertificated" or "in      recorded on the register of members of General
 uncertificated form"        Cable as being held in uncertificated form in
                             CREST and title to which, by virtue of the Regulations, may be transferred by means of CREST

"US" the United States of America, its territories and possessions, any state of the United States and the District of Columbia

"US Business Days"           any day other than Saturday, Sunday or a Federal
                             holiday in the US, and consists of the time period from 12.01 am to 12.00 midnight, New York
                             City time

"US Depositary"              The Bank of New York, in its capacity as US
                             Depositary

                                     (xii)

"US Exchange Act"            the United States Securities Exchange Act of
                             1934, as amended, and the rules thereunder

"US Securities Act"          the United States Securities Act of 1933, as
                             amended, and the rules thereunder

"US GAAP"                    US generally accepted accounting principles

"Vivendi"                    Vivendi S.A., formerly known as Compagnie
                             Generale des Eaux S.A. prior to its name change in May 1998

For the purposes of this document, "subsidiary", "subsidiary undertaking", "holding company" and "associated undertaking" have the respective meanings given by the Companies Act.

This document and the accompanying Disclosure Document present certain translations of certain sterling amounts in dollars at specified rates. These translations should not be construed as representations that the sterling amounts actually represent such dollar amounts or could be converted into dollars at the rate indicated or at any other rate.

                                    (xiii)

                      [LOGO OF GENERAL CABLE APPEARS HERE]

                                                              29 June 1998

     To holders of General Cable securities and, for information only, to participants in the
                          General Cable Share Schemes

Dear Sir or Madam

                       RECOMMENDED MERGER WITH TELEWEST

INTRODUCTION

It was announced on 15 April 1998 that your Board and the Board of Telewest had agreed the terms of a proposed merger to be effected by a recommended offer to be made by Schroders on behalf of Telewest for General Cable.

This letter sets out the background to the Offer and the reasons why your Board, which has been advised by BT Wolfensohn (who have taken into account the commercial assessments of the Directors of General Cable), is recommending that all holders of General Cable securities accept it.

The formal Offer, and the action you should take in order to accept it, is set out in the letter from Schroders on pages 5 to 30 of this document. The Offer is conditional on, among other things, the approval of Telewest shareholders at an Extraordinary General Meeting to be held on 28 July 1998 and on the listing of the new Telewest shares (issued pursuant to the Offer and the Pre-emptive Issue) on the London Stock Exchange and the quotation of the new Telewest ADSs (issued pursuant to the Offer and the Pre-emptive Issue) on Nasdaq.

General Cable has also undertaken to sell its shares in Birmingham Cable to Telewest for (Pounds)100 million in cash, if so requested by Telewest, subject first to complying with the pre-emption provisions contained in the Articles of Association of Birmingham Cable. Further details of this arrangement are set out in "Part I--Section One--The Merger and Related Matters--Birmingham Cable and Cable London" of the Disclosure Document.

THE OFFER

The Offer is being made on the following basis:

   FOR EACH GENERAL CABLE SHARE  1.243 NEW TELEWEST SHARES AND 65 PENCE IN CASH
   FOR EACH GENERAL CABLE ADS    6.215 NEW TELEWEST SHARES AND 325 PENCE IN CASH


Based on Telewest's closing share price of 159 pence on 24 June 1998 (the latest practicable date prior to the publication of this document), the Offer values each General Cable share at approximately 262.6 pence, each General Cable ADS at approximately $21.91 (based on an exchange rate of (Pounds)1 = $1.6683, the Noon Buying Rate on that date) and the whole of General Cable's issued share capital, fully diluted for the exercise of all outstanding options, at approximately (Pounds)974 million. This represents a premium of 141% to General Cable's share price at the close of business on 20 February 1998, the last business day in London prior to the announcement by General Cable that it was in discussions which might lead to an offer, and a premium of 147% to General Cable's ADS price at the close of business on 19 February 1998, the last day on which there was dealing in General Cable ADSs in New York prior to the announcement by General Cable that it was in discussions which might lead to an offer.

                               GENERAL CABLE PLC
 37 OLD QUEEN STREET LONDON SW1H 9JA TELEPHONE 0171 393 2828 FAX 0171 393 2800

 REGISTERED IN ENGLAND NO 2369824 REGISTERED OFFICE 37 OLD QUEEN STREET LONDON
                                   SW1H 9JA

Holders of General Cable ADSs will receive their cash in the form of US dollars and their entitlement to new Telewest shares in the form of new Telewest ADSs (each new Telewest ADS representing ten new Telewest shares) unless they elect to receive cash in pounds sterling and new Telewest shares as set out above.

THE MIX AND MATCH ELECTION

Holders of General Cable securities who validly accept the Offer within the relevant time period may utilise a Mix and Match Election whereby they may elect to vary the proportion of new Telewest securities and cash receivable under the Offer by electing to receive either all new Telewest shares (including for General Cable ADS holders in the form of new Telewest ADSs) or all cash in respect of all or a designated portion of their holdings of General Cable securities, subject to other holders of General Cable securities making off-setting elections. To the extent that elections cannot be satisfied as a result of such off-setting elections, entitlements to cash and new Telewest securities in excess of the Basic Terms will be scaled down on a pro rata basis.

Further information on the Mix and Match Election can be found in paragraph 4 of the letter from Schroders and in paragraph 4 of Part B of Appendix I to this document.

UNDERTAKINGS TO ACCEPT THE OFFER

GUHL, a subsidiary of Vivendi, has irrevocably undertaken to accept the Offer in respect of its registered holding of 146,785,916 General Cable shares, representing approximately 40.2% of General Cable's issued share capital.

MANAGEMENT AND EMPLOYEES

Mr WA Rice and Mr MJC Villaneau, who are members of your Board, will be appointed to the Board of Telewest upon completion of the Merger. Telewest also intends to appoint an executive member of the General Cable Board as a Director of Telewest if terms are agreed with the appropriate individual.

Telewest has given assurances that existing employment rights, including pension rights, of employees of General Cable and its subsidiaries will be fully safeguarded.

TAXATION

Your attention is drawn to paragraph 19 of the letter from Schroders, headed "Taxation" set out below. If you are in any doubt as to your own tax position you should consult your independent professional adviser immediately.

GENERAL CABLE SHARE SCHEMES

The Offer will extend to any General Cable shares issued or unconditionally allotted before the date on which the Offer closes (or such earlier date as Telewest may, subject to the City Code, decide). As part of the Offer, holders of options under the General Cable Share Schemes will, in due course be offered appropriate proposals, as an alternative to exercising their options, which will include both cash cancellation and roll-over alternatives. These proposals will be made subsequent to, or conditional upon, the Offer becoming or being declared unconditional in all respects.

GENERAL CABLE UNAUDITED RESULTS FOR THE THREE MONTHS ENDED 31 MARCH 1998

On 17 June 1998 General Cable announced its unaudited results for the three months ended 31 March 1998. General Cable had a consolidated loss on ordinary activities before taxation of (Pounds)12.2 million (three months ended 31 March 1997: (Pounds)11.9 million) on revenue of (Pounds)32.0 million (three months ended 31 March 1997: (Pounds)22.5 million). Consolidated net assets at 31 March 1998 were (Pounds)190.8 million (at 31 March 1997: (Pounds)274.7 million). The full text of the announcement is included in the Disclosure Document.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE DIRECTORS OF GENERAL CABLE, WHO HAVE BEEN SO ADVISED BY BT WOLFENSOHN, THEIR FINANCIAL ADVISER, CONSIDER THE TERMS OF THE OFFER TO BE FAIR AND REASONABLE. IN PROVIDING ADVICE TO THE DIRECTORS OF GENERAL CABLE, BT WOLFENSOHN HAS TAKEN INTO ACCOUNT THE GENERAL CABLE DIRECTORS' COMMERCIAL ASSESSMENTS.

THE DIRECTORS OF GENERAL CABLE UNANIMOUSLY RECOMMEND HOLDERS OF GENERAL CABLE SECURITIES TO ACCEPT THE OFFER AS THEY INTEND TO DO IN RESPECT OF THEIR OWN BENEFICIAL HOLDINGS.

In reaching their conclusions, the Directors of General Cable considered a number of factors including, but not limited to, the following:

(i) their knowledge of the business of General Cable, including its financial condition, results of operations and prospects, and the current and anticipated developments in General Cable's industry;

(ii) the significant structural changes and the trend towards consolidation in the UK cable industry, and the potential commercial benefits available to General Cable and Telewest from consolidation, principally economies of scale, increased purchasing power and operational efficiency;

(iii) the strategic fit between Telewest and General Cable, which would strengthen the Combined Group's position as a leading provider of voice, video and data services, and the view that the Combined Group would be better placed to benefit from the greater scale of its operations and would have a stronger competitive position than either of its constituent companies;

(iv) the detailed terms and conditions of the Offer and the Merger Agreement, including, among other things, the fact that the Offer was subject to certain pre-conditions and is subject to a minimum acceptance condition, as well as the approval of Telewest shareholders in respect of the Offer and the Pre-emptive Issue;

(v) the premium represented by the consideration under the Offer over the historical market prices of the General Cable shares and General Cable ADSs prior to 23 February 1998, the day General Cable announced that it was in discussions which might lead to an offer, as further discussed under "Advice of General Cable's Financial Adviser" in Appendix IV;

(vi) the fact that GUHL beneficially owns 40.2% of the outstanding General Cable shares and has irrevocably undertaken to accept the Offer pursuant to the terms of the Merger Agreement;

(vii) the receipt by General Cable of an irrevocable undertaking from four major shareholders, who control approximately 73% of Telewest's voting share capital, to vote (to the extent permitted under applicable law or under the City Code or the Listing Rules) in favour of all resolutions to be proposed at the Extraordinary General Meeting of Telewest in connection with the Offer;

(viii) the proposed composition of Telewest's management and the Board of Directors;

(ix) the fact that, as a consequence of NTL's proposed merger with Comcast, Telewest will have the right following completion of such merger, pursuant to a co-ownership agreement with Comcast, to acquire Comcast's holding of shares in Birmingham Cable (including, unless otherwise agreed between Comcast and Telewest, any shares in Birmingham Cable to be sold by General Cable to Comcast) and, pursuant to Cable London's Articles of Association, to acquire Comcast's holding of shares in Cable London;

(x) the fact that the Board received an indicative proposal from another bidder, and that such other proposal (a) required similar exclusivity agreements and irrevocable undertakings on the part of Vivendi to those required by Telewest, (b) would determine the overall exchange ratio of the other bidder's shares and cash offered in respect of each General Cable share by reference to the average market price of the other bidder's securities immediately prior to posting of an offer document, whereas the Offer had already fixed the overall exchange ratio of Telewest shares and cash offered in respect of each General Cable share (allowing for off-setting elections made under the Mix and Match Election), and accordingly, holders of General Cable securities would have the opportunity to benefit from any increase in the value of Telewest shares since 15 April 1998, the date of the announcement of the Offer, as opposed to the time immediately prior to posting and (c) did not contemplate a listing of such bidder's shares on the London Stock Exchange, thereby restricting liquidity in such bidder's shares which were to be issued as part of the consideration under the other proposal;

(xi) presentations by BT Wolfensohn examining the consideration to be received by holders of General Cable securities in respect of the Offer and the indicative proposal referred to in paragraph (x) above, including a comparison of the historic and potential performance of each bidder's securities;

(xii) presentations made by BT Wolfensohn in connection with the Offer, and its advice that the terms of the Offer are fair and reasonable (which advice was provided by BT Wolfensohn after taking into account the General Cable Directors' commercial assessments), as described in "Advice of General Cable's Financial Adviser" in Appendix IV;

(xiii) the opportunity for the shareholders of General Cable to maintain an investment in the telecommunications industry by receiving Telewest shares or Telewest ADSs in addition to the cash element of the consideration under the Offer;

(xiv) the fact that there can be no assurance as to the level of growth or profits to be attained by Telewest in the future, or as to the ability of Telewest to integrate General Cable or to respond to future regulatory, competitive and technological developments; and

(xv) the possible impact of the merger on General Cable's employees, customers and creditors.

The Board of Directors considered each of the factors listed above during the course of their deliberations prior to resolving to recommend the Offer. In view of the wide variety of factors considered, the Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in making their determination.

ADVICE OF GENERAL CABLE'S FINANCIAL ADVISER

Please refer to Appendix IV for a summary of the advice received by General Cable from BT Wolfensohn, its financial adviser.

ACTION TO BE TAKEN TO ACCEPT THE OFFER

THE PROCEDURE FOR ACCEPTANCE OF THE OFFER IS SET OUT ON PAGES 20 TO 28 OF THIS DOCUMENT. COMPLETED ACCEPTANCE FORMS SHOULD BE RETURNED IN ACCORDANCE WITH THE INSTRUCTIONS THEREIN AS SOON AS POSSIBLE AND, IN ANY EVENT, BY 3.00 PM (LONDON
TIME), 10.00 AM (NEW YORK CITY TIME) ON 13 AUGUST 1998.

                               Yours faithfully

                              Sir Anthony Cleaver
                                   Chairman

                     [LOGO OF SCHRODERS APPEARS HERE]

                                                               29 June 1998

      To holders of General Cable securities and, for information only, to participants in the General Cable Share Schemes

Dear Sir or Madam

                      MERGER OF TELEWEST AND GENERAL CABLE

1. INTRODUCTION

On 15 April 1998 the Boards of Telewest and General Cable announced that they had agreed the terms of a proposed merger to be effected by a recommended offer for General Cable to be made by Schroders on behalf of Telewest. This letter sets out the formal offer for your General Cable securities.

The Offer is conditional on, among other things, the approval of Telewest shareholders at an Extraordinary General Meeting to be held on 28 July 1998 and on the listing of the new Telewest shares issued pursuant to the Offer and the Pre-emptive Issue on the London Stock Exchange and the quotation of the new Telewest ADSs issued pursuant to the Offer and the Pre-emptive Issue on Nasdaq.

YOUR ATTENTION IS DRAWN TO THE LETTER FROM THE CHAIRMAN OF GENERAL CABLE, SET OUT ON PAGES 1 TO 4, WHICH STATES THAT THE DIRECTORS OF GENERAL CABLE CONSIDER THE TERMS OF THE OFFER TO BE FAIR AND REASONABLE AND UNANIMOUSLY RECOMMEND YOU TO ACCEPT IT.

THE PROCEDURE FOR ACCEPTANCE IS SET OUT IN PARAGRAPH 22 OF THIS LETTER. ACCEPTANCES SHOULD BE RECEIVED AS SOON AS POSSIBLE BUT IN ANY EVENT BY NOT LATER THAN 3.00 PM (LONDON TIME), 10.00 AM (NEW YORK CITY TIME), ON 13 AUGUST 1998.

2. IRREVOCABLE UNDERTAKINGS

GUHL, a subsidiary of Vivendi, has irrevocably undertaken to accept the Offer in respect of its registered holding of 146,785,916 General Cable shares, representing approximately 40.2% of General Cable's issued share capital.

3. THE OFFER

On behalf of Telewest, Schroders hereby offers to acquire, on the terms and subject to the Conditions set out or referred to in this document and in the relevant Acceptance Form, all of the General Cable securities on the following basis:

   FOR EACH GENERAL CABLE SHARE  1.243 NEW TELEWEST SHARES AND 65 PENCE IN CASH
   FOR EACH GENERAL CABLE ADS    6.215 NEW TELEWEST SHARES AND 325 PENCE IN CASH

Holders of General Cable securities are also offered the opportunity, by way of the Mix and Match Election, to vary the proportions in which they receive new Telewest securities and cash by electing to receive either all new Telewest shares (including for General Cable ADS holders, in the form of new Telewest
ADSs) or all cash in respect of all or a designated portion of their holdings of General Cable securities, subject to other holders of General Cable securities making offsetting elections and subject to scaling down on a pro rata basis in the event that elections cannot be satisfied in full. Further details are

--------------------------------------------------------------------------------
Regulated by SFA                                 J. HENRY SCHRODER & CO. LIMITED
                                                  120 Cheapside, London EC2V 6DS
                                              Registered office at above address
                                                Registered number 532081 England
set out in paragraph 4 below. Holders of General Cable ADSs will receive their cash in the form of US dollars and their entitlement to new Telewest shares in the form of new Telewest ADSs (each new Telewest ADS representing ten new Telewest shares) unless they elect to receive cash in pounds sterling and new Telewest shares as set out above.

Based on Telewest's closing share price of 94.5 pence on 27 March 1998 (the last dealing day in London prior to the announcement by General Cable that it was in advanced discussions which might lead to an offer by Telewest and the possible terms of such an offer) the Offer values the entire issued share capital of General Cable, fully diluted for the exercise of all outstanding options, at approximately (Pounds)677 million and values each General Cable share at approximately 182 pence and each General Cable ADS at approximately $15.35 (based on an exchange rate of (Pounds)1 = $1.6825 being the Noon Buying Rate on 27 March 1998).

Based on Telewest's closing share price of 159 pence on 24 June 1998 (the latest practicable date prior to the publication of this document), the Offer values each General Cable share at approximately 262.6 pence, each General Cable ADS at approximately $21.91 (based on an exchange rate of (Pounds)1 = $1.6683, the Noon Buying Rate on that date) and the whole of General Cable's issued share capital, fully diluted for the exercise of all outstanding options, at approximately (Pounds)974 million. This represents a premium of 141% to General Cable's share price at the close of business on 20 February 1998, the last business day in London prior to the announcement by General Cable that it was in discussions which might lead to an offer, and a premium of 147% to General Cable's ADS price at the close of business on 19 February 1998, the last day on which there was dealing in General Cable ADSs in New York prior to the announcement by General Cable that it was in discussions which might lead to an offer.

Further details of the financial effects of acceptance of the Offer are set out in Appendix II.

4. THE MIX AND MATCH ELECTION

Holders of General Cable securities who validly accept the Offer within the relevant time period may utilise a Mix and Match Election whereby they may elect to vary the proportion of new Telewest securities and cash receivable under the Offer by electing to receive either all new Telewest shares (including for General Cable ADS holders in the form of new Telewest ADSs) or all cash in respect of all or a designated portion of their holdings of General Cable securities, subject to other holders of General Cable securities making off-setting elections. To the extent that elections cannot be satisfied as a result of such off-setting elections, entitlements to cash and new Telewest securities in excess of the Basic Terms will be scaled down on a pro rata basis.

THE MIX AND MATCH ELECTION WILL REMAIN OPEN UNTIL 3.00 PM (LONDON TIME), 10.00 AM (NEW YORK CITY TIME) ON THE DATE FALLING FIVE CALENDAR DAYS AFTER THE DATE ON WHICH THE OFFER BECOMES OR IS DECLARED UNCONDITIONAL IN ALL RESPECTS. ONLY HOLDERS OF GENERAL CABLE SECURITIES WHO VALIDLY ACCEPT THE OFFER BY THAT DATE MAY MAKE MIX AND MATCH ELECTIONS. HOLDERS OF GENERAL CABLE SECURITIES WHO ACCEPT AFTER THAT DATE AND HOLDERS OF GENERAL CABLE SECURITIES WHOSE SHARES (INCLUDING THOSE REPRESENTED BY GENERAL CABLE ADSS) ARE ACQUIRED IN THE COMPULSORY ACQUISITION (SHOULD TELEWEST RECEIVE SUFFICIENT ACCEPTANCES TO ENABLE IT TO ENACT THE COMPULSORY ACQUISITION PROCEDURES) WILL RECEIVE THE BASIC TERMS OF THE OFFER.

Holders of General Cable securities who make Mix and Match Elections will not know the exact number of new Telewest securities or the amount of cash which they will receive until they receive settlement of the consideration under the Offer. However, an announcement will be made, shortly after the Mix and Match Election closes, of the approximate extent to which Mix and Match Elections will be satisfied.

To the extent that elections can be satisfied, General Cable shareholders will receive cash instead of new Telewest shares and vice versa at a rate of 149 pence per new Telewest share, being the closing share price of a Telewest share on 24 June 1998 (the latest practicable day prior to publication of this document) as adjusted for the value attributable to the right of Qualifying Telewest securityholders to subscribe for new Telewest shares under the Pre-emptive Issue. Similarly, holders of General Cable ADSs will receive cash instead of new Telewest ADSs and vice versa at a rate of (Pounds)14.90 per new Telewest ADS, being such closing share price multiplied by ten. In respect of such ADS holders, the US Depositary will arrange for such amount to be translated to US dollars at the exchange rate obtained by the US Depositary on or about the date the cash consideration is made available to the US Depositary for delivery to holders of the General Cable ADS.

Holders of General Cable securities who wish to make a Mix and Match Election should specify, in the case of General Cable shareholders, the number of General Cable shares for which they wish to receive all cash or all new Telewest shares and, in the case of General Cable ADS holders, the number of General Cable ADSs for which they wish to receive all cash or all new Telewest ADSs, in each case by completing the relevant boxes on the Acceptance Form. Holders of General Cable securities who do not make a Mix and Match Election will be entitled to the Basic Terms of the Offer. In no event will any exercise of Mix and Match Elections affect the entitlements of holders of General Cable securities to the extent that they do not make a Mix and Match Election.

Further information on the Mix and Match Election is set out in paragraph 4 of Part B of Appendix I to this document.

5. THE PRE-EMPTIVE ISSUE

To fund the cash element of the Offer, Telewest proposes to make a pre-emptive issue, by way of an open offer, to Qualifying Telewest securityholders inviting them to subscribe for new Telewest securities. MediaOne, TINTA and Cox (the "Subscribers" and each a "Subscriber") have, pursuant to the Subscription Agreement, each undertaken to subscribe for their full entitlement to new Telewest shares under the Pre-emptive Issue and have also undertaken to subscribe for any remaining new Telewest shares not subscribed for by other Qualifying Telewest securityholders.

Telewest cannot revise the financial terms of the Offer without the prior written consent of each Subscriber, and must obtain the written consent of two of the three Subscribers to (i) extend the first closing date of the Offer beyond 13 August 1998, (ii) extend the Offer (unless it has by then been declared or become unconditional in all respects), (iii) reduce the percentage of acceptances required under the Acceptance Condition or (iv) waive or vary any other Condition if the Panel has consented to Telewest invoking that Condition. Telewest has also agreed to approach the Panel for consent to invoke a Condition if a Subscriber so requests, and to indemnify each Subscriber against any loss, liability or cost which it suffers as a result of entering into or performing its obligations under the Subscription Agreement save where such loss, liability or cost arises from a breach of the Subscription Agreement by such Subscriber, or the loss in value of the shares allotted pursuant to the Subscription Agreement to that Subscriber.

The Pre-emptive Issue will be made on the basis of 13 new Telewest shares for every 71 Telewest shares or Telewest Convertible Preference shares and 130 new Telewest shares for every 71 Telewest ADSs held on the Record Date. Approximately 261 million new Telewest shares are to be issued under the Pre-emptive Issue at a price of 92.5 pence per share (being the Telewest share price shortly before the announcement on 29 March 1998 that Telewest and General Cable were in detailed discussions which might lead to an offer). The Pre-emptive Issue is expected to raise approximately (Pounds)240 million (net of expenses solely attributable to the Pre-emptive Issue). Completion of the Pre-emptive Issue is conditional upon, among other things, the approval of Telewest shareholders and the Offer having become or been declared unconditional in all respects.

The new Telewest shares and new Telewest ADSs issued pursuant to the Pre-emptive Issue will rank pari passu in all respects with the existing Telewest shares and existing Telewest ADSs respectively, including the right to receive all dividends and other distributions declared with a record date after the date of issue of such securities.

6. THE CONVERSION

TINTA, MediaOne, Cox and SBC have stated their intention to convert all or as many as possible of the Telewest Convertible Preference shares currently beneficially held by them into new Telewest shares following the issue of new Telewest shares pursuant to the Offer and the Pre-emptive Issue to minimise the dilution of their voting interests in Telewest following completion of the Merger. Except in certain limited circumstances, under the terms of issue of the Telewest Convertible Preference shares, such shares may only be converted into Telewest shares if, following conversion, at least 25% of the Telewest shares then in issue will be held by "the public" for the purposes of the Listing Rules. Under the Relationship Agreement, however, Telewest has agreed to allow conversion of Telewest Convertible Preference shares held by the MediaOne Affiliates, the TINTA Affiliate and/or the Cox Affiliate to the extent necessary to ensure that TW Holdings maintains an interest of not less than 50.1% of the Telewest shares in issue following the Offer and the Pre-emptive Issue overriding the requirement that 25% of Telewest shares are held by "the public". See "Part II--Summary of Revised Shareholder Arrangements" below.

  The holding of the "public" (in accordance with the Listing Rules) in Telewest following the Merger, the Pre-emptive Issue and Conversion will depend, among other things, on the number of new Telewest shares subscribed for by Qualifying Telewest securityholders (other than the Subscribers) in the Pre-emptive Issue, the level of acceptances of the Offer, the nature of elections made under the Mix and Match Election and the extent to which Telewest Convertible Preference shares are converted. Telewest believes that immediately following completion of the Merger, and assuming full acceptance of the Offer, and no purchase of either Telewest securities or General Cable securities by TINTA, MediaOne, Cox, SBC or Vivendi save as pursuant to the Pre-emptive Issue, the aggregate holding of Telewest shares of persons other than TINTA, MediaOne, Cox, SBC and Vivendi will not fall below 25%. Depending upon the factors listed above, a number of Telewest Convertible Preference shares may remain in issue following completion of the Merger.

7. BIRMINGHAM CABLE

General Cable has undertaken to sell its shares in Birmingham Cable to Telewest for (Pounds)100 million in cash, if so required by Telewest, subject to first complying with the pre-emption provisions contained in the Articles of Association of Birmingham Cable. Further details of this arrangement are set out in "Part I--Section One--The Merger and Related Matters--Birmingham Cable and Cable London" of the Disclosure Document.

8. FURTHER DETAILS OF THE OFFER

Your attention is drawn to the Conditions and further terms of the Offer set out in Appendix I below. The following summary of certain of the terms of and Conditions to the Offer is subject to and qualified in its entirety by reference to Appendix I below.

The Offer is conditional, among other things, on its approval by Telewest shareholders. An Extraordinary General Meeting of Telewest has been convened for 28 July 1998 for the purpose of seeking the necessary approvals from Telewest shareholders. The Directors of Telewest have recommended that Telewest shareholders vote in favour of the resolutions to be proposed at the Extraordinary General Meeting, as they intend to do in respect of their own beneficial shareholdings. MediaOne, TINTA, Cox and SBC have also undertaken to General Cable to procure that members of their groups holding Telewest shares vote (to the extent permitted by applicable law) in favour of all resolutions to be proposed at the Extraordinary General Meeting.

The Offer is also conditional on valid acceptances being received (and not, where permitted, withdrawn) by 3.00 pm (London time), 10.00 am (New York City time) on 13 August 1998 (or such later date as Telewest may, in accordance with the provisions of the City Code, decide) in respect of not less than 90% of the General Cable shares (including General Cable shares represented by General Cable ADSs) to which the Offer relates (the "90% threshold"), or such lesser percentage as Telewest may decide, provided that such Condition (the "Acceptance Condition") shall not be satisfied unless Telewest shall have acquired or agreed to acquire, whether pursuant to the Offer or otherwise, General Cable shares (including General Cable shares represented by General Cable ADSs) carrying in the aggregate more than 50% of the voting rights then exercisable at general meetings of General Cable and provided further that the Acceptance Condition shall be capable of being satisfied only at a time when all other Conditions have been satisfied, fulfilled or, where practicable, waived. If the 90% threshold is satisfied before the Offer becomes or is declared unconditional in all respects, this Condition (subject to any permitted reduction in the acceptance threshold) must continue to be satisfied on the actual date the Offer becomes or is declared unconditional in all respects, by reference to the facts then subsisting.

Telewest may reduce the percentage of General Cable shares (including General Cable shares represented by General Cable ADSs) required to satisfy the Acceptance Condition. At least five US Business Days prior to any such reduction, Telewest will announce that it has reserved the right so to reduce the acceptance level under the Acceptance Condition. Telewest will not make such an announcement unless it believes there is a significant possibility that sufficient acceptances of the Offer will be received to permit the Acceptance Condition to be satisfied at such reduced level. Holders of General Cable securities who are not willing to accept the Offer if the Acceptance Condition is reduced below the 90% level should either not accept the Offer until the Offer becomes or is declared unconditional in all respects or be prepared to withdraw their acceptances promptly following an announcement by Telewest of its reservation of the right to reduce the acceptance level under the Acceptance Condition.

At the conclusion of the Initial Offer Period, the Offer will be extended for a Subsequent Offer Period of at least 14 calendar days. Holders of General Cable securities will have the right to withdraw their acceptances of the Offer during the Initial Offer Period, but not during the Subsequent Offer Period, except in certain limited circumstances. Telewest reserves the right (but will not be obliged) at any time to extend the time and date for fulfilment of the Acceptance Condition, provided that Telewest may not extend the Initial Offer Period beyond 28 August 1998 without the consent of the Panel. Telewest reserves the right, if appropriate, to seek the Panel's approval to extend the final date for expiry of the Acceptance Condition to 18 September 1998, or such later date as the Panel may agree.

If all of the Conditions are satisfied, fulfilled or, where permitted, waived within the time permitted, payment for General Cable securities which have been assented to the Offer will be made as provided in paragraph 24 ("Settlement") below.

If the Offer becomes or is declared unconditional in all respects and Telewest acquires or contracts to acquire, pursuant to the Offer or otherwise, at least 90% of General Cable shares (including General Cable shares represented by the General Cable ADSs) to which the Offer relates, it will be entitled to and intends to acquire the remaining General Cable shares (including General Cable shares represented by General Cable ADSs) on the same terms as the Offer pursuant to and subject to sections 428 to 430F (inclusive) of the Companies Act. See paragraph 8 of Appendix III to this document ("The Compulsory Acquisition").

The General Cable securities which are the subject of the Offer will be acquired fully paid and free from all liens, charges, equitable interests, encumbrances, rights of pre-emption and other third party rights or interests of any nature whatsoever and together with all rights now or hereafter attached thereto, including the right to receive and retain all dividends and other distributions declared, made or paid after 15 April 1998.

Whether or not Telewest is in a position to effect the Compulsory Acquisition and irrespective of the size of any outstanding minority in General Cable, Telewest intends to seek to procure, after the Offer becomes or is declared unconditional in all respects, an application by General Cable to the London Stock Exchange for General Cable to be delisted and an application by General Cable to Nasdaq for General Cable ADSs to be delisted.

9. THE NEW TELEWEST SECURITIES

The new Telewest shares issued pursuant to the Offer will be credited as fully paid and will rank pari passu in all respects with the existing Telewest shares and the new Telewest shares to be issued pursuant to the Pre-emptive Issue and the Conversion, including the right to receive all dividends and other distributions declared with a record date after the date of issue of such shares. The new Telewest ADSs will rank pari passu in all respects with existing Telewest ADSs and the new Telewest ADSs to be issued pursuant to the Pre-emptive Issue, including the right to receive all distributions made by the Depositary with a record date after the date of issue of such ADSs relating to distributions on deposited new Telewest shares.

Telewest has filed with the SEC a Registration Statement on Form S-4 in respect of the new Telewest shares and new Telewest ADSs to be issued pursuant to the Offer. This document and the accompanying Disclosure Document together constitute the Offer to Purchase/Prospectus for US law purposes only and comprise a part of such S-4 Registration Statement.

Application has been made to the London Stock Exchange for the new Telewest shares to be admitted to the Official List. It is expected the listing will become effective and that dealings, for normal settlement, will commence on the London Stock Exchange in the new Telewest shares on the first dealing day following the day on which the Offer becomes or is declared unconditional in all respects (save only for the admission of such shares to the Official List becoming effective). In relation to new Telewest shares issued in certificated form, temporary documents of title will not be issued pending the despatch by post of definitive certificates for such new Telewest shares in accordance with the terms of the Offer. Pending the issue of definitive certificates of such new Telewest shares, transfers of new Telewest shares will be certified against the registers held by the Receiving Agent. However, since holders of General Cable shares who make Mix and Match elections will not know the exact number of new Telewest shares which they will receive until they receive settlement of consideration under the Offer, such holders should consult the Receiving Agent on telephone number 01903 702767 before dealing before that time.

Notice will be given for the new Telewest ADSs to be approved for quotation on Nasdaq. It is anticipated that transactions in the new Telewest ADSs on Nasdaq will commence (other than for holders of General Cable ADSs who make Mix and Match elections) when dealings, for normal settlement, commence on the London Stock Exchange in the new Telewest shares.

Fractions of new Telewest shares will not be allotted or issued to holders of General Cable shares who accept the Offer (including such holders who are deemed to accept the Offer) but will be aggregated and sold in the market and the net proceeds of sale will not be paid to such shareholders but will be retained for the benefit of the Combined Group. Fractions of new Telewest ADSs will not be allotted to accepting holders of General Cable ADSs (including such holders who are deemed to accept the Offer) but will be aggregated by the Depositary and sold in the market on behalf of such accepting holders and the proceeds, net of any expenses, will be paid in cash to those entitled thereto. However, individual cash entitlements in amounts of less than (Pounds)3.00
(net) will not be paid but will be retained for the benefit of the Combined
Group.

10. INFORMATION ON TELEWEST

A description of Telewest and its activities is set out in "Part I--Section Two--Information on Telewest" of the Disclosure Document.

11. INFORMATION ON GENERAL CABLE

A description of General Cable and its activities is set out in "Part I-- Section Three--Information on General Cable" of the Disclosure Document.

12. BACKGROUND TO THE OFFER

During the past few years, the directors and officers of Telewest and representatives of TINTA, MediaOne, SBC and Cox, have from time to time engaged in preliminary discussions with representatives of other UK cable operators about various potential transactions, which have not resulted in any agreements or understandings except in relation to Telewest's acquisition of SBC CableComms (UK) (as described in "Part I--Section Two--Information on Telewest" of the Disclosure Document) and in relation to General Cable as set out below. The directors and officers of General Cable and representatives of Vivendi have also engaged in similar discussions, which have not resulted in any agreements or understandings.

On 5 February 1998, NTL and Comcast announced a proposed merger of their UK cable interests (the "NTL/Comcast Merger"), which will result in a change of control of Comcast. Comcast's assets include an interest of approximately 27.5% in Birmingham Cable and an interest of approximately 50% in Cable London. Pursuant to existing arrangements between the Telewest Group and Comcast, the Telewest Group has the right to acquire Comcast's interests in both Birmingham Cable and Cable London following completion of the proposed change of control of Comcast. On 6 February 1998, Comcast delivered a notice to Telewest confirming the proposed change of control, as required by the existing arrangements relating to Birmingham Cable, and commenced the process provided in such arrangements by which the value of Comcast's interest in Birmingham Cable is to be established.

On 6 February 1998, Mr. Burdick and Mr. Miller (Finance Director of General Cable) discussed the implications of the proposed NTL/Comcast Merger, and particularly its impact on Birmingham Cable, and explored the alternatives available to them in respect of their interests in Birmingham Cable.

On 11 February 1998, Telewest received a letter from NTL offering to purchase Telewest's interests in Birmingham Cable and Cable London or otherwise to negotiate a settlement of Telewest's rights to Comcast's interests in such companies. Mr. Burdick (Group Finance Director of Telewest) met with Mr. Gregg (Vice President of Corporate Development of NTL) on 12 February 1998 to discuss the proposal.

On 12 February 1998, the Telewest Board met to consider the implications of the NTL/Comcast Merger. Following a discussion of the implications of the merger, the Telewest Board directed management to develop a proposal for the acquisition of Comcast's interests in Birmingham Cable and Cable London, including the financing for any such acquisition. The Telewest Board also discussed the NTL/Comcast Merger in the context of the state of the overall UK cable industry and the further consolidation anticipated by them and directed management to examine the broader strategic issues arising from such matters. At the meeting, the Telewest Board appointed Schroders to act for Telewest in connection with the exercise of Telewest's pre-emptive rights in relation to Birmingham Cable and Cable London and management's examination of the strategic issues.

From 12 February to 21 February 1998, senior Telewest management, assisted by their legal, financial and accounting advisers, analysed the potential advantages and risks associated with a combination of the Telewest Group and the General Cable Group and the potential structures to achieve such a combination.

On 16 February 1998, members of senior management of the Telewest Group and the General Cable Group and their respective legal, financial and accounting advisers met to discuss matters relating to Birmingham Cable. Representatives of the General Cable Group indicated their desire to increase their operational control over Birmingham Cable and various methods of doing so were discussed. General Cable also raised the possibility of a merger between Telewest and General Cable.

Also on 16 February 1998, the General Cable Board appointed financial and legal advisers and met with them to consider the implications of the NTL/Comcast Merger and the various options available to General Cable in light of the trend towards consolidation in the UK cable industry. The General Cable Board discussed the various methods of operating Birmingham Cable and initial proposals for combining the businesses of Telewest and General Cable. The General Cable Board also discussed the recent approaches made by third parties for the shares or assets of General Cable and agreed to proceed with further discussions with such parties to clarify the options available to General Cable. A committee consisting of Messrs. Cleaver, Galteau and Miller (all directors of General Cable) was appointed to take all necessary action to pursue the foregoing objectives.

On 19 February 1998, there was a further meeting between Telewest, General Cable and their respective financial advisers at which General Cable indicated that it had received a preliminary proposal from a third party but that the General Cable Board believed that greater industrial logic and/or commercial synergies could result from a combination with Telewest. General Cable indicated that it desired to continue to explore the potential for a merger of the two businesses and sought confirmation from

Telewest and its major shareholders that they wished to explore such a merger. Mr. Burdick indicated that Telewest might be willing to make an offer for General Cable at a price in excess of General Cable's then current share price, payable in Telewest shares, but conditional on, among other things, an irrevocable commitment from Vivendi to accept an offer, if made. Telewest and General Cable agreed to enter into confidentiality agreements and thereafter exchanged due diligence materials.

On 23 February 1998, the Telewest Board met to consider pursuing discussions with General Cable. At the meeting, Mr. Davidson (then Chief Executive Officer of Telewest) and Mr. Burdick discussed the potential benefits of a combination of the two companies, including strengthening the Telewest Group's position in the industry, improving the Telewest Group's capital structure and capital raising ability, and improving the Telewest Group's purchasing power. Schroders advised the Telewest Board that it would not be advisable to make a public offer for General Cable unless an irrevocable undertaking to accept the offer was obtained in advance from Vivendi. Following the presentations and discussions, the Telewest Board authorised management and Schroders to negotiate an all share offer with the General Cable Board with respect to a possible offer for General Cable of up to 150p per share (based on the value of Telewest shares at that time), payable in Telewest shares, but subject to further Board approval.

On 23 February 1998, General Cable issued a press announcement stating that it was in discussions which might lead to an offer for the company.

On 25 February 1998, the General Cable Board met with its financial advisers and discussed the approaches made by third parties, including Telewest, for the shares or assets of General Cable. The General Cable Board discussed the indicative offer received from a third party, and determined it was inadequate in light of the market value of General Cable at that time. The General Cable Board also discussed the proposed composition of Telewest's management and board of directors.

On 26 February 1998, Telewest wrote to NTL and Comcast reiterating that it did not wish to sell its interests in Birmingham Cable or Cable London and requesting that NTL and Comcast proceed with the required valuation processes.

On 27 February 1998, Mr. Ames (Chairman of Telewest) met with Mr. Villaneau (a Director of General Cable and a Director of Vivendi) to discuss strategy, management and valuation for a combined group. Later that day Mr. Stenham (Deputy Chairman of Telewest) and a representative of Schroders met with Sir Anthony Cleaver (Chairman of General Cable) to discuss potential strategies and management and board structures for a combined Telewest and General Cable group.

On 28 February 1998, the Telewest Board met to consider further a possible offer for General Cable and to review the various meetings that had taken place during the previous week. At the meeting, Schroders discussed a possible offer by Telewest for General Cable, including, among other things, (a) the competitive situation for General Cable, (b) the strategic benefits and risks of a combination of Telewest and General Cable, (c) the impact of the combination on the Telewest Group's financial condition and (d) the comparative value of General Cable under various methodologies. Following the discussions, the Telewest Board decided to proceed with discussions with General Cable with a view to making an offer.

From 28 February to 18 March 1998, directors and management of Telewest and General Cable, assisted by their respective legal, financial and accounting advisers, continued to exchange due diligence materials, conduct due diligence investigations and negotiate the terms and structure of a possible offer. Discussions also were ongoing between representatives of MediaOne, TINTA and General Cable and Vivendi regarding shareholder, management and board issues.

During February and March, General Cable discussed potential mergers and acquisitions with a number of parties, including Telewest, and exchanged information with a number of parties, including Telewest. During this time, representatives of General Cable discussed with representatives of Vivendi the intentions of Vivendi in relation to the holding by its subsidiary, GUHL, of approximately 40.2% of General Cable and the position of General Cable's investment in Birmingham Cable.

On 3 March 1998, Telewest wrote to General Cable setting out the strategic rationale for combining Telewest and General Cable and the proposed composition of the board and senior management of the Combined Group and the terms on which Telewest might be prepared to make an offer. The terms included: (a) a share exchange offer valuing each General Cable share at 140p, on the basis of the average value of Telewest shares in the days preceding the publication of the relevant offer documents, (b) a combination of corporate shareholder, executive and independent non-executive directors and (c) satisfaction of certain pre-conditions (including completion of due diligence satisfactory to Telewest, confirmation that the General Cable Board would recommend acceptance of the offer to its shareholders and receipt of an irrevocable undertaking from Vivendi to accept the offer) and customary offer conditions.

With little progress being made on the required Birmingham Cable and Cable London valuation processes, on 11 March 1998, in an effort to resolve the matter amicably and quickly, Telewest wrote to NTL and Comcast offering to purchase Comcast's interests in Birmingham Cable and Cable London. NTL and Comcast rejected this offer on 16 March 1998.

On 23 March 1998, the Telewest Board met to review the progress of the discussions with General Cable. Schroders gave a presentation concerning, among other things (a) the increasingly competitive situation for General Cable, (b) the updated comparative value of General Cable under various methodologies and (c) the proposed board structure. Mr Burdick also gave a presentation on the synergies anticipated to arise from a combination with General Cable. Following discussions of the presentations, the Board agreed the terms of a letter to be sent to General Cable setting out revised indicative terms on which Telewest might be willing to make an offer for General Cable. The revised indicative offer terms were on the basis of a share exchange offer of 1,882 new Telewest shares for every 1,000 General Cable shares. Based on Telewest's share price at that time of 93p, this valued each General Cable share at approximately 175p. The letter also set out a revised board and management structure for the Combined Group and the basis of the future relationships between Telewest's principal shareholders.

The due diligence review conducted by General Cable with a number of parties in connection with a potential merger or acquisition led to the receipt of two indicative proposals: the proposal set out in Telewest's 23 March 1998 letter and a proposal from another bidder. Representatives of General Cable reviewed the terms of the two proposals with their financial and legal advisers. On 25 March 1998, General Cable responded to Telewest's 23 March 1998 letter, indicating, among other things, that the General Cable Board considered the inclusion of a cash element in any Telewest offer to be essential. General Cable also suggested an offer with a minimum aggregate value of 180p, including 60p in cash. General Cable's financial adviser then requested that the respective financial advisers of Telewest and the other bidder arrange for their respective clients' improved and final proposals to be presented to the General Cable Board.

The Telewest Board met on 26 March 1998 to consider General Cable's response. The Telewest Board approved a revised indicative offer consisting of 1.33 new Telewest shares and 57p in cash for every General Cable share and which at that time valued each General Cable share at 180p. TINTA, MediaOne and Cox indicated their willingness to underwrite a pre-emptive issue to all Telewest shareholders to raise an aggregate of approximately (Pounds)210 million to finance the cash element of the offer. The revised indicative offer also contemplated a specified board and management structure and certain pre-conditions and other conditions, including Vivendi providing an irrevocable undertaking to Telewest to accept the revised offer, if made. The terms of the revised indicative offer were communicated to General Cable in a letter from Telewest dated 27 March 1998.

On 27 March 1998, representatives of Telewest, General Cable and Vivendi continued to negotiate the terms of a possible offer by Telewest, including the terms under which Vivendi would irrevocably undertake to accept such an offer. At a meeting that day, the General Cable Board reviewed the respective terms of the improved proposals of Telewest and the other bidder. BT Wolfensohn, General

Cable's financial adviser, made a presentation to the General Cable Board regarding the financial terms of Telewest's offer and the other bidder's indicative proposal. The General Cable Board also assessed the commercial aspects of the proposed offer from Telewest and the other bidder's indicative proposal. After full and careful consideration, the General Cable Board informed both parties that it was not able to recommend either proposal and requested revised proposals from both parties.

Following a Telewest Board meeting on 27 March 1998, Telewest proposed on 28 March 1998 a revised indicative offer consisting of 1.243 new Telewest shares and 65p in cash per General Cable share and 0.6215 new Telewest ADSs and the equivalent in US$ of 325p in cash for each General Cable ADS. The increase in the cash element was to be funded by increasing the size of the pre-emptive issue to approximately (Pounds)240 million with the increased element to be subscribed for by MediaOne if not taken up by other holders of Telewest securities.

On 28 March 1998, the General Cable Board met and reviewed the revised terms of the proposals of Telewest and the other bidder with its financial and legal advisers. The General Cable Board considered, among other things, the factors discussed under "Recommendation of the Board of Directors" in the Letter from General Cable's Chairman set out on pages 1 to 4 of this document. After full and careful consideration of the revised terms of both proposals, the General Cable Board unanimously resolved to recommend the Telewest offer to General Cable shareholders upon receipt of a formal offer from Telewest by 15 April 1998.

On 29 March 1998, Telewest, General Cable, Vivendi and GUHL entered into the Merger Agreement, pursuant to which, among other things, (a) General Cable confirmed that, if Telewest announced an offer to shareholders on the terms set out in the agreement, its directors would, subject to their fiduciary duties and responsibilities under the City Code, recommend the offer to General Cable shareholders and (b) GUHL confirmed that if such an offer were made and posted by 30 June 1998, it would accept the offer. The Merger Agreement also provided Telewest certain exclusivity periods with respect to General Cable and Vivendi. A copy of the Merger Agreement is available for inspection as provided in "Part I--Section Seven--Documents for Inspection and Available Information" of the Disclosure Document, and is filed as an exhibit to the Registration Statement to which this document and the Disclosure Document form a part and is, for the purposes of the US securities laws, incorporated by reference herein.

On 29 March 1998, Telewest and General Cable announced that merger discussions between the two companies were at an advanced stage that could lead to a recommended offer being made by Telewest for General Cable and that the Merger Agreement had been entered into.

Between 29 March and 15 April 1998, various meetings were held between Telewest and its principal shareholders and between Telewest, General Cable and their respective advisers with a view to documenting the agreements necessary to announce an offer. These discussions included agreeing the terms on which General Cable would sell and Telewest would acquire General Cable's interest in Birmingham Cable for (Pounds)100 million.

On 7 April 1998, the Telewest Board met to review progress on the proposed offer for General Cable. At that meeting, Schroders advised the Telewest Board that, in its opinion, as at such date, after taking into account the Telewest Directors' commercial assessments and such other matters as it considered relevant, it considered the terms of the proposed offer to be fair to the holders of Telewest securities from a financial point of view. On the same day, the General Cable Board met with its financial and legal advisers and reviewed a draft of the joint press announcement setting out the details of a proposed offer by Telewest. BT Wolfensohn made a presentation to the General Cable Board regarding the terms of the proposed offer and advised the General Cable Board, after taking into account the General Cable Directors' commercial assessments, that as at such date it considered the terms of the proposed offer to be fair and reasonable. See "Recommendation of the Board of Directors" in the letter from General Cable's Chairman set out on pages 1 to 4 of this document. After full and careful consideration of Telewest's proposed offer, the General Cable Board unanimously resolved to approve the proposed offer and recommend it for acceptance by General Cable shareholders.

On 15 April 1998, the Telewest Board met to consider the final terms of the proposed offer. At the meeting, senior management of Telewest, representatives of Schroders and Telewest's legal and accounting advisers reviewed the final terms of the proposed offer (including the terms of the Relationship Agreement and the financing to be provided by TINTA, MediaOne and Cox in connection with the Pre-emptive Issue). Representatives of Schroders also confirmed its previous advice to the Telewest Board that, based on certain matters set out in a letter to the Telewest Board dated 15 April 1998 and such other matters as Schroders considered relevant, it was of the opinion that, at that time, the consideration to be paid in connection with the proposed offer was fair to the shareholders of Telewest from a financial point of view. Following such discussions, the Telewest Board unanimously approved the terms of the proposed offer and related matters, subject to certain pre-conditions. Later that day, Telewest and General Cable agreed the final terms of the proposed offer subject to certain pre-conditions and other conditions, Telewest and certain of its shareholders entered into a relationship agreement (which has since been amended and restated as the Relationship Agreement) and the Subscription Agreement relating to the Pre-emptive Issue, and Telewest and General Cable issued a joint press release announcing the terms on which Telewest intended to make an offer (including various pre-conditions to which the making of the formal offer was subject).

Today, Telewest announced that the pre-conditions to the proposed offer had been satisfied. Documentation relating to the Offer is being posted to holders of General Cable securities and documentation relating to the Offer, the Pre-emptive Issue and the EGM is being posted to holders of Telewest securities today.

13. REASONS FOR THE OFFER

The UK cable industry is currently undergoing significant structural change. Recent corporate activity has highlighted the potential commercial benefits available from consolidation, principally economies of scale, increased purchasing power and operational efficiency.

Telewest believes that the businesses of Telewest and General Cable are complementary and that benefits will arise from combining them. In addition, Telewest believes that the Combined Group will be better placed to benefit from the development of the UK cable industry as a result of the greater scale and scope of its operations.

Telewest believes that the combination of Telewest and General Cable will strengthen the Combined Group's position as a leading provider of voice, video and data services. Telewest expects that the Combined Group will have a stronger competitive position than either of its constituent companies as a provider of packaged services for residential and business customers within its franchises. Telewest believes that the Combined Group's national network and local broadband network will provide access to approximately 24% of all UK households. As a result, Telewest believes that the Combined Group will be a more powerful competitor in both the business and residential markets.

Specifically, Telewest believes the Merger will:

    . strengthen the Combined Group's ability to deliver advanced business voice and data services, digital television and high-speed Internet access using its broadband network;

    . accelerate the development of the Combined Group's business telephony capabilities using General Cable's expertise in this area and enable the Combined Group to develop a wholesale telephony business;

    . produce incremental revenue from delivering integrated services to residential market segments across a larger subscriber base; and

    . allow the Combined Group to achieve cost savings and scale economies from reducing interconnect and programming costs, consolidating network operations and maintenance, and removing duplicate overheads.

There can be no assurance that Telewest will be able to integrate General Cable successfully or to realise the anticipated benefits of the Merger. See "Part I--Section Six--Risk Factors" of the Disclosure Document. The extent and timing of achieving these potential benefits will also depend, among other things, on the continued availability of the necessary funding. See "Part I-- Section Four--Information on the Combined Group--Working Capital" of the Disclosure Document.

14. RECOMMENDATION OF GENERAL CABLE'S BOARD OF DIRECTORS

The recommendation of General Cable's Board of Directors is set out in the letter from Sir Anthony Cleaver contained in this document.

15. ADVICE OF GENERAL CABLE'S FINANCIAL ADVISER

Please refer to Appendix IV for a summary of the financial advice received by General Cable.

16. MANAGEMENT AND EMPLOYEES

Telewest intends that, following completion of the Merger, the Board of Telewest should initially consist of up to 14 Directors comprising seven non-executive Directors (designated by MediaOne, TINTA, Cox, SBC and Vivendi), four executive Directors and three further independent non-executive Directors.

Mr WA Rice and Mr MJC Villaneau are currently Directors of General Cable and will be appointed as Directors of Telewest upon completion of the Merger. Mr Rice will serve as an independent non-executive Director and Mr Villaneau as the Vivendi designated Director. Telewest expects to appoint an executive member of the General Cable Board as a Director of Telewest if terms are agreed with the appropriate individual.

Telewest is currently conducting a search for a new Chief Executive Officer and expects to make this appointment in due course.

Existing employment rights, including pension rights, of employees of both Telewest and General Cable and their respective subsidiaries will be fully safeguarded.

17. REGULATION

On 17 June 1998 the DTI announced that the Secretary of State for Trade and Industry had decided not to refer the Merger to the Monopolies and Mergers Commission.

In addition, confirmation has been sought and received from both the DTI and the ITC that they will not seek to revoke any of the licences of the General Cable Group granted under the Telecommunications Act 1984 or the Cable and Broadcasting Act 1984 (as continued in force by the Broadcasting Act 1990), as a result of the change of control in General Cable resulting from the Merger.


18. GENERAL CABLE SHARE SCHEMES

The Offer will extend to any General Cable shares issued or unconditionally allotted before the date on which the Offer closes (or such earlier date as Telewest may, subject to the City Code, decide) including General Cable shares issued or unconditionally allotted pursuant to the exercise of options granted under the General Cable Share Schemes. As part of the Offer, holders of options under the General Cable Share Schemes will, in due course be offered appropriate proposals, as an alternative to exercising their options, which will include both cash cancellation and roll-over alternatives. These proposals will be made subsequent to, or conditional upon, the Offer becoming or being declared unconditional in all respects.

19. TAXATION

(A) UNITED KINGDOM TAXATION

The following paragraphs, which are intended as a general guide only, are based on current legislation (as amended by the Finance (No. 2) Bill assuming it is enacted in its current form) and Inland Revenue practice. They summarise certain limited aspects of the UK taxation treatment of the acceptance of the Offer, and they relate only to the position of holders of General Cable securities who hold their General Cable securities beneficially as an investment. IF YOU ARE IN ANY DOUBT AS TO YOUR TAXATION POSITION OR IF YOU ARE SUBJECT TO TAXATION IN ANY JURISDICTION OTHER THAN THE UK, YOU SHOULD CONSULT AN APPROPRIATE PROFESSIONAL ADVISER IMMEDIATELY.

(A) TAX ON CHARGEABLE GAINS

Liability to tax on chargeable gains will depend on the individual circumstances of holders of General Cable securities and on the form of consideration received. For holders of General Cable securities who are resident or ordinarily resident in the UK for UK taxation purposes, the position will generally be as described at (i) to (iii) below.

 (i)   Cash

       To the extent that a holder of General Cable securities receives cash under the Offer this will constitute a disposal, or part disposal, of his General Cable securities which may, depending on the holder's individual circumstances, give rise to a liability to tax on chargeable gains.

 (ii)  Acquisition of new Telewest securities

       A holder of General Cable securities who, either alone or together with persons connected with him, does not hold more than 5% of any class of shares in or debentures of General Cable should not be treated as having made a disposal of his General Cable securities for the purposes of tax on chargeable gains to the extent that he receives new Telewest securities in exchange for his General Cable securities under the Offer. Any gain or loss which would otherwise have arisen on a disposal of his General Cable securities will be "rolled-over" into the new Telewest securities, and the new Telewest securities will be treated as the same asset as his General Cable securities acquired at the same time and for the same consideration as he acquired his General Cable securities.

       Any holder of General Cable securities who, either alone or together with persons connected with him, holds more than 5% of any class of shares in or debentures of General Cable is advised that an application for clearance has been made to the Inland Revenue under Section 138 of the Taxation of Chargeable Gains Act 1992 in respect of the Offer. If such clearance is given, any such holder will be treated in the manner described in the preceding paragraph. The Offer is not conditional on such clearance being obtained.

 (iii) Disposal of new Telewest securities

       A subsequent disposal of new Telewest securities may, depending on individual circumstances, give rise to a liability to tax on chargeable gains. Any chargeable gain or allowable loss on disposal of the new Telewest securities should be calculated taking into account the allowable original cost to the holder of acquiring the relevant General Cable securities, and (when calculating a chargeable gain but not an allowable loss) indexation allowance on that cost (save that, except in the case of taxpayers liable to corporation tax, no indexation will be allowable in respect of periods after April 1998). In broad terms it is expected that the allowable original cost of the relevant General Cable securities will be apportioned to the new Telewest securities and cash received according to the market value of the Telewest securities at the time of the exchange.

A holder of General Cable securities who is neither resident nor ordinarily resident in the UK for UK taxation purposes will not be liable for UK tax on capital gains on his disposal of General Cable securities pursuant to the Offer or on any disposal or deemed disposal of his new Telewest securities unless such securities are held in connection with a trade, profession or vocation carried on by such holder in the UK through a branch or agency and those securities are or have been used, held or acquired for the purposes of such trade, profession or vocation.

(B) TAX ON DIVIDENDS ON NEW TELEWEST SECURITIES

Holders of General Cable securities who are issued new Telewest securities pursuant to the Offer are referred to the Disclosure Document for a description of the tax position in respect of dividends on those shares.

(C) OTHER TAX MATTERS

Special tax provisions may apply to holders of General Cable securities who have acquired or who acquire their General Cable shares by exercising options under the General Cable Share Schemes, including provisions imposing a charge to income tax.

(D) STAMP DUTY AND STAMP DUTY RESERVE TAX ("SDRT")

No stamp duty or SDRT will be payable by holders of General Cable securities as a result of accepting the Offer.

(B) UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material US federal income tax consequences generally applicable to US Holders (as defined below) of General Cable securities that accept the Offer. This summary is based on the law in effect as of the date of this Offer Document.

In general, for US federal income tax purposes, beneficial owners of ADSs are treated as the owners of the stock represented by the ADSs. Accordingly, except as otherwise noted, references herein to ownership of General Cable shares or Telewest shares includes ownership of the General Cable shares or Telewest shares underlying the corresponding General Cable ADSs or Telewest ADSs, respectively. This summary assumes that each obligation provided for in, or otherwise contemplated by, the applicable deposit agreement and any related agreement with respect to the ADSs will be and has been performed in accordance with its terms.

This summary does not address the tax treatment of the Merger under applicable state, local, foreign or other tax laws and generally does not take account of rules that may apply to holders that are subject to special treatment, including, without limitation, (i) insurance companies, dealers in securities, certain retirement plans, financial institutions, tax exempt organizations, holders of securities held as part of a "straddle", "hedge" or "conversion transaction" with other investments and taxpayers whose functional currency is not the US dollar, (ii) holders of General Cable shares owning directly, indirectly or by attribution, 10% or more of the General Cable securities prior to the Merger or 5% or more of the total voting power or total value of Telewest securities following the Merger or (iii) holders of General Cable securities who acquired General Cable securities pursuant to the exercise of an employee stock option or otherwise as compensation. For purposes of this discussion, a "US Holder" is any beneficial owner of General Cable securities who or that is for US federal income tax purposes (i) a citizen or resident of the US, (ii) a corporation created or organized in or under the laws of the US or any political subdivision thereof, or (iii) any other person that is subject to US federal income tax on a net basis in respect of its worldwide income. The discussion below assumes that the General Cable securities exchanged in the Merger are held as a capital asset within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

HOLDERS OF GENERAL CABLE SECURITIES ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER.

A US Holder that accepts the Offer should be treated for US federal income tax purposes as exchanging such US Holder's General Cable shares or General Cable ADSs (evidenced by ADRs), as the case may be, for such new Telewest shares, new Telewest ADSs, cash, or combination of the foregoing, as is received by such US Holder (such new Telewest shares, new Telewest ADSs, cash, or combination of the foregoing, as the case may be, the "Offer Consideration"). The exchange of General Cable shares or General Cable ADSs for the Offer Consideration will be a fully taxable exchange for US federal income tax purposes, unless the Merger, together with the Pre-emptive Issue (collectively, the "Overall Transaction"), qualifies for non-recognition treatment as a transaction described under Section 351 of the Code (a "Section 351 Transaction").

It is uncertain whether the Overall Transaction will qualify as a Section 351 Transaction. Among other things, in order to qualify as a Section 351 Transaction either the holders of Telewest securities providing funds to Telewest in exchange for new Telewest shares pursuant to the Pre-emptive Issue (which funds in turn are being used by Telewest to provide the cash consideration to holders of General Cable securities in the Merger) or the holders of Telewest Convertible Preference shares receiving new Telewest shares pursuant to the Conversion would have to be treated as "transferors" for purposes of Section 351 of the Code (a treatment that, in each case, is uncertain under present law). In addition, even if the holders of Telewest securities participating in the Pre-emptive Issue or the holders of Telewest Convertible Preference shares receiving new Telewest shares pursuant to the Conversion are treated as "transferors," in order for the Overall Transaction to qualify as a Section 351 Transaction, holders of Telewest securities that are treated as "transferors," combined with the holders of General Cable securities receiving Telewest securities in the Merger, would have to own stock possessing at least 80% of the total combined voting power of all classes of Telewest stock entitled to vote, and at least 80% of the total number of shares of all other classes of stock of Telewest following the Merger (taking into account in certain circumstances, for these purposes, pre-arranged, post-Merger sales, if any, of Telewest shares and/or Telewest ADSs). If the Overall Transaction qualifies as a Section 351 Transaction, US Holders receiving Offer Consideration (other than solely cash) generally would recognise gain (but not loss), determined separately for each block of General Cable shares or General Cable ADSs (i.e., General Cable shares or ADSs acquired at the same cost in a single transaction), with the amount of gain recognised being limited to the lesser of the dollar value of any cash received and the amount of gain realised (which gain realised would equal the excess of (x) the sum of (i) the dollar value of any cash received and
(ii) the fair market value of any Telewest securities received, over (y) the US Holder's adjusted basis, as determined under US federal income tax law, in the General Cable securities exchanged in the Merger). In light of the legal and factual uncertainties as to whether the Overall Transaction will qualify as a Section 351 Transaction, US Holders are urged to consult their own tax advisers regarding the potential qualification of the Overall Transaction as a
Section 351 Transaction and the US federal and other tax consequences to them (including, without limitation, the computation and treatment of any gain recognised and the US Holder's basis and holding period in any Telewest securities received) if the Overall Transaction so qualifies.

If the Overall Transaction does not qualify as a Section 351 Transaction, US Holders exchanging their General Cable shares or General Cable ADSs for the Offer Consideration will be required to recognise gain or loss, determined on a block-by-block basis, equal to the difference between (x) the sum of (i) the dollar value of any cash received and (ii) the fair market value of any Telewest securities received, and (y) the US Holder's adjusted basis, as determined under US federal income tax law, in the General Cable securities exchanged in the Merger. An exchanging US Holder will take a basis in any new Telewest securities received equal to their fair market value and such US Holder's holding period in any new Telewest securities received will begin the day after such new Telewest securities are acquired.

Any gain or loss recognised by a US Holder will be long-term capital gain or loss if the US Holder has held its General Cable securities for more than one year. In the case of US Holders who are individuals, long-term capital gains are eligible for reduced rates of taxation. Utilisation of capital losses is subject to certain limitations.

Gain recognised by a US Holder in the Merger generally will be treated as United States source income for foreign tax credit purposes. Under existing law, the source of any loss is uncertain. Under proposed regulations, a loss generally would be a foreign source loss.

US Holders are advised to consult their own tax advisers about the capital gain or loss provisions that may be relevant to their particular circumstances. US Holders are also advised to consult their own tax advisers regarding the treatment of foreign currency gain or loss, if any, on any pounds sterling received in the Merger that are converted into dollars at an exchange rate different from that used to determine the amount of gain or loss recognised in the Merger.

A US Holder may be subject to US "backup withholding" at a rate of 31% with respect to the amount of any cash received in the Merger unless such Holder
(i) is a corporation or is otherwise exempt from the backup withholding and, when required, demonstrates such fact or (ii) provides an accurate taxpayer identification number, certifies that it is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional US federal income tax. Rather, the US federal income tax of persons subject to backup withholding will be reduced by the amount of such tax withheld and, if backup withholding results in an overpayment of taxes, application for a refund may be made with the US Internal Revenue Service.

For a description of the US federal income tax consequences of owning Telewest shares and Telewest ADSs, see "Part I--Section Seven--Additional Information-- Taxation" in the accompanying Disclosure Document.

20. ACCOUNTING TREATMENT

The Offer will be accounted for by Telewest as an acquisition for financial accounting purposes in accordance with UK GAAP and as a purchase in accordance with US GAAP. Under UK GAAP acquisition accounting and US GAAP purchase accounting the results of General Cable will be included in the consolidated financial statements of the Combined Group from the date of acquisition and the assets and liabilities of General Cable will be included at their fair value.

21. COMPARISON OF SHAREHOLDER RIGHTS

Each of Telewest and General Cable is a public limited company incorporated in England. As set out in the respective Articles of Association of Telewest and General Cable, there are no material differences between the rights of holders of Telewest shares (following the proposed amendments to Telewest's Articles of Association) and the corresponding rights of holders of General Cable shares save for the different liquidation, voting and dividend rights attaching to the Telewest Convertible Preference shares and the preferential rights of certain major Telewest shareholders. Details of these rights are set out in "Part I--Section Four--Information on the Combined Group--Principal Shareholders" of the Disclosure Document.

22. PROCEDURE FOR ACCEPTANCE OF THE OFFER

  This section should be read together with the notes on the relevant Acceptance Form.

(A) ACCEPTANCE FORMS

All holders of General Cable shares, including persons in the US who hold General Cable shares, have been sent a Form of Acceptance, which they must use to tender their General Cable shares and accept the Offer. All General Cable ADS holders have been sent a Letter of Transmittal and a Notice of Guaranteed Delivery. To tender their General Cable ADSs and accept the Offer, holders of General Cable

ADSs must either use the Letter of Transmittal or use the Notice of Guaranteed Delivery and comply with the Guaranteed Delivery Procedures described in Section C(i) of this paragraph 22. Should any holder of General Cable securities receive an incorrect form with which to accept the Offer or require any additional forms, that person should contact the Receiving Agent or the US Depositary, as appropriate, at the relevant addresses set out below, who will provide the appropriate forms.

(B) HOLDERS OF GENERAL CABLE SHARES

(A) COMPLETION OF FORM OF ACCEPTANCE

You should note that if you hold General Cable shares in both certificated and uncertificated form (that is in CREST) you should complete a separate Form of Acceptance for each holding. In addition, you should complete a separate Form of Acceptance for General Cable shares held in CREST, but under different member account IDs and a separate Form of Acceptance for General Cable shares held in certificated form but under different designations. If you hold General Cable shares in CREST you should also refer to paragraphs (d) and (e) below. Additional Forms of Acceptance are available from Lloyds Bank Registrars, The Causeway, Worthing, West Sussex BN99 6DA (telephone number:
01903 702767).

 (i)  To accept the Offer

      To accept the Offer in respect of all your General Cable shares, you must complete Boxes [1] and [4] and, if your General Cable shares are in CREST, Box [6]. In all cases you must sign Box [3] of the Form of Acceptance IN THE PRESENCE OF A WITNESS, WHO SHOULD ALSO SIGN IN ACCORDANCE WITH THE INSTRUCTIONS PRINTED THEREON.

 (ii) To elect for the Mix and Match Election

      To make an election under the Mix and Match Election you should complete Boxes [1] and EITHER [2A] OR [2B] and [4] and, if your General Cable shares are in CREST, Box [6]. In all cases you must sign Box [3] of the Form of Acceptance IN THE PRESENCE OF A WITNESS WHO SHOULD ALSO SIGN IN ACCORDANCE WITH THE INSTRUCTIONS PRINTED THEREON. YOU MUST NOT FILL IN BOTH BOX [2A] AND BOX [2B]. IF YOU DO SO, YOU WILL BE DEEMED NOT TO HAVE MADE A MIX AND MATCH ELECTION.

IF YOU HAVE ANY QUESTIONS AS TO HOW TO COMPLETE THE FORM OF ACCEPTANCE, PLEASE TELEPHONE LLOYDS BANK REGISTRARS ON 01903 702767.

(B) RETURN OF FORM OF ACCEPTANCE

Completed Forms of Acceptance should be returned by post or by hand to Lloyds Bank Registrars, The Causeway, Worthing, West Sussex BN99 6DA or by hand only during normal business hours to Lloyds Bank Registrars, Antholin House, 71 Queen Street, London EC4 together (subject to paragraph (d) below) with the relevant share certificate(s) and/or other document(s) of title as soon as possible, BUT IN ANY EVENT SO AS TO ARRIVE NO LATER THAN 3.00 PM (LONDON
TIME), 10.00 AM (NEW YORK CITY TIME) ON 13 AUGUST 1998. A reply-paid envelope for use in the UK only is enclosed for your convenience. No acknowledgement of receipt of documents will be given by or on behalf of Telewest. The instructions printed on the Form of Acceptance are deemed to form part of the terms of the Offer.

Any Form of Acceptance received in an envelope postmarked in Canada, Australia or Japan or otherwise appearing to Telewest or its agents to have been sent from Canada, Australia or Japan may be rejected as an invalid acceptance of the Offer.

Delivery of the Form of Acceptance and certificates representing General Cable shares and/or other documents of title to the US Depositary will not constitute delivery of them to the Receiving Agent for the purposes of this paragraph 22 and Part C of Appendix I.

(C) DOCUMENTS OF TITLE

If your General Cable shares are in certificated form, a completed and signed Form of Acceptance should be accompanied by the relevant share certificate(s) and/or other document(s) of title. If for any reason the relevant share certificate(s) and/or the other document(s) of title is/are lost or not readily available, you should nevertheless complete, sign and lodge the Form of Acceptance as stated above so as to be received no later than 3.00 pm (London time), 10.00 am (New York City time), on 13 August 1998. You should send with the Form of Acceptance any share certificate(s) and/or other document(s) of title which you may have available and a letter stating that the remaining documents will follow as soon as possible. No acknowledgement of receipt of documents will be given. If you have lost your share certificate(s) and/or other document(s) of title, you should contact General Cable's registrars, Lloyds Bank Registrars, The Causeway, Worthing, West Sussex BN99 6DA (telephone 01903 702767), for a letter of indemnity for lost share certificate(s) and/or other documents of title which, when completed in accordance with the instructions given, should be returned by post to Lloyds Bank Registrars as above.

(D) ADDITIONAL PROCEDURES FOR GENERAL CABLE SHARES IN UNCERTIFICATED FORM (THAT IS, IN CREST)

If your General Cable shares are in uncertificated form, you should insert in Box [6] of the enclosed Form of Acceptance the participant ID and member account ID under which such General Cable shares are held by you in CREST and otherwise complete and return the Form of Acceptance as described above. In addition, you should take (or procure to be taken) the action set out below to transfer the General Cable shares in respect of which you wish to accept the Offer to an escrow balance (that is, a TTE instruction) specifying Lloyds Bank Registrars (in its capacity as a CREST participant under the participant ID referred to below) as the Escrow Agent, as soon as possible AND IN ANY EVENT SO THAT THE TRANSFER TO ESCROW SETTLES NO LATER THAN 3.00 PM (LONDON TIME),
10.00 AM (NEW YORK CITY TIME) ON 13 AUGUST 1998.

If you are a CREST sponsored member, you should refer to your CREST sponsor before taking any action. Your CREST sponsor will be able to confirm details of your participant ID and the member account ID under which your General Cable shares are held. In addition, only your CREST sponsor will be able to send the TTE instruction to CRESTCo in relation to your General Cable shares.

You should send (or, if you are a CREST sponsored member, procure that your CREST sponsor sends) a TTE instruction to CRESTCo which must be properly authenticated in accordance with CRESTCo's specifications and which must contain, in addition to the other information that is required for a TTE instruction to settle in CREST, the following details:

  . the number of General Cable shares to be transferred to an escrow balance;

  . your member account ID. This must be the same member account ID as that inserted in Box [6] of the Form of Acceptance;

  . your participant ID. This must be the same participant ID as the participant ID that is inserted in Box [6] of the Form of Acceptance;

  .  the participant ID of the Escrow Agent. This is 2RA69;

  .  the member account ID of the Escrow Agent. This is RA589401;

  . the Form of Acceptance reference number. This is the reference number that appears at the bottom of page 1 of the Form of Acceptance. This reference number should be inserted in the first eight characters of the shared note field on the TTE instruction. Such insertion will enable Lloyds Bank Registrars to match transfer to escrow to your Form of Acceptance. You should keep a separate record of this reference number for future reference; and

  . the intended settlement date. This should be as soon as possible and in any event not later than 3.00 pm (London time), 10.00 am (New York City time) on 13 August 1998.

After settlement of the TTE instruction, you will not be able to access the General Cable shares concerned in CREST for any transaction or charging purposes. If the Offer becomes or is declared unconditional in all respects, the Escrow Agent will transfer the General Cable shares concerned to itself in accordance with paragraph (d) of Part C of Appendix I to this document.

You are recommended to refer to the CREST manual published by CRESTCo for further information on the CREST procedures outlined above. For ease of processing, you are requested, wherever possible, to ensure that a Form of Acceptance relates to only one transfer to escrow.

If no Form of Acceptance reference number, or an incorrect Form of Acceptance reference number, is included in the TTE instruction, Telewest may treat any amount of General Cable shares transferred to an escrow balance in favour of the Escrow Agent specified above from the participant ID and member account ID identified in the TTE instruction as relating to any Form(s) of Acceptance which relate(s) to the same member account ID and participant ID (up to the amount of General Cable shares inserted or deemed to be inserted on the Form(s) of Acceptance concerned).

YOU SHOULD NOTE THAT CRESTCO DOES NOT MAKE AVAILABLE SPECIAL PROCEDURES IN CREST FOR ANY PARTICULAR CORPORATE ACTION. NORMAL SYSTEM TIMINGS AND LIMITATIONS WILL THEREFORE APPLY IN CONNECTION WITH A TTE INSTRUCTION AND ITS SETTLEMENT. YOU SHOULD THEREFORE ENSURE THAT ALL NECESSARY ACTION IS TAKEN BY YOU (OR BY YOUR CREST SPONSOR) TO ENABLE A TTE INSTRUCTION RELATING TO YOUR GENERAL CABLE SHARES TO SETTLE PRIOR TO 3.00 PM (LONDON TIME), 10.00 AM (NEW YORK CITY TIME) ON 13 AUGUST 1998. IN THIS REGARD, YOU ARE REFERRED IN PARTICULAR TO THOSE SECTIONS OF THE CREST MANUAL CONCERNING PRACTICAL LIMITATIONS OF THE CREST SYSTEM AND TIMINGS.

Telewest will make an appropriate announcement if any of the details contained in this paragraph (d) alter for any reason.

(E) DEPOSITS OF GENERAL CABLE SHARES INTO, AND WITHDRAWALS OF GENERAL CABLE SHARES FROM, CREST

Normal CREST procedures (including timings) apply in relation to any General Cable shares that are, or are to be, converted from uncertificated to certificated form, or from certificated to uncertificated form during the course of the Offer (whether any such conversion arises as a result of a transfer of General Cable shares or otherwise). Holders of General Cable shares who are proposing so to convert any such General Cable shares are recommended to ensure that the conversion procedures are implemented in sufficient time to enable the person holding or acquiring the General Cable shares as a result of the conversion to take all necessary steps in connection with an acceptance of the Offer (in particular, as regards delivery of share certificate(s) or other document(s) of title or transfers to an escrow balance as described above) prior to 3.00 pm (London time), 10.00 am (New York City time) on 13 August 1998.

(F) VALIDITY OF ACCEPTANCE

Without prejudice to Parts B and C of Appendix I of this document, Telewest reserves the right to treat as valid in whole or in part any acceptance of the Offer which is not entirely in order or which is not accompanied by the relevant TTE instruction or (as applicable) the relevant share certificate(s) and/or other document(s) of title. In that event, no payment of cash or issue of new Telewest shares under the Offer will be made until after the relevant TTE instruction has settled or (as applicable) the relevant share certificate(s) and/or other document(s) of title or indemnities satisfactory to Telewest have been received.

Notes 4 to 6 to Rule 10 of the City Code contain detailed provisions for verifying which acceptances and purchases may be counted towards fulfilling the Acceptance Condition or in determining whether the Acceptance Condition has been fulfilled and are principally concerned to ensure that the acceptor is the registered owner of the securities which he is tendering. The principal requirements of Notes 4 to 6 to Rule 10 are that any Acceptance Form must be completed to a suitable standard (that is, it must constitute a transfer or a valid and irrevocable appointment of Telewest or some person on its behalf as agent or attorney for the purpose of executing a transfer) and it must be accompanied by, where General

Cable shares are in certificated form, the appropriate share certificate(s) or other document(s) of title and, in all cases, any relevant supporting documentation (such as powers of attorney). Immediately prior to the satisfaction of the Acceptance Condition the Receiving Agent will issue a certificate to Telewest stating the number of General Cable shares tendered and not validly withdrawn pursuant to the Offer. Copies of such certificates will be sent to the Panel as soon as possible after they are issued.

(C) HOLDERS OF GENERAL CABLE ADSS

(A) GENERAL

If you are a holder of General Cable ADSs evidenced by General Cable ADRs, you will have received a Letter of Transmittal and Notice of Guaranteed Delivery for use in connection with the Offer. This section should be read together with the instructions on the Letter of Transmittal. The provisions of this section shall be deemed to be incorporated in, and form a part of, the relevant Letter of Transmittal. The Letter of Transmittal shall be deemed to form part of the terms of the Offer.

(B) COMPLETION OF LETTER OF TRANSMITTAL

For a holder of General Cable ADSs evidenced by General Cable ADRs to tender such General Cable ADSs validly pursuant to the Offer, either:

  (i) a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees (or Agent's Message (as defined in (d) below) in the case of book-entry transfers) and any other required documents, must be received by the US Depositary at one of its addresses set out in paragraph (e) below and the General Cable ADRs evidencing such General Cable ADSs must be either received by the US Depositary at one of such addresses or delivered pursuant to the procedures for book-entry transfers set out below (and a confirmation of receipt of such transfer received by the US Depositary); or

  (ii) such holder must comply with the "Guaranteed Delivery Procedures" (as set out in paragraph (i) below).

The Offer in respect of General Cable ADSs evidenced by General Cable ADRs shall be validly accepted by delivery of a Letter of Transmittal, together with any required signature guarantees (or Agent's Message in case of book-entry transfers), the relevant General Cable ADRs evidencing General Cable ADSs and other required documents to the US Depositary by holders of General Cable ADSs (without any further action by the US Depositary), subject to the terms and conditions set out in this document and the Letter of Transmittal. The acceptance of the Offer by a tendering holder of General Cable ADSs evidenced by General Cable ADRs pursuant to the procedures described above, subject to the withdrawal rights described below, will be deemed to constitute a binding agreement between such tendering holder of General Cable ADSs and Telewest upon the terms and subject to the conditions of the Offer. IF A GENERAL CABLE ADR EVIDENCING A GENERAL CABLE ADS HAS BEEN TENDERED BY A HOLDER OF GENERAL CABLE ADSs, THE GENERAL CABLE SHARES REPRESENTED BY SUCH GENERAL CABLE ADSs MAY NOT BE TENDERED INDEPENDENTLY.

A LETTER OF TRANSMITTAL AND OTHER REQUIRED DOCUMENTS CONTAINED IN AN ENVELOPE POSTMARKED IN CANADA, JAPAN OR AUSTRALIA OR OTHERWISE APPEARING TO TELEWEST OR ITS AGENTS TO HAVE BEEN SENT FROM CANADA, JAPAN OR AUSTRALIA MAY BE REJECTED AS INVALID.

(C) ALTERNATIVE CONSIDERATION

Persons completing a valid Letter of Transmittal in respect of General Cable ADSs will receive their cash in the form of US dollars and entitlement to new Telewest shares in the form of new Telewest ADSs (each new Telewest ADS representing ten new Telewest shares), but may elect to receive new Telewest shares and pounds sterling instead by marking the box under "Special Exchange Instructions" on the Letter of Transmittal. General Cable ADS holders may elect to receive new Telewest shares and pounds sterling in exchange for all (but not part) of their holdings of General Cable ADSs. Holders may not elect to receive new Telewest shares and US dollars or new Telewest ADSs and pounds sterling.

(D) BOOK-ENTRY TRANSFER

The US Depositary will establish an account at The Depository Trust Company with respect to interests in General Cable ADSs evidenced by General Cable ADRs held in book-entry form for the purposes of the Offer within two US Business Days from the date of this document. Any financial institution that is a participant in any of The Depository Trust Company's systems may make book-entry delivery of interests in General Cable ADSs by causing The Depository Trust Company to transfer such interests in General Cable ADSs into the US Depositary's account at The Depository Trust Company in accordance with The Depository Trust Company's procedure for such transfer. Although delivery of interests in General Cable ADSs evidenced by General Cable ADRs may be effected through book entry transfer into the US Depositary's account at The Depository Trust Company, either:

  (i) the Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees; or

  (ii) an Agent's Message (as defined below),

and, in either case, any other required documents, must in any case be transmitted to, and received by, the US Depositary at one of its addresses set out in paragraph (e) below before General Cable ADSs evidenced by General Cable ADRs will be either counted as a valid acceptance or purchased, or such holder must comply with the Guaranteed Delivery Procedures described below. The term "Agent's Message" means a message transmitted by The Depository Trust Company to, and received by, the US Depositary and forming part of a Book-Entry Confirmation that states that The Depository Trust Company has received an express acknowledgement from the participant in The Depository Trust Company tendering the interests in General Cable ADSs that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Telewest may enforce such agreement against the participant. The confirmation of a book entry transfer of ADSs into the US Depositary's account at The Depository Trust Company as described above is referred to herein as a "Book Entry Confirmation". Delivery of documents to The Depository Trust Company does not constitute delivery to the US Depositary.

(E) METHOD OF DELIVERY

The method of delivery of General Cable ADRs, the Letters of Transmittal and all other required documents is at the option and risk of the tendering holder of General Cable ADSs. General Cable ADSs will be deemed delivered only when the General Cable ADRs representing such General Cable ADSs are actually received by the US Depositary (including in the case of a book-entry transfer, by Book-Entry Confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery. No acknowledgement of receipt of any Letter of Transmittal or other required documents will be given by, or on behalf of, Telewest.

Documents may be transmitted to the US Depositary at one of the following addresses:

By mail:                            By hand or overnight courier:

Tender & Exchange Department        Tender & Exchange Department
P.O. Box 11248                      101 Barclay Street
Church Street Station               Receive and Deliver Window
New York, New York 10286-1248       New York, New York 10286

(F) SIGNATURE GUARANTEES

No signature guarantee is required on the Letter of Transmittal if:

  (i) the Letter of Transmittal is signed by the registered holder of the General Cable ADSs tendered therewith and such registered holder has not completed the box entitled "Special Payment Instructions", the box entitled "Special Delivery Instructions" or the box entitled "Special Instructions Regarding New Telewest Securities" on the Letter of Transmittal; or

  (ii) such General Cable ADSs are tendered for the account of an Eligible Institution.

IN ALL OTHER CASES ALL SIGNATURES ON LETTERS OF TRANSMITTAL MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION. SEE INSTRUCTION 1 ON THE LETTER OF TRANSMITTAL.

(G) GENERAL CABLE ADSS AND ADRS

If the General Cable ADSs are registered in the name of a person other than the person who signs the Letter of Transmittal, or if new Telewest ADSs or new Telewest shares are to be issued to a person other than the registered owner of the General Cable ADSs surrendered, then the tendered General Cable ADRs must be endorsed or accompanied by appropriate stock powers, signed exactly as the name or names of the registered owner or owners appear on the General Cable ADRs, with the signatures on the General Cable ADRs or stock powers guaranteed as described above. See Instructions 1 and 5 on the Letter of Transmittal.

(H) PARTIAL ACCEPTANCES

If fewer than all of the General Cable ADSs evidenced by any General Cable ADRs delivered to the US Depositary are to be tendered, the holder thereof should so indicate in the Letter of Transmittal by filling in the number of General Cable ADSs which are to be tendered in the box entitled "Number of General Cable ADSs Tendered". In such case, a new General Cable ADR for the remainder of the General Cable ADSs represented by the former General Cable ADR will be sent to the person(s) signing such Letter of Transmittal (or delivered as such person properly indicates thereon) as promptly as practicable following the date the tendered General Cable ADSs are purchased. All General Cable ADSs delivered to the US Depositary will be deemed to have been tendered unless otherwise indicated. See Instruction 4 on the Letter of Transmittal. In the case of partial tenders, General Cable ADSs not tendered will not be reissued to a person other than the registered holder.

(I) GUARANTEED DELIVERY PROCEDURES

  (i) If a holder of General Cable ADSs evidenced by General Cable ADRs desires to tender General Cable ADSs pursuant to the Offer and the General Cable ADRs evidencing such General Cable ADSs are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the US Depositary prior to the expiry of the Initial Offer Period or the Subsequent Offer Period, as the case may be, such holder's tender of General Cable ADSs may be effected if all the following conditions are met (the "Guaranteed Delivery Procedures"):

    (aa) such tender is made by or through an Eligible Institution;

    (bb) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by Telewest is received by the US Depositary, as provided below, prior to the expiry of the Initial Offer Period or the Subsequent Offer Period, as the case may be; and

    (cc) the General Cable ADRs evidencing all tendered General Cable ADSs (or, in the case of interests in General Cable ADSs held in book-entry form, timely Book-Entry Confirmation with respect to such General Cable ADSs as described above), together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and any other required documents, are received by the US Depositary within three Nasdaq trading days after the date of execution of such Notice of Guaranteed Delivery.

  (ii) The Notice of Guaranteed Delivery may be delivered by hand or mailed to the US Depositary and must include a guarantee by an Eligible Institution in the form set out in such Notice of Guaranteed Delivery.

  (iii) Receipt of a Notice of Guaranteed Delivery will not be treated as a valid acceptance for the purpose of satisfying the Acceptance Condition. To be counted towards satisfaction of this requirement, General Cable ADRs evidencing General Cable ADSs referred to in the Notice of Guaranteed Delivery must, prior to the First Closing Date, be received by the US Depositary (or, in the case of interests in General Cable ADSs evidenced by General Cable ADRs held in book-entry form, timely Book-Entry Confirmation with respect to such General Cable ADSs as described above), together with a duly executed Letter of Transmittal with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and any other required documents.

(J) OTHER REQUIREMENTS

By executing the Letter of Transmittal as set out above, the tendering holder of General Cable ADSs evidenced by General Cable ADRs will agree that effective from and after the date the Offer becomes or is declared unconditional in all respects:

  (i) Telewest or its agents shall be entitled to direct the exercise of any votes and any or all other rights and privileges (including the right to requisition the convening of a general meeting of General Cable or of any class of its shareholders) attaching to the General Cable shares represented by any General Cable ADSs, in respect of which the Offer has been accepted or is deemed to have been accepted and not validly withdrawn; and

  (ii) the execution of the Letter of Transmittal and its delivery to the US Depositary (or delivery of an Agent's Message to the US Depositary) will constitute:

    (aa) an authority to General Cable from the tendering holder of General Cable ADSs to send any notice, circular, warrant, document or other communication which may be required to be sent to him as a holder of General Cable ADSs to Telewest at its registered office;

    (bb) an authority to Telewest or any director of Telewest to sign any consent to short notice of a general or separate class meeting on behalf of the tendering holder of General Cable ADSs and/or to execute a form of proxy in respect of such General Cable ADSs appointing any person nominated by Telewest to attend general and separate class meetings of General Cable (or any adjournments thereof) and to exercise the votes attaching to such General Cable ADSs on the holder's behalf, such votes to be cast so far as possible to satisfy any outstanding Condition; and

    (cc) the agreement of the tendering holder of General Cable ADSs not to exercise any of such rights without the consent of Telewest and the irrevocable undertaking of the tendering holder of General Cable ADSs not to appoint a proxy for or to attend any such general meeting or separate class meeting.

(D) OVERSEAS HOLDERS

The attention of holders of General Cable securities who are citizens or residents of jurisdictions outside the UK or the US is drawn to paragraph 8 of Part B and paragraph (b) of Part C of Appendix I of this document, and to the relevant provisions of the Acceptance Form.

IF YOU ARE IN ANY DOUBT AS TO THE PROCEDURE FOR ACCEPTANCE OF THE OFFER WITH RESPECT TO GENERAL CABLE SHARES, PLEASE CONTACT LLOYDS BANK REGISTRARS BY TELEPHONE ON 01903 702767 OR AT THE ADDRESS(ES) IN PARAGRAPH (B)(B) ABOVE. YOU ARE REMINDED THAT, IF YOU ARE A CREST SPONSORED MEMBER, YOU SHOULD CONTACT YOUR CREST SPONSOR BEFORE TAKING ANY ACTION. IF YOU ARE A HOLDER OF GENERAL CABLE ADSS AND ARE IN ANY DOUBT ABOUT THE PROCEDURE FOR ACCEPTANCE, PLEASE TELEPHONE THE US DEPOSITARY TOLL FREE AT (888) BNY-ADRS ((888) 269-2377).

  Any questions or requests for assistance or additional copies of the Offer to Purchase/Prospectus, the Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Information Agent identified below at the address and telephone number listed below, or to the US Depositary at the respective addresses and telephone numbers mentioned in paragraphs (C)(e) and
(D) above.

  The Information Agent for the Offer is:

                        INNISFREE M&A INCORPORATED
                      501 Madison Avenue, 20th Floor
                         New York, New York 10022
                         Telephone (212) 750-5833
                                    or
                      CALL TOLL FREE (888) 750-5834

23. RIGHTS OF WITHDRAWAL

With certain exceptions pursuant to SEC exemptive relief, the Offer is subject to the US tender offer rules applicable to securities registered under the US Exchange Act, as well as the City Code. This has necessitated a number of changes from the procedures which normally apply to offers for UK companies, including those applicable to the rights of holders of General Cable securities to withdraw their acceptance of an offer.

Under the Offer, holders of General Cable securities will be able to withdraw their acceptances at any time prior to the First Closing Date and in certain other circumstances. The Offer will not be deemed to have been validly accepted in respect of any General Cable securities which have been withdrawn. However, the Offer may be accepted again in respect of the withdrawn General Cable securities by following one of the procedures described in paragraph 22 of this letter ("Procedure for acceptance of the Offer") above at any time prior to the expiry or lapse of the Offer.

Further details of these rights of withdrawal and the procedure for effecting withdrawals are set out in paragraph 3 of Part B of Appendix I ("Rights of withdrawal") below.

24. SETTLEMENT

Holders of General Cable securities (especially those who make elections under the Mix and Match Election) should refer to paragraph 9 ("the new Telewest securities") above.

Subject to the Offer becoming or being declared unconditional in all respects (except as provided in paragraph 8 of Part B of Appendix I in the case of certain overseas holders of General Cable securities), settlement of the consideration to which any holder of General Cable securities is entitled under the Offer will be effected (i) in the case of acceptances received, complete in all respects, by the date on which the Offer becomes or is declared unconditional in all respects, within 14 days of such date, or (ii) in the case of acceptances of the Offer received, complete in all respects, after the date on which the Offer becomes or is declared unconditional in all respects but while it remains open for acceptance, within 14 days of such receipt, in the following manner:

(A) GENERAL CABLE SHARES IN UNCERTIFICATED FORM (THAT IS, IN CREST)

Where an acceptance relates to General Cable shares in uncertificated form:

  (i) the new Telewest shares to which the accepting General Cable shareholder is entitled will be issued to such shareholder in uncertificated form. Telewest will procure that CRESTCo is instructed to credit the appropriate stock account in CREST of the General Cable shareholder concerned with such shareholder's entitlement to new Telewest shares. The stock account concerned will be an account under the same participant ID and member account ID as appeared on the Form of

  Acceptance concerned. In addition, the instruction to CRESTCo will specify (in the shared note field) the Form of Acceptance Reference Number that appeared on the Form of Acceptance concerned;

  (ii) any cash consideration to which the accepting General Cable shareholder is entitled will be posted or despatched by means of CREST by Telewest procuring the creation of an assured payment obligation in favour of the accepting General Cable shareholder's payment bank in respect of the cash consideration due, in accordance with the CREST assured payment arrangements.

Telewest reserves the right to settle all or any part of the consideration referred to in this paragraph (a), for all or any accepting General Cable shareholder(s), in the manner referred to in paragraph (b) below, if, for any reason, it wishes to do so.

(B) GENERAL CABLE SHARES IN CERTIFICATED FORM AND CERTAIN GENERAL CABLE ADSS

Where an acceptance relates to General Cable shares in certificated form or General Cable ADSs with respect to which an election to receive new Telewest shares and pounds sterling has been received, the new Telewest shares to which an accepting holder of General Cable securities is entitled will be issued in certificated form. Definitive certificates for the new Telewest shares and cheques for any cash due will be despatched by first class post (or by such other method as the Panel may approve). All such payments will be made in pounds sterling by cheque drawn on a branch of a UK clearing bank.

(C) GENERAL CABLE ADSS

Instead of pounds sterling and new Telewest shares, General Cable ADS holders who do not elect otherwise will receive dollars and Telewest ADSs on the following basis: (i) the cash amount payable in pounds sterling to which such holder would otherwise be entitled pursuant to the terms of the Offer will be converted, without charge, from pounds sterling to dollars at the exchange rate obtained by the US Depositary on or about the date the cash consideration is made available by Telewest to the US Depositary for delivery in respect of the relevant General Cable ADSs; and (ii) such holder will receive one Telewest ADS for every ten new Telewest shares to which such holder would otherwise be entitled pursuant to the Offer. Holders of General Cable ADSs may elect to receive new Telewest shares and pounds sterling in exchange for all (but not part) of their holdings of General Cable ADSs. Holders may not elect to receive new Telewest shares and dollars or new Telewest ADSs and pounds sterling.

The actual amount of dollars received will depend upon the exchange rate obtained by the US Depositary for the funds that are made available to the US Depositary by Telewest. Holders of General Cable ADSs should be aware that the exchange rate which is prevailing at the date on which an Acceptance Form is transmitted and on the date of despatch of payments may be different from that obtained by the US Depositary. In all cases, fluctuations in the dollar/pounds sterling exchange rate are at the risk of accepting holders of General Cable ADSs who do not elect to receive their consideration in pounds sterling. Such currency exchange will be effected by the US Depositary on behalf of the requesting holders of General Cable ADSs and Telewest shall have no responsibility or obligation with respect thereto. Telewest shall have no responsibility with respect to the cash consideration other than to make payment in pounds sterling.

(D) GENERAL

If the Offer does not become or is not declared unconditional in all respects
(i) share or ADR certificate(s) and/or other document(s) of title will be returned by post (or such other method as may be approved by the Panel), within 14 days of the Offer lapsing, to the person or agent whose name and address (outside Canada, Australia or Japan) is set out on the Acceptance Form or, if none is set out, to the first named holder at his registered address (outside Canada, Australia and Japan), (ii) the Escrow Agent will, immediately after the lapsing of the Offer (or within such longer period, not exceeding 14 days after the Offer lapsing, as the Panel may approve), give TFE instructions to CRESTCo to transfer all General Cable shares held in escrow balances and in relation to which it is the Escrow Agent to the original available balances of the General Cable shareholders concerned and (iii) in respect of General Cable

ADRs in book-entry form, the US Depositary will return such General Cable ADRs to the tendering holders unless otherwise instructed by such holder. All documents and remittances sent by, to or from holders of General Cable securities or their appointed agents will be sent at their own risk.

25. FURTHER INFORMATION

Your attention is drawn to the further information contained in the Appendices to this document and to the accompanying Disclosure Document and Acceptance Form.

26. ACTION TO BE TAKEN

ACCEPTANCE FORMS SHOULD BE RETURNED AS SOON AS POSSIBLE AND, IN ANY EVENT, SO AS TO BE RECEIVED BY POST OR BY HAND BY THE RECEIVING AGENT OR THE US DEPOSITARY AT THEIR RESPECTIVE ADDRESSES SET OUT ON PAGES 21 AND 25 RESPECTIVELY NO LATER THAN 3.00 PM (LONDON TIME), OR 10.00 AM (NEW YORK CITY
TIME) ON 13 AUGUST 1998.

                               Yours faithfully,

                                  James Steel
                                   Director

             for and on behalf of J Henry Schroder & Co. Ltd

-------------------------------------------------------------------------------

APPENDIX I

Conditions and Further Terms of the Offer

-------------------------------------------------------------------------------
Part A-CONDITIONS OF THE OFFER

The Offer is subject to the following conditions:

1. valid acceptances being received (and not, where permitted, withdrawn) by
3.00 pm (London time), 10.00 am (New York City time), on 13 August 1998
(or such later time(s) and/or date(s) as Telewest may, subject to the rules of the City Code, decide) in respect of not less than 90% in nominal value (or such lesser percentage as Telewest may decide) of the General Cable shares (including General Cable shares represented by General Cable ADSs) to which the Offer relates, provided that unless agreed by the Panel this condition will not be satisfied unless Telewest (together with any of its wholly-owned subsidiaries) shall have acquired or agreed to acquire, whether pursuant to the Offer or otherwise, General Cable shares (including General Cable shares represented by General Cable ADSs) carrying, in aggregate, more than 50% of the voting rights then exercisable at general meetings of General Cable and provided further that this condition shall be capable of being satisfied only at a time when all of the other Conditions have been satisfied, fulfilled or, where permitted, waived.

For the purposes of this condition:

    (a) shares (including General Cable shares represented by General Cable
    ADSs) which have beenNote 2 unconditionally allotted but not issued shall be deemed to carry the voting rights they will carry upon issue; and

    (b) the expression "General Cable shares (including General Cable shares represented by General Cable ADSs) to which the Offer relates" shall be construed in accordance with sections 428 - 430F of the Companies Act;

2. the passing at an extraordinary general meeting of Telewest and/or General Cable (or at any adjournment thereof) of such resolutions as may be necessary or incidental to approve, implement and effect the Offer and the Pre-emptive Issue and the acquisition by Telewest of General Cable pursuant thereto;

3. the London Stock Exchange admitting, or (if determined by Telewest and subject to the consent of the Panel) agreeing to admit, to the Official List, the new Telewest shares to be issued pursuant to the Offer and the Pre-emptive Issue and such admission becoming effective in accordance with the Listing Rules;

4. the new Telewest ADSs issuable pursuant to the Offer and the Pre-emptive Issue having been approved for quotation on Nasdaq;

5. necessary registration statements with respect to the Offer and the Pre-emptive Issue having been declared and remaining effective under the US Securities Act, and no stop order suspending the effectiveness of such registration statements having been issued and no proceeding for that purpose having been initiated or threatened by the SEC;

6. all necessary filings having been made and all applicable waiting periods under the US Hart-Scott Rodino Antitrust Improvements Act of 1976 and the regulations thereunder having expired, lapsed or been terminated as appropriate in each case in connection with the Offer and the acquisition or proposed acquisition of any shares in, or control of, General Cable by Telewest;

7. no relevant authority having:

    (a) withdrawn or refused to renew, or threatened to withdraw or to refuse to renew, any licence or permission; or

    (b) instituted, implemented or taken, or threatened to take any other action;

  the effect of which would adversely affect the businesses, assets, prospects or profits of any member of the wider Telewest Group to an extent which is material in the context of the Telewest Group taken as a whole or of General Cable or any member of the wider General Cable Group to an extent which is material in the context of the General Cable Group taken as a whole, and no such licences or permissions terminating or otherwise becoming invalid as a result of the Offer or its implementation the effect of which would adversely affect the businesses, assets, prospects or profits of General Cable or Telewest or any member of the wider General Cable Group or the wider Telewest Group to an extent which is material in the context of the General Cable Group or the Telewest Group, as the case may be, taken as a whole;

  8. no relevant authority having intervened in a way which would or might:

    (a) make the Offer, its implementation or the acquisition or proposed acquisition by any member of the Telewest Group of any shares in, or control of, General Cable by any member of the Telewest Group, illegal, void and/or unenforceable in or under the laws of any relevant jurisdiction, or otherwise materially, whether directly or indirectly, restrict, restrain, prohibit, delay, or otherwise materially interfere with or challenge the implementation of, or impose additional conditions or obligations with respect to, or otherwise challenge or interfere with the Offer or such acquisition;

    (b) require, prevent or materially delay the divestiture or materially alter the terms envisaged for any proposed divestiture by any member of the wider Telewest Group or any member of the wider General Cable Group of all or any portion of their respective businesses, assets or properties or impose any limitation on the ability of any of them to conduct any of their respective businesses or to own any of their respective assets or property or any part thereof in each case to an extent which is material in the context of the Telewest Group taken as a whole or the General Cable Group taken as a whole;

    (c) impose any limitation on, or result in any material delay in, the ability of any member of the wider Telewest Group or of the wider General Cable Group to acquire or to hold or to exercise effectively, directly or indirectly, any rights of ownership in respect of shares or other securities in, or to exercise management control over, any member of the wider General Cable Group or the wider Telewest Group, in each case to an extent which is material in the context of the Telewest Group taken as a whole or the General Cable Group taken as a whole;

    (d) require any member of the wider Telewest Group or of the wider General Cable Group to offer to acquire any shares or securities in any member of the wider General Cable Group (other than General Cable) or any member of the wider Telewest Group owned by a third party, in each case to an extent which would be material in the context of the Telewest Group or the General Cable Group, as the case may be, taken as a whole;

    (e) result in a material delay in the ability of any member of the Telewest Group, or render any member of the Telewest Group unable to acquire some or all of the General Cable shares;

    (f) require, prevent or materially delay the divestiture by any member of the wider Telewest Group of any shares or other securities in General Cable;

    (g) otherwise adversely affect any or all of the businesses, assets, prospects or profits of any member of the wider General Cable Group or the wider Telewest Group in each case to an extent which is material in the context of the General Cable Group or the Telewest Group, as the case may be, taken as a whole;

    (h) impose any limitation on the ability of any member of the wider General Cable Group or the wider Telewest Group to co-ordinate its business, or any part of it, with the businesses of any other member of the wider General Cable Group or the wider Telewest Group, as the case may be, to an extent which is material in the context of the General Cable Group or the Telewest Group taken as a whole, as the case may be; or

    (i) result in any member of the General Cable Group ceasing to be able to carry on business under any name which it presently does so, and all applicable waiting and other time periods during which any relevant authority could intervene in such a way having expired, lapsed or been terminated;

  9. all necessary filings having been made, all appropriate waiting periods under any applicable legislation or regulation of any jurisdiction having expired, lapsed or been terminated, in each case in connection with the Offer or the acquisition of any shares or other securities in, or control of, General Cable by Telewest, and all authorisations, waivers and determinations which Telewest reasonably deems necessary or appropriate in any relevant jurisdiction for or in respect of the Offer or the acquisition or proposed acquisition of any shares in, or control of, General Cable by Telewest having been obtained in a form reasonably satisfactory to Telewest, from all relevant authorities or (without prejudice to the generality of the foregoing) from any persons or bodies with whom any member of the wider General Cable Group has entered into contractual arrangements and such authorisations, waivers and determinations together with all authorisations, waivers and determinations necessary or appropriate for any member of the wider General Cable Group to carry on its business (where such business is material in the context of the General Cable Group taken as a whole and where the absence of such authorisation, waiver or determination would have a material adverse effect on the General Cable Group taken as a whole) remaining in full force and effect and all filings necessary for such purpose having been made and there being no notice or intimation of any intention to revoke or not to renew any of the same, and all necessary statutory or regulatory obligations in all relevant jurisdictions having been complied with;

  10. except as publicly announced (by the delivery of an announcement to the Company Announcements Office of the London Stock Exchange) before 15 April 1998, there being no provision of any arrangement, agreement, licence, permit, franchise or other instrument to which any member of the wider General Cable Group is a party, or by or to which any such member or any of its assets is or are or may be bound, entitled or subject or any circumstance, which, in each case as a consequence of the Offer or the acquisition or proposed acquisition by any member of the Telewest Group of any shares in, or change in the control or management of, General Cable, would or might reasonably be expected to result in (to an extent which in each case is material in the context of the General Cable Group taken as a whole):

    (a) any such arrangement, agreement, licence, permit, franchise or instrument being terminated or adversely modified or affected or any obligation or liability arising or any adverse action being taken or arising thereunder;

    (b) the rights, liabilities, obligations or interests of any member of the wider General Cable Group under any such arrangement, agreement, licence or instrument or the interests or business of any such member in or with any other firm or company or body or person (or any arrangement or arrangements relating to such business or interests) being terminated, modified or adversely affected;

    (c) any material assets or interests of any such member of the wider General Cable Group being or falling to be disposed of or charged or any right arising under which any such asset or interest could be required to be disposed of or charged otherwise than in the ordinary course of business;

    (d) any material amount of moneys borrowed by, or any other material indebtedness, actual or contingent, of, or grant available to, any member of the wider General Cable Group being or becoming repayable, or capable of being declared repayable immediately or prior to its stated repayment date, or the ability of any such member to borrow moneys or incur any material indebtedness being withdrawn or inhibited or becoming capable of being withdrawn;

    (e) the financial or trading position or prospects or value of any member of the wider General Cable Group being prejudiced or adversely affected;

    (f) any member of the wider General Cable Group ceasing to be able to carry on business under any name under which it presently does so; or

    (g) the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property, assets or interests of any member of the wider General Cable Group, and no event having occurred which, under any provision of any arrangement, agreement, licence, permit or other instrument to which any member of the wider General Cable Group is a party or by which any such member or any of its assets may be bound, entitled or be subject, could result in any of the events or circumstances as are referred to in sub-paragraphs (a) to (g) of this condition 10 in any case where such result would be material in the context of the General Cable Group taken as a whole;

  11. except as publicly announced by General Cable (by the delivery of an announcement to the Company Announcements Office of the London Stock Exchange) prior to 15 April 1998, no member of the General Cable Group having, since 31 December 1996:

    (a) issued or agreed to issue, authorised or proposed the issue of additional shares of any class, or securities convertible into, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities (save as between General Cable and wholly-owned subsidiaries of General Cable and save for shares issued or options granted pursuant to the General Cable share option schemes before 15 April 1998) or redeemed, purchased or reduced any part of its share capital or proposed the redemption, purchase or reduction of any part of its share capital;

    (b) merged with or demerged any body corporate or acquired or (other than in the ordinary course of business) disposed of, or transferred, mortgaged or charged or created any security interest over, any assets or any right, title or interest in any assets (including shares and trade investments other than in the ordinary course of business) or made any change in its loan or share capital, authorised or proposed or announced any intention to propose any merger, demerger, acquisition, disposal, transfer, mortgage, charge or security interest (other than in the ordinary course of business) which, in any case, is material in the context of the General Cable Group taken as a whole;

    (c) entered into or varied or announced its intention to enter into or vary any contract, transaction, arrangement or commitment (whether in respect of capital expenditure or otherwise) otherwise than in the ordinary course of business which is, in any case, material in the context of the General Cable Group taken as a whole;

    (d) issued, authorised or proposed the issue of any debentures or incurred or increased any indebtedness or contingent liability which is, in any case, material in the context of the General Cable Group taken as a whole and not in the ordinary course of business;

    (e) recommended, declared, paid or made, or proposed the recommendation, declaration, paying or making of, any bonus, dividend, or other distribution whether in cash or otherwise other than to General Cable or to a wholly-owned subsidiary of General Cable;

    (f) been unable, or admitted in writing that it is unable, to pay its debts or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

    (g) waived or compromised any claim which is material in the context of the relevant member of the wider General Cable Group;

    (h) proposed any voluntary winding up;

    (i) entered into or varied or made any offer (which remains open for acceptance) to enter into or materially vary the terms of any service agreements with any of the directors of any member of the General Cable Group;

    (j) entered into any contract, reconstruction, amalgamation, commitment or other transaction or arrangement which would be materially restrictive on the business of any member of the General Cable Group or the Telewest Group;

    (k) made any alteration to its memorandum or articles of association or other incorporation documents; or

    (l) entered into any contract, commitment, agreement or arrangement or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced an intention to effect or to propose any of the transactions, matters or events referred to in this condition 11;

  12. since 31 December 1996 and except as announced publicly by General Cable (by the delivery of an announcement to the Company Announcements Office of the London Stock Exchange):

    (a) there having been no receiver, administrative receiver or other encumbrancer appointed over any material portion of the assets of any member of the wider General Cable Group or any analogous proceedings or steps having taken place under the laws of any relevant jurisdiction and there having been no petition presented for the administration of any member of the wider General Cable Group or any equivalent proceedings or steps taken under the laws of any other jurisdictions;

    (b) no adverse change or deterioration having occurred in the business, assets, financial or trading position or profits of prospects of any member of the wider General Cable Group which is material in the context of the General Cable Group taken as a whole;

    (c) save for matters fully and fairly disclosed to Telewest before 15 April 1998, no litigation or arbitration proceedings, prosecution or other legal proceedings having been instituted, announced or threatened by or against or remaining outstanding against any member of the wider General Cable Group which is material in the context of the General Cable Group taken as a whole;

    (d) no contingent or other liability having arisen or become apparent or increased which would or might be likely adversely to affect any member of the wider General Cable Group which is material in the context of the General Cable Group taken as a whole; and

    (e) no investigation by any relevant authority having been threatened, announced, implemented or instituted or remaining outstanding in respect of any member of the wider General Cable Group which, in any such case, is material in the context of the General Cable Group taken as a whole;

  13. Telewest not having discovered:

    (a) that any financial, business or other information concerning the wider General Cable Group disclosed at any time by or on behalf of any member of the wider General Cable Group either is misleading or contains a misrepresentation of fact which is material in the context of the Offer or omits to state a fact necessary to make any information contained therein not misleading to an extent which is so material;

    (b) that any member of the General Cable Group is subject to any liability (contingent or otherwise) which is not disclosed in the annual report and accounts of General Cable for the year ended 31 December 1996 or the interim report for the six months ended 30 June 1997 and which is material in the context of the General Cable Group taken as a whole;

    (c) that any past or present member of the wider General Cable Group has not complied with all applicable laws of any relevant jurisdiction relating to environmental matters which non-compliance would be likely to give rise to a material liability (whether actual or contingent) or cost on the part of any member of the wider General Cable Group which is, or would be, material in the context of the General Cable Group taken as a whole;

    (d) that there has been an emission, disposal, discharge, deposit, spillage or leak of waste or hazardous or harmful substances on or about or from any property now or previously owned, or occupied or made use of by any past or present member of the wider General Cable Group which would be likely to give rise to any liability (whether actual or contingent) or cost on the part of any member of the wider General Cable Group which is, or would be, material in the context of the General Cable Group taken as a whole;

    (e) that there is or is likely to be any material liability (whether actual or contingent) or requirement to make good, repair, reinstate or clean-up any property now or previously owned, occupied or made use of by any past or present member of the wider General Cable Group; and

    (f) any information which affects the import of any information disclosed at any time by or on behalf of any member of the wider General Cable Group which is material in the context of the Offer.

  For the purposes of these conditions: (a) "relevant authority" means any central bank, government, government department or governmental, quasi-governmental, supranational, statutory or regulatory body, court, trade agency, association, institution or professional or environmental association in any relevant jurisdiction; (b) a relevant authority shall be regarded as having "intervened" if it has instituted, implemented, threatened or decided to taken any action, proceedings, suit, investigation or enquiry, or made, enacted or proposed any statute, regulation, decision or order, or taken any measures or other steps and "intervene" shall be construed accordingly; (c) "authorisations" means authorisations, orders, grants, recognitions, confirmations, consents, licences, clearances, permissions and approvals; (d) "wider Telewest Group" means Telewest and its subsidiary undertakings, associated undertakings and any other undertaking in which Telewest and such undertakings (aggregating their interests) have a substantial interest; (e) "wider General Cable Group" means General Cable and its subsidiary undertakings, associated undertakings and any other undertaking in which General Cable and such undertakings (aggregating their interests) have a substantial interest and for these purposes, "subsidiary undertaking", "associated undertaking" and "undertaking" have the meanings given by the Companies Act and "substantial interest" means a direct or indirect interest in 20% or more of the voting equity capital of an undertaking.

  Telewest reserves the right to waive all or any of conditions 6 to 13 (inclusive) above, in whole or in part.

  Telewest reserves the right, subject to the consent of the Panel, to extend the time required under the City Code for fulfilment of condition 1 until such time as conditions 2 to 13 inclusive have been fulfilled or waived.

  The Offer will lapse unless all the Conditions set out above are fulfilled or (if capable of waiver) waived or, where appropriate, have been determined by Telewest in its reasonable opinion to be or to remain fulfilled no later than the First Closing Date. If the Offer lapses, it will cease to be capable of further acceptance and Telewest and holders of General Cable securities shall thereupon cease to be bound by prior acceptances. Telewest shall be under no obligation to waive or treat as fulfilled any of the Conditions prior to 13 August 1998, or such later date to which the First Closing Date may be extended, save that if at any closing date all of the Conditions have been fulfilled or waived then the Offer may only be extended without being declared unconditional in all respects with the consent of the Panel. The First Closing Date cannot be extended beyond midnight (London time), 7.00 pm (New York City time) on 28 August 1998, except with the consent of the Panel.

PART B--FURTHER TERMS OF THE OFFER

Unless the context otherwise requires, any reference in Parts B or C of this Appendix I and in the Acceptance Form:

  (i) to the "Offer" shall include any revision, variation, renewal or extension thereto;

  (ii) to the "Offer becoming unconditional" shall include references to the Offer becoming or being declared unconditional;

  (iii) to "acceptances of the Offer" shall include deemed acceptances of the Offer; and

  (iv) to the "Offer Period" means, in relation to the Offer, the period commencing on 23 February 1998 until the latest of:

    (a) the date when the Offer lapses; and

    (b) the date when the Offer becomes or is declared unconditional in all respects.

1. ACCEPTANCE PERIOD

(a) The Offer will initially be open for acceptance until 3.00 pm (London time), 10.00 am (New York City time) on 13 August 1998. Although no revision is envisaged, if the Offer is revised it will remain open for acceptance for a period of at least 14 days (or such other period as the Panel may permit) from the date on which written notification of the revision is posted to holders of General Cable securities. Except with the Panel's consent, no revision of the Offer may be made or posted after 14 August 1998.

(b) The Offer, whether revised or not, shall not (except with the Panel's consent) be capable of becoming unconditional after midnight on 28 August 1998 (or any earlier time and/or date beyond which Telewest has stated that the Offer will not be extended unless Telewest has, where permitted, withdrawn that statement or extended the Offer beyond the stated earlier date), nor of being kept open for acceptance after that time and date unless it has previously become unconditional, provided that Telewest reserves the right, with the Panel's consent, to extend the Offer to a later time(s) and/or date(s). Except with the Panel's consent, Telewest may not, for the purpose of determining whether the Acceptance Condition has been satisfied, take into account acceptances received or purchases of General Cable securities made after 1.00 pm (London time), 8.00 am (New York City time) on 28 August 1998 (or any earlier time and/or date beyond which Telewest has stated that the Offer will not be extended unless, where permitted, it has withdrawn that statement or extended the Offer beyond the stated earlier date) or, if the Offer is so extended, any such later time(s) and/or date(s) as may be agreed with the Panel. If the latest time at which the Offer may become unconditional is extended beyond midnight on 28 August 1998, acceptances received and purchases of General Cable securities made in respect of which relevant documents are received by the Receiving Agent or the US Depositary after 1.00 pm (London time), 8.00 am (New York City time) on 28 August 1998 may (except where the City Code otherwise permits) only be taken into account with the Panel's agreement.

(c) If the Offer becomes unconditional, it will remain open for acceptance for not less than 14 days from the date on which it would otherwise have expired. If the Offer has become unconditional and it is stated by or on behalf of Telewest that the Offer will remain open until further notice, then not less than 14 days' notice in writing will be given, before closing the Offer, to those holders of General Cable securities who have not accepted the Offer.

(d) If a competitive situation arises after Telewest has made a "no extension" statement and/or a "no increase" statement in relation to the Offer, Telewest may, if it specifically reserved the right to do so at the time such statement was made, or otherwise with the Panel's consent, withdraw that statement and extend or revise the Offer (as appropriate) provided that it complies with the requirements of the City Code and, in particular, that it announces such withdrawal and that it is free to extend or revise the Offer (as appropriate) as soon as possible (and in any event within four Business Days of the firm announcement of the competing offer or other competitive situation) and holders of General Cable securities are informed in writing at the earliest practicable opportunity or, in the case of holders of

General Cable securities with registered addresses outside the UK or whom Telewest or Schroders knows to be a nominee, trustee or custodian holding General Cable securities for such persons, by announcement in the United Kingdom and the United States.

Telewest may, if it has reserved the right to do so, choose not to be bound by a "no increase" or a "no extension" statement if it would otherwise prevent the publication of an increased or improved offer (either as to the value or nature of the consideration offered or otherwise) which is recommended for acceptance by the Board of Directors of General Cable or in other circumstances permitted by the Panel.

(e) For the purpose of determining at any particular time whether the Acceptance Condition has been satisfied, Telewest shall be entitled to take account only of those General Cable securities carrying voting rights which have been unconditionally allotted or issued before that time and written notice of allotment or issue of which, containing all the relevant details, has been received from General Cable or its agents before that time by the Receiving Agent or the US Depositary at the respective addresses specified in paragraph 3(b) of this Part B. Telex, e-mail or facsimile transmission will not be sufficient.

(f) In accordance with an SEC exemptive order received by Telewest, at least five US Business Days prior to any reduction in the percentage of General Cable shares (including General Cable shares represented by General Cable
ADSs) required to satisfy the Acceptance Condition, Telewest will announce that it has reserved the right so to reduce the Acceptance Condition. Telewest will not make such an announcement unless Telewest believes there is a significant possibility that sufficient General Cable shares (including General Cable shares represented by General Cable ADSs) will be assented to the Offer to permit the Acceptance Condition to be satisfied at such reduced level. Holders of General Cable securities who are not willing to accept the Offer if the Acceptance Condition is reduced to the minimum permitted level should either not accept the Offer until the Subsequent Offer Period or be prepared to withdraw their acceptance promptly following an announcement by Telewest of its reservation of the right to reduce the Acceptance Condition.

2. ANNOUNCEMENTS

(a) Without prejudice to paragraph 3 ("Rights of Withdrawal") below, by 8.30 am (London time) in the United Kingdom and 8.30 am (New York City time) in the United States on the Business Day (the "relevant day") next following the day on which the Offer is due to expire or becomes unconditional or is revised or extended, as the case may be (or such later time(s) and/or date(s) as the Panel may agree), Telewest will make an appropriate announcement and inform the London Stock Exchange and the Dow Jones News Service, respectively, of the position. Such announcements will also state (unless otherwise permitted by the Panel) the total number of General Cable securities and rights over General Cable securities (as nearly as practicable):

  (i) for which acceptances of the Offer have been received;

  (ii) acquired or agreed to be acquired by or on behalf of Telewest or any person acting in concert with it during the course of the Offer Period;

  (iii) held by or on behalf of Telewest or any person acting in concert with it before the Offer Period; and

  (iv) for which acceptances of the Offer have been received from any person acting in concert with Telewest,

and will specify the percentages of the General Cable securities represented by each of these figures.

(b) Any decision to extend the time and/or date by which the Acceptance Condition has to be fulfilled may be made at any time up to, and will be announced not later than, 8.30 am (London time) in the United Kingdom and 8.30 am (New York City time) in the United States on the relevant day (as defined in paragraph 2(a) of this Part B) or such later time(s) and/or date(s) as the Panel may agree. The announcement will state the next expiry date unless the Offer is then unconditional, in which case a statement may instead be made that the Offer will remain open until further notice. In computing the number of General Cable securities represented by acceptances and/or purchases, there may be included or excluded for announcement purposes acceptances and purchases which are not complete in all respects or which are subject to verification, save that those which could not be counted towards fulfilment of the Acceptance Condition under Notes 4 and 5 (and, if applicable, Note 6) of Rule 10 of the City Code shall not (unless agreed by the Panel) be included.

(c) In this Appendix I, references to the making of an announcement or the giving of notice by or on behalf of Telewest include the release of an announcement by public relations consultants or by Schroders to the press and the delivery by hand or telephone or telex or facsimile or other electronic transmission of an announcement to the London Stock Exchange and the Dow Jones News Service, as the case may be. An announcement made otherwise than to the London Stock Exchange shall be notified simultaneously to the London Stock Exchange (unless otherwise agreed by the Panel).

(d) Without limiting the manner in which Telewest may choose to make any public announcement and subject to Telewest's obligations under applicable law (including Rules 14d-4(c) and 14d-6(d) under the US Exchange Act relating to Telewest's obligations to disseminate promptly public announcements concerning material changes to the Offer), Telewest will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the London Stock Exchange and the Dow Jones News Service.

3. RIGHTS OF WITHDRAWAL

(a) Except as otherwise provided in this paragraph, acceptances of the Offer by holders of General Cable securities and elections under the Mix and Match Election are irrevocable. Acceptances of the Offer may, however, be withdrawn pursuant to the procedures set out below at any time during the Initial Offer Period and in certain other circumstances described below. General Cable securities assented to the Offer during the Initial Offer Period and not validly withdrawn prior to the expiry of the Initial Offer Period, and General Cable securities assented to the Offer during the Subsequent Offer Period, may not be withdrawn. Holders of General Cable securities will not have withdrawal rights during the Subsequent Offer Period, except in certain limited circumstances described below.

(b) If Telewest, having announced that the Acceptance Condition has been satisfied, fails by 3.30 pm (London time), 10.30 am (New York City time) on the relevant day (or such later time or date as the Panel may agree) to comply with any of the relevant requirements relating to the Offer specified in paragraph 2(a) of this Part B of Appendix I, an accepting holder of General Cable securities may immediately after that time withdraw his acceptance of the Offer by written notice given by post or by hand to Lloyds Bank Registrars, The Causeway, Worthing, West Sussex, BN99 6DA or, by hand only, to Lloyds Bank Registrars, Antholin House, 71 Queen Street, London EC4N 1SL or to the US Depositary at one of the addresses shown on page 25, in each case receiving such notice on behalf of Telewest. This right of withdrawal may be terminated not less than eight days after the relevant day by Telewest confirming, if that be the case, that the Offer is still unconditional and complying with the other relevant requirements relating to the Offer specified in paragraph 2(a) of this Part B of Appendix I. If any such confirmation is given, the first period of 14 days referred to in paragraph 1(c) of this Part B of Appendix I will run from the date of that confirmation and compliance.

(c) If a no extension and/or a no increase statement is withdrawn in accordance with paragraph 1(d) of this Part B of Appendix I above, any acceptance of the Offer made after the date of that statement may be withdrawn thereafter in the manner referred to in paragraph 3(b) of this Part B of Appendix I, for a period of eight days following the date on which the notice of the withdrawal of such statement is posted to holders of General Cable securities.

(d) To be effective, a written notice of withdrawal must be received in good time by the party (either the Receiving Agent or the US Depositary) to whom the Acceptance Form was originally sent and must specify the name of the person who accepted the Offer, the number of General Cable securities to be withdrawn and (if certificates have been submitted) the name of the registered holder of the relevant

General Cable securities, if different from the name of the person who accepted the Offer in respect of such General Cable securities.

(e) In respect of General Cable ADSs, if General Cable ADRs have been delivered or otherwise identified to the US Depositary, then prior to the physical release of such General Cable ADRs, the serial numbers shown on such General Cable ADRs must be submitted and, unless the General Cable ADSs evidenced by such General Cable ADRs have been submitted by an Eligible Institution or by means of a Letter of Transmittal, the signatures on the notice of withdrawal must be guaranteed by an Eligible Institution. If interests in General Cable ADSs evidenced by General Cable ADRs have been delivered pursuant to the procedures for book-entry transfer set out in paragraph 22(C)(d) of the letter from Schroders set out above, any notice of withdrawal must also specify the name and number of the account at the appropriate Book-Entry Transfer Facility to be credited with the withdrawn General Cable ADSs and must otherwise comply with such Book-Entry Transfer Facility's procedures.

(f) Withdrawals of General Cable securities assented to the Offer may not be rescinded (without Telewest's consent) and any General Cable securities properly withdrawn and not properly re-submitted will thereafter be deemed not validly assented to the Offer. Withdrawn General Cable securities may be subsequently re-submitted, however, by following one of the procedures described in paragraph 22 of the letter from Schroders set out above at any time whilst the Offer remains open.

(g) All questions as to the validity (including time of receipt) of any notice of withdrawal will be determined by Telewest, whose determination (except as required by the Panel) will be final and binding. None of Telewest, General Cable, Schroders, the Receiving Agent, the US Depositary or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notification.

4. THE MIX AND MATCH ELECTION

(a) Elections for the Mix and Match Election will only be accepted in respect of whole numbers of General Cable securities. The number of General Cable securities in respect of which a Mix and Match Election is made represents the number of General Cable securities in respect of which the holder of General Cable securities wishes to receive either all cash or, as the case may be, all new Telewest shares (including, in the case of General Cable ADS holders, in the form of new Telewest ADSs), as consideration under the Offer.

(b) The available cash and new Telewest securities will be allocated in accordance with paragraphs (c) to (f) below among holders of General Cable securities who elect for the Mix and Match Election.

(c) Elections for new Telewest securities by holders of General Cable securities in excess of their basic entitlements to new Telewest securities will be satisfied in full where sufficient new Telewest securities are available as a result of other accepting holders of General Cable securities validly making elections for cash in excess of their basic entitlements, thereby releasing new Telewest securities to which they would otherwise be entitled under the Offer.

If the number of new Telewest securities available as a result of elections for the Mix and Match Election is insufficient to satisfy in full all elections for new Telewest securities in excess of the basic entitlement to such securities, then such excess elections will be satisfied in cash on the basis of 149p in cash for each new Telewest share being the closing share price of a Telewest share on 24 June 1998 (the latest practicable time prior to publication of this document) as adjusted for the value attributable to the right of Qualifying Telewest securityholders to subscribe for new Telewest shares under the Pre-emptive Issue and, in respect of elections for new Telewest ADSs on the basis of (Pounds)14.90 in cash for each new Telewest ADS, being such closing price multiplied by ten. The US Depositary will, in accordance with the terms of its appointment, arrange for such amount to be translated to US dollars at the exchange rate obtained by the US Depositary on or about the date the cash consideration is made available to the US Depositary for delivery to holders of the General Cable ADSs.

(d) Elections for cash made by holders of General Cable securities in excess of their basic entitlements to cash will be satisfied in full where sufficient cash is available as a result of other accepting holders of General Cable securities validly making elections for new Telewest securities in excess of their basic entitlements to such form of consideration, thereby releasing cash to which they would otherwise be entitled under the Offer.

If the amount of cash available as a result of elections for the Mix and Match Election is insufficient to satisfy in full all elections for cash in excess of the basic entitlement to cash, then such excess will be satisfied in new Telewest securities on the basis of one new Telewest share for each 149p in cash and one new Telewest ADS for (Pounds)14.90 in cash.

(e) No election for the Mix and Match Election will be valid unless both a valid acceptance of the Offer and a valid election for the Mix and Match Election, duly completed in all respects and accompanied by all relevant share or ADR certificate(s) and/or other document(s) of title in respect of General Cable securities in certificated form, are duly received by the time and date on which the Mix and Match Election closes.

(f) The Mix and Match Election will remain open until 3.00 pm (London time),
10.00 am (New York City time) on the date falling five calendar days after the date on which the Offer becomes or is declared unconditional in all respects. Holders of General Cable securities who accept after that date and holders of General Cable securities whose shares (including those represented by General Cable ADSs) are acquired in the Compulsory Acquisition will receive the Basic Terms of the Offer. Holders of General Cable shares who do not make a Mix and Match Election will receive the Basic Terms of the Offer.

(g) If any Acceptance Form which includes an election for the Mix and Match Election is either received after the time and date upon which the Mix and Match Election closes or is received before such time and date but is not valid or complete in all respects at such time and date, such election shall, for all purposes, be void and the holder of General Cable securities purporting to make such election shall not, for any purpose, be entitled to receive any variation of consideration under the Mix and Match Election, but such acceptance if otherwise valid, shall be deemed to be an acceptance of the Offer in respect of the number of General Cable securities covered by the Acceptance Form and the relevant holder of General Cable securities will upon the Offer becoming unconditional in all respects, be entitled to receive the Basic Terms under the Offer in respect thereof.

(h) The Mix and Match Election will lapse if the Offer lapses or expires. An election under the Mix and Match Election may only be made in respect of General Cable securities for which the Offer is validly accepted.

5. REVISED OFFER

(a) No revision of the Offer is envisaged. However, if the Offer (in its original or any previously revised form(s)) is revised (either in its terms and conditions or in the value or nature of the consideration offered or otherwise) and such revision represents on the date on which such revision is announced (on such basis as Schroders may consider appropriate) an improvement or no diminution in the value of the Offer as so revised compared with the consideration or terms previously offered or in the overall value received and/or retained by a holder of General Cable securities (under the Offer or otherwise), the benefit of the revised Offer will, subject to paragraphs 5(c), 5(d) and 8 of this Part B, be made available to any holder of General Cable securities who has accepted the Offer in its original or any previously revised form(s) (hereinafter called a "previous acceptor"). The acceptance of the Offer by or on behalf of a previous acceptor in its original or any previously revised form(s) shall, subject as provided in paragraphs 5(c), 5(d) and 8 of this Part B, be treated as an acceptance of the Offer as so revised and shall also constitute the separate appointment of Telewest and each of its directors and Schroders and each of its directors as his attorney and/or agent with authority (i) to accept any such revised offer on behalf of such previous acceptor, (ii) if such revised offer includes alternative forms of consideration, to make such elections for and/or accept such alternative forms of consideration in the proportions such attorney and/or agent in his absolute discretion thinks fit, and (iii) to execute on behalf of and in the name of such previous acceptor all such further documents (if any) as may be required to give effect to such acceptances and/or elections.

In making any such election and/or acceptance, such attorney and/or agent shall take into account the nature of any previous acceptances and/or elections made by or on behalf of the previous acceptor and such other facts or matters as he may reasonably consider relevant.

(b) The authorities conferred by this paragraph 5 and any acceptance of a revised offer and/or any election(s) pursuant thereto shall be irrevocable unless and until the previous acceptor becomes entitled to withdraw his acceptance under paragraph 3 of this Part B and duly does so.

(c) The deemed acceptance referred to in paragraph 5(a) of this Part B shall not apply, and the authorities conferred by that paragraph shall be ineffective, to the extent that a previous acceptor shall lodge with the Receiving Agent or the US Depositary, within 14 days of the publication of the document containing the revised offer, a form in which he validly elects to receive the consideration receivable by him in some other manner.

(d) The deemed acceptance referred to in paragraph 5(a) of this Part B shall not apply, and the authorities conferred by that paragraph shall not be exercised if as a result thereof the previous acceptor would (on such basis as Schroders may consider appropriate) thereby receive less in aggregate in consideration under the revised offer than he would have received in aggregate as a result of acceptance of the Offer in the form in which it was previously accepted by him or on his behalf. The authorities conferred by paragraph 5(a) of this Part B shall not be exercised in respect of any election available under the revised offer save in accordance with this paragraph.

(e) Telewest and Schroders reserve the right to treat an executed Acceptance Form (in respect of the Offer in its original or any previously revised form(s)) which is received (or dated) on or after the announcement of any revised offer as a valid acceptance of the revised offer and/or, where applicable, a valid election for or acceptance of any of the alternative forms of consideration. Such acceptances shall constitute an authority in the terms of paragraph 5(a) of this Part B, mutatis mutandis, on behalf of the relevant holder of General Cable securities.

6. ACCEPTANCES AND PURCHASES

Except as otherwise agreed by the Panel:

  (a) an acceptance of the Offer shall not be treated as valid for the purposes of the Acceptance Condition unless the requirements of Note 4 and, if applicable, Note 6 of Rule 10 of the City Code are satisfied in respect of it;

  (b) a purchase of General Cable shares or General Cable ADSs by Telewest or its nominee(s) or, in the case of a Rule 9 offer, any person acting in concert with Telewest or its nominee will only be treated as valid for the purposes of the Acceptance Condition if the requirements of Note 5 and, if applicable, Note 6 of Rule 10 of the City Code are satisfied in respect of it; and

  (c) before the Offer may become unconditional, the Receiving Agent must have issued a certificate to Telewest and/or to Schroders which states the number of General Cable securities in respect of which acceptances have been received and which comply with paragraph 6(a) of this Part B, and the number of General Cable securities otherwise acquired, whether before or during the Offer Period, which comply with paragraph 6(b) of this Part B. Copies of such certificate will be sent to the Panel and to BT Wolfensohn as soon as possible after issue.

7. GENERAL

(a) Save with the Panel's consent, the Offer will lapse unless all of the Conditions have been satisfied or (if capable of waiver) waived or, where appropriate, have been determined by Telewest in its reasonable opinion to be or remain satisfied in each case by midnight (London time) on 28 August 1998 or such later date(s) as Telewest may, with the Panel's consent, decide. Telewest reserves the right, if appropriate to seek the Panel's approval to extend such date to 18 September 1998 or such later date as the Panel may permit. If the Offer lapses for any reason, then it shall cease to be capable of further acceptance and Telewest, Schroders and holders of General Cable securities shall cease to be bound by prior acceptances.

If the Offer lapses pursuant to the City Code, neither Telewest nor any person acting in concert with Telewest (for purposes of the City Code) may make an offer for General Cable for a period of one year following such lapse, except with the consent of the Panel.

(b) Except with the Panel's consent, settlement of the consideration to which any holder of General Cable securities is entitled under the Offer will be implemented in full in accordance with the terms of the Offer without regard to any lien, right of set-off, counterclaim or other analogous right to which Telewest or Schroders, may otherwise be, or claim to be, entitled as against such holder of General Cable securities and will be effected in the manner described in the letter from Schroders contained in this document.

(c) The Offer is made on 29 June 1998 and is capable of acceptance thereafter. Copies of this document, the Acceptance Form and any related documents are available from the Receiving Agent and the US Depositary, at the addresses set out in paragraph 3(b) of this Part B.

(d) The terms, provisions, instructions and authorities contained in or deemed to be incorporated in the Acceptance Form constitute part of the terms of the Offer. Words and expressions defined in this document have the same meanings when used in the Acceptance Form, unless the context otherwise requires.

(e) (i) The Offer, all acceptances of it and all elections pursuant to it, the Acceptance Form, all contracts made pursuant to the Offer, all action taken or made or deemed to be taken or made pursuant to any of these terms and the relationship between a holder of General Cable securities and Telewest, Schroders, the Receiving Agent or the US Depositary shall be governed by and interpreted in accordance with English law.

(ii) Execution of an Acceptance Form by or on behalf of a holder of General Cable securities will constitute his agreement that the Courts of England are (subject to paragraph 7(e)(iii) of this Part B) to have jurisdiction to settle any dispute which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by, the Offer and the Acceptance Form or otherwise arising in connection with the Offer and the Acceptance Form, and for such purposes that he irrevocably submits to the jurisdiction of the English Courts.

(iii) Execution of the Acceptance Form by or on behalf of an accepting holder of General Cable securities will constitute his agreement that the agreement in paragraph 7(e)(ii) of this Part B is included for the benefit of Telewest, Schroders, the Receiving Agent and the US Depositary and accordingly, notwithstanding such agreement, set out in paragraph 7(e)(ii) of this Part B, Telewest, Schroders, the Receiving Agent and the US Depositary shall each retain the right to, and may in its absolute discretion, bring proceedings in the courts of any other country which may have jurisdiction and that the accepting holder of General Cable securities irrevocably submits to the jurisdiction of the courts of any such country.

(f) Any omission to despatch this document or the Acceptance Form or any notice required to be despatched under the terms of the Offer to, or any failure to receive the same by, any person to whom the Offer is made, or should be made, shall not invalidate the Offer in any way or create any implication that the Offer has not been made to any such person. Subject to paragraph 8 of this Part B, the Offer extends to any such person and to all holders of General Cable securities to whom this document, the Acceptance Form and any related documents may not be despatched and who may not receive such documents, and such persons may collect copies of those documents from the Receiving Agent at the addresses set out in paragraph 3(b) of this Part B.

(g) If the Offer lapses:

  (i) the share or ADR certificate(s) and/or other document(s) of title will be returned by post (or by such other method as the Panel may approve) within 14 days of the Offer lapsing, at the risk of the holder of General Cable securities concerned, to the person or agent whose name and address (outside Canada, Australia or Japan) is set out in the relevant Box of the Acceptance Form or, if none is set out, to the first-named holder at his registered address;

  (ii) the Receiving Agent will, immediately after the Offer lapses (or within such longer period as the Panel may permit), give TFE instructions to CRESTCo to transfer all General Cable shares held in escrow balances and in relation to which it is the escrow agent for the purposes of the Offer to the original available balances of the General Cable shareholders concerned; and

  (iii) in respect of General Cable ADRs in book-entry form, the US Depositary will return such General Cable ADRs to the tendering holders unless otherwise instructed by such holder.

(h) All powers of attorney, appointments as agent and authorities on the terms conferred by or referred to in this Appendix I or in the Acceptance Form are given by way of security for the performance of the obligations of the holder of General Cable securities concerned and are irrevocable (in respect of powers of attorney in accordance with Section 4 of the Powers of Attorney Act
1971) except in the circumstances where the donor of such power of attorney, appointment or authority is entitled to withdraw his acceptance in accordance with paragraph 3 of this Part B and duly does so.

(i) Without prejudice to any other provisions of this Part B, Telewest and Schroders reserve the right to treat acceptances of the Offer as valid if received by or on behalf of either of them at any place or places or in any manner determined by either of them otherwise than as set out in this document or in the Acceptance Form.

(j) All communications, notices, certificates, documents of title and remittances to be delivered by or sent to or from any holders of General Cable securities will be delivered by or sent to or from them (or their designated agents) at their risk. No acknowledgement of receipt of any Acceptance Form, transfer by means of CREST, communication, notice, share certificate(s) and/or other document(s) of title will be given by or on behalf of Telewest.

(k) Telewest and Schroders reserve the right to notify any matter (including the making of the Offer) to all or any holders of General Cable securities with (i) registered addresses outside the UK or the US or (ii) whom Telewest or Schroders know to be nominees, trustees or custodians for such holder of General Cable securities with registered addresses outside the UK by announcement or paid advertisement in any daily newspaper published and circulated in the UK and the US or any part thereof, in which case such notice shall be deemed to have been sufficiently given notwithstanding any failure by any such securityholders to receive or see such notice. All references in this document to notice in writing (other than in paragraph 3 of this Part B) shall be construed accordingly.

(l) If sufficient acceptances are received and/or sufficient General Cable securities are otherwise acquired, Telewest intends to apply the provisions of Sections 428 to 430F of the Companies Act to acquire compulsorily any outstanding General Cable shares (including General Cable shares represented by General Cable ADSs) and to apply for the cancellation of General Cable's listing of its shares on the London Stock Exchange and the quotation of the General Cable ADSs on Nasdaq.

(m) Execution of an Acceptance Form will constitute an instruction to Telewest that, on the Offer becoming unconditional in all respects, all mandates and other instructions or notices recorded in General Cable's records immediately prior to the Offer becoming so unconditional in relation to General Cable securities will, unless and until revoked or varied, continue in full force, mutatis mutandis, in relation to the new Telewest shares or new Telewest ADSs allotted or issued to the relevant holders of General Cable securities pursuant to the Offer.

(n) If the Panel requires Telewest to make an offer for General Cable securities under the provisions of Rule 9 of the City Code, Telewest may make such alterations to the conditions of the Offer as are necessary to comply with the provisions of that Rule.

(o) All references in this Appendix I to any statute or statutory provision shall include a statute or statutory provision which amends, consolidates or replaces the same (whether before or after the date hereof).

(p) In relation to any acceptance of the Offer in respect of a holding of General Cable shares which are in uncertificated form, Telewest reserves the right to make such alterations, additions or modifications as may be necessary or desirable to give effect to any purported acceptance of the Offer, whether in order to comply with the facilities or requirements of CREST or otherwise, provided such alterations, additions or modifications are consistent with the requirements of the City Code or are otherwise made with the Panel's consent.

(q) Fractions of new Telewest shares will not be allotted or issued to holders of General Cable shares who accept the Offer (including such holders who are deemed to accept the Offer) but will be aggregated and sold in the market and the net proceeds of sale will not be paid to such shareholders, but will be retained for the benefit of the Combined Group. Fractions of new Telewest ADSs will not be allotted or issued to holders of General Cable ADSs who accept the Offer (including such holders who are deemed to accept the Offer) but will be aggregated by the Depositary and sold in the market on behalf of such General Cable ADS holders and the proceeds net of any expenses will be paid in cash to those entitled thereto. However, individual cash entitlements to amounts of less than (Pounds)3.00 will not be paid but will be retained for the benefit of the Combined Group.

8. OVERSEAS SHAREHOLDERS

(a) The making of the Offer in, or to persons resident in or nationals of or citizens of, jurisdictions outside the UK and the US or who are nominees of, custodians or trustees for, citizens or nationals of other countries ("overseas shareholders") may be affected by the laws of the relevant jurisdictions. Such overseas shareholders should inform themselves about and observe any applicable legal requirements. It is the responsibility of any overseas shareholder wishing to accept the Offer (whether or not he elects for the Mix and Match Election) to satisfy himself as to the full observance of the laws and regulatory requirements of the relevant jurisdiction in connection with the Offer, including obtaining any governmental, exchange control or other consents which may be required, or compliance with other necessary formalities needing to be observed and payment of any issue, transfer or other taxes or duties due in such jurisdiction. Any such overseas shareholder will be responsible for any such issue, transfer or other taxes or other payments by whomsoever payable and Telewest and Schroders (and any person acting on behalf of either of them) shall be fully indemnified and held harmless by such shareholder for any such issue, transfer or other taxes or duties as Telewest or Schroders (and any person acting on behalf of either of them) may be required to pay.

(b) In particular, the Offer is not being made, directly or indirectly, in or into Canada, Australia or Japan. Telewest will not (unless otherwise determined by Telewest in its sole discretion and save as provided in paragraph 8(f) of this Part B), mail or deliver or authorise the mailing or delivery of, this document, the Acceptance Form, the Disclosure Document or any related document in or into Canada, Australia or Japan including to holders of General Cable securities with registered addresses in Canada, Australia or Japan or to persons whom Telewest knows to be trustees, nominees or custodians holding General Cable shares for such persons ("Restricted Overseas Persons").

(c) Persons receiving such documents (including without limitation, custodians, trustees and nominees) must not distribute, send or mail them, directly or indirectly, in, into or from Canada, Australia or Japan or use such mails or any such means or instrumentality or facility for any purpose, directly or indirectly, in connection with the Offer. Doing so may invalidate any purported acceptance of the Offer. Persons wishing to accept the Offer must not use such mails or any such means of instrumentality or facility directly or indirectly for any purpose directly or indirectly related to acceptance of the Offer.

(d) Envelopes containing the Acceptance Form should not be postmarked in Canada, Australia or Japan or otherwise despatched from Canada, Australia or Japan and all accepting holders of General Cable securites must provide addresses outside Canada, Australia or Japan for the remittance of cash and/or receipt of new Telewest shares or Telewest ADSs, or for the return of the Acceptance Form, share or ADR certificates and/or other document(s) of title.

(e) Unless an exemption under the relevant securities laws is available, Telewest will not issue new Telewest shares or new Telewest ADSs or authorise the delivery of any document(s) of title in respect of new Telewest shares or new Telewest ADSs to (i) any person who is or who Telewest has reason to believe is, a Restricted Overseas Person, or (ii) any person who is unable or fails to give the warranty set out in paragraph (b) of Part C or (iii) to any person with a registered address in Canada, Australia or Japan.

(f) The receipt of any Form of Acceptance from a person who puts "Yes" in Box [7] of the Form of Acceptance and thereby does not give the representation and warranty set out in paragraph (b) of Part C of this Appendix I below and/or who appears to be a Restricted Overseas Person and/or who completes Box [4] of the Form of Acceptance with an address in Canada, Australia or Japan (or who has an address in Canada, Australia or Japan) but who inserts in Box [5] of the Form of Acceptance an address outside Canada, Australia or Japan shall, at the discretion of Telewest constitute, in respect of any new Telewest shares to which such acceptor of the Offer may become entitled, an irrevocable and unconditional request and authority to Telewest and/or its agents:

  (i) to sell such new Telewest securities on behalf of such acceptor (and as its agent) in the market within 14 days of such shares being allotted;

  (ii) to receive the share certificates and/or other document(s) of title in respect of such new Telewest securities and to execute instruments of transfer in respect of such new securities; and

  (iii) to remit the net proceeds of such sale (after deducting therefrom the expenses of sale) as soon as reasonably practicable to the person or agent whose name and address (outside Canada, Australia and Japan) is set out in Box [5] of the Form of Acceptance, or, if none is set out, to the first-named holder in Box [4] of such Form of Acceptance with a registered address outside Canada, Australia and Japan. No consideration will be sent to an address in Canada, Australia or Japan.

Neither Telewest nor its advisers nor any person acting on behalf of any of them shall have any liability to any person for any loss or alleged loss arising from the price, the timing or the manner of such sale or otherwise in connection with such sale or any of the provisions of this paragraph 8.

(g) Each holder of General Cable ADSs executing and delivering a Letter of Transmittal will represent and warrant that such holder (i) has not received or sent copies of the Offer to Purchase/Prospectus or any Acceptance Form or any related documents in, into or from Canada, Australia or Japan and has not otherwise utilised in connection with the Offer, directly or indirectly, the Canadian, Australian or Japanese mails or any means or instrumentality (including, without limitation, facsimile transmission, telex, and telephone) of interstate or foreign commerce, or any facilities of a national securities exchange, of Canada, Australia or Japan, (ii) is accepting the Offer from outside Canada, Australia and Japan and (iii) is not an agent or fiduciary acting on a nondiscretionary basis for a principal, unless such agent or fiduciary is an authorised employee of such principal or such principal has given any instructions with respect to the Offer from outside Canada, Australia and Japan.

(h) These provisions and any other terms of the Offer relating to overseas shareholders may be waived, varied or modified as regards specific holders of General Cable securities or on a general basis by Telewest in its absolute discretion. Subject thereto, the provisions of this paragraph 8 supersede any terms of the Offer inconsistent with them. References in this paragraph 8 to a holder of General Cable securities include references to the person or persons executing an Acceptance Form and, if more than one person executes the Acceptance Form, the provisions of this paragraph 8 shall apply to them jointly and severally.

PART C--FORM OF ACCEPTANCE

Each General Cable shareholder by whom, or on whose behalf, a Form of Acceptance is executed irrevocably undertakes, represents, warrants and agrees to and with Telewest, Schroders and the Receiving Agent (so as to bind him, his personal representatives, heirs, successors and assigns) to the following effect:

  (a) that the execution of the Form of Acceptance whether or not any Boxes are completed shall constitute:

    (i) if Box [1] is completed, an acceptance of the Offer in respect of the number of General Cable shares inserted or deemed to be inserted in Box [1] of the Form of Acceptance; and

    (ii) if Box [2A] or Box [2B] is completed, an election under the Mix and Match Election to receive, subject to availability as a result of offsetting elections, new Telewest shares, instead of the cash consideration, or cash, instead of the new Telewest shares, to which he would otherwise be entitled under the Basic Terms of the Offer in respect of the number of General Cable shares inserted, or deemed to be inserted, in Box [2A] or Box [2B], in each case on and subject to the terms and conditions set out or referred to in this document and in the Form of Acceptance and that, subject only to the rights of withdrawal set out or referred to in paragraph 3 of Part B of this Appendix I, each such acceptance and election shall be irrevocable;

  (b) unless "YES" is put in Box [7] of the Form of Acceptance, that such General Cable shareholder has not received or sent copies of this document, the Form of Acceptance, the Disclosure Document or any related offering documents in, into or from Canada, Australia or Japan;

  (c) that the execution of the Form of Acceptance constitutes, subject to the Offer becoming unconditional in all respects in accordance with its terms and to an accepting General Cable shareholder not having validly withdrawn his acceptance, the irrevocable appointment of Telewest and/or Schroders as such shareholder's attorney and/or agent (the "attorney") and an irrevocable instruction and authorisation to the attorney:

    (i) to complete and execute all or any form(s) of transfer and/or other document(s) at the discretion of the attorney in relation to the General Cable shares referred to in paragraph (a) of this Part C in favour of Telewest or such other person or persons as Telewest or its agents may direct;

    (ii) to deliver such form(s) of transfer and/or other document(s) in the attorney's discretion and/or the certificate(s) and/or other document(s) of title relating to such General Cable shares for registration within 6 months of the Offer becoming or being declared unconditional in all respects; and

    (iii) to do all such other acts and things as may in the attorney's opinion be necessary or expedient for the purpose of, or in connection with, the acceptance of the Offer and/or Mix and Match Election and to vest the General Cable shares in Telewest or its nominee;

  (d) that the execution of the Form of Acceptance constitutes the irrevocable appointment of the Escrow Agent as such shareholder's attorney and/or agent and an irrevocable instruction and authority to the attorney and/or agent (i) subject to the Offer becoming or being declared unconditional in all respects in accordance with its terms and to an accepting General Cable shareholder not having validly withdrawn his acceptance, to transfer all or any of the Relevant General Cable shares (but not exceeding the number of General Cable shares in respect of which the Offer is accepted or deemed to be accepted) to itself (or to such other person or persons as Telewest or its agents may direct) by means of CREST and (ii) if the Offer lapses, to give instructions to CRESTCo, immediately after the Offer lapses (or within such longer period as the Panel may permit not exceeding 14 days of the lapsing of the Offer) to transfer all Relevant General Cable shares to the original available balance of the accepting General Cable shareholder. "Relevant General Cable shares" means General Cable shares in uncertificated form and in respect of which a transfer or transfers to escrow has or have been effected pursuant to the procedures described in the letter from Schroders contained in this document and where the transfer(s) to escrow was or were made in respect of General Cable shares held under the same member account ID and participant ID as the member account ID and participant ID relating to the Form of Acceptance concerned (but irrespective of whether or not any Form of Acceptance Reference Number, or a Form of Acceptance Reference Number corresponding to that appearing on the Form of Acceptance concerned, was included in the instruction concerned);

  (e) that the execution of the Form of Acceptance constitutes, subject to the Offer becoming or being declared unconditional in all respects and to an accepting General Cable shareholder not having validly withdrawn his acceptance, an irrevocable authority and request:

    (i) to General Cable or its agents to procure the registration of the transfer of the General Cable shares pursuant to the Offer and the delivery of the share certificate(s) and/or other document(s) of title in respect of the General Cable shares to Telewest or as it may direct;

    (ii) subject to the provisions of paragraph 8 of Part B of this Appendix I, to Telewest and Schroders or their respective agents to procure that such General Cable shareholder's name is entered in the register of members in respect of the new Telewest shares to which he becomes entitled pursuant to the Offer and to procure the issue of a definitive certificate of title for such new Telewest shares;

    (iii) if the General Cable shares concerned are in certificated form, or if either of the provisos to sub-paragraph (e)(iv)(A) of this Part C of Appendix I apply, to Telewest and Schroders or their respective agents to procure that despatch by post (or by such other method as the Panel may approve) of the cheque for the cash consideration and/or document(s) of title for any new Telewest shares to which an accepting General Cable shareholder is entitled, at the risk of such shareholder, to the person or agent whose name and address outside Canada, Australia and Japan is set out in Box [4] of the Form of Acceptance (or, if relevant, Box [5]), or if no name and address is set out in Box [4] (or, if relevant, Box 5), to the first-named holder at his registered address outside Canada, Australia or Japan;

    (iv) if the General Cable shares concerned are in uncertificated form, to Telewest and Schroders or their respective agents:

      (A) to procure the creation of an assured payment obligation in favour of the relevant General Cable shareholder's payment bank in accordance with the CREST assured payment arrangements in respect of any cash consideration provided that (aa) Telewest may (if, for any reason, it wishes to do so) determine that all or any part of any such cash consideration shall be paid by cheque despatched by post and (bb) if the General Cable shareholder concerned is a CREST member whose registered address is in Canada, Australia or Japan, any cash consideration to which such shareholder is entitled shall be paid by cheque despatched by post to the address set out in Box [4] of the Form of Acceptance (or, if relevant, Box [5]) or, if none is set out, to the first-named holder at his registered address outside Canada, Australia or Japan; and

      (B) to procure the despatch by post (or such other method as the Panel may approve) of the documents of title for any new Telewest shares to which such General Cable shareholder is entitled provided that sub-paragraph (c)(iii) of this Part C of Appendix I shall apply to the despatch of any consideration by post pursuant to this sub-paragraph (iv);

  (f) that the execution of the Form of Acceptance and its delivery constitutes a separate authority to Telewest and/or Schroders and/or their respective directors within the terms of paragraphs 5 and 7 of Part B of this Appendix I;

  (g) that, subject to the Offer becoming or being declared unconditional in all respects (or if the Offer will become unconditional in all respects or lapse immediately upon the outcome of the resolution in question) or if the Panel otherwise consents and pending registration:

    (i) Telewest or its agents shall be entitled to direct the exercise of any votes and any or all other rights and privileges (including the right to requisition the convening of a general meeting of General Cable or of any class of its shareholders) attaching to any General Cable shares in respect of which the Offer has been accepted or is deemed to have been accepted and not validly withdrawn; and

    (ii) the execution of a Form of Acceptance by a General Cable shareholder in respect of the General Cable shares comprised in such acceptance and in respect of which such acceptance has not been validly withdrawn:

      (aa) constitutes an authority to General Cable from such General Cable shareholder to send any notice, circular, warrant, document or other communication which may be required to be sent to him/her as a member of General Cable (including any share certificate(s) or other document(s) of title issued as a result of a conversion of such General Cable shares into certificated form) to Telewest at its registered office;

      (bb) constitutes an authority to Telewest or any director of Telewest to sign any consent to short notice of a general or separate class meeting as his attorney and/or agent and on his behalf and/or to attend and/or execute a form of proxy in respect of such General Cable shares appointing any person nominated by Telewest to attend general and separate class meetings of General Cable (and any adjournments thereof) and to exercise the votes attaching to such shares on his behalf, where relevant, such votes to be cast so far as possible to satisfy any outstanding condition of the Offer; and

      (cc) will also constitute the agreement of such General Cable shareholder not to exercise any of such rights without the consent of Telewest and the irrevocable undertaking of such General Cable shareholder not to appoint a proxy to attend any such general meeting or separate class meeting;

  (h) that he will deliver or procure the delivery to the Receiving Agent at either of the addresses referred to in paragraph 3(b) of Part B of this Appendix I of his share certificate(s) or other document(s) of title in respect of all General Cable shares in certificated form held by him in respect of which the Offer has been accepted or is deemed to have been accepted and not validly withdrawn, or an indemnity acceptable to Telewest in lieu thereof, as soon as possible and in any event within six months of the Offer becoming or being declared unconditional in all respects;

  (i) that he is the sole legal and beneficial owner of the General Cable shares in respect of which the Offer is accepted or deemed to be accepted or he is the legal owner of such General Cable shares and he has the necessary capacity and authority to execute the Form of Acceptance;

  (j) that the General Cable shares in respect of which the Offer is accepted or deemed to be accepted are sold fully paid up and free from all liens, equities, charges, encumbrances and other third party rights and/or interests and together with all rights now or hereafter attaching thereto, including the right to receive and retain all dividends, interests and other distributions (if any) declared, made or paid after 15 April 1998;

  (k) that he will take (or procure to be taken) the action set out in paragraph 22 of the letter from Schroders contained in this document to transfer all General Cable shares held by him in uncertificated form in respect of which the Offer has been accepted or is deemed to have been accepted and not validly withdrawn to an escrow balance as soon as possible and in any event so that the transfer to escrow settles within six months of the Offer becoming or being declared unconditional in all respects;

  (l) that if, for any reason, any General Cable shares in respect of which a transfer to an escrow balance has been effected in accordance with paragraph 22 of the letter from Schroders contained in this document are converted to certificated form, he will (without prejudice to paragraph
  (g)(ii)(aa) of this Part C) immediately deliver or procure the immediate delivery of the share certificate(s) or other document(s) of title in respect of all such General Cable shares as so converted to the Receiving Agent at either of the addresses referred to in paragraph 3(b) of Part B of this Appendix I or to Telewest at its registered office or as Telewest or its agents may direct;

  (m) that the creation of an assured payment obligation in favour of his payment bank in accordance with the CREST assured payment obligations as referred to in paragraph (e)(iv) of this Part C shall, to the extent of the obligation so created, discharge in full any obligation of Telewest and/or Schroders to pay him the cash consideration to which he is entitled pursuant to the Offer;

  (n) that the terms and conditions of the Offer contained in this document shall be deemed to be incorporated in, and form part of, the Form of Acceptance which shall be read and construed accordingly;

  (o) that he will do all such acts and things as shall be necessary or expedient to vest the General Cable shares in Telewest or its nominee(s) or such other persons as it may decide and all such acts and things as may be necessary or expedient to enable the Receiving Agent to perform its functions as escrow agent for the purposes of the Offer;

  (p) that he agrees to ratify each and every act or thing which may be done or effected by Telewest or Schroders or the Receiving Agent or any director of Telewest or any director of Schroders or any director of the Receiving Agent or their respective agents or General Cable or its agents, as the case may be, in the exercise of any of his powers and/or authorities under this document;

  (q) that the execution of the Form of Acceptance constitutes his agreement to the terms of paragraph 5(e) of Part B of this Appendix I;

  (r) that on execution the Form of Acceptance shall take effect as a deed;
  and

  (s) that if any provision of Part B or Part C of this Appendix I shall be unenforceable or invalid or shall not operate so as to afford Telewest or Schroders or the Receiving Agent or any director of any of them the benefit or authority expressed to be given therein, he shall with all practicable speed do all such acts and things and execute all such documents as may be required to enable Telewest and/or Schroders and/or the Receiving Agent and/or any director of any of them to secure the full benefits of Part B and this Part C of Appendix I.

References in this Part C of Appendix I to a General Cable shareholder shall include references to the person or persons executing a Form of Acceptance, and if more than one person executes a Form of Acceptance, the provisions of this Part C shall apply to them jointly and severally.

-------------------------------------------------------------------------------
APPENDIX II

FINANCIAL EFFECTS OF ACCEPTANCE

-------------------------------------------------------------------------------

The following table sets out, for illustrative purposes only and on the bases and assumptions set out below, the financial effects of the Offer on capital value for a General Cable shareholder and a General Cable ADS holder accepting the terms of the Offer if the Offer becomes or is declared unconditional in all respects:

                                                             NOTES  PENCE
INCREASE IN CAPITAL VALUE FOR A SHAREHOLDER
Value of the Offer per General Cable share
--new Telewest shares                                           (i) 197.6
--cash                                                               65.0
                                                                    -----
--total value                                                       262.6
Market value of one General Cable share on 20 February 1998    (ii) 109.0
Increase in capital value                                           153.6
                                                                    -----
This represents an increase of                                        141%
                                                                    -----
                                                             NOTES  $ (V)
INCREASE IN CAPITAL VALUE FOR AN ADS HOLDER
Value of the Offer per General Cable ADS
--new Telewest shares                                           (i) 16.49
--cash                                                               5.42
                                                                    -----
--total value                                                       21.91
Market value of one General Cable ADS on 19 February 1998     (iii)  8.88
Increase in capital value                                           13.04
                                                                    -----
This represents an increase of                                        147%
                                                                    -----

Notes:

  (i) Based on the middle market quotation of a Telewest share of 159 pence as derived from the Official List on 24 June 1998, the latest practicable dealing date prior to the publication of this document. No adjustment has been made to the middle market quotation of a Telewest share to allow for any value that may be attributable to the right of a Qualifying Telewest securityholder to subscribe for new Telewest shares under the Pre-emptive Issue, which will not be available to holders of General Cable securities accepting the Offer.

  (ii) Based on the middle market quotation of a General Cable share of 109 pence as derived from the Daily Official List of the London Stock Exchange on 20 February 1998, the last dealing day prior to the announcement by General Cable that it was in discussions which might lead to an offer for it.

  (iii) Based on the closing price of a General Cable ADS of $8 7/8 on Nasdaq on 19 February 1998, the last day on which there was dealing in General Cable ADSs in New York prior to the announcement by General Cable that it was in discussions which might lead to an offer for it.

  (iv) No account has been taken of any liability to taxation or the treatment of fractions.

  (v) Based on exchange rate of (Pounds)1 = $1.6683, the Noon Buying Rate as at 24 June 1998

-------------------------------------------------------------------------------
APPENDIX III

ADDITIONAL INFORMATION

-------------------------------------------------------------------------------

1. RESPONSIBILITY

(a) The Directors and the Proposed Directors of Telewest, whose names are set out in paragraph 2(a) below, accept responsibility for the information contained in this document save for the information relating to General Cable, the directors of General Cable and their immediate families and related trusts. To the best of the knowledge and belief of the Directors and the Proposed Directors of Telewest (who have taken all reasonable care to ensure that such is the case) the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

(b) The directors of General Cable, whose names are set out in paragraph 2(b) below, accept responsibility for the information contained in this document relating to General Cable, the directors of General Cable and their immediate families and related trusts. To the best of the knowledge and belief of the directors of General Cable (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

(c) The statements set out in paragraphs (a) and (b) above are included solely to comply with the requirements of Rule 19.2 of the City Code and do not impose responsibilities on, or impair the responsibilities of, the Directors and the Proposed Directors of Telewest or the Directors of General Cable under the laws of the US or any state thereof.

2. DIRECTORS

(a) The names of the Directors of Telewest are as follows:

  AG Ames*
  Lord Borrie*
  SM Brett*
  CJ Burdick
  DJ Evans*
  JO Robbins*
  RW Shaner*
  AWP Stenham*
  DR Van Valkenburg
------------
*  Non-executive

The names of the Proposed Directors of Telewest are as follows:

  WA Rice*
  MJC Villaneau*
------------
*  Non-executive

The registered office of Telewest is Genesis Business Park, Albert Drive, Woking Surrey GU21 5RW.

                                     III-1

(b) The directors of General Cable are:

   Sir Anthony Cleaver*
   PX Galteau
   DJ Miller
   I Gray
   MJC Villaneau*
   JC Banon*
   CA Tritt*
   Dr GG Gray*
   WA Rice*
  ------------

  *Non-executive

The registered office of General Cable is 37 Old Queen Street, London SW1H
9JA.

3. MARKET QUOTATIONS

The middle market quotations for Telewest shares and General Cable shares, as derived from the London Stock Exchange Daily Official List, for the first dealing day in each of the six months immediately prior to the date of this document, for 20 February 1998 (the last dealing day prior to the commencement of the Offer Period) and for 24 June 1998 (the latest practicable date prior to the publication of this document) are set out in "Part I--Section Seven-- Additional Information--Certain Trading Market, Dividend and Exchange Rate Information" of the Disclosure Document.

4. IRREVOCABLE UNDERTAKINGS

Irrevocable undertakings to accept the Offer have been received in respect of 146,785,916 General Cable shares registered in the name of GUHL. GUHL has a beneficial interest in one further General Cable share. GUHL has also undertaken to vote in favour of any required resolutions at any meeting of General Cable in connection with any sale of its interest in Birmingham Cable to Telewest.

5. SHAREHOLDINGS AND DEALINGS

(A) SHARES IN TELEWEST

  (i) The interests of the Directors of Telewest, their immediate families and connected parties in the share capital of Telewest (all of which are beneficial unless otherwise stated), as shown in the register maintained under Section 325 of the Companies Act are set out in "Part I--Section Four--Information on the Combined Group--Senior Executives" of the Disclosure Document.

  (ii) As at the close of business on 24 June 1998 (being the latest practicable date prior to the publication of this document), the options over Telewest shares which have been granted to certain Directors of Telewest and remain outstanding under the Telewest Share Schemes are set out in "Part I--Section Seven--Additional Information--Employee Share Schemes" of the Disclosure Document.

  (iii) As at 24 June 1998 (being the latest practicable date prior to the publication of this document) the persons acting in concert with Telewest, in addition to those referred to in paragraphs 5(a)(i) and (ii) above, who owned or controlled shares in Telewest were as set out in "Part I--Section Four--Information on the Combined Group--Principal Shareholders" of the Disclosure Document. In addition, as at 24 June 1998, Schroders and its associates owned or controlled 418,273 Telewest shares.

(B) SHARES IN GENERAL CABLE

  (i) The interests in the existing ordinary share capital of General Cable (beneficial and non-beneficial), of the directors of General Cable and their immediate families, which have been notified to General Cable pursuant to Sections 324 and 328 of the Companies Act or are

                                     III-2
  required to be entered in the register of members of General Cable pursuant to Section 325 of the Companies Act, including, so far as the directors of General Cable are aware, interests of persons connected with them (within the meaning of Section 346 of the Companies Act), were as follows:

                                           NON-
     DIRECTOR             BENEFICIAL BENEFICIAL
     Sir Anthony Cleaver      50,520         --
     PX Galteau               15,260         --
     DJ Miller                    --         --
     I Gray                   25,000         --
     MJC Villaneau                --         --
     JC Banon                    630         --
     GA Tritt                     --         --
     Dr GG Gray                5,260         --
     WA Rice                  20,000         --

  (ii) As at 24 June 1998 (the latest practicable date prior to the publication of this document), the following options over General Cable shares had been granted to the directors of General Cable under the General Cable Share Schemes and remain outstanding. All these options will become exercisable in the event that the Offer becomes or is declared unconditional in all respects:

                              NO. OF
                             GENERAL
                               CABLE
                              SHARES             EXERCISE
                   DATE OF   SUBJECT PRICE PER     PERIOD   EXERCISE
   DIRECTOR          GRANT TO OPTION     SHARE       FROM  PERIOD TO
   PX Galteau     25/04/94   270,000     100p    25/04/94 18/04/2001
                  14/11/95   230,218     191p    14/11/98 01/06/1999
                  14/08/96    61,524     163p    01/12/98 13/08/2003
                  14/08/96    18,404     163p    01/12/98 14/08/2006
   DJ Miller      14/11/95    31,414     191p    14/11/98 14/11/2005
                  14/08/96    55,215     163p    14/08/99 13/08/2003
                  14/08/96    18,404     163p    14/08/99 14/08/2006
                  14/03/97    91,603   196.5p  14/03/2000 13/03/2004
                  05/12/97    90,000     100p  05/12/2000 14/12/2004
   I Gray         26/11/96    14,925     201p    26/11/99 26/11/2006
                  26/11/96    64,677     201p    26/11/99 25/11/2003
                  14/03/97    81,425   196.5p  14/03/2000 13/03/2004
                  05/12/97   160,000     100p  05/12/2000 04/12/2004
   MJC Villaneau  25/04/94   270,000     100p    25/04/94 18/04/2001
   JC Banon             --        --      --           --         --
   CA Tritt             --        --      --           --         --
   Dr GG Gray           --        --      --           --         --
   WA Rice              --        --      --           --         --

  (iii) As at 24 June 1998 (being the latest practicable date prior to the publication of this document), Schroders and its associates owned or controlled 164,533 General Cable shares.

                                     III-3

  (iv) The dealings for value in General Cable shares (including the exercise of options under the General Cable Share Schemes) by the directors of General Cable during the disclosure period are set out below:

   DIRECTOR                 DATE TRANSACTION NO. OF SHARES PRICE PER SHARE
   Sir Anthony Cleaver  12/09/97    Purchase        40,000            107p
   PX Galteau           12/09/97    Purchase        10,000            107p
   DJ Miller                  --          --            --              --
   I Gray               15/12/97    Purchase        25,000             99p
   MJC Villaneau              --          --            --              --
   JC Banon                   --          --            --              --
   CA Tritt                   --          --            --              --
   Dr GG Gray                 --          --            --              --
   WA Rice              02/12/97    Purchase        20,000           98.5p

(C) GENERAL

  (i) Save as disclosed in this paragraph 5 or in the Disclosure Document, neither Telewest nor any of the Directors of Telewest nor any member of their immediate families nor any connected party nor (so far as the Directors of Telewest are aware) any person acting in concert with Telewest nor GUHL, owns, controls or is interested, directly or indirectly, in any relevant securities nor has any such person dealt for value therein during the disclosure period.

  (ii) Save as disclosed in this paragraph 5 or in the Disclosure Document, neither General Cable nor any of the directors of General Cable, nor any member of their immediate families owns, controls or is interested, directly or indirectly, in any relevant securities nor has any such person dealt for value therein during the disclosure period.

  (iii) Save as disclosed in paragraph 5 or in the Disclosure Document, so far as General Cable is aware, no subsidiary of General Cable, no pension fund of any member of the General Cable Group, nor any bank, stockbroker, financial or other professional adviser (other than an exempt market-maker) to General Cable nor any person controlling, controlled by or under the same control as such bank, stockholder, financial or other professional adviser owns or controls or is interested, directly or indirectly, in any relevant securities nor has any such person dealt for value therein during the period from 22 February 1998 to 24 June 1998 (the latest practicable date prior to the publication of this document).

  (iv) Save as disclosed in this document or in the Disclosure Document, none of Telewest, any person acting in concert with Telewest, General Cable nor any associate of General Cable has any indemnity or option arrangement or any agreement or understanding, formal or informal, of any nature, relating to relevant securities or shares in Telewest or General Cable or any securities convertible into, rights to subscribe for, or options (including traded options) in respect of, or derivatives referenced to, shares in Telewest or General Cable which may be an inducement to deal or refrain from dealing.

For the purposes of this paragraph 5:

"associate" of a company means:

  (aa) the company's parent, its subsidiaries and fellow subsidiaries and the company's parent, its associated companies and companies of which such companies are associated companies ("relevant companies");

  (bb) banks, financial and other professional advisers (including stockbrokers) to the company or any relevant company, including persons controlling, controlled by or under the same control as such banks, financial or other professional advisers;


                                     III-4

  (cc) the directors (together in each case with their close relatives and related trusts) of the company and of any relevant company;

  (dd) the pension funds of the company or any relevant company; and

a "bank" does not apply to a bank whose sole relationship with the company or a relevant company is the provision of normal commercial banking services or such activities in connection with the Offer as handling acceptances and other registration work;

"disclosure period" means the period commencing on 22 February 1997 (the date twelve months prior to the commencement of the Offer Period) and ending on 24 June 1998 (the latest practicable date prior to the publication of this document); and

"relevant securities" means General Cable shares, Telewest shares or any securities convertible into, rights to subscribe for, or options (including traded options) in respect of, or derivatives referenced to, any of the foregoing.

Ownership or control of 20% or more of the equity share capital of a company is regarded as the test of associated company status and "control" means a holding, or aggregated holdings, of shares carrying 30% or more of the voting rights attributable to the share capital of a company which are currently exercisable at a general meeting, irrespective of whether the holding or aggregate holding gives de facto control.

6. MATERIAL CONTRACTS

(A) THE TELEWEST GROUP

Details of those contracts, not being contracts entered into in the ordinary course of business, which have been entered into by Telewest or its subsidiaries since 22 February 1996 and which are, or may be, material are set out in "Part I--Section Seven--Additional Information--Material Contracts" of the Disclosure Document.

(B) THE GENERAL CABLE GROUP

Details of those contracts, not being contracts entered into the ordinary course of business, which have been entered into by General Cable or its subsidiaries since 22 February 1996 and which are, or may be, material are set out in "Part I--Section Seven--Additional Information--Material Contracts" of the Disclosure Document.

7. SERVICE CONTRACTS AND REMUNERATION OF GENERAL CABLE DIRECTORS

Set out below is a summary of each of the service contracts with General Cable Directors which have a remaining term of twelve months or more:

PX Galteau has a service contract with General Cable dated 19 April 1994, with the commencement of his period of service being 1 January 1994. From 1 January 1998, his salary was increased from (Pounds)225,000 per annum to (Pounds)235,000 per annum and his benefits in kind to be granted are estimated to be (Pounds)46,061 per annum. The agreement is terminable on 12 months' notice by General Cable or 6 months' notice by Mr Galteau.

I Gray has a service contract with General Cable dated 19 September 1996, with the commencement of his period of service being 1 November 1996. From 1 January 1998, his salary was increased from (Pounds)160,000 per annum to (Pounds)185,000 per annum. For the year ended 31 December 1997 he received pension contributions from General Cable of (Pounds)19,200, equalling 12% of his annual salary. Benefits in kind for the year ended 31 December 1997 were (Pounds)10,272. The agreement is terminable on 12 months' notice by General Cable or 6 months' notice by Mr Gray. By way of a side letter to his service agreement dated 19 September 1996, Mr Gray's notice period was extended to 2 years in circumstances where Vivendi,

                                     III-5
through GUHL, ceases to be the major shareholder and Mr Galteau is replaced for any other reason than for underperformance or normal retirement through a decision made by the then dominant shareholder.

DJ Miller has a service contract with General Cable dated 1 May 1994, with the commencement of his period of service being 1 May 1994. From 1 January 1998, his salary was increased from (Pounds)120,000 per annum to (Pounds)150,000 per annum. For the year ended 31 December 1997 he received pension contributions from General Cable of (Pounds)11,520, equalling 9.6% of his annual salary. Benefits in kind for the year ended 31 December 1997 were (Pounds)8,702. By way of a letter dated 9 November 1996, the service agreement became terminable on 12 months' notice by General Cable and 6 months' notice by Mr Miller. By a further letter dated 29 July 1997, if Vivendi, through GUHL, ceases to be the major shareholder in General Cable, Mr Miller's notice period would be extended to 2 years.

The service contracts referred to above contain non-compete restrictions prohibiting each relevant director from competing in the provision of certain goods and services in certain specified locations with General Cable and, to the extent applicable, any company which General Cable controls or which controls General Cable, or which is controlled by a third party. These service contracts also contain restrictive covenants prohibiting each Director from soliciting those employees of General Cable who had access to confidential information or employing such employees in limited circumstances. The service contract of each Director also contains a covenant preventing him from dealing with customers or suppliers of General Cable with whom they had contact during the two years prior to termination to the extent such dealings compete with General Cable. These restrictions apply during employment and for 12 months after termination of employment.

Save as disclosed above, there are no service contracts between any director of General Cable and any member of the General Cable Group having more than twelve months to run and no such contract has been entered into or amended within the six months preceding the date of this document.

REMUNERATION OF DIRECTORS AND OFFICERS

For the year ended 31 December 1997, the aggregate remuneration of all Directors and executive officers (nine persons) paid by General Cable and its subsidiaries or accrued for services in all capacities was (Pounds)813,244 (including (Pounds)30,720 that was paid in respect of pension contributions). Under arrangements in effect as of 16 June 1998, the aggregate remuneration of the Directors (including pension contributions and the value of benefits in kind) are estimated to be approximately (Pounds)880,000 for the financial year ending 31 December 1998.

NON-EXECUTIVE DIRECTORS TERMS OF APPOINTMENT

Sir Anthony Cleaver joined the Board of General Cable as a Non-Executive Director from 16 May 1994. The fee payable to Sir Anthony currently is (Pounds)48,000 per annum, and the appointment is terminable on three months' notice.

Mr WA Rice joined the Board of General Cable as a Non-Executive Director from 16 October 1997. The fee payable to Mr. Rice currently is (Pounds)20,002 per annum, and the appointment is terminable on three months' notice.

Dr GG Gray joined the Board of General Cable as a Non-Executive Director from 16 May 1994. The fee payable to Dr. Gray currently is (Pounds)20,002 per annum, and the appointment is terminable on three months' notice.

                                     III-6

Ms C Tritt joined the Board of General Cable as a Non-Executive Director from 25 July 1995. The fee payable to Ms. Tritt currently is (Pounds)20,002 per annum, and the appointment is terminable on three months' notice.

No benefits are payable to the Non-Executive Directors except for the travel and accommodation costs of Ms Tritt when attending Board meetings.

DIRECTORS' REMUNERATION IN 1997 (IN (Pounds))

                                                               BENEFITS IN    1997
   EXECUTIVE DIRECTORS         FEES  SALARY BONUSES PENSION(1)     KIND(2)   TOTAL
   PX Galteau                    -- 225,000  38,250         --      46,061 309,311
   DJ Miller                     -- 120,000  20,400     11,520       8,702 160,622
   I Gray                        -- 159,996  27,200     19,200      10,272 216,668
   NON-EXECUTIVE DIRECTORS
   Sir Anthony Cleaver       48,000      --      --         --          --  48,000
    (Chairman)
   WA Rice                    4,257      --      --         --          --   4,257
    (appointed 16 October
     1997)
   Dr GG Gray                20,002      --      --         --          --  20,002
   Ms CA Tritt               20,002      --      --         --      27,715  47,717
   NN Walmsley                6,667      --      --         --          --   6,667
    (retired 29 April 1997)
   VIVENDI REPRESENTATIVE
    DIRECTORS
   JC Banon                      --      --      --         --          --      --
   MJC Villaneau                 --      --      --         --          --      --
                             ------ -------  ------     ------      ------ -------
                             98,928 504,996  85,850     30,720      92,750 813,244
                             ====== =======  ======     ======      ====== =======

------------

(1) The Executive Directors are entitled to join the Energy and Technical Services Group plc pension scheme. This pension scheme enables members to retire at the age of 65 with a maximum pension equivalent to two-thirds of their final salary after 30 years of service. It also offers lump sum death benefits equal to four times base salary and dependents' pensions. Mr Miller participated in the pension scheme and the value of his benefits was calculated at a funding rate (net of his contribution) equivalent to 9.6% of his base salary. Mr Gray did not participate in the scheme; however, General Cable contributed to Mr Gray's personal pension plan.

(2) Includes a car and life, disability and health insurance, and includes accommodation costs in the case of Mr Galteau. The benefits are determined on an annual basis by the Remuneration Committee after a review of the individual's performance and market trends. The value of benefits, as shown above, are not pensionable.

There is no arrangement under which any Director of General Cable has waived or agreed to waive future compensation nor have there been any waivers of such compensation during the financial year immediately preceding 24 June 1998.

INDEMNITY OF OFFICERS

Subject to the Companies Act, the board of General Cable has the power to purchase and maintain insurance for, or for the benefit of, any persons who are or were at any time directors, officers or employees of General Cable, including insurance against any liability incurred by such persons in relation to or in connection with their duties, powers or office in relation to General Cable. Every director or other officer of General Cable or the auditor is entitled to be indemnified by General Cable against all costs, charges, losses, expenses and liabilities incurred by him or her in connection with his or her duties, powers or office.

                                     III-7

8. THE COMPULSORY ACQUISITION

If, on or before the expiration of four months from the date of publication of this document, Telewest has as a result of acceptances of the Offer, or, subject to certain conditions, acquired or contracted to acquire, at least 90% in value of the General Cable shares (including General Cable shares represented by General Cable ADSs) to which the Offer relates, then Telewest will be entitled, and intends to acquire compulsorily the remainder of the outstanding General Cable shares (including General Cable shares represented by General Cable ADSs) in accordance with Sections 428-430F of the Companies Act. If Telewest acquires 90% or more of the entire issued share capital of General Cable (including those General Cable shares represented by General Cable ADSs), a holder of General Cable shares (including General Cable shares represented by General Cable ADSs) may require Telewest to purchase his or her General Cable shares (including General Cable shares represented by General Cable ADSs) in accordance with the procedures and time limits described in
Section 430A of the Companies Act. A copy of Sections 428-430F of the Companies Act is set out in Appendix V to this document.

If the level of acceptances of the Offer is insufficient to enable the Compulsory Acquisition of the outstanding General Cable shares (including General Cable shares represented by General Cable ADSs), Telewest will evaluate its other alternatives to acquire the remaining General Cable shares (including General Cable shares represented by General Cable ADSs). Such alternatives could include acquiring additional General Cable shares (including General Cable shares represented by General Cable ADSs) in the open market, in privately negotiated transactions, in another tender or exchange offer or by means of a scheme of arrangement under the Companies Act or otherwise. Any such additional acquisitions could be for a consideration greater or less than, or equal to, the consideration for General Cable shares (including General Cable shares represented by General Cable ADSs) under the Offer, and could be for cash or other consideration. However, under the City Code, except with the consent of the Panel, Telewest may not make a second offer to, or acquire, any General Cable shares (including General Cable shares represented by General Cable ADSs) on better terms than those of the Offer within six months of the closure of the Offer.

Holders of General Cable securities do not have appraisal rights as a result of the Offer. In the event that the Compulsory Acquisition can be effected by Telewest, holders of General Cable securities whose General Cable securities have not been acquired pursuant to the Offer may have certain rights similar to appraisal rights under the Companies Act as referred to above and as more fully set out in Appendix V to this document.

9. CERTAIN CONSEQUENCES OF THE OFFER

(A) MARKET EFFECT

The purchase of General Cable securities pursuant to the Offer will reduce the number of holders of General Cable securities and the number of General Cable securities that might otherwise trade publicly and, depending upon the number of General Cable securities so purchased, could adversely affect the liquidity and market value of the remaining General Cable securities held by the public. Whether or not Telewest is in a position to effect the Compulsory Acquisition of any outstanding General Cable securities in accordance with the Companies Act, and irrespective of the size of any outstanding minority in General Cable, Telewest intends to seek to procure, after the Offer becomes or is declared unconditional, an application by General Cable to the London Stock Exchange for General Cable shares to be delisted and an application by General Cable to Nasdaq for General Cable ADSs to be delisted.

(B) PUBLIC AVAILABILITY OF INFORMATION

In the event that General Cable shares continue to be listed on the London Stock Exchange following the purchase of General Cable securities pursuant to the Offer, General Cable shareholders who have not tendered their General Cable shares pursuant to the Offer will continue to receive the same financial and other information from General Cable as General Cable is currently required by the Listing Rules to send to such shareholders. If General Cable shares are no longer listed on the London Stock Exchange following the Offer, General Cable would no longer be required by those rules to make available such financial and other information.


                                     III-8

General Cable ADSs are currently registered under the US Exchange Act. Registration of the General Cable ADSs may be terminated upon application of General Cable to the SEC if General Cable ADSs are neither listed on a national securities exchange nor held by 300 or more beneficial owners in the US. Termination of registration of General Cable ADSs under the US Exchange Act would substantially reduce the information required to be furnished by General Cable to holders of General Cable ADSs and to the SEC and would make certain provisions of the Exchange Act, such as the requirements of Rule 13e-3 thereunder in relation to "going private" transactions, no longer applicable to General Cable. Furthermore, "affiliates" of General Cable and persons holding "restricted securities" of General Cable may be deprived of the ability to dispose of such securities pursuant to Rule 144 promulgated under the US Securities Act. If, as a result of the purchase of General Cable ADSs pursuant to the Offer and prior to completing the Compulsory Acquisition procedures referred to in paragraph 9 above, General Cable is not required to maintain registration of the General Cable ADSs under the US Exchange Act, Telewest intends to cause General Cable to apply for termination of such registration. If registration of General Cable ADSs is not terminated prior to completion of the Compulsory Acquisition procedures, then General Cable ADSs will cease trading on Nasdaq and the registration of General Cable ADSs under the Exchange Act would be terminated following completion of the Compulsory Acquisition procedures.

(C) MARGIN SECURITIES

General Cable ADSs are currently "margin securities" under the regulations of the Board of Governors of the US Federal Reserve System, which status has the effect, among other things, of allowing US brokers to extend credit on the collateral of General Cable ADSs for the purposes of buying, carrying and trading in securities ("Purpose Loans"). Depending on factors such as the number of holders of record of General Cable ADSs and the number and market value of publicly held General Cable ADSs following the purchase of General Cable securities pursuant to the Offer, it is possible that General Cable ADSs would no longer be eligible for quotation on Nasdaq. As a result, General Cable ADSs might no longer constitute margin securities and could therefore no longer be used as collateral for Purpose Loans made by US brokers.

10. FEES AND EXPENSES

Details of the fees and expenses incurred by Telewest in connection with the Offer are set out in "Part I--Section Seven--Additional Information-- Miscellaneous" of the Disclosure Document.

11. CERTAIN LEGAL AND REGULATORY MATTERS

Except as set out herein and other than in compliance with the Panel's requirements in relation to the City Code and with US securities laws, Telewest is not aware of (i) any licence or regulatory permit that appears to be material to the business of the General Cable Group taken as a whole which might be adversely affected by Telewest's acquisition of General Cable as contemplated herein or (ii) any approval or other action by any domestic or foreign governmental, administrative or regulatory agency or authority that appears to be material to General Cable and its subsidiaries, taken as a whole, and required for the acquisition or ownership of General Cable securities by Telewest as contemplated herein. Should any such approval or other action be required, Telewest currently contemplates that such approval or other action be sought. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions attached thereto or that failure to obtain any such approval or other action might not result in consequences adverse to General Cable's business.

UK Antitrust Laws. See paragraph 17 of the letter from Schroders set out above.

US State Takeover Laws. A number of states of the US have adopted takeover laws and regulations which purport, in varying degrees, to be applicable to attempts to acquire securities of corporations which have substantial assets, security holders, principal executive offices or principal places of business

                                     III-9
in such states. Telewest believes that no state takeover statutes apply to the Offer and Telewest has not attempted to comply with any state takeover statutes in connection with the Offer.

12. OTHER INFORMATION

(a) Schroders is satisfied that sufficient financial resources are available to Telewest to satisfy full acceptance of the Offer.

(b) Save as disclosed in this document, no proposal exists in connection with the Offer that any payment or other benefit be made or given to any director of General Cable as compensation for loss of office or as consideration for, or in connection with, his retirement from office.

(c) Save as disclosed in this document or in the Disclosure Document, no agreement, arrangement or understanding (including any compensation arrangement) exists between Telewest or any party acting in concert with Telewest for the purposes of the Offer and any of the directors, recent directors, shareholders or recent shareholders of General Cable having any connection with or dependence upon the Offer.

(d) Neither the payment of interest on, nor the repayment of, nor the security for, any liability (contingent or otherwise) of Telewest will depend to any significant extent on the business of General Cable. The right is reserved, however, to utilise the resources of General Cable in financing or re-financing the borrowing requirements of the Combined Group.

(e) Save as disclosed in this document or in the Disclosure Document, no agreement, arrangement or understanding exists whereby the beneficial ownership of any General Cable shares acquired in pursuance of the Offer will be transferred to any other person, save that Telewest reserves the right to transfer any General Cable shares so acquired to any other member of the Telewest Group.

(f) Schroders and BT Wolfensohn, which are regulated by the Securities and Futures Authority, have given and not withdrawn their written consent to the issue of this document with the inclusion in it of their respective names and the respective references to them in the form and context in which they appear.

(g) Save as disclosed in this document or the Disclosure Document, the total remuneration receivable by the Directors of Telewest will not be varied as a consequence of the proposed acquisition of General Cable, or by any other associated transaction.

(h) Save as disclosed in this document or the Disclosure Document, there has been no material change in the financial or trading position of Telewest since 31 December 1997 (the date to which the last audited accounts of Telewest were prepared).

(i) Save as disclosed in this document or the Disclosure Document, there has been no material change in the financial or trading position of General Cable since 31 December 1997 (the date to which the last audited accounts of General Cable were prepared).

(j) Further information relating to Telewest and General Cable required by the City Code and US securities laws is set out in the Disclosure Document.

(k) General Cable has informed Telewest that, as at 24 June, 1998, (i) 365,496,540 General Cable shares (including General Cable shares represented by General Cable ADSs) were in issue, and (ii) 5,266,779 General Cable shares were reserved for issue upon the exercise of options under the General Cable Share Schemes.

13. DOCUMENTS AVAILABLE FOR INSPECTION

A copy of the consent of BT Wolfensohn referred to in paragraph 12(f) above and copies of the documents referred to in "Part I--Section Seven--Additional Information--Documents for Inspection and Available Information" of the Disclosure Document will be available for inspection at the offices of Freshfields, 65 Fleet Street, London EC4Y 1HS, during usual business hours on any weekday (weekends and public holidays excepted) while the Offer remains open for acceptance.

                                    III-10

APPENDIX IV

ADVICE OF GENERAL CABLE'S FINANCIAL ADVISER

-------------------------------------------------------------------------------

On 7 April 1998, BT Wolfensohn, the financial adviser to General Cable, advised the Board of Directors of General Cable (the "General Cable Board") that, as of such date, BT Wolfensohn considered that the terms of the Offer were fair and reasonable. In providing advice to the General Cable Board, BT Wolfensohn took into account the General Cable directors' commercial assessments. BT Wolfensohn concluded that, as of 7 April 1998, the Offer valued General Cable shares at approximately 176 pence per General Cable share (the "Offer Value"), assuming a Telewest share price of 89 pence per Telewest share (being the closing share price on the London Stock Exchange of Telewest shares on 6 April 1998). As of 24 June 1998, the last practicable date prior to the publication of this document, the closing share price for Telewest shares on the London Stock Exchange was 159 pence per Telewest share, and, as a result, the Offer valued General Cable shares at approximately 262.6 pence per General Cable share. On 15 April 1998, BT Wolfensohn orally confirmed its advice to a committee of the General Cable Board. The advice of BT Wolfensohn to the General Cable Board was provided for the information and assistance of the General Cable Board in connection with its consideration of the Offer, and does not constitute a recommendation to any General Cable shareholder or General Cable ADS holder as to whether such shareholder or ADS holder should tender any General Cable shares or General Cable ADSs pursuant to the Offer.

In connection with its advice, BT Wolfensohn reviewed and considered, among other things, (i) drafts of press releases describing the principal terms and conditions of the Offer; (ii) certain publicly available information for General Cable, including the Annual Reports of General Cable to its shareholders for the two fiscal years ended 31 December 1996 and a draft of the Annual Report of General Cable to its shareholders for the year ended 31 December 1997; (iii) certain publicly available information for Telewest, including the Annual Reports of Telewest to its shareholders for the three fiscal years ended 31 December 1997; (iv) certain internal financial analyses of General Cable and forecasts of the financial performance of General Cable prepared by its management; (v) the reported price and trading activity for the General Cable shares and the Telewest shares, certain financial, stock market and operating information for General Cable and Telewest and similar information for certain comparable companies, the securities of which are publicly traded; and (vi) the financial terms of certain recent business combinations in the UK cable television industry. In addition, BT Wolfensohn held discussions with senior executive officers of General Cable regarding past and current operations, financial condition and future prospects of General Cable. BT Wolfensohn also participated in certain discussions and negotiations regarding the Offer between representatives of General Cable and Telewest and their respective advisers.

BT Wolfensohn has, with the consent of the General Cable Board, relied without independent verification upon the accuracy and completeness of all the financial and other information reviewed by it. BT Wolfensohn has, with the consent of the General Cable Board, also relied upon the management of General Cable as to the reasonableness and achievability of the financial and operating forecasts for General Cable (and the assumptions and bases therefor) provided to BT Wolfensohn by the management of General Cable, and has assumed that such forecasts reflect the best currently available estimates and judgments of the management of General Cable, and that such forecasts will be realised in the amounts and time periods contemplated thereby. In addition, with the consent of the General Cable Board, BT Wolfensohn has not made an independent evaluation or appraisal of the assets and liabilities of General Cable, and has not been furnished with any such evaluation or appraisal.

The following is a summary of the financial analyses used by BT Wolfensohn in connection with advising the General Cable Board on the Offer:

  (i) Share Premium Analysis. BT Wolfensohn reviewed and analysed the closing share price of General Cable shares on the following dates: 5 February 1998 (the date of the announcement of the proposed acquisition by NTL of Comcast, a UK cable company that BT Wolfensohn deemed comparable to General Cable); 20 February 1998 (the last trading day in General Cable shares prior to the date that General Cable announced it was in negotiations concerning a possible business combination with another party); 27 March 1998 (the last trading day in General Cable shares prior to the issuance of the press release dated 29 March 1998, announcing the principal terms and conditions of the Offer); and 6 April 1998 (the last trading day in General Cable shares prior to the General Cable Board's voting to recommend the Offer to the General Cable shareholders). The closing share prices of General Cable shares on 5 February 1998, 20 February 1998, 27 March 1998 and 6 April 1998, were 81 pence, 109 pence, 155.5 pence, and 169.5 pence, respectively. BT Wolfensohn's analysis indicated that offers valuing General Cable shares at 170 pence, 176 pence (being the Offer Value), 180 pence and 190 pence, represented: (a) a premium of 0%, 4%, 6% and 12%, respectively, on the closing share price of General Cable shares on 6 April 1998; (b) a premium of 9%, 13%, 16% and 22%, respectively, on the closing share price of General Cable shares on 27 March 1998; (c) a premium of 56%, 61%, 65% and 74%, respectively, on the closing middle share of General Cable shares on 20 February 1998; and (d) a premium of 110%, 117%, 122% and 135%, respectively, on the closing share price of General Cable shares on 5 February 1998. On the basis of the foregoing analysis, BT Wolfensohn concluded that offers that valued General Cable shares at 170 pence or more represented a significant premium to the recent trading prices of General Cable shares.

  (ii) Comparable Companies Analysis. BT Wolfensohn reviewed certain financial, stock market and operating information for the following UK cable television companies (the "Comparable Companies"): (a) NTL; (b) Telewest; and (c) Cable & Wireless Communications PLC ("CWC"). The financial and operating information for General Cable was based on General Cable management's estimates and the financial and operating information for NTL, Telewest and CWC was based on estimates published by independent brokers.

  BT Wolfensohn's analysis indicated that the firm values (determined as the sum of market capitalisation and net debt) of the foregoing Comparable Companies were as follows: (a) 2.8x; 3.5x and 2.9x, respectively, of projected year 2000 revenues, and 1.9x; 2.0x and 1.9x, respectively, of projected year 2004 revenues; (b) 8.1x; 10.7x and 7.9x, respectively, of projected year 2000 earnings before interest, taxes, depreciation and amortization ("EBITDA"), and 4.3x; 4.5x and 5.2x, respectively, of projected year 2004 EBITDA; and (c) 20.3x; 42.0x and 17.3x, respectively, of projected year 2000 earnings before interest and taxes ("EBIT"), and 7.4x; 6.1x; and 8.3x, respectively, of projected year 2004 EBIT. By comparison, assuming a General Cable share price equal to the Offer Value of 176 pence per General Cable share, the firm value of General Cable was:
  (a) 3.8x projected year 2000 revenues and 2.1x projected year 2004 revenues; (b) 10.7x projected year 2000 EBITDA, and 5.0x projected year 2004 EBITDA; and (c) 34.3x projected year 2000 EBIT and 7.2x projected year 2004 EBIT.

  BT Wolfensohn's analysis also calculated the goodwill value (determined as the sum of market capitalisation and net debt, less gross fixed asset value) for the above Comparable Companies, namely, (a) NTL, (b) Telewest and (c) CWC. Due to differences in their mixes of businesses, BT Wolfensohn believed that the data for NTL and CWC were not comparable to General Cable. The goodwill values for Telewest were as follows: (a) (Pounds)82 for each equity home; (b) (Pounds)114 for each equity home marketed; (c) (Pounds)513 for each equity cable television subscriber; and (d) (Pounds)394 for each equity residential telephony subscriber. By comparison, assuming a General Cable share price equal to the Offer Value of 176 pence per General Cable share, the goodwill value of General Cable was as follows: (a) (Pounds)201 for each equity home; (b) (Pounds)317 for each equity home marketed; (c) (Pounds)1,572 for each equity cable television subscriber; and (d) (Pounds)1,249 for each equity residential telephony subscriber.

  On the basis of the above analyses, BT Wolfensohn concluded that at an offer price above 170 pence, General Cable would be valued at significantly higher multiples than the Comparable Companies.

  (iii) Comparable Transactions Analysis. BT Wolfensohn reviewed certain financial, stock market and operating data relating to the proposed acquisition of Comcast by NTL. The analysis was conducted on the assumption that the proposed acquisition of Comcast by NTL will be effected through one of the following two transactions: (a) that NTL will acquire Comcast, including Comcast's interest in Birmingham Cable and Cable London (the "Total Comcast Acquisition"); or (b) that NTL will acquire Comcast, but further assuming that Comcast's interests in Birmingham and Cable London will be sold to a third party under certain pre-emption rights that have been granted by Comcast, and that the proceeds of such sales will be retained by Comcast's shareholders pursuant to the terms of the Agreement and Plan of Merger, dated 4 February 1998, between NTL and Comcast (the "Partial Comcast Acquisition"). Based on the foregoing assumptions, BT Wolfensohn's analysis indicated that the firm values (determined as the sum of market capitalisation and net debt) implied by the Total Comcast Acquisition and the Partial Comcast Acquisition were as follows: (a) 2.5x and 2.2x, respectively, of projected year 2000 revenues, and 1.7x and 1.4x, respectively, of projected year 2004 revenues; (b) 8.2x and 7.2x, respectively, of projected year 2000 EBITDA, and 4.0x and 3.3x, respectively, of projected year 2004 EBITDA; and (c) 59.7x and not meaningful, respectively, of projected year 2000 EBIT, and 6.0x and 5.1x, respectively, of projected year 2004 EBIT. By comparison, assuming a General Cable share price equal to the Offer Value of 176 pence per General Cable share, the firm value of General Cable was: (a) 3.8x projected year 2000 revenues and 2.1x projected year 2004 revenues; (b) 10.7x projected year 2000 EBITDA and 5.0x projected year 2004 EBITDA; and (c) 34.3x projected year 2000 EBIT and 7.2x projected year 2004 EBIT.

  BT Wolfensohn's analysis also calculated the goodwill value (determined as the sum of market capitalisation and net debt, less gross fixed asset value) implied by the Total Comcast Acquisition and the Partial Comcast Acquisition. The goodwill values implied by the Total Comcast Acquisition and the Partial Comcast Acquisition were as follows: (a) (Pounds)139 and (Pounds)74, respectively, for each equity home; (b) (Pounds)222 and (Pounds)146, respectively, for each equity home marketed; (c) (Pounds)803 and (Pounds)500, respectively, for each equity cable television subscriber; and (d) (Pounds)680 and (Pounds)376, respectively, for each equity residential telephony subscriber. By comparison, assuming a General Cable share price equal to the Offer Value of 176 pence per General Cable share, the goodwill value of General Cable was as follows: (a) (Pounds)201 for each equity home; (b) (Pounds)317 for each equity home marketed; (c) (Pounds)1,572 for each equity cable television subscriber; and (d) (Pounds)1,249 for each equity residential telephony subscriber.

  The financial and operating information reviewed by BT Wolfensohn in conducting the foregoing comparable transactions analysis was, for General Cable and Birmingham Cable, based on General Cable management's estimates and for Comcast, Cable London and NTL, based on estimates published by independent brokers. On the basis of the above analyses, BT Wolfensohn concluded that at an offer price above 170 pence, General Cable would be valued at significantly higher multiples than those implied by the Comparable Transactions.

  (iv) Discounted Cash Flow Analysis of General Cable. BT Wolfensohn performed a discounted cash flow analysis of General Cable based on forecasts prepared by General Cable's senior management. Based on a range of discount rates of 11.5%, 12% and 12.5%, and a range of terminal cash flow growth rates of 2%, 3% and 4%, the discounted cash flow analysis indicated a range for General Cable's equity market capitalisation of (Pounds)527 million to (Pounds)797 million, or 144 pence to 218 pence per General Cable share. BT Wolfensohn noted that the Offer Value of approximately 176 pence fell approximately in the middle of this range.

  (v) Discounted Cash Flow Analysis of Telewest. BT Wolfensohn performed a discounted cash flow analysis of Telewest based on forecasts published by Merrill Lynch & Co. Based on a range of discount rates of 11.5%, 12% and 12.5%, and a range of terminal cash flow growth rates of 2%, 3% and 4%, the discounted cash flow analysis indicated a range for Telewest's market capitalisation of (Pounds)1,297 million to (Pounds)2,145 million, or 91 pence to 151 pence per Telewest share. BT Wolfensohn noted that the Telewest share price on 6 April 1998 was 89 pence. Any increase in the Telewest share price would result in a proportionate increase in the value of the non-cash consideration under the Offer. BT Wolfensohn noted that such non-cash consideration under the Offer would represent

  21.3% of Telewest's outstanding share capital following the consummation of the Offer regardless of any increase in Telewest's share price.

  (vi) Analysis of General Cable and Telewest Share Price Performance. BT Wolfensohn reviewed the reported price and trading activity for the General Cable shares and the Telewest shares from 7 April 1997 through 6 April 1998. This analysis indicated that the implied exchange ratio of 1.973 Telewest shares per General Cable share under the Offer at a Telewest share price of 89 pence is 42% higher than the average ratio of such share prices of 1.393 over the six months ended 6 April 1998.

Advising on the fairness and reasonableness of the Offer is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set out above, without considering the analyses as a whole, could create an incomplete view of the processes underlying BT Wolfensohn's advice. In providing its advice, BT Wolfensohn considered the results of all such analyses, and did not assign relative weights to any of the analyses. No company or transaction used in the above analyses as a comparison is directly comparable to General Cable or Telewest or the contemplated transaction. The analyses were prepared solely for purposes of providing advice to the General Cable Board as to the fairness and reasonableness of the Offer. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based on forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisers, none of General Cable, BT Wolfensohn or any other person assumes responsibility if future results are materially different from those forecast.

As part of its investment banking business, BT Wolfensohn and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. General Cable selected BT Wolfensohn because it is an internationally recognised investment banking firm that has substantial experience in transactions similar to the Offer.

Pursuant to a letter agreement dated 19 March 1998, as amended (the "Engagement Letter"), General Cable engaged BT Wolfensohn to act as its financial adviser in connection with a possible transaction involving General Cable. Pursuant to the Engagement Letter, General Cable will pay BT Wolfensohn a retainer fee of (Pounds)50,000 per month with effect from 1 January 1998. Pursuant to the Engagement Letter, if a recommended offer was made for General Cable, General Cable agreed to pay BT Wolfensohn a fee calculated as a percentage of the aggregate value (defined as equity value plus net debt assumed) of the Offer. However, such aggregate value shall not (except if a third party announces an offer for Telewest before the Offer becomes or is declared unconditional in all respects) exceed an amount that values each General Cable share at 200 pence. The applicable percentage amount is 0.5625% in the case of an offer that values General Cable shares at or up to 150 pence per share, and increases to a maximum of 0.9375% in the case of an Offer that values General Cable shares at 200 pence per share or more. Any retainer fees which are paid will be credited against the payment of the fees referred to in the preceding sentence. Pursuant to the Engagement Letter, General Cable will also reimburse the reasonable fees and expenses of BT Wolfensohn's counsel and BT Wolfensohn's reasonable travel and out-of-pocket expenses (up to a maximum amount of (Pounds)20,000 for such travel and out-of-pocket expenses). General Cable will also indemnify BT Wolfensohn and certain related persons against certain liabilities relating to or arising out of its engagement. Since the announcement of the Offer, the UK and European equities division (the "Division") of NatWest Securities Limited has been acquired by an affiliate of BT Wolfensohn. The Division acts as stockbroker for General Cable and may engage in market making transactions on the London Stock Exchange in General Cable shares and ADSs.

As described in "Recommendation of the Board of Directors" in the letter from the Chairman of General Cable above, the advice of BT Wolfensohn to the General Cable Board was one of many factors taken into consideration by the General Cable Board in making its determination to recommend that General Cable shareholders accept the Offer.

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APPENDIX V

CERTAIN PROVISIONS OF THE COMPANIES ACT

-------------------------------------------------------------------------------

Set out below is an extract from the Companies Act:

                                  "PART XIIIA
                                TAKEOVER OFFERS

428. TAKEOVER OFFERS

(1) In this Part of this Act "takeover offer" means an offer to acquire all the shares, or all the shares of any class or classes, in a company (other than shares which at the date of the offer are already held by the offeror), being an offer on terms which are the same in relation to all the shares to which the offer relates or, where those shares include shares of different classes, in relation to all the shares of each class.

(2) In subsection (1) "shares" means shares which have been allotted on the date of the offer but a takeover offer may include among the shares to which it relates all or any shares that are subsequently allotted before a date specified in or determined in accordance with the terms of the offer.

(3) The terms offered in relation to any shares shall for the purposes of this section be treated as being the same in relation to all the shares or, as the case may be, all the shares of a class to which the offer relates notwithstanding any variation permitted by subsection (4).

(4) A variation is permitted by this subsection where:

  (a) the law of a country or territory outside the United Kingdom precludes an offer of consideration in the form or any of the forms specified in the terms in question or precludes it except after compliance by the offeror with conditions with which he is unable to comply or which he regards as unduly onerous; and

  (b) the variation is such that the persons to whom an offer of consideration in that form is precluded are able to receive consideration otherwise than in that form but of substantially equivalent value.

(5) The reference in subsection (1) to shares already held by the offeror includes a reference to shares which he has contracted to acquire but that shall not be construed as including shares which are the subject of a contract binding the holder to accept the offer when it is made, being a contract entered into by the holder either for no consideration and under seal or for no consideration other than a promise by the offeror to make the offer.

(6) In the application of subsection (5) to Scotland, the words "and under seal" shall be omitted.

(7) Where the terms of an offer make provision for their revision and for acceptances on the previous terms to be treated as acceptances on the revised terms, the revision shall not be regarded for the purposes of this Part of this Act as the making of a fresh offer and references in this Part of this Act to the date of the offer shall accordingly be construed as references to the date on which the original offer was made.

(8) In this Part of this Act "the offeror" means, subject to section 430D, the person making a takeover, offer and "the company" means the company whose shares are the subject of the offer.

429. RIGHT OF OFFEROR TO BUY OUT MINORITY SHAREHOLDERS

(1) If, in a case in which a takeover offer does not relate to shares of different classes, the offeror has by virtue of acceptance of the offer acquired or contracted to acquire not less than nine-tenths in value of the shares to which the offer relates he may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or contracted to acquire that he desires to acquire those shares.

(2) If, in a case in which a takeover offer relates to shares of different classes, the offeror has by virtue of acceptances of the offer acquired or contracted to acquire not less than nine-tenths in value of the shares of any class to which the offer relates, he may give notice to the holder of any shares of that class which the offeror has not acquired or contracted to acquire that he desires to acquire those shares.

(3) No notice shall be given under subsection (1) or (2) unless the offeror has acquired or contracted to acquire the shares necessary to satisfy the minimum specified in that subsection before the end of the period of four months beginning with the date of the offer; and no such notice shall be given after the end of the period of two months beginning with the date on which he has acquired or contracted to acquire shares which satisfy that minimum.

(4) Any notice under this section shall be given in the prescribed manner, and when the offeror gives the first notice in relation to an offer he shall send a copy of it to the company together with a statutory declaration by him in the prescribed form stating that the conditions for the giving of the notice are satisfied.

(5) Where the offeror is a company (whether or not a company within the meaning of this Act) the statutory declaration shall be signed by a director.

(6) Any person who fails to send a copy of a notice or statutory declaration as required by subsection (4) or makes such a declaration for the purposes of that subsection knowing it to be false or without having reasonable grounds for believing it to be true shall be liable to imprisonment or a fine, or both, and for continued failure to send the copy or declaration, to a daily default fine.

(7) If any person is charged with an offence for failing to send a copy of a notice as required by subsection (4) it is a defence for him to prove that he took reasonable steps for securing compliance with that subsection.

(8) When during the period within which a takeover offer can be accepted the offeror acquires or contracts to acquire any of the shares to which the offer relates but otherwise than by virtue of acceptances of the offer, then, if:

  (a) the value of the consideration for which they are acquired or contracted to be acquired ("the acquisition consideration") does not at that time exceed the value of the consideration specified in the terms of the offer; or

  (b) those terms are subsequently revised so that when the revision is announced the value of the acquisition consideration, at the time mentioned in paragraph (a) above, no longer exceeds the value of the consideration specified in those terms, the offeror shall be treated for the purposes of this section as having acquired or contracted to acquire those shares by virtue of acceptances of the offer, but in any other case those shares shall be treated as excluded from those to which the offer relates.

430. EFFECT OF NOTICE UNDER S 429

(1) The following provisions shall, subject to section 430C, have effect where a notice is given in respect of any shares under section 429.

(2) The offeror shall be entitled and bound to acquire those shares on the terms of the offer.

(3) Where the terms of an offer are such as to give the holder of any shares a choice of consideration the notice shall give particulars of the choice and state:

  (a) that the holder of the shares may within six weeks from the date of the notice indicate his choice by a written communication sent to the offeror at an address specified in the notice; and

  (b) which consideration specified in the offer is to be taken as applying in default of his indicating a choice as aforesaid;

and the terms of the offer mentioned in subsection (2) shall be determined accordingly.

(4) Subsection (3) applies whether or not any time-limit or the other conditions applicable to the choice under the terms of the offer can still be complied with; and if the consideration chosen by the holders of the shares:

  (a) is not cash and the offeror is no longer able to provide it; or

  (b) was to have been provided by a third party who is no longer bound or able to provide it,

the consideration shall be taken to consist of an amount of cash payable by the offeror which at the date of the notice is equivalent to the chosen consideration.

(5) At the end of six weeks from the date of the notice the offeror shall forthwith:

  (a) send a copy of the notice to the company; and

  (b) pay or transfer to the company the consideration for the shares to which the notice relates.

(6) If the shares to which the notice relates are registered the copy of the notice sent to the company under subsection (5)(a) shall be accompanied by an instrument of transfer executed on behalf of the shareholder by a person appointed by the offeror; and on receipt of that instrument the company shall register the offeror as the holder of those shares.

(7) If the shares to which the notice relates are transferable by the delivery of warrants or other instruments the copy of the notice sent to the company under subsection (5)(a) shall be accompanied by a statement to that effect; and the company shall on receipt of the statement issue the offeror with warrants or other instruments in respect of the shares and those already in issue in respect of the shares shall become void.

(8) Where the consideration referred to in paragraph (b) of subsection (5) consists of shares or securities to be allotted by the offeror the reference in that paragraph to the transfer of the consideration shall be construed as a reference to the allotment of the shares or securities to the company.

(9) Any sum received by a company under paragraph (b) of subsection (5) and any other consideration received under that paragraph shall be held by the company on trust for the person entitled to the shares in respect of which the sum or other consideration was received.

(10) Any sum received by a company under paragraph (b) of subsection (5), and any dividend or other sum accruing from any other consideration received by a company under that paragraph, shall be paid into a separate bank account, being an account the balance on which bears interest at an appropriate rate and can be withdrawn by such notice (if any) as is appropriate.

(11) Where after reasonable enquiry made at such intervals as are reasonable the person entitled to any consideration held on trust by virtue of subsection
(9) cannot be found and twelve years have elapsed since the consideration was received or the company is wound up the consideration (together with any interest, dividend or other benefit that has accrued from it) shall be paid into court.

(12) In relation to a company registered in Scotland, subsections (13) and
(14) shall apply in place of subsection (11).

(13) Where after reasonable enquiry made at such intervals as are reasonable the person entitled to any consideration held on trust by virtue of subsection
(9) cannot be found and twelve years have elapsed since the consideration was received or the company is wound up--

  (a) the trust shall terminate;

  (b) the company or, as the case may be, the liquidator shall sell any consideration other than cash and any benefit other than cash that has accrued from the consideration; and

  (c) a sum representing--

  (i) the consideration so far as it is cash;

  (ii) the proceeds of any sale under paragraph (b) above; and

  (iii) any interest, dividend or other benefit that has accrued from the consideration,

shall be deposited in the name of the Accountant of Court in a bank account such as is referred to in subsection (10) and the receipt for the deposit shall be transmitted to the Accountant of Court.

(14) Section 58 of the Bankruptcy (Scotland) Act 1985 (so far as consistent with this Act) shall apply with any necessary modifications to sums deposited under subsection (13) as that section applies to sums deposited under section 57(1) (a) of that Act.

(15) The expenses of any such enquiry as is mentioned in subsection (11) or
(13) may be defrayed out of the money or other property held on trust for the person or persons to whom the enquiry relates.

430A. RIGHT OF MINORITY SHAREHOLDER TO BE BOUGHT OUT BY OFFEROR

(1) If a takeover offer relates to all the shares in a company and at any time before the end of the period within which the offer can be accepted--

  (a) the offeror has by virtue of acceptances of the offer acquired or contracted to acquire some (but not all) of the shares to which the offer relates; and

  (b) those shares, with or without any other shares in the company which he has acquired or contracted to acquire, amount to not less than nine-tenths in value of all the shares in the company,

the holder of any shares to which the offer relates who has not accepted the offer may by a written communication addressed to the offeror require him to acquire those shares.

(2) If a takeover offer relates to shares of any class or classes and at any time before the end of the period within which the offer can be accepted--

  (a) the offeror has by virtue of acceptances of the offer acquired or contracted to acquire some (but not all) of the shares of any class to which the offer relates; and

  (b) those shares, with or without any other shares of that class which he has acquired or contracted to acquire, amount to not less than nine-tenths in value of all the shares of that class,

the holder of any shares of that class who has not accepted the offer may by a written communication addressed to the offeror require him to acquire those shares.

(3) Within one month of the time specified in subsection (1) or, as the case may be, subsection (2) the offeror shall give any shareholder who has not accepted the offer notice in the prescribed manner of the rights that are exercisable by him under that subsection; and if the notice is given before the end of the period mentioned in that subsection it shall state that the offer is still open for acceptance.

(4) A notice under subsection (3) may specify a period for the exercise of the rights conferred by this section and in that event the rights shall not be exercisable after the end of that period; but no such period shall end less than three months after the end of the period within which the offer can be accepted.

(5) Subsection (3) does not apply if the offeror has given the shareholder a notice in respect of the shares in question under section 429.

(6) If the offeror fails to comply with subsection (3) he and, if the offeror is a company, every officer of the company who is in default or to whose neglect the failure is attributable, shall be liable to a fine and for continued contravention, to a daily default fine.

(7) If an offeror other than a company is charged with an offence for failing to comply with subsection (3) it is a defence for him to prove that he took all reasonable steps for securing compliance with that subsection.

430B. EFFECT OF REQUIREMENT UNDER S 430A

(1) The following provision shall, subject to section 430C, have effect where a shareholder exercises his rights in respect of any shares under section 430A.

(2) The offeror shall be entitled and bound to acquire those shares on the terms of the offer or on such other terms as may be agreed.

(3) Where the terms of an offer are such as to give the holder of shares a choice of consideration the holder of the shares may indicate his choice when requiring the offeror to acquire them and the notice given to the holder under section 430A(3)--

  (a) shall give particulars of the choice and of the rights conferred by this subsection; and

  (b) may state which consideration specified in the offer is to be taken as applying in default of his indicating a choice;

and the terms of the offer mentioned in subsection (2) shall be determined accordingly.

(4) Subsection (3) applies whether or not any time-limit or other conditions applicable to the choice under the terms of the offer can still be complied with; and if the consideration chosen by the holder of the shares--

  (a) is not cash and the offeror is no longer able to provide it; or

  (b) was to have been provided by a third party who is no longer bound or able to provide it,

the consideration shall be taken to consist of an amount of cash payable by the offeror which at the date when the holder of the shares requires the offeror to acquire them is equivalent to the chosen consideration.

430C. APPLICATIONS TO THE COURT

(1) Where a notice is given under section 429 to the holder of any shares the court may, on an application made by him within six weeks from the date on which the notice was given--

  (a) order that the offeror shall not be entitled and bound to acquire the shares; or

  (b) specify terms of acquisition different from those of the offer.

(2) If an application to the court under subsection (1) is pending at the end of the period mentioned in subsection (5) of section 430 that subsection shall not have effect until the application has been disposed of.

(3) Where the holder of any shares exercises his rights under section 430A the court may, on an application made by him or the offeror, order that the terms on which the offeror is entitled and bound to acquire the shares shall be such as the court thinks fit.

(4) No order for costs or expenses shall be made against a shareholder making an application under subsection (1) or (3) unless the court considers--

  (a) that the application was unnecessary, improper or vexatious; or

  (b) that there has been unreasonable delay in making the application or unreasonable conduct on his part in conducting the proceedings on the application.

(5) Where a takeover offer has not been accepted to the extent necessary for entitling the offeror to give notices under subsection (1) or (2) of section 429 the court may, on the application of the offeror, make an order authorising him to give notices under that subsection if satisfied--

  (a) that the offeror has after reasonable enquiry been unable to trace one or more of the persons holding shares to which the offer relates;

  (b) that the shares which the offeror has acquired or contracted to acquire by virtue of acceptances of the offer, together with the shares held by the person or persons mentioned in paragraph (a), amount to not less than the minimum specified in that subsection; and

  (c) that the consideration offered is fair and reasonable;

but the court shall not make an order under this subsection unless it considers that it is just and equitable to do so having regard, in particular, to the number of shareholders who have been traced but who have not accepted the offer.

430D. JOINT OFFERS

(1) A takeover offer may be made by two or more persons jointly and in that event this Part of this Act has effect with the following modifications.

(2) The conditions for the exercise of the rights conferred by sections 429 and 430A shall be satisfied by the joint offerors acquiring or contracting to acquire the necessary shares jointly (as respects acquisitions by virtue of acceptances of the offer) and either jointly or separately (in other cases); and, subject to the following provisions, the rights and obligations of the offeror under those sections and sections 430 and 430B shall be respectively joint rights and joint and several obligations of the joint offerors.

(3) It shall be a sufficient compliance with any provision of those sections requiring or authorising a notice or other document to be given or sent by or to the joint offerors that it is given or sent by or to any of them; but the statutory declaration required by section 429(4) shall be made by all of them and, in the case of a joint offeror being a company, signed by a director of that company.

(4) In sections 428, 430(8) and 430E references to the offeror shall be construed as references to the joint offerors or any of them.

(5) In section 430(6) and (7) references to the offeror shall be construed as references to the joint offerors or such of them as they may determine.

(6) In sections 430(4)(a) and 430B(4)(a) references to the offeror being no longer able to provide the relevant consideration shall be construed as references to none of the joint offerors being able to do so.

(7) In section 430C references to the offeror shall be construed as references to the joint offerors except that any application under subsection (3) or (5) may be made by any of them and the reference in subsection (5)(a) to the offeror having been unable to trace one or more of the persons holding shares shall be construed as a reference to none of the offerors having been able to do so.

430E. ASSOCIATES

(1) The requirement in section 428(1) that a takeover offer must extend to all the shares, or all the shares of any class or classes, in a company shall be regarded as satisfied notwithstanding that the offer does not extend to shares which associates of the offeror hold or have contracted to acquire; but, subject to subsection (2), shares which any such associate holds or has contracted to acquire, whether at the time when the offer is made or subsequently, shall be disregarded for the purposes of any reference in this Part of this Act to the shares to which a takeover offer relates.

(2) Where during the period within which a takeover offer can be accepted any associate of the offeror acquires or contracts to acquire any of the shares to which the offer relates, then, if the condition specified in subsection (8)(a) or (b) of section 429 is satisfied as respects those shares they shall be treated for the purposes of that section as shares to which the offer relates.

(3) In section 430A(1)(b) and (2)(b) the reference to shares which the offeror has acquired or contracted to acquire shall include a reference to shares which any associate of his has acquired or contracted to acquire.

(4) In this section "associate", in relation to an offeror means:

  (a) a nominee of the offeror;

  (b) a holding company, subsidiary or fellow subsidiary of the offeror or a nominee of such a holding company, subsidiary or fellow subsidiary;

  (c) a body corporate in which the offeror is substantially interested; or

  (d) any person who is, or is a nominee of, a party to an agreement with the offeror for the acquisition of, or of an interest in, the shares which are the subject of the takeover offer, being an agreement which includes provisions imposing obligations or restrictions such as are mentioned in section 204(2)(a).

(5) For the purposes of subsection (4)(b) a company is a fellow subsidiary of another body corporate if both are subsidiaries of the same body corporate but neither is a subsidiary of the other.

(6) For the purposes of subsection (4)(c) an offeror has a substantial interest in a body corporate if--

  (a) that body or its directors are accustomed to act in accordance with his directions or instructions; or

  (b) he is entitled to exercise or control the exercise of one-third or more of the voting power at general meetings of that body.

(7) Subsections (5) and (6) of section 204 shall apply to subsection (4)(d) above as they apply to that section and subsections (3) and (4) of section 203 shall apply for the purposes of subsection (6) above as they apply for the purposes of subsection (2)(b) of that section.

(8) Where the offeror is an individual his associates shall also include his spouse and any minor child or step-child of his.

430F. CONVERTIBLE SECURITIES

(1) For the purposes of this Part of this Act securities of a company shall be treated as shares in the company if they are convertible into or entitle the holder to subscribe for such shares; and references to the holder of shares or a shareholder shall be construed accordingly.

(2) Subsection (1) shall not be construed as requiring any securities to be treated--

  (a) as shares of the same class as those into which they are convertible or for which the holder is entitled to subscribe; or

  (b) as shares of the same class as other securities by reason only that the shares into which they are convertible or for which the holder is entitled to subscribe are of the same class."

                                                    DISCLOSURE DOCUMENT

TELEWEST COMMUNICATIONS PLC


Information relating to
the proposed merger of
Telewest Communications plc
and General Cable PLC
and pre-emptive issue
by way of open offer of
new Telewest shares to
qualifying Telewest
securityholders




29 June 1998
--------------------------------------------------------------------------------

  GENERAL CABLE SECURITYHOLDERS: THIS DOCUMENT SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING OFFER DOCUMENT (THE "OFFER DOCUMENT") RELATING TO THE RECOMMENDED OFFER BY TELEWEST COMMUNICATIONS PLC ("TELEWEST") FOR GENERAL CABLE PLC ("GENERAL CABLE").

  TELEWEST SECURITYHOLDERS: THIS DOCUMENT SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING (A) OFFER DOCUMENT, (B) CIRCULAR RELATING TO THE PRE-EMPTIVE ISSUE BY WAY OF OPEN OFFER OF 260,665,436 NEW TELEWEST SHARES TO QUALIFYING TELEWEST SECURITYHOLDERS (THE "PRE-EMPTIVE ISSUE CIRCULAR") AND (C) CIRCULAR RELATING TO THE MEETING OF TELEWEST SHAREHOLDERS TO CONSIDER THE PROPOSED MERGER OF TELEWEST AND GENERAL CABLE AND CERTAIN RELATED MATTERS (THE "EGM CIRCULAR").

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  For purposes of disclosure under the securities laws of the US, the documents set out below previously filed with the SEC pursuant to the US Exchange Act are incorporated herein.

  (A) With respect to Telewest's Registration Statement on Form S-3:

    1. Telewest's Annual Report on Form 10-K for the year ended December 31, 1997, and

    2. All other reports filed by Telewest pursuant to Section 13(a) or 15(d) of the US Exchange Act since December 31, 1997.

  (B) With respect to Telewest's Registration Statement on Form S-3 and Registration Statement on Form S-4:

    All documents filed with the SEC by Telewest or General Cable pursuant to Sections 13(a), 13(c), 14 or 15(d) of the US Exchange Act, and, to the extent designated therein, reports on Form 6-K furnished by General Cable subsequent to the date hereof and during the period in which the Offer remains open for acceptance shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.



  In addition, for purposes of US securities laws, the Merger Agreement is incorporated into the Registration Statement on Form S-4 by reference.

  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof. All information appearing in this document is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated by reference, except to the extent set forth in the immediately preceding sentence.

THIS DOCUMENT (FOR US LAW PURPOSES ONLY) INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON TO WHOM THIS DOCUMENT HAS BEEN DELIVERED, FROM THE RECEIVING AGENT OR THE INFORMATION AGENT AT THE ADDRESSES AND TELEPHONE NUMBERS SET OUT HEREIN. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY 8 AUGUST 1998.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                       PAGE
PART I - GENERAL INFORMATION
Contents--Part 1...................................................     I-2
Directors, Secretary, Registered Office and Advisers of Telewest...     I-3
Definitions........................................................     I-4
Notes..............................................................    I-10
Expected Timetable.................................................    I-12
Section One  The Merger and Related Matters........................    I-13
Section Two  Information on Telewest...............................    I-18
Section Three Information on General Cable.........................    I-36
Section Four Information on the Combined Group.....................    I-53
Section Five Regulatory Matters and Competition....................    I-85
Section Six  Risk Factors..........................................    I-98
Section Seven Additional Information...............................   I-106
PART II - UK FINANCIAL INFORMATION
Section One  UK GAAP Financial Information of Telewest.............    II-3
Section Two  UK GAAP Financial Information of General Cable........   II-44
Section Three UK GAAP Pro Forma Financial Information of the
              Combined Group.......................................   II-89
PART III - US FINANCIAL INFORMATION
Section One  US GAAP Financial Information of Telewest.............   III-3
Section Two  UK GAAP Financial Information of General Cable
             (including reconciliation to US GAAP).................  III-55
Section Three US GAAP Pro Forma Financial Information,
              Capitalization and Comparative Per Share Information
              of the Combined Group................................ III-156
Section Four Experts............................................... III-171



REGISTERED OFFICE, PRINCIPAL PLACE OF BUSINESS AND EXECUTIVE OFFICES:

     TELEWEST COMMUNICATIONS PLC:                          GENERAL CABLE PLC:
     ----------------------------                          -------------------
     Genesis Business Park                                 37 Old Queen Street
     Albert Drive                                          London
     Woking, Surrey                                        SW1H 9JA
     GU21 5RW                                              United Kingdom
     United Kingdom                                        Phone Number:
     Phone Number:                                         44-171-393-2828
     44-1483-750-900

                                                                         ------
                                                                         PART I
                                                                         ------

--------------------------------------------------------------------------------

  The Directors and the Proposed Directors of Telewest, whose names are set out on page I-3 herein, accept responsibility for the information contained in this document, save for the information relating to General Cable, the Directors of General Cable and their immediate families and related trusts. To the best of the knowledge and belief of the Directors and the Proposed Directors of Telewest (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

  The Directors of General Cable, whose names are set out on page I-52 herein, accept responsibility for the information contained in this document relating to General Cable, the Directors of General Cable and their immediate families and related trusts. To the best of the knowledge and belief of the Directors of General Cable (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

  The foregoing statements are required by the rules of the London Stock Exchange and relate to the responsibilities of the Directors and Proposed Directors of Telewest and the Directors of General Cable under the laws of the UK and do not impose responsibilities on, or impair the responsibilities of, the Directors and Proposed Directors of Telewest or the Directors of General Cable under the laws of the US or any state thereof.

  Application has been made to the London Stock Exchange for the new Telewest shares to be issued pursuant to the transactions described in this document to be admitted to the Official List of the London Stock Exchange. It is expected that admission of the new Telewest shares to the Official List will become effective and that dealings in the new Telewest shares will commence on the business day after the Offer becomes or is declared unconditional in all respects. Notice will be given to Nasdaq for the new Telewest ADSs to be approved for quotation on Nasdaq. It is expected that quotation of the new Telewest ADSs will also commence on the business day after the Offer becomes or is declared unconditional in all respects.

  Parts I and II of this document, which comprise a prospectus and listing particulars relating to Telewest in accordance with the listing rules made under Section 142 of the FSA, have been delivered to the Registrar of Companies in England and Wales for registration in accordance with Section 149 of the FSA.

  This document may not be forwarded or transmitted in or into Canada, Australia or Japan.

--------------------------------------------------------------------------------

                          TELEWEST COMMUNICATIONS PLC

 PROPOSED MERGER OF TELEWEST COMMUNICATIONS PLC AND GENERAL CABLE PLC AND PRE-
    EMPTIVE ISSUE BY WAY OF OPEN OFFER OF 260,665,436 NEW TELEWEST SHARES TO
                    QUALIFYING TELEWEST SECURITYHOLDERS
--------------------------------------------------------------------------------

ORDINARY SHARE CAPITAL OF TELEWEST FOLLOWING THE OFFER, THE PRE-EMPTIVE ISSUE AND THE CONVERSION


           Authorised                                          Issued and Fully Paid
   Nominal Value        Number                              Nominal Value        Number
(Pounds)290,000,000  2,900,000,000    Telewest Shares    (Pounds)214,515,855  2,145,158,549
==================================                       ==================================

  Each new Telewest share and new Telewest ADS in issue after completion of the Offer, the Pre-emptive Issue and Conversion will rank pari passu in all respects with the existing Telewest shares and Telewest ADSs, respectively. The above table assumes that all Telewest Convertible Preference shares are converted into Telewest shares and options outstanding under the General Cable Share Schemes will be exercised and the General Cable shares received in connection therewith will be tendered in the Offer. See " -- Section One -- The Merger and Related Matters -- Conversion of Telewest Convertible Preference Shares".

--------------------------------------------------------------------------------
INDEBTEDNESS

  At the close of business on 29 May 1998, the indebtedness of the Telewest Group, the General Cable Group and the total indebtedness of the two groups was as follows:

                                          TELEWEST GENERAL CABLE     COMBINED
                                             GROUP         GROUP        GROUP
                                      (Pounds)'000  (Pounds)'000 (Pounds)'000
SHORT-TERM BORROWINGS -- SECURED               500         6,701        7,201
SHORT-TERM BORROWINGS -- UNSECURED             --            500          500
LONG-TERM BORROWINGS -- SECURED            578,000       299,733      877,733
LONG-TERM BORROWINGS -- UNSECURED          920,700        10,000      930,700
OBLIGATIONS UNDER FINANCE LEASES            76,900       201,124      278,024
                                         ---------       -------    ---------
                                         1,576,100       518,058    2,094,158
                                         =========       =======    =========
CONTINGENT LIABILITIES -- GUARANTEES
 TO THIRD PARTIES                            4,800           --         4,800
                                         =========       =======    =========

  Except as set out above and apart from indebtedness between or among Telewest and other members of the Telewest Group and General Cable and other members of the General Cable Group, none of Telewest, General Cable or any other member of their respective groups had outstanding, at the close of business on 29 May 1998, any loan capital (whether outstanding or created but unissued), term loans, mortgages, charges or other borrowings or indebtedness in the nature of borrowing, including bank overdrafts (demand facilities), liabilities under acceptances (other than normal trade bills), acceptance credits, hire purchase commitments, obligations under finance leases, guarantees or other material contingent liabilities. As at the close of business on 29 May 1998, the Telewest Group had cash balances of (Pounds)27.2 million and the General Cable Group had cash balances of (Pounds)202.3 million, which in respect of the General Cable Group includes (Pounds)185.7 million of cash restricted as to use to providing security to lessors. Included within General Cable's unsecured long-term borrowings is (Pounds)6 million owed to Telewest.

CONTENTS - PART I
--------------------------------------------------------------------------------

                                                                            Page
DIRECTORS, SECRETARY, REGISTERED OFFICE AND ADVISERS OF TELEWEST...........  I-3
DEFINITIONS................................................................  I-4
NOTES...................................................................... I-10
EXPECTED TIMETABLE......................................................... I-12

SECTION ONE - THE MERGER AND RELATED MATTERS
--------------------------------------------
 The Merger................................................................ I-13
 The Pre-emptive Issue..................................................... I-13
 Conversion of Telewest Convertible Preference Shares...................... I-15
 New Telewest Securities................................................... I-15
 The Extraordinary General Meeting......................................... I-15
 Birmingham Cable and Cable London......................................... I-16

SECTION TWO - INFORMATION ON TELEWEST
-------------------------------------
 Overview.................................................................. I-18
 History................................................................... I-20
 Recent Developments....................................................... I-20
 Cable Television.......................................................... I-21
 Cable Telephony........................................................... I-22
 Pricing................................................................... I-24
 Sales and Marketing....................................................... I-25
 Customer Service.......................................................... I-26
 Churn..................................................................... I-26
 Networks.................................................................. I-26
 Franchises................................................................ I-28
 Telewest Affiliated Companies............................................. I-30
 Employees................................................................. I-35
 Directors................................................................. I-35

SECTION THREE - INFORMATION ON GENERAL CABLE
--------------------------------------------
 Overview.................................................................. I-36
 History................................................................... I-37
 Recent Developments....................................................... I-37
 The Systems............................................................... I-38
 Description of Networks................................................... I-41
 Management of the General Cable Group's Business.......................... I-46
 Relationships Among Owners of the Systems................................. I-49
 Employees................................................................. I-52
 Directors................................................................. I-52

SECTION FOUR - INFORMATION ON THE COMBINED GROUP
------------------------------------------------
 Business of the Combined Group............................................ I-53
 Rationale for the Merger.................................................. I-55
 Strategy for the Combined Group........................................... I-55
 Acquisitions and Disposals................................................ I-56
 Recent Results and Future Outlook......................................... I-56
 Dividend Policy........................................................... I-56
 Financial Year End........................................................ I-57
 Working Capital........................................................... I-57
 Board of Directors........................................................ I-58
 Senior Executives......................................................... I-63
 Principal Shareholders.................................................... I-69
 Certain Related Party Transactions........................................ I-82

SECTION FIVE - REGULATORY MATTERS AND COMPETITION
-------------------------------------------------
 Regulatory Matters......................................................  I-85
 Competition.............................................................  I-94

SECTION SIX - RISK FACTORS
--------------------------
 Integration of Telewest and General Cable...............................  I-98
 Ability to Manage Growth and Expansion..................................  I-98
 Limited Consumer Acceptance of Cable Television and Cable Telephony in
  the UK.................................................................  I-98
 Need to Renegotiate or Refinance Existing Facilities; Requirement for
  Additional Funds.......................................................  I-99
 Anticipated Bond Offering; Adverse Consequences of Additional Financial
  Leverage............................................................... I-100
 History of Losses....................................................... I-100
 Uncertainty as to Percentage Interests in Birmingham Cable and Cable
  London................................................................. I-100
 Significant Competition................................................. I-101
 Construction of Networks................................................ I-102
 Influence of Principal Shareholders..................................... I-102
 Extensive Government and European Regulation............................ I-103
 Technological Changes................................................... I-103
 Limited Access to Programming Supply.................................... I-103
 Year 2000 Compliance.................................................... I-104
 Potential Volatility of Share Price..................................... I-104
 Impact of Shares Eligible for Future Sale............................... I-104

SECTION SEVEN - ADDITIONAL INFORMATION
--------------------------------------
 Incorporation........................................................... I-106
 Share Capital........................................................... I-106
 Certain Trading Market, Dividend and Exchange Rate Information.......... I-108
 Subsidiary Undertakings and Other Interests............................. I-112
 Summary of Memorandum and Articles of Association....................... I-116
 Description of American Depositary Receipts............................. I-127
 Shares Eligible for Future Sale......................................... I-135
 Employee Share Schemes.................................................. I-135
 Telewest Pension Schemes and Other Employee Benefit Schemes............. I-145
 Experts................................................................. I-146
 Validity of Securities.................................................. I-146
 Legal Proceedings....................................................... I-146
 Financing Arrangements.................................................. I-146
 Material Contracts...................................................... I-156
 Licences................................................................ I-160
 Premises................................................................ I-161
 Taxation................................................................ I-164
 Stamp Duty and Stamp Duty Reserve Tax................................... I-169
 Consents................................................................ I-170
 Service of Process and Enforcement of Liabilities....................... I-170
 Miscellaneous........................................................... I-170
 No Significant Change................................................... I-171
 Additional Sources of Information....................................... I-171
 Documents for Inspection and Available Information...................... I-171
 Directors and Executive Officers of MediaOne Group, Inc. ............... I-173
 Directors and Executive Officers of Tele-Communications, Inc. .......... I-175

DIRECTORS, SECRETARY, REGISTERED OFFICE AND ADVISERS OF TELEWEST
--------------------------------------------------------------------------------

DIRECTORS

ARTHUR GARY AMES (CHAIRMAN)*
ANTHONY WILLIAM PAUL STENHAM (DEPUTY CHAIRMAN)*
CHARLES BURDICK (GROUP FINANCE DIRECTOR)
STEPHEN MARC BRETT*
LORD BORRIE QC*
DAVID JOHN EVANS*
JAMES OLIVER ROBBINS*
ROBERT WAYNE SHANER*
DAVID VAN VALKENBURG (ACTING CHIEF EXECUTIVE OFFICER)


PROPOSED DIRECTORS+

WILLIAM ANTHONY RICE*
MICHEL JEAN CHARLES VILLANEAU*

+ to be appointed upon completion of the Merger
* Non-Executive


SECRETARY
Victoria Hull LLB (Hons)

REGISTERED OFFICE
Genesis Business Park
Albert Drive
Woking
Surrey GU21 5RW

FINANCIAL ADVISER AND SPONSOR
J. HENRY SCHRODER & CO. LIMITED
120 Cheapside
London EC2V 6DS

BROKER
KLEINWORT BENSON SECURITIES LIMITED
20 Fenchurch Street
London EC3P 3DB

LEGAL ADVISERS TO TELEWEST
AS TO ENGLISH LAW
FRESHFIELDS
65 Fleet Street
London EC4Y 1HS

AS TO US LAW
WEIL, GOTSHAL & MANGES
One South Place
London EC2M 2WG

AUDITORS AND REPORTING
ACCOUNTANT
KPMG AUDIT PLC
8 Salisbury Square
London EC4Y 8BB

REGISTRAR
LLOYDS BANK REGISTRARS
The Causeway
Worthing
West Sussex BN99 6DA

ADR DEPOSITARY
THE BANK OF NEW YORK
101 Barclay Street
New York, NY 10286

DEFINITIONS
--------------------------------------------------------------------------------
The following definitions apply throughout this disclosure document, unless the context requires otherwise:


"Admission"                  the admission of the new Telewest shares issued
                             pursuant to the Offer and the Pre-emptive Issue to the Official List becoming effective in accordance with the Listing Rules and the quotation of the new Telewest ADSs issued pursuant to the Offer and the Pre-emptive Issue on Nasdaq becoming effective

"Application Form"           the personalised application form on which
                             Qualifying Telewest securityholders may apply for new Telewest securities pursuant to the Pre-emptive Issue

"BDB"                        British Digital Broadcasting plc

"BSkyB"                      British Sky Broadcasting Group plc

"BT"                         British Telecommunications plc

"Birmingham Cable"           Birmingham Cable Corporation Limited

"Birmingham Cable            the Articles of Association of Birmingham Cable
Articles"

"Board" or "Directors"       the board of directors of Telewest
or "Board of Directors"

"CREST" the relevant system (as defined in the UK Uncertificated Securities Regulations 1995) in respect of which CRESTCo Limited is the Operator (as defined in those regulations)

"CWC"                        Cable & Wireless Communications plc

"Cable Corporation"          The Cable Corporation Limited

"Cable London"               Cable London plc

"City Code"                  The City Code on Takeovers and Mergers

"closing share price"        the middle-market quotation as derived from the
                             Daily Official List of the London Stock Exchange

"Combined Group"             the Telewest Group as enlarged by the Merger

"Combined Group              Birmingham Cable and Cable London
Affiliated Companies"

"Combined Group              cable television and telephony franchises owned
Affiliated Franchises"       by the Combined Group Affiliated Companies

"Comcast"                    Comcast UK Cable Partners Limited

"Companies Act"              the Companies Act 1985 (as amended)


"Conversion"                 the proposed conversion by the TINTA Affiliate,
                             the MediaOne Affiliates, the Cox Affiliate and the SBC Affiliate of their holdings of Telewest
                             Convertible Preference shares into new Telewest shares after the Offer has become or been declared unconditional in all respects

"Cox"                        Cox Communications, Inc.

"Cox Affiliate"              Cox U.K. Communications L.P., a limited
                             partnership the partners of which are indirect wholly owned subsidiaries of Cox

"Cox Group"                  Cox, its holding companies and/or its subsidiary
                             undertakings, and/or any subsidiary undertakings of its holding companies

"Deposit Agreement"
                             the Amended and Restated Deposit Agreement, dated as at 30 November 1994, as amended as at 2 October 1995, between Telewest, The Bank of New York and owners and beneficial owners of Telewest ADRs issued thereunder

"Depositary"                 The Bank of New York, in its capacity as
                             depositary pursuant to the Deposit Agreement

"Director General"           the office of the Director General of
                             Telecommunications established under the UK
                             Telecommunications Act of 1984



"dollars" or "$" or          US dollars
"US$"


"EGM Circular"               the circular to Telewest shareholders and holders
                             of Telewest Convertible Preference shares containing notice of the EGM


"Excluded Holder"            a Telewest securityholder on the Telewest Share
                             Register or the Telewest ADS Register, as appropriate, as at the Record Date with a registered address in Japan, Australia or Canada or such other jurisdiction where the Pre-emptive
                             Issue is prohibited by applicable law or regulation

"Extraordinary General       the extraordinary general meeting of Telewest to
Meeting" or "EGM"            be held on 28 July 1998 at which resolutions will
                             be proposed, among other things, to approve the Offer and the Pre-emptive Issue

"FSA"                        the Financial Services Act 1986, as amended

"Flextech"                   Flextech plc

"GUHL"                       General Utilities Holdings Limited

"General Cable"              General Cable PLC

"General Cable ADRs"         American Depositary Receipts evidencing General
                             Cable ADSs

"General Cable ADSs"         General Cable American Depositary Shares, each
                             representing five General Cable shares

"General Cable Group"        General Cable and its subsidiaries and subsidiary
                             undertakings and, where the context so permits, each of them

"General Cable               General Cable shares and General Cable ADSs
securities"

"General Cable               holders of General Cable securities
securityholders"


"General Cable Share         the General Cable Limited Approved Executive
Schemes"                     Share Option Scheme, the General Cable Limited
                             Unapproved Executive Share Option Scheme, the
                             General Cable PLC 1996 Unapproved Executive Share
                             Option Scheme and the General Cable Sharesave
                             Scheme


"General Cable shares"       the existing issued and fully paid ordinary
                             shares of (Pounds)1 each in the capital of General Cable and any further such shares which are unconditionally allotted or issued on or before the date on which the Offer closes (or such earlier date as Telewest may, subject to the City Code, decide)

"General Telecom"            an operating division of the General Cable Group

"Groups"                     the Telewest Group and the General Cable Group

"ITC"                        Independent Television Commission

"LDSL"                       local delivery service licence

"Listing Rules"              the rules and regulations made by the London
                             Stock Exchange under the FSA and contained in the London Stock Exchange's publication of the same name

"London Stock Exchange"      London Stock Exchange Limited

"MediaOne"                   MediaOne Group, Inc., known as U S WEST, Inc.
                             prior to its name change on 12 June 1998

"MediaOne Affiliates"        MediaOne UK Cable, Inc. and MediaOne Cable
                             Partnership Holdings, Inc.

"MediaOne Group"             MediaOne and/or MediaOne International Holdings
                             and/or either of their holding companies, and/or either of their subsidiary undertakings and/or any subsidiary undertakings of either of their holding companies

"MediaOne International"     MediaOne International, Inc., previously known as
                             U S WEST International, Inc.

"MediaOne International      MediaOne International Holdings, Inc., previously
Holdings"                    known as U S WEST International Holdings, Inc.

"Mercury"                    Mercury Communications Limited

"Merger"
                             the proposed merger of Telewest and General Cable to be effected pursuant to the Offer

"Merger Agreement"           the agreement relating to the merger of Telewest
                             and General Cable, dated 29 March 1998, between
                             Telewest, General Cable, Vivendi and GUHL


"Mix and Match Election"     an election available to General Cable
                             securityholders who accept the Offer to vary the proportion of new Telewest securities and cash receivable under the Offer by electing to receive additional new Telewest shares (including in the case of General Cable ADS holders, in the form of new Telewest ADSs) or additional cash in respect of all or a designated portion of their holdings of General Cable securities, subject to other holders of General Cable securities making off-setting elections and subject to scaling down on a pro rata basis in the event that elections cannot be satisfied in full

"NTL"                        NTL Incorporated


"NTL/Comcast Merger"         the proposed merger of NTL and Comcast announced
                             on 5 February 1998

"Nasdaq"                     the Nasdaq National Market

"new Telewest ADSs"           American Depositary Shares of Telewest to be
                              issued pursuant to the Offer and the Pre-emptive
                              Issue, each representing ten new Telewest shares

"new Telewest securities"     new Telewest shares and new Telewest ADSs

"new Telewest shares"         new ordinary shares6.B.5 of 10 pence each in the
                              capital of Telewest to be6.B.6 issued pursuant to the Offer, the Pre-emptive Issue and the Conversion

"Noon Buying Rate"            the noon buying rate in New York City for cable
                              transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York

"OFT"                         the Office of Fair Trading

"OFTEL"                       the Office of Telecommunications

"Offer" the recommended offer made by Schroders on behalf of Telewest to acquire all of the General Cable securities on the terms and subject to the conditions set out or referred to in the Offer Document (including, where the context so requires or permits, any subsequent revision, variation, extension or renewal thereof)

"Offer Document"              the document dated 29 June 1998 setting out the
                              terms and conditions of the Offer

"Official List"               The Official List of the London Stock Exchange

"Old Telewest"                Telewest Communications Cable Limited, previously
                              known as TeleWest Communications plc

"PDSL"                        prescribed diffusion service licence

"Panel"                       The Panel on Takeovers and Mergers

"Pre-emptive Issue"           the issue, by way of open offer, of 260,665,436
                              new Telewest shares to Qualifying Telewest securityholders

"Proposed Directors"          MJC Villaneau and WA Rice

"Qualifying Telewest ADS
 holders"                     holders of Telewest ADSs whose names appear on the
                              Telewest ADS Register on the Record Date, other
                              than Excluded Holders
"Qualifying Telewest
 securityholders"             Qualifying Telewest shareholders and Qualifying
                              Telewest ADS holders

"Qualifying Telewest
 shareholders"                Telewest shareholders and Telewest Convertible
                              Preference shareholders whose names appear on the Telewest Share Register on the Record Date, other than Excluded Holders

"Receiving Agent"             the receiving6.B.15(f) agent for the Pre-emptive
                              Issue, being, in the case of Telewest shares and Telewest Convertible Preference shares, Lloyds
                              Bank Registrars, The Causeway, Worthing, W.
                              Sussex, BN99 6DA, England, and, in the case of Telewest ADSs, The Bank of New York, 101 Barclay
                              Street, New York, New York 10286 USA

"Record Date"                 the record date for the Pre-emptive Issue, being,
                              in the case of Telewest shares and Telewest
                              Convertible Preference shares 5.00 pm (London time) on 23 June 1998 and, in the case of Telewest
                              ADSs, 5.00 pm (New York City time) on 2 July 1998

"Relationship Agreement"      an amended and restated agreement, dated as of 15
                              April 1998, between MediaOne International
                              Holdings, the MediaOne Affiliates, TINTA, the
                              TINTA Affiliate, Cox, the Cox Affiliate, SBC, the
                              SBC Affiliate and Telewest

"SBC"                        SBC Communications, Inc.

"SBC Affiliate"              Southwestern Bell International Holdings (UK-1)
                             Corporation

"SBCC"                       SBC CableComms (UK)

"SBC Group"                  SBC, its holding companies and/or its subsidiary
                             undertakings, and/or any subsidiary undertakings of its holding companies

"SBCC Merger"                the merger of Old Telewest and SBCC completed in
                             October 1995, pursuant to which Telewest acquired all the outstanding shares of Old Telewest and SBCC pursuant to a scheme of arrangement

"SEC"                        the US Securities and Exchange Commission

"Schroders"                  J. Henry Schroder & Co. Limited

"Securities Act"             the US Securities Act of 1933, as amended, and
                             the rules promulgated thereunder


"Subscription Agreement"     the agreement, dated as of 15 April 1998, between
                             Telewest, TINTA, MediaOne and Cox pursuant to which TINTA, MediaOne and Cox have undertaken to subscribe for their full entitlement for new
                             Telewest shares under the Pre-emptive Issue and to subscribe in accordance with the specific provisions thereof, for any new Telewest shares offered to but not subscribed for by other
                             Qualifying Telewest securityholders under the
                             Pre-emptive Issue

"TCHL"                       Telewest Communications Holdings Limited

"TCI"                        Tele-Communications, Inc.

"TINTA"                      Tele-Communications International, Inc.

"TINTA Affiliate"            United Artists Programming--Europe, Inc.

"TINTA Group"                TCI and/or TINTA and/or either of their holding
                             companies, and/or either of their subsidiary undertakings and/or any subsidiary undertakings of either of their holding companies

"Telecommunications Act"     the Telecommunications Act 1984, which is the
                             primary legislation governing the provision and regulation of telecommunications services in the UK

"Telecommunications Act      a licence granted under the Telecommunications
Licence"                     Act authorising the provision of certain
                             telecommunications services over particular telecommunications systems

"Telewest"                   Telewest Communications plc (and, where the
                             context so requires, its predecessor, Old
                             Telewest)

"Telewest ADRs"              American Depositary Receipts evidencing Telewest
                             ADSs


"Telewest ADS Register"      the register of holders of Telewest ADSs
                             maintained by the Depositary


"Telewest ADSs"              American Depositary Shares of Telewest, each
                             representing ten Telewest shares

"Telewest Affiliated         Birmingham Cable, Cable Corporation and Cable
Companies"                   London

"Telewest Affiliated         cable television and telephony franchises owned
Franchises"                  by the Telewest Affiliated Companies

"Telewest Convertible        holders of Telewest Convertible Preference shares
Preference shareholders"

"Telewest Convertible        convertible preference shares of 10 pence each in
Preference shares"           the capital of Telewest which are convertible
                             into Telewest shares on the basis of one Telewest share for each Telewest Convertible Preference share


"Telewest Group"             Telewest and its subsidiaries and subsidiary
                             undertakings and, where the context so permits, each of them


"Telewest securities"        Telewest shares, Telewest Convertible Preference
                             shares and Telewest ADSs

"Telewest                    holders of Telewest securities
securityholders"

"Telewest Share              the register of holders of Telewest shares and
Register"                    Telewest Convertible Preference shares maintained
                             by the Registrars

"Telewest Share Schemes"     the Telewest 1995 Restricted Share Scheme, the
                             Telewest 1995 Share Participation Scheme, the
                             Telewest 1995 (No. 1) Executive Share Option
                             Scheme, the Telewest 1995 (No. 2) Executive Share
                             Option Scheme, the Telewest 1995 Sharesave
                             Scheme, the Telewest Long Term Incentive Plan and the Telewest Equity Participation Plan

"Telewest shares"            ordinary shares of 10 pence each in the capital
                             of Telewest

"UK"                         the United Kingdom of Great Britain and Northern
                             Ireland


"US" the United States of America, its territories and possessions, any state of the United States and the District of Columbia

"US Exchange Act"            the US Securities Exchange Act of 1934, as
                             amended, and the rules promulgated thereunder

"U S WEST"                   U S WEST, Inc., which was separated into two
                             independent companies on 12 June 1998. In such separation, a new company called "U S WEST, Inc."
                             was formed that owns all the business previously conducted by the U S WEST Communications Group and the domestic directories business previously conducted by the U S WEST Media Group. U S WEST, which changed its name to "MediaOne Group, Inc."
                             in such separation, continues to own the remaining businesses previously conducted by the U S WEST Media Group. As used herein, "U S WEST" shall refer to U S WEST, Inc. prior to such separation.


"VAT"                        UK value added tax


"Vivendi"                    Vivendi S.A., formerly known as Compagnie
                             Generale des Eaux S.A. prior to its name change in May 1998

"Vivendi Group"              Vivendi and its subsidiaries, unless otherwise
                             indicated

"Yorkshire Cable"            The Yorkshire Cable Group Limited

For the purposes of this document, "subsidiary", "subsidiary undertaking", "associated undertaking" and "holding company" have the respective meanings given by the Companies Act.

NOTES
--------------------------------------------------------------------------------

ASSUMPTIONS REGARDING PRESENTATION OF INFORMATION

  Unless otherwise indicated, (a) references in this document to the Telewest Group include its subsidiaries but not the Telewest Affiliated Companies and
(b) references in this document to the General Cable Group include its subsidiaries but not Birmingham Cable.

  Unless otherwise indicated, references in this document to the Telewest shares to be in issue following completion of the Merger assume (a) Telewest acquires 100% of the General Cable issued share capital pursuant to the Offer,
(b) all Telewest Convertible Preference shares are converted to Telewest shares and (c) options outstanding under the General Cable Share Schemes will be exercised and the General Cable shares received in connection therewith will be tendered in the Offer. See "-- Section One -- The Merger and Related Matters --
 Conversion of Telewest Convertible Preference Shares".

  The Telewest Group, the General Cable Group and Comcast currently own 27.47%, 44.95% and 27.47%, respectively, of the issued share capital of Birmingham Cable, and Telewest and Comcast each currently own approximately 50% of the issued share capital of Cable London. Upon and subject to completion of the NTL/Comcast Merger, the Telewest Group will have the right to acquire Comcast's interests in Birmingham Cable and Cable London. In addition, General Cable has undertaken (if so required by Telewest) to sell its interest in Birmingham Cable to the Telewest Group, subject to the pre-emption rights contained in the Birmingham Cable Articles. Consequently, such shares would be offered in accordance with such rights to Telewest, Comcast and the other shareholders in Birmingham Cable. Further details regarding these possible transfers are set out in "-- Section One -- The Merger and Related Matters -- Birmingham Cable and Cable London". Unless otherwise indicated in this document, references to the interests of the Telewest Group, the General Cable Group and Comcast in Birmingham Cable and Cable London, as the case may be, do not reflect any of these possible transfers of interests.

TECHNICAL TERMS

  References in this document to homes "passed" are to homes in respect of which network construction has been completed, and references to homes "passed and marketed" are to homes passed where marketing has commenced. References in this document to the number of "equity homes", "equity homes passed", "equity homes passed and marketed", "equity businesses", "equity customers" and "equity lines" are to the number of homes, businesses, customers or lines, respectively, within franchises owned by a company multiplied by such company's effective equity interest in such franchises (e.g., a franchise with 100 homes in which such company has an effective interest of 25% would represent 25 equity homes for such company). Unless otherwise indicated in this document, "equity homes", "equity homes passed", "equity homes passed and marketed", "equity businesses", "equity customers" and "equity lines" are calculated for the purposes of this document for all periods on the basis of a company's effective interest in its franchises as at the date of this document.

SOURCES OF INFORMATION

  The financial statements in this document for the Telewest Group and the General Cable Group for the three months ended 31 March 1998 are unaudited. All financial statements contained in this document for the Telewest Group and the General Cable Group as at 31 December 1997 and 1996 and for the three years ended 31 December 1997 are audited. All operating statistics in this document for the Telewest Group are as set out in Telewest's quarterly, interim or annual announcements of financial results and/or operating statistics and for the General Cable Group are as set out in General Cable's quarterly, interim or annual announcements of financial results and/or operating statistics.

  All information in this document with respect to the number of homes and businesses in a franchise area is based, in the case of homes, on the most recently published UK census data (1991), as updated by the management of Telewest and General Cable, as the case may be, and in the case of businesses, the relevant management's estimates. All information with respect to the number of homes "passed" or "passed and marketed" is based on physical counts made by the relevant company during the network construction or marketing phases (or in the case of homes acquired after network construction or marketing was completed by another operator, based on the records of such operator). All information with respect to the number of homes in Affiliated Franchises is based on the most recently published UK census data (1991), as updated by the managements of such franchises and all other information concerning the Affiliated Companies has been provided by (or derived from data provided by) the Affiliated Companies. All information in this document with respect to the number of homes in the UK in areas for which cable franchises have been awarded is based on recently published UK census data (1991) and ITC data relating to the UK cable industry.

  See also "-- Section Seven -- Additional Information -- Additional Sources of Information".

FORWARD-LOOKING STATEMENTS

  This document contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of US securities laws. These forward-looking statements relate to, among other things, anticipated cost savings, revenue growth, operating efficiencies and anticipated interests in equity homes as well as the plans and objectives of the Combined Group. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future.

  There are a number of important factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to: the ability of the Telewest Group successfully to integrate the General Cable Group business and achieve the anticipated synergies; the extent consumer preference develops for cable television over other methods of providing in-home entertainment and for the Combined Group as a viable alternative to BT and others as a provider of telephony service; the ability of the Combined Group to penetrate markets and respond to changes or increases in competition (including the introduction of digital services by BSkyB or other operators and digital terrestrial services by BDB) and adverse changes in government regulation; the ability of the Combined Group to manage growth and expansion; the ability of the Combined Group to improve operating efficiencies (including through cost reductions); the ability of the Combined Group to construct its network in a cost-efficient and timely manner; the ability of the Combined Group to raise additional financing if there is a material adverse change in the Combined Group's anticipated revenues or expenses or to finance new initiatives; the extent to which programming is available at reasonable cost; adverse changes in the price of telephony interconnection; disruptions in supply of services and equipment; the ability of Telewest to exercise its pre-emption rights with respect to Birmingham Cable and Cable London and the timing of such exercise; Telewest's ability to finance the acquisition of Comcast's interests in Birmingham Cable and Cable London; and the performance of Combined Group Affiliated Companies (to the extent not controlled by the Combined Group).

EXPECTED TIMETABLE
--------------------------------------------------------------------------------

EVENT                                             TIME AND DATE                   NOTES
Record Date for Pre-emptive Issue with            5.00 pm on 23 June 1998
 respect to Telewest shares and Telewest
 Convertible Preference shares
Posting of the Offer Document, Pre-                          29 June 1998
 emptive Issue Circular, EGM Circular
 and the Disclosure Document
Record Date for Pre-emptive Issue in re-           5.00 pm on 2 July 1998
 lation to Telewest ADSs                             (New York City time)
Latest time for receipt of Forms of              10.00 am on 26 July 1998
 Proxy for the EGM
Extraordinary General Meeting                    10.00 am on 28 July 1998
Latest time and date for the splitting          3.00 pm on 11 August 1998    1
 of Application Forms (to satisfy bona
 fide market claims only) for the Pre-
 emptive Issue
First closing date for the Offer                3.00 pm on 13 August 1998    2
Latest time and date for the receipt of         3.00 pm on 13 August 1998    3
 completed Application Forms and payment
 in full under the Pre-emptive Issue
Dealings in new Telewest shares to              On the business day
 commence on the London Stock Exchange          following the date on
 and quotations of new Telewest ADSs to         which the Preemptive
 commence on Nasdaq                             Issue closes and the
                                                Offer is declared
                                                unconditional in all
                                                respects

Latest time and date for elections under        Five days following
 the Mix and Match Election                     the date on which
                                                the Offer is
                                                declared
                                                unconditional
                                                in all respects

Expected date of despatch of share              Within ten
 certificates pursuant to the Pre-              business days
 emptive Issue                                  of the date on
                                                which the Pre-
                                                emptive Issue
                                                closes

Expected date of despatch of cheques and        Within 14 days
 share certificates and crediting of            of the date on
 CREST accounts pursuant to the Offer           which the Offer
 for acceptances received prior to the          is declared
 close of the Mix and Match Election            unconditional
                                                in all respects

------------
NOTES:

  (1) This time and date may be extended from time to time by press release issued by Telewest, and will, in any event, fall on the date two business days preceding the acceptance and payment date then in effect.

  (2) At this date the Offer may lapse, be extended or be declared unconditional in all respects. The Offer shall not (except with the Panel's consent) be capable of becoming unconditional in all respects after 28 August 1998. However, Telewest reserves the right, if appropriate, to seek the Panel's approval to extend the date for satisfaction of all of the conditions to the Offer to 18 September 1998 or such later date as the Panel may agree.

  (3) This time and date may be extended from time to time by press release issued by Telewest not later than five calendar days prior to the acceptance and payment date then in effect. Telewest intends to extend the acceptance and payment date as may be necessary to coincide with the date on which Telewest intends to declare the Offer unconditional in all respects.

  (4) Unless otherwise indicated, all references in this document are to London times.

--------------------------------------------------------------------------------

SECTION ONE                                                  GENERAL INFORMATION
--------------------------------------------------------------------------------
SECTION ONE
THE MERGER AND RELATED MATTERS
--------------------------------------------------------------------------------
THE MERGER

  On 15 April 1998, Telewest and General Cable announced that their respective boards of directors had agreed the terms of a proposed merger to be effected by means of a recommended offer by Schroders on behalf of Telewest for the issued share capital of General Cable. The recommended offer was mailed to General Cable securityholders on 29 June 1998.

  Telewest expects the Merger to strengthen the strategic position of the Combined Group as a leading cable operator in the UK with interests in 41 franchises covering approximately 5.8 million homes. Pursuant to the Offer, (i) holders of General Cable shares are being offered 1.243 new Telewest shares and 65 pence in cash for every General Cable share and (ii) holders of General Cable ADSs are being offered 6.215 new Telewest shares and 325 pence in cash for every General Cable ADS. General Cable securityholders who validly accept the Offer within the relevant time period may utilise a Mix and Match Election whereby they may elect to vary the proportion of new Telewest securities and cash receivable under the Offer by electing to receive either all new Telewest shares (including for General Cable ADS holders in the form of new Telewest
ADSs) or all cash in respect of all or a designated portion of their holdings of General Cable securities, subject to other holders of General Cable securities making off-setting elections. To the extent that elections cannot be satisfied as a result of such off-setting elections, entitlements to cash and new Telewest securities in excess of the basic terms of the Offer set out in
(i) and (ii) above will be scaled down on a pro rata basis.

  Based on Telewest's closing share price of 94.5 pence on 27 March 1998 (the last dealing day prior to the announcement by General Cable that it was in discussions which might lead to an offer for General Cable by Telewest and the possible terms thereof), the Offer values each General Cable share at approximately 182 pence, each General Cable ADS at approximately $15.35 (based on the Noon Buying Rate of (Pounds)1 = $1.6825 on such date) and the whole of General Cable's issued share capital, fully diluted for the exercise of all outstanding options, at approximately (Pounds)677 million. Based on Telewest's closing share price of 159 pence on 24 June 1998 (the latest practicable date prior to the publication of this document), the Offer values each General Cable share at approximately 262.6 pence, each General Cable ADS at $21.91 (based on the Noon Buying Rate of (Pounds)1 = $1.6683 on such date) and the whole of General Cable's issued share capital, fully diluted for the exercise of all outstanding options, at approximately (Pounds)974 million.

THE PRE-EMPTIVE ISSUE

  The cash element of the Offer will be financed through the Pre-emptive Issue, being an offer to Qualifying Telewest securityholders to subscribe for 260,665,436 new Telewest shares at a price of 92.5 pence per share, raising approximately (Pounds)240 million (net of expenses solely attributable to the Pre-emptive Issue). TINTA, MediaOne and Cox (being three of the four largest holders of Telewest shares) have undertaken to subscribe for (or procure the subscription of) their full entitlement of new Telewest shares under the Pre-emptive Issue and to subscribe for any new Telewest shares not subscribed for by other Qualifying Telewest securityholders. Completion of the Pre-emptive Issue is conditional upon, among other things, the Offer becoming or being declared unconditional in all respects and the relevant resolutions being passed at the Extraordinary General Meeting. The new Telewest securities to be issued pursuant to the Pre-emptive Issue will be issued free from any encumbrances and will rank pari passu in all respects with the existing Telewest shares and Telewest ADSs (as the case may be), including the right to receive all dividends and other distributions declared, made or paid thereafter. Qualifying Telewest securityholders may apply for any number of new Telewest securities up to their pro rata entitlement, which will be determined on the basis of:

  13 new Telewest shares for every 71 Telewest shares or Telewest Convertible
                               Preference shares
                                       or
              130 new Telewest shares for every 71 Telewest ADSs,

SECTION ONE                                                  GENERAL INFORMATION


in each case held by such Qualifying Telewest securityholders and registered in their names at the close of business on the Record Date and so in proportion for any other number of Telewest shares, Telewest Convertible Preference shares or Telewest ADSs held at such date.

  Telewest ADS holders will receive their entitlement of new Telewest shares in the form of new Telewest ADSs (each new Telewest ADS representing ten new Telewest shares) unless they elect to receive new Telewest shares.

  Fractional entitlements to new Telewest shares will not be allotted or issued, and entitlements to new Telewest shares will be rounded down to the nearest whole number of new Telewest shares. Fractional new Telewest ADSs will not be allotted or issued in respect of new Telewest shares and any such fractional new Telewest ADSs will be aggregated and sold in the market with the proceeds of the sale, net of expenses, to be paid in cash pro rata to the Qualifying Telewest ADS holders otherwise entitled to such fractions. However, individual cash entitlements in respect of fractional new Telewest ADSs of less than (Pounds)3.00 will not be paid but will be retained for the benefit of Telewest.

  For holders of Telewest shares and Telewest Convertible Preference shares, an application to subscribe for new Telewest shares is irrevocable and may only be made on the Application Form sent to each Qualifying Telewest securityholder. The Application Form is personal to the Qualifying Telewest securityholder(s) named therein and cannot be assigned, transferred or split except up to 3.00 pm (London time) on 11 August 1998 (or two business days before such later time and/or date to which the Pre-emptive Issue may be extended) to satisfy bona fide market claims in relation to purchases of Telewest shares through the London Stock Exchange prior to the date on which the Telewest shares are marked "ex" the entitlement to the Pre-emptive Issue. Qualifying Telewest shareholders who have sold or transferred all or part of their registered holdings prior to 30 June 1998 are advised to consult their stockbroker, bank or other agent through or by whom the sale or transfer was effected as soon as possible, since the invitation to subscribe under the Pre-emptive Issue may represent a benefit which can be claimed by purchasers or transferees of the Telewest shares under the rules of the London Stock Exchange.

  For holders of Telewest ADSs, an application to subscribe for new Telewest ADSs is irrevocable and may only be made on the Application Form sent to each Qualifying Telewest ADS holder, which is personal to the Qualifying Telewest ADS holder(s) named therein.

  Qualifying Telewest securityholders should be aware that the Pre-emptive Issue is not a rights issue. Entitlements to new Telewest shares will not be transferable and those new Telewest shares not applied for under the Pre-emptive Issue will not be sold in the market for the benefit of those Qualifying Telewest securityholders who do not apply for them. The rights of Qualifying Telewest securityholders to apply to take up new Telewest shares under the Pre-emptive Issue will lapse if they are not exercised in accordance with the terms of the Pre-emptive Issue.

  If Qualifying Telewest securityholders wish to take up their entitlement under the Pre-emptive Issue, in whole or in part, the Application Form must be properly completed and returned in accordance with the instructions printed thereon, together with a cheque or banker's draft for the full amount payable in respect of those new Telewest shares or new Telewest ADSs (as the case may be) for which application has been made, by hand or by post as provided therein so as to arrive as soon as possible but in any event not later than 3.00 pm (London time) or 10.00 am (New York time) on 13 August 1998 (or such later time and/or date to which the Pre-emptive Issue may be extended). Application Forms received thereafter will not be valid.

  All applications received under the Pre-emptive Issue will be irrevocable and will only lapse if the conditions to the Pre-emptive Issue are not satisfied by 14 August 1998 (or such later date as Telewest and Schroders may agree).

  Share certificates and ADRs in respect of new Telewest securities issued pursuant to the Pre-emptive Issue are expected to be despatched, at the risk of the persons entitled thereto, no later than 10

SECTION ONE                                                  GENERAL INFORMATION


business days after the Offer becomes unconditional in all respects. No temporary documents of title will be issued.

  Other than pursuant to the Pre-emptive Issue, the new Telewest shares and the new Telewest ADSs have not been marketed, nor are they available, in whole or in part, to the public.

CONVERSION OF TELEWEST CONVERTIBLE PREFERENCE SHARES

  The TINTA Affiliate, the MediaOne Affiliates, the Cox Affiliate and the SBC Affiliate currently own an aggregate of 496,066,708 Telewest Convertible Preference shares (representing all such shares in issue). They have indicated to Telewest that, in order to minimise dilution of their voting interests in Telewest as a result of the Merger and the Pre-emptive Issue, they intend to convert all of their respective holdings of Telewest Convertible Preference shares into new Telewest shares upon the allotment and issue of new Telewest securities to General Cable securityholders pursuant to the Offer. Subject to the terms of the Relationship Agreement, the Telewest Convertible Preference shares may only be converted into new Telewest shares to the extent that, following the conversion of such shares, at least 25% of the Telewest shares then in issue will be held by "the public" for the purposes of the Listing Rules. Under the Relationship Agreement, however, Telewest has agreed to convert Telewest Convertible Preference shares held by the MediaOne Affiliates, the TINTA Affiliate and/or the Cox Affiliate to the extent necessary to ensure that TW Holdings maintains an interest of not less than 50.1% of the Telewest shares in issue following the Offer and the Pre-emptive Issue, overriding the requirement that 25% of Telewest shares are held by the "public" for the purposes of the Listing Rules. The holding of the "public" in Telewest following the Merger, the Pre-emptive Issue and Conversion will depend, among other things, on the number of new Telewest shares subscribed for by Qualifying Telewest securityholders (other than the subscribers under the Subscription Agreement) in the Pre-emptive Issue, the level of acceptances of the Offer, the nature of elections made under the Mix and Match Election and the extent to which Telewest Convertible Preference shares are converted. Telewest believes that immediately following completion of the Merger, assuming full acceptance of the Offer and no purchase of either Telewest securities or General Cable securities by TINTA, MediaOne, Cox, SBC or Vivendi save as pursuant to the Pre-emptive Issue, the aggregate holding of Telewest shares of persons other than TINTA, MediaOne, Cox, SBC and Vivendi will not fall below 25%. However, depending on the factors outlined above, a number of Telewest Convertible Preference shares may remain in issue following completion of the Merger.

NEW TELEWEST SECURITIES

  A maximum of 1,217,590,949 new Telewest shares are expected to be issued pursuant to the Offer, the Pre-emptive Issue and Conversion. Application has been made for the new Telewest shares, which will be issued free from any encumbrances and rank pari passu in all respects with the existing Telewest shares, to be admitted to the Official List. Application has also been made to Nasdaq for the new Telewest ADSs to be approved for quotation on Nasdaq. Dealings in the new Telewest shares and new Telewest ADSs are expected to commence on the business day following the date on which the Offer becomes or is declared unconditional in all respects.

THE EXTRAORDINARY GENERAL MEETING

  Telewest has convened the Extraordinary General Meeting to be held at 10.00 am (London time) on 28 July 1998 to consider and approve resolutions concerning various matters relating to the Merger. The matters to be considered at the meeting include (i) an ordinary resolution approving the Merger, (ii) ordinary resolutions increasing Telewest's authorised share capital and authorising the issue of new Telewest shares pursuant to the Offer, the Pre-emptive Issue and the Conversion, (iii) an ordinary resolution approving the Relationship Agreement and (iv) special resolutions approving changes to Telewest's Articles of Association and disapplying statutory pre-emption rights. The Merger, the Pre-emptive Issue and Conversion are conditional on, among other things, approval of each of the resolutions to be proposed at the Extraordinary General Meeting.

SECTION ONE                                                  GENERAL INFORMATION

BIRMINGHAM CABLE AND CABLE LONDON

BIRMINGHAM CABLE

  General Cable has an interest of 44.95% in the share capital of Birmingham Cable. Telewest has an interest of 27.47% in Birmingham Cable, as does Comcast. The remaining 0.11% of Birmingham Cable's issued share capital is held by three minority shareholders.

  Comcast's and Telewest's shares in Birmingham Cable are registered in the joint names of Comcast and TCHL, a wholly owned subsidiary of Telewest. TCHL and Comcast are parties to an agreement (the "Co-Ownership Agreement") which regulates this joint holding. As a consequence of the NTL/Comcast Merger announced on 5 February 1998, TCHL will, on completion of such merger, have the right to acquire Comcast's interest in Birmingham Cable. If TCHL acquires Comcast's shares in Birmingham Cable, the Co-Ownership Agreement will terminate.

  Telewest's acquisition of General Cable will result in the indirect acquisition by Telewest, an "affiliate" of TCHL, for the purpose of the Co-Ownership Agreement, of the Birmingham Cable shares held by General Cable. The Co-Ownership Agreement provides that neither party nor its affiliates may acquire, directly or indirectly, additional Birmingham Cable shares. Accordingly, Telewest announced on 15 April 1998 that if the Co-Ownership Agreement was not terminated prior to the Offer becoming unconditional, TCHL would be willing to undertake to Comcast to procure that General Cable would, once Telewest had acquired control of General Cable, offer to sell to Comcast up to 50% of its holding in Birmingham Cable (less any shares representing the interest of the minority shareholders). This undertaking would be without prejudice to TCHL's rights under the Co-Ownership Agreement to acquire Comcast's shares in Birmingham Cable on completion of the NTL/Comcast Merger. Failing Comcast's agreement thereto, General Cable agreed with Telewest on 15 April 1998, subject to the operation of the pre-emption provisions in the Birmingham Cable Articles, to sell its holding of shares in Birmingham Cable to Telewest for (Pounds)100 million upon service of a written notice by Telewest requiring such sale. The Birmingham Cable Articles will require Birmingham Cable to offer General Cable's shares in Birmingham Cable to all members of Birmingham Cable (other than General Cable) pro rata to their existing holdings of Birmingham Cable shares for a total consideration of (Pounds)100 million in cash. Telewest believes that this procedure is specifically permitted by the Co-Ownership Agreement. Telewest intends to fund the purchase of General Cable's shares in Birmingham Cable with the proceeds of the Unsecured Notes (as defined herein) to be issued pursuant to the Securities Purchase Agreement (as defined herein). See "-- Section Seven -- Additional Information -- Financing Agreements -- New Financing to be Provided in Connection with the Merger". The obligation to purchase the Unsecured Notes is subject to certain conditions. Although Telewest believes that under the Securities Purchase Agreement that these conditions will be satisfied, there can be no assurance that all of the conditions will be satisfied and that funding will be available. Failure to complete the acquisition of shares in Birmingham Cable from General Cable could result in a breach by Telewest of its agreement with General Cable.

  Telewest is not aware if Comcast or the minority shareholders in Birmingham Cable propose to take up their pro rata entitlement to acquire shares from General Cable. To the extent that the other shareholders fail to take up their rights in full, TCHL intends to exercise its rights to acquire all of the Birmingham Cable shares which are not acquired by the other shareholders.

  It is Telewest's intention (subject to price and available financing) to purchase, under the Co-Ownership Agreement, any Birmingham Cable shares beneficially held by Comcast (including any shares acquired by Comcast from General Cable under the Birmingham Cable Articles) on completion of the NTL/Comcast Merger. There can be no assurance that Telewest will acquire the Birmingham Cable shares held by Comcast nor can there be any assurance as to the price at which any such shares will be acquired. The acquisition of Birmingham Cable shares from Comcast is subject to the terms of the Co-Ownership Agreement, including the requirement that, in the absence of agreement, the purchase price is to be determined by the independent appraisal process set out in the Co-Ownership Agreement. As at the date of this document, the appraisal process has commenced but has not been completed. In addition, Comcast has written to Telewest disputing Telewest's interpretation of the Co-

SECTION ONE                                                  GENERAL INFORMATION

Ownership Agreement and the Birmingham Cable Articles in a number of respects and contending that Telewest's acquisition of General Cable would violate the Co-Ownership Agreement and the Birmingham Cable Articles. Telewest has written to Comcast stating Telewest's belief that it has acted in full conformity with the Co-Ownership Agreement and the Birmingham Cable Articles, and expressing Telewest's intention to proceed with its acquisition of General Cable. Representatives of Telewest, NTL and Comcast are engaged in discussions with respect to a possible resolution of such disputes but there can be no assurance that any agreement will be reached, what the terms of any such agreement may be, or what the consequences of a failure to so agree may be. See "-- Section Six -- Risk Factors --Uncertainty as to Percentage Interests in Birmingham Cable and Cable London".

CABLE LONDON

  Comcast and Telewest also each hold approximately 50% of the issued share capital of Cable London. Under the Articles of Association of Cable London, Telewest will have the right (which, subject to price and available financing, it proposes to exercise) to acquire all of Comcast's shares in Cable London on completion of the NTL/Comcast Merger. There can be no assurance that Telewest will acquire the Cable London shares held by Comcast nor can there be any assurance as to the price at which such shares will be acquired. The Articles of Association of Cable London set out a valuation procedure for determining the price of the Cable London shares, which will not commence until the NTL/Comcast Merger has been completed. See "-- Section Six -- Risk Factors --
 Uncertainty as to Percentage Interests in Birmingham Cable and Cable London".

SECTION TWO                                                  GENERAL INFORMATION
--------------------------------------------------------------------------------
SECTION TWO
INFORMATION ON TELEWEST
--------------------------------------------------------------------------------

  Detailed financial information on Telewest is set out elsewhere in this document. Holders of Telewest securities and General Cable securities should read the detailed financial information and not rely only on the information contained in this section.

OVERVIEW

  The Telewest Group is a leading provider of cable television and residential and business cable telephony services in the UK. The Telewest Group owns and operates 28 cable franchises (the "Telewest Owned and Operated Franchises") and has minority equity interests in the Telewest Affiliated Companies, which own and operate the nine Telewest Affiliated Franchises. As at 31 March 1998, the Telewest Owned and Operated Franchises and the Telewest Affiliated Franchises covered approximately 27% of the homes in the UK in areas for which cable franchises have been awarded. As at such date, the Telewest Owned and Operated Franchises and the Telewest Affiliated Franchises together included approximately 5.2 million homes and approximately 344,500 businesses, of which approximately 4.4 million and approximately 290,000 were the Telewest Group's equity homes and equity businesses, respectively. As at 31 March 1998, the network in such franchises had passed approximately 3.3 million of the Telewest Group's equity homes (approximately 3.1 million of which had been passed and marketed) and the Telewest Group had approximately 700,600 equity cable television customers, 954,800 equity residential telephone lines and 126,800 equity business telephone lines.

  The Telewest Group's 28 Owned and Operated Franchises, which include approximately 4.0 million homes and 260,500 businesses, are managed in four regional franchise areas (the "Regional Franchise Areas"): (i) London South and the South East (including Croydon, Kingston, Richmond, Basildon, Chelmsford and Gravesend); (ii) Scotland and the North East (including Dundee, Edinburgh, Perth, Gateshead and Newcastle upon Tyne); (iii) Avon, Cotswolds and the Midlands (including Bath, Bristol, Cheltenham, Gloucester, Telford, Dudley, Wolverhampton, Walsall, Worcester and Kidderminster); and (iv) the North West (including St. Helens and Knowsley, Wigan, Preston, Southport, North and South Liverpool and Blackpool). The Telewest Affiliated Franchises include approximately 1.2 million homes and 84,000 businesses and provide the Telewest Group with approximately 405,000 additional equity homes and 29,000 additional equity businesses. The Telewest Affiliated Franchise areas include Birmingham, parts of North London and Windsor.

  The Telewest Group provides a variety of cable television, cable telephony and on-line services. Such services are provided over a hybrid fibre-coaxial network (i.e., high-capacity broadband) which has been designed to enable the Telewest Group to provide customers with a range of interactive and integrated entertainment, telecommunications and information services as they become available in the future. The Telewest Group currently provides analogue services over the network, and expects to begin introducing digital services over the network in 1999. Such digital services may include pay-per-view programming, near-video-on-demand ("NVOD"), electronic mail and other interactive services as they become available.

  As at 31 March 1998, network construction with cable television and cable telephony capability had been completed for approximately 75.4% and 70.9%, respectively, of the homes in the Telewest Owned and Operated Franchises and 87.3% and 87.4%, respectively, of the homes in the Telewest Affiliated Franchises, approximately (Pounds)2.1 billion had been invested in the construction of the network of the Telewest Owned and Operated Franchises (including the costs of cable, ducting, network electronic equipment and subscriber connections). Telewest anticipates that network construction with cable television and cable telephony capability will be completed for more than 77.6% and 72.9%, respectively, of the homes in the Telewest Owned and Operated Franchises and 92.0% and 96.0%, respectively, of the homes in the Telewest Affiliated Franchises by 31 December 1998 and expects that the remaining construction of the networks will be substantially completed by the end of 2003.

SECTION TWO                                                 GENERAL INFORMATION

  The following table sets out certain operating and financial data concerning the Telewest Owned and Operated Franchises and the Telewest Affiliated Franchises at and for the years ended 31 December 1995, 1996 and 1997 and as at and for the three months ended 31 March 1998. Except as otherwise noted in the footnotes to this table, all information with respect to SBCC has been included from 3 October 1995 (the date of completion of the SBCC Merger). All the data set out below have been extracted from Telewest's annual financial statements or quarterly, interim or annual announcements of financial results and/or operating statistics for the relevant period.

                               OWNED AND OPERATED FRANCHISES                        TELEWEST AFFILIATED FRANCHISES (1)
                  ----------------------------------------------------------------  ----------------------------------------
                           1995           1996              1997           1998(2)      1995      1996      1997   1998(2)
CABLE TELEVISION
Homes passed          1,987,344      2,575,142         2,970,168         2,988,116   242,415   316,878   347,563   349,704
Homes passed and
marketed              1,831,458      2,335,953         2,760,184         2,794,836   235,196   290,276   336,398   337,432
Customers               401,469        528,142           605,988           617,877    56,003    71,457    81,364    82,722
Penetration rate
(3)                        21.9%          22.6%             22.0%             22.1%     23.8%     24.6%     24.2%     24.5%
Average monthly
revenue per
customer (4)      (Pounds)21.32  (Pounds)22.95     (Pounds)23.40     (Pounds)23.72       N/A       N/A       N/A       N/A
Average churn
rate (5)                   41.0%          33.4%(6)          34.0%(6)          34.8%      N/A       N/A       N/A       N/A
RESIDENTIAL
TELEPHONY
Homes passed          1,750,288      2,396,658         2,791,684         2,809,632   237,940   299,603   347,913   350,122
Homes passed and
marketed              1,652,604      2,254,734         2,725,154         2,760,826   229,956   287,701   337,173   337,851
Residential
customers (7)           429,405        620,377           810,358           831,585    48,250    65,724    84,324    87,888
Penetration rate
(9)                        26.0%          27.5%             29.7%             30.1%     21.0%     22.8%     25.0%     26.0%
Residential
lines connected         430,916        627,009           836,168           864,325    48,549    66,512    86,372    90,427
Average monthly
revenue per line
(9)               (Pounds)20.48  (Pounds)20.26     (Pounds)19.19     (Pounds)19.10       N/A       N/A       N/A       N/A
Average churn
rate per
line (10)                  20.9%          19.6%(6)          20.0%(6)          20.5%      N/A       N/A       N/A       N/A
BUSINESS
TELEPHONY
Business
customers                14,225         20,882            25,475            26,532     1,760     2,416     2,856     2,988
Business lines
connected                40,021         67,823           100,989           110,015     7,496    10,746    15,684    16,791
Average number
of business
lines per
customer (11)               2.8            3.2               4.0               4.1       4.3       4.4       5.5       5.6
Average monthly
revenue per line
(12)              (Pounds)58.92  (Pounds)54.48     (Pounds)43.62     (Pounds)42.81       N/A       N/A       N/A       N/A
                                 TOTAL (1)
                  ---------------------------------------
                       1995      1996      1997   1998(2)
CABLE TELEVISION
Homes passed      2,229,759 2,892,020 3,317,731 3,337,820
Homes passed and
marketed          2,066,654 2,626,229 3,096,582 3,132,268
Customers           457,472   599,599   687,352   700,599
Penetration rate
(3)                     N/A       N/A       N/A       N/A
Average monthly
revenue per
customer (4)            N/A       N/A       N/A       N/A
Average churn
rate (5)                N/A       N/A       N/A       N/A
RESIDENTIAL
TELEPHONY
Homes passed      1,986,228 2,696,261 3,139,597 3,159,554
Homes passed and
marketed          1,882,560 2,542,435 3,062,327 3,098,677
Residential
customers (7)       477,655   686,101   894,682   919,473
Penetration rate
(9)                     N/A       N/A       N/A       N/A
Residential
lines connected     479,465   693,521   922,540   954,752
Average monthly
revenue per line
(9)                     N/A       N/A       N/A       N/A
Average churn
rate per
line (10)               N/A       N/A       N/A       N/A
BUSINESS
TELEPHONY
Business
customers            15,985    23,298    28,331    29,520
Business lines
connected            47,517    78,569   116,673   126,806
Average number
of business
lines per
customer (11)           N/A       N/A       N/A       N/A
Average monthly
revenue per line
(12)                    N/A       N/A       N/A       N/A

----------
Notes:

"N/A" means not applicable or publicly available.

(1) Information with respect to Telewest Affiliated Franchises reflects Telewest's equity interest therein.

(2) Information relating to 1998 data is for the three months ended 31 March 1998, except for the churn rates, which, due to their seasonal nature, are for the 12 months then ended.

(3) Cable television penetration rate at a specified date represents (i) the total number of cable television customers at such date, divided by (ii) the total number of homes passed and marketed for cable television at such date.

(4) Average monthly revenue per customer for each period represents (i) one-twelfth (or one-third with respect to the 1998 period) of the total cable television revenue for such period, divided by (ii) the average number of basic cable television customers in such period.


(5) Average cable television churn rate for the period represents (i) the total number of cable television customers who terminated basic service or whose service was terminated by the Telewest Group during such period, divided by (ii) the average number of cable television customers in such period.

(6) Prior to 1996, the calculation of churn included those customers who moved homes and reconnected elsewhere in one of the Owned and Operated or Telewest Affiliated Franchises and consequently overstated customer dissatisfaction with the service provided. From 1996, Telewest revised the basis on which "churn" is calculated to exclude those customers who moved their cable service from one premises to another within one of the Telewest Owned and Operated or Telewest Affiliated Franchises. Average churn rate for 1996, 1997 and 1998 represents (i) the total number of customers who voluntarily or involuntarily terminated service during such period, divided by (ii) the average number of customers in such period.


(7) The information set out under "Residential customers" for the Telewest Affiliated Franchises includes information for Birmingham Cable and Cable London representing the number of residential lines connected, which is greater than the actual number of residential customers.

(8) Residential telephony penetration rate at a specified date represents (i) the total number of residential cable telephony customers at such date, divided by (ii) the total number of homes passed and marketed for residential cable telephony at such date.

(9) Average monthly revenue per residential line for each period represents
    (i) one-twelfth (or one-third with respect to the 1998 period) of the total residential cable telephony revenue for such period, divided by (ii) the average number of residential cable telephony lines in such period.



(10) Average residential telephony churn rate per line for the period represents (i) the total number of residential cable telephony lines terminated by customers or Telewest during such period, divided by (ii) the average number of residential cable telephony lines in such period.


(11) Average number of business lines per customer at a specified date represents (i) the number of business cable telephony lines at such date, divided by (ii) the number of business cable telephony customers at such date.

(12) Average monthly revenue per business line for each period represents (i) one-twelfth (or one-third with respect to the 1998 period) of the total business cable telephony revenue for such period, divided by (ii) the average number of business cable telephony lines in such period.

SECTION TWO                                                  GENERAL INFORMATION

HISTORY

  During the 1980's and early 1990's, TINTA and MediaOne acquired interests in various UK cable franchises. In December 1991, TINTA and MediaOne combined their respective UK cable interests by contributing certain of such interests to a joint venture (the "Joint Venture") that was managed by TCI and MediaOne through various affiliates. In November 1994, Old Telewest acquired all the assets of the Joint Venture and certain other interests of TCI and MediaOne in UK cable entities. Immediately following such acquisition, Old Telewest completed a public offering of its ordinary shares and ADSs, raising an aggregate of approximately (Pounds)414 million, net of commissions and expenses. Immediately following completion of the public offering, TINTA and MediaOne each beneficially owned approximately 36.7% of the Old Telewest ordinary shares and 50% of the Old Telewest convertible preference shares.

  In October 1995, Telewest acquired the entire issued share capitals of Old Telewest and SBCC, then the owner of seven cable franchises in the UK, in connection with the SBCC Merger. Since the SBCC Merger, the Telewest Group has acquired the Worcester, East Lothian, Taunton & Bridgewater, Southport and Blackpool cable franchises.

RECENT DEVELOPMENTS
  As at 31 March 1998, the Telewest Owned and Operated Franchises and Telewest Affiliated Franchises included approximately 27.5% of the UK homes in areas covered by cable licences. One in every three homes passed by the networks of the Telewest Owned and Operated Franchises subscribes for one or more of the Telewest Group's services and more than 50% of the Telewest Group's customers subscribe for both cable television and cable telephony services.

  Over the past few years, the Telewest Group has devoted substantial resources to constructing its network in accordance with licence construction milestones, while also actively developing and marketing various cable telephony, television and Internet products and servicing its customers. In the second quarter of 1997, Telewest decided to reduce significantly the pace of its network construction commencing at the end of 1997 and increase its focus on developing and marketing attractive product offerings and enhancing customer service.

  The Telewest Group has reduced the pace of its network construction from passing an average of approximately 35,000 new premises per month in 1997 to passing an average of approximately 5,000 new premises per month in 1998. In addition, to improve operating and management efficiencies, during 1997 the Telewest Group streamlined its franchise operations by consolidating the management of its franchises into four Regional Franchise Areas, rather than the previous seven. In connection with the consolidation of franchise management and other initiatives to improve operating efficiencies, during the second half of 1997 Telewest announced and implemented a 25% reduction in the size of its work force. The reduction in the pace of network construction is expected to reduce significantly the Telewest Group's annual capital expenditure as compared to prior years and the introduction of various operating efficiencies are expected to result in significant ongoing operating cost reductions.

  During 1997, the Telewest Group also implemented an initiative to strengthen its product offerings. The Telewest Group trialed a further development of "Teleplus", a combined cable television and telephony package offering customers a "mini basic" package with a smaller number of channels, telephone line rental and free local calls among Telewest Group cable telephony customers at certain times, for a cost lower than that of Telewest's traditional basic package. Based on the success of these trials, in early 1998 the Telewest Group introduced a new mini basic package, marketed as "Millennium", into all of its Owned and Operated Franchises.

  In October 1997, the Telewest Group entered into a consortium with other UK cable operators (including General Cable) to provide a pay-per-view movie service for their cable television subscribers, marketed as "Front Row". The Front Row consortium has entered into contracts with three major movie studios and additional contracts are currently under negotiation. Telewest began providing the Front Row service to its customers during May 1998. It is anticipated that all of the Telewest Group's

SECTION TWO                                                  GENERAL INFORMATION

cable television customers will have access to the Front Row service, with more than half being able to order programmes directly from their television remote controls.

  As part of its initiative to improve customer service and provide improved management information, the Telewest Group has committed to invest approximately (Pounds)30 million to develop a new customer management system for the Telewest Group. Parts of the system were completed in the first quarter of 1998 and the system is currently expected to be substantially complete by the end of the first quarter of 1999.

  On 5 February 1998, NTL and Comcast announced a proposed merger of their UK cable interests. Comcast's assets include a 27.47% interest in Birmingham Cable and an interest of approximately 50% in Cable London. Telewest currently has interests of 27.47% in Birmingham Cable and approximately 50% in Cable London. Pursuant to existing arrangements between Comcast and Telewest, Telewest has the right to acquire Comcast's interest in both Birmingham Cable and Cable London upon completion of the NTL/Comcast Merger as a result of the proposed change of ownership of Comcast. See "-- Section One -- The Merger and Related Matters -- Birmingham Cable and Cable London -- Birmingham Cable".

  On 15 April 1998, the boards of directors of Telewest and General Cable announced that they had agreed to the terms of a proposed merger. See "--
 Section One -- The Merger and Related Matters".

CABLE TELEVISION

OVERVIEW

  The Telewest Group derives its cable television revenues from connection charges, monthly basic and premium service fees, pay-per-view programme fees, cable publications and advertising charges. As at 31 March 1998, the Telewest Group had passed and marketed approximately 2,794,800 of the homes in the Telewest Owned and Operated Franchises and had a cable television penetration rate of approximately 22.1%.

PROGRAMMING

CHANNELS AND SERVICES

  The Telewest Group currently offers more than 45 channels to its customers as part of its basic service and up to 12 channels as part of its premium service offerings (including bonus channels provided in connection with the subscription for certain premium channels). The Telewest Group obtains its programming from a variety of sources, including BSkyB, Flextech, terrestrial broadcasters and other programming suppliers. See "-- Sources of Programming". Customers can choose to receive basic service programming alone or together with premium programming.

  The recently introduced Front Row service is provided by a cable industry consortium owned by Telewest (40%), CableTel Programming Inc. (40%), General Cable (13%) and Diamond Cable Communications Ltd. (7%). The Front Row consortium has entered into contracts with Columbia Tristar, Warner Brothers and Buena Vista International which entitle the consortium members to distribute movies on a pay-per-view basis to their customers. The pay-per-view window is generally six months in advance of the time movies are released for pay television premium channels. This service was launched by Telewest during May 1998. The Telewest Group intends to carry other pay-per-view services as and when they become available.

SOURCES OF PROGRAMMING
  The Telewest Group obtains most of its programming from suppliers pursuant to arrangements that run for periods from six months to ten years. The arrangements generally provide for payments by the Telewest Group based on the number of its customers subscribing to that particular channel. In many cases, the per-subscriber charges for the Telewest Group decrease as the number of its customers subscribing to that channel increases. Telewest and the Telewest Affiliated Companies contract together

SECTION TWO                                                 GENERAL INFORMATION


for some programme channels, which increases the aggregate number of contract customers and thereby reduces the cost per subscriber. Under the terms of their PDSLs, the Telewest Group is also required to provide its customers with certain specified terrestrial television services without charge. The aggregate cost of programming acquired by the Telewest Group in the year ended 31 December 1997 was (Pounds)93.4 million. See "-- Section Five -- Regulatory Matters and Competition -- Regulatory Matters".

  The Telewest Group obtains a significant amount of its programming from BSkyB, a leading supplier of cable programming in the UK and the exclusive supplier of certain programming. Its programming is generally popular in the UK and is important in terms of attracting and retaining cable television customers. In April 1995, Old Telewest entered into a seven-year contract with BSkyB (the "BSkyB Contract") pursuant to which BSkyB provides the Old Telewest franchises with a non-exclusive right and licence to receive ten BSkyB channels and digital pay-per-view sports and movies. Since 16 February 1996, the former SBCC Franchises have been provided with BSkyB programming pursuant to an industry rate card, which sets out the terms and conditions for the supply of programming by BSkyB to those operators in the UK cable industry who do not have separate agreements with BSkyB. BSkyB also offers this programming (together with additional programming) to its satellite customers, in competition with the Telewest Group and all other cable operators throughout the UK.

  Under the BSkyB Contract, and in respect of the industry rate card for the former SBCC franchise areas, customer fees payable to BSkyB for each customer are different for residential, commercial and public premises customers and vary according to the channels subscribed for and, in the case of commercial customers, according to the number of rooms for which the service is provided. Fee arrangements for pay-per-view programmes are negotiated separately for each event. The monthly fees for basic channels under the BSkyB Contract and the industry rate card are subject to annual increases which are equal to the greater of 7% of the amount of the annual change in the UK Retail Price Index under the contract and the industry rate card. Customer fees for premium channels are linked to BSkyB's satellite subscription prices.

  In 1995, the BSkyB Contract was submitted to the OFT and the European Commission for review. In 1995, the OFT opined that amendments to the BSkyB Contract agreed to by BSkyB and the Telewest Group addressed its concerns about provisions it viewed as anti-competitive and the European Commission expressed concern that certain provisions contravened European competition law. Neither the OFT nor the European Commission has contacted Telewest regarding this matter for more than two years and the Telewest Group cannot predict what actions, if any, such authorities may take with respect to the BSkyB Contract.

  The Telewest Group also obtains a significant amount of its programming (13 programming channels) from providers which Flextech, a publicly quoted UK company (approximately 36.8% of which (together with a special voting share) is owned by an affiliate of TINTA, approximately 6.7% of which is owned by an affiliate of MediaOne and approximately 13.2% of which is owned by Cox), and other affiliates of TCI either own interests in or manage. In addition, affiliates of MediaOne, TCI and SBC are partners in CPP-1, a joint venture with three other US cable operators that has a 10% interest in Live! TV. Lord Borrie (a Director of Telewest) is also a director of the Mirror Group plc, which owns the other 90% of Live! TV. Live! TV is carried by the Telewest Group's network. An affiliate of MediaOne has an interest in an affiliate of Time Warner Inc., which owns CNN International, The Cartoon Network and TNT, which are carried by Telewest's network.

CABLE TELEPHONY

OVERVIEW
  The Telewest Group derives its cable telephony revenues from connection charges, monthly line rental charges, call charges, residential service charges (e.g., call waiting), business service charges (e.g., private business line and CENTREX) and interconnection fees payable to the Telewest Group by other

SECTION TWO                                                  GENERAL INFORMATION


operators. As at 31 March 1998, the Telewest Group had passed and marketed approximately 2,760,800 homes for cable telephony, had 864,325 residential lines for 831,585 customers (representing a residential cable telephony penetration rate of approximately 30.1%) and had installed an aggregate of 110,015 business lines for 26,532 customers.

SERVICES
  The Telewest Group seeks to offer residential and business customers reliable and high-quality telephony services over its broadband network at competitive prices.

RESIDENTIAL SERVICES
  The Telewest Group offers local, long-distance and international cable telephony service as well as a broad range of additional services to its residential customers. The Telewest Group's additional services include: call waiting, call barring (prevents unauthorised outgoing calls), call diversion (call forwarding), three-way calling, voice mail, caller line identification and fully itemised monthly billing. The Telewest Group intends to offer other telephony services as they become available in the future.

BUSINESS SERVICES

  The Telewest Group operates a dedicated Business Services division to capitalise on business opportunities within the Regional Franchise Areas. Until recently, the Business Services division focused on offering a limited range of telephony products to the small and medium-size business market. As the Telewest Group's construction of the franchise networks and Interfranchise Network have progressed, the Business Services Division has been expanding its product range to include advanced voice and data solutions, which capitalise on the high capacity of the Telewest Group's networks.

  The Business Services Division offers standard telephony services, as well as specialised products for businesses, including high-capacity private lines to carry voice and data between two or more locations, both within a Regional Franchise Area and throughout the UK via the Interfranchise Network and interconnection with other networks. The Business Services Division also provides a CENTREX service, which provides a customer with the versatility of a private electronic switchboard without the expense of directly buying and operating its own switchboard, and ISDN services which allow high-speed, simultaneous transmission of voice, data and video over a telephone line.

INTERNET ACCESS
  In 1996, the Telewest Group began offering customers Internet access through its own Internet service provider, Cable Internet Limited. This access was extended to all Regional Franchise Areas by the end of 1997. As at 31 March 1998, the Telewest Group had 17,059 Internet customers. The Telewest Group currently provides three Internet access services: dial-up services primarily for residential customers, leased lines for business customers and network access for wholesale customers. The Telewest Group also offers higher-speed Internet access to business customers using ISDN lines. At the end of 1997, the Telewest Group completed a technical trial of high-speed Internet access using cable modems and is considering developing this opportunity further as international standards develop.

DIGITAL TELEVISION SERVICES

  The Telewest Group intends to begin introducing digital services in its franchises in 1999. Digital technology allows operators to provide more channels (through digital compression of analogue signals). Through the introduction of digital technology, the Telewest Group expects to be able to offer customers up to 150 programming channels (as compared to the approximately 45 channels currently offered by the Telewest Group through its analogue service), which will enable the Telewest Group to provide services such as pay-per-view and NVOD. It will also enable the Telewest Group to use its broadband network to provide additional services such as cable television Internet access, electronic mail, high-speed data transmission and other interactive services as they become available. The Telewest Group believes that digital technology will enable it to offer customers substantial additional choice and flexibility in selecting the services desired.

SECTION TWO                                                  GENERAL INFORMATION

  The Telewest Group's digital head-end is being built at its Knowsley franchise, where the programming and services will be received by satellite or terrestrial broadcast and converted into a digital signal for transmission over the Telewest Group's broadband franchise networks and into customer homes and businesses. The Interfranchise Network will enable the Telewest Group to use a single digital head-end to transmit the digital signal to remote units in each of the Telewest Group's franchises, thereby avoiding the need to install a separate digital head-end in each franchise and maintain personnel at each such head-end. See "-- The Interfranchise Network". The Telewest Group intends to continue to offer customers analogue services as it rolls out the digital services.

THE INTERFRANCHISE NETWORK

  In 1996, the Telewest Group commenced construction of the Interfranchise Network, which will link the 28 Telewest Owned and Operated Franchise and the seven Telewest Affiliated Franchises. The Interfranchise Network is on schedule to be completed by the end of August 1998. The Telewest Group anticipates that construction of the Interfranchise Network will increase telephony margins by reducing the payment of interconnection fees to national carriers for long-distance calls between locations in different franchise areas. The Telewest Group expects that construction of the Interfranchise Network will also create new business telephony revenue opportunities by enabling the Telewest Group to create private networks for businesses with multiple sites located throughout the various Telewest Group and Affiliated Company franchise areas.

  Telewest expects that, when complete, the Interfranchise Network will include approximately 2,700 kilometres of high-capacity multi-fibre optic cable, as well as various high-capacity electronics. The Telewest Group is seeking to build the network in a cost-effective manner, using a combination of parts of the existing networks of the Telewest Group and the Affiliated Companies, parts newly built by the Telewest Group or built and shared with other service providers and parts consisting of leased lines (with electronics in place) and leased fibre (without electronics in place).

  Telewest expects that the total cost of constructing the Interfranchise Network will be approximately (Pounds)50.4 million, funded from Telewest's existing resources.

PRICING
  The Telewest Group offers a variety of pricing options, including single-service pricing and pricing for combinations of the Telewest Group's services.


COMBINED CABLE TELEVISION/CABLE TELEPHONY
  In 1996, the Telewest Group began offering combined pricing packages under the brand name "Teleplus". In 1997, the Telewest Group trialed a further development of Teleplus, offering customers a "mini basic" package with a smaller number of channels, telephone line rental and free local calls among Telewest Group cable telephony customers at certain times, for a cost lower than that of the Telewest Group's traditional basic package. Based on the success of these trials, in early 1998 the Telewest Group introduced the Millennium package into all of its Owned and Operated Franchises.

MILLENNIUM PACKAGE PRICING

  The basic charge for the Millennium package varies between (Pounds)12.99 and (Pounds)22.99 per month, depending on the options selected. The package provides different combinations of basic telephony and television services together with free local calls among Telewest Group cable telephony customers at certain times and the option to acquire one or more premium channels for an additional (Pounds)8.00 to (Pounds)20.00 per month (depending upon the number of premium channels selected) and access to the Telewest Group's Front Row service. The Millennium package at (Pounds)12.99 offers customers a low-priced entry point for a "mini basic" service of up to 20 channels (reduced from the more than 50 channels historically offered by the Telewest Group as part of its basic service), telephone line rental and free local calls among Telewest Group cable telephony customers at certain times. The installation charge for customers subscribing for both cable television and telephony services at the same time is (Pounds)30.00.

SECTION TWO                                                 GENERAL INFORMATION

The Millennium packages enable customers to have more choice and flexibility in programming packages and pricing plans, as well as the convenience of dealing with a single provider for two services.

CABLE TELEVISION

  The Telewest Group currently charges (Pounds)17.99 per month (paid by direct debit from the customer's bank account) for its standard basic cable television-only service (approximately 50 channels and one converter box which provides cable service to one television). Premium channels range in price from (Pounds)3.00 per month per channel to (Pounds)9.00 per month per channel, depending on the channels selected. An additional monthly fee of (Pounds)4.49 is charged for each additional converter box. All converter boxes remain the property of the Telewest Group and a refundable (Pounds)20.00 deposit may be charged for each box. Typically, the Telewest Group charges a one-time cable television connection fee of (Pounds)30.00, although the Telewest Group often offers reduced connection charges or free connection for cable television when service is first provided in an area or in special promotions when an area is remarketed. All prices indicated above include VAT.

CABLE TELEPHONY

  The Telewest Group currently seeks to provide its telephony customers with savings on the cost of calls as compared to BT, its principal competitor. The Telewest Group intends to provide such savings, although there can be no assurance that the Telewest Group will choose to or be able to continue to provide its residential customers with lower call prices than BT without adverse effects on its profitability, particularly in light of continued regulatory pressure on BT's charges. See "-- Section Five -- Regulatory Matters and Competition -- Regulatory Matters".

  For residential telephony customers, the Telewest Group offers a three-tier price structure for line charges (which is in addition to the call charges discussed above). The monthly charge for customers subscribing for the telephony service only is (Pounds)7.87 per line. The monthly charges for special services such as call waiting or call diversion vary between (Pounds)1.00 and (Pounds)2.00 per service. Initial installation charges are (Pounds)30.00, although the Telewest Group's installation fees are often discounted to encourage customers to switch service providers.

  Telewest believes that its line charges for business customers (which are in addition to the call charges discussed above) are competitive with those of BT and Cable & Wireless UK Link. The Telewest Group's monthly line rental charge for a business customer as at 31 December 1997 was (Pounds)10.99 and its line installation charge varied according to the number of lines installed (from (Pounds)50 for the first line to (Pounds)30 for each subsequent line). All prices indicated above exclude VAT.

SALES AND MARKETING

  Historically, the Telewest Group's sales and marketing efforts have consisted primarily of door-to-door sales. As the Telewest Group's business develops, the Telewest Group is focusing less on door-to-door sales and more on integrated marketing strategies, which combine direct sales, telemarketing, direct mail and retail. As part of this strategy, specific campaigns were conducted during 1997 to increase market awareness of the Telewest Group's services and increase customer responses to the telemarketing and direct-mail marketing initiatives.

  Due to the specialised nature of the Telewest Group's business telephony products and the competitive nature of the market, the Telewest Group has separate sales and marketing groups to market, service and support business customers.

  To maximise the productivity of its sales staff, the Telewest Group pays its field sales staff on either a salary plus commission or a straight commission basis. The commissions generally are based on various factors, including the type of services sold and the period during which services are provided to the customer.

SECTION TWO                                                  GENERAL INFORMATION

CUSTOMER SERVICE
  Customer service is primarily handled locally by each of the Regional Franchise Areas. A total of approximately 600 customer service representatives report to the Managing Directors and Head of Customer Operations across the four Regional Franchise Areas.

  The Telewest Group has introduced a six-week customer care training course for all customer service representatives, sales staff, installers and repair technicians. The customer service department is organised so that customers need call only one number to reach the appropriate service provider to address their cable television and cable telephone service, billing and repair questions. The Telewest Group seeks to provide customers with prompt telephony and television service repair. Generally, repair service is done by the Telewest Group's own employees and service installations and terminations are done by a combination of its own employees and independent contractors.

CHURN
  One important measure of customer satisfaction with the Telewest Group's television programming, telephony services, pricing, sales and marketing efforts and customer service is the churn rate. The churn rate for a period for a given service represents (i) the total number of customers taking the given service who terminate such service or whose service was terminated by the Telewest Group during such period, divided by (ii) the average number of customers taking such service in such period.

  The Telewest Group's churn rates for basic cable television service increased from 34.3% in the three-month period ended 31 March 1997 (on an annualised basis) to 37.2% in the three-month period ended 31 March 1998 (on an annualised basis) and from 32.6% in the 12-month period ended 31 March 1997 to 34.8% in the 12-month period ended 31 March 1998. The Telewest Group believes that the increase in cable television churn is primarily due to the significant increase in the pricing of premium channels, resulting from an increase in their wholesale cost of programming, which was implemented in November 1997, coupled with a temporary decline in customer service standards as a result of the restructuring and redundancy programme implemented in the fourth quarter of 1997. The Telewest Group's churn rates for residential telephony service increased from 19.8% in the three-month period ended 31 March 1997 (on an annualised basis) to 21.7% in the three-month period ended 31 March 1998 (on an annualised basis) and from 19.5% in the 12-month period ended 31 March 1997 to 20.5% in the 12-month period ended 31 March 1998. The Telewest Group believes that the increase in the residential telephony churn is primarily due to the temporary decline in customer service and increased competition.

  The Telewest Group seeks to minimise customer churn by providing customers with a combination of attractive, competitively priced programming and telephone services and strong customer service. The Telewest Group is also introducing a new customer management system to improve customer service and implementing tighter credit procedures to reduce terminations by the Telewest Group due to non-payment. The Telewest Group regularly surveys samples of its customers to determine their satisfaction with the service provided and attempts to improve such service based on the explanations offered by customers who cancel their service.

NETWORKS

CONSTRUCTION

BROADBAND NETWORK

  The Telewest Group expects that the broadband cable network in the Telewest Owned and Operated Franchises will cover approximately 38,000 kilometres and pass approximately 3.6 million homes when substantially completed. As at 31 March 1998, the Telewest Group had completed construction of the network with cable television capability passing approximately 75.4%, and construction of the network with telephony capability passing approximately 70.9% of the homes in the Telewest Owned and Operated Franchises. The Telewest Group anticipates that the remaining

SECTION TWO                                                  GENERAL INFORMATION

construction will be substantially completed by the end of 2003. Construction of the broadband cable network has commenced in all of the 28 Telewest Owned and Operated Franchises. The Telewest Group plans the construction in the Telewest Owned and Operated Franchises based on various factors, including construction milestone requirements (see "--Section Five -- Regulatory Matters and Competition -- Regulatory Matters -- Telecommunications Regulation --
 Network Construction"), network design considerations (e.g., location of head-
end), franchise demographics and ease of interconnection with other Telewest Owned and Operated Franchises.

INTERFRANCHISE NETWORK
  For information regarding the Telewest Group's Interfranchise Network, see "-- Cable Telephony -- The Interfranchise Network".

NETWORK ARCHITECTURE

  In the UK, cable operators generally have been required to install cable underground. This makes it more time-consuming, costly and disruptive to customers and others for the Telewest Group to replace cable or underground components in the cable network in order to upgrade and expand its service. As a result, the Telewest Group designed its distribution network (e.g., the fibre-optic cable and underground components) to permit network upgrades and expansions to be accomplished whenever practicable by installing or replacing equipment at the head-end and/or the customers' premises and without undertaking significant construction with respect to its existing underground network and incurring substantial additional construction costs. The Telewest Group is currently upgrading the network to carry digital services and is doing so almost entirely through the addition of equipment at the head-ends and at customers' premises and without the need for significant network construction costs.

  The network architecture of the Telewest Group's individual franchises varies, generally depending on when the construction was started. Initially, cable systems in the UK were built to provide only cable television service. Following the review undertaken by the UK Government (when the UK Government changed the duopoly policy to permit cable operators to operate their networks to provide cable telephony services and call switching as principals, rather than only as agents for and under agreements with BT or Mercury (the "Duopoly Review")), telephony service was often added to existing networks and plans for future networks were modified to carry both television and telephony services. In some business areas, the Telewest Group has built cable telephony-only networks. As a result, there are three types of networks in use by the Telewest
Group: cable television only, cable telephony only, and cable television with a cable telephony overlay.

  Currently, cable television-only service is provided to residential customers in part of the Scotland Regional Franchise Area franchise. The overlay network is used in all of the Telewest Group's other franchises under construction or previously installed and is being used to upgrade those parts of the Scotland Regional Franchise Area that currently provide cable television-only service.

SWITCHING

  Digital telephony switches have been installed in all of the Telewest Group's Regional Franchise Areas. The switches enable the Telewest Group to increase its profitability and operating flexibility by (a) eliminating the need to pay third parties for switching calls between its customers within a Regional Franchise Area and reducing the cost of switching calls to other operators outside of a Regional Franchise Area, (b) receiving revenues from other telephony operators who use the Telewest Group's switches to complete calls to the Telewest Group's customers and (c) eliminating the need to rely upon third parties for the administration of new customer connections. In addition to the installation of its own switches, the Telewest Group has established a central network service centre in Woking that provides 24-hour-a-day centralised switch engineering and related support services. The Telewest Group believes that this centralised system is a cost-effective approach to managing cable telephony networks with multiple switches.

  By operating its own switches, the Telewest Group is able to gather information about customer calling patterns and use this information in its marketing programme and to structure customised call

SECTION TWO                                                  GENERAL INFORMATION

pricing plans and discount programmes. This information also enables the Telewest Group to monitor fraud by identifying unusual or excessive call activity at an early stage.

  In December 1996, the Telewest Group was awarded an international facilities licence under the Telecommunications Act 1984 by the Secretary of State for Trade and Industry. This has enabled the Telewest Group to establish direct relationships with international PTOs and further reduce the cost of international carriage. In December 1996, the Telewest Group began connecting its Regional Franchise Areas to Telstra (the Australian PTO) to carry a portion of the Telewest Group's international telephony traffic. See "-- Section
Five -- Regulatory Matters and Competition -- Regulatory Matters".

SOURCES OF SUPPLY

  The Telewest Group obtains services and equipment for the construction and operation of its cable systems from numerous independent suppliers. These services, including civil engineering services, and equipment generally have been purchased under short-term contracts (typically one year or less), although the contracts for the Telewest Group's interconnect services are longer. As a result of its increased operational size and purchasing needs, the Telewest Group intends to use its increased buying power to obtain more favourable contract terms.

  The Telewest Group believes that it can purchase substantially all of the services and equipment it needs to operate its business from more than one source. However, if one of the suppliers of a product which involves significant lead time for production and delivery were to be unwilling or unable to supply the Telewest Group, the Telewest Group could suffer disruptions in the operation of its business, which could have an adverse effect on the Telewest Group.

  The Telewest Group's principal suppliers include the following: McNicholas Construction Limited, M&N Plant Limited, Avonline Communications Ltd, Moywest Limited and Ashbourne Communications UK Ltd. (civils and activations contractors); Nortel Ltd ("Nortel") and GPT Telecommunication UK Limited (telephony switching equipment); General Instruments (Europe) Ltd. and Scientific-Atlanta Broadband Europe Inc. (addressable converter boxes); Antec International Ltd. and Harmonic Lightwaves Ltd. (cable TV distribution equipment); Nokia Telecommunications Ltd., GPT Telecommunications Ltd. and DSC Communications Limited (telephony transmission equipment); Times Fibre Communications Inc. and CommScope Inc. (coaxial cable); GPT Telephone Cables Ltd. (fibre-optic and copper cable); Eltek Limited and Alpha Technologies (power supply equipment); and Cincinnati Bell Information Systems, Inc. (customer management system).

  The Telewest Group owns all of its cable network equipment other than its Nortel switches. The Telewest Group leases these telephony switches under finance leases from Nortel and The Royal Bank of Scotland plc.

  The Telewest Group has experienced no significant difficulty in obtaining timely deliveries of services and equipment within the past 12 months and believes it maintains adequate inventories of significant equipment. In order to reduce warehousing expenses, maximise inventory control and minimise the possibility that the Telewest Group will not have sufficient inventory, the Telewest Group has centralised warehouse operations through a third-party supplier of warehousing services.

FRANCHISES

REGIONAL FRANCHISE AREAS
  The Telewest Group owns 28 cable franchises in the UK and holds licences to provide cable television and cable telephony services within each of its franchise areas. The Telewest Group's 28 franchises are managed in four Regional Franchise Areas: (i) London South and South East; (ii) Scotland and North East; (iii) Avon, Cotswolds and Midlands; and (iv) the North West. The franchises within each Regional Franchise Area are clustered together, which provides the Telewest Group with several benefits, including (a) providing economies of scale in the marketing of the cable network and the management of the franchises and (b) enabling the Telewest Group to provide local switching

SECTION TWO                                                  GENERAL INFORMATION

services for a large number of customers without incurring the high costs of connecting geographically dispersed areas. Each of the Telewest Owned and Operated Franchises is wholly owned by the Telewest Group.

  The following table sets out certain operating and financial data concerning the Telewest Group's four Regional Franchise Areas at and for the 12-month period ended 31 March 1998. All the data set out below have been extracted from Telewest's annual financial statements or quarterly, interim or annual announcements of financial results and/or operating statistics for the relevant period.

                          LONDON SOUTH AND  AVON, COTSWOLDS  SCOTLAND AND
                                SOUTH EAST     AND MIDLANDS    NORTH EAST  NORTH WEST          TOTAL
Franchise homes                    913,843        1,198,908     1,020,559     828,694      3,962,004
Franchise businesses                65,396           90,472        43,034      61,612        260,514
CABLE TELEVISION
Homes passed                       648,633          908,605       796,868     634,010      2,988,116
Homes passed and
 marketed                          618,356          832,637       747,995     595,848      2,794,836
Customers                          144,142          177,814       169,704     126,217        617,877
Basic penetration rate
 (1)                                  23.3%            21.4%         22.7%       21.2%          22.1%
Average monthly revenue
 per customer (1)                                                                      (Pounds)23.72
Average churn rate (1)                                                                          34.8%
RESIDENTIAL TELEPHONY
Homes passed                       632,359          879,032       688,157     610,084      2,809,632
Homes passed and
 marketed                          612,226          832,757       720,818     595,025      2,760,826
Residential customers              154,609          272,739       222,641     181,596        831,585
Penetration rate (1)                  25.3%            32.8%         30.9%       30.5%          30.1%
Residential lines
 connected                         164,540          282,089       229,903     187,793        864,325
Average monthly revenue
 per line (1)                                                                          (Pounds)19.10
Average churn rate per
 line (1)                                                                                       20.5%
BUSINESS TELEPHONY
Business customers                   6,429            8,740         6,121       5,242         26,532
Business lines connected            30,617           39,863        19,227      20,308        110,015
Average number of
 business lines per
 customer (1)                          4.8              4.6           3.1         3.9            4.1
Average monthly revenue
 per line (1)                                                                          (Pounds)42.81

------------

(1) For the definitions of these terms, see the footnotes to the table on page I-19.

DESCRIPTION OF REGIONAL FRANCHISE AREAS
  The following is a brief description of each of the Telewest Group's four Regional Franchise Areas:

LONDON SOUTH AND SOUTH EAST

  The London South portion of this franchise area covers approximately 360 square kilometres and includes three franchise areas (Croydon, Sutton and Merton, and Kingston and Richmond). The London South area has approximately 421,000 homes and approximately 30,000 businesses and includes a suburban section of Greater London as well as the large business centre of Croydon. Construction in Croydon, Sutton and Merton, and Kingston and Richmond began in 1985, 1990 and 1991, respectively. The construction of these franchises is now complete.

SECTION TWO                                                  GENERAL INFORMATION

  The South East portion of this franchise area covers approximately 1,600 square kilometres and includes two franchise areas (North Thames Estuary and South Thames Estuary) covering the areas of Basildon, Chelmsford, Gravesend and Maidstone. The South East area has approximately 493,000 homes and approximately 36,000 businesses. Construction in the South East area began in February 1994 and is ongoing.

AVON, COTSWOLDS AND MIDLANDS

  The Avon and Cotswolds portion of this franchise area covers approximately 2,120 square kilometres and includes Bath, Bristol, Cheltenham, Gloucester, Frome, Warminster, Taunton and Bridgewater and Weston-super-Mare. The Avon and Cotswolds area has approximately 564,100 homes and approximately 43,000 businesses. Construction in Avon and in the Cotswolds began in 1990 and 1994, respectively, and construction is ongoing in both areas.

  The Midlands portion of this franchise area includes the areas of Telford, Dudley, Wolverhampton, Worcester, Walsall and Kidderminster. The Midlands area includes approximately 635,000 homes and approximately 48,000 businesses. Construction in Telford was completed in 1994 and construction in Dudley, Wolverhampton, Walsall and Kidderminster is ongoing.

SCOTLAND AND NORTH EAST

  The Scotland portion of this franchise area covers approximately 3,000 square kilometres and includes nine franchise areas (Edinburgh, the second-largest financial centre in the UK, as well as Cumbernauld and Monklands, Dumbarton, Dundee, Falkirk and Livingston, Fife and East Lothian, Glenrothes and Kirkcaldy, Motherwell and Perth) in the southern region of Scotland. The Scotland Area covers approximately 666,500 homes and approximately 29,000 businesses.

  The North East portion of this franchise area covers approximately 640 square kilometres and includes Gateshead, Newcastle upon Tyne, North Tyneside and South Tyneside. The North East area has approximately 354,000 homes and approximately 14,000 businesses.

NORTH WEST

  The North West Regional Franchise Area includes St. Helens and Knowsley, Wigan, Preston, Southport, North and South Liverpool, and Blackpool. The North West area includes approximately 829,000 homes and approximately 62,000 businesses. Construction in the North West area is ongoing.

MANAGEMENT OF THE REGIONAL FRANCHISE AREAS

  The Telewest Group manages its Regional Franchise Areas from its corporate headquarters in Woking, Surrey, England. The Telewest Group provides a number of services on a centralised basis, including financial planning, legal services, management information services, network design (including switching, centralised planning and engineering), network service centre operations, purchasing of programming and negotiation and administration of procurement and construction contracts. Most other matters are handled by the respective managements of the Regional Franchise Areas under the direction of their managing directors. Although marketing programmes, pricing and programming generally are standardised throughout the Telewest Group, the management of each Regional Franchise Area may modify them in order to reflect local factors.

TELEWEST AFFILIATED COMPANIES

  The Telewest Group owns minority equity interests in the three Telewest Affiliated Companies: Birmingham Cable, Cable London and Cable Corporation. The Telewest Affiliated Companies own an aggregate of seven cable franchises in the UK. As at 31 December 1997, the aggregate amount invested by the Telewest Group in the Telewest Affiliated Companies was approximately (Pounds)139 million. Of the Telewest Group's 4.4 million equity homes, approximately 405,000 represent the Telewest Group's equity interest in the approximately 1.2 million homes owned and operated by the Telewest Affiliated Companies. These investments have enabled the Telewest Group to grow by acquiring interests in a

SECTION TWO                                                  GENERAL INFORMATION

number of franchises and homes. For information concerning the implications of the NTL/Comcast Merger for the Telewest Group's interests in Birmingham Cable and Cable London and of the proposed merger of the interests of the Telewest Group and the General Cable Group in Birmingham Cable, see "-- Section One --
 The Merger and Related Matters -- Birmingham Cable and Cable London".

  The Telewest Group believes that it benefits by the regular exchange of information with the Telewest Affiliated Companies. Although the Telewest Group has certain shareholder rights and two representatives on the board of directors of each of the Telewest Affiliated Companies, the Telewest Group does not control the day-to-day management operations of the Telewest Affiliated Companies.

  The following table sets out, unless otherwise indicated, as at and for the year ended 31 December 1997, certain information concerning the Telewest Affiliated Companies. All the data set out below have been extracted from Telewest's annual financial statements or quarterly, interim or annual announcements of financial results and/or operating statistics for the relevant period.

                           BIRMINGHAM CABLE        CABLE LONDON        CABLE CORPORATION
                          --------------------  --------------------  --------------------
                                    TELEWEST'S            TELEWEST'S            TELEWEST'S
                                        EQUITY                EQUITY                EQUITY
                             TOTAL    INTEREST     TOTAL    INTEREST     TOTAL    INTEREST
                            (100%)     (27.5%)    (100%)     (50.0%)    (100%)     (16.5%)
Franchise homes            471,094     129,551   444,978     222,489   293,720      48,464
Franchise businesses        31,200       8,580    35,000      17,500    17,500       2,888
CABLE TELEVISION
Homes passed               444,069     122,119   358,707     179,354   279,337      46,091
Homes passed and
 marketed                  429,638     118,150   345,163     172,582   276,761      45,666
Customers                  116,995      32,174    82,655      41,328    47,652       7,862
Penetration rate (1)          27.2%       27.2%     23.9%       23.9%     17.2%       17.2%
RESIDENTIAL TELEPHONY
Homes passed               444,069     122,119   358,707     179,354   281,459      46,441
Homes passed and
 marketed                  429,638     118,150   345,163     172,582   281,459      46,441
Residential customers
 (2)                       123,354      33,922    80,193      40,097    62,458      10,305
Penetration rate (1)          28.7%       28.7%     23.2%       23.2%     22.2%       22.2%
Residential lines
 connected                 123,354      33,922    84,289      42,145    62,458      10,305
BUSINESS TELEPHONY
Business customers           3,748       1,031     2,961       1,481     2,087         344
Business lines connected    19.379       5,329    12,713       6,357    24,230       3,998
Average lines per
 customer                      5.2         5.2       4.3         4.3      11.6        11.6

------------

(1) For the definitions of the terms, see the footnotes to the table on page I-
    19.

(2) The information set out under "Residential customers" for Birmingham Cable and Cable London represents the number of residential lines connected, which is greater than the actual number of residential customers.

DESCRIPTION OF TELEWEST AFFILIATED COMPANIES

  The following is a brief description of each of the Telewest Affiliated Companies, including a description of the terms of the Telewest Group's investments therein. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Articles, agreements and arrangements referred to herein.

 BIRMINGHAM CABLE
  Birmingham Cable covers approximately 400 square kilometres and operates in Birmingham and Solihull. Birmingham Cable has approximately 471,000 franchise homes and approximately 31,200 businesses (representing approximately 130,000 equity homes and approximately 8,600 equity businesses based on the Telewest Group's current share ownership of Birmingham Cable).

SECTION TWO                                                  GENERAL INFORMATION

  TCHL (a wholly owned subsidiary of Telewest) and Comcast jointly own approximately 55% of the issued share capital of Birmingham Cable. General Cable owns approximately 45% and certain other investors own 0.11%. TCHL and Comcast hold their interests pursuant to the Co-ownership Agreement, which allocates beneficial ownership of the jointly owned shares between TCHL and Comcast based on the amount each has contributed for the purchase of the shares. Beneficial ownership of the shares currently is divided equally between TCHL and Comcast. Each party has the right to direct the voting of the shares beneficially owned by it.

  Telewest Communications Group Limited ("TWG"), a wholly owned subsidiary of Telewest, General Cable and an affiliate of Comcast have entered into consulting agreements with Birmingham Cable and one of its affiliates (collectively, the "Birmingham Cable Companies") to provide certain operational consulting services in relation to the cable television and telecommunication system being constructed by the Birmingham Cable Companies. Each consulting agreement terminates in April 2000, subject to the Birmingham Cable Companies' right to extend the term of each agreement by two successive five-year periods and a final three-year period. The Birmingham Cable Companies have the right to terminate the agreements with TWG and the Comcast affiliate upon not less than six months' notice after April 2000.

  TWG and a Comcast affiliate have entered into a management agreement with Birmingham Cable that gives TWG and Comcast the right, subject to the overall direction and control of the directors of the Birmingham Cable Companies, to manage the day-to-day business and affairs of the Birmingham Cable Companies. Pursuant to the Co-ownership Agreement, the Comcast affiliate is entitled to make all the decisions of the co-owners under the management agreement until terminated upon six months' notice at such time as (i) construction passing 90% of the homes in the Birmingham Cable franchise area is complete and (ii) Comcast and its affiliates beneficially own less than 20% of the shares jointly owned by TCHL and Comcast and its affiliates; provided, however, that TWG retains control over approval of budgets and business plans relating to cable telephony operations and Comcast retains control over the budgets and business plans relating to cable television operations.

  Under the Birmingham Cable Articles, the consent of holders of 50% or more in aggregate of its issued ordinary share capital (the "Majority Investor") and, in certain cases, the holders of 33 1/3% or more (in aggregate) of its issued ordinary share capital ("Significant Investors") is required before Birmingham Cable can take certain actions relating to its business. Currently, TCHL and Comcast are jointly the Majority Investor (and a Significant Investor) and General Cable is a Significant Investor. The Co-ownership Agreement generally requires TCHL and Comcast to agree with respect to the exercise of their joint rights as a Significant Investor.

  TCHL and Comcast (as the Majority Investor) have the right to appoint four directors to Birmingham Cable's board of directors, General Cable has the right to appoint three directors and the board of directors of Birmingham Cable as a whole have the right to appoint two independent directors. TCHL and Comcast have the right to nominate the managing director of Birmingham Cable and General Cable has the right to nominate its chief financial officer. Under the Co-Ownership Agreement, TCHL's and Comcast's joint right to appoint directors of Birmingham Cable is shared in proportion to their percentage beneficial ownership of the shares held in their joint names. As a result, TCHL currently has the right to appoint two directors. The number of directors that TCHL and Comcast have the right to appoint and maintain decreases in stages as their joint shareholding falls below 50% of the issued ordinary shares of Birmingham Cable. TCHL and the other shareholders of Birmingham Cable have also agreed to certain restrictions with respect to their right to apply for or acquire cable television licences and telecommunications licences in areas adjacent to the Birmingham Cable franchise area.

  The Birmingham Cable Articles generally prohibit a shareholder from transferring legal or beneficial ownership of its shares without giving each other shareholder a right of first refusal to acquire its proportionate amount of such shares. The Co-Ownership Agreement also generally provides that neither party thereto shall transfer (including by virtue of certain changes of control (as defined

SECTION TWO                                                  GENERAL INFORMATION

therein)) its interest in shares of Birmingham Cable without first offering the other party a right of first refusal to purchase such shares in accordance with the terms of such agreement. The Co-Ownership Agreement requires a party intending to make such a transfer to notify the other party of its intention to make such transfer, to participate in an appraisal of its shares of Birmingham Cable and to offer such shares to the other party at the appraised value. See "-- Section One -- The Merger and Related Matters -- Birmingham Cable and Cable London".

  On 15 February 1995, Birmingham Cable Limited ("BCL") and Birmingham Cable, as guarantor, entered into an agreement with The Bank of New York, Canadian Imperial Bank of Commerce and Chase Manhattan Bank, as lead arrangers, and the banks and financial institutions parties thereto (the "Birmingham Banks"), including the underwriters named therein and Chase Manhattan International Ltd., as agent and security trustee, pursuant to which the Birmingham Banks made available to BCL a facility to be repaid in full by 31 December 2005 of up to (Pounds)175 million (as subsequently amended, the "BCL Facility"). The proceeds of the facility are primarily available to finance the construction of its network and operations.

  The BCL Facility consists of two tranches: Tranche A and Tranche B, and a guarantee facility. All advances outstanding under Tranche A were repaid before 31 March 1998 as required pursuant to the BCL Facility.

  The maximum principal amount that may be outstanding under Tranche B is (Pounds)175 million. Advances under Tranche B bear interest at a rate equal to LIBOR plus additional costs and a margin that varies from 0.625% per annum to 2% per annum depending on the ratio of senior debt to the consolidated annualised net operating cash flow of Birmingham Cable and its subsidiaries from time to time.

  Pursuant to the BCL Facility, payments or distributions to the shareholders of Birmingham Cable, including payments of management fees, dividends, interest and principal on loans to Birmingham Cable from its shareholders, are restricted based on certain conditions relating to the financial performance of Birmingham Cable and its subsidiaries.

  As a condition precedent to the completion of the BCL Facility, the Telewest Group and the other shareholders of Birmingham Cable entered into a deed of subordination pursuant to which any restricted payments otherwise due to the shareholders from Birmingham Cable and its subsidiaries will accrue and not be paid until Birmingham Cable and its subsidiaries achieve certain performance objectives set out in the BCL Facility.

  The BCL Facility contains various financial and other covenants applicable to Birmingham Cable and certain of its subsidiaries. The BCL Facility is secured by a composite guarantee and debenture entered into by Birmingham Cable and certain of its subsidiaries.

CABLE LONDON
  Cable London covers approximately 160 square kilometres and operates in the Camden, Haringey, Enfield, Hackney and Islington franchise areas. Cable London has approximately 445,000 franchise homes and approximately 35,000 businesses (representing approximately 222,000 equity homes and approximately 17,500 equity businesses based on the Telewest Group's current share ownership of Cable London).

  The Telewest Group and Comcast each own 50% of the A ordinary shares in Cable London. In addition, Telewest owns approximately 36% and Comcast owns approximately 64% of the B ordinary shares in Cable London. The Telewest Group has the right, pursuant to an equalisation arrangement between Telewest and Comcast, to require Comcast to transfer to Telewest any B ordinary shares held by Comcast in excess of 50% of the total B ordinary shares on payment of a specified amount calculated in accordance with the provisions of the equalisation arrangement. There is no voting arrangement between the Telewest Group and Comcast with respect to Cable London.

SECTION TWO                                                  GENERAL INFORMATION
  The articles of association of Cable London generally prohibit a shareholder from transferring legal or beneficial ownership of its shares without giving to provide certain operational consulting services in relation to the cable television system being constructed by the Birmingham Cable Companies each other shareholder a right of first refusal to acquire its proportionate amount of such shares. A change of control in a "significant investor" in Cable London will cause the issue by Cable London of a transfer notice in respect of that company's shares in Cable London to the other shareholder in Cable London. See "-- Section One -- The Merger and Related Matters -- Birmingham Cable and Cable London".

  TWG and an affiliate of Comcast have entered into consulting agreements with Cable London to provide certain operational consulting services in relation to the cable television and telecommunication system being constructed by the Birmingham Cable Companies. Under TWG's consulting agreement, Cable London has agreed to pay TWG an annual fee based on the greater of (a) the number of dwelling units in the Cable London franchise areas or (b) a percentage of the gross revenues of Cable London from telecommunications services. The consulting agreement will expire in accordance with its terms in August 1999 and may be terminated by TWG upon a change of control of Cable London.

  On 9 May 1997, Cable London and certain subsidiaries entered into a loan agreement with CIBC Wood Gundy plc, The Bank of New York and Banque Paribas, as arrangers (the "Cable London Banks"), and CIBC Wood Gundy PLC ("CIBC"), as agent and security trustee, pursuant to which the Cable London Banks made available to Cable London a credit facility of (Pounds)170 million (the "Cable London Facility"). The proceeds of this facility are available to finance capital expenditure, working capital of Cable London and its subsidiaries and general corporate purposes, and to refinance the (Pounds)60 million loan facility entered into by Cable London in June 1995.

  The Cable London Facility consists of two tranches: Tranche A and Tranche B. The maximum principal amount that may be outstanding under Tranche A is (Pounds)60 million (to be reduced to (Pounds)40 million from 30 June 1999). Advances under Tranche A bear interest at a rate equal to LIBOR plus additional costs and a margin that varies from 2.25% per annum to 2.375% per annum depending on the amount of the Tranche A loan. All advances outstanding under Tranche A are due to be repaid on or before 30 June 2000.

  The maximum principal amount that may be outstanding under Tranche B until 30 June 2001 is a varying multiple of the previous rolling six months' consolidated annualised net operating cash flow of Cable London and its subsidiaries. Advances under Tranche B bear interest at a rate equal to LIBOR plus additional costs and a margin that varies from 2.0% per annum to 0.5% per annum depending on a ratio of the Tranche B loan to the consolidated annualised net operating cash flow of Cable London and its subsidiaries from time to time. On 30 June 2001, all revolving advances outstanding under Tranche B will convert into a term loan repayable every six months commencing on 31 December 2001 and ending on 30 June 2006 in instalments ranging from 2.5% per annum to 16.25% per annum of the principal amount outstanding.

  Voluntary prepayment of the Cable London Facility is permitted. The facility is secured by cross-guarantees and debentures by Cable London and its subsidiary companies, and each of Telewest and Comcast have granted a mortgage over the shares they hold in Cable London in favour of CIBC, as security trustee for the Cable London Banks. Under the terms of this mortgage, neither Telewest nor Comcast is permitted to dispose of any of these shares without the prior written consent of CIBC. However, consent will be deemed to have been given by CIBC where before or at the same time as the disposal of the shares the person acquiring the shares (i) enters into a mortgage on the same terms as the original mortgage and a deed of subordination on the same terms as that entered into pursuant to the original mortgage and (ii) the acquirer provides a legal opinion confirming its capacity to enter into these documents and that its obligations thereunder are legal, valid and binding.

  The Cable London Facility contains various financial and other covenants applicable to Cable London and certain of its subsidiaries.

SECTION TWO                                                  GENERAL INFORMATION

  As a condition precedent to the availability of the Cable London Facility, Telewest and Comcast entered into deeds of subordination which provide that certain payments (excluding management fees) otherwise due to Telewest and Comcast from Cable London and its subsidiaries would accrue and would not be paid until all sums due under the Cable London Facility have been satisfied.

CABLE CORPORATION
  Cable Corporation covers approximately 490 square kilometres and operates in the Windsor franchise area (including Windsor, Slough, Maidenhead, Staines, Ashford and Iver) and the Middlesex franchise area (including the London boroughs of Hounslow and Hillingdon). Cable Corporation has approximately 294,000 franchise homes and approximately 17,500 businesses (representing approximately 49,000 equity homes and approximately 3,000 equity businesses based on the Telewest Group's current share ownership of Cable Corporation).

  TWH owns 16.5% of the issued share capital of Cable Corporation. The remaining 83.5% is owned by General Cable.

EMPLOYEES
  At 31 March 1998, the Telewest Group had approximately 4,500 employees. None of these employees is covered by collective bargaining agreements. The Telewest Group believes that its relationship with its employees is good.

DIRECTORS
  The current directors of Telewest are: Gary Ames, Anthony Stenham, Lord Borrie, Stephen Brett, Charles Burdick, David Evans, James Robbins, Robert Shaner and David Van Valkenburg.

SECTION THREE                                                GENERAL INFORMATION
--------------------------------------------------------------------------------
SECTION THREE

INFORMATION ON GENERAL CABLE

--------------------------------------------------------------------------------

Detailed financial information on General Cable is set out elsewhere in this document. Holders of Telewest securities and General Cable securities should read the detailed financial information and not rely only on the information contained in this section.

  As used in this Section Three, unless the context otherwise requires, the term "Systems" refers to each of Cable Corporation (together with its subsidiaries, the "Western London System"), Yorkshire Cable (together with its subsidiaries, the "Yorkshire System") and Birmingham Cable (together with its subsidiaries, the "Birmingham System") and their respective subsidiaries.

OVERVIEW

  General Cable is a participant in the UK cable communications industry, providing both cable television and cable telephony services to the residential market within the Yorkshire System and the Western London System as well as telecommunications services to the business community within such Systems and throughout the UK. General Cable, through its ownership of 100% of the Yorkshire System, 83.5% of the Western London System and approximately 45.0% of the Birmingham System, has interests in nine cable franchises serving three of the major UK cable markets. The Yorkshire System consists of six franchises (covering Bradford, Barnsley, Doncaster & Rotherham, Halifax, Sheffield and Wakefield), the Western London System consists of two franchises (covering Windsor and Hillingdon & Hounslow) and the Birmingham System consists of one franchise (covering Birmingham and Solihull).

  As at 31 December 1997, the Systems together included approximately 1.7 million homes and approximately 104,000 businesses, covering approximately 7% of all of the homes in the UK in areas for which cable franchises have been awarded. The Systems provide General Cable with approximately 1.4 million equity homes and approximately 84,000 equity businesses. Each System has built and owns and operates an integrated communications network, which includes the "last mile" distribution system (also known as the "local loop"). Based on fibre-optic technology, each network provides high transmission capacity for the delivery of voice, data, video and entertainment service.

  General Cable operates its business through three divisions: the Consumer and Small Business Division, General Telecom and the Network Division (each, a "Division" and, collectively, the "Divisions"). The Consumer and Small Business Division provides cable television and cable telephony services to the residential and small business markets within the Yorkshire System and the Western London System. General Telecom provides voice- and data-based telecommunications services to businesses within these two Systems as well as throughout the UK. The Network Division manages the Group's network operations, including construction of the network and sourcing interconnection and lease capacity from various interconnected operators. General Cable provides advice to the Birmingham System relating to business telecommunications, financial and strategy matters, but does not control the Birmingham System. See "--
 Relationship Among Owners of the Systems -- Birmingham Cable Corporation Limited".

SECTION THREE                                                GENERAL INFORMATION

  The following chart sets out General Cable's ownership interest in its subsidiaries and associates:


                                 General Cable PLC


                         100%                    45%


         General Cable Holdings                 Birmingham Cable Corporation
                 Limited                                   Limited




      ----------------------------------------------------------
  83.5%                  100%                  100%            100%


    The Cable         The Yorkshire      Imminus Limited          General
   Corporation         Cable Group                           Telecommunications
     Limited             Limited                                  Limited

HISTORY

  General Cable was originally formed for the purpose of developing and managing Vivendi's interests in the UK cable communications industry. Vivendi commenced its investment in the UK cable communications industry in 1986 with a minority investment in Windsor Television Limited ("WTL") (the licence holder for the Windsor franchise) which became a subsidiary of Cable Corporation in April 1987. Cable Corporation initially acquired an interest in the Birmingham franchise in 1988 and subsequently transferred such interest to General Cable. In 1990, General Cable was awarded the Bradford franchise which is now a part of the Yorkshire System, and in 1991, a subsidiary of Cable Corporation was awarded the Hillingdon & Hounslow franchise. General Cable acquired two companies in 1992 and 1993 which owned additional franchises in Yorkshire and these companies were, in turn, transferred to Yorkshire Cable. In 1993, Yorkshire Cable acquired three companies which owned additional franchises in Yorkshire. In August 1993, Singapore Telecom International Pte. Limited ("Singapore Telecom") acquired a 45.5% interest in Yorkshire Cable, and in August 1996, General Cable purchased Singapore Telecom's interest in Yorkshire Cable (the "Yorkshire Transaction"). In April 1995, General Cable completed an initial public offering (the "IPO") of 90 million General Cable shares. In connection with the IPO, the General Cable shares were listed on the London Stock Exchange and the General Cable ADSs began quotation on Nasdaq. On
13 March 1997, General Cable acquired Filegale Limited ("Filegale") and its wholly owned operating subsidiary, Imminus Limited ("Imminus").

RECENT DEVELOPMENTS

  On 15 April 1998, General Cable announced that its Board of Directors had agreed to the terms of the Merger following a statement by General Cable in February 1998 that it was in discussions which might lead to an offer for it. The Merger is conditional on the occurrence of certain events including approval of certain resolutions (including special resolutions) by Telewest shareholders and sufficient General Cable shares being tendered by General Cable's shareholders in acceptance of the Offer. The Offer is being made on the basis of 1.243 new Telewest shares and 65 pence in cash for each General Cable share and 6.215 new Telewest shares and 325 pence in cash for each General Cable ADS.

  Pursuant to the Merger Agreement, GUHL, a subsidiary of Vivendi, agreed that it would irrevocably accept the Offer in respect of its entire registered holding of 146,785,916 General Cable shares if certain conditions were met. Under the terms of the Merger Agreement, Vivendi will be entitled to designate one director to the Telewest Board upon completion of the Merger, which Board is expected initially to consist of up to 14 members.

SECTION THREE                                                GENERAL INFORMATION

  In connection with the Merger Agreement, General Cable agreed, upon Telewest's request and subject to certain conditions, to sell its shares in Birmingham Cable to Telewest for (Pounds)100 million. For a discussion of the terms of such agreement, see "-- Section One -- The Merger and Related Matters --Birmingham Cable and Cable London -- Birmingham Cable".

  In February 1998, NTL and Comcast announced the NTL/Comcast Merger pursuant to which NTL would acquire Comcast's cable interests located in the UK. Comcast's interests in the UK include approximately 27.5% of the shares of Birmingham Cable. The press announcement issued on 15 April 1998 in connection with the Merger stated that Telewest, through one of its subsidiaries pursuant to the Co-Ownership Agreement, has the right upon completion of the NTL/Comcast Merger to acquire Comcast's interest in Birmingham Cable. Telewest has indicated that it intends to exercise its right to acquire Comcast's interest in Birmingham Cable, subject to acceptable purchase price and available financing.

  Effective as of January 1998, General Cable's operating structure was reorganised into the three Divisions, with each Division being responsible for particular aspects of the General Cable Group's business. Prior to that time, General Cable operated primarily on a geographical basis with each System being responsible for implementation of new products and services in its respective franchise areas.

  In conjunction with the reorganisation of General Cable's operations, General Cable announced in October 1997 that it was changing its strategy for the operation of its cable television business. In particular, General Cable believes that it was incurring unsustainable losses in providing cable television services. In order to mitigate such losses, a number of detailed changes have been made. Such changes include the following: all customers taking pay television services now pay an installation charge of (Pounds)20; cable television services are not supplied to new customers who do not take the telephony service unless they purchase a set top box at a cost of between (Pounds)125 and (Pounds)150; prices for new customers for the basic service were raised by between (Pounds)1 and (Pounds)4 per month; and prices for all customers taking premium channels were raised by between (Pounds)3 and (Pounds)5 per channel per month. General Cable believes that these measures will help mitigate losses resulting from its cable television operations; however, due to the depth of these losses, General Cable has written off the entirety of its investment in analogue cable television equipment. General Cable believes that the impact of the changes to trading policy outlined above will lead to a decrease in cable television penetration rate during 1998.

  On 31 December 1997, General Cable Holdings Limited, a subsidiary of General Cable ("GCH") entered into a (Pounds)500 million syndicated facility agreement (the "GCH Facility Agreement") arranged by Banque Paribas, CIBC Wood Gundy plc, NatWest Markets, a division of National Westminster Bank Plc ("NatWest Markets"), and The Toronto-Dominion Bank.

  On 13 March 1997, General Cable acquired Imminus as a result of its acquisition of Filegale. The acquisition of Imminus has enabled General Cable to expand the products offered to the business market to include managed data network services.

THE SYSTEMS

GENERAL
  General Cable owns or has interests in three systems: the Yorkshire System, the Western London System and the Birmingham System.

SECTION THREE                                               GENERAL INFORMATION

  The table below sets out, as at 31 December 1997, General Cable's percentage ownership in the Systems, the total number of homes and businesses in the Systems and General Cable's equity ownership in such homes and franchises.

                                                                         GENERAL
                                                                  CABLE'S EQUITY
                                                      TOTAL            OWNERSHIP
                                       -------------------- --------------------
SYSTEM                      OWNERSHIP      HOMES BUSINESSES     HOMES BUSINESSES
Yorkshire..................     100.0%   875,000     55,000   875,000     55,000
Western London.............      83.5%   321,000     19,000   268,000     16,000
Birmingham.................      45.0%   471,000     30,000   212,000     13,000
                                       ---------    ------- ---------     ------
  Total....................            1,667,000    104,000 1,355,000     84,000

SYSTEM OPERATING DATA

  The following table sets out certain operating and financial data concerning the Systems at and for the years ended 31 December 1995, 1996 and 1997 and at and for the three months ended 31 March 1998. All the data set out below have been extracted from General Cable's annual financial statements or quarterly, interim or annual announcements of financial results and/or operating statistics for the relevant period.

                            WESTERN LONDON                         YORKSHIRE                          BIRMINGHAM
                    ----------------------------------  ----------------------------------  ----------------------------------
TOTAL                1995     1996     1997    1998(3)   1995     1996     1997    1998(3)   1995     1996     1997    1998(3)
Homes in
area(4).........                      321,000  321,000                    875,000  875,000                    471,000  471,000
Percentage
built(5)........                           94%      95%                        56%      57%                        95%      95%
Businesses in
area(4).........                       19,000   19,000                     55,000   55,000                     30,000   30,000
BUSINESS
TELECOMMUNICATIONS
Business lines..     12,825   18,290   24,230   25,100    6,143   12,337   21,031   23,370    7,365   11,302   19,400   20,900
Revenue per line
((Pounds))(6)...      1,135    1,054      932      880      695      584      567      543      728      744      684      606
RESIDENTIAL
TELEPHONY
Homes live (7)..    184,409  247,976      N/A      N/A  213,745  302,509      N/A      N/A  292,503  374,451      N/A      N/A
Homes passed
(8).............    200,032  247,976  301,033  303,761  250,185  302,509  492,564  502,008  305,835  374,451  446,085  446,212
Homes
marketed(9).....        N/A      N/A  278,883  283,602      N/A      N/A  372,533  385,753      N/A      N/A  429,638  414,700
Residential
subscribers.....     38,655   49,234   62,458   64,130   58,900   80,002  101,039  103,547   81,268  105,128  123,400  126,600
Penetration rate
(10)............         22%      21%      22%      23%      30%      30%      27%      27%      28%      28%      29%      31%
Revenue per
subscriber
((Pounds))(6)...        354      362      349      345      238      233      244      243      272      262      265      251
Churn (%)(11)...         22%      25%      26%      29%      23%      22%      24%      25%      22%      25%      30%      22%
CABLE TELEVISION
Homes live (7)..    196,019  248,348      N/A      N/A  213,745  302,509      N/A      N/A  292,503  374,451      N/A      N/A
Homes passed
(8).............    214,248  248,348  301,033  303,761  250,185  302,509  492,564  502,008  305,835  374,451  446,085  446,212
Homes marketed
(9).............        N/A      N/A  276,761  281,065      N/A      N/A  372,553  385,753      N/A      N/A  429,638  414,700
Subscribers.....     33,485   42,928   47,652   45,482   43,818   68,611   69,154   67,714   88,719  111,432  117,000  117,700
Penetration rate
(10)............         18%      19%      17%      16%      22%      25%      19%      18%      30%      30%      27%      28%
Revenue per
subscriber
((Pounds))(6)...        265      266      284      295      198      204      216      223      222      217      235      268
Pay-to-basic
ratio(12).......        159%     170%     186%     181%     121%     124%     113%      94%     168%     170%     173%     144%
Churn (%)(11)...         35%      30%      36%      47%      35%      28%      43%      36%      35%      27%      38%      33%


                      GROSS      GENERAL  CABLE
                    TOTAL(1)       DATA (1)(2)
                    ---------- ---------------------
TOTAL                 1997       1997      1998(3)
Homes in
area(4).........    1,667,000  1,355,000  1,355,000
Percentage
built(5)........           74%        70%        71%
Businesses in
area(4).........      104,000     84,000     84,000
BUSINESS
TELECOMMUNICATIONS
Business lines..       64,661     49,900     53,800
Revenue per line
((Pounds))(6)...        1,070      1,154      1,045
RESIDENTIAL
TELEPHONY
Homes live (7)..          N/A        N/A        N/A
Homes passed
(8).............    1,239,682    944,665    956,444
Homes
marketed(9).....    1,081,054    798,737    809,195
Residential
subscribers.....      286,897    208,701    214,000
Penetration rate
(10)............           27%        26%        26%
Revenue per
subscriber
((Pounds))(6)...          276        276        271
Churn (%)(11)...           27%        26%        25%
CABLE TELEVISION
Homes live (7)..          N/A        N/A        N/A
Homes passed
(8).............    1,239,682    944,665    956,444
Homes marketed
(9).............    1,078,952    796,986    807,077
Subscribers.....      233,806    161,700    158,700
Penetration rate
(10)............           22%        20%        20%
Revenue per
subscriber
((Pounds))(6)...          239        239        255
Pay-to-basic
ratio(12).......          158%       150%       131%
Churn (%)(11)...           39%        39%        38%

-----------

"N/A" means not applicable or publicly available.

(1) Includes Imminus data for business revenues per line.

(2) Amounts attributable to General Cable based on its percentage ownership at 31 December 1997 of Cable Corporation (83.5%), Yorkshire Cable (100.0%), Birmingham Cable (45.0%) and Imminus (100.0%).
(3) All 1998 data are for the three months ended 31 March 1998.
(4) The number of homes in a franchise area is based on data contained in the 1991 UK census as adjusted by management estimates, and the number of businesses in a franchise area is based on management estimates.
(5) Homes passed for cable television purposes divided by homes in a franchise area, expressed as a percentage.

(6) Revenue per line/subscriber is annual revenue of a business stream (business telecommunications, residential telephony or cable television) divided by the monthly weighted average number of lines/subscribers in the period.

(7) Homes live means homes capable of receiving service.

(8) Homes passed means the total number of residential premises (in a franchise area) which have the potential to be connected to the cable system.

(9) Homes marketed means homes capable of receiving service and in respect of which marketing activities have been undertaken.

(10) Penetration rate is a measurement of the take-up of cable or telephony services. The number of customers for a particular service is expressed as a percentage of the homes or businesses passed and marketed for that service.

(11) Churn is calculated on the total number of subscribers/lines terminated during a period divided by the monthly weighted average number of subscribers/lines in such period expressed as an annual percentage.

(12) The pay-to-basic ratio is the number of subscriptions to premium channels divided by total subscribers, expressed as a percentage. Each premium channel is subscribed for separately so that any one subscriber may have more than one subscription to a premium channel.

SECTION THREE                                                GENERAL INFORMATION

DESCRIPTION OF THE SYSTEMS

  The following is a brief description of each of the Systems:

YORKSHIRE

  The Yorkshire System's operations comprise six franchises which were acquired between 1990 and 1993. The Yorkshire System contains approximately 930,000 homes and businesses.

  The Bradford franchise commenced service in 1992, the Sheffield franchise in May 1994 and the other franchises in December 1994. As at 31 December 1997, the Yorkshire System had completed 56% of its network build (as measured by the total number of homes passed and businesses passed ("premises passed")). The final build milestone for the Bradford licence has been satisfied.

  On 6 April 1998, the Yorkshire System franchises received assent to a request to modify their build milestone obligations to extend the final build milestone to 2003. This extension from the previous licence requirements was sought pursuant to the strategic repositioning of the General Cable Group as described in "-- Recent Developments".

WESTERN LONDON

  The Western London System contains approximately 340,000 premises and consists of two franchises: Windsor, one of the first UK cable franchises, awarded in 1983 (extended to cover Iver and Iver Heath in 1991), and Hillingdon & Hounslow, awarded in 1990. The area covered by the Western London System includes Heathrow Airport and its surrounding business parks. As at 31 December 1997, the Western London System had completed 94% of its network and achieved its final build milestone (as measured by premises passed).

  The Western London System's number of business lines has increased as existing customers have taken on more lines and as new customers have been acquired.

BIRMINGHAM

  General Cable's interest in the Birmingham System is not managed on a unified basis with the rest of the General Cable Group; instead, it is managed as an autonomous entity. See "-- Relationships among Owners of the Systems --
 Birmingham Cable Corporation Limited".

  The Birmingham System is the second largest single UK franchise and includes the city of Birmingham, the UK's second largest city. The Birmingham franchise was awarded in 1988, commenced service in 1989 and contains approximately 501,000 premises. The Birmingham System focused its network build on reaching residential customers and, as at 31 December 1997, had connected more subscribers in total than any other UK franchise and had built 95% of its network. The final build milestone has been satisfied.

  In April 1994, General Cable assumed responsibility for business telecommunications at the Birmingham System in connection with increasing its interest in the Birmingham System from 26.8% to approximately 45%. Since that time, and in part as a result of General Cable assuming such responsibility, the Birmingham System has refocused its network construction programme so as to upgrade and provide additional telecommunications services for both the city centre and the principal business parks. General Cable believes that this has led to more effective development of the Birmingham System's business telecommunications services, thereby resulting in new customers.

  For information regarding the proposed sale of General Cable's interest in Birmingham Cable, see "-- Recent Developments".

SECTION THREE                                                GENERAL INFORMATION
DESCRIPTION OF NETWORKS

TERMINOLOGY

  For the purpose of this subsection, the following terms shall have the meanings and explanations provided herein. "Bandwidth" refers to transmission capacity and the range of frequencies that a network can carry (a larger bandwidth implies a relatively greater capacity); "broadband" means a network with a capacity of at least 450 MHz capable of delivering multiple channels and other services; "coaxial cable" is a cable consisting of a central conductor surrounded by and insulated from another conductor (Signals are transmitted through coaxial cable at different frequencies, giving greater capacity than is possible with twisted-pair cable, but less than is allowed by optical fibre. Coaxial cable is currently used by the Systems to carry cable television signals from the optical receiver point (the distribution node) to the home); "fibre optic" refers to cable made of glass fibres through which signals are transmitted as pulses of light (Capacity for a very large number of channels can easily be provided. Optical fibre forms the backbone transmission network in most modern cable communications systems); "head-end" is a collection of satellite receiving and cable transmission equipment enabling the processing of the signals (Signals, when processed, are then combined for distribution within the cable network); "interconnect" refers to the arrangement and engineering by which one telephone operator transfers telecom signals (or other data/communication) to another telephone operator for forward transmission to its appropriate termination point; "node" refers to an equipment housed in a street cabinet taking signals from the head-end and serving a number of distribution points for final delivery of signals to the home; "switch" is a term for a telephone exchange used to route calls; "switch star system" refers to a cable system in which full bandwidth is provided from the head-end to neighborhood switching points which are programmed to supply each subscriber, through an individual line of lower bandwidth, with whichever channels are paid for by the subscriber (Channel selection then takes place at the switch, rather than in the television set or set-top box, in response to the subscriber's operation of his remote control); "twisted-pair copper wire networks" refers to a telephone network where each exchange is connected by its own dedicated copper wire pair to the local telephone switch and is not multiplied at any stage (These networks typically have limited capacity and as such are often described as narrowband networks); and "two-way broad band network" is a network which allows both the sending and receiving of communications as opposed to a one-way network such as broadcast television.

NETWORK DESIGN AND FUNCTIONALITY OF THE SYSTEMS

  Each of the Systems has modern integrated, two-way broadband networks that are based on fibre-optic technology. Such networks:

  . have significantly more capacity than narrowband copper twisted-pair networks, which are connected directly to the local telephone switch, not multiplied at any stage and originally designed for voice-only telecommunications;

  . are more flexible and reliable and easier and less expensive to maintain than narrowband copper twisted-pair networks;

  . carry voice, data, video pictures and music with very low or no distortion; and

  . have been designed to incorporate evolving cable television and telecommunications technologies as they become available both for business uses (e.g., interactive databases, Internet connections and video telephony) and for residential uses (e.g., interactive services and entertainment, including pay-per-view and video-on-demand, games and video telephony).

  The networks utilise fibre-optic cable between the cable television head-end or telephone and data switches and optical receiver points, which typically serve approximately 500 homes. The Systems' telecommunications networks generally utilise either fibre-optic cable (for business customers) or a twisted-pair copper wire (for residential and small business customers). The telephone networks are constructed utilising diverse routes for system redundancy and reliability. The Systems' cable television networks generally use coaxial cable to connect the distribution node to the customer's premises.

SECTION THREE                                                GENERAL INFORMATION
However, a limited number of homes that are sufficiently close (under 4,000 in each System) are directly connected to the head-end utilising coaxial or copper cable instead of fibre-optic cable at the trunk level and coaxial cable at the distribution level.

  Fibre-optic technology is based on the physical property of glass fibre, which allows rapid transmission of light pulses over long distances with little or no distortion. Fibre-optic systems are suitable for simultaneous transmission of digitised voice, data and video signals. The main benefits of deploying fibre in place of traditional coaxial cable or copper wire result from its smaller size, greater capacity, freedom from electrical interference, increased functionality and significant reduction of the requirement for periodic amplification of the signal. These factors contribute to lower installation and maintenance costs and increase the possible variety and quality of the service offerings.

  The networks are constructed in underground ducts installed in both the residential and business sectors of the franchise areas. The Systems generally endeavour to provide for excess fibre and duct capacity to handle possible future product and service developments. Therefore, to the extent additional fibre capacity is required in the future, General Cable believes that the Systems will be able to run the fibre through their existing underground ducts without incurring significant additional construction costs.

TELECOMMUNICATIONS

  The Systems' telecommunications networks have historically been built using PDH (pleisiochronous digital hierarchy), but are now built using a technology known as SDH (synchronous digital hierarchy), which increases network flexibility, further enhances system resilience and optimises the deployment of ATM (asynchronous transfer mode). Both technologies allow for the delivery of voice and high-speed data services such as ISDN (integrated services data network), DASS2 (digital access signal system) and DPNSS (digital public network signal system). General Cable believes that the architecture of the networks that the Systems are constructing will allow them to implement more easily new technologies and to provide enhanced or new services. During 1993 and early 1994, the Birmingham System and the Western London System installed Nortel DMS-100 telephone switches and the Yorkshire System installed two Nokia DX220 switches. Additional switches have been acquired as the subscriber base has grown such that the Yorkshire System now has eight Nokia DX220 and two Nortel DMS-100 switches, the Western London System has three Nortel DMS-100 switches and the Birmingham System has four Northern Telecom DMS-100 switches. The Systems' switches connect to other operators' networks and route calls between the Systems' subscribers as well as between the Systems' subscribers and other networks.

  In 1996, the Western London System bought a Stratacom (Cisco) data communication switch and started to offer frame relay services (a communication protocol allowing transmission of data up to 2 megabits per second) and native ATM services (a very high speed protocol allowing the conveyance of data, voice, image and video at speeds up to 155 megabits per second) from September 1996. The Yorkshire System bought two Stratacom (Cisco) data communication switches in October 1996.

CABLE TELEVISION

  Most of the Birmingham System and the Western London System networks have a capacity of 750 MHz and the rest is designed to be able to be upgraded to a capacity of at least 750 MHz. Most of the Yorkshire System's network has a capacity of 860 MHz and the rest is designed to be able to be upgraded to this same capacity. This is sufficient to carry over 50 analogue channels of television, and hundreds of digitally compressed channels. Each System's network is capable of conveying large volumes of voice, video, data and entertainment services as well as providing Internet access. Television and radio programmes for cable television services are received by over-the-air antennae, satellite dishes, cable, through interconnect with other operators, or on videotape or electronic jukebox and then distributed from the head-ends to distribution nodes. Generally, cable television is "broadcast" (all signals are delivered to all subscribers' homes, with a subscriber selecting which signal to use) rather than "switched" (a single signal is sent to a particular subscriber's home), although evolving technologies such as video-on-demand may blur this distinction. Because of the nature of television

SECTION THREE                                                GENERAL INFORMATION

signals, substantial transmission capacity is required to provide a cable television programme to a subscriber. A network's transmission capacity requirement increases as additional cable television channels are broadcast to subscribers. Digital compression techniques are likely to result in significant increase in transmission capacity without the need for proportionately increased bandwidth.

  The networks of the Birmingham System and the Western London System were originally designed utilising a switched star design. The Department of Trade and Industry (the "DTI") initially encouraged the use of this design by granting 23-year Telecommunications Act Licences to operators employing switched star, but only 15-year Telecommunications Act Licences to operators employing tree and branch architecture, a traditional cable system design comprising a main or trunk cable from which each subscriber is tapped off. Switched star, however, proved less efficient than tree and branch, and in 1992, the DTI adopted technology-neutral policies with respect to the franchise specific telecommunications licences. In December 1992, after approximately 50,000 homes were passed using the switched star design, the Birmingham System re-evaluated its network and discontinued using the switched star design for new construction. Similarly, in early 1993, after approximately 100,000 homes had been passed using the switched star design, the Western London System discontinued using such design for construction of new areas. The switched star systems receive the same cable and telecommunications services as those on the tree and branch system. Therefore, there is no current need to replace the switched star systems, and there is no plan to replace them in the near future. General Cable believes that maintaining these two cable technologies within the same network currently causes no significant inefficiencies.

  The Systems' networks are already designed and implemented to deliver digital television. Without any additional network investment, except at the head-end and the set top boxes, the switched star networks are capable of carrying approximately 64 additional digital channels and the tree and branch networks are able to carry in excess of two hundred digital channels. If General Cable determines that it is necessary or desirable to carry further additional digital TV channels, upgrades to the switched star network will be required in order to provide a uniform tree and branch architecture operating at 750 MHz. These upgrades will also be required in the Western London System for approximately 100,000 homes and in the Birmingham System for approximately 50,000 homes. An alternative which General Cable has identified is to replace some analogue channels by digital transmission providing an 8:1 increase in digital capacity. In addition, each of the Systems will be required to install a digital TV head-end.

  Further network upgrades will be required in order to provide full interactivity throughout each System's network. These upgrades would be required in addition to those otherwise required for digital television and could involve upgrading a tree and branch architecture with capacity at 750 MHz to 860 MHz. General Cable currently does not contemplate making such upgrades until technology and software developments render interactive services commercially viable. The timing and nature of these developments is unknown.

  Because technology and regulations concerning subscriber terminal equipment, including set top boxes for digital TV and interactive services, are still developing, the likely timing and cost of this equipment may not be forecast with accuracy. As a result, General Cable currently has no view as to whether this cost will be borne by the Systems, subscribers or others, or in what proportion any cost sharing or subsidisation may occur.

NETWORK DESIGN AND FUNCTIONALITY OF GENERAL TELECOM

  General Telecom delivers secure private network services enabling local access, if required, by more than 95% of the UK businesses and delivers traffic via interconnection to 44 countries through international partners. General Telecom's network is currently supported by X.25, Frame Relay and ATM capabilities. The X.25 network is based around 180 Alcatel data network packet switches across 60 nodal sites and points of presence, supporting fully redundant switching, high security and interconnection. The Frame Relay network is based around five Nortel Magellan Passport switches across five nodal sites in London, Manchester, Bristol, Bradford and Birmingham, all interconnected by an ATM backbone.

SECTION THREE                                                GENERAL INFORMATION

  General Telecom customers access the network by dialling a single code for direct routing. General Telecom controls the associated local call tariff. The network supports asynchronous dial up speeds to 28.8 kbps, ISDN digital capability up to 128 kbps and IP dial fast call set up and switching.

NETWORK CONSTRUCTION

  Construction of integrated cable television and telecommunications networks is capital intensive, requiring substantial investment for (a) "network assets" including civils (trenching and constructing underground ducts), cable and telecommunications plant and network electronics, (b) "subscriber costs" including converters, subscriber electronics and installation of cable from the network to the subscriber's home and (c) "other costs" including head-end equipment, switches, offices, land and buildings, computers and capitalisation of certain pre-operating costs.

  Construction expenses have been high because nearly all cable installation in the UK is in newly constructed underground ducts, and UK regulations do not permit the use of overhead lines to run new cable networks. In addition, because of the significant capital outlay involved in the initial construction of the networks, the Network Division generally constructs ducts with excess cable installation capacity in order to accommodate possible future expansion without the need for further build. General Cable believes that such excess capacity will be beneficial to General Telecom and the Consumer and Small Business Division in connection with future product and service developments.

  In connection with the construction and operation of its network, the General Cable Group is required to obtain and maintain various licences and approvals, including licences permitting the construction of the networks, the provision of credit facilities and the maintenance of computer records. If and to the extent such licences or approvals are not obtained or maintained, the General Cable Group's operations could be disrupted. Each System uses a number of construction contractors, and General Cable does not consider that any single contractor is significant to any System.

  Network outside the Systems has been leased from other operators and has been selectively built. General Cable intends to continue such practice for the foreseeable future in further developing its network outside the Systems.

  In conjunction with the construction of its network, General Cable, where appropriate, contacts residents in the neighbourhood to educate them on what to expect during the construction period. Construction crews attempt to minimise the disruption caused during construction and to restore the roadway, footpaths and other areas affected by the construction as quickly as possible. General Cable gives strict instructions to contractors with respect to conserving trees passed by trenches. General Cable also makes representatives available to handle questions and complaints that arise during construction, and endeavours to ensure the restoration of any disrupted service as quickly as possible.

  The General Cable Group either purchases from Nokia or leases from Nortel its telecommunications switching equipment on a transaction-by-transaction basis. If there were any material change to the terms of supply or in the performance of these suppliers, such change may have a material adverse effect on the financial performance of General Cable's business.

INTERCONNECTS

  Each System routes calls made between its own telephone customers over its network. Currently, calls to customers of other operators are completed through network interconnections with BT, Cable & Wireless Communications plc ("CWC") or other interconnected operators. Each of the Systems has entered into interconnect agreements with BT (implemented in 1994) and CWC (implemented in 1993 and 1994) and subsequent agreements with other operators. The interconnect arrangements enable calls originating on each System's network but terminating off its network to be completed and vice versa. Each holder of a public telecommunications licence is required to negotiate an interconnection agreement with those holders of Telecommunications Act Licences who are entitled to seek interconnect arrangements and either party may request intervention from the Director General if there

SECTION THREE                                                GENERAL INFORMATION
is a failure to agree on the terms. The Director General also has the power to mandate certain interfaces and interconnection agreements between operators, particularly when one or more of them enjoys a degree of market power. However, intervention by the Director General may be liable to challenge in the courts. In addition, BT is required by its licence to make all interconnection agreements that it has entered into publicly available.

  The Systems have also interconnected with a number of other operators with a view to reducing the wholesale cost of providing telephony services. Further interconnect arrangements may be entered into in the future if to do so would be beneficial from a cost or revenue perspective.

INFORMATION TECHNOLOGY

  General Cable believes that access to accurate, comprehensive and timely information is important to the successful development of its business. Because the UK cable communications industry is the first in the world to combine cable television and telecommunication services, there has been a lack of software to support adequately the industry's information needs. Therefore, General Cable has invested, and continues to invest, in the development of appropriate information technology software (subscriber management systems and geographic information systems). General Cable believes that by developing a comprehensive database of customer demographics, calling and viewing patterns and other activities, General Cable will be able to improve its performance and responsiveness to its customers and, thus, its competitive position.

LICENCE MILESTONES AND BUILD SCHEDULE

  Each Telecommunications Act Licence prescribes build obligations ("milestones") that require each System to construct its network to pass a specified number of premises by prescribed dates. General Cable, through the Network Division, establishes a schedule with respect to achieving such milestones. The actual milestones that the General Cable Group is required to meet are specified individually for each of the franchises within the Systems. Consequently, the General Cable Group could meet the aggregate milestones for a given System, but still fail to meet one or more individual franchise milestones and, therefore, subject a telecommunications licence to the risk of revocation or termination. Set out below are the aggregate current build milestones for the franchises in the Systems on the basis of projected premises passed (all figures are adjusted to 31 December):

                                             WESTERN LONDON YORKSHIRE BIRMINGHAM
                                                     SYSTEM    SYSTEM     SYSTEM
                                                  MILESTONE MILESTONE  MILESTONE
   1998....................................         268,000   499,000    394,000
   1999....................................         268,000   499,000    460,000
   2000....................................         268,000   499,000    460,000
   2001....................................         268,000   617,000    460,000
   2002....................................         268,000   734,000    460,000
   2003....................................         268,000   828,000    460,000

  The final build milestones for the Western London System and the Birmingham System have been achieved. The number of premises passed for the Yorkshire System currently exceeds their most recent build milestones. The final build milestones for the Bradford franchise were passed during 1997. Following the strategic review and restructuring of General Cable's operations which was announced in October 1997, an agreement has been reached with OFTEL to delay the build milestones for the other five franchises which comprise the Yorkshire System. The revised milestones (as set out above) have the effect of delaying the build in these franchises. The previous milestones required the final build milestones to be attained in 2001.

  The ability of the remaining franchises in the Yorkshire System to meet their respective build schedules is dependent on a number of factors including, among others, the availability of adequate financing on acceptable terms, the availability of construction crews, the impact of the level of construction on the relevant community, the ability to negotiate satisfactory access over private property, the relationship of the Yorkshire System with local government, and the continued viability of the UK cable communications industry in general.

SECTION THREE                                                GENERAL INFORMATION

MANAGEMENT OF THE GENERAL CABLE GROUP'S BUSINESS

CONSUMER AND SMALL BUSINESS DIVISION
  The Consumer and Small Business Division is responsible for providing cable television and cable telephony services to the residential and small business markets within the Yorkshire System and the Western London System. In addition to basic telephone services, the Consumer and Small Business Division offers its residential telephone subscribers additional services including voice mail, call waiting, call divert, call barring, number display, distinctive ringing, reminder call and speed dial. Residential telephony service features are an increasingly important element in the development of the residential telephony market. Such features are provided through the capabilities of the switch. The General Cable Group uses its own switches to route its customers' calls to other customers within the General Cable Group's networks and to other customers of other telephone companies in the UK or elsewhere through network interconnections with BT, CWC and other operators.

  The Consumer and Small Business Division also provides entertainment and information programming to the homes of cable television subscribers who pay a monthly fee for the service, including use of the converter boxes (if the converter box is not purchased). The Consumer and Small Business Division currently offers its cable television subscribers an analogue service comprising a choice of basic channel packages and supplementary premium channels. Such channels include news services, sports channels, movies, music, ethnic and foreign language channels. The monthly fee for cable television services currently ranges from approximately (Pounds)15 to (Pounds)19, including VAT, for a basic service to approximately (Pounds)42 to (Pounds)46, including VAT, for a subscriber choosing a wide range of channels including the principal premium channels. The rates charged to customers who commenced subscribing to cable television services prior to 1 October 1997 and who also subscribe to telephony services is (Pounds)3 to (Pounds)5 less per month than the rates set out above.

  General Cable believes that the availability of a wide variety of quality programming is an important factor in influencing a consumer's decision to subscribe for and retain a cable television service. Consequently, the Consumer and Small Business Division devotes substantial resources to providing access to a wide range of programming. Each System carries a number of alternative packages consisting of terrestrial ("over-the-air"), cable-exclusive satellite and local channels, as well as premium sports and movies as pay services, totalling approximately 50 channels.

  Although various sources of programming are available to cable operators in the UK, BSkyB currently is the industry's and the Consumer and Small Business Division's principal programming supplier. BSkyB provides the industry with a range of programming, including some of the programming purchased by the Consumer and Small Business Division, and is the principal provider of multi-channel television services in the UK. BSkyB is also the sole source of certain popular television programmes, including various sporting events, such as live broadcast of English Premier League football. BSkyB's contract for English Premier League football has been referred for review by the Restrictive Practices Court. The Consumer and Small Business Division's previous programming arrangements with BSkyB expired in February 1997, and are now subject to BSkyB's standard industry trading terms. BSkyB currently provides the Consumer and Small Business Division with eight channels (including The Disney Channel), four premium, three bonus and one basic, on a non-exclusive basis. BSkyB also offers these programming arrangements (together with additional programming) to its DTH satellite customers and is expected to provide elements of its programming to BDB as well as its own future DTH digital satellite customers. The terms of the BSkyB arrangements generally require General Cable to pay a monthly fee to BSkyB for programming based on the number of residential and commercial (principally hotel) customers subscribing to the various BSkyB channels at the end of each month. The fees are different for residential and commercial subscribers and vary by channel. The rate card provides for annual increases on the basic channel prices, and premium channel prices are linked to DTH retail prices, which historically have increased on an annual basis. BSkyB's position in the pay-TV market has been reviewed by the OFT.

SECTION THREE                                                GENERAL INFORMATION

  In October 1997, General Cable entered a consortium with other UK cable operators to provide a pay-per-view movie service for their cable television subscribers, marketed as "Front Row". The joint venture has entered into contracts with Columbia Tristar, Warner Brothers and Buena Vista International and additional contracts with other studios are currently under negotiation. General Cable began providing the Front Row service to its customers in March 1998.

  General Cable believes that digital television services will be introduced in the UK in 1998, at least on a limited basis. General Cable's own plans for introducing digital television services are in the development phase with plans to launch digital services during the first quarter of 1999. No final decision has been taken with respect to the technology to be deployed, or the services that will be offered to those markets. However, General Cable believes that digital technology will provide the basis for the introduction of interactive services, including access to the Internet, through cable television using the capabilities of digital set top boxes.

  In addition to providing access to interactive services through digital television technology, General Cable expects to introduce fast access to the Internet and other data based services through deployment of cable modem services in the future. Deployment of these services is dependent upon definition of commercially acceptable standards on an industry-wide basis. No agreement on such technical standards has yet been reached. In the meantime, General Cable is seeking to benefit from the growth of Internet based services through establishing commercial relationships with Internet service providers rather than becoming an Internet service provider itself.

  The Consumer and Small Business Division continues to emphasise improving services being provided to its customers through ongoing investment in information technology, including call centre management procedures.

GENERAL TELECOM
  General Telecom provides larger business customers with the services offered to the residential telephony market, such as call transfer, three-party calling, call forwarding and speed-dialling as well as a variety of other services, including data transmission services, either through point-to-point links or bandwidth on demand. In addition, services that General Telecom provides to the business market include:

  . Advanced voice services. Advanced voice services include CENTREX services, Virtual Private Networks, Automatic Call Distribution, Number Translation Services, Number Portability and Indirect Access. These services provide a variety of methods by which customers gain enhanced services without necessarily having to invest directly in additional equipment.

  . High-speed data services. High speed data services, including ISDN, DASS2, DPNSS, FR (frame relay, a communication protocol allowing the conveyance of data up to two megabits per second), FDDI (fibre distributed data interface) and up to 155 megabits per second ATM, permit rapid exchange of data between subscriber-owned private exchanges or between computers.

  . Leased lines. Leased lines permit the subscriber to rent a circuit between two points (e.g., between two office buildings) at favourable rates. The subscriber can choose circuit capacities from 64 kilobits for voice to 155 megabits for computer, other data, or multiplexed voice applications.

  . Bandwidth on demand. As a result of each System's network architecture, variable capacity can be allocated for limited periods of time, thus reducing the cost for the customer and maximising the usage of the network for the operator.

  . Wide Area Network. A WAN (wide area network) provides a link (bridge) between LANs (local area networks), typically connecting computers.

SECTION THREE                                                GENERAL INFORMATION

  . Switched Data Network. Through the data networks acquired in connection with the Imminus acquisition, General Telecom offers managed data services, hosting web servers and e-mail and securing Internet platforms. The network utilises managed router, frame relay, X-25 and ATM technologies. In addition, the General Cable Group offers system integration services.

  Business telecommunications is a significant contributor to the General Cable Group's revenue, and it is expected to remain a major source of revenue in the future. General Cable believes that the revenue and cost attributes of this market are particularly attractive as business telecommunications customers generally produce significantly higher average revenue per line than do residential customers.

  Business users frequently require higher transmission capacity to provide for high speed data lines between computers, for video conferencing and for other applications. For example, although business voice telephony and residential voice telephony require transmission capacity of approximately 64 kilobits per second per call, business video conferencing requires between 144 and 1,500 kilobits per second, and certain business computer data applications can require up to 155 megabits per second. General Telecom's advanced networks are capable of providing these services. In addition, the specialised requirements of certain business markets for data transmission allow the General Cable Group an opportunity to develop services that provide a competitive advantage compared to operators not offering similar services. Servicing these markets typically requires national capability. General Telecom manages the business telecommunications operations within the Western London System and the Yorkshire System as well as throughout the UK. Within the Western London and the Yorkshire franchise areas, General Telecom operates under the respective Systems' Telecommunications Act Licences. Outside such franchise areas, however, General Telecom operates under the General Telecommunications Limited and Imminus Telecommunications Act Licences.

  In the future, General Cable believes that business customers increasingly will turn to telecommunications suppliers that have the ability to deliver high capacity advanced voice and data services. General Cable places, and expects to continue to place, a high degree of emphasis on having the latest available technology to provide its customers with competitive services.

NETWORK DIVISION

  The Network Division is responsible for managing the Yorkshire System and the Western London System network operations, including construction of networks and sourcing interconnection and lease capacity from various interconnected operators. Construction of networks is capital intensive, requiring substantial investment. See "-- Description of Networks --Network Construction".

  The Systems have extended their range of interconnect suppliers, thereby reducing the wholesale cost of providing their telephony services in both business and residential markets. With effect from 1 January 1998, the Network Division is responsible for negotiating improved interconnect terms from the market. General Cable expects the General Telecom and Consumer and Small Business Divisions to continue to benefit from improvements in the interconnection rates that the General Cable Group pays during 1998, and it intends to expand the range of suppliers further, where it is cost effective to do so.

SOURCES OF REVENUE
  General Cable generally derives revenue from the following sources in connection with the business telecommunications, residential telephony and cable television services it offers to its customers:

TELECOMMUNICATIONS REVENUE
  . Basic telecommunications charges -- charges for initial connection, exchange line rental and usage.

  . Feature charges -- charges for features such as call forwarding, call waiting, three-way calling and voicemail (although some of these features are, in some cases, offered free of charge in order to encourage increased traffic).

SECTION THREE                                                GENERAL INFORMATION

  . Enhanced services charges -- charges to business customers for various special services and facilities including CENTREX, high speed data, leased line, VPN and WAN.

  . Managed data network charges -- charges to business customers for implementing and managing data networks; charges may include guaranteed minimum usage commitments.

CABLE TELEVISION REVENUE
  . Basic programming -- a monthly fixed charge for use of the converter boxes and a package of television channels; programming is usually offered in tiers, with a larger basic package of programming carrying a higher monthly charge.

  . Pay programming -- an additional monthly fixed charge for certain channels; these channels are offered at varying prices depending on the combination of channels chosen by the subscriber; pay channels may only be obtained as a supplement to basic programming.

  .  Pay-per-view -- subscribers pay on a per programme basis.

  . Home shopping -- a percentage of the value of any goods sold is paid to the Systems.

RELATIONSHIPS AMONG OWNERS OF THE SYSTEMS

  The following is a brief description of the owners of the Systems and the material provision of Cable Corporation's Articles of Association, the Birmingham Cable Articles and related and other agreements. General Cable's investments in Cable Corporation, Yorkshire Cable and Filegale were transferred at book value to GCH, a wholly-owned subsidiary of General Cable, on 31 December 1997 in connection with the Group's restructuring and refinancing. See "-- Recent Developments".

THE CABLE CORPORATION LIMITED

  Cable Corporation owns the entire issued share capital of WTL and Middlesex Cable Limited ("MCL"), the holders of the Windsor and the Hillingdon & Hounslow licences, respectively. General Cable, through GCH, owns 83.5% of the ordinary share capital of Cable Corporation, with the remaining 16.5% owned by TCHL. In addition, General Cable, through GCH, holds two special shares which provide General Cable with certain rights as described below.

  The relationships between Cable Corporation and its shareholders are governed by a number of agreements and by certain provisions of Cable Corporation's Articles of Association, certain material provisions of which are summarised below. This summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the agreements and Cable Corporation Memorandum and Articles of Association.

  The Western London System has entered into a management agreement with General Cable whereby General Cable has the right, subject to the overall direction and control of the respective boards of directors, to manage the day-to-day business and affairs of the Western London System. General Cable is entitled to an annual management fee equal to 1% of the Western London System's total revenue (subject to a minimum of (Pounds)420,000 per annum). In addition, General Cable is reimbursed for its reasonable costs in managing the Western London System. Either party may terminate the agreement in certain circumstances, including circumstances in which the other party is in material breach of the agreement or becomes insolvent.

  The Western London System has also entered into a consultancy agreement with Telewest Communications Group Limited ("TW"), a subsidiary of Telewest, whereby TW provides support services with respect to the design, construction and operation of the Western London System, including the marketing and pricing of services provided by the Western London System. TW receives an annual fee equal to the greater of (i) its costs in providing a consultant (subject to a minimum of (Pounds)300,000) or (ii) an amount equal to a percentage (1.75% in 1996 and 1.5% thereafter) of the gross telecommunications revenues (subject to a maximum of (Pounds)5 per home), although the parties agreed to a lower fee in 1996. The consultancy agreement will continue until terminated by either party giving

SECTION THREE                                                GENERAL INFORMATION
notice prior to December 31 in any year beginning in 1997, such termination to be effective on December 31 of the following year. TW has the right to terminate the agreement at any time prior to 31 December 1998 on giving twelve months' prior written notice. The terms of the GCH financing generally prohibit the payment of management fees.

  Under Cable Corporation's articles of association, the consent of each Significant Investor in Cable Corporation (defined for the purposes of this subsection as an investor who, together with any subsidiaries, controls not less than 15% of the issued ordinary share capital of Cable Corporation) is required before certain actions may be taken by Cable Corporation or any of its subsidiaries. Matters requiring the consent of a Significant Investor include substantial acquisitions or disposals, applications for or acquisitions of certain franchises or licences, changes in control of material subsidiaries, the creation of certain joint ventures or similar arrangements, and certain borrowings or arrangements for the provision of security.

  Each Significant Investor has the right to appoint up to two directors to Cable Corporation's board of directors. The articles of association of Cable Corporation generally prohibit a shareholder from transferring legal or beneficial ownership of its shares without giving each other shareholder a right of first refusal to acquire its proportionate amount of such shares. Transfers by certain corporate shareholders to affiliates generally are excluded from this restriction.

  As the holder of two special shares of Cable Corporation, General Cable, through GCH, also has the right, in respect of each special share it holds, to appoint three directors to Cable Corporation's board of directors and its consent is required to increase the number of directors beyond 11 or to any resolution varying or modifying the rights attaching to the special shares. General Cable has, however, agreed with Cable Corporation not to dispose of, or exercise any rights attaching to, one of these special shares. In addition, Cable Corporation's financing arrangements require General Cable, through GCH, to own not less than 80% of the ordinary share capital of Cable Corporation.

  In March 1996, Cable Corporation entered into financing arrangements, including a nine-year (Pounds)16 million loan facility and certain finance leases to finance the construction of its network and operations (the "Cable Corporation Credit Facility"). The Cable Corporation Credit Facility was terminated in December 1997 when Cable Corporation was party to a re-financing of GCH, under which GCH received a revolving and term credit facility of up to (Pounds)500 million.

BIRMINGHAM CABLE CORPORATION LIMITED

  Birmingham Cable owns the entire issued share capital of Birmingham Cable Limited, the holder of the Birmingham franchise. Birmingham Cable's shareholders are TCHL and Comcast as joint shareholders (approximately 55% in total) and General Cable (approximately 45%), excluding interests aggregating approximately 0.1% held by minority investors.

  The relationships between Birmingham Cable and its shareholders are governed by a number of agreements and by the provisions of the Birmingham Cable Articles, certain material provisions of which are summarised below. This summary does not purport to be complete and is subject to, and qualified in its entirety, by reference to the agreements and the Birmingham Cable Articles. In particular, this summary does not purport to provide a comprehensive description of arrangements between Telewest and Comcast in relation to Birmingham Cable.

  Birmingham Cable's board is comprised of nine directors, two of which are independent directors (including the Chairman), four of which are appointed or nominated by Telewest and Comcast jointly as a Majority Investor (defined as a person or persons holding (alone or together) more than half of the issued ordinary share capital of Birmingham Cable), and three of which are appointed or nominated by General Cable. If General Cable's interest in Birmingham Cable (measured by reference to its percentage interest in the nominal value of the issued ordinary share capital held by General Cable (and

SECTION THREE                                                GENERAL INFORMATION
any subsidiary, holding company or subsidiary of such holding company)) falls below 30%, its right to appoint and maintain directors will change as follows: between 20% and 29.9%--two directors; between 10% and 19.9%--one director; and less than 10%--no directors).

  General Cable has the right to propose the candidate for any appointment by Birmingham Cable's board of a new Chief Financial Officer. Telewest and Comcast jointly have the right to propose the candidates on any appointment by the board of a new Managing Director.

  General Cable has a consultancy agreement with Birmingham Cable whereby General Cable provides advice on the development and operation of business telecommunications. Under other consultancy agreements with Birmingham Cable, a Telewest subsidiary and a Comcast subsidiary provide certain consulting services in relation to cable television and telecommunication operations. General Cable and the other consultants will also provide advice on the financial management of Birmingham Cable including matters of strategy and preparation of budgets. Each agreement will terminate in April 2000, subject to Birmingham Cable's right to extend the term of the agreements by up to two further five-year periods and one final three-year period, which Birmingham Cable has agreed to do where it would be reasonable to do so. Birmingham Cable will have the right, upon not less than six months' notice, to terminate the agreements after April 2000. It is anticipated that management fees will not be payable in the immediate future as a result of restrictions in the terms of Birmingham Cable's financing arrangements.

  The Comcast affiliate and the Telewest subsidiary have a management agreement with Birmingham Cable whereby they have the right, subject to the overall direction and control of the Birmingham System boards of directors, to manage the day-to-day business and affairs of the Birmingham System. The management agreement may be terminated by Birmingham Cable upon 12 months' prior written notice if the joint shareholding of Comcast and Telewest ceases to be the largest shareholding in Birmingham Cable but only if requested by the new Principal Shareholder (as defined in such management agreement). No remuneration is payable under the management agreement but reasonable out-of-pocket expenses are reimbursed.

  The Birmingham Cable Articles give certain rights to Significant Investors (defined for the purpose of this subsection as shareholders holding (alone or together) at least 33.33% of the issued ordinary share capital of Birmingham Cable). General Cable is currently a Significant Investor and Comcast and Telewest are deemed a single Significant Investor as they hold their interests jointly. The consent of Significant Investors is required before certain actions may be taken by Birmingham Cable or any of its subsidiaries. Matters requiring the consent of Significant Investors include substantial acquisitions or disposals, applications for or acquisitions of certain franchises or licences, changes in control of material subsidiaries, the creation of certain joint ventures or similar arrangements, and certain borrowings or arrangements for the provision of security. Certain other acquisitions or disposals, any change in control of any subsidiary and any application for or acquisition of a franchise or licence (whether or not they would require the consent of any Significant Investor) require the consent of the Majority Investor. The Birmingham Cable Articles generally prohibit a shareholder from transferring legal or beneficial ownership of its shares without giving each other shareholder a right of first refusal to acquire its proportionate amount of such shares. Transfers by certain corporate shareholders to affiliates generally are excluded from this restriction. The Birmingham Cable Articles further provide that the consent of Telewest is required to issues and transfers of shares to persons (other than pro rata to the other members of Birmingham Cable) engaged in the provision or operation of telecommunication services and the consent of Comcast is required to issues or transfers of shares to persons (other than pro rata to the other members of Birmingham Cable) engaged in the provision of cable television communication systems or the operation of cable television or communication systems.

  General Cable previously had an arrangement with Telewest and Comcast under which put options were granted in respect of the parties' shareholdings in Birmingham Cable. These arrangements were terminated in December 1995.

SECTION THREE                                                GENERAL INFORMATION
EMPLOYEES

  As at 31 December 1997, General Cable, Cable Corporation, Yorkshire Cable, Birmingham Cable and Imminus had a total of 2,002 employees. None of these employees is represented by a labour union. Neither General Cable nor Cable Corporation, Yorkshire Cable, Birmingham Cable or Imminus has experienced a work stoppage and General Cable believes that the relations of General Cable and Cable Corporation, Yorkshire Cable, Birmingham Cable and Imminus with their respective employees are good. The following table shows the average number of employees during each of the three years ended 31 December:

                                                                1995  1996  1997
                                                               ----- ----- -----
General Cable.................................................    18    27    42
Cable Corporation.............................................   337   401   475
Yorkshire Cable...............................................   544   648   707
Birmingham Cable..............................................   571   639   678
Imminus.......................................................   N/A   N/A   100
                                                               ----- ----- -----
  Total employees............................................. 1,470 1,715 2,002
                                                               ===== ===== =====

DIRECTORS

  The current directors of General Cable are: Sir Anthony Cleaver, Philippe Galteau, Jean Claude Banon, Dr. George Gray, Ian Gray, David Miller, W.A. Rice, Cheryl Tritt and Michel Villaneau.

SECTION FOUR                                                 GENERAL INFORMATION
--------------------------------------------------------------------------------
SECTION FOUR

INFORMATION ON THE COMBINED GROUP

--------------------------------------------------------------------------------

BUSINESS OF THE COMBINED GROUP

OVERVIEW

  Telewest believes that the Merger will strengthen the strategic position of the Combined Group as a leading cable operator in the UK. The Combined Group will own and operate the 28 franchises owned by the Telewest Group, the six franchises owned and operated by the General Cable Group through its wholly owned subsidiary, Yorkshire Cable and the two franchises owned by Cable Corporation, which currently is jointly owned by the Telewest Group and the General Cable Group (the "Combined Group Owned and Operated Franchises"). The Combined Group expects it will also own at least 49.90% of Birmingham Cable (representing the 27.47% interest in Birmingham Cable currently owned by the Telewest Group and Telewest's pro rata share (49.90%) of General Cable's 44.95% interest in Birmingham Cable that is expected to be offered to Telewest, Comcast and the other Birmingham Cable shareholders as described under "--
 Section One -- The Merger and Related Matters -- Birmingham Cable and Cable London") and approximately 50.0% of Cable London (the "Combined Group Affiliated Companies"). Birmingham Cable and Cable London together own and operate six affiliated franchises (the "Combined Group Affiliated Franchises"). The Combined Group Owned and Operated Franchises and the Combined Group Affiliated Franchises will cover approximately 32% of the homes in the UK areas for which cable franchises have been awarded.

  The following table sets out the approximate number of homes, equity homes, businesses and equity businesses in the Telewest Group and the General Cable Group as at 31 March 1998 and in the Combined Group on a pro forma basis assuming the Merger had been completed on 31 March 1998:

                                                       COMBINED
                                  GENERAL CABLE           GROUP
                   TELEWEST GROUP  GROUP (1)(2) TOTAL (1)(2)(3)
Homes                5,199,000      1,667,000      6,074,100
Equity Homes         4,367,000      1,355,000      5,722,000
Businesses             344,000        104,000        399,500
Equity Businesses      289,000         84,000        373,000

------------

(1) The data contained in this table under "Telewest Group" and "General Cable Group" are taken from the tables on pages I-19 and I-39, respectively, of this Part I and the total amounts contained under "Combined Group Total" are the aggregate of the amounts under "Telewest Group" and "General Cable Group".

(2) The data with respect to "Homes" and "Businesses" for the Telewest Group and the General Cable Group include all the homes and businesses in Birmingham Cable; however, such duplication has been eliminated in the data for the Combined Group.

(3) Information with respect to the Combined Group reflects the Combined Group's equity interest based on the assumptions set out on page I-10 (including that the Combined Group will own approximately 72% of Birmingham Cable and approximately 50% of Cable London).

SECTION FOUR                                                 GENERAL INFORMATION

  The following table sets out certain pro forma operating information concerning the Combined Group Owned and Operated Franchises as at 31 December 1995, 1996 and 1997 and 31 March 1998. The following table also sets out certain information concerning the Combined Group Affiliated Franchises as at 31 December 1995, 1996 and 1997 and 31 March 1998. This pro forma information reflects the position as if the Merger had been completed on 31 December 1994. All the data set out below under "Combined Group Owned and Operated Franchises" and "Combined Group Affiliated Franchises" have been extracted from the annual financial statements, or quarterly, interim or annual announcements of financial results and/or operating statistics of Telewest and General Cable.

--------------------------------------------------------------------------------

                         COMBINED GROUP OWNED AND            COMBINED GROUP AFFILIATED
                          OPERATED FRANCHISES (1)                FRANCHISES (1)(2)               COMBINED GROUP TOTAL (1)(3)
                  --------------------------------------- -------------------------------- ---------------------------------------
                           31 DECEMBER          31 MARCH        31 DECEMBER       31 MARCH          31 DECEMBER           31 MARCH
                  ----------------------------- --------- ----------------------- -------- ----------------------------- ---------
                       1995      1996      1997      1998    1995    1996    1997     1998      1995      1996      1997      1998
CABLE TELEVISION
Homes passed      2,451,777 3,125,999 3,763,765 3,793,885 344,690 444,404 496,631 500,379  2,796,467 3,570,403 4,262,396 4,294,264
Homes passed and
 marketed         2,218,010 2,837,343 3,409,498 3,461,654 335,495 418,928 484,070 477,691  2,553,505 3,256,271 3,893,568 3,939,345
Basic
 subscribers        478,772   639,681   722,794   731,073  90,402 114,518 126,149 128,182    569,174   754,199   848,943   859,255
RESIDENTIAL
 TELEPHONY
Homes passed      2,200,505 2,947,143 3,585,281 3,615,401 342,560 427,190 498,981 500,797  2,543,065 3,374,333 4,084,262 4,116,198
Homes passed and
 marketed         2,023,018 2,755,752 3,376,590 3,430,181 332,918 416,414 484,494 477,691  2,355,936 3,172,166 3,861,084 3,907,872
Residential
 lines connected    528,481   756,245   999,665 1,032,002  78,742 105,696 131,576 136,816    607,223   861,941 1,131,241 1,168,818
BUSINESS
 TELEPHONY
Business
 subscribers         17,500    25,414    30,609    31,946   2,464   3,448   4,198   4,460     19,964    28,862    34,807    36,406
Business lines
 connected           58,989    98,450   146,250   158,485   8,694  12,814  20,416  22,055     67,683   111,264   166,666   180,540

------------

(1) The information contained in this table under "Combined Group Owned and Operated Franchises" and "Combined Group Affiliated Franchises" is taken from the tables on pages I-19, I-31 and I-39 of this Part I, and the total amounts contained under "Combined Group Total" are the aggregate of the amounts under "Combined Group Owned and Operated Franchises" and "Combined Group Affiliated Franchises".

(2) Information with respect to the Combined Group Affiliated Franchises reflects the Combined Group's equity interest based on the assumptions set out on page I-10 (including that the Combined Group will own approximately 72% of Birmingham Cable and approximately 50% of Cable London).

(3) This pro forma does not purport to represent what the operating information of the Combined Group Owned and Operated Franchises would actually have been had the Merger been completed as at 31 December 1994 and does not purport to project the Combined Group's results of operations for any future period.

  Telewest believes the Combined Group's advanced network will enable it to provide customers with a range of interactive and integrated entertainment, telecommunications and information services. Telewest also believes the Combined Group will benefit from the Interfranchise Network which will link all of the Combined Group's regional locations. The network is currently substantially complete and is expected to be completed in August 1998.

SECTION FOUR                                                 GENERAL INFORMATION

RATIONALE FOR THE MERGER
  The UK cable industry is currently undergoing significant structural change. Recent corporate activity has highlighted the potential commercial benefits available from consolidation, principally economies of scale together with increased purchasing power and operational efficiency.

  Telewest believes that the businesses of Telewest and General Cable are complementary and that benefits will arise from combining them. In addition, Telewest believes that the Combined Group will be better placed to benefit from the development of the UK cable industry as a result of the greater scale and scope of its operations.

  Telewest believes that the combination of Telewest and General Cable will strengthen the Combined Group's position as a leading provider of voice, video and data services. Telewest expects that the Combined Group will have a stronger competitive position than either of its constituent companies as a provider of packaged services for residential and business customers within its franchises. Telewest believes that the Combined Group's national and local broadband network will provide access to approximately 24% of all UK households. As a result, Telewest believes the Combined Group will be a more powerful competitor in both the business and residential markets.

  Specifically, Telewest believes the Merger will:

  . strengthen the Combined Group's ability to deliver advanced business voice and data services, digital television and high-speed Internet access using its broadband network;

  . accelerate the development of the Combined Group's business telephony capabilities using General Cable's expertise in this area and enable the Combined Group to develop a wholesale telephony business;

  . produce incremental revenue from delivering integrated services to residential market segments across a larger subscriber base; and

  . allow the Combined Group to achieve cost savings and scale economies from reducing interconnection and programming costs, consolidating network operations and maintenance, and removing duplicate overheads.

  There can be no assurance that Telewest will be able to successfully integrate General Cable or to realise the anticipated benefits of the Merger. See "-- Section Six -- Risk Factors". The extent and timing of achieving these potential benefits will depend on, among other things, the continued availability of the necessary funding. See "-- Working Capital".

STRATEGY FOR THE COMBINED GROUP

  Telewest's immediate objective will be to successfully integrate General Cable in order to achieve, over time, the benefits of the Merger. In the short term, Telewest expects the Groups to continue to pursue their current corporate strategies, around which their existing financing facilities are tailored. During this time the management of the Combined Group will evaluate how best to optimise the potential economies of scale and other opportunities available to it. Thereafter, and subject to any changes necessary to ensure availability of the necessary funding under existing or new facilities, Telewest expects the strategy of the Combined Group to focus on:

  . building on the initial success of trials of its Millennium package to re-market its residential customer base by providing competitive and flexible packages of integrated entertainment, information and telecommunications services;

  . increasing the emphasis on penetration of the business market and, in particular, larger business customers through the offer of a range of facilities-based network services, including voice, data and Internet services, building on General Cable's specialised business telephony expertise;

SECTION FOUR                                                 GENERAL INFORMATION

  . negotiating more flexible programming arrangements with its principal programming suppliers to support the offer of a wider range of packaged services and reduce its reliance on its dominant programming suppliers;

  . maximising use of the Interfranchise Network, thereby reducing reliance on BT and Mercury for call switching and conveyance;

  . continuing to develop new sales distribution channels, thereby reducing reliance on more costly forms of direct sales programmes and increasing utilisation of more cost-effective local radio and newspaper advertising by building on the greater geographical concentration of the Combined Group's residential customer base;

  . developing a wholesale telephony offering targeted at business customers for the carriage of voice and data using the substantial capacity provided by the Interfranchise Network; and

  . positioning itself as a leader in selected new broadband services (e.g., digital, high-speed data and interactive services) that Telewest believes will provide new revenue streams.

ACQUISITIONS AND DISPOSALS

  The Combined Group's strategy following the completion of the Merger will be to build on its existing customer base and increase penetration and revenues per customer. In order to increase revenues and economies of scale, however, the Combined Group may from time to time acquire one or more new or existing franchises either in public tenders by the ITC, acquisitions from other cable operators or acquisitions of other cable operators. Telewest believes that there may be attractive opportunities for acquisitions or franchise exchanges in the future. Any such acquisitions or franchise exchanges may be funded, to the extent available, from internally generated funds, the incurrence of indebtedness or the issuance of equity, or a combination thereof.

  See "-- Section One -- The Merger and Related Matters -- Birmingham Cable and Cable London" for a description of potential acquisitions by the Telewest Group of additional interests in Birmingham Cable and Cable London from Comcast.

RECENT RESULTS AND FUTURE OUTLOOK

  In the announcement of Telewest's quarterly results for the three months ended 31 March 1998, Telewest indicated that the results reflected substantial progress following the restructuring of Telewest's business towards the end of 1997. As at 31 March 1998, Telewest's Owned and Operated Franchises and Affiliated Franchises serviced 1,106,169 customers with revenue for the three months ended 31 March 1998 of (Pounds)110.4 million, representing a 22.2% increase from the comparable period of 1997 and all revenue streams contributing to such growth. The quarterly results for the three months ended 31 March 1998 are included elsewhere in this document.

  Telewest has already started the planning process for the integration of the Groups. With the strong results of the first quarter of 1998 and the inclusion of General Cable as part of the Combined Group, Telewest believes that the Combined Group is well positioned for the future.

DIVIDEND POLICY

  Telewest has not paid any dividends to date on the Telewest shares or Telewest Convertible Preference shares and does not currently intend to pay dividends on the Telewest shares or Telewest Convertible Preference shares. General Cable has not paid any dividends to date on the General Cable shares. Telewest intends to retain earnings, if any, for the foreseeable future to fund the development and growth of the business of the Combined Group. In addition, the ability of certain direct and indirect subsidiaries of Telewest to pay dividends, or to make advances or other payments to Telewest or other members of the Telewest Group for the payment of dividends is effectively prohibited by the terms of certain financing arrangements. See "-- Section Seven --
 Additional Information -- Financing Arrangements". However, if any dividends are paid, holders of Telewest ADSs will receive their dividends net of fees, expenses and taxes, if any, withheld by the Depositary, pursuant to the terms of the Deposit Agreement relating to the Telewest ADSs. See "-- Section
Seven -- Additional Information -- Description of American Depositary
Receipts".

SECTION FOUR                                                 GENERAL INFORMATION

FINANCIAL YEAR END

  The financial year end for Telewest following the Merger will continue to be 31 December of each year, as it is for General Cable.

WORKING CAPITAL
  Following the Merger, the Combined Group will contain a number of individual borrowing groups (a Telewest group, a General Cable group, a Birmingham Cable group and a Cable London group) with generally separate financing arrangements, the terms of each of which have been structured to reflect the anticipated net funding requirements of the relevant borrowing group based on its existing strategy. Amongst other things, these financing arrangements restrict borrowing and other funds flowing between the different borrowing groups. The anticipated net funding requirements of each borrowing group represent the anticipated cost of completing the construction of that group's franchises, the anticipated cost of its operations, the anticipated net interest on its debt and repayment of the principal of such debt less the anticipated net revenue generated.

  As discussed in "-- Strategy for the Combined Group", Telewest will, following completion of the Merger, consider how best to optimise the potential economies of scale and other opportunities available to the Combined Group. This may result in changes to the existing strategies of certain of these borrowing groups which may affect their anticipated net funding requirements and necessitate amendments to, or refinancings of, one or more of the Combined Group's financing arrangements. There can be no assurance that such amendments or refinancings would be achievable or achievable on acceptable terms.

  Several of the Combined Group's financing arrangements limit the amount of credit available to the relevant borrowing group to declining multiples over time of its net operating cash flow and contain covenants (including covenants linked to achieving certain levels of net operating cash flow), the breach of which could result in all amounts outstanding under the relevant arrangement or arrangements becoming due immediately. There can be no assurance that the actual net funding requirements of individual borrowing groups (or the Combined Group as a whole) will not be more than, or that their net operating cash flows will not be less than, those currently anticipated. Differences may result from the actual cost of constructing the network and operating the business and/or the amount of revenues derived varying considerably from those currently anticipated because they depend on many factors, including the numbers of subscribers and the services for which they subscribe and changes in technology. To the extent that differences arise, there can be no assurance that such differences may not necessitate obtaining additional financing and/or amendments to or refinancings of one or more of the Combined Group's financing arrangements and that such new financing and/or amendments or refinancings may be available or available on acceptable terms. Furthermore, if the Combined Group were to fail to be in compliance with the other terms and conditions governing the availability of funds under its financial arrangements, the Combined Group's ability to meet its anticipated net funding requirements may be impaired.

  As discussed under "-- Section One -- The Merger and Related Matters -- Birmingham Cable and Cable London", the Telewest Group expects in due course to serve notice on General Cable requiring General Cable to sell its holding of shares in Birmingham Cable to Telewest for (Pounds)100 million, subject to the operation of the pre-emptive provision in the Birmingham Cable Articles. Telewest intends to fund such purchase with the proceeds of the Unsecured Notes. The obligation to purchase the Unsecured Notes is subject to a number of conditions. Although the Telewest Group believes that these conditions will be satisfied, there can be no assurance that all of the conditions will be satisfied and that the necessary funds for such purchase will be available from the Unsecured Notes or otherwise. See "-- Section Seven -- Additional Information -- Financing Arrangements -- New Financing to be Provided in Connection with the Merger".

  Subject to the above, Telewest is of the opinion that, taking into account the Combined Group's existing financing arrangements and anticipated revenues and the proceeds of the Pre-emptive Issue, the

SECTION FOUR                                                 GENERAL INFORMATION
Combined Group has sufficient working capital to meet its anticipated net funding requirements over the period to 31 December 1999.

  The Combined Group may require additional funding after 31 December 1999. If additional funding were to be required before or after this date, the Combined Group would review the alternative funding sources then available but would currently intend to obtain this funding from institutional debt offerings in the US or Europe and/or syndicated bank financing although there can be no assurance that such funding or any other funding will be available to the Combined Group, or that the Combined Group will not elect to use alternative funding sources (including public debt offerings in the UK or Europe).

BOARD OF DIRECTORS

  Telewest intends that, following completion of the Merger, the Board will initially consist of up to 14 Directors comprising seven non-executive Directors (designated by MediaOne, TINTA, Cox, SBC and Vivendi), four executive Directors and three non-executive independent Directors. Following the completion of the Merger, the individuals set out below are expected to serve as Directors of Telewest. All such individuals other than Messrs. Rice and Villaneau are currently Directors of Telewest. Messrs. Rice and Villaneau are directors of General Cable, and will be appointed as Directors of Telewest upon completion of the Merger. Telewest expects to appoint an executive member of the General Cable Board as a Director of Telewest if terms are agreed with the appropriate individual.

DIRECTORS
NAME                           AGE POSITION HELD
Arthur Gary Ames               53  Chairman*
Anthony William Paul Stenham   66  Deputy Chairman*
Lord Borrie QC                 67  Director*
Stephen Marc Brett             57  Director*
Charles Burdick                47  Group Finance Director
David John Evans               56  Director*
William Anthony Rice           46  Director*
James Oliver Robbins           55  Director*
Robert Wayne Shaner            49  Director*
David Van Valkenburg           56  Acting Chief Executive Officer
Michel Jean Charles Villaneau  62  Director*

------------
*Non-Executive

  Mr. Ames has served as the non-executive Chairman of the Board of Telewest since April 1998 and as a non-executive director of Telewest since November 1995. He is the President and Chief Executive Officer of MediaOne International, based in London, and is responsible for MediaOne International's operations. Mr. Ames has served in this position since July 1995. Previously, from January 1990 to June 1995, Mr. Ames was President and Chief Executive Officer of U S WEST Communications, Inc. (a provider of residential and business telephone services in the US). Mr. Ames also serves as a non-executive director of Albertsons, Inc. (a US supermarket chain) and Tektronix, Inc. (a manufacturer of IT and electronics equipment) and as a non-executive director of Flextech. Mr. Ames is a US citizen and his business address is MediaOne Group, Inc., 7th Floor, Lansdowne House, Berkeley Square, London W1X 5DH, United Kingdom.

  Mr. Stenham has served as a non-executive Director and Deputy Chairman of the Board of Telewest since November 1994 and served as a consultant to the Executive Committee of the Joint Venture from May 1994 until the Joint Venture was acquired by Telewest in November 1994 in connection with Telewest's initial public offering. He was chairman of Arjo Wiggins Appleton plc (a manufacturer and distributor of paper products) from 1990 to November 1997. Previously, Mr. Stenham was a Managing Director of Bankers Trust Company from 1986 to 1990. Mr. Stenham serves

SECTION FOUR                                                 GENERAL INFORMATION

as a non-executive director of various companies, including The Rank Group plc (an entertainment company), Standard Chartered PLC (a commercial bank), Unigate PLC (a manufacturer and distributor of dairy products), Jarrold & Sons (multiple retail shops and specialised printing) and Rothmans International BV (a manufacturer and distributor of tobacco products). Mr. Stenham is a UK citizen and his business address is Broughton House, 6-8 Sackville Street, London W1X 1DD, United Kingdom.

  Lord Borrie QC has served as a non-executive Director of Telewest since November 1994 and served as a consultant to the Executive Committee of the Joint Venture from May 1994 until the Joint Venture was acquired by Telewest in November 1994 in connection with Telewest's initial public offering. He was President of the Institute of Trading Standards Administration from 1992 to 1996 and the Director General of the OFT from 1976 to 1992. Lord Borrie also serves as a non-executive director of The Mirror Group plc (a media company which has an interest in Live! TV (as discussed below)), Woolwich plc (a financial institution), Three Valleys Water plc and Newspaper Publishing plc. Lord Borrie is a UK citizen and his business address is Third Floor, 1 Plowden Buildings, Temple, London EC4Y 9BU, United Kingdom.

  Mr. Brett has served as a non-executive Director of Telewest since April 1998. He is an Executive Vice President, the General Counsel and the Secretary of TCI, having served in these positions since January 1994. He also serves as an Executive Vice President of TCI Communications, Inc. ("TCIC"), having served in that position since October 1997. Previously, Mr. Brett served as Senior Vice President of TCIC from 1991 to October 1997 and he has served as the General Counsel of TCIC since 1991. In addition, he is Vice President and the Secretary of most of TCI's subsidiaries. Mr. Brett is a US citizen and his business address is Telecommunications, Inc., Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111.

  Mr. Burdick has served as acting Group Finance Director since September 1996 and was appointed Group Finance Director in February 1997. He was Vice President Finance and Assistant Treasurer of MediaOne from 1990 to October 1996. Prior to joining MediaOne, Mr. Burdick worked in Treasury and Corporate Development positions at Time Warner Inc. and Carnation International. Mr. Burdick is a US citizen and his business address is Telewest Communications plc, Genesis Business Park, Albert Drive, Woking, Surrey GU21 5RW, United Kingdom.

  Mr. Evans has served as a non-executive Director of Telewest since March 1998. He has been President of TINTA since September 1997 and Chief Executive Officer of TINTA since January 1998. He served as President and Chief Operating Officer of TINTA since September 1997. From July 1996 until August 1997, Mr. Evans was Executive Vice President of The News Corporation Limited and President and Chief Executive Officer of Sky Entertainment Services Latin America, Inc. Previously, from August 1994 to June 1996, he was President and Chief Operating Officer of Fox Television. From May 1993 until July 1994, Mr. Evans served as President of Fox Circle Productions, a division of Fox Television. Prior to joining Fox Television, he served as President of the international division of British Sky Broadcasting, overseeing all international programming and the creation of new channels. Mr. Evans is a US citizen and his business address is Telecommunications International, Inc., 2121 Avenue of the Stars, Suite 1800, Los Angeles, California 90067.

  Following completion of the Merger, it is anticipated that Mr. Rice will be appointed to serve as a Director of Telewest. Mr. Rice has served as a non-executive director of General Cable since October 1997. He has recently been appointed Group Managing Director--Commercial Aircraft at British Aerospace Plc ("BAe"), responsible for the Airbus, Regional Aircraft and Asset Management businesses of BAe. He is also a member of the Group Executive. Prior to his present role he was responsible for British Aerospace Asset Management and before that he was Group Treasurer of BAe. Mr. Rice is a British citizen and his business address is Warwick House, Farnborough Aerospace Centre, Farnborough, Hants GU14 67U, United Kingdom.

SECTION FOUR                                                 GENERAL INFORMATION

  Mr. Robbins was appointed to serve as a non-executive Director of Telewest upon completion of the SBCC Merger in October 1995. He is the President and Chief Executive Officer of Cox, having served as the President of the Cable Division of Cox Enterprises Inc. from 1985 until 1995 and the Chief Executive Officer of Cox Enterprises, Inc. from January 1995. He is a past chairman of the US National Cable Television Association and currently serves on its executive committee. He is also a director of Teleport Communications Group (an information technology company) and NCR Corporation (a local exchange carrier company). Mr. Robbins is a US citizen and his business address is Cox Communications Inc., 1400 Lake Hern Drive, Atlanta, Georgia 30319.

  Mr. Shaner has served as a non-executive Director of Telewest since June 1997. He is President of European and Middle East operations for SBC International, responsible for SBC International's telephony interests in France, Switzerland and the Middle East, having served in this position since March 1997. From 1995 to March 1997 he was President and Chief Executive Officer for SBC International Wireless in France. Previously, from 1991 to 1995, Mr. Shaner was Executive Vice President of Southwestern Bell Mobile Systems in Dallas. Mr. Shaner is a US citizen and his business address is SBC International, Tour D'Esplanade, 92915 Paris, La Defense Cedex, France.

  Mr. Van Valkenburg has served as a Director of Telewest and as Group Operations Director since June 1997 and as Acting Chief Executive Officer since April 1998. He is also Executive Vice President of MediaOne International in London, and, prior to commencing work at Telewest, was responsible for overseeing the development of MediaOne International's broadband cable interests in mainland Europe and South America from January 1996 to June 1997. Previously, from December 1994 until December 1995, he was a senior vice president for the Multimedia Group of U S WEST Media Group, Inc. Prior to this he was President and Chief Operating Officer for MultiVision Cable TV Corp. (a partnership with Merrill Lynch and General Capital Corp.) from April 1990 until December 1994. Mr. Van Valkenburg is a US citizen and his business address is Telewest Communications plc, Genesis Business Park, Albert Drive, Woking, Surrey GU21 5RW, United Kingdom.

  Following completion of the Merger, it is anticipated that Mr. Villaneau will be appointed to serve as a Director of Telewest. Mr. Villaneau has served as a Non-Executive Director of General Cable since December 1989. He is a Director of Vivendi and is also a Director and/or Chairman of numerous Vivendi Group companies engaged in communications businesses. Mr. Villaneau is a French citizen and his business address is Vivendi S.A., CNIT La Defense, 2 place de la Defense, BP415, 92053 Paris la Defense Cedex, France.

BOARD POWERS, COMPOSITION AND TERM OF OFFICE AND QUALIFICATIONS

  The following describes certain provisions of the Articles of Association of Telewest as proposed to be amended upon completion of the Merger.

POWERS

  The Telewest Board of Directors may exercise all the powers of Telewest that are not specifically reserved for the shareholders by the Companies Act, by the Articles or by a special resolution of the shareholders, whether relating to the management of Telewest's business or otherwise. Every Director who is present at a Board meeting shall have one vote. In the case of an equality of votes, the Chairman of the Board has no casting vote. A Director may designate an alternate to attend any Board meeting, and such alternate shall have all the rights of a Director at such meeting.

  The Articles require the vote of a majority of the Directors (or alternates) present at a duly convened meeting for the approval of all Board actions.

COMPOSITION
  The Articles provide that the Board of Directors shall consist of no less than two Directors but do not set a maximum limit on the number of Directors.

SECTION FOUR                                                 GENERAL INFORMATION

  The Articles include provision for the principal shareholders to appoint Directors for so long as they maintain a specified shareholding in Telewest. In relation to each of the TINTA Group and the MediaOne Group, for so long as members of such group hold (whether directly or via its interests in TW Holdings, LLC ("TW Holdings")) at least 15% of the Telewest shares in issue ignoring all ordinary shares issued pursuant to or for the purposes of share options (reduced to 12.5% following certain dilutive issues), it shall have the right to appoint two Directors. Where either group's shareholding is reduced below this level, but remains at more than 7.5%, again ignoring all Telewest shares issued pursuant to or for the purposes of share options (reduced to 5.0% following certain dilutive issues) (defined as a "Lesser Qualifying Interest"), that group shall have the right to appoint one Director. Each of the SBC Group, the Cox Group and the Vivendi Group also have a right to appoint one Director for so long as members of such group hold a Lesser Qualifying Interest. In the case of the Cox Group, Telewest shares transferred to TW Holdings as to which Cox has retained economic rights will be taken into account in determining the level of its interest in Telewest. See "-- Principal Shareholders".

  In calculating the interest of any group for the purposes of the appointment rights summarised above, any Telewest Convertible Preference shares then in issue will be treated as if they had been converted into Telewest shares.

  As a condition to listing of the Telewest shares on the London Stock Exchange, Telewest must demonstrate its "independence" from any "controlling shareholder" (defined in the Listing Rules as a person (or persons acting jointly) who is entitled to exercise or control the exercise of 30% or more of the voting rights at Telewest general meetings or who is able to control the appointment of directors who are able to exercise a majority of votes at Board meetings). As a result of the Relationship Agreement (see below), the TINTA Group and MediaOne Group, are a controlling shareholder for these purposes. To comply with the independence requirement, Telewest must demonstrate that all "significant" decisions can be made by a majority of Directors who are independent of TW Holdings, the TINTA Group and the MediaOne Group as controlling shareholders, and that contractual arrangements to this effect are in place between the controlling shareholders and Telewest. In particular, each of TINTA and MediaOne agrees that for so long as either the TINTA Group or the MediaOne Group holds 15% or more of the shares giving the right to vote at general meetings of Telewest, it will use its voting rights and instruct the Directors nominated by it (subject to their fiduciary duties to Telewest) to exercise their voting rights as Directors such as to ensure that the majority of the Directors are independent of TINTA and MediaOne. The Relationship Agreement includes a number of provisions that are relevant to establishing Telewest's independence from MediaOne and TINTA, and which will apply for so long as TINTA and MediaOne qualify as a controlling shareholder of Telewest for the purposes of the Listing Rules.

  The quorum for a meeting of the Board consists of a majority of the Directors. In the Relationship Agreement, the TINTA Group and the MediaOne Group have agreed that on any matter requiring Board approval they will cause the Directors designated by them to vote together as agreed by them (subject to each Director's fiduciary and other duties to Telewest) or, in the absence of such agreement, to vote together in the manner that would most likely continue the status quo without materially increasing Telewest's financial obligations or materially deviating from its approved budget and business plan. If either the TINTA Group or the MediaOne Group, as the case may be, is precluded from voting on any matter because of a conflict of interest, the members of the other group may vote on such matter as they deem appropriate.

TERM OF OFFICE AND QUALIFICATION

  All Directors of Telewest shall hold office until the next annual general meeting following their elections and, in any event, until their successors have been elected or their earlier resignation or removal from office pursuant to the Articles. Accordingly, at each annual general meeting of Telewest, the term of each of the Directors will expire and all Director nominees will stand for election or re-election.

SECTION FOUR                                                 GENERAL INFORMATION
  There is no maximum age for a Director and no Director is required to own any shares of Telewest.

COMMITTEES

  The Board may delegate any of its power and authority for such time and on such terms and conditions as it deems appropriate to a committee consisting of, subject (as set out below), two or more Directors. Pursuant to the Articles, the chairman and the majority of members of any committee must be independent of both TINTA and MediaOne.

  The Articles provide that, for so long as they have the right to appoint Directors, each committee shall include one representative designated by the TINTA Group and one representative designated by the MediaOne Group (unless such groups or Directors otherwise consent). In addition, for so long as either the SBC Group, the Cox Group or the Vivendi Group retains the right to appoint a Director, such group shall be entitled to appoint one observer to each committee. For so long as both the SBC Group and the Cox Group retain the right to appoint a Director they shall also together be entitled to designate one representative to the Audit Committee (described below). In the event that either the SBC Group or the Cox Group no longer has the right to appoint a Director, the other shall continue to be entitled to appoint an observer to the Audit Committee. Pursuant to the Articles, for all Board committees other than the Audit Committee, the quorum consists of a majority of the Directors who are committee members. For the Audit Committee, the quorum consists of a majority of the Directors who are Audit Committee members.

  Telewest has established an Audit Committee and a Remuneration Committee, each with formally delegated duties and responsibilities. The Audit Committee is comprised of Telewest's three independent non-executive Directors, one designee from the MediaOne Group and one designee from each of the SBC Group and the Cox Group. Following completion of the Merger the Audit Committee will be chaired by Mr. Stenham and its other members will be Lord Borrie and Messrs. Ames and Rice. Mr. Ames will serve as the representative of MediaOne and Mr. Shaner will serve as the representative of both the SBC Group and the Cox Group. The Audit Committee meets regularly (at least four times per year) and is responsible for ensuring that the financial performance of Telewest is properly measured and reported on and for reviewing reports from the auditors relating to financial statements and internal controls. The Audit Committee has unrestricted access to the independent auditors. The TINTA Group retains the right to appoint a representative to the Audit Committee but has agreed that, for so long as the SBC Group/the Cox Group has the right to appoint a Director, it will not exercise such right. Telewest has agreed that for the period during which the TINTA Group has a right to appoint a representative to the Audit Committee but does not exercise such right, the TINTA Group will be able to appoint an observer to attend meetings of the Audit Committee. Following completion of the Merger, the observer appointed by the TINTA Group will be Mr. Evans.

  The Remuneration Committee is comprised of one of Telewest's independent non-executive Directors, one designee from the TINTA Group and one designee from the MediaOne Group. Following the completion of the Merger, the Remuneration Committee will be chaired by Mr. Stenham, and its other members will be Lord Borrie, Mr. Rice, Mr. Ames and Mr. Evans. Mr. Evans and Mr. Ames will serve as the representatives of the TINTA Group and the MediaOne Group, respectively. The observer appointed by the SBC Group and by the Cox Group to attend meetings of the Remuneration Committee will be Mr. Shaner. The Remuneration Committee meets at least twice per year and is responsible for setting the remuneration and terms of employment of Telewest's senior executives. The Remuneration Committee is also responsible for administering Telewest's share and other employee incentive plans.

REMUNERATION OF DIRECTORS

  Each independent Non-Executive Director of Telewest (other than the Deputy Chairman of the Board) receives an annual payment of (Pounds)20,000. The Deputy Chairman of the Board receives an annual

SECTION FOUR                                                 GENERAL INFORMATION

payment of (Pounds)35,000. Each independent non-executive Director will also receive (Pounds)1,000 for each Board and committee meeting attended and reimbursement for reasonable expenses incurred in the performance of his or her duties as a Director. No compensation is paid to any other non-executive Director or to any of the executive Directors for their service as Directors. For information concerning the compensation of executive Directors, see " --
 Senior Executives -- Executive Remuneration".

SENIOR EXECUTIVES

  Following completion of the Merger, the individuals set out below are expected to serve as senior executives of Telewest. All such persons are currently senior executives of Telewest.

NAME                     AGE        POSITION HELD
David Van Valkenburg     56         Acting Chief Executive Officer
Charles Burdick          47         Group Finance Director
Richard Evans            55         Group Information Technology Director
Adrian Howe              36         Group Financial Controller
Victoria Hull            36         General Counsel and Company Secretary
Howard Watson            35         Managing Director of Network Services
Glenn Tookey             40         Managing Director of Business Services

  Telewest intends to appoint a permanent Chief Executive Officer and a search is currently underway to identify an appropriate candidate.

  For certain biographical information, including business addresses and citizenship, concerning Messrs. Van Valkenburg and Burdick, see "-- Board of Directors". The business address of each of the executive officers listed below is Telewest Communications plc, Genesis Business Park, Albert Drive, Woking, Surrey GU21 5RW, United Kingdom. Each of such executive officers is a UK citizen.

  Mr. Evans has served as Group IT Director of Telewest since July 1996. Previously he worked with Pearl Assurance plc as General Manager of Information Systems from 1992 through June 1996.

  Mr. A. Howe has served as Group Financial Controller of Telewest since May 1995. Previously he worked for BT for four years, his last position being Acting Finance Director of the Personal Communications Division of BT.

  Ms. Hull has served as General Counsel and Company Secretary of Telewest since July 1994. Prior to joining Telewest she was a solicitor in the corporate department of Clifford Chance, where she qualified in 1987.

  Mr. Watson has served as Managing Director of Network Services of Telewest since November 1995. Previously, he was Director of Engineering of Telewest from June 1995 until October 1995. Prior to joining Telewest he was Engineering Manager of Cablecom Group of GPT from 1991 until June 1993.

  Mr. Tookey has served as Managing Director of Business Services of Telewest since August 1997. He joined Telewest in March 1996 as Business Services Director of the South East franchise area. Previously he worked for BT for 20 years, most recently as head of Marketing and Development of BT's data products portfolio.

SECTION FOUR                                                 GENERAL INFORMATION

EXECUTIVE REMUNERATION

  The following table sets out the compensation paid by the Telewest Group during the years ended 31 December 1995, 1996 and 1997, to the Acting Chief Executive Officer and the four other most highly compensated senior executives of the Combined Group. The most highly compensated senior executives of the Combined Group have been determined based on the salary and bonus such executives received as executives of the Telewest Group for the year ended 31 December 1997. The table also sets out information with respect to Mr. Davidson, Mr. Rexroth and Mr. Wilson, the Chief Executive Officer, Chief Operations Officer and Senior Vice President of Residential Services, respectively, of the Telewest Group during 1997 (and included in the group of most highly compensated senior executives of the Telewest Group for 1997), but who are no longer employed by the Telewest Group.

                        SUMMARY COMPENSATION TABLE(/1/)

                                                                                    LONG-TERM
                                      ANNUAL COMPENSATION                          COMPENSATION
                        -----------------------------------------------     ------------------------------
                                                                                                  TELEWEST
                                                                                 RESTRICTED         SHARES
                                                          OTHER ANNUAL                STOCK     UNDERLYING
NAME AND POSITION  YEAR      SALARY         BONUS         COMPENSATION           AWARDS (2)        OPTIONS
Stephen J.         1997 (Pounds)333,367 (Pounds) 45,000 (Pounds) 18,835(4)               --       16,810
 Davidson (3)
 Former Chief      1996 (Pounds)235,756 (Pounds) 25,502 (Pounds) 11,903(4)               --      107,579
  Executive
 Officer           1995 (Pounds)143,100 (Pounds) 98,312 (Pounds) 11,443(4)  (Pounds)819,691(6)   178,380
Charles Burdick    1997 (Pounds)225,000 (Pounds) 25,000 (Pounds)  8,617(8)               --      765,847
 (7)
 Group Finance     1996              --              --              --                  --           --
  Director
                   1995              --              --              --                  --           --
David Van          1997 (Pounds) 94,258 (Pounds) 41,584 (Pounds)170,234(11)              --           --
 Valkenburg (10)
 Acting Chief      1996              --              --              --                  --           --
  Executive
  Officer
                   1995              --              --              --                  --           --
Lynn C. Rexroth    1997 (Pounds)132,962 (Pounds) 53,485 (Pounds) 89,149(14) (Pounds) 32,670(15)       --
 (13)
 Former Chief      1996 (Pounds)175,000 (Pounds) 17,093 (Pounds)143,660(14) (Pounds) 63,584(15)  104,280
  Operations
 Officer           1995 (Pounds) 84,969 (Pounds) 59,649 (Pounds)166,274(14) (Pounds)119,957(15)  107,882
Roger P. Wilson    1997 (Pounds)116,705 (Pounds) 12,164 (Pounds)  9,904(18)              --           --
 (17)
 Former Senior     1996 (Pounds) 98,000 (Pounds)  9,155 (Pounds)  8,479(18)              --      139,007
  Vice President
 of Residential    1995 (Pounds) 83,970 (Pounds)108,132 (Pounds)  7,350(18) (Pounds) 98,710(20)       --
  Services
Richard H. Evans   1997 (Pounds)105,870 (Pounds) 22,885 (Pounds) 10,455(22)              --      162,962
 (21)
 Group
  Information
  Technology
  Director
                        ALL OTHER
NAME AND POSITION    COMPENSATION
Stephen J.         (Pounds)24,447(5)
 Davidson (3)
 Former Chief      (Pounds)12,599
  Executive
 Officer           (Pounds)10,017
Charles Burdick    (Pounds) 6,300(9)
 (7)
 Group Finance                 --
  Director
                               --
David Van          (Pounds) 3,107(12)
 Valkenburg (10)
 Acting Chief                  --
  Executive
  Officer
                               --
Lynn C. Rexroth    (Pounds) 9,323(16)
 (13)
 Former Chief      (Pounds) 4,808
  Operations
 Officer           (Pounds) 4,827
Roger P. Wilson    (Pounds)14,630(19)
 (17)
 Former Senior     (Pounds)11,760
  Vice President
 of Residential    (Pounds)10,076
  Services
Richard H. Evans   (Pounds)11,375(23)(24)
 (21)
 Group
  Information
  Technology
  Director

------------

  (1) Certain amounts reflected in this table and elsewhere in this section were paid in US dollars, but are represented in this table in pounds sterling based on an average exchange rate for the year ended 31 December 1997 of $1.64 to (Pounds)1.00.

  (2) The value of the restricted stock (the "Restricted Stock") reflected in this table represents the product of the number of Telewest shares underlying the award multiplied by the closing price per Telewest share on the date of the grant: 13 January 1995 (172.5 pence) in the case of Restricted Stock awards granted to Mr. Davidson on that date, 10 March 1997 (121 pence), 24 January 1996 (132.5 pence) and 13 January 1995
      (172.5 pence) in the case of Restricted Stock Awards granted to Mr. Rexroth on those dates and 8 November 1995 (175.0 pence) in the case of Restricted Stock Awards granted to Mr. Wilson on that date.

  (3) Mr. Davidson served as a Director of Telewest from 7 June 1994 until 24 April 1998 and as Chief Executive Officer from 12 February 1997 until his resignation on 15 June 1998.

  (4) Mr. Davidson's "Other Annual Compensation" includes (Pounds)12,211, (Pounds)11,060 and (Pounds)10,322 for a car and related expenses for the years 1997, 1996 and 1995, respectively.

  (5) Mr. Davidson's "All Other Compensation" consists of payments made by Telewest to his private pension plan.

  (6) On 13 January 1995, Mr. Davidson was granted an award of 475,183 shares of Restricted Stock. As at 31 December 1997, the aggregate value of such shares was (Pounds)332,628 based on a price per Telewest share of 70 pence (the closing price per Telewest share on 31 December 1997). Such shares vested on 13 January 1998.

SECTION FOUR                                                 GENERAL INFORMATION

  (7) Mr. Burdick served as Acting Chief Financial Officer from September 1996 and was appointed Finance Director in February 1997.

  (8) Mr. Burdick's "Other Annual Compensation" includes (Pounds)8,363 for car and related expenses.

  (9) Mr. Burdick's "All Other Compensation" consists of payments made by Telewest to his private pension plan.

  (10) Mr. Van Valkenburg is a secondee to Telewest from MediaOne and consequently, as described below under "-- Employment and Service Agreements", certain amounts reflected in this table for Mr. Van Valkenburg were paid by an affiliate of MediaOne, which was reimbursed by Telewest for all such payments. Mr. Van Valkenburg commenced employment with Telewest on 1 July 1997.

  (11) Mr. Van Valkenburg's "Other Annual Compensation" includes
       (Pounds)55,330 in respect of his UK income taxes for 1997 and (Pounds)74,057 in respect of his housing allowance for 1997.

  (12) Mr. Van Valkenburg's "All Other Compensation" represents matching contributions to his 401(k) pension plan.

  (13) Mr. Rexroth was a secondee to Telewest from MediaOne and consequently, as described below under "-- Employment and Service Agreements", certain amounts reflected in this table for Mr. Rexroth were paid by an affiliate of MediaOne, which was reimbursed by Telewest for all such payments. Mr. Rexroth's employment with Telewest commenced on 1 December 1992 and he returned to MediaOne on 30 June 1997.

  (14) Mr. Rexroth's "Other Annual Compensation" includes (Pounds)13,491, (Pounds)74,253 and (Pounds)102,968 in respect of his UK income taxes for the years 1997, 1996 and 1995, respectively, and ((Pounds)11,318), (Pounds)30,462 and (Pounds)32,496 in respect of housing allowances for 1997, 1996 and 1995, respectively.

  (15) On 10 March 1997, 24 January 1996 and 13 January 1995, Mr. Rexroth was granted an award of 27,000, 47,988 and 69,540 shares, respectively, of Restricted Stock. As of 31 December 1997, the aggregate value of such shares was (Pounds)101,170 based on a price per Telewest share of 70 pence (the closing price per Telewest share on 31 December 1997). 69,540 of such shares vested on 13 January 1998 and 47,988 of such shares vest and will be distributed to Mr. Rexroth (without payment of consideration for such distribution) on 24 January 1999 subject to earlier vesting and distribution under certain circumstances, and 27,000 of such shares will be distributed to Mr. Rexroth on 10 March 2000. Until such shares are vested, Mr. Rexroth will not be entitled to vote or receive dividends in respect of such shares.

  (16) Mr. Rexroth's "All Other Compensation" represents matching contributions to his 401(k) pension plan.

  (17) Mr. Wilson commenced employment with Telewest upon completion of the SBCC Merger on 3 October 1995. Amounts reflected for Mr. Wilson prior to completion of the SBCC Merger were paid by SBCC.

  (18) Mr. Wilson's "Other Annual Compensation" includes (Pounds)9,329, (Pounds)7,779 and (Pounds)6,731 for a car and related expenses for the years 1997, 1996 and 1995, respectively.

  (19) Mr. Wilson's "All Other Compensation" consists of payments made by Telewest to his private pension plan.

  (20) On 8 November 1995, Mr. Wilson was granted an award of 56,406 shares of Restricted Stock. As of 31 December 1997, the aggregate value of such shares was (Pounds)39,484 based on a price per Telewest share of 70 pence (the closing price per Telewest share on 31 December 1997). Such shares vest and will be distributed to Mr. Wilson (without payment of consideration for such distribution) on 8 November 1998, subject to earlier vesting and distribution under certain circumstances. Until such shares are vested, Mr. Wilson will not be entitled to vote or receive dividends in respect of such shares.

  (21) Mr. Evans commenced employment with Telewest in July 1996.

  (22) Mr. Evans' "Other Annual Compensation" includes (Pounds)9,831 for car and related expenses.

  (23) Mr. Evans' "All Other Compensation" represents matching contributions to his private pension plan.

  (24) See "LTIP Awards" for information concerning an LTIP award made to Mr. Evans in 1997.

SECTION FOUR                                                 GENERAL INFORMATION

  The following table sets out certain information with respect to options and long-term incentive plan ("LTIP") awards granted to Telewest senior executives and Directors in 1997.

                               OPTION GRANT TABLE

                                        INDIVIDUAL GRANTS                            POTENTIAL REALISABLE
                     ---------------------------------------------------------         VALUE AT ASSUMED
                                       PERCENT OF                                       ANNUAL RATES OF
                      NUMBER OF             TOTAL                                         SHARE PRICE
                         SHARES           OPTIONS                                      APPRECIATION FOR
                     UNDERLYING           GRANTED                                         OPTION TERM
                        OPTIONS   TO EMPLOYEES IN    EXERCISE                  ---------------------------------
NAME                    GRANTED              1997    PRICE(1)  EXPIRATION DATE              5%               10%
Stephen J. Davidson    16,810(2)       0.31%       58.0 pence     June 1, 2001 (Pounds)  3,005 (Pounds)    5,239
Charles Burdick       687,144(4)       7.68%      117.5 pence   March 12, 2007 (Pounds)507,766 (Pounds)1,286,778
                       53,280(4)       0.60%      117.5 pence   March 12, 2007 (Pounds) 39,371 (Pounds)   99,775
                       25,423(3)       0.28%      118.0 pence   March 12, 2007 (Pounds) 18,659 (Pounds)   47,481
Richard H. Evans      140,740(4)       1.57%      135.0 pence October 30, 1999 (Pounds) 19,475 (Pounds)   39,900
                       22,222(3)       0.25%      135.0 pence October 30, 1999 (Pounds)  3,075 (Pounds)    6,300

------------

(1) The exercise prices reflect the middle-market quotation on the London Stock Exchange for the Telewest shares on the day of grant in the case of incentive stock options under Section 422 of the US Internal Revenue Code of 1986, as amended, and on the day before the grant in the case of other options.

(2) Represents grants under the Telewest Sharesave Scheme.

(3) Represents grants under the Telewest 1995 (No. 1) Executive Share Option Scheme.

(4) Represents grants under the Telewest 1995 (No. 2) Executive Share Option Scheme.

  The following table sets out certain information with respect to all options held by Telewest senior executives and Directors as at 31 December 1997.

                                  LTIP AWARDS

NAME                          NUMBER OF SHARES                             PAYOUT
----                          ----------------                         ---------------
Richard H. Evans                  105,569(1)                           October 1, 2000(2)

------------
(1) Represents an award equal to 75% of Mr. Evans' 1997 annual salary based on a mid-market share price of 81.7 pence five days prior to the date of the grant.

(2) The award will vest if certain performance criteria, based on total shareholder return ("TSR") measured over a three-year period, are met. The award is divided equally, with 50% of the award vesting if Telewest meets a performance condition relating to the TSR of the Financial Times Stock Exchange 100 Index ("FTSE 100") companies, and the remaining 50% vesting if Telewest meets a performance condition relating to the TSR of a group of comparable companies (including cable, broadcasting and telecommunications companies listed on the London Stock Exchange and cable companies operating in the UK and quoted on Nasdaq), in each case over a three-year period. If Telewest's TSR is in the top quartile of the FTSE 100 over the three-year period, Mr. Evans will receive 50% of the award; if Telewest's TSR is 50th place in the FTSE 100, Mr. Evans will receive 12.5% of the award; and if Telewest's TSR is below 50th place in the FTSE 100, Mr. Evans will receive nothing in respect of this portion of the award. Similarly, if Telewest's TSR is in the top quartile of the group of comparable companies in the three-year period, Mr. Evans will receive 50% of the award; if Telewest's TSR is at the median position of such group, Mr. Evans will receive 12.5% of the award; and if Telewest's TSR is below the median position, Mr. Evans will receive nothing in respect of this portion of the award. If Mr. Evans remains employed by Telewest, at the end of the third year after the date of grant, 50% of the vested award will be transferred to him and the balance will be transferred to him at the end of the fourth year after the date of the grant if he is then employed by Telewest.

  In November 1997 and March 1998, certain senior executives were granted awards under the LTIP. However, in accordance with the Listing Rules, grants were not made to Mr. Davidson or Mr. Burdick at that time because they were then in a "closed period" (as defined in the Listing Rules). The Board agreed that when such period ended, appropriate arrangements would be made so that Mr. Davidson and Mr. Burdick would not be prejudiced by the failure of Telewest to make LTIP awards to them at that time. Telewest entered into an agreement with Mr. Davidson on 24 April 1998 (described below) to compensate him for his rights under the LTIP and to address other matters relating to his resignation from Telewest.

SECTION FOUR                                                 GENERAL INFORMATION

                  OPTION EXERCISES AND YEAR-END VALUE TABLE(1)

                                                        NUMBER OF SHARES         VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                      SHARES ACQUIRED    VALUE       OPTIONS AT YEAR-END                  AT YEAR-END
NAME                      ON EXERCISE REALISED EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE(2)
Stephen Davidson                    0        0                 0/302,679                          0/0
Charles Burdick                     0        0                 0/765,847                          0/0
David Van Valkenburg                0        0                         0                          0/0
Lynn Rexroth                        0        0                 0/212,162                          0/0
Roger Wilson                        0        0                 0/139,007                          0/0
Richard Evans                       0        0                 0/162,962                          0/0

------------

(1) References to grants of options are options granted by Telewest under its Executive Share Option Schemes and Sharesave Scheme.

(2) Based on the closing share price of 70 pence per Telewest share on 31 December 1997.

EMPLOYMENT AND SERVICE AGREEMENTS
  Mr. Van Valkenburg commenced secondment with Telewest on 24 June 1997. Pursuant to an agreement with MediaOne Overseas International Inc. (previously known as U S WEST Overseas International, Inc.), Mr. Van Valkenburg was assigned to serve as Director of Group Operations for an indefinite term. MediaOne Overseas International, Inc. and Telewest each have the right to terminate the arrangement at any time. Pursuant to this arrangement Mr. Van Valkenburg receives a base salary of (Pounds)157,738 per annum plus foreign service premiums and other expatriate compensation and is eligible for a bonus of up to 40% of his base salary each year based upon Telewest's achievement (or for 1997, MediaOne's achievement) of target performance. Telewest has agreed to reimburse MediaOne Overseas International, Inc. for all amounts paid to Mr. Van Valkenburg during the term of the assignment. Mr. Van Valkenburg continues to receive benefits under certain MediaOne plans.

  Mr. Burdick has agreed to serve as Group Finance Director of Telewest for an initial two-year fixed term, commencing on 12 February 1997, and to continue thereafter unless terminated by either party giving no less than one year's notice. Mr. Burdick's employment agreement provides that he will receive a base salary of (Pounds)225,000 per annum and also provides that he will be eligible for a bonus of 25% of his base salary each year upon Telewest's achievement of target performance, increasing to a maximum of 50% of his base salary if Telewest exceeds target performance by specified amounts.

  Mr. Davidson and Telewest entered into an agreement on 24 April 1998 outlining the terms of Mr. Davidson's resignation from Telewest. Pursuant to this agreement, Mr. Davidson will receive a severance payment of (Pounds)494,375 comprising salary, pension contribution and bonus, and will continue to have private medical, permanent health and life insurance coverage and use of a Telewest car until 30 April 1999. Mr. Davidson also will continue to have Directors' and Officers' Insurance Cover until 30 April 2004. Telewest has agreed to immediately vest the 475,183 Telewest shares awarded to Mr. Davidson under the Telewest 1995 Restricted Share Scheme and to provide Mr. Davidson (i) (Pounds)7,205 for a matching award of 7,790 shares which has lapsed under the Telewest Equity Participation Plan and (ii) two additional payments in cash or shares, subject to satisfaction of the performance criteria under the LTIP, as compensation for two awards under the LTIP to which he was entitled but which he did not receive.

  The aggregate remuneration paid and benefits in kind granted to the Directors of Telewest in respect of the year ended 31 December 1997 was (Pounds)1,179,000. The total compensation payable to the Directors of Telewest will not be varied as a consequence of the Merger.

SECTION FOUR                                                 GENERAL INFORMATION

DIRECTOR AND SENIOR EXECUTIVE OWNERSHIP OF TELEWEST SECURITIES

  As at 24 June 1998 (the latest practicable date prior to the publication of this document), the interests of the Directors of Telewest and persons connected with them (within the meaning of Section 346 of the Companies Act) in the issued share capital of Telewest which have been notified to Telewest pursuant to Sections 324 or 328 of the Companies Act or are required to be entered in the register of members of Telewest pursuant to Section 325 of the Companies Act, including interests of persons connected with them (within the meaning of Section 346 of the Companies Act) the existence of which was known or could with reasonable diligence be ascertained by that Director, were as follows:

HOLDER                                           TELEWEST SHARES
Charles Burdick                                       40,000 (1)(2)
All Directors and Executive Officers as a group       40,000 (2)

------------

(1) Held in the form of Telewest ADSs. If Mr. Burdick subscribes for his entitlement to new Telewest ADSs in the Pre-Emptive Issue, following the Merger, the Pre-emptive Issue and Conversion, he would be interested in 47,323 Telewest shares, representing less than 0.01% of the then-issued Telewest shares.

(2) Represents less than 0.01% of issued Telewest shares. None of the other senior executives named in the table captioned "Summary Compensation Table" set out above beneficially owns any Telewest shares.

  As at the close of business on 24 June 1998 (being the latest practicable date prior to the publication of this document), the following options over Telewest shares have been granted to certain Directors of Telewest and remain outstanding under the Telewest Share Schemes:

                 NUMBER UNDER
HOLDER                 OPTION EXERCISE PERIOD EXERCISE PRICE
Charles Burdick       740,424 12.3.99-10.3.06    117.5 pence
                       25,423 12.3.99-10.3.06    118.0 pence

  The options over Telewest shares set out above are exercisable in accordance with the terms of the Telewest Share Schemes, details of which are set out under " -- Section Seven -- Additional Information -- Employee Share Schemes".

SECTION FOUR                                                 GENERAL INFORMATION

PRINCIPAL SHAREHOLDERS

PRE-MERGER BENEFICIAL OWNERSHIP OF TELEWEST

  The following table sets out certain information with respect to persons known to Telewest to be the beneficial owners, as at 24 June 1998 (being the latest practicable date prior to the publication of this document), of more than 3% of the Telewest shares. So far as Telewest is aware, unless otherwise discussed below, the persons named in the table have sole voting and investment power with respect to all Telewest shares and Telewest Convertible Preference shares indicated as being beneficially owned by them.

                                                     NUMBER OF     PERCENTAGE
                             NUMBER OF  PERCENTAGE CONVERTIBLE OF CONVERTIBLE
NAME AND ADDRESS OF           TELEWEST OF TELEWEST  PREFERENCE     PREFERENCE
BENEFICIAL OWNER            SHARES (1)      SHARES  SHARES (1)         SHARES
Tele-Communications, Inc.  246,111,750        26.5 132,638,250           26.7
 5619 DTC Parkway
 Englewood, Colorado
  80111 (2)
MediaOne Group, Inc.       246,111,750        26.5 132,638,250           26.7
 188 Inverness Road West
 Englewood, Colorado
  80112 (3)
SBC Communications, Inc.    91,997,480         9.9 115,395,104           23.3
 2 Read's Way
 Suite 222, Corporate
 Commons
 New Castle, Delaware
  19720 (4)
Cox Communications, Inc.    91,997,480         9.9 115,395,104           23.3
 1400 Lake Hearn Drive
 Atlanta, Georgia  30319
 (5)
Mercury Asset Management    41,045,900         4.4           0            0.0
 Group Ltd (6)
 33 King William Street
 London EC4
Prudential Portfolio        30,792,000         3.3           0            0.0
 Managers Ltd. (7)
 142 Holborn Bars
 London EC1

------------

(1) For so long as the Telewest shares are listed on the London Stock Exchange, subject to certain exceptions (see footnote (8) below), a holder of Telewest Convertible Preference shares is not entitled to convert any of its Telewest Convertible Preference shares into Telewest shares to the extent that, immediately following such conversion, the number of Telewest shares in the hands of the public (as specified in the Listing Rules) would be less than 25%. As noted under " -- Section One -- The Merger and Related Matters", the TINTA Affiliate, the MediaOne Affiliates, the SBC Affiliate and the Cox Affiliate hold all of the Telewest Convertible Preference shares in issue and have stated that it is their intention to convert the maximum possible number of Telewest Convertible Preference shares held by them into Telewest shares following the Offer becoming or being declared unconditional in all respects. The ability of the holders to convert Telewest Convertible Preference shares is dependent upon, among other things, consummation of the Merger. Accordingly, the Telewest shares reflected in this table do not include any Telewest shares that may be issued on Conversion.

(2) All of the Telewest shares and Telewest Convertible Preference shares that are listed as beneficially owned by TCI are owned by TW Holdings (which also directly owns the 246,111,750 Telewest shares and 132,638,250 Telewest Convertible Preference shares that are listed as beneficially owned by MediaOne and therefore has an interest in a total of 492,223,500 Telewest shares and a total of 265,276,500 Telewest Convertible Preference shares (53.2% of the issued Telewest shares assuming full conversion of the Telewest Convertible Preference shares)). 50% of TW Holdings is

SECTION FOUR                                                 GENERAL INFORMATION

   owned by the TINTA Affiliate, a wholly owned subsidiary of TINTA. TINTA in turn, is a subsidiary of TCI. The TINTA Affiliate is the registered holder of the shares owned by TW Holdings.

(3) All of the Telewest shares and Telewest Convertible Preference shares that are listed as beneficially owned by MediaOne are owned by TW Holdings (which also directly owns the 246,111,750 Telewest shares and 132,638,250 Telewest Convertible Preference shares that are listed as beneficially owned by TCI and therefore has an interest in a total of 492,223,500 Telewest shares and a total of 265,276,500 Telewest Convertible Preference shares (53.2% of the issued Telewest shares assuming full conversion of the Telewest Convertible Preferences shares)). 50% of TW Holdings is owned by the Media One Affiliates (45.6% is owned by MediaOne UK Cable, Inc. ("MediaOne UK") and 4.4% owned by MediaOne Cable Partnership Holdings, Inc. ("MediaOne Cable")). MediaOne UK and MediaOne Cable are each wholly owned subsidiaries of MediaOne International Holdings, which in turn is a wholly owned subsidiary of MediaOne. MediaOne UK (as to 224,717,516 Telewest shares and 121,027,284 Telewest Convertible Preference shares) and MediaOne Cable (as to 21,394,234 Telewest shares and 11,610,966 Telewest Convertible Preference shares) are the registered holders of the shares owned by TW Holdings.

(4) All of the Telewest shares and the Telewest Convertible Preference shares which are beneficially owned by SBC are owned by and registered in the name of the SBC Affiliate, which is an indirect wholly owned subsidiary of SBC. Assuming full conversion of the Telewest Convertible Preference shares, SBC would beneficially own 14.6% of the issued Telewest shares.

(5) All of the Telewest shares and Telewest Convertible Preference shares that are listed as beneficially owned by Cox are owned by and registered in the name of the Cox Affiliate. Assuming full conversion of the Telewest Convertible Preference shares, Cox would beneficially own 14.6% of the issued Telewest shares.

(6) The information with respect to Telewest shares beneficially owned by Mercury Asset Management Group Ltd. ("MAM") is derived from MAM's Rule 8 Disclosure, dated 24 June 1998, under the City Code.

(7) The information with respect to Telewest shares beneficially owned by Prudential Portfolio Managers Ltd ("PPM") is derived from PPM's Rule 8 Disclosure, dated 29 May 1998 under the City Code.

(8) Under the Relationship Agreement to be approved by Telewest shareholders at the EGM, Telewest has agreed to convert Telewest Convertible Preference shares held by the MediaOne Affiliates, the TINTA Affiliate and/or the Cox Affiliate to the extent necessary to ensure TW Holdings maintains an interest of not less than 50.1% of the Telewest shares in issue following the Offer and the Pre-emptive Issue overriding the requirement in the Articles that 25% of Telewest shares held by the "public". See "-- Disposal and Acquisition of Telewest Shares and Telewest Convertible Preference Shares -- Conversion of Telewest Convertible Preference Shares".

SECTION FOUR                                                 GENERAL INFORMATION

POST-MERGER BENEFICIAL OWNERSHIP OF TELEWEST

  The following table sets out certain information with respect to any person or group of persons who are expected, following completion of the Merger, the Pre-emptive Issue and Conversion, to own beneficially more than 3% of the then-issued Telewest shares. The information in the table assumes that all such events have taken place, all options outstanding under the General Cable Share Schemes will be exercised and the General Cable shares received in connection therewith will be tendered in the Offer and all Qualifying Telewest securityholders take up their entitlements under the Pre-emptive Issue in full (other than SBC, which has agreed that it will not take up its entitlement under the Pre-emptive Issue) and 148,715,884 Telewest shares have been transferred by the Cox Affiliate to TW Holdings (see "-- Voting Arrangements between the TINTA Group and the MediaOne Group" below). So far as Telewest is aware, unless otherwise indicated below, the persons named in the table will have sole voting and investment power with respect to all of the then-issued Telewest shares indicated as being beneficially owned by them.

 NAME AND ADDRESS OF                       NUMBER   PERCENTAGE
 BENEFICIAL OWNER (I.E.,              OF TELEWEST  OF TELEWEST
 ULTIMATE PARENT)                          SHARES       SHARES
 Tele-Communications, Inc.            611,720,158        28.5
  5619 DTC Parkway
  Englewood, Colorado 80111 (1)(4)
 MediaOne Group,Inc.                  611,720,158        28.5
  118 Inverness Road West
  Englewood, Colorado 80112 (2)(4)
 SBC Communications, Inc.             207,392,584         9.7
  2 Read's Way
  Suite 222, Corporate Commons
  New Castle, Delaware 19720 (3)
 Cox Communications, Inc.             104,811,911         4.9
  1400 Lake Hearn Drive
  Atlanta, Georgia 30319 (4)
 Vivendi S.A.                         182,454,893         8.5
  52 Rue d'Anjou
  Paris 75008
  France (5)
 Mercury Asset Management Group Ltd   108,136,355        5.01
  (6)
  33 King William Street
  London EC4

------------

(1) All of the Telewest shares that are listed as beneficially owned by TCI are owned by TW Holdings and include 148,715,884 Telewest shares to be transferred to it by the Cox Affiliate as to which (i) the Cox Affiliate has retained all economic benefits and (ii) the TINTA Affiliate and the MediaOne Affiliates, as the members of TW Holdings, share voting power. Cox has agreed to transfer such Telewest shares by the fourteenth day after the later of the first closing date of the Offer and the date the Offer becomes or is declared wholly unconditional (the "Issue Date"). TW Holdings also owns the 611,720,158 Telewest shares that are listed as beneficially owned by MediaOne and therefore has an interest in a total of 1,074,724,432 Telewest shares (50.1% of the issued Telewest shares) (without double counting the Telewest shares transferred to TW Holdings by the Cox Affiliate). 50% of TW Holdings is owned by the TINTA Affiliate, a wholly owned subsidiary of

SECTION FOUR                                                GENERAL INFORMATION
   TINTA. TINTA, in turn, is a subsidiary of TCI. The TINTA Affiliate is the registered holder of the Telewest shares owned by TW Holdings for TINTA.

(2) All of the Telewest shares that are listed as beneficially owned by MediaOne are owned by TW Holdings and include 148,715,884 Telewest shares to be transferred to TW Holdings by the Cox Affiliate on the Issue Date, as to which (i) the Cox Affiliate has retained all economic benefits and
    (ii) the TINTA Affiliate and the MediaOne Affiliates, as the members of TW Holdings, share voting power. TW Holdings also directly owns the 611,720,158 Telewest shares that are listed as beneficially owned by TCI and therefore has an interest in a total of 1,074,724,432 Telewest shares (50.1% of the issued Telewest shares) (without double counting the Telewest shares transferred to TW Holdings by the Cox Affiliate).

   45.6% of TW Holdings is owned by MediaOne UK and 4.4% of TW Holdings is owned by MediaOne Cable. MediaOne UK and MediaOne Cable are each wholly owned subsidiaries of MediaOne International Holdings, which is a wholly owned subsidiary of MediaOne. MediaOne UK (as to 490,074,341 Telewest shares) and MediaOne Cable (as to 47,287,875 Telewest shares) are registered holders of the shares owned by TW Holdings for MediaOne.

(3) All of the Telewest shares that are listed as beneficially owned by SBC are owned by and registered in the name of the SBC Affiliate, which is an indirect wholly owned subsidiary of SBC.

(4) All of the Telewest shares that are listed as beneficially owned by Cox are owned by and registered in the name of the Cox Affiliate. The total number of shares excludes 148,715,884 Telewest shares to be transferred to TW Holdings by the Cox Affiliate on the Closing Date as to which (i) the TINTA Affiliate and the MediaOne Affiliates, as the members of TW Holdings, share voting power and (ii) the Cox Affiliate has retained economic rights. The Cox Affiliate may elect to have such shares retransferred to it on or after 31 December 1999 or earlier under certain limited circumstances described under "--Disposal and Acquisition of Telewest Shares and Telewest Convertible Preference Shares--Reacquisition of Telewest Shares by Cox". TW Holdings is the registered holder of the Telewest shares transferred to TW Holdings by Cox.

(5) All of the Telewest shares that are listed as beneficially owned by Vivendi are owned by and registered in the name of GUHL. The information for Vivendi assumes that GUHL accepts the Offer in respect of its entire holding of General Cable shares and that no Mix and Match Election is made with respect to the General Cable shares registered in the name of GUHL.

(6) The information with respect to Telewest shares beneficially owned by MAM is derived from MAM's Rule 8 Disclosure, dated 24 June 1998, under the City Code and assumes MAM takes up its entitlement under the Pre-emptive Issue and tenders its 47,928,407 General Cable shares (see page I-81) in the Offer for the basic terms.

SECTION FOUR                                                 GENERAL INFORMATION

  The relationships between and among Telewest and its principal shareholders are governed by a Relationship Agreement and certain provisions of the Articles. The principal terms of these arrangements are summarised below:

VOTING ARRANGEMENTS BETWEEN THE TINTA GROUP AND THE MEDIAONE GROUP

  Telewest, TINTA and the TINTA Affiliate, MediaOne International Holdings, the MediaOne Affiliates, Cox, the Cox Affiliate, SBC and the SBC Affiliate have entered into the Relationship Agreement, with respect to the management of Telewest and the ownership, voting and disposal of their beneficial shares in Telewest. Pursuant to the Relationship Agreement and the TW Holdings operating agreement, the TINTA Affiliate and the MediaOne Affiliates have agreed that, on any matter requiring shareholder approval, they will vote their Telewest shares together in such manner as may be agreed by them or, in the absence of such agreement, will vote their Telewest shares together in the manner that would most likely continue the status quo without materially increasing Telewest's financial obligations or materially deviating from its approved budget and business plan. If the TINTA Affiliate or the MediaOne Affiliates, as the case may be, have a conflict of interest in any matter, they shall abstain from voting (or the Telewest shares owned by TW Holdings and attributable to them shall not be voted) and the members of the other affiliate group may vote (or the other Telewest shares owned by TW Holdings shall be voted) on such matter as they deem appropriate. These voting restrictions will lapse after 31 December 1999 if TINTA or MediaOne so notifies the other following the disposal by the other of more than 43 million of its Telewest shares other than to an Affiliate or pursuant to a Permitted Demerger (defined as certain distributions which result in an Affiliate of the transferor owning 80% or more of the transferor's shares in Telewest) or with the other's consent. As a result of these ownership and voting arrangements, the TINTA Affiliate and the MediaOne Affiliates together generally will be able to influence materially the outcome of any matter requiring shareholder approval (other than one involving a special resolution), including the election or removal of Directors, the creation and issue of further shares and the granting of the necessary authority to the Directors to allot any unissued shares.

  The Relationship Agreement also provides that for so long as either the TINTA Group or the MediaOne Group holds 15% or more of the Telewest shares in issue assuming conversion of all Telewest Convertible Preference shares then in issue and ignoring all Telewest shares issued pursuant to or for the purposes of share options, the consent of the TINTA Group and/or the MediaOne Group (as appropriate) must be obtained by Telewest before: (a) making any material acquisition or disposal out of the ordinary course of business including any transaction which would qualify as a Class 2 transaction for the purposes of the Listing Rules or which the Board intends to announce; (b) incurring any borrowings or indebtedness in the nature of borrowings or granting any security interests in excess of (Pounds)50 million in aggregate (excluding borrowings under facilities in place at the date the Relationship Agreement became unconditional and any borrowings or security interests consented to after that date); (c) allotting or issuing shares or securities convertible into shares or granting options other than pursuant to the Offer, the Pre-emptive Issue or the Conversion or pursuant to options (depending on their terms), convertibles or similar securities granted or issued before the date of the Relationship Agreement or with the necessary consents after the date on which the Relationship Agreement becomes unconditional; (d) appointing or removing the chief executive officer of Telewest; or (e) increasing the number of directors holding office beyond 14.

  The Cox Affiliate has agreed to transfer up to a maximum of 153,704,666 Telewest shares to TW Holdings. As a result, the TINTA Affiliate and the MediaOne Affiliates (through their ownership of TW Holdings) will have the ability to vote such shares as directed by their designees on the TW Holdings board of directors and in accordance with the shareholder arrangements. Cox has the right to have such shares retransferred to it at any time after 31 December 1999 or earlier under certain limited circumstances described under "-- Disposal and Acquisition of Telewest Shares and Telewest Convertible Preference Shares--Reacquisition of Telewest Shares by Cox".

SECTION FOUR                                                GENERAL INFORMATION
DISPOSAL AND ACQUISITION OF TELEWEST SHARES AND TELEWEST CONVERTIBLE
PREFERENCE SHARES
  The Relationship Agreement imposes certain restrictions on transfers of Telewest shares by its principal shareholders, as described below.

RESTRICTIONS APPLICABLE TO TINTA AND MEDIAONE

  TINTA and MediaOne have agreed amongst themselves that no transfers are permitted by members of the TINTA Group or the MediaOne Group before 31 December 1999 other than (a) to an "Affiliate" (defined as a person controlled by, controlling or under joint control with the relevant member of the TINTA Group or the MediaOne Group) or (b) with the written consent of the other and approval of the identity of the transferee and (if the transferee becomes a member of the TINTA Group or the MediaOne Group) the transferee agreeing to adhere to the Relationship Agreement or (c) pursuant to a Permitted Demerger.

  After 31 December 1999, any proposed transfers by a member of the MediaOne Group or the TINTA Group will be subject to rights of first refusal in favour of the other of TINTA or MediaOne. These provisions will not apply to (a) transfers to an Affiliate of TINTA or MediaOne or (b) a transfer pursuant to a Permitted Demerger, provided that any transferee which becomes a member of the relevant group executes a deed of adherence to the Relationship Agreement.

  The Relationship Agreement also contains provisions for rights of first offer as between the MediaOne Group and the TINTA Group in the event of certain changes of control. Where the MediaOne Group or the TINTA Group is subject to a change of control for these purposes, the group which is unaffected by the change of control may offer to buy the shares of the affected group (or to sell its shares to the affected group) specifying a price at which it is prepared to buy or sell for these purposes or to consent to the change of control. If the unaffected group does not consent, the affected group has the right to choose whether to buy or sell at that price.

RESTRICTIONS APPLICABLE TO SBC AND COX

  Any transfers by a member of the SBC Group or the Cox Group are subject to rights of first offer in favour of MediaOne International Holdings and TINTA other than in respect of: (a) "Public Transfers" (defined in the Relationship Agreement as a transfer of shares through a brokerage transaction effected on a national securities exchange, Nasdaq or the London Stock Exchange, including a private transfer to a broker in anticipation of such a transfer); (b) transfers where the shares remain controlled by the transferor; (c) the transfers between members of the same shareholder group or from a shareholder in one group to a shareholder in the other, provided the transferee executes a deed of adherence to the Relationship Agreement; or (d) transfers following a general takeover offer for Telewest (whether by a third party or by SBC or Cox).

REACQUISITION OF TELEWEST SHARES BY COX

  The Cox Affiliate has agreed to transfer certain Telewest shares to TW Holdings on the Closing Date as to which (i) the TINTA Affiliate and the MediaOne Affiliates, as the members of TW Holdings, will share voting power on the bases described above and (ii) the Cox Affiliate will retain all economic benefits. TW Holdings may at any time elect to transfer all or part of these shares to the Cox Affiliate and the Cox Affiliate is entitled to require TW Holdings to transfer all or part of these Telewest shares to the Cox Affiliate in the following circumstances (among others): on or after 31 December 1999; with the agreement of either TINTA or MediaOne International Holdings, on or after 31 December 1998 and prior to 31 December 1999; with the agreement of Cox, TINTA and MediaOne International Holdings prior to 31 December 1998; following any disposal of Telewest shares or Telewest Convertible Preference shares by the MediaOne Group or the TINTA Group (other than to each other or to TW Holdings or any of their Affiliates); following termination of the Relationship Agreement; or if TW Holdings ceases to hold 50.1% of the Telewest shares in issue for the time being

SECTION FOUR                                                 GENERAL INFORMATION

by reason of the TINTA Group or the MediaOne Group failing to exercise their pre-emptive rights (see "-- Pre-emptive Rights" below).

CONVERSION OF TELEWEST CONVERTIBLE PREFERENCE SHARES

  Telewest and MediaOne, TINTA, Cox and SBC have agreed that TW Holdings shall be entitled to maintain an interest of not less than 50.1% of Telewest shares in issue following the Offer and the Pre-emptive Issue (the "Relevant Interest"). In certain circumstances, depending on the level of acceptances of the Offer and the take-up of the Pre-emptive Issue, TW Holdings and/or other members of the MediaOne Group, the TINTA Group or the Cox Group will need to convert Telewest Convertible Preference shares into Telewest shares so as to ensure that TW Holdings maintains the Relevant Interest. The Relationship Agreement contains provisions requiring the conversion of Telewest Convertible Preference shares so as to enable TW Holdings to maintain the Relevant Interest. These provisions override the requirements of the Articles which otherwise require that 25% or more of the Telewest shares in issue following any conversion be in public hands.

PRE-EMPTIVE RIGHTS

  Pursuant to the Companies Act, if Telewest issues new equity shares for cash, it is required to offer those shares to existing Telewest shareholders on a pre-emptive pro rata basis unless otherwise waived by special resolution of the Telewest shareholders in general meeting. Pursuant to a special resolution passed by the Telewest shareholders at the Annual General Meeting held on 8 May 1998, this requirement has been waived in respect of issues for cash of up to 5% of the nominal value of the issued Telewest shares (in aggregate 46,378,380 Telewest shares) until the next Annual General Meeting. A proposal to grant a waiver in relation to the issue of new Telewest shares for cash pursuant to the Pre-emptive Issue and to extend the waiver to reflect the increase in Telewest's share capital is set out in the Notice of Extraordinary General Meeting referred to in " -- Section Seven -- Additional Information -- Share Capital".

  In addition to the statutory pre-emption provisions, Telewest has agreed pursuant to the Relationship Agreement that the TINTA Group, the MediaOne Group and the Cox Group will have the right to maintain a certain level of interest in Telewest going forward.

  For so long as TW Holdings and/or the MediaOne Group and the TINTA Group control 50.1% or more of the voting rights in Telewest they will have the right, on a dilutive issue of shares, to require Telewest to issue sufficient Telewest shares to them to enable them to maintain their interest at 50.1% or more on a fully diluted basis.

  Otherwise, and for so long as the MediaOne Group or the TINTA Group individually hold 15% or more of the Telewest shares (assuming conversion of all Telewest Convertible Preference shares then in issue and ignoring Telewest shares issued pursuant to or for the purposes of share options), they will have the right to be notified of any issue of shares and (other than in the case of a rights issue by Telewest) to increase their holdings in Telewest to enable them to maintain their interest at 15% of the fully diluted Telewest shares. The Cox Group has equivalent rights (as well as each of the MediaOne Group and the TINTA Group if their respective shareholdings fall below 15%) to maintain their interest at 7.5% of the fully diluted Telewest shares for so long as it holds at least 7.5% of the Telewest shares in issue (assuming conversion of all Telewest Convertible Preference shares then in issue and ignoring Telewest shares issued pursuant to or for the purpose of share options).

  These rights entitle the relevant shareholder group to purchase (at the time of the dilutive issue) additional newly issued Telewest shares for cash at a purchase price per share based on the average of the prices quoted on the London Stock Exchange for the ten days ending on the day preceding the day on which the right is exercised.

SECTION FOUR                                                 GENERAL INFORMATION

  Telewest also has a general obligation to use its best efforts to ensure that any issue of shares is done in a manner that provides each shareholder group, regardless of their then-current shareholding in Telewest, with an opportunity to acquire additional Telewest shares to enable them to maintain their percentage of ownership.

  The Panel has confirmed that Rule 9 of the City Code ("Rule 9") will not apply to the issue of Telewest shares to the MediaOne Group, the TINTA Group or TW Holdings in the limited circumstances described under " -- City Code Implications".

REGISTRATION RIGHTS
  Telewest has agreed that the TINTA Affiliate, the MediaOne Affiliates, the SBC Affiliate, the Cox Affiliate and Vivendi will have the right, subject to certain limited exceptions, to require Telewest to include all or any portion of their Telewest shares (including those arising from a conversion of Telewest Convertible Preference shares) in any registered offering by Telewest of Telewest shares under the Securities Act or in a public offering under UK law. In addition, the TINTA Affiliate, the MediaOne Affiliates, the SBC Affiliate, the Cox Affiliate and Vivendi will have the right to cause Telewest on up to ten separate occasions (two exercisable by each of the TINTA Affiliate, the MediaOne Affiliates, the SBC Affiliate, the Cox Affiliate and Vivendi) to offer all or any part of their Telewest shares for sale in a registered offering under the Securities Act or in a public offering under UK law.

CITY CODE IMPLICATIONS

  The City Code regulates various aspects of takeovers and mergers relating to UK public companies.

  Rule 9 provides that, except in cases where a dispensation is granted by the Panel, when any person or group of persons acting in concert acquires shares which represent 30% or more of the voting rights in a public company, or when any person or group of persons acting in concert already holding not less than 30% and not more than 50% of the voting rights acquires in any period of 12 months additional shares representing more than 1% of the voting rights, such person or group of persons is normally required to make a mandatory offer to purchase from all the shareholders all of their shares in the company. Rule 9 also provides that the exercise of conversion rights attaching to convertible preference shares to convert into ordinary shares will be considered to be an acquisition of such shares for the purposes of Rule 9.

  As noted in "-- Pre-Merger Beneficial Ownership of Telewest", the Telewest shares and Telewest Convertible Preference shares in which members of the TINTA Group and MediaOne Group currently have an interest are beneficially owned by TW Holdings, a company owned 50% by each of them. The new Telewest shares to be acquired by members of the TINTA Group and the MediaOne Group under the Pre-emptive Issue and the Subscription Agreement will also be beneficially owned by TW Holdings and Cox will transfer a number of Telewest shares to TW Holdings as to which Cox will retain all economic rights but TINTA and MediaOne, as the members of TW Holdings, will share voting power. TW Holdings currently owns some 53.4% of the issued Telewest shares and, following completion of the said transfer, the Merger, the Pre-emptive Issue and the Conversion, will own at least 50.1% of the Telewest shares. The exact percentage of the Telewest shares held by TW Holdings will depend on the number of new Telewest shares acquired by holders of Telewest securities other than members of the TINTA Group, the MediaOne Group and the Cox Group under the Pre-emptive Issue, on the number of General Cable shares in respect of which acceptances of the Offer are received and on the proportion of the Telewest Convertible Preference shares which are converted.

  50% of TW Holdings is owned by the TINTA Affiliate and 50% is owned by the MediaOne Affiliates. Assuming completion of the Merger, the Pre-emptive Issue and Conversion and that all Qualifying Telewest shareholders take up their entitlements under the Pre-emptive Issue, TW Holdings

SECTION FOUR                                                 GENERAL INFORMATION

will remain owned as to 50% by the TINTA Affiliate and as to 50% by the MediaOne Affiliates. In the event that in excess of 62,373,342 new Telewest shares are not subscribed for by Qualifying Telewest shareholders, TW Holdings will no longer be owned as to 50% by the TINTA Affiliate and 50% by the MediaOne Affiliates, although the management of TW Holdings will remain deadlocked between MediaOne and TINTA.

  The Panel has confirmed that neither the TINTA Group nor the MediaOne Group will, as a result of the issue of new Telewest shares pursuant to the Pre-emptive Issue or the Conversion, be required to make an offer under Rule 9 for the outstanding Telewest shares not owned by them. Further, the Panel has confirmed that, on the basis that TW Holdings is a deadlocked entity (as described herein) between the TINTA Group and the MediaOne Group, Rule 9 will not apply to the contributions by members of the TINTA Group and the MediaOne Group and by the Cox Affiliate to TW Holdings and that the Panel will continue to treat the voting rights attaching to Telewest shares owned by TW Holdings as being held in equal proportions by the TINTA Group and the MediaOne Group, respectively. Accordingly, any acquisition by TW Holdings, members of the TINTA Group or members of the MediaOne Group which results in the total deemed voting rights of either the MediaOne Group or the TINTA Group individually (whether as a result of Telewest shares held directly or through TW Holdings) amounting to 30% or more will, in the absence of any future dispensation, give rise to an obligation to make a general offer under Rule 9. In addition, the Panel has indicated that if the deadlock arrangements in TW Holdings were to change so that either TINTA or MediaOne could be said to control TW Holdings or a third (or more) person held an ownership interest in TW Holdings, then an obligation to make a general offer under Rule 9 may arise.

  The Panel has confirmed that Rule 9 will not apply to the issue of Telewest shares to either members of the TINTA Group or the MediaOne Group or TW Holdings pursuant to the Pre-emptive Rights set out above provided that the Telewest shares held or treated as held by the TINTA Group or the MediaOne Group individually, as the case may be, represent less than 30% of the voting rights attaching to Telewest shares and that the amount of Telewest shares held or treated as held by the TINTA Group and the MediaOne Group collectively represent 49% or more of the voting rights attaching to Telewest shares. Further, the Panel has confirmed that Rule 9 shall not apply upon the exercise of conversion rights attaching to any Telewest Convertible Preference shares which are not converted into new Telewest shares on Conversion.

  The Panel has also confirmed that, in the absence of any arrangements other than those described herein, SBC, Cox and Vivendi are not acting in concert for the purposes of the City Code with TINTA or MediaOne.

LIMITATIONS OF SCOPE OF BUSINESS OF TELEWEST AND ITS PRINCIPAL SHAREHOLDERS
  The Relationship Agreement contains a number of provisions which affect, and in some cases restrict, the business of Telewest and members of the TINTA Group, the MediaOne Group, the SBC Group and the Cox Group.

RESTRICTIONS ON TELEWEST

  Telewest has agreed in the Relationship Agreement that its business will be limited to providing "Cable Television", "Cable Telephony" and "Wireless Telephony" services in the UK and all matters incidental thereto, including engaging in television programming in the UK incidental to its cable television business. Any change to this scope of business will require the consent of the TINTA Group and/or the MediaOne Group, for so long as such group(s) holds 15% or more of the issued Telewest shares. For these purposes, "Cable Television" is defined as any service provided to customers on a subscription or pay-per-view basis which sends sounds or visual images or both by means of cable, radio or microwave transmission systems for television reception at two or more locations, whether sent for simultaneous reception or at different times in response to subscribers' requests, including, without limitation, video-on-demand services and other interactive services and other entertainment,

SECTION FOUR                                                 GENERAL INFORMATION
telecommunications and information services; "Cable Telephony" is defined as any voice or data telecommunications service which operates in whole or in part by cable links to subscribers' premises, is interconnected at some point to a public switching network and is intended to serve customers in the UK; and "Wireless Telephony" is defined as any voice or data telecommunications transmission service which operates by means of radio wave, microwave, cellular or other similar technology as part of a licensed mobile communications system or personal communications network.

  Telewest has also agreed with TINTA and MediaOne in the Relationship Agreement that so long as the TINTA Group or the MediaOne Group owns more than 5% of the issued Telewest shares, Telewest will not knowingly engage in any business, activity or practice which will result in a violation of certain contractual arrangements to which TINTA or MediaOne, as the case may be, was a party on 15 April 1998 (details of each of which are set out below).

RESTRICTIONS ON TELEWEST'S PRINCIPAL SHAREHOLDERS
  Pursuant to the Relationship Agreement, the TINTA Group, the MediaOne Group, the SBC Group and the Cox Group have also accepted certain restrictions on their ability to own assets comprising Cable Television or Cable Telephony systems in the UK and to acquire equity interests in companies with such assets without Telewest's consent or without first offering Telewest the opportunity to undertake such activity.

  In relation to each of the TINTA Group and the MediaOne Group, these restrictions will apply for so long as members of the TINTA Group or the MediaOne Group (as appropriate) have the right to appoint two Directors (i.e., a 15% interest allowing for dilution to 12.5% following certain issues, assuming conversion of all Telewest Convertible Preference shares and ignoring Telewest shares issued pursuant to or for the purposes of share options) and for one year thereafter. In relation to each of the SBC Group and the Cox Group, these restrictions will apply for so long as they have the right to appoint one Director (i.e., a 7.5% interest allowing for dilution to 5% following certain issues and on the same bases) and for one year thereafter.

  The business restriction and first-offer obligation summarised above will not apply to: (a) owning or acquiring 10% or less of the outstanding equity of any entity that engages in Cable Television or Cable Telephony in the UK; (b) owning or acquiring any interest in an entity engaged in (i) Wireless Telephony, (ii) billing, validation or call authorisation services and related or ancillary services for use by any provider of telecommunications services or
(iii) any subscriber voice or data telecommunications transmission service that interconnects a Telewest Group network with other telecommunications networks outside the licensed territory of a Telewest Group network but does not compete with a Telewest Group network for Cable Telephony customers; (c) directly or indirectly providing any subscriber voice or data telecommunications transmission service (including, but not limited to, Wireless Telephony) that operates only in part by cable links to subscribers' premises (except in respect of the interconnection of such service to cable links that service customers in the licensed territory of any Telewest Group network); (d) owning or acquiring, directly or indirectly, an interest in any entity that provides programming or content services in the UK; or (e) acquiring an interest in any entity whose annual gross revenues from Cable Television and Cable Telephony in the UK constitutes 20% or less of its total gross revenues, provided that if (other than in the case of certain specified entities) TINTA, MediaOne, SBC or Cox obtains control of the entity, it offers Telewest an opportunity (after such acquisition) to acquire the interest in the Cable Television and Cable Telephony assets in the UK of that entity.

  The foregoing restrictions do not apply to certain specified investments of TCI, MediaOne, SBC and Cox in companies that operate in the UK television and broadcast industry. In particular, the foregoing restrictions do not apply to the interests of TCI, MediaOne and Cox in Flextech, to TCI and MediaOne's interests in a partnership that operates a mobile radio voice telephony network in the UK ("One2One") or to MediaOne's interest in Time Warner Entertainment Company, L.P. ("TWE").

SECTION FOUR                                                 GENERAL INFORMATION


FLEXTECH

  Flextech, an English company whose shares are traded on the London Stock Exchange, is owned approximately 36.8%, 6.7% and 13.2% by an affiliate of TCI, by an affiliate of MediaOne and by Cox, respectively.

  Flextech owns interests (in some cases, controlling interests) in certain programming channels and provides management services to certain of such channels and other channels. Some of the channels in which Flextech owns an interest or to which it provides management services are offered by Telewest to its subscribers and some are included in the BSkyB "Sky Multi-Channel" package. The Telewest Group believes that programming obtained from Flextech or entities in which Flextech has a material interest is obtained on terms no less favourable than those available to unrelated third parties.

  Without regard to the foregoing contractual restrictions, employees and officers of TCI (other than employees and officers of Telewest) may be approached from time to time by third parties offering opportunities to participate in business ventures in the UK involving television programming. Such persons may present these opportunities to entities other than the Telewest Group.

  Flextech also has an 18.7% interest in SMS (which holds terrestrial broadcasting licences covering a significant portion of the area covered by the Scotland Regional Franchise Area). There are no contractual arrangements between Telewest and TCI or any of its affiliates (including Flextech or SMS) and there will be no contractual arrangements between Telewest and MediaOne or any of its affiliates limiting the ability of TCI or MediaOne, as the case may be, to increase its interest in Flextech or SMS or the ability of either Flextech or SMS to operate in the UK cable television and telephony industry or to expand their operations, including through acquisitions of additional cable businesses or franchises. TCI has advised Telewest that it believes that the existing and anticipated operations and strategy of Flextech is compatible with that of Telewest and that TCI does not currently expect that the operations of Flextech will have a substantial adverse competitive effect on Telewest.

TWE

  In 1993, MediaOne acquired a 25.51% pro rata priority capital and residual equity interest in TWE. The relationship between MediaOne and the other TWE partners are governed by a partnership agreement (the "TWE Partnership Agreement") which contains certain non-competition provisions that restrict the ability of MediaOne to compete with TWE in the cable television and programming businesses (the "Non-Competition Restrictions"). So long as Telewest is a "controlled affiliate" of MediaOne (as defined in the TWE Partnership Agreement to include, among other things, any company in which MediaOne beneficially owns 50% or more of the equity or which MediaOne controls, contractually or otherwise), it will be subject to the Non-Competition Restrictions. As a result of the voting arrangements between TCI and MediaOne discussed above, Telewest will be a controlled affiliate of MediaOne upon completion of the Merger.

  In any region in the US in which TWE is engaged in the cable television business, MediaOne (and indirectly the Telewest Group) is not permitted to engage in such business. In Japan and in regions in the US where TWE is not engaged in the cable television business, MediaOne (and indirectly the Telewest Group) will only be permitted to engage in such business if it complies with a right of first refusal in favour of TWE. The Non-Competition Restrictions do not prohibit MediaOne (and indirectly the Telewest Group) from engaging in the cable television business outside of the US or Japan. Accordingly, the Telewest Group believes its existing and planned Cable Television and Cable Telephony businesses in the UK will not be restricted by the Non-Competition Restrictions. The Non-Competition Restrictions also prohibit MediaOne (and indirectly the Telewest Group) from engaging in the programming and filmed entertainment businesses, provided that the Telewest Group may provide programming outside of the US if such programming does not account for more than 20% of the revenues of the Telewest Group. These restrictions will be binding upon Telewest.

SECTION FOUR                                                 GENERAL INFORMATION

ONE2ONE

  Mercury Personal Communications ("MPC"), a partnership between a subsidiary of MediaOne, Mercury Personal Communications Limited (a company owned by affiliates of MediaOne and CWC) and a subsidiary of CWC, operates a mobile radio voice telephony network known as "One2One". In the MPC partnership agreement, MediaOne agreed not to engage in, or have an interest in any entity (other than One2One) that engages in, the business of operating certain other mobile radio voice telephony networks to provide telecommunications services to the general public within the UK. These restrictions will be binding on Telewest. These restrictions do not prevent the Telewest Group from engaging in "Fixed Wireless Telephony" services or acting as a distributor or retailer of a wireless telephony service (where the Telewest Group has no ownership interests and does not act as an operator of such service) or from jointly investing with MPC in mobile radio voice telephony networks. For these purposes, "Fixed Wireless Telephony" means a telecommunications service consisting of the conveyance of messages through the agency of Wireless Telegraphy (as defined in the UK Wireless Telegraphy Act 1949) to and from any Applicable Cable System (as defined in the relevant telecommunications licence) operated by Telewest or an affiliate under a telecommunications licence held by it or an affiliate, directly from or to any apparatus designed or adapted to be capable of being used while in motion, provided that such service would not involve the operation of a network capable of "handing calls off" from radio or cell site to cell site.

PRE-MERGER BENEFICIAL OWNERSHIP OF GENERAL CABLE

  GUHL, a subsidiary of Vivendi, owns approximately 146.8 million General Cable shares or 40.21% of the issued General Cable shares. Vivendi is one of the largest public companies in France based on market capitalisation, and has been an investor in the UK cable communication industry since 1986. Among its many diversified activities, Vivendi is active in the telecommunications and cable television industry.

  Through Cegetel, a partnership with other international operators, Vivendi is a private telecommunications provider in France. Other sector interests include the Havas publishing and multimedia group and Canal Plus, an audiovisual company.

  GUHL is the principal holding company of Vivendi's interests in the UK. In addition to its interest in General Cable, GUHL holds interests in Vivendi's subsidiaries engaged in water treatment and supply, waste management, energy services and facilities management, passenger rail transport and construction.

  Under GUHL's Articles of Association, the holders of a separate class of "Cable Shares" in GUHL participate in the value attributable to its shareholding in General Cable and exercise indirect control over the rights attaching to such shareholding. The issued Cable Shares of GUHL are, as at the date hereof, held as follows:

                                                        NUMBER OF
                                                     CABLE SHARES PERCENTAGE OF
REGISTERED HOLDER                               OF (Pounds)1 EACH  CABLE SHARES
Compagnie Generale de Services et Applications
 de Telecommunications S.A. ("CG SAT")(1)              90,428,236           76%
Lamballe Limited, a subsidiary of Lamballe
 Holding N.V.                                          28,556,285           24%

------------
(1) CG SAT is a subsidiary of Vivendi.

  All rights attaching to GUHL's shareholding in General Cable are exercisable by a committee of the Board of Directors of GUHL, which comprises two directors, of whom one is appointed by Vivendi and one is a director of Lamballe Holding N.V., selected by Vivendi. In the event of any disagreement between the members of the committee, the director appointed by Vivendi has a deciding vote. Lamballe Holding N.V. is a Netherlands company and has no affiliation with Vivendi.

SECTION FOUR                                                 GENERAL INFORMATION

  Lamballe Holding N.V. has an option entitling it to require Vivendi to purchase the entire share capital of Lamballe Limited during the 30-day period commencing 30 July 1998, or earlier in the event of certain defaults by Vivendi under its arrangements with Lamballe Holding N.V.

  The following table sets out certain information as at 24 June 1998 (the latest practicable date prior to the publication of this document) regarding ownership of issued General Cable shares by GUHL and each person who owns at least 3% of General Cable and General Cable's Directors and officers as a group.

                                                        NUMBER OF    PERCENT OF
                                                    GENERAL CABLE        ISSUED
NAME                                                 SHARES OWNED SHARE CAPITAL
GUHL                                                  146,785,917        40.21%
Mercury Asset Management plc                           47,928,407        13.12%
Prudential Corporation PLC                             14,750,000         4.04%
Legal & General Investment Management Limited          10,993,360         3.01%
Directors and officers of General Cable as a group        116,670         0.03%

  Pursuant and subject to the terms of the Merger Agreement, dated 29 March 1998, GUHL irrevocably committed to Telewest to accept the proposed offer in respect of its registered holding of 146,785,916 General Cable shares provided, among other things, such offer is posted by 30 June 1998. Under the proposed terms of the Merger, Vivendi will be entitled to designate one director to the Board upon completion of the Merger, which board is expected to initially consist of up to 14 members. On 15 April 1998, GUHL agreed with Telewest to vote in favour of any resolution of General Cable's shareholders to approve a sale of General Cable's interest in Birmingham Cable to Telewest pursuant to the terms of a letter agreement. See "-- Section Three -- Information on General Cable -- Recent Developments".

INFORMATION REGARDING THE GENERAL CABLE BOARD OF DIRECTORS

  The General Cable board of directors (the "General Cable Board") currently comprises nine directors, of whom two are non-executive directors who represent the Vivendi Group (the "Designated Directors"), three are independent directors having executive responsibilities ("Executive Directors") and four are independent non-executive directors ("Non-executive Directors").

  General Cable's Articles of Association (the "General Cable Articles") provide that for so long as the Vivendi Group controls between 30% and 50% of the voting rights in General Cable, Vivendi will have the right to maintain and from time to time replace the two Designated Directors. If the Vivendi Group's interest is reduced to between 10% and 30%, Vivendi is entitled to appoint one Designated Director. If the Vivendi Group's interest is reduced to below 10%, Vivendi will not have the right to appoint any Designated Directors. Should the Vivendi Group control more than 50% of the voting rights in General Cable, Vivendi would have the right to appoint three Designated Directors.

  The General Cable Articles provide that for so long as the Vivendi Group continues to control at least 30% or more of the voting rights in General Cable, a majority of directors on the General Cable Board and on any committee of the General Cable Board must be "Independent Directors" (i.e., directors who are not Designated Directors or Directors, officers or employees of, or persons having a relationship, association or interest which is material to such directors with or in Vivendi (which for the purposes of these provisions has the extended meaning referred to below)). The General Cable Articles provide that no person may be appointed as an Executive Director if, as a result, there would not be a majority of directors who are Independent Directors. The quorum necessary for the transaction of any business by the General Cable Board is two directors, of whom one must be an Independent Director, and no business may be determined by the General Cable Board or any committee unless the majority of the Directors present throughout the meeting are Independent Directors. Directors other than Independent Directors may not vote on any resolution of the General Cable Board or any General Cable Board committee proposed in connection with any transaction with

SECTION FOUR                                                 GENERAL INFORMATION

Vivendi (except where the transaction is one in which Vivendi is treated similarly to shareholders generally).

  The Independent Directors (as defined in the Articles) are Sir Anthony Cleaver, Philippe X. Galteau, David J. Miller, Ian Gray, W. A. Rice, Dr. George
G. Gray and Cheryl A. Tritt.

  The directors have established an Audit Committee which currently comprises Sir Anthony Cleaver, Dr. George Gray and Mr. W. A. Rice (all of whom are independent and non-executive) and any one of the Designated Directors from time to time. In addition to the normal functions of an audit committee, the Audit Committee has power to negotiate all transactions between General Cable and Vivendi, to approve all payments between General Cable and Vivendi and to monitor the application of the Relationship Agreement referred to in "-- Relationship Agreement with Vivendi". The Audit Committee is required to consider and report to the General Cable Board on transactions between General Cable and Vivendi before they are entered into. For the purposes of the above provisions, Vivendi includes its subsidiaries (other than General Cable and its subsidiaries) and any person having a relationship, association or interest which is material to such person with or in Vivendi.

  The directors have also appointed Remuneration and Nominations Committees which comprise Sir Anthony Cleaver, Dr. George Gray, Mr. W. A. Rice and any two of the Designated Directors.

  The directors comply with the requirements of the Code of Best Practice published by the Committee on the Financial Aspects of Corporate Governance (the Cadbury Committee).

CERTAIN RELATED PARTY TRANSACTIONS

SECONDMENT OF PERSONNEL

  Affiliates of TCI, MediaOne, SBC and Cox have seconded personnel to Telewest to provide certain business and technical expertise and support. Currently four of Telewest's employees are on secondment from affiliates of TCI, MediaOne, SBC and Cox. Telewest has agreed in secondment agreements to reimburse the affiliates of TCI, MediaOne, SBC and Cox, as the case may be, for the full costs each incurs in respect of any personnel seconded to Telewest. The aggregate amount expensed by Telewest to TCI, MediaOne and Cox (or affiliates thereof) in respect of such personnel and certain technical consultants in 1997 was approximately (Pounds)1,000, (Pounds)967,000 and (Pounds)202,000, respectively.

TECHNOLOGY SHARING AGREEMENTS

  TINTA and MediaOne have agreed to make available to Telewest proprietary technology and know-how which they are permitted to license and which is related to cable television and cable telephony at fair market prices. Telewest has agreed to make available to TINTA and MediaOne any of Telewest's proprietary technology and know-how which it is permitted to license and which is related to cable television and cable telephony at a fair market price which is generally not less favourable than those provided to any unaffiliated customers.

PROGRAMMING

  For a description of certain interests of affiliates of TCI, MediaOne and SBC, as well as Cox, in programming provided by Telewest, see "-- Section Two -- Information on Telewest -- Cable Television -- Programming".

DISPOSITION OF CERTAIN ASSETS BY TELEWEST

  Affiliates of TINTA, MediaOne, SBC and Cox entered into "gain recognition agreements" (the "GRAs") with the US Internal Revenue Service in connection with the transfer of stock to Telewest. GRAs provide that for a specified number of years (generally, 10 years). A US person who transfers stock to a foreign corporation will be required to recognise gain, for US tax purposes, attributable to

SECTION FOUR                                                 GENERAL INFORMATION


the transferred stock in the event the transferee foreign corporation disposes of the transferred stock (or all or a substantial portion of the assets of the corporation whose stock was transferred). So that gain will not be triggered under the GRAs, Telewest has made certain covenants under the Relationship Agreement, in favour of the TINTA Group, the MediaOne Group, the SBC Group and the Cox Group and to the extent any group individually holds, or MediaOne/TINTA or SBC/Cox collectively hold, 7.5% or more of the Telewest shares, restricting its ability to dispose of its stock or assets. These covenants are consistent with the current arrangements between the shareholder groups and Telewest, save that the threshold for application of the controls has been reduced.

REGISTRATION RIGHTS

  For a description of certain registration rights granted by Telewest to the TCI Affiliate, the MediaOne Affiliates, the SBC Affiliates, the Cox Affiliate and Vivendi, see "-- Principal Shareholders --Registration Rights".

PRE-EMPTIVE ISSUE

  For a description of the agreement between TINTA, MediaOne and Cox to subscribe for their full entitlement of new Telewest shares under the Pre-emptive Issue and to subscribe for any new Telewest shares not subscribed for by other Qualifying Telewest securityholders, see "-- Section One -- The Merger and Related Matters -- The Pre-emptive Issue" and "-- Section Seven --
 Additional Information -- Material Contracts -- Telewest Group".

RELATIONSHIP AGREEMENT WITH VIVENDI

  Vivendi and General Cable are parties to an agreement (the "General Cable Relationship Agreement") which provides for a geographical restriction on the fixed telecommunications network interests of Vivendi and the undertakings which it controls.

  Vivendi undertakes with General Cable that, so long as it controls 30% or more of the voting rights of General Cable, it and the undertakings under its control (other than General Cable and undertakings under its control) will not, without the prior written consent of General Cable, carry on or acquire or hold a relevant interest in an undertaking carrying on a fixed telecommunications network business within General Cable's territory, which is defined as the UK, the Channel Islands and the Isle of Man. The restriction of Vivendi's activities does not extend to the provision of cellular telephony services. A "relevant interest" is a holding of 10% or more of the voting rights in or of the right to participate in the profits or assets of an undertaking, and "control" is the holding or control (directly or through other controlled undertakings) of more than half of the voting rights in an undertaking.

  The General Cable Relationship Agreement does not prevent the acquisition by Vivendi of an undertaking which holds a relevant interest in a fixed telecommunications network business in General Cable's territory, provided that relevant interest does not represent more than 20% of such undertaking's revenues. In such a case, if reasonably practicable, taking into account taxation, accounting and other financial considerations, where Vivendi has effective control over the undertaking acquired it must use its best endeavours to offer the relevant interest to General Cable at a price equivalent to that part of the price paid by Vivendi which was attributable to the relevant interest. The General Cable Relationship Agreement contains provisions for arbitration in the event of disagreement as to the terms of the sale.

  The General Cable Relationship Agreement also provides that Vivendi (or, with the consent of General Cable, any subsidiary of Vivendi) will provide General Cable with strategic advice and guidance in the management of General Cable, assistance in the analysis of business plans, development projects and their financial implications and specific assistance in negotiations on telecommunications matters. For these services General Cable will pay to Vivendi an annual fee of (Pounds)260,000 (index-linked to the UK RPI). The agreement will terminate upon Vivendi ceasing to control 20% or more of the voting rights of General Cable.

Vivendi Facility

   For a description of the loan facility provided by Vivendi to General Cable, see "-- Section Seven -- Additional Information -- Financing Arrangements".


Directors' Interests in Transactions

   None of the Directors has or has had any interest in any transactions which are or were unusual in their nature or conditions or significant to the business of the Telewest Group taken as a whole and which were effected during the current or immediately preceding financial year or during any earlier financial year and which remain in any respect outstanding or unperformed.


SECTION FOUR                          I-84                  GENERAL INFORMATION

SECTION FIVE                                                 GENERAL INFORMATION
--------------------------------------------------------------------------------
SECTION FIVE

REGULATORY MATTERS AND COMPETITION
--------------------------------------------------------------------------------

  Except as otherwise indicated, the following section describes regulatory matters and competition relating to the business of the Telewest Group and the General Cable Group and which, following the completion of the Merger, will relate to the Combined Group.

REGULATORY MATTERS

OVERVIEW

  Cable television and telephony services in the UK are regulated under the Broadcasting Act 1990 (the "Broadcasting Act"), which replaced the Cable and Broadcasting Act 1984, the Telecommunications Act, and the Broadcasting Act 1996. The supply of cable television and telephony services by the Telewest Group and by the General Cable Group requires two principal licences for each franchise area: (i) a licence issued under either the Cable and Broadcasting Act 1984 (prior to 1991) or under the Broadcasting Act (after 1991), which permits the holder to provide cable television services within a defined geographic area or "franchise" (a "Cable Television Licence"), and (ii) a Telecommunications Act Licence. The Telewest Group and the General Cable Group have 28 and 9 licensed cable franchises, respectively.

  In addition, operators may apply for a national licence under the Telecommunications Act to provide telecommunications services outside the area covered by their franchise-specific Telecommunications Act Licences. Both the Telewest Group and the General Cable Group have national telecommunications licences. The Telewest Group also has an international facilities licence which permits it to provide international telecommunication services and operate networks to provide such services.

REGULATORY AUTHORITIES

  The principal regulators of the UK cable television and telephony industry are the ITC, OFTEL, OFT, the DTI and the Department of Culture, Media and Sport (the "DCMS").

ITC

  The Broadcasting Act established the ITC to license and regulate commercial broadcast television services (terrestrial, cable and satellite) and the Radio Authority to regulate radio services. The ITC's functions are, among other things, to grant licences for television broadcasting activities (including Cable Television Licences) and to regulate the commercial television sector by issuing codes on programming, advertising and sponsorship, monitoring programming content and enforcing compliance with the Broadcasting Act and licence conditions. The ITC has the power to vary licences, impose fines and revoke licences in the event of a breach of licence conditions. The ITC also enforces ownership restrictions on those who hold or may hold an interest in licences issued under the Broadcasting Act. The ITC is also overseeing the introduction of digital television in the UK.

OFTEL

  The Telecommunications Act provides a licensing and regulatory framework for telecommunications activities in the UK and established the office of the Director General, supported by OFTEL, as an independent regulatory authority. The functions of the Director General under the Telecommunications Act include monitoring and enforcing compliance with Telecommunications Act Licence conditions, establishing and administering standards for telecommunications equipment and contractors, investigating complaints and exercising certain functions to promote or ensure competition in telecommunications markets. The Director General may modify Telecommunications Act Licence conditions either with the agreement of the licensee and (if necessary) following a statutory period of public consultation or following a report of the MMC. The Director General is also empowered to

SECTION FIVE                                                 GENERAL INFORMATION

issue enforcement orders requiring compliance, where the conditions of a Telecommunications Act Licence have been breached.

OFT
  The OFT is primarily responsible for enforcing UK general competition law, in particular investigating relevant mergers, restrictive practices and anti-competitive behaviour.

DTI

  The DTI oversees telecommunications policy and the Secretary of State for Trade and Industry (the "Secretary of State") is responsible for, among other things, issuing Telecommunications Act Licences and implementing European directives issued by the Council of Ministers or the European Commission ("Directives") relating to telecommunications. In addition, the Secretary of State has ultimate responsibility for enforcing UK general competition law.

DCMS
  The DCMS is responsible for, among other things, determining the principles of broadcasting and media ownership policy.

CABLE TELEVISION REGULATION

CABLE TELEVISION LICENCES

  The Telewest Group operates pursuant to, and in accordance with, two types of Cable Television Licence: PDSLs and LDSLs. The General Cable Group operates pursuant to PDSLs. PDSLs, which were issued prior to 1991 under the Cable and Broadcasting Act 1984, allow an operator to provide cable television services by means of a cable network. LDSLs, issued since 1991 under the Broadcasting Act, allow an operator to deliver television and other licensed programming services by means of a licensed telecommunications network, including a cable network or microwave distribution system.

  Prior to April 1998, the ITC's policy was to grant only one Cable Television Licence in any one given area. Further, in 1991 the DTI placed limitations on PTOs, preventing them from using their principal national telephony licence to provide, or convey for others, broadcast television to homes. On 23 April 1998, the DTI and the DCMS issued a joint document entitled "Broadband Britain: A Fresh Look at the Broadcast Entertainment Restrictions" ("Broadband Britain") setting out the UK Government's decision that PTOs should immediately have the option to compete in the provision of broadcast entertainment services to those UK homes which are currently outside the existing cable franchise areas and should be allowed to compete in the provision of broadcast services in existing cable franchises from 1 January 2001. The effect of this policy change is that all new franchises will be awarded on a non-exclusive basis with immediate effect and existing franchises will become non-exclusive as of 1 January 2001.

  The UK Government has indicated that it intends to carry out a review of the telecommunications and broadcasting framework later in 1998. This consultation process will include consideration of the licensing, regulatory and competition issues which arise from this change in policy.

  LDSLs historically have been awarded by competitive tendering to the applicant submitting the highest cash bid (payable annually over the 15-year term of the LDSL), unless the ITC determined that there were "exceptional circumstances" (primarily geographic coverage) which made it appropriate to award a licence to another applicant. In addition, all applicants undertook to pay a percentage of qualifying revenue ("PQR") to the ITC in each year of the licence, together with an annual sum equal to the cash bid indexed against inflation plus certain other payments. As a result of the policy change announced in Broadband Britain, these arrangements are under review.

  As a result of the policy change, the Telewest Group intends to apply to the ITC to have its franchises for Blackpool and Southport designated as non-exclusive. Telewest expects that, if this

SECTION FIVE                                                 GENERAL INFORMATION

application is successful, the fees payable under the relevant Cable Television Licences would be reduced from 1 January 1999.

  Under the Broadcasting Act, cable operators may carry certain licensed services on their networks. Cable Television Licences also require cable operators to ensure that advertising and certain foreign satellite programmes carried by them as part of their services conform to the restrictions set forth in the codes on advertising, sponsorship and programming issued by the ITC.

  The Telewest Group and the General Cable Group also each hold 16 and 1 licensable programme service licence, respectively, which enable them to produce local programming, including local advertisements.

TERM, RENEWAL AND REVOCATION OF CABLE TELEVISION LICENCES

  The term and renewal of PDSLs and LDSLs are governed by the Broadcasting Act. For details of the PDSLs and LDSLs held by the Telewest Group, the General Cable Group and the Affiliated Companies, see "-- Section Seven -- Additional Information -- Licences". In relation to Cable Television Licences held by the Telewest Group and the General Cable Group which are due to expire in the near future, the Telewest Group and the General Cable Group intend to seek extensions to the terms of the relevant licences for periods of 8 to 15 years (depending on the licence), as they are entitled to do by the Broadcasting Act.

  The ITC is empowered to revoke Cable Television Licences where the licensee fails to comply with its conditions or a direction from the ITC, in certain circumstances on a change of control of a licensee, and to enforce ownership restrictions in the Broadcasting Act (as amended by the Broadcasting Act 1996).

  Cable Television Licences are transferable only with the consent of the ITC.

OWNERSHIP RESTRICTIONS
  The ITC has a general duty to ensure that Cable Television Licences are held by "fit and proper" persons. The Broadcasting Act also contains specific restrictions on the types of entities which may hold Cable Television Licences or interests therein.

PRICE REGULATION OF CABLE TELEVISION

  Cable television pricing in the UK is not subject to pricing restrictions, including price limitations, rate of return assumptions or similar mechanisms of the kind imposed under US cable regulations. However, cable television pricing is subject to fair trading regulation by the ITC, to the application of general competition law and, at the wholesale and retail level, examination by the OFT. As a result of its review in December 1996 of BSkyB's position in the wholesale pay-TV market, the OFT required undertakings from BSkyB in connection with the industry rate card (which governs the price for the wholesale supply of BSkyB programming where no other contract for such programming has been entered into). One result of these undertakings has been that OFT approval is required for the structure of prices charged by BSkyB under the rate card.

CHANNEL BUNDLING

  On 1 April 1998, the ITC issued a consultation paper on channel bundling in the retail pay-TV market. In that paper the ITC expressed the view that this bundling imposed a restriction on the ability of cable and satellite operators to offer various programming packages to the customer. The ITC's proposals to remedy such restriction include the prohibition of minimum carriage requirements in contracts for the wholesale supply of programming. On 26 June 1998 the ITC confirmed that minimum carriage requirements are to be prohibited in contracts for the wholesale supply of programming. This prohibition will take effect from 1 July 1998 for all new agreements. With regard to existing agreements the prohibition will apply from 1 July 1998 where the services provided under those agreements are broadcast for digital reception and from 1 January 2000 where the services are

SECTION FIVE                                                 GENERAL INFORMATION

broadcast for analogue reception. There are exceptions for trials of new channels and existing channels which are contractually exclusive to one delivery platform. The ITC will also issue a direction to Cable Television Licence holders aimed at preventing undue discrimination in the terms on which distributors contract with different channel providers and requiring distributors to research viewers' preferences with regard to bundling basic channels.

TELECOMMUNICATIONS REGULATION

TELECOMMUNICATIONS ACT LICENCES

  A Telecommunications Act Licence authorises a cable operator to operate and (if Telecommunications Code powers are attached to the licence) install the physical network used to provide cable television and telecommunications services in the franchise area to which the licence relates. It also authorises the operator to connect its system to other telecommunications systems.

  The Telewest Group and the General Cable Group also have national telecommunications licences (awarded on 14 January 1997 and 18 July 1997, respectively) which allow them to provide telecommunications networks and services outside of their franchise areas. An additional Telecommunications Act Licence is held by the General Cable Group in the name of Imminus, which authorises the provision of national data communication services. In addition, the Telewest Group has an international facilities licence (awarded on 18 December 1996) which allows it to provide international telecommunications services and operate networks to provide such services. The Telewest Group also holds three licences for Satellite Master Antenna Television systems, issued under the Telecommunications Act. These licences are required when satellite delivered television programmes are supplied to a discrete area of customers of between 2 and 1,000 homes.

  The Telewest's Group and the General Cable's Group Telecommunications Act Licences contain conditions regulating the manner in which the licensee operates its telecommunications system, provides telecommunications services, connects its systems to others and generally operates its business. The Telecommunications Act Licences also contain a number of detailed provisions relating to the technical aspects of the licensed system (e.g., numbering, metering and the use of technical interfaces) and the manner in which the licensee conducts its business (e.g., publicity of certain prices, terms and conditions). In addition, the Telecommunications Act Licences contain prohibitions on undue preference and discrimination in providing a service. A cable operator's Telecommunications Act Licences also require the relevant licensee to comply with certain codes of practice and to provide information which the Director General may require to carry out his statutory functions. Pricing and interconnection matters are discussed below, see "-- Interconnect Arrangements" and "-- Price Regulation".

  All of the Telewest Group and General Cable Group Telecommunications Act Licences have been amended by the Director General to replace a number of existing conditions dealing with specific forms of anti-competitive behaviour with a "fair trading" condition, thereby enabling the Director General to act against anti-competitive behaviour such as predatory pricing and undue cross-subsidisation. The Director General has published guidelines on the types of behaviour which he considers to be anti-competitive and on the enforcement procedure to be used. In addition, the Telewest Group and General Cable Group Telecommunications Act Licences have been modified, resulting in some detailed obligations (e.g., concerning linked sales), being removed, but with others (e.g., an obligation to provide number portability) being implemented.

  The fees payable for the Telecommunications Act Licences consist of an initial fee payable on the grant of the licence and annual fees thereafter. The fees are based on a proportion of the costs of the Director General in exercising his duties under the Telecommunications Act. OFTEL recently initiated consultation with the industry on a new framework for calculating licence fees, but with the underlying policy of recovering administration costs remaining unchanged.

SECTION FIVE                                                 GENERAL INFORMATION

  A Telecommunications Act Licence is not transferable. However, a change of control of a licensee may be permitted subject to compliance with a notification requirement, provided the proposed change is not, in the opinion of the Secretary of State, against the interests of national security or relations with the government of a country or territory outside the UK.

SERVICE OBLIGATIONS

  A cable operator has no obligation under its Telecommunications Act Licences to provide voice telephony services, but (as per amendments to the relevant licences effective in September 1997) where it does provide such services and achieves a 25% or more share of the relevant market (as determined by the Director General) within its licensed area, a cable operator may, at the direction of the Director General, be required to ensure that voice telephony services are available to anyone in the licensed area who reasonably requests them. No directions have been received by the Telewest Group or the General Cable Group stating that any member of the relevant Group is considered to have a 25% share of a relevant market.

TELECOMMUNICATIONS CODE

  Under Telecommunications Act Licences, a cable operator is subject to and has the benefit of the Telecommunications Code promulgated under the Telecommunications Act. The Telecommunications Code provides certain rights and obligations with respect to installing and maintaining equipment such as ducts, cables and cabinets on public or private land (including the installation of equipment on public highways). Cable operators also have the benefit of the New Roads and Street Works Act 1991, which provides them with the same rights and responsibilities with respect to construction on public highways as other public utilities. Currently in order to install equipment on private property, cable operators must obtain the agreement of occupiers, property owners and others. Cable operators generally are required to post bonds with local authorities in respect of their obligation to ensure reinstatement of roads and streets in the event the operator becomes insolvent, ceases to carry on business or has its Telecommunications Act Licences terminated. This procedure is under review by OFTEL.

TERM, RENEWAL AND REVOCATION OF TELECOMMUNICATIONS LICENCES

  The franchise-specific Telecommunications Act Licences of the Telewest Group and the General Cable Group are awarded for periods of between 15 and 23 years (depending on the technology used by the licensee). See "-- Section Seven --
 Additional Information -- Licences". The national telecommunications licence held by the Telewest Group and the General Cable Group are for periods of 25 years each. On expiry, a Telecommunications Act Licence cannot be extended and application must be made for a new licence.

  A Telecommunications Act Licence may be revoked if the licensee fails to pay the licence fees when due, fails to comply with an enforcement order, upon the occurrence of certain insolvency-related events or if the Cable Television Licence relating to the licensee's system is revoked (in relation to franchise-specific licences only). A Telecommunications Act Licence may also be revoked if, among other things, the licensee fails to give the required notification to the DTI of changes in shareholdings and changes in control and agreements affecting control of the licensee, or if the Secretary of State is of the opinion that any such change would be against the interests of national security or the UK Government's international relations.

INTERCONNECT ARRANGEMENTS

  The ability of cable operators to provide viable voice and other telecommunications services is dependent on their ability to interconnect cost-effectively with other telecommunications networks such that calls originating on one network may terminate on another network. Licensees (including the Telewest Group and the General Cable Group) are required under their Telecommunications Act Licences to enter into interconnect agreements with other PTOs for the interconnection of calls on to their network. The Director General also has the power to make determinations in respect of certain obligations of any party under an interconnection agreement.

SECTION FIVE                                                 GENERAL INFORMATION

  OFTEL has determined standard interconnect charges until 31 March 1997. These rates apply retroactively to the charges the Telewest Group and the General Cable Group and BT levy on each other. Since October 1997, a network charge cap of RPI-8% per annum (where "RPI" is the UK retail price index) has been imposed by OFTEL on most BT interconnect services. Certain services are considered by OFTEL to be fully competitive and are therefore subject to a safeguard cap of RPI-0%. This price cap will remain in effect until 2001.

  Licensed operators are currently discussing with the DTI the proposed implementation in the UK of the Interconnection Directive, which may result in modifications to the interconnect rights and obligations in their Telecommunications Act Licences. Telewest is not able to predict the outcome of the implementation process.

PRICE REGULATION

  BT currently is subject to controls over the prices it may charge residential and small business customers, including a requirement that for residential and small business customers the overall charges it makes for a basket of services, including local, long-distance and international calls, comply with a cap of RPI-4.5% until 2001. In general, the controls impose downward pricing pressure in the UK telephony market, and any change in such controls may influence the pricing policies of the Telewest Group and the General Cable Group. Although to date the Telewest Group and the General Cable Group generally have been able to price their cable telephony call charges for both business and residential services below those of BT, there can be no assurance that they will be able to continue to do so in the future.

  BT's licence has also now been modified to include the "fair trading" condition which prohibits BT from engaging in anti-competitive activity. This provision gives OFTEL broad powers to stop anti-competitive activity by BT, including with respect to pricing. Procedural guidelines have been issued regarding the application of the fair trading condition, for instance on the manner in which BT may offer discounted services.

  The prices charged by the Telewest Group, the General Cable Group and most service providers other than BT are not currently regulated by the Director General, but are subject to the fair trading condition in all Telecommunications Act Licences.

NUMBER PORTABILITY

  After the introduction of "number portability" in the UK in September 1996, the Telewest Group and the General Cable Group began offering BT customers the opportunity to transfer their service to the Telewest Group and the General Cable Group without changing their existing telephone number. The Telewest Group and the General Cable Group have now introduced number portability in all of their franchises for residential and most business customers of all other service providers and will, on request, provide reciprocal portability from its network to those other operators (as required by their Telecommunications Act Licences).

CARRIER PRE-SELECTION

  The EC Interconnection Directive includes an obligation on operators deemed to have significant market power to provide carrier pre-selection (i.e., the ability for telephone subscribers to access the services of another interconnected service provider). Member states (including the UK) can apply for deferral of such obligations on technical grounds and/or if it can be proved that the obligation would constitute an undue burden on various classes of organisation. A common position has been reached on a draft directive amending the Interconnection Directive, allowing Member states to extend the obligation to operators without significant market power where this does not impose a disproportionate burden on such organisations or create a barrier for entry in the market for new operators. Telewest cannot predict the outcome of any future implementation of that draft directive in the UK and cannot guarantee that it will not result in an obligation on the Telewest Group to offer carrier pre-selection.

SECTION FIVE                                                 GENERAL INFORMATION

NETWORK CONSTRUCTION

  Prior to December 1994, milestones for cable networks were contained in the Telecommunications Act Licence for the relevant franchise area. Since that date, they have been included in the LDSL for the relevant franchise area. Telewest has been awarded four LDSLs since December 1994, all of which include build milestones obligations. The Telewest Group has completed negotiations with the ITC amending build milestones for the Blackpool & Southport franchise with the effect that the Telewest Group has no build obligations under those two licences until 2000. The franchise licences for East Lothian and Taunton do not come into force until 1999 and associated milestones will be reviewed as part of the current ITC consultation on non-exclusive LDSL franchises.

  With the exception of franchise areas for which an LDSL has been granted since December 1994, the telecommunications licence in relation to each cable franchise area prescribes milestones that require the licensee to construct its network to pass a specified number of premises by certain dates. The Telewest Group has completed negotiations with OFTEL to amend cumulative build milestones, up to the year 2000, as follows:

YEAR               FRANCHISE               BUILD MILESTONE                   DEADLINE
1998       South East Region                       133,000           31 December 1998
1999       South East Region           159,000 (S. Thames)           31 December 1999
           South East Region           205,000 (N. Thames)           31 December 1999
2000       South East Region           228,000 (N. Thames)           31 December 2000
           Midlands Region                          69,000           31 December 2000

All other franchises are currently compliant and built with regard to milestone requirements up to 2000.

  Following the UK Government's April 1998 announcement in Broadband Britain on franchise exclusivity, Telewest will, where appropriate, seek to re-negotiate all further build obligations after 2000.

  Details of the General Cable Group's build milestone obligations are set out at "-- Section Three-- Information on General Cable -- Description of Networks".

REGULATION OF DIGITAL BROADCASTING

THE ITC AND DIGITAL BROADCASTING
  The Broadcasting Act 1996 introduced provisions for the licensing of digital terrestrial broadcasting. It also required the ITC to introduce a "must carry" requirement on cable companies holding LDSLs, where both programme provider and cable operator use digital technology, to ensure the universal availability of designated free-to-air service channels. Must carry obligations concerning public service channels already applied to holders of PDSLs.

  The Broadcasting Act 1996 provides for the assignment of frequencies for the provision of digital "multiplex services". It also provides for the grant of licences in relation to digital "multiplexes" (transmission networks capable of carrying multiple television channels), or frequency bands, which give substantial national terrestrial coverage, each with the ability to carry several television channels, to "multiplex providers". Each multiplex provider will contract with programme suppliers for the transmission of the programme suppliers' television services via its allocated frequency band. The initial frequency capacity assigned to digital terrestrial television is divided into six multiplexes, each of which will be able to carry a number of different television channels. Of these six multiplexes, two are wholly reserved for existing broadcasters who are guaranteed places on the multiplexes under the Broadcasting Act 1996. The first will be used by the BBC to transmit existing programmes in digital form and develop new digital services. The second is reserved for Channel 3, Channel 4 and Teletext Ltd. This multiplex will be licensed and regulated by the ITC. Licences to operate the remaining four multiplexes

SECTION FIVE                                                 GENERAL INFORMATION

were advertised and three have now been awarded to BDB. The fourth multiplex has been awarded to S4C Digital Networks Ltd. It will carry Channel 5 and S4C in Wales.

INTEROPERABILITY

  In May 1998 the ITC initiated a consultation on the extent to which the digital decoder (or set top) boxes and integrated digital television sets required by viewers to receive and view digital television services should be interoperable across all digital platforms, rather than compatible exclusively with one system. There can be no assurance as to the outcome of the ITC's consultation on this issue.

OFTEL REGULATION OF DIGITAL CONDITIONAL ACCESS AND ACCESS CONTROL SERVICES

  The EC Advanced Television Standards Directive covers the supply of technical conditional access for digital television services and has been implemented in the UK by the Advanced Television Services Regulations which became effective on 7 January 1997 (the "Regulations"). The Regulations provide that conditional access operators, such as BSkyB, are required to co-operate with broadcasters on a fair, reasonable and non-discriminatory basis so that broadcasters are able to receive and rebroadcast television services using their own conditional access system without incurring unnecessary or unreasonable expense.

  The Regulations also modify the Telecommunications Act 1984 to provide that conditional access systems which make available conditional access services including encryption, subscriber management or subscriber authorisation services should be treated as telecommunications systems. Each such system must be licensed and the Secretary of State granted a class licence to authorise the running of these conditional access systems which came into force also on 7 January 1997 and runs until 31 July 2001 unless previously revoked. The licence contains similar provisions to those in the Regulations and, in addition, includes the fair trading condition.

  Under the class licence, the Director General can order a licensee to make available its intellectual property rights if the licensee is using them to prevent or obstruct products from being made available. The Director General can also designate an interface between the licensed system and a broadcaster's conditional access or other transmission system as an "essential interface" and thereafter the licensee must comply with any relevant standard specified by a broadcaster which includes applicable European standards or other standards specified by the Director General.

  Following public consultation, OFTEL published guidelines on the regulation of conditional access for digital television. The guidelines set out how OFTEL would propose to deal with anti-competitive behaviour in relation to the provision of conditional access services. The guidelines are not legally binding and are expected to be reviewed where market developments so require. OFTEL has also recently published guidelines on conditional access charges for digital television and is consulting further on the prices broadcasters and other third-party service providers are required to pay for access to digital television receivers to provide television and interactive services.

COMPETITION LAW

  In addition to regulation by OFTEL and the ITC through the fair trading and competition conditions in their Cable Television and Telecommunications Act Licences, the Telewest Group and the General Cable Group are subject to the competition rules in the EC Treaty and in individual national regimes in the countries where they operate, principally the UK. These rules regulate commercial agreements which may restrict competition, the anti-competitive exploitation by companies of dominant market power, as well as the competitive structure of markets, through merger control and monopoly provisions.

  As a result, commercial agreements of the Telewest Group and the General Cable Group may be subject to general competition law scrutiny by the OFT and the European Commission, as was a contract for the supply of programming between the Telewest Group and BSkyB entered into in April

SECTION FIVE                                                 GENERAL INFORMATION

1995. See "-- Section Two -- Information on Telewest -- Cable Television --
 Sources of Programming".

  In this context, the UK Government has introduced a Competition Bill (the "Bill") which proposes to grant concurrent powers to the industry-specific regulators and the DGFT for the enforcement of prohibitions modelled on Articles 85 and 86 of the EC Treaty. The Bill introduces in UK law prohibitions on anti-competitive agreements and the abuse of a dominant position, and introduces third-party rights, stronger investigative powers, interim measures and effective enforcement powers.

  The Bill proposes that the Director General is able, but not required, to exercise concurrent powers with the Director General of Fair Trading in relation to "commercial activities connected with telecommunications". The Bill will enable third parties to bring enforcement actions directly against telecommunications operators who are in breach of the prohibitions and seek damages rather than be required to wait for the Director General to take enforcement action.

EUROPEAN REGULATION
  In the context of the European Commission's programme of regulatory liberalisation and harmonisation of the telecommunications sector, a number of legislative initiatives must be implemented by EU member states, including the UK. These initiatives include the following:

THE LICENSING DIRECTIVE

  The Licensing Directive sets out principles for EU member states' regimes for general authorisations (known as "class licences" in the UK) and individual Telecommunications Act Licences. As a result of implementation of the Licensing Directive in the UK the DTI will be seeking to make modifications to all individual licences in 1998 to bring them into line with the Licensing Directive.

THE INTERCONNECTION DIRECTIVE
  The Interconnection Directive sets out a regulatory framework for regulation of interconnection of public telecommunications networks and services. Public telecommunications networks operators and/or service providers identified in the Interconnection Directive would have a right and, when requested, an obligation to negotiate interconnection with each other. OFTEL and the DTI are currently consulting on the application of this Directive in the UK.

PROPOSED DIRECTIVE AMENDING THE INTERCONNECTION DIRECTIVE

  The draft amending Directive concerns number portability and carrier pre-selection. Number portability has already been introduced into the UK for fixed networks (see "-- Regulatory Matters -- Telecommunications Regulation --
 Number Portability"). For carrier pre-selection see "-- Regulatory Matters -- Telecommunications Regulation -- Carrier Pre-Selection".

TELECOMMUNICATIONS DATA PROTECTION DIRECTIVE
  The Telecommunications Data Protection Directive seeks to harmonise Member States' provisions on the processing of personal data in the telecommunications sector. In particular, this Directive contains provisions on caller-line identification, telephone bills and directories. The DTI is currently consulting on implementation of this Directive.

PROPOSED DIRECTIVE ON SEPARATION OF TELECOMMUNICATIONS AND TELEVISION
ACTIVITIES

  The proposal aims to ensure that telecommunications networks and cable television networks owned by a single operator who is a dominant telecommunications company are separate legal entities.

OTHER
  The European Commission is planning to review the regulation of telecommunications in 1999 and has published a Green Paper on Convergence as the first stage of consultation on regulation across the telecommunications, broadcasting and IT sectors in the longer term.

SECTION FIVE                                                 GENERAL INFORMATION

  Telewest cannot predict the result of implementation of these and other future liberalising initiatives, nor the potential impact on the business of the Combined Group.

COMPETITION

  The cable television and cable telephony businesses of the Telewest Group and the General Cable Group compete (and the Combined Group will compete) with a wide range of companies using a variety of technologies.

CABLE TELEVISION

GENERAL

  Prior to April 1998, the ITC's policy was to grant only one Cable Television Licence in any one given area. Further, in 1991 the DTI placed limitations on PTOs, preventing them from using their principal national telephony licence to provide, or convey for others, broadcast television to homes. On 23 April 1998, the DTI and the DCMS issued the joint document entitled Broadband Britain, which sets out the UK Government's decision that PTOs should immediately have the option to compete in the provision of broadcast entertainment to those UK homes which are currently outside the existing cable franchise areas, and from 1 January 2001 should be allowed to compete in the provision of broadcast services in existing cable franchises. The effect of this policy change is that all new franchises will be awarded on a non-exclusive basis with immediate effect and existing franchises will become non-exclusive as of 1 January 2001.

  The principal current and potential competitors for the cable television business of the Telewest Group and the General Cable Group are the following:

BROADCAST

  Television viewing in the UK has long been one of the most popular forms of entertainment and daily viewing time in the UK has been among the highest in the world. Five broadcast channels are the predominant source of television programming. Although the terrestrial television channels in the UK generally are perceived as providing high-quality programming, Telewest believes that viewers have a desire for a wider variety of television programming. Telewest believes that acceptance of alternative programming, together with the relatively high penetration of DTH satellite services, evidences a willingness by many consumers in the UK to pay for additional programming.

DTH SATELLITE

  DTH satellite services are widely available in the UK. Telewest believes that BSkyB is a leading supplier of satellite programming in the UK. BSkyB is also a principal competitor of the Telewest Group and the General Cable Group in the UK pay television market as well as one of their most important sources of programming. The Telewest Group and the General Cable Group purchase a large number of the channels provided by BSkyB to their DTH satellite customers.

  Telewest believes that DTH satellite services will continue to be significant competitors for a cable operator in the future. The Telewest Group competes against BSkyB in several areas, including: (i) variety of television packages available to customers, (ii) differentiation in content compared to the BSkyB DTH satellite service, (iii) provision of local programming, (iv) provision in some areas of impulse pay-per-view services (e.g., programme services that can be ordered through the remote control rather than via the telephone), and (v) provision of telecommunications services in conjunction with broadcast services. In addition, satellite customers need to purchase set top box equipment and a satellite dish, in contrast to cable customers who generally lease set top boxes through their agreement to purchase cable services and do not have to purchase a satellite dish or other special equipment.

  BSkyB currently offers its DTH satellite service customers pay-per-view services throughout the UK, including in the Telewest Group and General Cable Group franchise areas. The Telewest Group and the General Cable Group currently offer their Front Row service. See "-- Section Two --

SECTION FIVE                                                 GENERAL INFORMATION

 Information on Telewest -- Cable Television". BSkyB's pay-per-view services are also available to certain cable subscribers when their operator has elected to subscribe to the services.

DIGITAL TELEVISION SERVICES

  The Broadcasting Act 1996 provides for the assignment of frequencies for the provision of digital terrestrial television. For details of the licensing framework and the companies licensed to provide digital broadcasting, see "--
 Regulatory Matters -- Regulation of Digital Broadcasting".

  In addition to digital terrestrial services, BSkyB has indicated that it intends to launch a digital satellite service in the third quarter of 1998.

  The Telewest Group and the General Cable Group currently expect to begin introducing digital services in 1999. Telewest believes its services will have several advantages over the BSkyB and BDB systems, including:

  . Unlike BSkyB and BDB, Telewest will operate a return path in support of interactive services over their broadband network rather than via a telephone network.

  . Capacity of the Telewest digital system will be greater than that available on the BDB system (which is expected by Telewest to offer the equivalent of 30 television channels).

  . Digital broadcast services on the Telewest system may be integrated with generic broadband access services e.g., those available via cable modems. This integration is expected to be unique to cable systems, although telecommunications network providers and satellite operators may upgrade their networks in the future to provide similar capability.

  . As in the analogue broadcast entertainment market, Telewest will continue to offer telecommunications services in conjunction with broadcast services.

  Telewest expects the competitive advantages of the BSkyB and BDB digital systems will include their earlier launch and the national coverage available on those services at their launch. Telewest expects the digital broadcast and entertainment market to be highly competitive.

  Viewers desiring a digital service will require a digital decoder (or set top) box or integrated digital television set to receive and view digital services. As discussed under "-- Regulatory Matters --Regulation of Digital Broadcasting -- Interoperability", the ITC currently is consulting on the extent to which digital set top boxes and integrated digital televisions should be interoperable between all digital platforms, rather than compatible exclusively with one operator's system. Telewest believes that digital set top boxes and integrated digital television should be fully interoperable. Full interoperability would, Telewest believes, enhance its ability to compete in digital services.

INTERACTIVE SERVICES

  British Interactive Broadcasting, a proposed joint venture between BT, BSkyB, Matsushita (Panasonic) and Midland Bank, intends to provide digital interactive services initially on the BSkyB network, although the Telewest Group and the General Cable Group have also requested access to those services. The European Commission is currently considering the extent to which this joint venture may involve a restriction of competition.

NEW TECHNOLOGIES

  The extent to which new media and technologies will compete with cable television systems in the future cannot be predicted. Telewest believes that such media or technologies may become dominant in the future and render cable television systems less profitable or even obsolete. The UK Government has stated its intention to auction spectrum for use of future and universal mobile telecommunications services, as well as other tranches of radio frequency which may support broadband services. Telewest believes that such auctions of spectrum could result in increased competition for the Combined Group.

SECTION FIVE                                                 GENERAL INFORMATION

OTHER COMPETITORS
  The Telewest Group and the General Cable Group also compete with home entertainment media such as home video. Currently, no video-on-demand service is commercially available in the UK. The introduction of such a service in the Combined Group's franchise areas would result in increased competition for the Combined Group's services.

CABLE TELEPHONY

   Telewest believes that competition in the provision of telephony services in the UK has been substantial and that, because of the number of competitors, it is expected to intensify. BT is the principal competitor of the Telewest Group and the General Cable Group in providing telephony services to residential and business customers. BT has an established market presence, a fully built network and resources substantially greater than those of Telewest. OFTEL figures for the second quarter of 1997/98 indicate that BT accounts for 88% of the residential lines and almost 90% of business lines.

  Currently, the Telewest Group and the General Cable Group compete against BT through price competition, both in the provision of calls and exchange lines. They also compete through service differentiation. To date, the Telewest Group and the General Cable Group have been able to price below BT, although there can be no assurance they will be able to continue to do so. Telewest offers free local calls between Telewest customers in the same local call area, and is also pursuing a gradual rebalancing of line rental prices against call prices.

  BT currently is subject to regulatory controls over the prices it may charge customers. See "-- Regulatory Matters -- Telecommunications Regulation -- Cable Telephony -- Price Regulation". As a result of these controls, BT has in the past reduced and will in the future be required by its telecommunications licence to reduce its prices further in each of the next few years. The Telewest Group and the General Cable Group have modified their rates in order to maintain their price advantage over BT. There can be no assurance, however, that any such price cuts will not adversely impact the profitability of the telephony operations of the Telewest Group and the General Cable Group.

  Number portability is available to all the Telewest Group's and the General Cable Group's residential customers and to certain business customers. Number portability allows customers to switch from BT to the Telewest Group or the General Cable Group or vice versa without changing their telephone number. To date, BT has initiated the final stages of number portability from Telewest in one region, the Midlands. This will allow those Telewest Group customers who choose to switch to BT to do so without changing their telephone number. BT is seeking number portability from the General Cable Group in the majority of the General Cable Group's franchise areas.

  As a result of changes to the Interconnection Directive (see "-- Regulatory Matters -- Telecommunications Regulation -- Carrier Pre-Selection"), Telewest expects that BT will be required to offer carrier pre-selection services from 1999 onwards. This will allow other operators to sell call services directly to customers on BT exchange lines without the customer having to dial an access code to obtain such services. Telewest believes that the launch of such services may have an adverse impact on the ability of Telewest to sell its exchange lines and call services to BT customers. There can be no assurance that a similar obligation will not, in the future, be imposed on Telewest.

OTHER COMPETITORS

  Other telecommunications competitors of the Telewest Group and the General Cable Group include CWC, Ionica, Energis, Torch, AT&T, Sprint, Esprit, Worldcom, Swiftcall and COLT. In addition, the Telewest Group and the General Cable Group compete with cellular telephone operators and personal communications network operators such as Cellnet, Vodafone, One2One and Orange Personal Communications Limited.

SECTION FIVE                                                 GENERAL INFORMATION

  In addition to the exchange line competition provided by cable operators and wireless operators such as Ionica, several operators offer services to the residential sector via indirect access over BT lines, for users with high national and international usage. However, as of the second quarter of 1997 (the latest figures available) less than 10% of UK residential customers use these indirect access operators.

  Telewest believes that in the UK business market, the number of lines is increasing rapidly, with new services such as ISDN and CENTREX recently showing high growth rates. Cable operators are having increasing success in attracting smaller businesses, and other operators, such as COLT and Worldcom, who have their own fibre-optic networks in city centres, are increasingly attracting larger business. However, much of BT's competition for business customers' calls comes from operators that use indirect access over BT's local network to reach customers. Approximately 15% of BT's business lines are used for indirect access.

  Telewest believes that the international business call market is highly competitive. As a result of competition through simple resale and from CWC, BT's market share for international calls from business customers is lower than that for other services.

MANAGED DATA NETWORK SERVICES

  The acquisition of Imminus has enabled the General Cable Group to provide managed data network services. Traditionally Imminus has concentrated on the travel sector, primarily competitive with AT&T and Istel, and is likely to face competition from BT in the future.

SECTION SIX                                             GENERAL INFORMATION
--------------------------------------------------------------------------------

SECTION SIX

RISK FACTORS

--------------------------------------------------------------------------------

  In connection with the Merger, shareholders should consider carefully, among other things, the following risk factors.

INTEGRATION OF TELEWEST AND GENERAL CABLE
  The Telewest Group believes that the Merger provides the Combined Group with the potential for considerable benefits over time, including (a) strengthening the Combined Group's ability to deliver advanced business data services, digital television and high-speed Internet access using its broadband network;
(b) producing incremental revenue from delivering integrated services to residential market segments across a larger subscriber base; (c) allowing the Combined Group to achieve cost savings and scale economies from reducing interconnect and programming costs, consolidating network operations and maintenance, and removing duplicate overheads; and (d) accelerating the development of the Combined Group's business telephony capabilities using General Cable's expertise in this area and a wholesale telephony business. However, there can be no assurance that difficulties will not arise in integrating the operations of the Groups or that the synergies anticipated from combining such operations will actually be realised. If currently unanticipated difficulties arise or such synergies are not realised, the integration of the operations of the Groups may have a material adverse effect on the Combined Group.

ABILITY TO MANAGE GROWTH AND EXPANSION
  The Groups have experienced rapid growth and development in a relatively short period of time owing to construction milestone requirements, regulatory changes permitting cable television operators to provide cable telephony services and call switching in their own right (rather than under agreements with, or as agents for, BT or Mercury) and franchise acquisitions. The management of such growth has required and is likely to continue to require an expansion of management and financial controls and has placed and is likely to continue to place strain on the management and operational resources of the Groups and the Combined Group. Telewest currently is searching for a permanent chief executive officer for the Combined Group. Although Telewest believes it will be able to identify and hire an appropriate chief executive officer within a reasonable period of time, there can be no assurance it will be able to do so and any failure or delay in doing so could have a material adverse effect on the Combined Group.

LIMITED CONSUMER ACCEPTANCE OF CABLE TELEVISION AND CABLE TELEPHONY IN THE UK

  Cable television and cable telephony have a relatively limited history in the UK and the Groups are unable to predict with certainty how consumer demand for these services will continue to develop over time. The Combined Group's future profitability depends in large measure on the development of increased consumer preference for cable television over other methods of providing in-home entertainment and consumer acceptance of the Combined Group as a viable alternative to BT and CWC as providers of telephony services. For further information on cable television and cable telephony competition, see "--
 Significant Competition" and "-- Section Five -- Regulatory Matters and Competition -- Competition". The Groups continue to experience relatively high levels of customer churn in cable television and an increasing cable telephony churn rate. Telewest believes that these churn rates will decline over time from the current levels; however, there can be no assurance that the Combined Group will not continue to experience high churn rates or that such churn rates will not increase, either of which could have a material adverse effect on the Combined Group.

SECTION SIX                                             GENERAL INFORMATION

NEED TO RENEGOTIATE OR REFINANCE EXISTING FACILITIES; REQUIREMENT FOR ADDITIONAL FUNDS

  Following the Merger, the Combined Group will contain a number of individual borrowing groups (a Telewest group, a General Cable group, a Birmingham Cable group and a Cable London group) with generally separate financing arrangements, the terms of each of which have been structured to reflect the anticipated net funding requirements of the relevant borrowing group based on its existing strategy. Amongst other things, these financing arrangements restrict borrowing and other funds flowing between the different borrowing groups. The anticipated net funding requirements of each borrowing group represent the anticipated cost of completing the construction of that group's franchises, the anticipated cost of its operations, the anticipated net interest on its debt and repayment of the principal of such debt less the anticipated net revenue generated.

  As discussed in "-- Section Four -- Information on the Combined Group -- Strategy for the Combined Group", Telewest will, following completion of the Merger, consider how best to optimise the potential economies of scale and other opportunities available to the Combined Group. This may result in changes to the existing strategies of certain of these borrowing groups, which may affect their anticipated net funding requirements and necessitate amendments to, or refinancings of, one or more of the Combined Group's financing arrangements. There can be no assurance that such amendments or refinancings would be achievable or achievable on acceptable terms.

  Several of the Combined Group's financing arrangements limit the amount of credit available to the relevant borrowing group to declining multiples over time of its net operating cash flow and contain covenants (including covenants linked to achieving certain levels of net operating cash flow), the breach of which could result in all amounts outstanding under the relevant arrangement or arrangements becoming due immediately. There can be no assurance that the actual net funding requirements of individual borrowing groups (or the Combined Group as a whole) will not be more than, or that their net operating cash flows will not be less than, those currently anticipated. Differences may result from the actual cost of constructing the network and operating the business and/or the amount of revenues derived varying considerably from those currently anticipated because they depend on many factors, including the numbers of subscribers and the services for which they subscribe and changes in technology. To the extent that differences arise, there can be no assurance that such differences may not necessitate obtaining additional financing and/or amendments to or refinancings of one or more of the Combined Group's financing arrangements and that such new financing and/or amendments or refinancings may be available or available on acceptable terms. Furthermore, if the Combined Group were to fail to be in compliance with the other terms and conditions governing the availability of funds under its financial arrangements, the Combined Group's ability to meet its anticipated net funding requirements may be impaired.

  As discussed under "-- Section One -- The Merger and Related Matters -- Birmingham Cable and Cable London", the Telewest Group expects in due course to serve notice on General Cable requiring General Cable to sell its holding of shares in Birmingham Cable to Telewest for (Pounds)100 million subject to the operation of the pre-emptive provision in the Birmingham Cable Articles. Telewest intends to fund such purchase with the proceeds of the Unsecured Notes. The obligation under the Securities Purchase Agreement to purchase the Unsecured Notes is subject to a number of conditions. Although the Telewest Group believes that these conditions will be satisfied, there can be no assurance that all of the conditions will be satisfied and that the necessary funds for such purchase will be available from the Unsecured Notes or otherwise.

  The Combined Group may require additional funding after 31 December 1999. If additional funding were to be required before or after this date, the Combined Group would review the alternative funding sources then available but would intend to obtain this funding from institutional debt offerings in the US and/or syndicated bank financing although there can be no assurance that such funding or any other funding will be available to the Combined Group, or that the Combined Group will not elect to use alternative funding sources (including public debt offerings in the UK or Europe).

SECTION SIX                                                  GENERAL INFORMATION
ANTICIPATED BOND OFFERING; ADVERSE CONSEQUENCES OF ADDITIONAL FINANCIAL
LEVERAGE

  Telewest currently is considering a private placement of long-term debt securities to finance its anticipated purchase of Comcast's interests in Birmingham Cable and Cable London, to refinance the Second Secured Facility and to provide additional working capital. See "-- Section Seven -- Additional Information -- Financing Arrangements". Such debt securities would likely include covenants similar to those included in Telewest's existing debt securities issued in October 1995, including covenants which limit indebtedness and the payment of dividends, restrict asset sales and dictate the use of proceeds from the sale of assets. These restrictions, in combination with the leveraged nature of the Combined Group (as described below), could limit the ability of the Combined Group to respond to market conditions or meet extraordinary capital needs or otherwise could restrict corporate activities. There can be no assurance that such restrictions will not adversely affect the Combined Group's ability to finance its future operations or capital needs or to engage in other business activities, such as acquisitions, which may be in the interest of the Combined Group.

  Increasing the Combined Group's indebtedness could have significant consequences for the Combined Group, including (a) increasing the Combined Group's vulnerability to general adverse economic and industry conditions; (b) limiting the Combined Group's ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate purposes, including the construction of its network; (c) requiring a substantial portion of the Combined Group's cash flow to be dedicated to debt service requirements, thereby reducing the funds available for operations and future business opportunities; and (d) increasing the Combined Group's exposure to increases in interest rates in the event that any such long-term debt securities are at variable rates of interest.

HISTORY OF LOSSES

  The Groups have incurred operating and net losses since their inception. Based on the UK GAAP financial information, during the two years ended 31 December 1997 and the three months ended 31 March 1998, the Telewest Group incurred aggregate net losses of approximately (Pounds)632 million, including non-cash depreciation and amortisation expenses of approximately (Pounds)354 million. Based on the UK GAAP financial information, during the two years ended 31 December 1997 and the three months ended 31 March 1998, the General Cable Group incurred aggregate net losses of approximately (Pounds)123 million, including non-cash depreciation and amortisation expenses of approximately (Pounds)72 million. On a pro forma basis the combined losses of the Combined Group for the year ended 31 December 1997 would have been (Pounds)440 million. Although Telewest believes that the continued expansion of the Combined Group's networks ultimately will provide it with a revenue base that will exceed its operating expenses, Telewest expects the Combined Group to incur additional losses for the foreseeable future and there can be no assurance that its operations will become profitable. Failure to become profitable could impact its ability to sustain operations and obtain required additional funds. In any event, Telewest does not presently intend to pay any dividends on any of its shares for the foreseeable future.

UNCERTAINTY AS TO PERCENTAGE INTERESTS IN BIRMINGHAM CABLE AND CABLE LONDON


  The Telewest Group, the General Cable Group and Comcast currently own 27.47%, 44.95% and 27.47%, respectively, of the issued share capital of Birmingham Cable, and Telewest and Comcast each currently own approximately 50% of the issued share capital of Cable London. Upon and subject to completion of the NTL/Comcast Merger, the Telewest Group will have the right to acquire Comcast's interests in Birmingham Cable and Cable London. In addition, General Cable has undertaken (if so required by Telewest) to sell its interest in Birmingham Cable to the Telewest Group, subject to the pre-emption rights contained in the Birmingham Cable Articles. Consequently, such shares would be offered in accordance with such rights to Telewest, Comcast and the other shareholders in Birmingham Cable. Further details regarding these possible transfers are set out in "-- Section One -- The Merger

SECTION SIX                                                  GENERAL INFORMATION

and Related Matters -- Birmingham Cable and Cable London". The precise percentage interest to be owned by the Telewest Group in Birmingham Cable will depend on a number of factors and events, including, among others: (a) completion of the proposed NTL/Comcast Merger; (b) whether Comcast will exercise its rights under the pre-emption provisions in the Birmingham Cable Articles, (c) resolution of disputes between Telewest and Comcast concerning the operation of the Co-Ownership Agreement and the Birmingham Cable Articles,
(d) the availability of funds under the Securities Purchase Agreement for the purchase of General Cable's shares in Birmingham Cable and (e) the ability of Telewest to obtain financing for the purchase of the Comcast interest in Birmingham Cable. Representatives of Telewest, NTL and Comcast are engaged in discussions which could resolve the disputes concerning the operation of the Co-Ownership Agreement and the Birmingham Cable Articles, but there can be no assurance that any agreement will be reached, what the terms of any such agreement may be, or what the consequences of a failure to so agree may be. The Combined Group's ability to acquire the Comcast Cable London interests will depend on a number of factors and events, including, among others: (a) the completion of the proposed NTL/Comcast Merger and (b) the ability of the Combined Group to obtain financing for the purchase of the Comcast interest in Cable London. In light of the foregoing factors, there can be no assurance as to whether Telewest's interests in Birmingham Cable or Cable London will increase or will not decrease.

  Even if the Combined Group acquires more than a 50% interest in Birmingham Cable and Cable London there can be no assurance as to when the Telewest Group will have the ability to control the day-to-day management or operations of the such companies. At present, although the Telewest Group has representatives on each board of directors of Birmingham Cable and Cable London and has the right to approve certain significant transactions and other corporate matters, the Telewest Group's ability to control the day-to-day management or operations of such companies is limited. Consequently, the value of the Telewest Group's investment in these companies is dependent in large part on the skill and performance of the management of these companies. In addition, the Telewest Group is unable, without the consent of the other principal shareholder (Comcast), to cause Birmingham Cable and Cable London to implement strategies that the Telewest Group may favour, or to cause dividends or other distributions to be made. The Telewest Group is also restricted by certain agreements with other parties from transferring its interests in Birmingham Cable and Cable London without the consent of the relevant partners. Accordingly, there can be no assurance that the Telewest Group will be able to realise the full economic benefit from its ownership interests in Birmingham Cable and Cable London, whether through the receipt of dividends or other distributions from the such companies or the sale of its interests or otherwise.

SIGNIFICANT COMPETITION

CABLE TELEVISION

  The Groups compete directly with television programming provided by terrestrial (over-the-air broadcast television) stations and DTH satellite services (including BSkyB). The Groups' programming also competes with other entertainment media, including home video (generally video rentals) and films. The Combined Group expects, in the near future, to face competition from digital terrestrial and digital satellite television. BSkyB has indicated it intends to launch a digital satellite service in the third quarter of 1998 and the Telewest Group and the General Cable Group currently expect to begin introducing digital services in 1999. The scheduled later introduction by the Telewest Group and the General Cable Group of digital services or any delay by them in launching such services may have a negative impact on the ability of the Combined Group to compete in digital television market and to retain existing, and attract new, cable television customers. The Combined Group expects that in the future it may also face competition from programming provided by video-on-demand services, including those that may be provided by PTO. The extent of competition from other service providers depends upon, among other factors, the quantity and quality of the programming offered, the price (including the level of up-front service costs) and, with respect to DTH satellite and broadcast services, the quality of the broadcast signal. The Groups also compete with other companies (which may include PTOs and other cable operators) for the award of new franchises, the purchase of existing franchises

SECTION SIX                                                  GENERAL INFORMATION

and new sources of capital. Further information on cable television competition can be found under "-- Section Five -- Regulatory Matters and Competition --
 Competition -- Cable Television".

CABLE TELEPHONY

  The Groups compete primarily with BT in providing telephony services to residential and small and medium-size business customers. BT has an established market presence, a fully built network and resources substantially greater than those of the Groups. As more than 88% of UK residential telephony customers are currently customers of BT, the growth in telephony services depends upon the Groups' ability to convince these customers to switch to the telephony services provided by the Groups. Telewest believes that price is currently one of the most important factors influencing the decision of UK customers to switch to a cable telephony service. For example, the Groups currently seek to provide their telephony subscribers with savings on the cost of calls compared to BT. Telewest believes that BT will be required to reduce its prices further in each of the next few years and may choose to further reduce its prices for competitive reasons. There can be no assurance that such price cuts will not adversely affect the telephony operations of the Groups or that the Groups will be able to continue to offer customers the same level of savings.

  In addition to BT, the Groups compete in the provision of telephony services with other service providers such as CWC, Ionica, Energis, Torch, AT&T, Sprint, Esprit, Worldcom, Swiftcall, MFS and COLT, and operators of mobile cellular telephony networks, such as Cellnet and Vodafone, and personal communications networks, such as Orange and One2One. Further details on competition can be found under "-- Section Five -- Regulatory Matters and Competition --
 Competition -- Cable Telephony".

CONSTRUCTION OF NETWORKS

  The successful construction of the Combined Group's cable systems will depend on, among other things, its ability to continue to design successfully network routes, install cable and equipment, maintain and comply with the terms of required government licences or approvals and finance construction. Although in the past the Groups have from time to time not met certain milestones, they have generally sought and received appropriate milestone modifications from the Director General. In the event that the Combined Group is unable to meet the construction milestones required by any of its licences, and is unable to obtain further modifications, such licences could be revoked, which could have a material adverse effect on the Combined Group.

INFLUENCE OF PRINCIPAL SHAREHOLDERS

  Immediately following completion of the Merger, the Pre-emptive Issue (assuming all Qualifying Telewest securityholders take up their entitlements under the Pre-emptive Issue pro rata) and Conversion, the TINTA Group and the MediaOne Group (through their interests in TW Holdings) are expected to control, collectively, approximately 50.1% of the issued Telewest shares. As a result of the ownership and voting arrangements set out in the Relationship Agreement, the TINTA Group and the MediaOne Group will together generally be able to determine the outcome of any matter requiring shareholder approval, including the election or removal of Directors (subject to the requirements as to Board composition included in the Articles), the creation and issuance of shares and the granting of the necessary authority to the Directors to allot any unissued shares. As a result of certain appointment and voting arrangements, the TINTA Group and the MediaOne Group will also have significant influence over decisions made by the Board. In addition to the MediaOne Group's and the TINTA Group's general rights as shareholders and rights to appoint Directors, the Relationship Agreement provides that, for so long as either the TINTA or MediaOne Groups hold 15% or more of the Telewest shares in issue, the consent of the TINTA Group and/or the MediaOne Group (as appropriate) must be obtained by Telewest before certain significant corporate actions may be taken. The Relationship Agreement also limits the scope of the Telewest Group's business for so long as TINTA or MediaOne retains an interest of 15% or more of the Telewest shares in issue. In addition, members of the TINTA Group and the MediaOne Group are parties to certain contractual arrangements that affect, and in some cases will restrict, the business of the Combined Group.

SECTION SIX                                                  GENERAL INFORMATION
  As a condition to the continued listing of the Telewest shares on the London Stock Exchange, Telewest must demonstrate its "independence" from any "controlling shareholder". Upon completion of the Merger, the TINTA Group and MediaOne Group will both be deemed "controlling shareholders". To comply with this independence requirement, Telewest must demonstrate that all "significant" decisions can be made by a majority of Directors who are independent of TINTA and MediaOne as controlling shareholders, and that contractual arrangements to that effect are in place between Telewest and the relevant shareholders. Consequently, a majority of the Board needs to be independent of TINTA and MediaOne. If at any time Telewest were to lack the requisite independence (as a result of action by TINTA or MediaOne or otherwise), the listing of the Telewest shares on the London Stock Exchange could be suspended or cancelled. Such a suspension or cancellation could have a material adverse effect on the liquidity of the trading market for, and the value of, the Telewest shares and Telewest ADSs. SBC, Cox and Vivendi will not be "controlling shareholders" for the purposes of the Listing Rules.

  TINTA and MediaOne have agreed that, on any matter requiring the approval of the Board, they will cause the Directors designated by them to vote together as agreed by them (subject to each Director's fiduciary duties to Telewest) or, in the absence of such agreement, to vote together in the manner that would be most likely to continue the status quo without materially increasing the Telewest's Group's financial obligations or materially deviating from its approved budget and business plan. If the Directors appointed by either the TINTA Group or the MediaOne Group (as the case may be) are precluded from voting on any matter because of a conflict of interest, the Directors appointed by the members of the other group may vote on such matter as they deem appropriate. For further details on the relationship with TCI, MediaOne, SBC, Cox and Vivendi and their respective affiliates, see "-- Section Four --
 Information on the Combined Group -- Principal Shareholders".

EXTENSIVE GOVERNMENT AND EUROPEAN REGULATION

  The licensing, construction, operation, sale and acquisition of cable television and cable telephony systems in the UK are regulated by various entities. Telecommunications policy is established and overseen by the DTI. Telecommunications regulations and licences are monitored and enforced by the Director General. Broadcasting policy is established and overseen by the DCMS and broadcasting licences are issued and monitored by the ITC. For further information on regulatory issues, see "-- Section Five -- Regulatory Matters and Competition". Changes in the regulation both at a UK and a European level of the Groups' activities and those of their competitors (including in the areas of licensing requirements, price regulation, interconnection arrangements, number portability, carrier pre-selection or the ability to access digital services) could have a material adverse effect on the Groups.

TECHNOLOGICAL CHANGES
  The cable industry is subject to rapid and significant changes in technology. Although Telewest believes that the Groups' current networks have been designed to be sufficiently flexible to permit them to deliver a wide variety of existing television and telephony services to their customers and advanced, interactive and integrated multimedia services as they become available in the future, the effect of any future technological changes on the viability or competitiveness of their network and services cannot be predicted. In any event, Telewest believes that if digital terrestrial or digital DTH satellite television service is successfully introduced in the UK at competitive costs, the Groups, as well as their digital terrestrial and digital DTH satellite competitors, will be able to increase significantly the number of channels they are currently able to offer to their customers. An increase in the number of channels offered by terrestrial and DTH satellite services could reduce the current competitive advantage of the Groups.

LIMITED ACCESS TO PROGRAMMING SUPPLY

  The ability of the Groups to offer competitive cable television services is dependent on their ability to obtain programming at a reasonable cost. While various sources of programming are available to cable television operators in the UK, BSkyB is a leading supplier of cable television programming and the exclusive supplier of certain programming, including Sky Sports and the most popular premium

SECTION SIX                                                  GENERAL INFORMATION

film channels available in the UK. BSkyB's programming is important in terms of attracting and retaining cable television subscribers. The Telewest Group entered into a seven-year contract with BSkyB in 1995, pursuant to which the Telewest Group receives programming from BSkyB. The General Cable Group operates under the industry rate card.

YEAR 2000 COMPLIANCE

  The Telewest Group has established a Steering Committee to oversee the procedures for compliance with Year 2000 requirements. The Committee's work is reviewed periodically by internal and external auditors, and integrated with similar programmes run by the major corporate shareholders. The project objective is to ensure complete compliance in advance of the Year 2000, which is facilitated by the relatively modern systems in use in the Telewest Group and the planned upgrades in 1998 of critical operating systems based on external package solutions that are Year 2000 compliant. However, there can be no assurance that such compliance will be achieved or that it will be achieved without significant costs.

POTENTIAL VOLATILITY OF SHARE PRICE

  The market price for the Telewest shares at times in the past has been highly volatile and may continue to be highly volatile in the future. Telewest believes that factors such as quarterly fluctuations in financial results or announcements by Telewest or by its competitors or other industry participants (such as CWC, BT and BSkyB), particularly with respect to service offerings and prices, could cause the market price of the Telewest shares to fluctuate substantially. In addition, the stock market may experience extreme price and volume fluctuations which often are unrelated to the operating performance of specific companies. Market fluctuations or perceptions regarding the telecommunications industry, as well as general economic or political conditions, may adversely affect the market price of the Telewest shares. Telewest is currently a member of a number of indices (the "Indices"), eligibility for which is reviewed by the FTSE Actuaries UK Indices Committee. One of the eligibility criteria for membership of the Indices is that 25% of a company's shares should be in "public hands" (as defined in the Listing Rules). As discussed in "-- Section Four -- Information on the Combined Group --
 Principal Shareholders", there may be circumstances in which the number of Telewest shares in "public hands", falls below 25%. If this happens, Telewest may not qualify for membership of the Indices. In this event, certain holders of Telewest shares may be required to dispose of their investment in Telewest and certain investors may be restricted in their ability to acquire Telewest shares. Any such dispositions or restrictions could cause the market price of Telewest shares to fluctuate substantially. In the past, following periods of volatility in the market price for a company's securities, securities class action litigation has often been instituted. Such litigation could result in substantial costs and a diversion of management attention and resources, which could have a material adverse effect on the Combined Group's financial condition and results of operations.

IMPACT OF SHARES ELIGIBLE FOR FUTURE SALE

  Upon completion of the Merger, the Pre-emptive Issue and Conversion, Telewest will have 2,145,158,549 Telewest shares in issue (assuming that all options outstanding under the General Cable Share Schemes will be exercised and the General Cable shares received in connection therewith will be tendered in the Offer). All such Telewest shares, other than those not registered under the Securities Act or those held by "affiliates" (as that term is used under the Securities Act) of Telewest, will be directly transferable and tradable in the US without restrictions or further registration under the Securities Act. Telewest shares not registered under the Securities Act ("Restricted Shares") and Telewest shares held by "affiliates" of Telewest will be eligible for sale in the US public market subject to compliance with Rule 144 under the Securities Act ("Rule 144"), but may be sold without such compliance inside the US pursuant to Rule 144A under the Securities Act ("Rule 144A") or outside the US in "offshore transactions" (as defined in Regulation S ("Regulation S") under the Securities Act) on the London Stock Exchange or otherwise pursuant to Regulation S. For a discussion of certain restrictions on the transfer or disposal of Telewest shares and Telewest Convertible Preference shares by members of the TINTA Group, the MediaOne Group, the SBC Group and the Cox Group, see "-- Section Four -- Information on the Combined Group -- Principal Shareholders -- Disposal and

SECTION SIX                                                  GENERAL INFORMATION

Acquisition of Telewest Shares and Telewest Convertible Preference Shares". Following completion of the Offer, there will be no such restrictions on the transfer or disposal of Telewest shares by Vivendi. For information regarding the rights of the TINTA Affiliate, the MediaOne Affiliates, the SBC Affiliate, the Cox Affiliate and Vivendi to have Telewest register certain Telewest shares owned by them, see "--Section Four -- Information on the Combined Group --
 Principal Shareholders -- Registration Rights". Sales of substantial amounts of Telewest shares pursuant to a registration statement, Rule 144 or otherwise, whether in the US or abroad, could adversely affect the public market price of the Telewest shares.

SECTION SEVEN                                                GENERAL INFORMATION
--------------------------------------------------------------------------------
SECTION SEVEN

ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

1. INCORPORATION
  Telewest was incorporated in England and Wales on 20 October 1994 under the Companies Act as a public company limited by shares and is registered in England and Wales with registered number 2983307.

2. SHARE CAPITAL
  (a) On incorporation the authorised share capital of Telewest was (Pounds)50,000 divided into 50,000 ordinary shares of (Pounds)1 each of which two shares were issued for cash at par to the subscribers to the Memorandum of Association of Telewest (the "Memorandum"). Since then there have been the following changes in the authorised and issued share capital of Telewest:

    (i) On 9 August 1995, Telewest issued the following ordinary shares of (Pounds)1 each for cash at par with 25 pence paid up on each such share and another 75 pence to be paid up on each such share (which has now been paid):

      (l) 24,999 ordinary shares of (Pounds)1 each to United Artists Programming -- Europe Holdings, Inc; and

      (2) 24,999 ordinary shares of (Pounds)1 each to U S WEST Cable Partnership Holdings, Inc.

    (ii) On 14 August 1995:

      (1) the issued share capital of Telewest was sub-divided into 500,000 Telewest shares of 10 pence each; and

      (2) the authorised share capital of Telewest was increased to (Pounds)267,100,000 by the creation of 2,009,500,000 ordinary shares of 10 pence each and 661,000,000 Convertible Preference shares of 10 pence each.

  (b) In connection with the SBCC Merger, Telewest issued 735,468,440 Telewest shares and 265,276,500 Telewest Convertible Preference shares, in each case issued credited as fully paid in consideration for the transfer of the same number of Old Telewest shares then in issue to Telewest.

  (c) In connection with the SBCC Merger, Telewest issued a total of 183,954,960 Telewest shares and 230,790,208 Telewest Convertible Preference shares, with 91,997,480 Telewest shares and 115,395,104 Telewest Convertible Preference shares being issued to the Cox Affiliate, 45,988,740 Telewest shares and 57,707,552 Telewest Convertible Preference shares being issued to the SBC Affiliate and 45,988,740 Telewest shares and 57,707,552 Telewest Convertible Preference shares being issued to Southwestern Bell International Holdings (UK-
2) Corporation.

  (d) Pursuant to a Sale and Purchase Agreement dated 1 April 1996, Telewest issued 7,047,483 Telewest shares to Trans-Global (Guernsey) Limited in consideration of the purchase from Trans-Global (Guernsey) Limited of certain rights and interests in certain Telewest franchises and a shareholding of 150 fully paid B ordinary shares and 75,000 fully paid A ordinary shares in United Artists Communications (Cotswolds) Limited.

  (e) Pursuant to an ordinary resolution passed on 8 May 1998, pursuant to
Section 80 of the Companies Act, the Directors are generally and unconditionally authorised to allot relevant securities up to an aggregate nominal amount of (Pounds)30,918,920. This authority expires on the earlier of 7 August 1999 and the conclusion of the Annual General Meeting of Telewest to be held in 1999. By a special resolution also passed on 8 May 1998, the provisions of Section 89 of the Companies Act were disapplied in respect of allotments made pursuant to the Section 80 authority referred to in this paragraph for the same period.

SECTION SEVEN                                                GENERAL INFORMATION

  (f) Ordinary resolutions will be proposed at the Extraordinary General Meeting which, if passed, will (i) increase the authorised ordinary share capital of Telewest from (Pounds)201,000,000 to (Pounds)290,000,000 by the creation of 890,000,000 new Telewest shares and (ii) in substitution for all previous powers, authorise the Directors pursuant to Section 80 of the Companies Act to allot relevant securities up to an aggregate nominal amount of (Pounds)121,759,095 pursuant to the Offer, the Pre-emptive Issue and the Conversion for a period expiring on the conclusion of the Annual General Meeting of Telewest to be held in 1999 and require a further general authority to allot relevant securities up to an aggregate nominal amount of (Pounds)71,505,285 for a period expiring on the earlier of 1 October 1999 and the conclusion of the Annual General Meeting of Telewest to be held in 1999. A special resolution will also be proposed at the Extraordinary General Meeting, pursuant to Section 95 of the Companies Act to disapply the provisions of
Section 89 of the Companies Act in respect of allotments made pursuant to the
Section 80 authority referred to in this paragraph expiring on the earlier of June 2003 or the conclusion of the Annual General Meeting of Telewest to be held in 2003.

  (g) At the date of this document, Telewest's authorised and issued share capital is as follows:

                             AUTHORISED                   ISSUED
                      ------------------------- ---------------------------
                       (Pounds)          Number     (Pounds)         Number
Telewest shares       201,000,000 2,010,000,000  92,756,760.0   927,567,600
Telewest Convertible
 Preference shares     66,100,000   661,000,000  49,606,670.8   496,066,708
                      -----------------------------------------------------
  TOTAL               267,100,000 2,671,000,000 142,363,430.8 1,423,634,308
                      -----------------------------------------------------

  (h) Immediately following completion of the Merger, the Pre-emptive Issue and Conversion (assuming that all options outstanding under the General Cable Share
Schemes will be exercised and the General Cable shares received in connection therewith will be tendered in the Offer), Telewest's authorised ordinary share capital and issued ordinary share capital (all of which will be fully paid-up) will be as follows:

                             AUTHORISED                   ISSUED
                      ------------------------- ---------------------------
                        (Pounds)         Number     (Pounds)         Number
Telewest shares       290,000,000 2,900,000,000   214,515,854 2,145,158,549

  (i) Except as disclosed in this paragraph 2, no share capital or loan capital of Telewest or any other member of the Telewest Group has, within three years before the date of this document, been issued or agreed to be issued or is now proposed to be issued fully or partly paid, either for cash or for consideration other than cash and no commissions, discounts or brokerages have been granted by Telewest or by any other member of the Telewest Group, in connection with the sale or issue of any shares or any loan capital of any such company.

  (j) Except as disclosed in "-- Employee Share Schemes" in connection with the Telewest Share Schemes, neither Telewest nor any other member of the Telewest Group has granted any options over its share or loan capital that remain outstanding or has agreed, conditionally or unconditionally, to grant any such options or awards.

  (k) Telewest is subject to the continuing obligations of the London Stock Exchange with regard to the issue of securities for cash and provisions of
Section 89 of the Companies Act (which confer on shareholders rights of pre-emption in respect of the allotment of equity securities which are, or are to be, paid up in cash) which apply to the balance of the authorised but unissued share capital of Telewest. Telewest has undertaken to affiliates of TCI, MediaOne, SBC and Cox that it will use its best efforts (consistent with the interests of shareholders generally) to ensure that any issue of shares (whether for cash or other consideration) is structured in such a way as to provide existing shareholders with an opportunity to purchase additional shares to avoid dilution of their interests in Telewest.

  (l) Telewest shares are, and the new Telewest shares will be, in registered form and are capable of being held in uncertificated form in CREST.

SECTION SEVEN                                                GENERAL INFORMATION


  (m) Telewest shares are traded on the Official List of the London Stock Exchange, and Telewest ADSs representing Telewest shares are quoted on Nasdaq.

  (n) (i) See "-- Section Four -- Information on the Combined Group -- Principal Shareholders" for information on pre- and post-Merger ownership of
Telewest by its principal shareholders.

  (ii) Except as disclosed in "-- Section Four -- Information on the Combined Group -- Principal Shareholders", Telewest is not aware of any person who is or, immediately following completion of the Merger, the Pre-emptive Issue and Conversion, will be, interested, directly or indirectly, in 3% or more of the issued share capital of Telewest.

  (iii) Except for TW Holdings and for the TINTA Affiliate and the MediaOne Affiliates, through their holdings in TW Holdings, Telewest is not aware of any persons who, directly or indirectly, jointly or severally, exercises or could exercise control over Telewest.

3. CERTAIN TRADING MARKET, DIVIDEND AND EXCHANGE RATE INFORMATION

INFORMATION REQUIRED BY APPLICABLE UK REGULATIONS

  The following tables show (a) the middle-market quotations for Telewest shares and General Cable shares, as derived from the Daily Official List of the London Stock Exchange, and (b) the last reported trade prices of Telewest ADSs and General Cable ADSs on Nasdaq, for the first dealing day in each of the six months immediately prior to the date of this document, for 20 February 1998 (the last dealing day prior to the announcement by General Cable that it was in discussions that might lead to an offer for it), for 27 March 1998 (the last dealing day prior to the announcement by General Cable that it was in advanced negotiations that might lead to a recommended offer and the terms thereof), for 14 April 1998 (the last dealing day prior to announcement of the Pre-emptive Issue and the Offer) and for 24 June 1998 (the latest practicable date prior to the publication of this document):

(A) SHARES

                    TELEWEST SHARE GENERAL CABLE SHARE
DATE              (PRICE IN PENCE)    (PRICE IN PENCE)
2 January 1998               70.00               83.50
2 February 1998              77.00               81.00
20 February 1998             80.00              109.00
2 March 1998                 77.50              132.00
27 March 1998                94.50              155.50
1 April 1998                 90.00              168.00
14 April 1998                88.50              159.00
1 May 1998                  103.50              181.50
1 June 1998                   99.0              180.50
24 June 1998                159.00              248.00

(B) ADSS
                      TELEWEST ADS   GENERAL CABLE ADS
DATE                (PRICE IN US$)      (PRICE IN US$)
2 January 1998               12.25                7.00
2 February 1998              13.00                6.75
19 February 1998             13.00                8.88
2 March 1998                 12.75               11.13
27 March 1998                16.00               13.00
1 April 1998                 15.19               14.00
14 April 1998                15.25               13.13
1 May 1998                   17.50               15.38
1 June 1998                  16.38               15.13
24 June 1998                 24.63               19.88

SECTION SEVEN                                                GENERAL INFORMATION

INFORMATION REQUIRED BY APPLICABLE US REGULATIONS

TELEWEST

  Telewest shares are listed and traded on the London Stock Exchange. Telewest ADSs are traded on Nasdaq. Each Telewest ADS represents ten Telewest shares. The Bank of New York is the depositary for the Telewest ADSs. The following table sets out, for the periods indicated, (a) the high and low middle-market quotations for Telewest shares on the London Stock Exchange and (b) the high and low reported closing prices of Telewest ADSs on Nasdaq. For current price information, Telewest and General Cable shareholders are urged to consult publicly available sources.

                                     TELEWEST SHARES (1)   TELEWEST ADSS (2)
                                   ----------------------- -----------------
                                        HIGH         LOW      HIGH      LOW
 1996 First Quarter                  156 pence   118 pence $  24.13 $  18.25
      Second Quarter               188.5 pence   145 pence $  28.50 $  22.38
      Third Quarter                  161 pence   119 pence $  24.75 $  18.50
      Fourth Quarter               141.5 pence 117.5 pence $  23.13 $  18.75
 1997 First Quarter                133.5 pence   106 pence $  22.00 $  17.38
      Second Quarter               107.5 pence    63 pence $  17.50 $  10.75
      Third Quarter                   95 pence    74 pence $  15.50 $  12.13
      Fourth Quarter                88.5 pence  68.5 pence $  14.88 $  11.75
 1998 First Quarter                 95.5 pence    70 pence $  16.25 $  11.63
      Second Quarter (through 24
      June)                        159.0 pence  84.5 pence   $25.63   $14.50

------------

(1) The middle-market quotations set out for the Telewest shares are derived from the Daily Official List of the London Stock Exchange.

(2) The prices set out for the Telewest ADSs are provided by Nasdaq.

  On 14 April 1998, the last dealing day prior to the announcement of the Offer, the high and low reported trades as derived from the Daily Official List of the London Stock Exchange for Telewest shares on such date were 90 pence and 86 pence, respectively, and the high and low reported sale prices of Telewest ADSs on such date on Nasdaq were $15.25 and $15.13, respectively.

  On 24 June 1998, the latest practicable day prior to the publication of this document, the middle- market quotation for Telewest shares as derived from the Daily Official List of the London Stock Exchange was 159 pence and the last reported sale price of Telewest ADSs on Nasdaq was $24.63.

  On 24 June 1998, 676,807,492 Telewest shares (not including those held through Telewest ADSs) were held by approximately 14 holders with registered addresses in the US, equivalent to approximately 73.0% of the outstanding Telewest shares. On such date, 2,254,253 Telewest ADSs were held by 11 registered holders of Telewest ADRs representing Telewest ADSs, equivalent to approximately 2.4% of the outstanding Telewest shares. Since certain of such Telewest shares and Telewest ADSs are held by nominees, the number of holders may not be representative of the number of beneficial owners in the US or the number of Telewest shares held by them.

  Telewest has not paid any dividends on the Telewest shares.

GENERAL CABLE

  General Cable shares are listed and traded on the London Stock Exchange. General Cable ADSs are traded on Nasdaq. Each General Cable ADS represents five General Cable shares. The Bank of New York is the depositary for the General Cable ADSs. The following table sets out, for the periods indicated, (a) the reported high and low middle-market quotations for General Cable shares on the London Stock Exchange and (b) the high and low reported closing prices of General Cable ADSs on Nasdaq. For current price information, Telewest and General Cable shareholders are urged to consult publicly available sources.

SECTION SEVEN                                                GENERAL INFORMATION

                                GENERAL CABLE SHARES (1)  GENERAL CABLE ADSS (2)
                                ------------------------- -----------------------
                                      HIGH          LOW         HIGH         LOW
 1996 First Quarter                193 pence    155 pence $     14.88 $     11.94
      Second Quarter               209 pence    185 pence $     16.00 $     14.38
      Third Quarter                193 pence  160.5 pence $     15.00 $     12.38
      Fourth Quarter               214 pence    175 pence $     17.38 $     13.63
 1997 First Quarter              196.5 pence    167 pence $     16.50 $     13.50
      Second Quarter             179.5 pence    137 pence $     15.00 $     11.13
      Third Quarter                161 pence  106.5 pence $     13.50 $      8.38
      Fourth Quarter               129 pence   82.5 pence $     10.75 $      6.63
 1998 First Quarter                168 pence     78 pence $     14.13 $      6.25
      Second Quarter (through
      24 June)                     248 pence    157 pence $     19.88 $     13.13

------------

(1) The middle-market quotations set out for the General Cable shares are derived from the Daily Official List of the London Stock Exchange.

(2) The prices set out for the General Cable ADSs are provided by Nasdaq.

  On 14 April 1998, the last dealing day in London prior to the announcement of the Offer, the high and low reported trades as derived from the Daily Official List of the London Stock Exchange for General Cable shares on such date were 161 pence and 157 pence, respectively, and the high and low reported sale prices of General Cable ADSs on such date on Nasdaq were $13.13 and $13.13, respectively.

  On 24 June 1998, the latest practicable day prior to the publication of this document, the middle- market quotation for General Cable shares as derived from the Daily Official List of the London Stock Exchange was 248 pence, and the last reported sale price of General Cable ADSs on Nasdaq was $19.88.

  On 29 May 1998, 135,525 General Cable shares (not including those held through General Cable ADSs) were held by one holder with a registered address in the US, equivalent to approximately 0.04% of the issued General Cable shares. On such date, 2,549,578 General Cable ADSs were held by approximately 400 registered holders of General Cable ADRs representing General Cable ADSs, equivalent to approximately 3.49% of the issued General Cable shares. Since certain of such General Cable shares and General Cable ADSs are held by nominees, the number of holders may not be representative of the number of beneficial owners in the US or the number of General Cable shares held by them.

  Historically, General Cable has not paid any dividends. General Cable does not anticipate paying any dividends in the foreseeable future. As a matter of English law, General Cable may only pay dividends to the extent of its accumulated realised profits less its accumulated realised losses. Similarly, General Cable's subsidiaries will not be able to pay dividends to General Cable until they have accumulated sufficient realised profits to offset their accumulated losses of earlier years. In addition, the terms of the financings arranged by the Systems restrict the ability of the Systems to pay dividends or make other payments to shareholders and related companies, and future third-party financing is expected to contain similar restrictions. Future dividend policy will be dependent upon General Cable's accumulated realised profits, the financial condition of General Cable, the terms of any then-existing debt facilities and other relevant factors existing at such time.

CERTAIN COMPARATIVE MARKET PRICE INFORMATION

  The following table sets out (i) the middle-market quotations for General Cable shares and Telewest shares as derived from the Daily Official List of the London Stock Exchange on 14 April 1998, the last dealing day in London prior to the announcement of the Offer, and 24 June 1998, the latest practicable date prior to the publication of this document, (ii) the "equivalent per share price" (as hereinafter defined) of General Cable shares on 14 April 1998 and 24 June 1998. "Equivalent per share price" of the General Cable shares represents the applicable middle-market quotation for Telewest

SECTION SEVEN                                                GENERAL INFORMATION

shares multiplied by 1.243, which is the number of Telewest shares being offered in exchange for each of the issued General Cable shares in the Offer.

PER SHARE                                            GENERAL CABLE EQUIVALENT
PRICE          GENERAL CABLE SHARES  TELEWEST SHARES      PER SHARE PRICE (1)
---------      -------------------- ---------------- ------------------------
                   (PRICE IN PENCE) (PRICE IN PENCE)         (PRICE IN PENCE)
14 April 1998                159.00            88.50                   110.00
24 June 1998                 248.00           159.00                   197.64

------------

(1) Does not include 65 pence in cash to be received in respect of each General Cable share.

  The following table sets out (i) the closing price for the General Cable ADSs and Telewest ADSs as reported on Nasdaq on 14 April 1998, the last full trading day in the US prior to the announcement of the Offer, and 24 June 1998, the latest practicable date prior to the publication of this document, (ii) the "equivalent per ADSs price" (as hereinafter defined) of General Cable ADSs on 14 April 1998 and 24 June 1998. "Equivalent per ADS price" of the General Cable ADSs represents the applicable closing price per Telewest ADS multiplied by 0.6215, which is the number of Telewest ADSs being offered in exchange for each of the outstanding General Cable ADSs in the Offer.

                                                  GENERAL CABLE EQUIVALENT
PER ADS PRICE  GENERAL CABLE ADSS   TELEWEST ADSS        PER ADS PRICE (1)
-------------  ------------------   ------------- ------------------------
                 (PRICE IN US$)    (PRICE IN US$)      (PRICE IN US$)
14 April 1998               13.13           15.25                     9.48
24 June 1998                19.88           24.63                    15.31

------------

(1) Does not include 325 pence in cash to be received in respect of each General Cable ADS.

EXCHANGE RATE INFORMATION

  The following table sets forth, for the periods ended and dates indicated, certain information concerning the exchange rate for pounds sterling based on the Noon Buying Rate. No representation is made that pound sterling amounts have been, could have been or could be converted into, US dollars at the Noon Buying Rate or at any other rate.

  On 24 June 1998 (the latest practicable date prior to the publication of this document), the Noon Buying Rate was (Pounds)1.00 = $1.6683.

YEAR ENDED 31 DECEMBER  PERIOD END (1) AVERAGE RATE (2) HIGH  LOW
----------------------  -------------- ---------------- ---- ----
1993                         1.48            1.50       1.59 1.42
1994                         1.57            1.54       1.64 1.46
1995                         1.55            1.58       1.64 1.53
1996                         1.71            1.57       1.71 1.49
1997                         1.64            1.64       1.70 1.58
1998 (through 24 June)       1.67            1.65       1.69 1.61

------------
(1) Represents the Noon Buying Rate on the last business day of the applicable fiscal year end.

(2) The average of the Noon Buying Rates on the last business day of each month during the relevant period.

SECTION SEVEN                                                GENERAL INFORMATION

4. SUBSIDIARY UNDERTAKINGS AND OTHER INTERESTS

(A) SUBSIDIARY UNDERTAKINGS AND OTHER INTERESTS

(I) TELEWEST GROUP

  Telewest is the holding company of the Telewest Group. The material subsidiary undertakings of Telewest (excluding dormant companies), all of which are either directly or indirectly wholly owned by Telewest, are listed below.

 (1) TELEWEST GROUP COMPANIES
--------------------------------------------------------------------------------

NAME OF COMPANY           ISSUED AND FULLY PAID SHARE CAPITAL NATURE OF BUSINESS
Southwestern Bell          109,348,680 ordinary shares of     Provision of cable television
 International Holdings    5 pence each                       and telephony services
 Limited
Telewest Communications    48,236,221 ordinary shares of      Holding company for Scotland
 (Scotland Holdings)       (Pounds)1 each                     Group licence holding companies
 Limited
Telewest Communications    1,518,610,235 ordinary shares      Intermediate holding company
 Networks Limited(1)       of 10 pence each                   for the Telewest Group and the
                                                              SBCC Group
Telewest Communications    100 shares of (Pounds)1 each       Holding company for the
 Holdings Limited(1)                                          Telewest Group's interest in
                                                              Telewest Scotland Holdings
                                                              Limited and the Affiliated
                                                              Companies
Theseus No. 1 Limited(1)   100,000 shares of (Pounds)1        50% partner in the Joint
                           each                               Venture and 0.5% partner in
                                                              each of the US limited
                                                              partnerships
Theseus No. 2 Limited(1)   100,000 shares of (Pounds)1        50% partner in the Joint
                           each                               Venture and 0.5% partner in
                                                              each of the US limited
                                                              partnerships
Telewest Communications    21,022,376 ordinary shares of      Provision of cable television
 (Liverpool) Limited       (Pounds)1 each                     and telephony services
Telewest Communications    516,615,260 ordinary shares of     Provision of cable television
 (Midlands and North       10 pence each                      and telephony services
 West) Limited
Telewest Communications    87,826 ordinary shares of          Provision of cable television
 (Midlands) Limited        (Pounds)1,000 each                 and telephony services
Telewest Communications    114,298 ordinary shares of         Provision of cable television
 (North West) Limited      (Pounds)1,000 each                 and telephony services
Telewest Communications    1,001,244,940 ordinary shares      Provision of cable television
 Cable Limited             of 10 pence                        and telephony services
                           each
---------------------------------------------------------------------------------------------

NOTES

(1) These companies have their registered office at Genesis Business Park, Albert Drive, Woking, Surrey GU21 5RW.

SECTION SEVEN                                                GENERAL INFORMATION

 (2) US PARTNERSHIPS

  The Telewest Group also has indirect interests in the following material partnerships, all of which (other than the Joint Venture and the London South Cable Partnership, which are both US general partnerships) are US limited partnerships formed under the laws of Colorado:

----------------------------------------------------------------------------------------------
NAME OF PARTNERSHIP      NATURE OF BUSINESS                        PRINCIPAL PLACE OF BUSINESS
United Cable (London     Building and operation of cable           Croydon
 South) Limited          telecommunications and television
 Partnership             networks, 97.75% partner in London South
                         Cable Partnership (US)
London South Cable       Building and operation of cable           Croydon
 Partnership             telecommunications and television
                         networks, 95% partner in London South
                         Joint Venture (UK)
Avon Cable Limited       Building and operation of cable           Bristol
 Partnership             telecommunications and television
                         networks, 75% partner in Avon Cable
                         Joint Venture (UK)
Estuaries Cable Limited  Building and operation of cable           Thames Estuary
 Partnership             telecommunications and television
                         networks, 99% partner in United Artists
                         Communications (South East) Partnership
                         (UK)
----------------------------------------------------------------------------------------------

 (3) UK PARTNERSHIPS AND JOINT VENTURES

  The Telewest Group, through its interests in the above US partnerships, also has indirect interests in the following material English partnerships and joint ventures:

-----------------------------------------------------------------------------------------------
NAME OF PARTNERSHIP       NATURE OF BUSINESS                        PRINCIPAL PLACE OF BUSINESS
London South Cable        Building and operation of cable           Croydon
 Partnership and          telecommunications and television
 Telewest Communications  networks
 Joint Venture
Avon Cable Joint Venture  Building and operation of cable           Bristol
                          telecommunications and television
                          networks
Telewest Communications   Building and operation of cable           Thames Estuary
 (South East)             telecommunications and television
 Partnership              networks
-----------------------------------------------------------------------------------------------

SECTION SEVEN

 (4) ASSOCIATED UNDERTAKINGS

  Telewest also holds shares, in the percentages shown below, in the following material affiliated companies, each of which is incorporated in England and
Wales:

-----------------------------------------------------------------------------------------------
NAME AND REGISTERED OFFICE  ISSUED AND FULLY PAID  NATURE OF BUSINESS     PERCENTAGE OF SHARE
                                SHARE CAPITAL                                CAPITAL HELD
BIRMINGHAM CABLE(1)
Birmingham Cable            51,014,736 ordinary    Building and           54.9 jointly with
 Corporation Limited        shares of (Pounds)1    operation of cable     Comcast (half of
                            each                   telecommunications     which is beneficially
                                                   and television         owned)
                                                   networks
Birmingham Cable            2 ordinary shares of   Holder of Birmingham   54.9 jointly with
 Limited(1)(2)              (Pounds)1 each         Cable licences         Comcast (half of
                                                                          which is beneficially
                                                                          owned)
CABLE LONDON

Cable London plc(3)         54,021,202 A shares    Building and           50.0 A shares and
                            of 10 pence each and   operation of cable     35.83 B shares
                            1,541,154 B shares of  telecommunications
                            10 pence each          and television
                                                   networks
Cable Camden                1,000 ordinary shares  Holder of Camden       48.9
 Limited(3)(4)              of (Pounds)1 each      licences
Cable Hackney and           1,000 ordinary shares  Holder of Hackney and  48.9
 Islington Limited(3)(4)    of (Pounds)1 each      Islington licences
Cable Haringey              1,000 ordinary shares  Holder of Haringey     48.9
 Limited(3)(4)              of (Pounds)1 each      licence
Cable Enfield               1,000 ordinary shares  Holder of Enfield      48.9
 Limited(3)(4)              of (Pounds)1 each      licence
Front Row Television        1,769,892 ordinary     Pay-per-view movie     40.0
 Limited                    shares of 10 pence     service
                            each
Central Cable Sales         2 ordinary shares of   Provision of cable     50.0
 Limited                    (Pounds)1 each         television and
                                                   telephony services
-----------------------------------------------------------------------------------------------

NOTES

(1) These companies have their registered office at CablePhone House, Small Heath Business Park, Talbot Way, Small Heath, Birmingham B10 0HJ.

(2) This company is a wholly owned subsidiary of Birmingham Cable.

(3) These companies have their registered office at 66 Wigmore Street, London W1H 0HQ.

(4) These companies are wholly owned subsidiaries of Cable London.

 (5) OTHER

 CABLE CORPORATION

  Telewest has an interest in 16.55% of the issued ordinary share capital of Cable Corporation. WTL, the holder of the Windsor licences, and MCL, the holder of the Hillingdon and Hounslow licences, are wholly owned subsidiaries of Cable Corporation.

 LONDON INTERCONNECT

  The Telewest Group has a 20% interest in London Interconnect Limited, a company established to link cable networks in the London area together for the purpose of sharing one or more programming channels with common advertising inserted from a central control centre.

 PARLIAMENTARY CHANNEL

  The Telewest Group has an interest of 16.67% in The Parliamentary Channel Limited, which provides coverage of the UK Parliament.

                                                             GENERAL INFORMATION

SECTION SEVEN                                                GENERAL INFORMATION

(II) GENERAL CABLE GROUP

  General Cable has the following principal subsidiaries and associated companies and owns, directly or indirectly: approximately 83% of Cable Corporation, 100% of Yorkshire Cable and approximately 45% of Birmingham Cable. WTL, MCL and The Cable Corporation Equipment Limited are each 100% owned by Cable Corporation. General Cable Programming Limited and General Cable Investments Limited are each 100% owned by General Cable and Cable Finance Limited is 50% owned by the General Cable Programming Limited. Birmingham Cable Finance Limited is 100% owned by the Birmingham Cable Limited, which is 100% owned by Birmingham Cable. Each of the companies listed after Yorkshire Cable (other than Filegale and Imminus) is 100% owned (directly or indirectly) by Yorkshire Cable.

-------------------------------------------------------------------------------------------------
NAME OF COMPANY          REGISTERED OFFICE       ISSUED AND FULLY PAID    PRINCIPAL ACTIVITY
                                                 SHARE CAPITAL
SUBSIDIARY COMPANIES

General Cable Holdings   37 Old Queen Street,    100 deferred shares of   Holding company
 Limited                 London SW1H 9JA         (Pounds)1 each, and
                                                 71,295,618 ordinary
                                                 shares of $1 each

General Cable Group      37 Old Queen Street,    1 ordinary share of 10   Employment of Staff and
 Limited                 London SW1H 9JA         pence                    provision of their
                                                                          services to Group
                                                                          companies

The Cable Corporation    Cable House             18,225,389 ordinary      Holding company
 Limited                 Waterside Drive         shares of 25 pence each,
                         Langley, Slough SL3 6EZ 1,000,000 "B"ordinary
                                                 shares of (Pounds)6.50
                                                 each, 2 special shares
                                                 of 25 pence each

Windsor Television       Cable House             3,305,716 ordinary       Construction and
 Limited                 Waterside Drive         shares of                operation
                         Langley, Slough SL3 6EZ 25 pence each            of cable network within
                                                                          the
                                                                          Windsor franchise

Middlesex Cable Limited  Cable House             2 ordinary shares of     Construction and
                         Waterside Drive         (Pounds)1 each           operation
                         Langley, Slough SL3 6EZ                          of cable network within
                                                                          the Hillingdon &
                                                                          Hounslow
                                                                          franchise

The Cable Corporation    Cable House             2 ordinary shares of     Sale and hire of
 Equipment Limited       Waterside Drive         (Pounds)1 each           telecommunications
                         Langley, Slough SL3 6EZ                          hardware

General Cable            37 Old Queen Street     2 ordinary shares of 10  Participating in and
 Programming Limited     London SW1H 9JA         pence each               negotiating programming
                                                                          arrangements

General Cable            37 Old Queen Street,    2 ordinary shares of     Investment holding
 Investments             London SW1H 9JA         (Pounds)1 each           company
 Limited                                         and 100,000 fixed rate
                                                 cumulative redeemable
                                                 preference shares of
                                                 (Pounds)1 each

Cable Finance Limited    22 Grenville Street     40,000 ordinary shares   Finance company
                         St Helier               of
                         Jersey JE4 8PX          50 pence each and
                                                 100,000 fixed rate
                                                 cumulative redeemable
                                                 preference shares of
                                                 (Pounds)1 each

The Yorkshire Cable      Communications House    88,950,048 ordinary      Holding company
 Group Limited           Mayfair Business Park   shares
                         Broad Lane              of 10 pence each,
                         Bradford BD4 8PW        88,950,048
                                                 deferred shares of 10
                                                 pence each 88,950,048
                                                 ordinary shares of $0.01
                                                 each

The Yorkshire Cable      Communications House    2 ordinary shares of     Sale and hire of
 Telecom Limited         Mayfair Business Park   (Pounds)1 each           telephone
                         Broad Lane                                       handsets
                         Bradford BD4 8PW

The Yorkshire Cable      Communications House    51,808,773 ordinary      Construction and
 Communications          Mayfair Business Park   shares                   operation
 Limited                 Broad Lane              of 10 pence each         of a cable network
                         Bradford BD4 8PW                                 within
                                                                          the Bradford franchise

SECTION SEVEN                                                GENERAL INFORMATION

-----------------------------------------------------------------------------------------------------
NAME OF COMPANY           REGISTERED OFFICE         ISSUED AND FULLY PAID    PRINCIPAL ACTIVITY
                                                    SHARE CAPITAL
Barnsley Cable            Communications House      2 ordinary shares of     Construction and
 Communications Limited   Mayfair Business Park     (Pounds)1 each           operation
                          Broad Lane                                         of a cable network
                          Bradford BD4 8PW                                   within
                                                                             the Barnsley franchise
Doncaster Cable           Communications House      2 ordinary shares of     Construction and
 Communications Limited   Mayfair Business Park     (Pounds)1 each           operation
                          Broad Lane                                         of a cable network
                          Bradford BD4 8PW                                   within
                                                                             the Doncaster &
                                                                             Rotherham
                                                                             franchise
General                   37 Old Queen Street,      2 ordinary shares of     Provision of
 Telecommunications       London SW1H 9JA           (Pounds)1 each           telecommunications
 Limited                                                                     services
Halifax Cable             Communications House      2 ordinary shares of     Construction and
 Communications Limited   Mayfair Business Park     (Pounds)1 each           operation
                          Broad Lane                                         of a cable network
                          Bradford BD4 8PW                                   within
                                                                             the Halifax franchise
Sheffield Cable           Communications House      1,530,750 ordinary       Construction and
 Communications Limited   Mayfair Business Park     shares of (Pounds)1 each operation
                          Broad Lane                                         of a cable network
                          Bradford BD4 8PW                                   within
                                                                             the Sheffield franchise
Wakefield Cable           Communications House      117,492 ordinary shares  Construction and
 Communications Limited   Mayfair Business Park     of (Pounds)1 each        operation
                          Broad Lane                                         of a cable network
                          Bradford BD4 8PW                                   within
                                                                             the Wakefield franchise
Yorkshire Cable Finance   Communications House      2 ordinary shares of     Finance company
 Limited                  Mayfair Business Park     (Pounds)1 each
                          Broad Lane                and 10,000,000 fixed
                          Bradford BD4 8PW          rate
                                                    cumulative redeemable
                                                    preference shares of
                                                    (Pounds)1 each
Filegale Limited          Beechcroft                339,000 "A" Ordinary     Holding company
                          Southgate Park            Shares of 10 pence each
                          Bakewell Road             172,890 "C" Shares of 10
                          Orton Southgate           pence each
                          Peterborough PE2 6YS
Imminus Limited           Beechcroft                1,000 ordinary shares of Supplier of managed data
                          Southgate Park            (Pounds)1 each           network services
                          Bakewell Road
                          Orton Southgate
                          Peterborough PE2 6YS
ASSOCIATED COMPANIES
Birmingham Cable          Cable Phone House         51,073,486 ordinary      Building and operation
 Corporation Limited      Small Heath Business Park shares                   of cable
                          Talbot Way                of (Pounds)1 each        telecommunications and
                          Small Heath                                        television networks
                          Birmingham B10 0HJ
Birmingham Cable Limited  Cable Phone House         2 ordinary shares of     Holder of Birmingham
                          Small Heath Business Park (Pounds)1 each           Cable licences
                          Talbot Way
                          Small Heath
                          Birmingham B10 0HJ

  Telewest will, upon completion of the Merger, be the holding company of the Telewest Group and the General Cable Group. Accordingly, all the subsidiary undertakings set out above will, upon completion of the Merger, be subsidiary undertakings of Telewest.

5. SUMMARY OF MEMORANDUM AND ARTICLES OF ASSOCIATION

  The following is a summary of all material provisions of the Memorandum and the Articles and the material rights of the Telewest shares and the Telewest Convertible Preference shares. This description is based on the Memorandum and Articles, as each will be in effect upon completion of the

SECTION SEVEN                                                GENERAL INFORMATION

Merger. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Memorandum and the Articles, which are available for inspection as described in "-- Documents for Inspection and Available Information".

MEMORANDUM OF ASSOCIATION

  The Memorandum provides that the principal objects of Telewest are to act as a holding company, to construct and operate cable television and cable telephony systems and to do anything incidental or ancillary to these purposes. The objects of Telewest are set out in clause 4 of the Memorandum.

ARTICLES OF ASSOCIATION

(A) TELEWEST SHARES

(I) VOTING RIGHTS

  Every holder of Telewest shares who is present in person or by proxy at a general meeting shall have one vote on each matter to be presented, and on a poll every shareholder who is present in person or by proxy shall have one vote for every Telewest share held, in each case subject to (a) any special terms as to voting that are attached to any shares that have been issued, and (b) to disenfranchisement in the event of (i) non-payment of calls or other monies due and payable in respect of the shares, (ii) non-compliance with a statutory notice requiring disclosure as to beneficial ownership of shares or (iii) such person's shareholding being detrimental to the grant, renewal or extension of any of Telewest's Telecommunications Act Licences or Cable Television Licences. Voting at a general meeting is by a show of hands unless a poll is demanded. A poll may be demanded by (i) the chairman of the meeting, (ii) not less than five shareholders present in person or by proxy and entitled to vote, (iii) any shareholder or shareholders present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all shareholders entitled to attend and vote at such meeting, or (iv) any shareholder or shareholders present in person or by proxy and holding shares conferring a right to vote at the meeting on which there have been paid-up sums in aggregate equal to not less than one-tenth of the total sum paid on all shares conferring such right. Since under English law voting rights are only conferred on registered holders of shares, a person holding through a nominee may not directly demand a poll.

  Where a poll is not demanded, the interests of beneficial owners of Telewest shares who hold through a nominee or record owners who have appointed a proxy may not be reflected in votes cast on a show of hands if such nominee or proxy does not attend the meeting or receives conflicting voting instructions from different beneficial or record owners for whom it holds as nominee or acts as proxy. In any event, on a show of hands, such nominee or proxy will have only one vote, notwithstanding the number of beneficial or record owners for whom he or she acts.

  Unless otherwise required by law or the Articles, voting in a general meeting is by ordinary resolution. An ordinary resolution (e.g., a resolution for the election of Directors, the approval of financial statements, the declaration of a final dividend, the appointment of auditors, the increase of authorised share capital or the grant of authority to allot shares) requires the affirmative vote of a majority of the shareholders present in person or by proxy, in the case of a vote by show of hands, or present in person or by proxy and holding shares conferring in the aggregate a majority of votes actually cast on the ordinary resolution, in the case of a vote by poll. A special resolution (e.g., a resolution amending the Memorandum or Articles, changing the name of Telewest or waiving the statutory pre-emption rights) or an extraordinary resolution (e.g., relating to certain matters concerning the liquidation of Telewest) requires the affirmative vote of not less than three-fourths of the shareholders present in person or by proxy, in the case of a vote by show of hands, or present in person or by proxy and holding shares conferring in the aggregate at least three-fourths of the votes actually cast on the resolution, in the case of a vote by poll. In the case of a tie vote, whether on a show of hands or on a poll, the chairman of the meeting is not entitled to cast a deciding vote.

SECTION SEVEN                                                GENERAL INFORMATION

Meetings generally are convened upon 21 days' notice (where a special or extraordinary resolution is being proposed) or 14 days' notice (where an ordinary resolution is being proposed), in each case not including the days of delivery or receipt of the notice.

  For certain voting arrangements among TINTA, MediaOne, SBC and Cox and their respective affiliates, see "-- Section Four -- Information on the Combined Group -- Principal Shareholders".

(II) QUORUM

  The quorum at general meetings of Telewest shall be two or more persons holding Telewest shares who are present in person or by proxy.

(III) DIVIDEND RIGHTS

  Subject to the provisions of the Companies Act and of the Articles, Telewest may by ordinary resolution of the shareholders declare a dividend to be paid to the shareholders according to their respective rights and interests in the profits of Telewest, but no such dividend shall exceed the amount recommended by the Directors. The Directors alone may also declare or pay such interim dividends (including any dividends payable at a fixed rate) as appear to them to be justified by the profits of Telewest available for distribution. The Directors may, with the prior authority of an ordinary resolution of the shareholders, direct that payment of any dividend be satisfied wholly or in part by the distribution of specific assets of Telewest or another company or by the allotment, to those shareholders who have elected to receive them, of Telewest shares credited as fully paid instead of cash. Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is declared and paid. All dividends unclaimed for a period of 12 years from the date due for payment shall be forfeited by a holder of such shares.

(IV) DISTRIBUTION OF ASSETS ON A WINDING-UP

  Upon a voluntary winding-up of Telewest, the liquidator, with the approval of an extraordinary resolution of the shareholders and subject to English law, may divide among the shareholders in kind the whole or any part of the assets of Telewest, and for such purpose may set such value as he or she deems fair upon any one or more class or classes of property. The liquidator may determine the basis of such valuation and, in accordance with the then-existing rights of the shareholders, how such division shall be carried out as between shareholders or classes of shareholders. The liquidator may not, however, distribute to a shareholder without his or her consent any asset to which there is attached a liability or potential liability for the owner. Upon a liquidation of Telewest, the assets of Telewest available for distribution to the shareholders will be distributed first to the holders of Telewest Convertible Preference shares until such holders have been repaid in full an amount equal to the amounts paid up in respect of such shares. Thereafter the remaining assets available for distribution will be paid to the holders of Telewest shares, including holders of Telewest Convertible Preference shares who elect, upon liquidation, to have those shares treated as though they had been converted. If, on a winding-up, the assets available for distribution to shareholders of a given class are insufficient to repay all the paid-up share capital of such class, such assets shall be distributed so that as far as possible the losses shall be borne by the shareholders of such class in proportion to the capital paid up on the shares of such class held by each shareholder at the commencement of the winding-up.

(V) PRE-EMPTIVE RIGHTS

  The Articles do not contain any pre-emptive rights. The Companies Act confers on shareholders, to the extent not waived, rights of pre-emption in respect of the issuance of equity securities that are, or are to be, paid wholly in cash. The term "equity securities" means: (a) shares of Telewest other than shares which, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution and shares allotted pursuant to an employee share plan and (b) rights to subscribe for, or to convert into, such shares. These provisions may be waived by a special resolution of the shareholders, either generally or specifically, for a maximum period not exceeding five years. In

SECTION SEVEN                                                GENERAL INFORMATION

addition, an issuance of securities for cash other than to existing equity shareholders in proportion to their holdings must be approved by an ordinary resolution of the shareholders.

  By special resolution of the Telewest shareholders passed at the Annual General Meeting held on 8 May 1998, Telewest has disapplied the statutory pre-emption rights applicable under the Companies Act in relation to issues for cash of up to 5% of the issued Telewest shares. A proposal to extend this waiver in relation to the issue of the new Telewest shares pursuant to the Pre-emptive Issue and to increase the scope of the general disapplication to reflect the increase in Telewest's authorised share capital will be proposed at the Extraordinary General Meeting. Each of TINTA, MediaOne, SBC and Cox also benefit from the rights set out in the Relationship Agreement entitling them to maintain their interests in Telewest at a certain level. See "-- Section
Four -- Information on the Combined Group -- Principal Shareholders".

(VI) SANCTIONS ON SHAREHOLDERS

  A holder of Telewest shares may lose the right to vote his or her Telewest shares if he or she or any other person appearing to be interested in shares held by him or her fails to comply within a prescribed period of time with a request by Telewest under Section 212 of the Companies Act to provide certain information with respect to past or present ownership or interests in such shares. In the case of holders of more than 0.25% in nominal amount of the share capital of Telewest (or any class thereof), in addition to disenfranchisement, the sanctions that may be applied by Telewest include withholding the right to receive payment of dividends and other monies payable on Telewest shares and imposing restrictions on transfers of the relevant Telewest shares.

(VII) DISCLOSURE OF INTERESTS

  Section 198 of the Companies Act provides that a person (including a company and other legal entities) that acquires an interest of 3% or more of any class of shares (including through American Depositary Receipts) that comprise part of an English public company's "relevant share capital" (i.e., Telewest's issued share capital carrying the right to vote in all circumstances at a general meeting of Telewest) is required to notify the company of its interest within two business days following the day on which the notification obligation arises. After the 3% level is exceeded, similar notifications must be made in respect of increases or decreases of 1% or more.

  For the purposes of the notification obligation, the interest of a person in shares means any kind of interest in shares including interests in any shares:
(a) in which a spouse, child or stepchild under the age of 18, is interested;
(b) in which a corporate body is interested and either (i) that corporate body or its directors generally act in accordance with that person's directions or instructions or (ii) that person controls one-third or more of the voting power of that corporate body or (c) in which another party is interested and the person and that other party are parties to a "concert party" agreement under
Section 204 of the Companies Act. A "concert party" agreement provides for one or more parties to acquire interests in shares of a particular company and imposes obligations or restrictions on any one of the parties as to the use, retention or disposal of such interest acquired pursuant to such agreement and any interest in such company's shares is in fact acquired by any of the parties pursuant to the agreement. Certain interests (e.g., those held by certain investment fund managers) may be disregarded for the purposes of calculating the 3% threshold, but the disclosure obligation will still apply where such interests exceed 10% or more of any class of the company's relevant share capital and to increases or decreases of 1% or more thereafter.

  In addition, Section 212 of the Companies Act provides that a public company may by written notice require a person whom the company knows or has reasonable cause to believe to be, or to have been at any time during the three years immediately preceding the date on which the notice is issued, interested in shares consisting of the company's "relevant share capital" to confirm that fact or to indicate whether or not that is the case, and where such person holds or during the relevant time had held an interest in such shares, to give such further information as may be required relating to such interest and any other interest in the shares of which such person is aware.

SECTION SEVEN                                                GENERAL INFORMATION

  Where notice is served by a company under the foregoing provisions on a person who is or was interested in shares of the company and that person fails to give the company any information required by the notice within the time specified in the notice, the company may apply to the English court for an order directing that the shares in question be subject to restrictions prohibiting, among other things, any transfer of those shares, the exercise of voting rights in respect of such shares, the taking up of rights in respect of such shares and, other than in liquidation, payments in respect of such shares.

  A person who fails to fulfil the obligations imposed by Sections 198 and 212 of the Companies Act described above is subject to criminal penalties.

(VIII) SPECIAL PROVISIONS FOR LICENCE PROTECTION; REQUIRED DISPOSALS AND RESTRICTIONS ON VOTING

  The Articles include special provisions designed to provide protection against (a) revocation of Telecommunications Licences and Cable Television Licences held by Telewest and (b) prejudice to its prospects of obtaining further licences or licence extensions or renewals in the event of direct or indirect interests in Telewest being acquired by persons whose holdings of such interests would or might be prejudicial to Telewest with respect to the Telecommunications Act Licences or Cable Television Licences. If the Board, after requesting information from a shareholder and consulting with the ITC or any other relevant authority it deems appropriate, determines that the interest of such shareholder in Telewest's shares is or may be prejudicial to the retention, grant, renewal or extension of a Telecommunications Act Licence or Cable Television Licence, the Board may serve a written notice (a "Disposal Notice") on the relevant shareholder requiring a disposal to be made of all or some of those shares to a person not connected with such shareholders. If a Disposal Notice is not complied with (or not complied with to the satisfaction of the Board) the Board shall, under its authority contained in the Articles, make the required disposal using its reasonable efforts to obtain the best price reasonably obtainable in the circumstances within 30 days of the expiration of the Disposal Notice. Neither Telewest nor the Directors shall be liable to any person for failing to obtain the best price reasonably obtainable provided the Board acted in good faith within the period specified above. The net proceeds of the sale shall be paid (without interest) to the former holder(s) on surrender by such holder(s) of the certificate(s) in respect of the shares sold. Where any shares to be disposed of pursuant to the above provisions are held by the TINTA Group, the MediaOne Group, the SBC Group, the Cox Group or the Vivendi Group (defined in the Articles to include Vivendi, its subsidiaries and any holding company of Vivendi), the Articles provide for Telewest to use its reasonable endeavours to allow the TINTA Group, the MediaOne Group, the SBC Group, the Cox Group or the Vivendi Group, as the case may be, to exercise its rights of first refusal with respect to such shares to be disposed.

  Any shareholder served with a Disposal Notice shall not be entitled to receive notice of, or to attend and vote at, any general meeting of Telewest or at any separate class meeting in respect of such number of shares as such shareholder shall have been required to dispose of pursuant to such notice.

  The right to vote may also be removed from any share prior to the service of a Disposal Notice where a shareholder has failed to comply with a request for information from the Board to enable it to ascertain whether any of Telewest's licences or proposed licences may be prejudiced by the holding of that share or where the Board has given notice to the shareholder that such a prejudicial situation exists in relation to any of its shares.

(IX) TRANSFER OF SHARES

  A holder of Telewest shares may transfer all or any of its shares by an instrument of transfer in writing in any customary form or in any form approved by the Board. The instrument of transfer of a share shall be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid up) by or on behalf of the transferee. The Board may, in its absolute discretion (provided that the exercise of such discretion shall not prevent dealings from occurring on an open and proper basis) and without giving any reason (unless the refusal relates to a transfer that prejudices any

SECTION SEVEN                                                GENERAL INFORMATION

of Telewest's licences or proposed licences), refuse to register any share transfer unless: (a) it is in respect of a share over which Telewest does not have a lien, (b) it is in respect of only one class of shares, (c) it is in favour of a single transferee or not more than four joint transferees, (d) it is duly stamped (if so required), (e) it is delivered for registration to the registered office of Telewest or such other place as the Board may determine, accompanied (except in the case of certain transfers on the London Stock Exchange where a certificate has not been issued) by the relevant share certificate(s) and such other evidence as the Board may reasonably require to prove the title of the transferor and due execution of the transfer by him or her or, if the transfer is executed by some other person on his or her behalf, the authority of that person to do so, (f) it will not be prejudicial to any of Telewest's licences or proposed licences and (g) if the transfer is in respect of shares held by a shareholder who holds more than 0.25% of the issued share capital of Telewest, the shareholder has complied, in accordance with the Articles, with a statutory notice requiring disclosure as to the beneficial ownership of such shares.

  The Board may also refuse to register the transfer of a share that is not fully paid, provided that such refusal does not prevent dealings in the Telewest shares taking place on an open and proper basis.

  The registration of transfers may be suspended at such times and for such periods (not exceeding 30 days in any year) as the Board may from time to time determine.

(X) VARIATION OF RIGHTS

  Subject to the provisions of the Companies Act, all or any of the rights attaching to a class of shares may be varied as may be provided by those rights or, in the absence of any such provision, with either the consent in writing of the holders of at least three-fourths of the nominal amount of the issued shares of such class or with the sanction of an extraordinary resolution passed at a separate meeting of the holders of the issued shares of that class.

  The rights attached to a class of shares are not (except as otherwise provided in the terms of such shares) deemed to be varied by the creation or issuance of further shares ranking pari passu with or subordinate to such shares or by the purchase or redemption by Telewest of its own shares in accordance with the provisions of the Companies Act and the Articles.

(XI) SHARE CAPITAL AND CHANGES IN CAPITAL

  Subject to the rights and restrictions attached to the Telewest Convertible Preference shares, Telewest may, by ordinary resolution of the shareholders, increase its share capital, consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares, subdivide all or any of such shares (subject to the provisions of the Companies Act) into shares of smaller amounts, and as part of such subdivision determine that any of such shares may have any preference or other advantage or be subject to any restriction as compared with the other shares, and cancel any shares which, as at the date of such resolution, have not been taken or agreed to be taken by any person and reduce the amount of its share capital by the amount of the shares so cancelled.

  Telewest may, subject to the provisions of the Companies Act and the rights attaching to existing shares, by special resolution of the shareholders and subject to confirmation by the English court, reduce its share capital, any capital redemption reserve or any share premium account or other undistributable reserve in any way.

  Telewest may, subject to the requirements of the Companies Act, the Articles and the requirements of the London Stock Exchange, purchase all or any of its shares of any class (including redeemable shares).

SECTION SEVEN                                                GENERAL INFORMATION

(XII) UNTRACED SHAREHOLDERS

  Telewest may sell any shareholders' shares in Telewest, or shares to which a person is entitled by transmission, if during a period of not less than 12 years: (a) no cheque, order or warrant sent by Telewest through the post addressed to the shareholder or person entitled by transmission has been cashed, (b) no communication has been received by Telewest from such shareholder or person entitled by transmission and (c) Telewest has paid at least three cash dividends in such 12-year period. After the expiration of such 12-year period, Telewest is required to give three months' notice of its intention to sell the shares in a leading daily newspaper and a newspaper circulating in the area of the shareholder's registered address. Telewest must also provide a copy of such notice to the London Stock Exchange. Upon any such sale, Telewest will become indebted to the former holder of the shares (or the persons entitled to them upon the death of such former holder) for an amount equal to the net proceeds of sale.

(XIII) NON-UK SHAREHOLDERS

  There are no limitations in the Articles on the rights of non-UK citizens or residents to hold, or exercise voting rights attaching to, the Telewest shares.

(B) TELEWEST CONVERTIBLE PREFERENCE SHARES

  As noted under "-- Section One -- The Merger and Related Matters -- Conversion of Telewest Convertible Preference Shares", TINTA, MediaOne, SBC
and Cox have stated that it is their intention to convert all of the Telewest Convertible Preference shares beneficially held by them (i.e., all of such shares currently in issue) into Telewest shares upon the Offer becoming or being declared unconditional in all respects. However, should any Telewest Convertible Preference shares remain in issue (as a result of the restrictions on conversion summarised in paragraph (vi) below) they will carry the following rights:

(I) LISTING

  The Telewest Convertible Preference shares are not listed on any stock market or exchange.

(II) VOTING RIGHTS

  Each holder of Telewest Convertible Preference shares shall be entitled (subject to the provisions of the Companies Act and of the Articles) to receive notice of and to attend all general meetings of Telewest but shall be entitled to speak and vote at such meeting only with respect to resolutions involving the liquidation of Telewest or modifying, varying or abrogating any of the rights or privileges of the Telewest Convertible Preference shares. For any resolution on which holders of the Telewest Convertible Preference shares are entitled to vote, each such holder present in person shall, on a show of hands, have one vote and, on a poll, each such holder present in person, by duly appointed representative or by proxy, shall have one vote for each Telewest share into which the Telewest Convertible Preference shares registered in the name of such holder could have been converted immediately prior to the date of the notice convening the general meeting at which the shares are to be voted.

(III) DIVIDEND RIGHTS

  Each holder of Telewest Convertible Preference shares shall be entitled to receive a dividend (the "Convertible Dividend") on each Telewest Convertible Preference share in an amount equal to, and paid at the same time as, the dividend paid on each Telewest share, provided that the maximum dividend payable in respect of a Telewest Convertible Preference share at any one time shall not exceed 20 pence per share (net of any associated tax credit). The rights of the holders of the Telewest Convertible Preference shares to receive the Convertible Dividend shall rank pari passu in all respects with the rights of the holders of the Telewest shares to receive dividends. The Convertible Dividend

SECTION SEVEN                                                GENERAL INFORMATION

shall be paid according to the amounts paid up or credited as paid up on the Telewest Convertible Preference shares in respect of which the Convertible Dividend is to be paid. The dividends on the Telewest Convertible Preference shares shall be payable at the same time as the corresponding dividend payable in relation to the Telewest shares and based on the same record date. Subject to the foregoing, the Telewest Convertible Preference shares shall not confer upon the holder any further rights to participate in the profits of Telewest available for distribution.

(IV) RIGHTS ON LIQUIDATION OR OTHER RETURN OF CAPITAL

  In the event of a liquidation of Telewest or other return of capital (except on conversion or purchase of the Telewest Convertible Preference shares), the assets of Telewest available for distribution among the shareholders shall be divided in the following manner and order of priority:

    (1) first, in paying to the holders of the Telewest Convertible Preference shares (other than any Telewest Convertible Preference shares in respect of which the right of election upon a liquidation of Telewest shall have been exercised ("Elected Shares")), a sum equal to the capital paid up or credited as paid up in respect of the Telewest Convertible Preference shares held by them, respectively; and

    (2) second, in paying any surplus to the holders of the Telewest shares and the Elected Shares pari passu in accordance with the amount paid up or credited as paid up on such shares held by them, respectively.

  Subject to the foregoing, the Telewest Convertible Preference shares shall not confer upon the holders any further right to participate in the assets of Telewest available for distribution to shareholders.

(V) PURCHASE

  Telewest may at any time purchase Telewest Convertible Preference shares in the public market, by tender (available to all holders of Telewest Convertible Preference shares) or in a private transaction.

(VI) CONVERSION

  Subject to the Articles, each holder of the Telewest Convertible Preference shares shall be entitled at any time and from time to time to convert all or any Telewest Convertible Preference shares into fully paid Telewest shares on the basis of one Telewest share for each Telewest Convertible Preference share, subject to certain anti-dilution adjustments. Notwithstanding the foregoing except in certain limited circumstances, for so long as the Telewest shares are listed on the London Stock Exchange, a holder of any Telewest Convertible Preference shares shall not be entitled to convert any of his or her Telewest Convertible Preference shares into Telewest shares to the extent that, immediately following such conversion, the number of Telewest shares held by members of the public (as defined in the Listing Rules) would be less than 25% of the issued Telewest shares. The decision as to whether any conversion is permitted shall be made by the Directors, after consideration of the Listing Rules. Under the Relationship Agreement, however, Telewest has agreed to convert Telewest Convertible Preference shares held by the MediaOne Affiliates, the TINTA Affiliate and/or the Cox Affiliate to the extent necessary to ensure that TW Holdings maintains an interest of not less than 50.1% of the Telewest shares in issue following the Offer and the Pre-emptive Issue overriding the requirement that 25% of Telewest shares are held by the public. See "-- Section Four -- Information on the Combined Group --Principal Shareholders".

  The Articles contain provisions to maintain the conversion ratio of the Telewest Convertible Preference shares and to protect the rights of the holders of Telewest Convertible Preference shares upon a capitalisation of profits or reserves to holders of Telewest shares or upon a consolidation and/or subdivision of Telewest shares or upon an offer by way of rights to holders of Telewest shares or of securities convertible into Telewest shares. The Articles also contain provisions protecting the holders of Telewest Convertible Preference shares upon an offer or invitation being made or extended to the

SECTION SEVEN                                                GENERAL INFORMATION

holders of the Telewest shares, a resolution for a voluntary liquidation of Telewest being passed or a liquidation order in respect of Telewest being made.

  The Telewest shares issued upon conversion of the Telewest Convertible Preference shares shall be credited as fully paid and rank pari passu in all respects with the Telewest shares then outstanding. Such Telewest shares shall entitle the holder thereof to receive all dividends and other distributions payable on the Telewest shares after conversion. Any Convertible Dividend payable but not paid on the date of conversion shall continue to be payable to the holder of the Telewest Convertible Preference shares converted.

  The conversion of Telewest Convertible Preference shares from time to time may be effected in such manner as the Directors shall determine (subject to the provisions of the Companies Act and the Articles) and, without prejudice to the generality of the foregoing, may be effected by the redemption of the Telewest Convertible Preference shares involving the repayment of the amount paid up or credited as paid up thereon or by a consolidation and subdivision of the Telewest Convertible Preference shares.

(VII) COVENANTS

  If Telewest in the future offers the right to acquire additional Telewest shares to its then-existing holders of Telewest shares, Telewest shall make the same offer to the holders of Telewest Convertible Preference shares. Telewest shall use all reasonable efforts to ensure that all Telewest shares issued upon conversion are admitted to the Official List and approved for quotation through Nasdaq.

(VIII) RESTRICTIONS

  So long as any Telewest Convertible Preference shares are convertible into Telewest shares, Telewest is prohibited from taking certain actions, including capitalising profits or making certain issues of new shares or reducing its capital in certain circumstances, unless Telewest shall have obtained the consent in writing of the holder or holders of Telewest Convertible Preference shares representing three-fourths of the nominal value of the Telewest Convertible Preference shares then outstanding or the approval of an extraordinary resolution of the shareholders passed at a separate meeting of the holders of the Telewest Convertible Preference shares then outstanding validly held in accordance with the provisions of the Articles.

(C) DIRECTORS

  (i) In relation to each of the TINTA Group and the MediaOne Group, for so long as members of such groups hold (whether directly or via its interests in TW Holdings) at least 15% of the Telewest shares in issue assuming that all Telewest Convertible Preference shares then in issue have been converted and ignoring all Telewest shares issued after the date of adoption of these articles pursuant to or for the purposes of share options (reduced to 12.5% following certain dilutive issues), it shall have the right to appoint (and remove) two persons as Directors (respectively, each a "TINTA Designated Director" or a "MediaOne Designated Director"). Where either group's shareholding is reduced below this level, but remains at more than 7.5% on the same assumptions (reduced to 5% following certain dilutive issues) (a "Lesser Qualifying Interest"), that group shall have the right to appoint (and remove) one Director. Each of the SBC Group, the Cox Group and the Vivendi Group also have a right to appoint (and remove) one Director for so long as members of such groups hold a Lesser Qualifying Interest (respectively, each an "SBC Designated Director", a "Cox Designated Director" or a "Vivendi Designated Director"). In the case of the Cox Group, Telewest shares held by TW Holdings on behalf of Cox will be taken into account in determining the level of its interest in Telewest.

  Each of the TINTA Group and the MediaOne Group have agreed that so long as they hold 15% or more of the issued Telewest shares they will exercise their voting rights as members of Telewest and cause the Directors appointed by them (subject to their fiduciary and other duties as Directors) to

SECTION SEVEN                                                GENERAL INFORMATION

exercise their voting rights to ensure that, to the extent they are able to do so, a majority of the Directors are independent of TINTA and MediaOne.

  For all of the foregoing purposes, the percentage of Telewest shares held shall be calculated on the assumption that all Telewest Convertible Preference shares have been converted into Telewest shares.

  (ii) All Directors will serve until the next annual general meeting following their election and, in any event, until their successors have been elected or their earlier resignation or removal from office in accordance with the Articles.

  (iii) The quorum for a meeting of the Directors will be a majority of the Directors.

  (iv) A person will be capable of being appointed or re-elected a Director despite having attained the age of 70 or any other age and no special notice will be required in connection with the appointment or the approval of the appointment of any such person, nor will a Director be required to retire by reason of his or her having attained that or any other age.

  (v) A Director will not be required to hold any shares in Telewest.

  (vi) Unless otherwise determined by Telewest by ordinary resolution, the number of Directors will not be less than two but shall not be subject to any maximum. In the case of equality of votes, the Chairman of the Board will not have a second or casting vote.

(D) COMMITTEES OF THE BOARD

  Any committee appointed by the Board must include at least one TINTA Designated Director, one MediaOne Designated Director and one independent non-executive Director (unless such Directors or shareholder groups appointing them otherwise agree). The chairman and a majority of the members of any committee must be independent of TINTA and MediaOne. The Audit Committee must also, so long as there is both an SBC Designated Director and a Cox Designated Director, include one of them, and for so long as there is an SBC Designated Director and/or a Cox Designated Director and/or a Vivendi Designated Director such Directors(s) will be entitled to attend other meetings of committees of the Board as observer(s). The quorum for a meeting of a committee of the Board will consist of a majority of the members of the committee who are Directors.

(E) REMUNERATION OF DIRECTORS

  (i) Unless otherwise determined by Telewest by ordinary resolution, Telewest shall pay to the Directors for their services as directors such amount of aggregate fees as the Directors decide (not exceeding (Pounds)500,000 per annum or such larger amount as Telewest by ordinary resolution may decide). Any such fee shall be distinct from any salary, remuneration or other amounts payable to a Director pursuant to other provisions of the Articles.

  (ii) The Directors shall be entitled to be repaid all reasonable travelling, hotel and other expenses properly incurred in the performance of their duties as Directors, including any expenses incurred in attending meetings of the Directors or of committees of the Directors or general meetings or separate meetings of the holders of any class of shares or debentures of Telewest.

(F) INTERESTED DIRECTOR TRANSACTIONS

  Pursuant to the Companies Act and the Listing Rules, a Director shall not vote on any resolution of the Board or of a committee of the Board concerning any contract, arrangement, transaction or proposal to which Telewest is, or will be, a party and in which he or she is, or will be, to his or her knowledge, directly or indirectly materially interested (other than by virtue of his or her interest (direct or indirect) in shares, debentures or other securities of Telewest). Notwithstanding the foregoing, a Director shall be entitled to vote where the matter relates:

SECTION SEVEN                                                GENERAL INFORMATION

    (i) to giving such Director any guarantee, security or indemnity in respect of money borrowed or obligations incurred by such Director or any other person at the request of or for the benefit of Telewest;

    (ii) to giving a third party any guarantee, security or indemnity in respect of a debt or obligation of Telewest for which such Director has personally assumed responsibility in whole or in part, either alone or jointly with others, under a guarantee or indemnity or by the giving of security;

    (iii) to any contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of Telewest in which such Director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which such Director is to participate;

    (iv) to any contract, arrangement, transaction or proposal to which Telewest is, or will be, a party concerning any other company in which such Director is interested (directly or indirectly), whether as an officer, shareholder, creditor or otherwise, provided that such Director is not the holder of or beneficially interested directly or indirectly in 1% or more of any class of equity share capital (or voting rights) of such company nor can cause 1% of such voting rights to be cast at his or her direction;

    (v) to any contract, arrangement, transaction or proposal concerning the adoption, modification or operation of a pension, or similar scheme, retirement, death or disability benefits scheme or employees' share scheme under which such Director may benefit and which either has been approved (or is conditional upon approval) by the UK Inland Revenue for taxation purposes or which relates both to Directors and employees of Telewest and which does not provide any Director with any privilege or advantage not provided to the other employees who are beneficiaries of such scheme;

    (vi) to any contract, arrangement, transaction or proposal for the benefit of the employees of Telewest pursuant to which such Director benefits in a manner similar to employees and which does not provide such Director with any privilege or advantage not provided to the other employees who are beneficiaries of such contract, arrangement, transaction or proposal to whom it relates; and

    (vii) to any contract, arrangement, transaction or proposal concerning the purchase or maintenance of any insurance policy under which such Director may benefit.

  A Director designated by the TINTA Group or by the MediaOne Group will not be deemed to be interested in any contract, arrangement, transaction or proposal relating to either TINTA in respect of a MediaOne Designated Director or MediaOne in respect of a TINTA Designated Director by reason only of the arrangement between TINTA and MediaOne and their respective affiliates as described herein.

  A Director shall not vote or be counted in the quorum with respect to any resolution of the Board or a committee of the Board concerning such Director's appointment (including fixing or varying the terms of an appointment or its termination) as an officer of Telewest or to any other company in which Telewest has an interest for which such Director is to be compensated.

(G) BORROWING POWERS

  Subject to the provisions of the Articles, the Directors may exercise all of the powers of Telewest to borrow money, to issue debentures and other securities and to mortgage or encumber all or any part of its property and other assets (present and future) and uncalled capital (subject to the Companies Act). Telewest may also issue guarantees of obligations of its subsidiaries and affiliates or of third parties. The Directors shall limit the borrowing by Telewest to ensure that the aggregate amount of Telewest's liability with respect to debt and guarantees (subject to certain exceptions in the Articles) shall not (without the prior authorisation by an ordinary resolution of the shareholders) exceed an

SECTION SEVEN                                                GENERAL INFORMATION

amount equal to the greater of (a) 5.0 times the adjusted capital and reserves of Telewest, based on Telewest's most recent published audited balance sheet, adjusted for certain published events, and (b) (Pounds)4.0 billion.

(H) PENSIONS AND BENEFITS

  (i) The Directors may exercise all the powers of Telewest to provide pensions or other retirement benefits and to provide death or disability benefits or other allowances or gratuities (by insurance or otherwise) for any person who is or has at any time been a Director (or a director of a predecessor business) or a subsidiary undertaking or affiliate of or otherwise allied or associated with Telewest (and for any member of such Director's family, including a spouse or former spouse or any person who is or was dependent on such Director). To provide such benefits, Telewest may establish, maintain, subscribe or contribute to any scheme, trust or fund and pay any premiums relating to such benefits.

  (ii) In connection with the cessation or transfer to any person of the whole or part of the undertaking of Telewest or any subsidiary undertakings, the Directors may exercise any power conferred upon Telewest by the Companies Act to make provision for the benefit of an employee or an ex-employee of the Telewest Group or any member of his or her family (including a spouse or former spouse) or any person who is or was dependent on him or her.

  (iii) The Directors may exercise all powers of Telewest to purchase and maintain directors' and officers' insurance.

6. DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

  The following is a summary of the material provisions of the Deposit
Agreement.

  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Deposit Agreement, including the form of ADRs. Copies of the Deposit Agreement and the Articles are available for inspection at the Corporate Trust Office of the Depositary, currently located at 101 Barclay Street, New York, New York 10286, and at the London, England office of the Custodian, currently located at 3 Birchin Lane, London, EC3V 9BY England. The Depositary's principal executive office is located at 48 Wall Street, New York, New York 10286.

(A) AMERICAN DEPOSITARY RECEIPTS

  ADRs evidencing ADSs are issuable by the Depositary pursuant to the Deposit Agreement. Each ADS will represent the right to receive ten Telewest shares (together with any additional Telewest shares at any time deposited or deemed deposited under the Deposit Agreement and any and all other securities, cash and property received by the Depositary or the Custodian in respect thereof and at such time held under the Deposit Agreement, "Deposited Securities"). Only persons in whose names ADRs are registered on the books of the Depositary will be treated by the Depositary and Telewest as registered holders of ADRs (the "Owners") for purposes of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

(B) DEPOSIT, TRANSFER AND WITHDRAWAL

  The Depositary has agreed, subject to the terms and conditions of the Deposit Agreement, that upon delivery to the Custodian of Telewest shares (or evidence of rights to receive Telewest shares) and pursuant to appropriate instruments of transfer in a form satisfactory to the Custodian, the Depositary will, upon payment of the fees, charges and taxes as provided for in the Deposit Agreement, execute and deliver at its Corporate Trust Office to, or upon the written order of, the person or persons named in the notice of the Custodian delivered to the Depositary or requested by the person depositing such Telewest shares with the Depositary, an ADR or ADRs, registered in the name or names of such person or persons, and evidencing any authorised number of ADSs as requested by such person or persons.

SECTION SEVEN                                                GENERAL INFORMATION

  Upon surrender at the Corporate Trust Office of the Depositary of an ADR for the purpose of withdrawal of the Deposited Securities represented by the ADSs evidenced by such ADR, and upon payment of the fees of the Depositary for the surrender of ADRs, governmental charges and taxes provided in the Deposit Agreement, and subject to the terms and conditions of the Deposit Agreement, the Owner of such ADR will be entitled to delivery, to him or her or upon his or her order, of the amount of Deposited Securities at the time represented by the ADSs evidenced by such ADR. The forwarding of share certificates, other securities, property, cash and other documents of title for such delivery will be at the risk and expense of the Owner.

  Subject to the terms and conditions of the Deposit Agreement and any limitations established by the Depositary, the Depositary may execute and deliver ADRs prior to the receipt of Telewest shares (a "Pre-release") and deliver Telewest shares upon the receipt and cancellation of ADRs which have been Pre-released, whether or not such cancellation is prior to the termination of such Pre-release or the Depositary knows that such ADR has been Pre-released. The Depositary may receive ADRs in lieu of Telewest shares in satisfaction of a Pre-release. Each Pre-release must be (a) preceded or accompanied by a written representation from the person to whom the ADRs or Telewest shares are to be delivered that such person, or its customer, owns the Telewest shares or ADRs to be remitted, as the case may be, (b) at all times fully collateralised with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of ADSs that are outstanding at any time as a result of a Pre-release will not normally exceed 30% of the Telewest shares deposited thereunder then outstanding; however, the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

(C) DIVIDENDS, OTHER DISTRIBUTIONS AND RIGHTS

  Subject to any restrictions imposed by English law, regulations or applicable permits, the Depositary is required to convert or cause to be converted into US dollars, to the extent that in its judgment it can do so on a reasonable basis and can transfer the resulting US dollars to the United States, all cash dividends and other cash distributions denominated in a currency other than US dollars, including pounds sterling ("Foreign Currency"), that it receives in respect of the Deposited Securities, and to distribute the resulting US dollar amount (net of reasonable and customary expenses incurred by the Depositary in converting such Foreign Currency and any applicable fee of the Depositary) to the Owners entitled thereto, in proportion to the number of ADSs representing such Deposited Securities evidenced by ADRs held by them, respectively. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions or the date of delivery of any ADR or ADRs or otherwise. The amount distributed to the Owners of ADRs will be reduced by any amount on account of taxes to be withheld by Telewest or the Depositary. See "-- Liability of Owner or Beneficial Owner for Taxes". If such conversion or distribution can be effected only with the approval or licence of any government or agency thereof, the Depositary will file an application for such approval or licence as it may deem desirable.

  If the Depositary determines that in its judgment any Foreign Currency received by the Depositary or the Custodian cannot be converted on a reasonable basis into US dollars transferable to the United States, or if any approval or licence of any government or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or licence is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency received by the Depositary or the Custodian (or an appropriate document evidencing the right to receive such Foreign Currency) to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same. If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in US dollars to the extent permissible to the Owners entitled thereto, and may distribute the balance of the Foreign Currency received by the

SECTION SEVEN                                                GENERAL INFORMATION

Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

  If Telewest declares a dividend in, or free distribution of, Telewest shares, the Depositary may distribute to the Owners of outstanding ADRs entitled thereto, in proportion to the number of ADSs evidenced by the ADRs held by them, respectively, additional ADRs evidencing an aggregate number of ADSs that represents the amount of Telewest shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Telewest shares and the issuance of ADSs evidenced by ADRs, including the withholding of any tax or other governmental charge and the payment of fees of the Depositary. The Depositary may withhold any such distribution of ADRs if it has not received satisfactory assurances from Telewest that such distribution does not require registration under the Securities Act or is exempt from registration thereunder. In lieu of delivering ADRs for fractional ADSs in the event of any such dividend or free distribution, the Depositary will sell the amount of Telewest shares represented by the aggregate of such fractions and distribute the net proceeds in accordance with the Deposit Agreement. If additional ADRs are not so distributed, each ADS will thenceforth also represent the additional Telewest shares distributed upon the Deposited Securities represented thereby.

  If Telewest offers or causes to be offered to the holders of any Deposited Securities any rights to subscribe for additional Telewest shares or any rights of any other nature, the Depositary will have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights for the benefit of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse; provided, however, if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of ADSs held by such Owner, warrants or other instruments therefor in such form as it deems appropriate. If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of ADSs held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary and all taxes and governmental charges payable in connection with such rights) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any ADR or otherwise. The Depositary will not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

  In circumstances in which rights would not otherwise be distributed, if an Owner of ADRs requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such Owner, the Depositary will make such rights available to such Owner upon written notice from Telewest to the Depositary that (a) Telewest has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as Telewest has determined in its sole discretion are reasonably required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Telewest shares to be received in exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary will, on behalf of such Owner, exercise the rights and purchase the Telewest shares, and Telewest shall cause the Telewest shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Telewest shares so purchased to be deposited and will execute and deliver ADRs to such Owner, pursuant to the Deposit Agreement.

SECTION SEVEN                                                GENERAL INFORMATION

  The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Owners or are registered under the provisions of such Act; provided that nothing in the Deposit Agreement will create, or be construed to create, any obligation on the part of Telewest to file a registration statement with respect to such rights or underlying securities or to endeavour to have such a registration statement declared effective. If an Owner requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act, the Depositary will not effect such distribution unless it has received an opinion from recognised counsel in the United States for Telewest upon which the Depositary may rely that such distribution to such Owner is exempt from such registration. The Depositary will not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

  If the Depositary receives any distribution in a form other than cash, Telewest shares or rights in respect of the Deposited Securities, the Depositary will cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to their holdings, respectively, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionally among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that Telewest or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Owners or owners of a beneficial interest in book-entry ADRs (the "Beneficial Owners")) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary) will be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash.

  If the Depositary determines that any distribution of property (including Telewest shares and rights to subscribe therefor) is subject to any taxes or other governmental charges which the Depositary is obligated to withhold, the Depositary may, by public or private sale, dispose of all or a portion of such property in such amount and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges and the Depositary will distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of ADSs held by them, respectively.

  Upon any change in nominal or par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalisation, reorganisation, merger or consolidation or sale of assets affecting Telewest or to which it is a party, any securities which shall be received by the Depositary or Custodian in exchange for, in conversion of, or in respect of Deposited Securities will be treated as new Deposited Securities under the Deposit Agreement, and the ADSs will thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional ADRs are delivered pursuant to the following sentence. In any such case the Depositary may execute and deliver additional ADRs as in the case of a dividend in Telewest shares, or call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing such new Deposited Securities.

(D) RECORD DATES
  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Telewest shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of

SECTION SEVEN                                                GENERAL INFORMATION

holders of Telewest shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient, the Depositary will fix a record date which shall be the same date as the record date for the Deposited Securities, or as soon thereafter as practicable (a) for the determination of the Owners who will be (i) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each ADS will represent the changed number of Telewest shares, all subject to the provisions of the Deposit Agreement.

(E) VOTING OF DEPOSITED SECURITIES
  Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Telewest shares or other Deposited Securities, if requested in writing by Telewest, the Depositary will, as soon as practicable thereafter, mail to all Owners a notice, the form of which notice will be in the sole discretion of the Depositary, containing (a) the information included in such notice of meeting received by the Depositary from Telewest, (b) a statement that the Owners as at the close of business on a specified record date will be entitled, subject to any applicable provision of English law and of the Memorandum and Articles, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Telewest shares or other Deposited Securities represented by their respective ADSs and (c) a statement as to the manner in which such instructions may be given. Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavour, insofar as practicable, to vote or cause to be voted the number of Telewest shares or other Deposited Securities represented by the ADSs evidenced by such ADRs in accordance with the instructions set forth in such request. The Depositary will not vote or attempt to exercise the right to vote that attaches to the Telewest shares or other Deposited Securities, other than in accordance with such instructions.

  There can be no assurance that the Owners generally or any Owner in particular will receive the notice described in the above paragraph sufficiently prior to the date established by the Depositary for the receipt of instructions to ensure that the Depositary will in fact receive such instructions on or before such date.

(F) REPORTS AND OTHER COMMUNICATIONS
  The Depositary will make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from Telewest, which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by Telewest. The Depositary will also send to the Owners copies of such reports when furnished by Telewest pursuant to the Deposit Agreement.

(G) AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT
  The form of ADRs and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between Telewest and the Depositary in any respect which they may deem necessary or desirable without the consent of the Owners or Beneficial Owners of ADRs; provided, however, that any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which otherwise prejudices any substantial existing right of Owners, will not take effect as to outstanding ADRs until the expiration of 30 days after notice of any amendment has been given to the Owners of outstanding ADRs. Every Owner, at the time any amendment so becomes effective, will be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event will any amendment impair the right of the Owner of any ADR to surrender such ADR and receive therefor the Deposited Securities represented thereby, except to comply with mandatory provisions of applicable law.

  The Depositary will at any time at the direction of Telewest terminate the Deposit Agreement by mailing notice of such termination to the Owners of the ADRs then outstanding at least 90 days prior

SECTION SEVEN                                                GENERAL INFORMATION

to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to Telewest and the Owners of all ADRs then outstanding if, any time after 90 days have expired after the Depositary will have delivered to Telewest a written notice of its election to resign, a successor depositary will not have been appointed and accepted its appointment, in accordance with the terms of the Deposit Agreement. If any ADRs remain outstanding after the date of termination of the Deposit Agreement, the Depositary thereafter will discontinue the registration of transfers of ADRs, will suspend the distribution of dividends to the Owners thereof and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to the Deposited Securities, the sale of rights and other property and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for surrendered ADRs (after deducting, in each case, the fee of the Depositary for the surrender of an ADR and other expenses set forth in the Deposit Agreement and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held thereunder and hold uninvested the net proceeds of such sale, together with any other cash, unsegregated and without liability for interest, for the pro rata benefit of the Owners that have not theretofore surrendered their ADRs, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for net proceeds and other cash (after deducting, in each case, the fee of the Depositary and other expenses set forth in the Deposit Agreement for the surrender of an ADR and any applicable taxes or other governmental charges). Upon termination of the Deposit Agreement, Telewest shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary as provided in the Deposit Agreement.

(C) CHARGES OF DEPOSITARY

  The Depositary will charge any party depositing or withdrawing Telewest shares or any party surrendering ADRs or to whom ADRs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by Telewest or an exchange of stock regarding the ADRs or Deposited Securities or a distribution of ADRs pursuant to the Deposit Agreement) where applicable: (a) taxes and other governmental charges; (b) such registration fees as may from time to time be in effect for the registration of transfers of Telewest shares generally on the share register of Telewest or the appointed agent of Telewest for transfer and registration of Telewest shares and applicable to transfers of Telewest shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals; (c) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Telewest shares or Owners; (d) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to the Deposit Agreement; (e) a fee not in excess of $5.00 per 100 ADSs (or portion thereof) for the issuance and surrender, respectively, of ADRs pursuant to the Deposit Agreement; (f) a fee not in excess of $0.02 per ADS (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement; (g) a fee for, and deduct such fee from, the distribution of proceeds of sales of securities or rights pursuant to the Deposit Agreement, respectively, such fee being in an amount equal to the fee for the issuance of ADSs referred to above which would have been charged as a result of the deposit by Owners of securities (for purposes of this clause (g) treating all such securities as if they were shares) or shares received in exercise of rights distributed to them pursuant to the Deposit Agreement, but which securities or rights are instead sold by the Depositary and the net proceeds distributed therefrom; and (h) a fee not in excess of $1.50 per certificate for an ADR or ADRs for transfers made pursuant to the Deposit Agreement.

  The Depositary, pursuant to the Deposit Agreement, may own and deal in any class of securities of Telewest and its affiliates and in ADRs.

SECTION SEVEN                                                GENERAL INFORMATION

(D) LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES

  If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any ADR or any Deposited Securities represented by any ADR, such tax or other governmental charge will be payable by the Owner or Beneficial Owner of such ADR to the Depositary. The Depositary may refuse to effect any transfer of such ADR or any withdrawal of Deposited Securities underlying such ADR until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities underlying such ADR and may apply such dividends, distributions or the proceeds of any such sale to pay any such tax or other governmental charge and the Owner or Beneficial Owner of such ADR will remain liable for any deficiency.

(E) DISCLOSURE OF INTERESTS

  Notwithstanding any other provision of the Deposit Agreement, the Memorandum and Articles or applicable UK law, each Owner and Beneficial Owner will agree to be bound by and subject to applicable provisions of the Companies Act and the Memorandum and Articles to the same extent as if such ADSs evidenced by such ADRs were Telewest shares. In particular, the obligation of a holder of Telewest shares (or other persons with an interest therein) to disclose certain information to Telewest under certain circumstances, as described under "--
 Summary of Memorandum and Articles of Association -- Telewest Shares -- Disclosure of Interests", are also applicable to a holder of ADRs (and other persons with an interest therein). The consequences to a holder of ADRs (or other interested person) for failing to comply with the disclosure requirements also are the same as those for a holder of Telewest shares (or other interested person) described under "-- Summary of Memorandum and Articles of Association -- Telewest Shares -- Disclosure of Interests". In addition, the right of Telewest to require a holder of Telewest shares to dispose of its shares or the right of Telewest itself to dispose of such shares, in each case under certain circumstances described under "-- Summary of Memorandum and Articles of Association -- Articles of Association -- Telewest Shares --
 Special Provisions for Licence Protection; Required Disposals and Restrictions on Voting" and "-- Untraced Shareholders", is also applicable to holders of ADRs.

  The Depositary will use reasonable efforts to forward to any Owners at the request and at the expense of Telewest, any request by Telewest for information and to comply with any instructions of Telewest, to the extent reasonably practicable, given in connection with the foregoing. If Telewest requests information from the Depositary or the Custodian, as the registered owners of Telewest shares, pursuant to the Memorandum and Articles or the Companies Act, the obligations of the Depositary or the Custodian, as the case may be, shall be limited to disclosing to Telewest such information relating to the Telewest shares in question as has in each case been recorded by it pursuant to the terms of the Deposit Agreement.

(F) GENERAL

  None of the Depositary or Telewest or any of their respective directors, employees, agents or affiliates will be liable to any Owner or Beneficial Owner of ADRs, if by reason of any provision of any present or future law or regulation of the United States, England or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Memorandum and Articles, or by reason of any provision of any securities issued or distributed by Telewest, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or Telewest or any of their respective directors, employees, agents, or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided will be done or performed; nor will the Depositary or Telewest incur any liability to any Owner or Beneficial Owner of any ADR by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided will or may be done or performed, or by reason of

SECTION SEVEN                                                GENERAL INFORMATION

any exercise of, or failure to exercise, any discretion provided for under the Deposit Agreement. Where, by the terms of a distribution pursuant to the Deposit Agreement, or an offering or distribution pursuant to the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary will not make such distribution or offering, and will allow the rights, if applicable, to lapse.

  Telewest and the Depositary assume no obligation and they will not be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners of ADRs, except that they agree to perform their respective obligations specifically set forth under the Deposit Agreement without negligence or bad faith.

  The ADRs are transferable on the books of the Depositary, provided that the Depositary may close the transfer books at any time or from time to time when deemed expedient by it in connection with the performance of its duties or at the written request of Telewest. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR or withdrawal of any Deposited Securities, the Depositary, the Custodian or the Registrar may require payment from the person presenting the ADR or the depositor of the Telewest shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Telewest shares being deposited or withdrawn) and payment of any applicable fees payable by the holders of ADRs. The Depositary may refuse to deliver ADRs, to register the transfer of any ADR or to make any distribution on, or related to, Telewest shares until it has received such proof of citizenship or residence, exchange control approval or other information as it may deem necessary or proper. The delivery, transfer, registration of transfer of outstanding ADRs and surrender of ADRs generally may be suspended or refused during any period when the transfer books of the Depositary are closed or if any such action is deemed necessary or advisable by the Depositary or Telewest, at any time or from time to time, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in the Deposit Agreement, the surrender of outstanding ADRs and withdrawal of Deposited Securities may not be suspended subject only to (a) temporary delays caused by closing the transfer books of the Depositary or Telewest or the deposit of Telewest shares in connection with voting at a shareholders' meeting, or the payment of dividends, (b) the payment of fees, taxes and similar charges and (c) compliance with any US or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of the Deposited Securities. Without limiting the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Telewest shares required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Telewest shares.

  The Depositary will keep books, at its Corporate Trust Office, for the registration and transfer of ADRs, which at all reasonable times will be open for inspection by the Owners, provided that such inspection will not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Telewest Group or a matter related to the Deposit Agreement or the ADRs.

  The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of ADRs at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to ADRs and will be entitled to protection and indemnity to the same extent as the Depositary.

(G) GOVERNING LAW
  The Deposit Agreement is governed by the laws of the State of New York.

SECTION SEVEN                                                GENERAL INFORMATION

7.SHARES ELIGIBLE FOR FUTURE SALE


  Upon completion of the Merger, the Pre-emptive Issue and the Conversion, Telewest will have 2,145,158,549 Telewest shares in issue (assuming that all options outstanding under the General Cable Share Schemes will be exercised and the General Cable shares received in connection therewith will be tendered in the Offer). All such Telewest shares, other than those not registered under the Securities Act or those held by "affiliates" of Telewest, will be directly transferable and tradable in the US without restrictions or further registration under the Securities Act.

  Restricted Shares and Telewest shares held by "affiliates" of Telewest (as that term is used under the Securities Act) will be eligible for sale in the US public market subject to compliance with Rule 144, but may be sold without such compliance inside the US pursuant to Rule 144A or outside the US in "offshore transactions" (as defined in Regulation S) on the London Stock Exchange or otherwise pursuant to Regulation S.

  In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) whose Restricted Shares were acquired from Telewest or an affiliate at least one year prior to the date of sale are entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (a) 1% of the then-outstanding Telewest shares or (b) the average weekly trading volume in the Telewest shares during the four calendar weeks preceding such sale, subject to the filing of a Form 144 with respect to such sale and certain other limitations and restrictions. Affiliates of Telewest must comply with all of the restrictions and requirements of Rule 144 (other than the one-year holding period requirement) in order to sell Telewest shares that are not Restricted Shares in the US public market. In addition, a person who is not deemed to have been an affiliate of Telewest at any time during the three months preceding a sale, and whose Restricted Shares proposed to be sold were acquired from Telewest or an affiliate at least two years prior to the date of sale, would be entitled to sell such shares under Rule 144(k) without regard to the volume limitations described above.

  Rule 144A permits, subject to certain conditions, the sale by holders of Restricted Shares of all or a portion of their shares to certain "qualified institutional buyers" (as defined in Rule 144A). Regulation S permits, subject to certain conditions, the sale by holders of Restricted Shares of all or a portion of their shares in offshore transactions, including transactions effected on the London Stock Exchange.

  For a discussion of certain restrictions on the transfer or disposal of Telewest shares and Telewest Convertible Preference shares by members of the TINTA Group, the MediaOne Group, the SBC Group and the Cox Group, see "--
 Section Four -- Information on the Combined Group -- Principal Shareholders -- Disposal and Acquisition of Telewest Shares and Telewest Convertible
Preference Shares". There are no such restrictions on the transfer or disposal of Telewest shares by Vivendi.

  For information regarding the rights of the TINTA Affiliate, the MediaOne Affiliates, the SBC Affiliate, the Cox Affiliate and Vivendi to have Telewest register certain Telewest shares owned by them, see "-- Section Four --
 Information on the Combined Group -- Principal Shareholders --Registration Rights".

  Sales of substantial amounts of Telewest shares pursuant to a registration statement, Rule 144 or otherwise, whether in the US or abroad, could adversely affect the public market price of the Telewest shares.

8.EMPLOYEE SHARE SCHEMES

(A) GENERAL
  Telewest currently has seven employee share schemes: (a) the Telewest 1995 Restricted Share Scheme (the "RSS"), (b) the Telewest 1995 Sharesave Scheme (the "Sharesave Scheme"), (c) the Telewest 1995 (No. 1) Executive Share Option Scheme (the "No. 1 Scheme"), (d) the Telewest 1995 (No. 2) Executive Share Option Scheme (the "No. 2 Scheme" and together with the No. 1 Scheme, the

SECTION SEVEN                                                GENERAL INFORMATION

"Executive Schemes"), (e) the Telewest 1995 Share Participation Scheme (the "SPS"), (f) the Telewest Equity Participation Plan (the "EPP") and (g) the LTIP. A description of each of the Telewest employee share schemes is set forth below.

  As at 24 June 1998 (the latest practicable date prior to the publication of this document) the following options to subscribe for Telewest shares and awards over Telewest shares were outstanding under the Telewest Share Schemes.

THE EXECUTIVE SCHEMES

                        EXERCISE
                       PRICE PER                          NUMBER OF SHARES
DATE OF GRANT              SHARE          EXERCISE PERIOD     UNDER OPTION
12 May 1995                154.5     13/5/98 -- 11/5/2002        4,490,771
12 May 1995                155.5     13/5/98 -- 11/5/2002          205,395
16 June 1995               171.5     17/6/98 -- 15/6/2002          995,607
16 June 1995               173.5     17/6/98 -- 15/6/2002           36,125
9 November 1995            173.5     12/3/98 -- 8/11/2005          728,630
11 March 1996              141.0     12/3/99 -- 10/3/2006        3,243,073
11 March 1996              138.0     12/3/99 -- 10/3/2006           95,084
30 October 1996            135.0   30/10/99 -- 29/10/2006          162,962
13 March 1997              117.5   13/3/2000 -- 12/3/2007          740,424
13 March 1997              118.0   13/3/2000 -- 12/3/2007           25,423
1 October 1997              83.0 1/10/2000 -- 30/09//2004        3,570,095
1 October 1997              82.5  1/10/2000 -- 30/09/2007        1,361,528
31 October 1997             73.0 31/10/2000 -- 30/10/2004        2,172,394
31 October 1997             71.0 31/10/2003 -- 30/10/2007          494,519
20 March 1998               91.5   20/3/2001 -- 19/3/2008          196,716
20 March 1998               95.5   20/3/2001 -- 19/3/2008        3,471,977
                                                                ----------
                                                                21,990,723
                                                                ----------

THE SHARESAVE SCHEME
                  EXERCISE PRICE                          NUMBER OF SHARES
DATE OF GRANT          PER SHARE          EXERCISE PERIOD     UNDER OPTION
12 December 1994           150.0    1/2/2000 -- 31/7/2000          408,480
12 December 1995           134.0    1/2/2001 -- 31/7/2001          455,190
12 December 1996           102.5    1/2/2000 -- 31/7/2000        1,280,511
11 December 1997            58.0    1/2/2001 -- 31/7/2001        5,244,958
                                                                ----------
                                                                 7,389,139
                                                                ----------

  The savings contracts associated with the options granted on 11 December 1997 became effective from 1 February 1998.

THE RSS

  At 24 June 1998, awards over 419,601 shares were outstanding. The exercise period of these awards is from 13 January 1998 to 20 January 2007.

THE LTIP

  At 24 June 1998, awards in relation to 2,227,522 shares were outstanding. The exercise period of these awards is from 1 October 2000 to 30 October 2007.

(B) THE RSS

(I) PURPOSE AND ELIGIBILITY
  The RSS enables Telewest shares to be awarded to employees and directors of the Telewest Group who devote all or substantially all of their working time to the service of the Telewest Group.

SECTION SEVEN                                                GENERAL INFORMATION


(II) ADMINISTRATION OF THE SCHEME
  The RSS is operated in conjunction with the Telewest 1994 Employees' Share Option Plan Trust (the "ESOP"). The trustee of the ESOP (the "Trustee") will receive recommendations and advice from the Remuneration Committee with respect to the award of Telewest shares and other matters, but is not obligated to follow such recommendations and advice. The ESOP initially was funded by an interest-free loan of approximately (Pounds)7.3 million from Telewest, which is intended to be repaid over time through cash contributions made to the Trustee by Telewest and/or its subsidiaries. Telewest may provide further funding to the ESOP to enable it to purchase additional Telewest shares. Telewest does not intend to issue any additional shares under the RSS.

(III) GRANT OF AWARDS
  Awards shall be made by the Trustee, to eligible employees, in its absolute discretion. Awards may be granted at any time other than during a closed period or when Telewest is prohibited from so doing under the rules of the London Stock Exchange. No award may be made after 2 October 2005. The market value of Telewest shares subject to an award shall be determined by the Trustee before the grant of an award.

(IV) LIMITS
  Unless the Trustee decides otherwise, the aggregate market value of Telewest shares awarded in any ten-year period to any eligible employee under the RSS may not exceed four times the greater of such employee's total remuneration (expressed as an annual rate payable by members of the Telewest Group as at that time) and the total remuneration paid by members of the Telewest Group to such employee in the preceding year.

(V) ADJUSTMENTS

  In the event of any increase or variation in the share capital of Telewest, the Trustee may make such adjustments as it considers appropriate to the number of Telewest shares subject to awards and the price (if any) at which such Telewest shares may be acquired.

(VI) VESTING OF AWARDS

  A participant will receive an award of a fixed number of Telewest shares which, unless the Trustee otherwise provides, will normally be available for release to the participant three years after the date of award. Until such shares are released or vest early as described below, the participant will not be entitled to vote or receive dividends on the Telewest shares awarded to such participant.

  If the participant ceases to be an employee or Director of Telewest before the release date, such participant usually will forfeit his or her award. However, early release is provided (scaled down to reflect service up to the date of cessation of employment), if a participant ceases to be an employee other than due to resignation or dismissal for cause. The RSS also provides for early vesting in the event of a takeover, reconstruction or liquidation of Telewest. The Trustee may, in its discretion, provide for earlier vesting in other circumstances.

(VII) TRANSFERABILITY

  Awards are personal to participants and may not be transferred, except on the death of the participant.

(VIII) AMENDMENTS

  The Trustee at any time may amend the RSS in any respect provided that any amendment to the detriment of the participants requires the consent of a majority of such participants.

SECTION SEVEN                                                GENERAL INFORMATION

(C) THE SHARESAVE SCHEME

(I) PURPOSE AND ELIGIBILITY

  The Sharesave Scheme enables Telewest to grant options to purchase Telewest shares to employees and full-time Directors of Telewest or any of its participating subsidiaries who have been employees of Telewest for a period of nine months ending on the day options are to be granted. The Sharesave Scheme has been approved by the Inland Revenue under the UK Income and Corporation Taxes Act 1988 ("ICTA 1988"), which gives potentially beneficial tax treatment for option holders.

(II) ISSUE OF INVITATIONS AND GRANT OF OPTIONS

  Invitations to apply for options may normally only be issued during the six-week period following the announcement of Telewest's results for any period. Options may be granted outside these periods in exceptional circumstances.

  Eligible employees who apply for options under the Sharesave Scheme must also enter into a savings contract with an authorised savings body to save an amount of not less than (Pounds)5 and not more than (Pounds)250 per month for a three- or five-year period. A holder of options granted under the Sharesave Scheme may exercise such options to purchase Telewest shares only with funds available in such holder's savings account (including any bonuses on such savings account).

  No options may be granted under the Sharesave Scheme after 2 October 2005.

(III) NUMBER AND EXERCISE PRICE OF OPTIONS TO BE GRANTED

  The number of shares over which options are granted under the Sharesave Scheme is determined at the time the options are granted and is based on the amount employees contribute to a savings contract, subject to any maximum amount set by the Board; if the Board receives acceptances over this maximum amount, applications may be scaled down. The exercise price of options will be determined by the Board and shall not be less than 80% of the middle-market quotation for the Telewest shares as derived from the Official List on the trading day five days prior to the date on which employees are invited to apply for options and, in relation to options to subscribe, shall also be not less than the nominal value of a Telewest share.

(IV) ADJUSTMENTS

  In the event of any increase or variation in the share capital of Telewest, the number of Telewest shares under option and/or the exercise price may be adjusted with the approval of the UK Inland Revenue.

(V) VESTING AND EXERCISE OF OPTIONS

  Options will be exercisable early in certain specified circumstances including death if the option holder ceases to be employed due to injury, disability, redundancy, retirement, because the company or business that employs the option holder is transferred out of the Telewest Group or in the event of a takeover, reconstruction or liquidation of Telewest.

  An option granted under the Sharesave Scheme usually may be exercised only during the six-month period following completion by the option holder of his or her required contributions under the savings contract. This may be three, five or seven years from the date such savings contract commenced.

(VI) TRANSFERABILITY

  Options granted under the Sharesave Scheme are personal to the option holder and may not be transferred, except on the death of the option holder.

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SECTION SEVEN                                                GENERAL INFORMATION

(VII) AMENDMENTS

  The Board at any time may amend the Sharesave Scheme. However, no such amendment may be made without the prior approval of the UK Inland Revenue. In addition, the prior approval of Telewest's shareholders at a general meeting is required for an amendment to benefit the option holders, unless the amendment is a minor one to benefit the administration of the Sharesave Scheme, or is an alteration or addition to obtain or maintain favourable tax, exchange control or regulatory treatment for option holders or any member of the Telewest Group.

(D) THE NO. 1 SCHEME AND THE NO. 2 SCHEME

(I) PURPOSE AND ELIGIBILITY

  The Executive Schemes enable Telewest to grant options to employees and full-time directors of a participating company in the Telewest Group, in all cases other than to persons within two years of retirement. For the purposes of the No. 1 Scheme, directors are considered to be full-time if they devote at least 25 hours a week to the service of a participating company in the Telewest Group.

  The No. 1 Scheme (but not the No. 2 Scheme) has been approved by the Inland Revenue under ICTA 1988, which gives potentially beneficial tax treatment to option holders. These tax incentives are limited with respect to options granted after 17 July 1995. Options granted under either of the Executive Schemes may in certain circumstances also qualify as Incentive Stock Options ("ISOs").

  The No. 2 Scheme contains substantially the same terms and conditions as the No. 1 Scheme, except as described below and except that an individual granted an option over Telewest shares under the No. 1 Scheme may be granted a replacement option under the No. 2 Scheme over the same number of Telewest shares exercisable at the same price, the same time and subject to the same performance condition as the original option.

(II) GRANT OF OPTIONS

  Options may be granted under the Executive Schemes during the six-week period following the announcement of Telewest's results for any period. Options may be granted outside these periods in exceptional circumstances. No option may be granted after 2 October 2005.

(III) NUMBER AND PRICE OF OPTIONS TO BE GRANTED

  Options granted under the Executive Schemes will be exercisable at a price determined by the Board, provided that such price shall not be less than the middle-market quotation for the Telewest shares as derived from the Official List on the trading day immediately preceding the date of grant or on the date of grant in the case of ISOs.

(IV) ADJUSTMENTS

  In the event of any increase or variation in the share capital of Telewest, the Board may make such adjustments as it considers appropriate to the number of Telewest shares subject to options, and the price at which such Telewest shares may be acquired. Adjustments to the terms of options granted under the No. 1 Scheme must first be approved by the UK Inland Revenue.

(V) LIMITS ON INDIVIDUAL PARTICIPATION

  In any ten-year period, the aggregate market value of Telewest shares that may be subscribed for on the exercise of options granted to an executive in such period under the Executive Schemes (excluding options that have been exercised) may not exceed four times the greater of such executive's total remuneration (expressed as an annual rate payable by Telewest to the executive) and the total remuneration paid by Telewest to such executive in the preceding 12 months. Executives may be granted options to replace those that have been exercised but in granting such replacement options, the

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Remuneration Committee shall determine that the grant of such options is justified by Telewest's performance in the previous three years.

  In the case of the No. 1 Scheme, the aggregate market value of Telewest shares that may be acquired by the exercise of subsisting options granted to any employee or director under the No. 1 Scheme or any other UK Inland Revenue-approved executive share option scheme may not exceed (Pounds)30,000.

  When an option granted under the No. 2 Scheme is exercised, the Board may elect, instead of issuing Telewest shares for such option, to pay to the option holder in cash the amount by which the market value of the Telewest shares subject to such option exceeds the exercise price.

(VI) VESTING AND EXERCISE OF OPTIONS

  If the option holder ceases to be an employee or director of Telewest prior to three years after the date on which the option was granted, such option usually will lapse unless the Board decides otherwise. However, special provisions similar to those contained in the Sharesave Scheme provide for early exercise of an option granted under the Executive Schemes in certain circumstances (subject, in the case of retirement, to the performance target referred to below being satisfied).

  Subject to satisfaction of the performance target specified by the Board prior to the grant of an option, options will normally be exercisable after the third anniversary of the date of grant. The performance target requires Telewest's share price to outperform the FTSE 100 over a three-year period before options can be exercised. An option granted under the No. 1 Scheme may not be exercised more than ten years after the grant and an option granted under the No. 2 Scheme may not be exercised more than seven years after the grant.

  The Board may, in certain circumstances, grant ISOs to US executives under the Executive Schemes which will qualify for favourable tax treatment in the US. Such options may not be granted to executives holding more than 10% of the Telewest shares (or of Telewest's parent or subsidiary corporations within the meaning of Section 424 of the US Internal Revenue Code of 1986, as amended) unless the exercise price is 110% of the fair market value on the date of grant and the term of the option does not exceed five years. The aggregate fair market value determined at the date of grant with respect to which ISOs first become exercisable by any option holder shall not exceed $100,000 in any calendar year.

(VII) TRANSFERABILITY

  Options granted under the Executive Schemes are personal to the option holder and may not be transferred, except on the death of the option holder.

(VIII) AMENDMENTS

  The Board may amend the Executive Schemes in any respect provided that any amendment that is to the detriment of participants requires the consent of a majority of such participants and any amendment to benefit the option holders requires the prior approval of Telewest's shareholders at a general meeting, unless the amendment is a minor one to benefit the administration of the Executive Schemes, or is an alteration or addition to obtain or maintain favourable tax, exchange control or regulatory treatment for option holders. The No. 1 Scheme will cease to enjoy its tax-favoured status if any amendment is not accepted by the UK Inland Revenue. Notwithstanding the foregoing, if any amendment is made without shareholder approval to the aggregate number of Telewest shares that may be issued under the Executive Schemes (other than an increase resulting from an adjustment) or to the persons eligible to participate in the Executive Schemes, then any options subsequently granted under the Executive Schemes will not qualify as ISOs.

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SECTION SEVEN                                                GENERAL INFORMATION

(E) THE SPS

(I) PURPOSE AND ELIGIBILITY

  The SPS enables Telewest to allocate Telewest shares to employees and full-time Directors of Telewest who have been employees of Telewest for a period of at least nine months ending on the day Telewest shares are to be acquired, who are UK citizens and who, in the case of full-time Directors are required to devote not less than 25 hours per week to their duties with their employing company. The Board may allow other employees to participate in the SPS. The SPS has been approved by the Inland Revenue under ICTA 1988. This gives potentially beneficial tax treatment to participants.

(II) ADMINISTRATION OF THE SCHEME

  Telewest has entered into a trust deed with Telewest Share Trust Limited, as trustee (the "SPS Trustee"), and the SPS may be operated at any time in the future, at the discretion of the Board, as a free benefit plan.

(III) NUMBER AND VALUE OF TELEWEST SHARES TO BE ALLOCATED

  The number of Telewest shares to be allocated under the SPS will be determined at the time such Telewest shares are to be allocated. Such shares will be allocated at no cost to eligible persons with funds provided by Telewest to the SPS Trustee. Telewest shares subscribed for by the SPS Trustee under the SPS will normally be subscribed for at a price not less than the average market price for the Telewest shares on the London Stock Exchange on any of the 14 days preceding such issue.

  The market value of Telewest shares awarded to any employee in any year under the SPS may not exceed the limit from time to time permitted by ICTA 1988. The current limit per employee is the greater of (Pounds)3,000 or 10% of annual salary, subject to an overall per-employee maximum of (Pounds)8,000 per year.

  If the SPS Trustee subscribes for newly issued Telewest shares for use in the SPS, Telewest may not contribute more than 5% of its annual pre-tax profits to the SPS Trustee (this limitation does not apply if the SPS Trustee purchases Telewest shares for use in the SPS in open-market transactions).

(IV) TIMING OF TELEWEST SHARE ALLOCATION

  Telewest shares acquired by employees under the SPS normally will be held by the SPS Trustee for two years, during which time they may not be sold, pledged or otherwise disposed of by the employee. In certain circumstances, including death, lay-off or reaching age 60, Telewest shares held by the SPS Trustee may be released before the expiration of the two-year period. For a further year after such two-year period, the SPS Trustee will retain the Telewest shares (unless the beneficiary wishes to dispose of them), in which case such Telewest shares may be transferred to the employee free of UK income tax. The employees will be the beneficial owners of such Telewest shares while they are held by the SPS Trustee.

(V) AMENDMENTS

  The Board at any time may amend the SPS (although the SPS will cease to enjoy its tax-favoured status if any amendment is not thereafter accepted by the UK Inland Revenue). However, the prior approval of Telewest's shareholders at a general meeting must be obtained for any amendment that benefits the participants, unless the amendment is a minor one to benefit the administration of the SPS, or is an alteration or addition to obtain or maintain favourable tax, exchange control or regulatory treatment for participants, the SPS Trustee or any shareholder of Telewest.

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SECTION SEVEN                                                GENERAL INFORMATION

(F) THE EPP

(I) ELIGIBILITY

  Any director or employee of a participating company in the Telewest Group who is required to devote the whole or substantially the whole of his or her working time to the service of a participating company may be invited to participate in the EPP (other than a person who is within two years of the date on which he or she is bound to retire in accordance with the terms of his or her contract of employment).

(II) AWARDS

  Under Part A of the EPP, at the remuneration committee of the Board's ("Remuneration Committee") discretion, an eligible employee may be granted an award offering a conditional right to acquire Telewest shares. Half of the award shall comprise a Bonus Option and half a Matching Allocation.

  Part B of the EPP provides that, at the Remuneration Committee's discretion, a participant can use up to 50% of the bonus payable to him or her under the Telewest Annual Performance-Related Short Term Incentive Plan ("STIP") (or such other percentage as the Remuneration Committee may determine), after deduction of tax, to buy Telewest shares ("Bonus Shares"). Such participant must deposit the Bonus Shares with the Trustee of the ESOP, an independent trustee currently located in Jersey, Channel Islands. In return, the participant is granted an award of the right to be conditionally transferred a matching number of Telewest shares ("Matching Shares") (after grossing up the value of the Bonus Shares) for no payment.

(III) GRANTING OF AWARDS

  Awards may be made during the six weeks following the announcement of Telewest's final, interim and quarterly results (and at other times in exceptional circumstances). No awards may be made more than ten years following the adoption of the EPP. Awards made under the EPP are personal to the participant and, except on the death of the participant, may not be transferred.

(IV) RECEIPT OF SHARES

  Under Part A, a Bonus Option may be exercised at any time but the Matching Allocation may only be transferred after three years and only if the Bonus Option has not been exercised before the third anniversary of the date of grant of the Bonus Option and the participant is still a Director or employee of the Telewest Group on the third anniversary. If a participant ceases employment before the third anniversary for any reason, the Bonus Option may be exercised within six months. If a participant ceases to be an employee of the Telewest Group before the third anniversary because of his or her death, injury, disability, redundancy, retirement at normal retirement age or because the company or business that employs the participant is transferred out of the Telewest Group, the Matching Allocation will be transferred early. If the participant ceases employment for any other reason, the Matching Allocation may not be transferred unless the Remuneration Committee decides otherwise. If the Bonus Option has been partially exercised before the third anniversary of the date of the grant of the Bonus Option, the extent to which the Matching Allocation shall be transferred shall be reduced proportionately. Special provisions apply if there is a take-over, reconstruction or winding-up of Telewest, whereby shares can be transferred early.

  Under Part B, Bonus Shares may be withdrawn by the participant at his or her discretion at any time after the date of the award but the Matching Shares provisionally allocated by Telewest may only be transferred after the third anniversary of this date and only if the Bonus Shares have not been withdrawn before such third anniversary and the participant is still a Director or employee of the Telewest Group on such third anniversary. If a participant ceases employment for any reason before the third anniversary, the Bonus Shares shall be transferred to the participant as soon as reasonably

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SECTION SEVEN                                                GENERAL INFORMATION

practicable. If a participant ceases to be an employee of the Telewest Group before the third anniversary for the same reasons listed above in relation to Part A, the Matching Shares shall be treated in the same manner as the Matching Allocation in Part A. The number of Matching Shares so transferred will be reduced proportionately to the number of Bonus Shares that are withdrawn before the third anniversary of the date of grant. Special provisions apply if there is a take-over, reconstruction or winding-up of Telewest, whereby shares can be transferred early.

(V) ADJUSTMENTS

  In the event of any increase or variation in the share capital of Telewest, the Remuneration Committee may make such adjustments as it considers appropriate to the number of shares that which may be acquired under the award.

(VI) SUBSCRIPTION FOR SHARES

  The ESOP may subscribe for or purchase Telewest shares for the purposes of the EPP or Telewest may grant an option to the ESOP to subscribe for Telewest shares for the purposes of the EPP. The Board does not intend to issue Telewest shares to the ESOP at a price below the middle-market quotation for a Telewest share on the dealing day before the date of grant or, if issued other than on exercise of an option, on the dealing day before the date of issue.

(VII) AMENDMENTS

  The Remuneration Committee may at any time amend the EPP, or the terms of any award granted under it, save that the prior approval of Telewest in general meeting will be required for amendments to the advantage of the participants, to the eligibility requirements, to the limit on the number of Telewest shares that can be issued under awards, to the maximum entitlement for any one participant and to the rule concerning adjustments in the event of a variation of capital unless the amendment is a minor alteration to benefit the administration of the EPP, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for participants or any participating company in the Telewest Group.

(G) THE LTIP

(I) ELIGIBILITY

  Any director or employee of a participating company in the Telewest Group (other than a person who is within two years of the date on which he or she is bound to retire in accordance with the terms of his or her contract of employment) may be invited to participate in the LTIP.

(II) AWARDS

  An award consists of a right to receive Telewest shares for no payment, 50% of the shares vesting being transferred on the third anniversary of the award date and the remaining 50% of the shares being transferred on the fourth anniversary of the award date.

(III) PERFORMANCE CONDITIONS

  Vesting of an award is dependent on meeting performance conditions. The award is divided equally, with vesting of 50% depending on Telewest's TSR meeting a performance condition relating to the TSR of FTSE 100 companies and the remaining 50% depending on meeting a performance condition relating to the TSR of a group of comparative companies (i.e., telecommunications, broadcasting and cable companies operating in the UK with shares listed on the London Stock Exchange and cable companies operating in the UK with shares listed on Nasdaq) in each case over a three-year period. If Telewest's TSR is in the top quartile of the FTSE 100 companies over that period, the participant will receive 50% of the number of shares awarded to him or her; if Telewest's TSR is

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SECTION SEVEN                                                GENERAL INFORMATION


50th place in the FTSE 100, the participant will receive 12.5% of the number of shares awarded to him or her; if below 50th place in the FTSE 100, the participant will receive nothing in respect of this portion of the award. Similarly, if Telewest's TSR is in the top quartile of the group of comparative companies, over that period, the participant will receive 50% of the number of shares awarded to him or her; if Telewest's TSR is at the median position, the participant will receive 12.5% of the number of shares awarded to him or her; if below the median position, the participant will receive nothing in respect of that portion of the award. In either test, a proportionate number of shares will be received for intermediate positions. TSR in each case will be calculated by reference to the cash flow generated by dividends and capital appreciation on a share purchased at the beginning and sold at the end of the period. The purchase and sale price will be taken to be the average middle-market quotation for the period of three months preceding the time in question.

(IV) GRANT OF AWARDS

  Awards may be granted during the six weeks following the announcement of Telewest's final, interim and quarterly results (and at other times in exceptional circumstances). No award may be granted more than ten years following the adoption of the LTIP. Awards granted under the LTIP are personal to the participant and, except on the death of the participant, may not be transferred.

(V) TRANSFER OF TELEWEST SHARES

  If the participant remains employed by the Telewest Group and subject to the satisfaction of the performance criteria, 50% of the Telewest shares subject to the award will be transferred after three years from the date of grant, and 50% after four years from the date of grant. In the event a participant ceases to be employed by reason of death, injury, disability, redundancy or retirement at normal contractual retirement age, or because the company or business that employs the participant is transferred out of the Telewest Group, the participant (or his or her personal representatives) shall only be entitled to such number of Telewest shares as reflects his or her period of service up to the date of cessation of employment and the Telewest shares shall not be transferred before the third anniversary of the allocation date. Special provisions apply if there is a takeover, reconstruction or winding-up of Telewest, whereby Telewest shares can be transferred early.

(VI) ADJUSTMENTS

  In the event of any increase or variation in the share capital of Telewest, the Remuneration Committee may make such adjustments as it considers appropriate to the number of shares that may be acquired under the award.

(VII) INDIVIDUAL LIMITS

  The value of Telewest shares awarded under the LTIP in any financial year to any individual may not exceed 100% of his or her annual salary (excluding benefits in kind), save in exceptional circumstances.

(VIII) AMENDMENTS

  The Remuneration Committee may at any time amend the LTIP, or the terms of any award granted under it, save that the prior approval of Telewest in a general meeting will be required for amendments to the advantage of participants, to the eligibility requirements, to the limits on the number of Telewest shares that can be issued under awards, to the maximum entitlement for any one participant and to the rule concerning adjustments in the event of a variation of capital unless the amendment is a minor alteration to benefit the administration of the LTIP, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for participants or any participating company in the Telewest Group.

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SECTION SEVEN                                                GENERAL INFORMATION

(H) SHARE SCHEME LIMITS

  The share schemes described in sections (c), (d), (e), (f) and (g) above are subject to the following overall limits on the number of Telewest shares that may be acquired by subscription.

    (i) In any calendar year, the number of Telewest shares that may be issued to the SPS Trustee may not exceed 1% of the Telewest shares then outstanding.

    (ii) Subject to (iv) and (v) below, in any three-year period, not more than 3% of the issued share capital of Telewest may be subject to options or issued under the Sharesave Scheme, the Executive Schemes, the SPS, the EPP and the LTIP (together, the "Employee Share Schemes").

    (iii) In any five-year period, not more than 5% of the issued share capital of Telewest may be subject to options or issued under the Employee Share Schemes.

    (iv) In relation to the Sharesave Scheme and the SPS, the limit in (ii) above need not be complied with, provided that the limit in (iii) is complied with at all times.

    (v) In relation to the Executive Schemes, the limit in (ii) above need not be complied with, provided that either of the following limits are complied with at all times:

      (a) the limit in (iii) above, or

      (b) in any three-year period, not more than 3% of the issued share capital of Telewest may be subject to options or issued under the Executive Schemes or any other executive share option scheme adopted by Telewest.

    (vi) In any ten-year period, not more than 5% of the issued share capital of Telewest may be subject to options or issued under the Executive Schemes, the EPP, the LTIP or any other executive share option scheme adopted by Telewest.

    (vii) In any ten-year period, not more than 10% of the issued share capital of Telewest may be subject to options or issued under the Employee Share Schemes or any other employee share scheme adopted by Telewest.

    (viii) Until 2 October 1999, not more than 2.5% of the issued share capital of Telewest may be subject to options or issued under the Executive Schemes or any other executive share option scheme adopted by Telewest.

    (ix) The maximum number of Telewest shares subject to options that may be granted under each of the No. 1 Scheme and the No. 2 Scheme is 91,992,340.

9. TELEWEST PENSION SCHEMES AND OTHER EMPLOYEE BENEFIT SCHEMES

  Employees of the Telewest Group do not participate in an occupational pension scheme. Instead the Telewest Group operates an arrangement under which, subject to qualifying conditions, the Telewest Group contributes to a personal pension scheme nominated by an employee and approved by the pension arrangement's administrators. An employee qualifies for this benefit after he or she has been employed by the Telewest Group for nine months and has agreed to contribute at least 2% of his or her gross salary to a personal pension scheme. If the conditions are satisfied the Telewest Group contributes 3% of gross salary plus an additional sum equal to twice the employee's own personal contribution to the scheme subject to a maximum total company contribution which varies between 7% and 12% of gross salary (depending on the length of the employee's service with the Telewest Group).

  The pension arrangement is administered on behalf of the Telewest Group by a firm of accountants who are also independent financial advisers. Such administration includes the provision of pensions-related financial advice to employees on a regular basis and results in part of the commission normally payable to the administrators being credited to members' individual policies.

  Telewest Group employees also participate in a life assurance scheme providing a benefit of four times annual salary on death in service that is payable to that member's dependants. The entire cost of

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SECTION SEVEN                                                GENERAL INFORMATION

providing this benefit (approximately (Pounds)163,600 for the year to 31 December 1997) is borne by the Telewest Group. The Telewest Group operates a private medical insurance scheme which applies to all permanent full-time employees. The entire cost of providing this benefit (approximately (Pounds)819,161 for the year to 31 December 1997) is also borne by the Telewest Group.

10. EXPERTS

  References to financial information contained herein that has been included in reliance on a report given on the authority of a firm as experts in accounting and auditing are set out with such financial information.

11. VALIDITY OF SECURITIES

  The validity under English law of the Telewest shares offered hereby will be passed upon by Freshfields, UK counsel to Telewest.

12. LEGAL PROCEEDINGS

(A) THE TELEWEST GROUP

  Neither Telewest nor any other member of the Telewest Group has been engaged in any legal or arbitration proceedings, nor are any such proceedings pending or threatened by or against it, which may have, or have had during the 12 months preceding the date of this document, a significant effect on the Telewest Group's financial position.

(B) THE GENERAL CABLE GROUP

  Neither General Cable nor any other member of the General Cable Group has been engaged in any legal or arbitration proceedings, nor are any such proceedings pending or threatened by or against it, which may have, or have had during the 12 months preceding the date of this document, a significant effect on the General Cable Group's financial position.

13. FINANCING ARRANGEMENTS

  The following are summaries of the material terms of certain financing agreements that have been entered into by the Telewest Group and the General Cable Group. The following summaries are not complete and are qualified in their entirety by reference to the full text of the documents described herein, copies of which are available for inspection as provided under "-- Documents for Inspection and Available Information".

13.1 TELEWEST FINANCING ARRANGEMENTS

(A) TCN SENIOR SECURED FACILITY

(I) GENERAL

  On 22 May 1996, Telewest Communications Networks Limited ("TCN"), a wholly owned subsidiary of Telewest and certain subsidiaries and associated partnerships of TCN, entered into an agreement with The Bank of New York, CIBC Wood Gundy plc, Chase Investment Bank Limited, NatWest Markets and The Toronto Dominion Bank, as arrangers, the banks and financial institutions listed therein (the "Banks") and CIBC Wood Gundy plc, as agent and security trustee (as amended by amendment agreements dated 31 May 1996, 2 August 1996, 11 September 1997 and 27 March 1998) pursuant to which the Banks made available to TCN a credit facility of up to (Pounds)1 billion (reduced from (Pounds)1.2 billion) (the "Senior Secured Facility"). The proceeds of the facility are available to finance the capital expenditure, working capital requirements and certain other permitted related activities for the construction and operation of TCN's wholly owned telephony and television franchises, to fund certain

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SECTION SEVEN                                                GENERAL INFORMATION

loans to Telewest, to fund payments of cash interest on the 1995 Debentures (as defined below), to assist in investment in the national network as projected in the long-range plan dated 10 December 1997, to make loans to certain of TCN's subsidiaries and related entities (the "TCN Entities"), to repay advances and payment of interest, fees and expenses in respect of the Senior Secured Facility and to repay any advances made by Telewest under the (Pounds)50 million credit facility made available to TCN under a letter agreement dated 11 September 1997 (the "1997 Telewest Facility").

  The Senior Secured Facility consists of two tranches: Tranche A and Tranche
B. The aggregate principal amount that may be outstanding at any time under both Tranche A and Tranche B is (Pounds)1 billion.

(II) RECENT AMENDMENT AND WAIVER

  An amendment agreement, dated 27 March 1998, amended the Senior Secured Facility to, among other things, (i) reduce the size of the facility to (Pounds)1 billion, (ii) facilitate and permit the entering into of a Second Secured Facility (described below), (iii) amend the Tranche A outstandings and repayment provisions (detailed below) and certain financial covenants, and (iv) provide additional security. A waiver letter, dated 12 June 1998 permits Telewest to enter into the Securities Purchase Agreement.

(III) TRANCHES, CONVERSION BETWEEN TRANCHES AND PREPAYMENT

  The Senior Secured Facility consists of two tranches: Tranche A and Tranche
B. The maximum principal amount that may be outstanding under Tranche A until 30 September 1998 is (Pounds)100 million (reduced from (Pounds)300 million on 31 March 1998). Advances under Tranche A bear interest at a rate equal to LIBOR plus a margin of 2.25% per annum. Tranche A is made available on a revolving basis and each advance thereunder is repayable at the end of its term unless rolled over into a new advance. All advances outstanding under Tranche A are to be repaid on or before 30 September 1998.

  The maximum principal amount that may be outstanding under Tranche B is, until 31 December 1998, an amount equal to six and one-half times trailing, rolling six-month consolidated annualised TCN Group net operating cash flow and thereafter gradually decreases, throughout the period of the facility, to, on or after 1 January 2000, four times trailing, rolling six-month consolidated annualised TCN Group net operating cash flow. Advances under Tranche B bear interest at a rate equal to LIBOR plus a margin that varies from 1.875% per annum to 0.500% per annum depending on the ratio of consolidated TCN Group cash paying debt to consolidated annualised TCN Group net operating cash flow from time to time.

  Tranche B is made available initially on a revolving basis and each advance thereunder is repayable at the end of its term unless rolled over into a new advance. On 31 December 2000, all revolving advances outstanding under Tranche B will convert to a term loan repayable in quarterly instalments beginning on 31 December 2001 and ending on 31 December 2005. The quarterly instalments are in an amount equal to 5.00% of the principal amount outstanding for instalments to 31 December 2002; and then increase to an amount equal to 6.25% of the principal amount outstanding for instalments payable thereafter.

  Until 30 September 1998, TCN may convert advances under Tranche A to advances under Tranche B and vice versa. Converted advances bear interest at the rate applicable to the tranche to which they are converted.

  TCN may prepay advances outstanding under the Senior Secured Facility at any time. In addition, TCN is required to make certain mandatory prepayments under the Senior Secured Facility if specified operating ratios are not met by TCN.

(IV) SECURITY

  All principal, interest and other obligations of TCN in respect of advances under the Senior Secured Facility are secured in accordance with various security documents by, among other things,

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SECTION SEVEN                                                GENERAL INFORMATION

security over all assets, partnership interests and shares of TCN and certain charging subsidiaries and partnerships. By way of collateral obligation, Telewest has entered into a Deed of Subordination restricting, amongst other things, the raising of new debt unless it matures beyond 2007.

(V) COVENANTS

  The Senior Security Facility contains various financial covenants given by the TCN Entities relating to cash flow coverage, interest cover and debt service cover.

  The Senior Secured Facility contains various other covenants given by the TCN Entities, including covenants relating to cable and telephony licences, accounts, insurance, environmental claims, taxes, hedging arrangements and accession of new TCN Entities to the security arrangements.

  The Senior Secured Facility also contains covenants given by the TCN Entities which restrict certain encumbrances, mergers, disposals, borrowings, guarantees, share issues, investments, capital expenditures, swaps and hedging arrangements, changes of business, changes to constitutional documents, restricted payments, services to restricted persons, TCI and MediaOne, liabilities of certain restricted persons and restrictions on carrying on business in the US. These restrictions do not apply to Telewest. The limitation on restricted payments prohibits members of the TCN Group from paying dividends or making other distributions or payments to Telewest and its subsidiaries (including TCN) other than for (i) payments on bona fide arm's-length commercial terms in the ordinary course of business to non-TCN Entities, (ii) payments to reimburse certain annual costs and expenses incurred by Telewest in relation to the TCN Group, (iii) payments for cash interest on the 1995 Debentures, (iv) payments for rental due on certain Telewest leases, (v) repayment of any advances made by Telewest to TCN under the 1997 Telewest Facility and (vi) after 31 December 2000, dividends and other distributions and repayments of capital (subject to compliance with certain financial tests).

  TCN's ability to borrow under the Senior Secured Facility is subject to, among other things, its compliance with the financial and other covenants contained therein and failure to comply with such covenants could result in all amounts outstanding under the facility becoming immediately due and payable.

(VI) EVENTS OF DEFAULT

  The Senior Secured Facility contains various events of default including, among other things, non-payment of amounts due under the facility, breach of covenant, misrepresentation, challenge to security, cross-default of certain other indebtedness, hedging default, certain events of insolvency or bankruptcy and change of control of Telewest (including maintenance of ownership at certain levels by TCI and MediaOne), TCN or any charging subsidiary or partnership as well as events of default relating to certain principal agreements, environmental matters, compliance with certain telecommunications and cable laws and the occurrence of a material adverse change. Upon the occurrence of an event of default the Banks may terminate the ability of TCN to borrow under the facility, require that all amounts outstanding under the facility are immediately repaid or become due and payable on demand and/or enforce the security given in respect of the facility.

(B) TCN SECOND SECURED FACILITY

(I) GENERAL

  On 27 March 1998, TCN and certain subsidiaries and associated partnerships of TCN entered into an agreement with The Bank of New York, CIBC Wood Gundy plc, Chase Manhattan plc, Greenwich NatWest and The Toronto-Dominion Bank, as arrangers, the banks and financial institutions listed therein (the "Second Facility Banks") and The Toronto-Dominion Bank, as agent and security trustee (as amended by an amendment agreement dated 7 April 1998), pursuant to which the Second Facility Banks agreed to make available to TCN a credit facility of up to (Pounds)100 million (the

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SECTION SEVEN                                                GENERAL INFORMATION

"Second Secured Facility"). The proceeds of the facility are available for substantially the same purposes as the proceeds of the Senior Secured Facility.

(II) ADVANCES

  The facility is available from 1 July 1999 and advances may be drawn on a revolving basis under the Second Secured Facility, but only if the Senior Secured Facility has been drawn to the fullest extent possible at the relevant time. The maximum principal amount that may be outstanding under the Second Secured Facility is, until 31 December 1999, an amount equal to six times trailing, rolling six-month consolidated annualised TCN Group net operating cash flow, and thereafter gradually decreases throughout the period of the facility to, on or after 1 January 2001, four and one-half times trailing, rolling six-month consolidated annualised TCN Group net operating cash flow (subject always to such amount not exceeding (Pounds)100 million).

  Advances bear interest at a rate equal to LIBOR plus a margin that increases during the period of the facility from 3.5% per annum, to 4.5% per annum, to 5.5% per annum.

  The Second Secured Facility is made available initially on a revolving basis and each advance thereunder is repayable at the end of its term unless rolled over into a new advance. On 30 June 2001, all revolving advances outstanding will convert to a term loan repayable in a single instalment on or before 30 June 2006.

(III) PREPAYMENT, COVENANTS AND EVENTS OF DEFAULT

  The provisions as to prepayment, covenants and events of default in respect of the Second Secured Facility are substantially similar to those for the Senior Secured Facility. The granting of security ranking second in order of priority, but otherwise substantially similar to that provided in respect of the Senior Secured Facility, is a condition precedent to any drawdown under the Second Secured Facility. Any proceeds from debt or equity capital raising by Telewest, subject to certain exceptions, including (i) any such proceeds raised for the purpose of purchasing the shares held by Comcast in Birmingham Cable and/or Cable London provided that such proceeds are so applied within 90 days of receipt and (ii) any such proceeds from any raising of equity finance pursuant to a rights issue specifically to finance or part finance an acquisition of General Cable by Telewest provided that the shares in relation to the equity financing are issued no later than 31 December 1998, must be applied in prepayment of this Second Secured Facility.

(IV) RECENT AMENDMENT AND WAIVER

  A recent amendment and waiver letter dated 12 June 1998 was entered into by the Banks to allow Telewest, among other things, to enter into the Securities Purchase Agreement.

(C) 1995 DEBENTURES

  Telewest's 9 5/8% Senior Debentures due 2006 (the "1995 Senior Debentures") were issued on 3 October 1995 in an aggregate principal amount of $300 million and bear interest at the rate of 9 5/8% per annum, payable semi-annually, and mature on 1 October 2006. Telewest's 11% Senior Discount Debentures due 2007 (the "1995 Senior Discount Debentures" and, together with the 1995 Senior Debentures, the "1995 Debentures" were issued on 3 October 1995 in an aggregate principal amount at maturity of $1,536,413,000. The discounted amount of the 1995 Senior Discount Debentures accrete interest at an annual rate of 11%, compounded semi-annually to 1 October 2000. Interest will not accrue on the 1995 Senior Discount Debentures prior to 1 October 2000. Thereafter, the 1995 Senior Discount Debentures will bear interest at a rate of 11% per annum on the principal amount thereof, payable semi-annually on each 1 April and 1 October commencing 1 April 2001. The 1995 Senior Discount Debentures mature on 1 October 2007. Capitalised terms used herein and not otherwise defined have the meaning set forth in the Indentures governing the terms of the 1995 Debentures.

SECTION SEVEN                                                GENERAL INFORMATION

  The 1995 Debentures are redeemable, at Telewest's option, in whole or in part, at any time on or after 1 October 2000 at the redemption prices set forth in the 1995 Indentures, plus accrued and unpaid interest to the date of redemption. In addition, in the event of the first to occur prior to 1 October 1998 of (i) a Public Equity Offering by Telewest for gross proceeds of (Pounds)150 million or more or (ii) a sale or a series of related sales by Telewest of its Common Stock to one or more Strategic Equity Investors for an aggregate purchase price of at least (Pounds)150 million, Telewest may use up to 25% of all or such portion of the net proceeds thereof in the case of the Senior Debentures, and 75% of all or such portion of the net proceeds thereof in the case of the 1995 Senior Discount Debentures, to redeem up to 35% of the original aggregate principal amount of the 1995 Senior Debentures and up to 35% of the original aggregate principal amount at maturity of the 1995 Senior Discount Debentures, at 109.625% of their principal amount, plus accrued and unpaid interest, if any, to the date of redemption, in the case of the 1995 Senior Debentures, and at 111% of their accreted value, in the case of the 1995 Senior Discount Debentures.

  In the event of certain changes affecting withholding taxes applicable to certain payments on the 1995 Debentures, the 1995 Debentures will be redeemable, as a whole only and not in part, at the option of Telewest, at any time, on or after 1 October 2000 at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption.

  Upon a Change of Control Triggering Event (defined to consist of both a Change of Control and a Rating Decline), each holder of the 1995 Debentures will have the right to require Telewest to repurchase such holder's 1995 Debentures at a price of (i) in the case of the 1995 Senior Debentures, 101% of the principal amount at maturity thereof, plus accrued unpaid interest, if any, to the date of purchase and (ii) in the case of the 1995 Senior Discount Debentures, 101% of the accreted value thereof (determined at the date of purchase) if such purchase is prior to 1 October 2000 or 101% of the principal amount at maturity thereof, plus accrued and unpaid interest, if any, to the date of purchase, if such purchase is on or after 1 October 2000.

  The indebtedness evidenced by the 1995 Debentures ranks pari passu in right of payment with all other existing and future subordinated and unsecured indebtedness of Telewest and senior in right of payment to all existing and future subordinated indebtedness of Telewest.

  The 1995 Indentures contain certain covenants which, among other things, restrict the ability of Telewest and its Restricted Subsidiaries to (i) incur additional indebtedness; (ii) pay dividends or make distributions in respect of equity interests of Telewest or make certain other investments or restricted payments; (iii) issue certain guarantees; (iv) enter into certain transactions with shareholders or affiliates; (v) create certain liens; or (vi) sell certain assets. In addition, the 1995 Indentures limit the ability of (a) Telewest to consolidate, merge or sell all or substantially all of its assets and (b) the Restricted Subsidiaries to issue capital stock.

  The 1995 Indentures also contain events of default, including (i) non-payment of amounts due; (ii) failure to comply with provisions relating to a consolidation, merger or sale of all or substantially all of the assets of Telewest; (iii) failure to repurchase the 1995 Debentures in accordance with the terms of the 1995 Indentures; (iv) breach of covenants; (v) cross-defaults by Telewest or its significant subsidiaries; (vi) certain judgment awards against Telewest or its significant subsidiaries; and (vii) certain events of bankruptcy and insolvency. Upon the occurrence of an event of default, the trustee under the relevant 1995 Indenture or the holders of 25% of outstanding 1995 Senior Debentures or 1995 Senior Discount Debentures, as the case may be, may declare the 1995 Debentures immediately due and payable at, in the case of the 1995 Senior Debentures, 100% of the principal amount plus accrued unpaid interest to the date of declaration and, in the case of the 1995 Senior Discount Debentures, 100% of the accreted value thereof (determined at the date of declaration) if such declaration is prior to 1 October 2000 or 100% of the principal amount at maturity, plus accrued and unpaid interest to the date of declaration, if such declaration is on or after 1 October 2000.

SECTION SEVEN                                                GENERAL INFORMATION

(D) FINANCE LEASE ARRANGEMENTS

  The Company and certain members of the Telewest Group have entered into certain finance lease arrangements with, among others, Nortel and various subsidiaries of The Royal Bank of Scotland plc. The total obligations of the Telewest Group under these finance lease arrangements amounts to (Pounds)75,534,000.

13.2 GENERAL CABLE RELATED FINANCING ARRANGEMENTS

(A) THE GCH FACILITY AGREEMENT

(I) GENERAL

  On 31 December 1997, GCH entered into the GCH Facility Agreement pursuant to which a syndicate of banks agreed, upon and subject to the terms and conditions of the GCH Facility Agreement, to make loan facilities available to GCH in two tranches in an aggregate principal amount of up to (Pounds)500 million. Advances under Tranche A are available on a revolving basis until 31 March 2000. Advances under Tranche B are available on a revolving basis until 30 June 2002, and thereafter on an agreed amortising term basis until 30 June 2007. Interest on advances under both tranches is payable at a rate calculated by reference to Sterling LIBOR plus associated costs and a margin determined in accordance with the terms of the GCH Facility Agreement.

(II) HEDGING ARRANGEMENTS

  In connection with its interest liabilities under the GCH Facility Agreement, GCH is obliged to maintain interest-rate hedging in its own name or in the name of the Yorkshire Cable or Cable Corporation. Yorkshire Cable has entered into hedging arrangements with National Westminster Bank Plc and The Toronto-Dominion Bank in the form of accreting interest rate swaps which run until December 2001. Cable Corporation has entered into hedging arrangements with National Westminster Bank Plc in the form of an interest rate cap which runs until December 1999. GCH is also obliged to continue, and to ensure that Yorkshire Cable, Cable Corporation and Imminus continue, with the interest exposure management policies specified in the GCH Facility Agreement.

(III) COVENANTS AND EVENTS OF DEFAULT

  The GCH Facility Agreement contains various financial and other covenants on the part of GCH and its subsidiaries, including compliance with certain leverage, interest cover, operating cashflow and debt service cover ratios and the maintenance of a minimum amount of contributed shareholder funds. It also contains various events of default, the occurrence of which would entitle the syndicate banks to refuse to make further advances available under the facility and to accelerate repayment of advances already outstanding. In certain circumstances the syndicated facility agreement permits (but does not require) breaches of certain covenants to be remedied by the shareholder of GCH by the provision of subordinated debt to GCH and/or the subscription for equity share capital in GCH.


  One of these events of default is if, among other things, Vivendi ceases to own directly or indirectly at least 20% of the issued ordinary share capital of General Cable. GCH has entered into an amendment letter with the other parties to the GCH Facility Agreement, dated 8 April 1998, under which the events of default will be amended after the Offer is declared unconditional in all respects; it will then be an event of default if, among other things, Telewest does not maintain directly or indirectly its holding in General Cable, or TCI and MediaOne do not maintain directly or indirectly a certain level of voting and economic interest in Telewest.

(IV) GUARANTEES AND SECURITY

  The obligations of GCH under the GCH Facility Agreement are guaranteed by each of Yorkshire Cable, Cable Corporation, Filegale and certain subsidiary undertakings of GCH (together, the "Original Guarantors"). The obligations of GCH and the Original Guarantors under the GCH Facility

SECTION SEVEN                                                GENERAL INFORMATION

Agreement are secured by a debenture creating fixed and floating charges over the assets of each of the companies and by a charge over General Cable's shares in GCH.

(V) INTERCREDITOR AGREEMENT

  In connection with the GCH Facility Agreement and the finance leasing arrangements entered into by Cable Corporation and Yorkshire Cable, GCH, the Original Guarantors, Banque Paribas, CIBC Wood Gundy PLC, National Westminster Bank Plc, The Toronto-Dominion Bank, NatWest Specialist Finance Limited ("NWSFL"), Robert Fleming Leasing (Number 4) Limited ("RFL"), Lombard Commercial Limited ("LCL"), Dexia Municipal Bank plc, Credit Agricole Indosuez and Societe Generale have entered into an intercreditor agreement, dated 31 December 1997, which regulates the priority of the various security interests created by GCH and the Original Guarantors and subordinates certain indebtedness which is now or may from time to time be owing by GCH to General Cable.

(B) VIVENDI FACILITY

  General Cable has entered into a credit facility (the "Vivendi Facility") pursuant to which Vivendi will provide loans of up to (Pounds)32 million in the aggregate. Under the terms of the Vivendi Facility, drawings are unsecured and will bear interest at a rate per annum equal to three-month sterling LIBOR plus a margin of 1.25% per annum. Under the terms, repayment of the loans is to be made in semi-annual instalments of (Pounds)5 million commencing on 19 April 1998 or, in the case of the last instalment, the then-outstanding amount of the Vivendi Facility.

  The size of the facility will be reduced by (Pounds)5 million every six months commencing on 19 April 1998, irrespective of whether any amounts have been drawn thereunder.

(C) CABLE CORPORATION FINANCING ARRANGEMENTS

(I) CABLE CORPORATION FACILITY AGREEMENT

  On 26 February 1996, Cable Corporation entered into a syndicated facility agreement (the "Cable Corporation Facility Agreement") arranged by NatWest Markets pursuant to which a syndicate of banks agreed, upon and subject to the terms and conditions of the Cable Corporation Facility Agreement, to make loan facilities available to Cable Corporation in two tranches in an aggregate principal amount of up to (Pounds)160 million.

  This facility was refinanced following the arrangement of the GCH facility on 31 December 1997, as set out above. Amounts drawn under the Cable Corporation Facility at this date were prepaid and amounted to (Pounds)120 million.

(II) FINANCE LEASE ARRANGEMENTS

  Also on 26 February 1996, Cable Corporation, WTL and MCL entered into certain finance lease arrangements with NWSFL. The operation of these finance lease arrangements has not been altered as a result of the refinancing of the Cable Corporation facility.

  Under the terms of these arrangements and subject to the terms and conditions of an agreement to acquire between WTL, MCL and NWSFL, WTL and/or MCL are entitled from time to time to sell, and NWSFL will purchase, equipment which NWSFL will then lease to Cable Corporation upon and subject to the terms and conditions of two finance lease agreements entered into between Cable Corporation and NWSFL. The maximum amount of equipment that may be the subject of such sales is equipment having a purchase price of up to (Pounds)92 million. The equipment that Cable Corporation has taken or will take on lease will be subleased by it to WTL or MCL, on the terms of subleases between Cable Corporation and each of these two companies. There is a general cross-default with, among other things, the GCH Facility Agreement and certain of the covenants in the GCH Facility Agreement are repeated separately.

SECTION SEVEN                                                GENERAL INFORMATION

  The obligations of Cable Corporation under the finance lease agreements entered into with NWSFL are guaranteed by each of WTL, MCL and The Cable Corporation Equipment Limited ("TCCEL") and those obligations and the guarantee obligations are secured by debentures creating fixed and floating charges over the assets of Cable Corporation, WTL, MCL and TCCEL.

(III) LEASE SECURITY AGREEMENT

  Under the terms of a lease security agreement entered into by Cable Corporation and NWSFL, Cable Corporation has agreed that, in addition to the guarantees and security described above, it will ensure that at all times NWSFL has the benefit of certain other security for Cable Corporation's obligations under the finance lease agreements, including (i) a letter of credit from Societe Generale in an amount (which may increase or decrease from time to time) determined in accordance with the provisions of the lease security agreement and (ii) an assignment by way of security of Cable Corporation's rights in relation to monies that may from time to time be credited to a deposit account in Cable Corporation's name with National Westminster Bank Plc in accordance with the requirements of that lease security agreement.

(IV) SOCIETE GENERALE FACILITY AGREEMENT

  Pursuant to its obligations under the lease security agreement described in the preceding paragraph, on 26 February 1996, Cable Corporation entered into a facility agreement with Societe Generale (as subsequently amended, the "Societe Generale Facility Agreement") pursuant to which, among other things, Societe Generale agreed to issue a letter of credit for a principal amount of up to a maximum of (Pounds)120 million (the "Letter of Credit") to NWSFL and Cable Corporation agreed to indemnify Societe Generale in respect of any payments made under the Letter of Credit and, among other things, any losses or liabilities suffered or incurred by Societe Generale under or in connection with the Letter of Credit. That indemnity obligation and other amounts owing from Cable Corporation to Societe Generale under the Societe Generale Facility Agreement are secured, among other things, pursuant to a security deposit agreement creating security over a cash deposit made by Cable Corporation with Societe Generale, which deposit will from time to time be increased each time Cable Corporation requests an increase in the amount of the Letter of Credit. General Cable has also entered into certain indemnity and security arrangements in favour of Societe Generale in relation to this facility.

(V) INTERCREDITOR AGREEMENT

  In connection with the finance leasing arrangements set out above, Cable Corporation, together with the banks, financial institutions and other parties thereto have entered into an intercreditor agreement, dated 31 December 1997, which regulates the priority of the various security interests created by GCH and the original guarantors to that facility and subordinates certain indebtedness which is now or may from time to time be owing by GCH to General Cable.

(D) YORKSHIRE CABLE FINANCING ARRANGEMENTS

(I) YORKSHIRE CABLE FACILITY AGREEMENT

  On 24 December 1996, Yorkshire Cable entered into an underwritten loan facility agreement (the "Yorkshire Cable Facility Agreement") arranged by NatWest Markets and Chase Investment Bank Limited. This facility was syndicated early 1997 and pursuant to this facility a syndicate of banks agreed, upon and subject to the terms and conditions of the Yorkshire Cable Facility Agreement, to make loan facilities available to Yorkshire Cable in two tranches in an aggregate principal amount of up to (Pounds)325 million. This facility was refinanced following the arrangement of the GCH facility on 31 December 1997 as set out above. Amounts drawn under the Yorkshire Cable facility at this date were prepaid and amounted to (Pounds)117 million.

SECTION SEVEN                                                GENERAL INFORMATION

(II) FINANCE LEASE ARRANGEMENTS

  Also on 24 December 1996, Yorkshire Cable and a number of its subsidiaries entered into certain finance lease arrangements as follows:

  Yorkshire Cable, Barnsley Cable Communications Limited ("BCCL"), Doncaster Cable Communications Limited ("DCC"), Halifax Cable Communications Limited ("HCC") and Wakefield Cable Communications Limited ("WCC") entered into certain finance lease arrangements with NWSFL.

  Yorkshire Cable and Sheffield Cable Communications Limited ("SCC") entered into certain finance lease arrangements with LCL, a subsidiary of Lombard North Central PLC.

  Yorkshire Cable and Yorkshire Cable Communications Limited ("YCC") entered into certain finance lease arrangements with RFL, a subsidiary of Robert Fleming & Co Limited.

  For the purposes of the description of the facilities below, the subsidiaries of Yorkshire Cable set out above are referred to as the "sub-lessees" and NWSFL, LCL and RFL are referred to as the "lessors."

  The operation of these finance lease arrangements has not been altered as a result of the refinancing of Yorkshire Cable facility.

  Under the terms of these arrangements and subject to the terms and conditions of the agreements to acquire between the sub-lessees and the lessors, the sub-lessees are entitled from time to time to sell, and the lessors will purchase, equipment which the lessors will then lease to Yorkshire Cable upon and subject to the terms and conditions of two finance lease agreements entered into between Yorkshire Cable and each of the lessors.

  The maximum amount of equipment that may be the subject of such sales is equipment having a purchase price of up to (Pounds)206 million. The equipment that Yorkshire Cable has taken or will take on lease will be subleased by it to the sub-lessees, on the terms of subleases between Yorkshire Cable and of the sub-lessees. There is a general cross-default with, among other things, the GCH Facility Agreement and certain of the covenants in the GCH Facility Agreement are repeated separately.

  The obligations of Yorkshire Cable under the finance lease agreements entered into with the lessors are guaranteed by each of BCCL, DCC, HCC, WCC, SCC, YCC, Bradford Cable Communications Limited, Eastern Derbyshire Cable Communications Limited, Rotherham Cable Communications Limited, Yorkshire Cable Finance Limited, Yorkshire Cable Limited and Yorkshire Cable Telecom Limited and those obligations and the guarantee obligations are secured by debentures creating fixed and floating charges over the assets of these companies, together with those of Yorkshire Cable.

  Under the terms of lease security agreements entered into by Yorkshire Cable and each of the lessors, Yorkshire Cable has agreed that, in addition to the guarantees and security described above, it will ensure that at all times the lessors have the benefit of certain other security for Yorkshire Cable's obligations under the finance lease agreements including (i) one or more letters of credit in an aggregate amount (which may increase or decrease from time to time) determined in accordance with the provisions of the relevant lease security agreements and (ii) an assignment by way of security of Yorkshire Cable's rights in relation to monies which may from time to time be credited to a deposit account in Yorkshire Cable's name with National Westminster Bank plc in accordance with the requirements of the relevant lease security agreement.

(III) BANQUE PARIBAS FACILITY AGREEMENT

  Pursuant to its obligations under the lease security agreements described in the preceding paragraph, on 24 December 1996, Yorkshire Cable entered into facility agreements with Banque

SECTION SEVEN                                                GENERAL INFORMATION


Paribas (the "Banque Paribas Facility Agreements") pursuant to which, among other things, Banque Paribas agreed to issue letters of credit for an aggregate principal amount of up to a maximum of (Pounds)45 million (the "Banque Paribas Letters of Credit") to NWSFL, LCL and RFL, and Yorkshire Cable agreed to indemnify Banque Paribas in respect of any payments made under the Banque Paribas Letters of Credit and, among other things, any losses or liabilities suffered or incurred by Banque Paribas under or in connection with the Banque Paribas Letters of Credit. Since the time the Banque Paribas Facility Agreements were entered into, the facility agreement entered into by Banque Paribas pursuant to which it agreed to issue letters of credit to LCL has been cancelled and the other Banque Paribas Facility Agreements were amended to provide, among other things that the maximum amount of letters of credit available under the Banque Paribas Facility Agreement is approximately (Pounds)76,200,000. The indemnity obligation and other amounts owed to Banque Paribas under each of the remaining Banque Paribas Facility Agreements are secured, inter alia, pursuant to separate security deposit agreements creating security over cash deposits made by Yorkshire Cable with Banque Paribas, which deposits will from time to time be increased each time Yorkshire Cable requests an increase in the amount of the relevant Banque Paribas Letter of Credit. General Cable has also entered into certain indemnity and security arrangements in favour of Banque Paribas in relation to these facilities.

(IV) CREDIT AGRICOLE FACILITY AGREEMENT

  In addition to the Banque Paribas Facility Agreement, letter of credit facilities were arranged with Credit Agricole Indosuez (the "Credit Agricole Facility Agreement") on 24 June 1997, and with Dexia Municipal Bank plc (the "Dexia Municipal Facility Agreement") on 30 June 1997, for principal amounts of up to a maximum of (Pounds)100 million and (Pounds)55 million, respectively. The security and indemnity arrangements relating to the Credit Agricole and Dexia Municipal Facility Agreements are the same as those relating to the Banque Paribas Facility Agreements as set out above.

(V) INTERCREDITOR AGREEMENT

  In connection with the finance leasing arrangements set out above, Yorkshire Cable, together with the banks, financial institutions and other parties thereto have entered into an intercreditor agreement, dated 31 December 1997, which regulates the priority of the various security interests created by GCH and the original guarantors to that facility and subordinates certain indebtedness that is now or may from time to time be owing by GCH to General Cable.

13.3 NEW FINANCING TO BE PROVIDED IN CONNECTION WITH THE MERGER

(A) PRE-EMPTIVE ISSUE

  For information concerning the Pre-emptive Issue, see "-- Section One -- The Merger and Related Matters -- The Pre-emptive Issue".

(B) SECURITIES PURCHASE AGREEMENT

  On 26 June 1998, Telewest entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with a subsidiary of Donaldson, Lufkin & Jenrette Securities Corporation providing for the purchase of senior unsecured increasing rate notes of Telewest (the "Unsecured Notes") in an amount up to the dollar equivalent of (Pounds)100 million to fund the purchase of General Cable's 44.95% interest in Birmingham Cable. See "-- Section One -- The Merger and Related Matters -- Birmingham Cable and Cable London -- Birmingham Cable". Subject to certain limitations set out in the Securities Purchase Agreement, the commitment to purchase the Unsecured Notes expires on the earlier of the occurrence of certain events and 31 December 1998. Interest is payable on the Unsecured Notes at a variable floating rate based on LIBOR plus a spread. In addition, certain fees are payable in respect of the commitment and issuance of the Unsecured Notes. The initial maturity date for the Unsecured Notes is 31 December 1998, but this date may in certain circumstances be extended to the date falling 364 days after the issuance of the Unsecured Notes. The conditions to funding of the Unsecured Notes

SECTION SEVEN                                                GENERAL INFORMATION

are substantially similar to the conditions required for Telewest to draw funds under the Senior Secured Facility. The Securities Purchase Agreement contains covenants that are substantially similar to Telewest's Senior Secured Facility and, amongst other things, limit Telewest's ability to incur additional funded debt until the Unsecured Notes have been repaid. The Securities Purchase Agreement also contains certain mandatory redemption events and events of default, the occurrence of which would require Telewest, or permit the holders of the Unsecured Notes to require Telewest, to redeem the Unsecured Notes before their stated maturity. Although Telewest believes it will be able to satisfy the funding conditions in relation to the Unsecured Notes, as and when needed, and to repay the Unsecured Notes when due, there can be no assurance that it will be able to do so.

14. MATERIAL CONTRACTS

(A) THE TELEWEST GROUP

  The following contracts (not being contracts entered into in the ordinary course of business) have been entered into by Telewest or any other member of the Telewest Group since 22 February 1996 (the date two years prior to the date on which General Cable announced that it was in discussions which might lead to an offer for General Cable) and which are, or may be, material:

  (i)The Relationship Agreement (see "-- Section Four -- Information on the Combined Group -- Principal Shareholders -- Limitations of Scope of Business of Telewest and its Principal Shareholders").

  (ii)The Subscription Agreement, pursuant to which TINTA, MediaOne and Cox (the "Subscribers") have undertaken to Telewest, on the terms and subject to the conditions of the Subscription Agreement, to subscribe for their full entitlement of new Telewest shares under the Pre-emptive Issue at 92.5 pence per new Telewest share (69,348,592 new Telewest shares for MediaOne, 69,348,592 new Telewest shares for TINTA and 37,973,290 new Telewest shares for Cox). In addition, on the terms and subject to the conditions of the Subscription Agreement, the Subscribers have agreed to subscribe or procure subscribers at 92.5 pence per new Telewest share for any new Telewest shares not taken up by Qualifying Telewest securityholders pursuant to the Pre-emptive Issue as follows:

  (a) in respect of a maximum of 62,373,342 new Telewest shares not so taken up, each Subscriber has agreed to subscribe or procure subscription for such shares in the following proportions:

    (i) MediaOne, 39.2530739% of such shares not taken up,

    (ii) TINTA, 39.2530739% of such shares not taken up, and

    (iii) Cox, 21.4938523% of such shares not taken up;

  in each case rounded to the nearest whole number of new Telewest shares;
  and

  (b) to the extent that the number of new Telewest shares not subscribed exceeds 62,373,342 new Telewest shares, MediaOne agrees to subscribe or procure subscribers for such excess up to a maximum of 21,621,622 new Telewest shares at 92.5 pence per new Telewest share.

The obligations of the Subscribers and Telewest under the Subscription Agreement are conditional, among other things, on:

(a) the proposed resolutions being passed at the Extraordinary General Meeting, and

(b) the Offer being declared unconditional in all respects on or before 15 September 1998.

The Subscription Agreement may be terminated by any Subscriber prior to Admission if:

  (a) Telewest or General Cable or any of their material subsidiaries is unable, or admits in writing its inability, to pay its debts as they fall due or stops or threatens to stop payment of its debts generally or a receiver, administrator or liquidator is appointed over any assets of or in

SECTION SEVEN                                                GENERAL INFORMATION

     respect of Telewest, General Cable or any of their respective material subsidiaries or any of them has proposed a voluntary arrangement with its creditors;

  (b) Telewest or General Cable goes into liquidation;

  (c) any distress, execution, attachment, sequestration, winding up or administration petition or other like process affects Telewest, General Cable or any of their respective material subsidiaries, with certain exceptions; or

  (d) it shall be unlawful for Telewest to make or complete the Pre-emptive Issue or to give effect to its obligations and exercise its rights as contemplated by the Subscription Agreement, there being no reasonable means to avoid such illegality.

  Telewest cannot revise the financial terms of the Offer without the prior written consent of each Subscriber, and must obtain the written consent of two of the three Subscribers to (i) extend the closing date of the Offer beyond 18 August 1998, (ii) extend the Offer (unless it has by then been declared or become unconditional in all respects), (iii) reduce the percentage of acceptances required under the condition as to acceptance included as condition 1 in the conditions to the Offer (the "Conditions") or (iv) waive or vary any other Condition if the Panel has consented to Telewest invoking that Condition. Telewest has also agreed to approach the Panel for consent to invoke a Condition if a Subscriber so requests, and to indemnify each Subscriber against any loss, liability or cost which it suffers as a result of entering into or performing its obligations under the Subscription Agreement (save where such loss, liability or cost arises from a breach of the Subscription Agreement by such Subscriber or the loss in value of the shares allotted pursuant to the Subscription Agreement by that Subscriber).

    (iii) The Securities Purchase Agreement (see "-- Financing
  Arrangements -- New Financing to be Provided in Connection with the
  Merger".

    (iv) The Merger Agreement whereby, among other things and in each case subject to the terms contained therein, (a) General Cable agreed to provide all reasonable assistance to Telewest to enable it to effect the Offer substantially on the terms set out therein, (b) Vivendi and GUHL irrevocably committed to accept the Offer and restrict their dealings in the securities of General Cable and Telewest and (c) General Cable, Vivendi and GUHL agreed to certain exclusivity periods with respect to participating in discussions or arrangements in relation to the acquisition by a third party of General Cable or a substantial portion of its assets.

    Pursuant to the Merger Agreement GUHL agreed that it would irrevocably accept the Offer in respect of its entire registered holding of 146,785,916 General Cable shares if certain conditions were met.

    The Merger Agreement also provides that until the Termination Time (as defined below), General Cable, Vivendi and GUHL would not, and would ensure that their directors, employees, agents, consultants or professional advisers who were aware of the possible public offer would not:

      (a) directly or indirectly solicit, initiate or enter into discussions or negotiations or otherwise co-operate in any manner with any third party in relation to:

        (i) a bid or other business combination involving General Cable or any of its subsidiaries, or

        (ii) the acquisition of a substantial equity interest in, or a substantial portion of the assets of, General Cable or any such subsidiary (together with (i) above being a "General Cable
      Transaction");

      (b) provide any information to any third party with a view to that third party investigating or entering into a General Cable Transaction, except where the City Code or the Panel or other regulatory authority or English law requires that General Cable provide the information to the third party; or

      (c) indicate its willingness, or agree, to do anything after the period of exclusivity expires which it is not permitted to do during the period of exclusivity.

SECTION SEVEN                                                GENERAL INFORMATION

  The undertakings in the Merger Agreement would lapse (the "Termination
  Time"):

      (a) if the formal press announcement with respect to the Offer had not been released by 3:00 pm (London time) on 15 April 1998 (or such later time and/or date as CGE, the Company and Telewest may agree); or


      (b) if the formal press announcement had been so released before that time but:

        (i) Telewest released an announcement on the London Stock Exchange stating that it was not proceeding to post an offer document and was therefore withdrawing from making an offer for the Company at that time,

        (ii) the Offer Document had not been posted by 30 June 1998, or


        (iii) the Offer lapses or is withdrawn.

    In the Merger Agreement, General Cable confirmed that each of its directors had confirmed that, if the Offer were made, each of these directors would, subject to their fiduciary duties and their responsibilities under the City Code, recommend the Offer to General Cable shareholders. Nothing in the Merger Agreement prohibits or restricts the directors of General Cable from exercising their fiduciary duties or responsibilities under the City Code to consider (including with advisers) any approach from any third party in connection with any of the matters referred to above.

    In the Merger Agreement, General Cable agreed to irrevocably accept the Offer in consideration for an undertaking by Telewest that, if the Offer were made, it would use all reasonable endeavours to ensure that any pre-conditions to the despatch of the Offer Document would be satisfied or waived and that the Offer Document would be despatched as soon as possible. In addition, Telewest confirmed that the directors who signed the Merger Agreement on behalf of Telewest confirmed that they would, subject to their fiduciary duties, recommend that Telewest's shareholders vote in favour of such resolutions as may be necessary to implement and effect the Offer and the acquisition by Telewest of General Cable pursuant thereto.

    (v) A letter agreement between Telewest (1) and General Cable (2) dated 15 April 1998 (the "Birmingham Letter Agreement"), whereby General Cable undertook that failing agreement between Comcast and TCHL, TCHL would have the right by service of written notice to General Cable (subject to any approval required from General Cable shareholders) to acquire all of General Cable's holding of shares in Birmingham Cable for a consideration of (Pounds)100 million payable in cash on completion, subject to certain pre-emption rights of other shareholders contained in the Birmingham Cable Articles.

(B) THE GENERAL CABLE GROUP

  The following contracts (not being contracts entered into in the ordinary course of business) have been entered into by General Cable or any other member of the General Cable Group since 22 February 1996 (the date two years prior to the date on which General Cable announced that it was in discussions which might lead to an offer for General Cable) which are, or may be, material;

    (i) a deed of covenant between Singapore Telecom (1) and General Cable
  (2), dated 4 July 1996, pursuant to which General Cable granted Singapore Telecom indemnities in relation to reorganisations of the share capitals of STI (Yorkshire Cable) Limited ("STI UK") and of Yorkshire Cable;

    (ii) a share exchange agreement between Singapore Telecom (1) and General Cable (2), dated 8 July 1996 (the "Yorkshire Share Exchange Agreement"), pursuant to which General Cable acquired from Singapore Telecom the remaining 50% interest in Yorkshire Cable not already owned by it in consideration for the allotment and issue of 84.458 million new General Cable shares (the "Yorkshire Cable Consideration Shares"), of which approximately 48 million General Cable shares were offered to investors under an international offering, such offering also incorporating an open offer of an additional 27 million General Cable shares (the "Yorkshire Offering"). The Yorkshire Share Exchange Agreement contained lock-up provisions preventing

SECTION SEVEN                                                GENERAL INFORMATION

  Singapore Telecom from disposing of the Yorkshire Cable Consideration Shares under certain circumstances without General Cable's consent. By 20 February 1997, Singapore Telecom had, with General Cable's consent, disposed of its entire holding of Yorkshire Cable Consideration Shares;


    (iii) a registration rights agreement between General Cable (1) and Singapore Telecom (2), dated 8 July 1996 (the "Yorkshire Registration Rights Agreement"). Pursuant to the terms of the Yorkshire Registration Rights Agreement (subject to certain limited exceptions) Singapore Telecom was given the right to require General Cable to include all or any of Yorkshire Cable Consideration Shares received by Singapore Telecom in any future registered offering by General Cable in the US or any public offering in the UK, and to assist Singapore Telecom, in certain circumstances, in registered offerings in the US or public offerings in the UK by Singapore Telecom of its consideration shares;

    (iv) a standby underwriting agreement between General Cable (1), NatWest Markets Corporate Finance Limited and NatWest Markets Securities Limited ("NatWest") (2), dated 8 July 1996, under which NatWest agreed conditionally to procure subscribers for, or itself to subscribe for, a sufficient number of new General Cable shares in order to raise a working capital requirement of (Pounds)25 million (the "Working Capital Requirement") in the event that either the Yorkshire Offering of General Cable shares required to finance the acquisition of Singapore Telecom's 50% interest in Yorkshire Cable failed to complete, or such offering failed to raise less than the Working Capital Requirement;

    (v) an underwriting agreement between General Cable (1), Lehman Brothers Inc. (2) and NatWest Securities Limited (3) (the latter two persons constituting the "Yorkshire Underwriters"), dated 31 July 1996 (the "Yorkshire Underwriting Agreement"), whereby the Yorkshire Underwriters severally agreed to procure persons (or, failing which, to do so themselves) to subscribe for or accept the allotment and issue of 75 million General Cable shares. The Yorkshire Underwriting Agreement granted an over-allotment option in favour of the Yorkshire Underwriters in respect of a further 11.25 million General Cable shares. The Yorkshire Underwriters were further granted the benefit of certain warranties and indemnities by General Cable including, among other things, against liabilities arising under the Securities Act;

    (vi) a deed made between General Cable (1), Singapore Telecom (2), STI UK
  (3), STI Europe Limited (4) and Yorkshire Cable (5), dated 31 July 1996, relating to the termination of various agreements relating to Yorkshire Cable;

    (vii) a deed made between General Cable (1) and Singapore Telecom (2), dated 31 July 1996, relating to tax liabilities of STI UK;

    (viii) a share purchase agreement, as subsequently amended, between General Cable (1), Apax Funds Nominees Limited ("Apax") (2), the Majority Shareholders (as defined therein) (Apax and the Majority Shareholders constituting the "Vendors") (3) and Filegale (4), dated 13 March 1997 (the "Imminus Agreement"), whereby General Cable acquired the entire issued share capital of Filegale from the Vendors. Filegale is the holding company of Imminus Limited, a provider of managed data network services. The total consideration payable by General Cable under the Imminus Agreement was approximately (Pounds)33 million, such consideration having been satisfied by cash payments to the Vendors and the issue to certain of the Majority Shareholders of guaranteed variable rate loan notes (the "Guaranteed Loan Notes") to the amount of (Pounds)7,145,708. The Guaranteed Loan Notes are due to be redeemed on 12 March 2002, or at the option of noteholders concerned on the occurrence of certain specified events including, among other things, the acquisition by a third party of shares representing 50% or more of the voting rights in General Cable. General Cable was granted the benefit of certain representations, warranties and indemnities (subject to certain limitations) contained in the Imminus Agreement;

    (ix) the Merger Agreement and the Birmingham Letter; and

    (x) the GCH Facility Agreement described in "-- Financing Arrangements -- General Cable Financing Arrangements".

SECTION SEVEN                                                GENERAL INFORMATION

15. LICENCES

(A) THE TELEWEST GROUP

  The Telewest Group holds LDLs for the following franchise areas: Croydon (expires 14 October 2000), Bristol (expires 31 August 2005), Taunton and Bridgewater (expires 20 May 2014), Fylde and Wyre (expires 14 September 2011), Southport (expires 8 June 2012), East Lothian (expires 20 May 2014), Edinburgh, South Thames Estuary, North Thames Estuary and Cheltenham (each of which expires 30 December 2005).

  The Telewest Group holds PDSLs for the following franchise areas: Kingston (expires 30 December 2013), Merton (expires 14 March 2013), Lancashire (expires 7 May 2005), Tyneside (expires 2 September 2005), Liverpool South (expires 27 October 2005), Black Country, Telford, Worcester, St. Helens and Knowsley, Wigan, Liverpool North, Cumbernauld, Dumbarton, Dundee, Falkirk and Livingstone, Glenrothes and Kirkcaldy, Motherwell, Perth (each of which expires 30 December 2005).

  The Telewest Group holds Telecommunications Act Licences for the following franchise areas: Croydon (expires 14 October 2008), Kingston (expires 7 May
2013), Merton (expires 22 January 2013), Avon (expires 4 December 2013), Cumbernauld (expires 17 January 2005), Dumbarton (expires 17 January 2006), Dundee (expires 16 January 2006), Edinburgh (expires 19 December 2005), Falkirk and Livingston (expires 10 November 2005), Glenrothes and Kirkcaldy (17 April
2006), Motherwell (expires 17 January 2006), Perth (expires 16 January 2006), Tyneside (expires 25 April 2006), South Thames Estuary (expires 29 November
2005), North Thames Estuary (expires 13 November 2005), Cheltenham (expires 25 August 2011), Black Country (expires 24 January 2014), Telford (expires 11 April 2014), Worcester (expires 24 September 2016), Lancashire (expires 13 October 2013), St. Helens and Knowsley (expires 7 December 2013), Wigan (expires 13 November 2013), Liverpool South (expires 13 October 2012), Liverpool North (expires 29 November 2013), Fylde & Wyre (expires 18 December
2021) and Southport (expires 18 December 2021).

  The Telewest Group holds a national telecommunications licence (expires 13 January 2022) and an international telecommunications licence (terminable on one month's notice).

(B) THE GENERAL CABLE GROUP

  The General Cable Group holds PDSLs for the following franchise areas:
Windsor (expires 1 December 2000), Hillingdon & Hounslow, Bradford, Barnsley, Doncaster & Rotherham, Halifax, Sheffield and Wakefield (each of which expires 30 December 2005).

  The General Cable Group holds Telecommunications Act Licences for the following franchise areas: Windsor (expires 4 December 2008), Iver and Iver Heath (expires 1 December 2008), Hillingdon & Hounslow (expires 11 November
2014), Bradford (expires 26 July 2015), Sheffield (expires 30 April 2017), Barnsley, Doncaster & Rotherham, Halifax and Wakefield (each of which expires 14 December 2017).

  The General Cable Group holds national telecommunication licences (expiring 30 June 2004 and27 July 2022).

(C) THE AFFILIATED COMPANIES

  Birmingham Cable holds a PDSL for the Birmingham franchise area (expires 30 December 2004) and an LDSL for the Wythall area (expires 31 March 2012). Subsidiaries of Cable London hold PDSLs for Camden (expires 30 November 2004), Haringey (expires 2 September 2005), Enfield (expires 30 December 2005) and Hackney & Islington (expires 30 December 2005). For details of Cable Corporation licences see (b) above.

SECTION SEVEN                                                GENERAL INFORMATION

  Birmingham Cable holds Telecommunications Act Licences for Birmingham & Solihull (expires 30 December 2012) and Wythall (expires 5 January 2022). Subsidiaries of Cable London own Telecommunications Act Licences for Camden (expires 6 August 2012), Haringey (expires 3 April 2013), Enfield (expires 24 November 2013) and Hackney & Islington (expires 19 October 2013). Subsidiaries of Cable Corporation own Telecommunications Act Licences for Windsor & Iver (expires 29 September 2008) and Hillingdom & Hounslow (expires 14 February
2014). For details of Cable Corporation licences see (b) above.

16.PREMISES

(A) TELEWEST

  The Telewest Group leases or owns various leasehold and freehold property in the UK for administrative and sales offices, warehouses and equipment sites. The Telewest Group owns an aggregate of approximately 305,000 square feet (net) at its various properties. The Telewest Group also leases an aggregate of approximately 560,000 square feet (net).

  Details of the Telewest Group's principal premises are summarised below:

(I) FREEHOLD PROPERTIES

                                                                   APPROXIMATE
                                                                          AREA
ADDRESS                     CURRENT USE                          (SQUARE FEET)
Cable House                 North West Regional Headquarters,           25,200
Frenchwood Avenue           office and technical facility
Preston
Lancs PR1 4QF
School Lane                 North West call centre; group data          56,000
Knowsley Industrial Estate  centre and technical facility
Knowsley
Merseyside L34 9JD
Communications House        London South Regional Franchise             34,000
5 Factory Lane              Group headquarters, head-end
Croydon CR9 3RA             equipment and warehouse
Unit 550 and Unit 700       Avon Regional Franchise Group               30,000
Aztec West                  headquarters, head-end equipment and
Waterside Drive             warehouse
Almondsbury
Bristol
Units 3 and 4               Cotswold Regional Franchise Group           44,500
Midpoint Business Park      headquarters, head-end equipment and
Staverton                   warehouse
Units 1 and 2               Offices for London South                    27,000
Blue Riband Estate
Factory Lane
Croydon

SECTION SEVEN                                                GENERAL INFORMATION

 (II) LEASEHOLD PROPERTIES

                           APPROXIMATE    LENGTH                  CURRENT
                              AREA      OF LEASE                  ANNUAL             CURRENT
ADDRESS                   (SQUARE FEET)  (YEARS) EXPIRY DATES      RENT                USE
407-411 Century              29,035        25        February          (Pounds)1 Offices and
Buildings                                                2016                    technical
Summers Road                                                                     facility
Brunswick Business Park
Liverpool L3 4BJ

Cable Plaza Waterfront       52,520        25      March 2018    (Pounds)558,500 Midlands/South
West                                                                             West Regional
The Waterfront                                                                   headquarters
Brierley Hill
West Midlands

Unit 1                       38,921         7        December    (Pounds)506,000 Corporate
Genesis Business Park                                    1998                    headquarters,
Albert Drive                                                                     offices
Woking
Surrey GU21 5RW

1 South Gyle                 46,290        25      April 2017    (Pounds)191,000 Scotland and
Crescent Lane                                                                    North East
Edinburgh                                                                        Regional
EH12 9EG                                                                         Franchise Group
                                                                                 headquarters,
                                                                                 head-end
                                                                                 equipment and
                                                                                 warehouse

Units 1 and 3                24,410        25        December    (Pounds)160,136 North East
The Dukeries                 18,100        25            2017     (Pounds)72,400 Regional
Gateshead NE11 0PW                                  September                    Franchise Group
                                                         2017                    headquarters,
                                                                                 head-end
                                                                                 equipment and
                                                                                 warehouse

Units 1 and 1A                50,225       25    October 2018    (Pounds)165,013 South East
Scimitar Centre                                                                  Regional
 and land adjoining                                                              Franchise Group
Courtauld Road                                                                   headquarters,
Basildon SS1 31ND                                                                head-end
                                                                                 equipment and
                                                                                 warehouse

Plot 40                      26,415        25      March 2020    (Pounds)242,145 Offices,
Campus Way                                                                       warehouses and
Gillingham Business Park                                                         technical
Gillingham ME8 0PZ                                                               facility

Unit 3 Wells Court           11,645        10       September    (Pounds)216,160 Corporate
Forsyth Road                                             2004                    offices
Sheerwater
Woking
Surrey

SECTION SEVEN                                                GENERAL INFORMATION

(B) GENERAL CABLE
    Details of General Cable Group's principal premises are summarised below:

(I) FREEHOLD PROPERTIES

                              APPROXIMATE AREA
ADDRESS                          (SQUARE FEET) CURRENT USE
Switch Centre                      14,140      Housing of
Swallowfield Way                               switching equipment
Hayes, Middlesex                               and offices
Unit 4                             14,530      Offices and storage
Shawfield Road
Barnsley
Charlesworth Way                    8,000      Offices and storage
Wakefield
Units 1, 2, 4-11                   66,670
Mayfair Business Park
Broad Lane
Bradford

(II) LEASEHOLD PROPERTIES
                              APPROXIMATE AREA
ADDRESS                          (SQUARE FEET) CURRENT USE
37-41 Old Queen Street              3,000      Corporate headquarters
London SW1H 9JA
35 Old Queen Street                 2,615      Offices
London SW1H 9JA
Cable House                        16,295      Offices and computer facility
Waterside Drive
Langley, Berks
84/85 Buckingham Avenue             7,500      Offices and switching
Slough Trading Estate, Berks                   equipment facility
Arun House                          5,500      Offices and recording
Unit 3 Langley Quay                            studio
Langley, Berks
Unit 5A                             6,765      Offices
Langley Business Centre
11-49 Station Road
Langley, Berks
Unit 5B                             7,560      Offices
Langley Business Centre
11-49 Station Road
Langley, Berks
Communications House               29,310      Office equipment
1 Chippingham Street                           storage
Sheffield
3-9 Mona Road                         680      Housing of equipment
Doncaster
DN4 8AP
Unit 17 Roydsdale Way              22,645      Offices and storage
Euroway Trading Estate
Bradford
642/643 Ajax Avenue                26,349      Offices and warehouse
Trading Estate
Slough
Berkshire
Beechcroft, Southgate Park         26,461      Offices
Bakewell Road
Orton Southgate
Peterborough

SECTION SEVEN                                                GENERAL INFORMATION

17. TAXATION

(A) UK TAX TREATMENT OF DIVIDENDS PAID ON TELEWEST SHARES TO NON-US HOLDERS

  The statements below, which are intended only as a general guide, are based on current law and UK Inland Revenue practice in relation to UK taxation, but take account of the provisions of the current Finance (No. 2) Bill. They are not exhaustive, and do not address the tax position of special categories of shareholders, such as dealers. They relate only to shareholders who are ordinarily resident in the UK for taxation purposes. Any person who is in any doubt as to his or her tax position or who is subject to tax in any jurisdiction other than the UK should consult his or her professional adviser.

  (i) Telewest is not required to withhold UK tax at source from the payment of dividends. However, when paying a dividend:

    (1) Telewest has to account to the Inland Revenue for an amount of advance corporation tax ("ACT"). The rate of ACT is currently 25% of the dividend paid (amounting to 20% of the sum of the cash dividend and the ACT). Dividends currently carry an associated tax credit equal to 1/4 of the cash dividend, amounting to 20% of the sum of the dividend paid and the associated tax credit (the "gross dividend").

    (2) Individual shareholders resident in the UK will be liable for UK income tax on the amount of the gross dividend. Dividend income will be treated as the top slice of an individual's income and will be subject to UK income tax (if at all) at the lower rate (currently 20%) or the higher rate (currently 40%) or part at the lower rate and part at the higher rate depending upon the individual's circumstances. The tax credit referred to above will discharge the liability for income tax of an individual shareholder who is subject to UK income tax at the lower rate or the basic rate (currently 23%) only. Higher-rate taxpayers will be able to offset the tax credit against their liability to tax on the gross dividend which will leave additional tax equal (at present rates) to 20% of the gross dividend to the extent that such sum when treated as the top slice of his or her income falls above the threshold for higher-rate income tax. To the extent that a UK resident individual shareholder's total tax credits in respect of such dividends exceed his or her overall UK tax liability, the shareholder may (except in the case where the dividend is treated as a "foreign income dividend") claim to have any excess paid to him or her by the Inland Revenue.

    (3) A UK resident corporate shareholder will not generally be liable for corporation tax on any dividend received and will generally be able to treat any dividend received (together with the associated tax credit) as franked investment income (unless the dividend is a "foreign income dividend").

    (4) For dividends paid to trustees of UK resident discretionary trusts the gross dividend will be subject to UK income tax at a rate of 34% with a tax credit equal to 20% of the gross dividend, reducing the trustees' additional income tax liability to 14% of the gross dividend.

    (5) Subject to certain exceptions for Commonwealth citizens, residents of the Isle of Man or the Channel Islands, nationals of any member state of the European Economic Area and certain others, the right of a shareholder who is not resident (for tax purposes) in the UK to claim payment of any part of the tax credit will depend on the existence and terms of any double tax convention between the UK and the jurisdiction in which the holder is resident. Holders who are not resident in the UK should consult their own tax advisers concerning their tax liabilities on dividends received, whether they are entitled to claim any part of the tax credit and, if so, the procedure for doing so.

    (6) Legislation already enacted currently provides for fundamental future changes to UK tax rates on, and tax credits in respect of, dividends. Such changes are to have effect in respect of dividends paid on or after 6 April 1999. Under current law:

      (a) the tax credit will be reduced from an amount equal to one-quarter of the (net) dividend to an amount equal to one-ninth of the
    (net) dividend;

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SECTION SEVEN                                                GENERAL INFORMATION

      (b) dividend income of individuals which, prior to 6 April 1999, would have been taxed at the lower rate (20%) will be taxed at the "Schedule F ordinary rate" of 10%;

      (c) dividend income of individuals which, prior to 6 April 1999, would have been taxed at the higher rate (40%) will be taxed at the "Schedule F upper rate" of 32.5%; and

      (d) dividend income of trusts which, prior to 6 April 1999, would have been taxed at the rate applicable to trusts (34%) will be taxed at the "Schedule F trust rate" of 25%; and

      (e) individuals whose tax credits on dividends exceed their overall tax liability will no longer be entitled to claim any payment of such excess from the UK Inland Revenue.

    (7) Under proposals contained in the Finance (No. 2) Bill currently before the UK Parliament, ACT will be abolished in relation to dividends paid on or after 6 April 1999.

(B) US FEDERAL INCOME AND UK TAX CONSEQUENCES TO US HOLDERS OF OWNERSHIP OF TELEWEST SHARES AND TELEWEST ADSS

(I) GENERAL
  The following generally summarises the principal UK tax and US federal income tax consequences of the acquisition, ownership and disposition of Telewest shares or Telewest ADSs (evidenced by ADRs) applicable to US Holders (as defined below) that hold the Telewest shares or Telewest ADSs as capital assets. For purposes of this summary, a "US Holder" is a beneficial owner of a Telewest share or a Telewest ADS who or that is for US federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation organised under the laws of the United States or any political subdivision thereof, or (iii) any other person who is subject to US federal income tax on a net income basis in respect of its worldwide income. AS THIS IS A GENERAL SUMMARY, PROSPECTIVE OWNERS OF TELEWEST SHARES OR TELEWEST ADSS WHO ARE US HOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE US FEDERAL, STATE AND LOCAL TAX CONSEQUENCES, AS WELL AS TO THE UK TAX CONSEQUENCES, OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF TELEWEST SHARES OR TELEWEST ADSS APPLICABLE IN THEIR PARTICULAR TAX SITUATIONS.

  The statements of US federal income tax and UK tax law set out below are based (a) on the law and practice in force, and as interpreted by the relevant taxation authorities, as of the date of this Disclosure Document, and are subject to any changes (which may apply retroactively) in US or UK law or practice, or in the interpretation thereof by the relevant taxation authorities, or in the conventions between the US and the UK relating to income and capital gains (the "Income Tax Convention") and estate and gift taxes (the "Estate and Gift Tax Convention"), occurring after such date and (b) in part, on representations of the Depositary and on the assumption that each obligation in, or otherwise contemplated by, the Deposit Agreement and any related agreement will be performed in accordance with its terms.

  This summary does not address the laws of any state or locality or any non-US government (other than the UK). Further, this summary does not address the tax consequences to (i) particular classes of taxpayers that are subject to special rules including, without limitation, dealers in securities or currencies, insurance companies, tax-exempt organisations, financial institutions, persons that hold their Telewest shares or Telewest ADSs as part of a straddle, hedging or "conversion transaction", persons whose functional currency is other than the US dollar, tax-exempt investors or persons owning directly, indirectly or constructively, 10% or more of General Cable's stock or Telewest's stock, (ii) persons who acquired shares pursuant to the exercise of an employee stock option or otherwise as compensation or (iii) certain expatriates or former long-term residents of the United States. This summary does not address the UK or US tax treatment of persons who hold Telewest shares or Telewest ADSs through a partnership or other pass-through entity. This summary does not consider any UK tax or US tax consequences to a Non-US Holder.

  For US federal income tax purposes, for UK tax purposes and for purposes of the Income Tax Convention and Estate and Gift Tax Convention, US Holders of Telewest ADSs will be treated as the

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SECTION SEVEN                                                GENERAL INFORMATION

owners of the Telewest shares represented by the Telewest ADSs. Accordingly, except as noted below, the UK tax and US federal income tax consequences discussed below apply equally to US Holders of both Telewest shares and Telewest ADSs.

(II) TAXATION OF DIVIDENDS
  Under current law, Telewest is required, when paying a dividend in respect of the Telewest shares, to account to the UK Inland Revenue for ACT. The rate of ACT at present is 25% of any dividend paid to shareholders before 6 April 1999, which is equivalent to 20% of the sum of the dividend and the related ACT. The Finance (No. 2) Bill currently before the UK Parliament provides for ACT to be abolished in respect of dividends paid on or after 6 April 1999.

  An Eligible US Holder (as defined below) is entitled under the Income Tax Convention and current UK law to claim from the UK Inland Revenue a payment (the "Treaty Payment") of a tax credit in respect of the dividend equal to 25% of the dividend paid (the "Tax Credit Amount") but subject to a 15% UK withholding tax on the combined sum of the dividend paid and the related Tax Credit Amount. For example, assuming the Tax Credit Amount continues to be 25% of a dividend paid, a dividend of (Pounds)8.00 paid to such an Eligible US Holder would generally entitle the Eligible US Holder to claim (Pounds)0.50 (a Tax Credit Amount of (Pounds)2.00 less a withholding of (Pounds)1.50) from the UK Inland Revenue, giving a total cash received, after UK taxes but before US taxes, of (Pounds)8.50. Under current law, with respect to dividends paid on or after 6 April 1999, the Tax Credit Amount will be reduced from 25% of the dividend paid to one-ninth of the dividend paid, with the result that an Eligible US Holder will not be entitled to claim any Treaty Payment. In this circumstance the UK withholding tax would be limited to the Tax Credit Amount (i.e., no UK withholding tax in excess of the Tax Credit Amount would be due or payable).

  For the purposes of this summary, the term "Eligible US Holder" means a beneficial owner of a Telewest share or a Telewest ADS (a) that derives and beneficially owns the cash dividend paid thereon, (b) that is an individual, a corporation, a trust or estate resident in the US (and, in the case of a corporation, not also resident in the UK for UK tax purposes) for the purposes of the Income Tax Convention, (c) whose holding is not effectively connected with either a "permanent establishment" in the UK through which the Eligible US Holder carries on business in the UK or a "fixed base" in the UK from which the Eligible US Holder performs independent personal services and (d) that, under certain circumstances, is not exempt from US federal income tax on divided income. Such term excludes, however, (a) a beneficial owner who owns at least 10% of the new Telewest shares in respect of which the dividend is paid, (b) under certain circumstances, a corporation 25% or more of the capital of which is owned directly or indirectly by one or more persons who are not individual residents or nationals of the US and (c) a US corporation that controls, directly or indirectly (either alone or with one or more associated corporations), 10% or more of the voting stock of Telewest. If the Eligible US Holder is a US trust or estate, the Tax Credit Amount will be available only to the extent that the income derived by such trust or estate is subject to US tax as the income of a resident either in its hands or in the hands of its beneficiaries, as the case may be.

  For US federal income tax purposes, the amount of a dividend paid plus the Tax Credit Amount, including the 15% UK withholding tax thereon, (a) will be included in gross income by a US Holder and (b) will be treated as foreign source dividend income to the extent paid out of current or accumulated earnings and profits of Telewest as determined for US federal income tax purposes. Subject to certain limitations, including certain holding-period requirements with respect to the Telewest shares or Telewest ADSs, the 15% UK withholding tax will be treated as a foreign income tax eligible for credit against such Eligible US Holder's federal income tax (or, alternatively, a deduction in computing such US Holder's taxable income). The consequences of these limitations will depend on the nature and sources of each Eligible US Holder's income and the deductions appropriately allocated or apportioned thereto.

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SECTION SEVEN                                                GENERAL INFORMATION

  Thus, for example, for dividends paid before 6 April 1999, an Eligible US Holder who receives the (Pounds)8.00 dividend in the above example would be considered, for US federal income tax purposes, to receive a dividend of (Pounds)10.00 (Pounds)8.00 dividend paid plus the (Pounds)2.00 tax credit) and would include that amount in income. Such Eligible US Holder also would be considered to have paid (Pounds)1.50 of UK tax that, subject to the limitations described above, would be creditable against such holder's US federal income tax liability.

  For dividends paid on or after 6 April 1999 an Eligible US Holder who receives the (Pounds)8.00 dividend in the above example for US federal income tax purposes would be considered to receive a dividend of (Pounds)8.89 (Pounds)8.00 dividend plus the 89 pence tax credit) and would include that amount in income. Such US Holder also would be considered to have paid 89 pence of UK tax that, subject to the limitations described above, would be creditable against such Eligible US Holder's US federal income tax liability.

  The amount of any dividend paid by Telewest will equal the fair market value in US dollars of the pounds sterling paid, regardless of whether the payment is, in fact, converted into US dollars. Exchange gain or loss that is recognised by a US Holder on a sale or other disposition of pounds sterling received pursuant to the dividend will generally be US source ordinary income or loss.

  In general, no dividends received deduction will be allowed with respect to dividends paid by Telewest.

  For US foreign tax credit purposes, dividends on the shares will generally constitute "passive income", or in the case of certain US Holders, "financial services income". To the extent that an amount received by a US Holder exceeds such US Holder's allocable share of Telewest's current and accumulated earnings and profits, such excess will be applied first to reduce such US Holder's tax basis in its shares and then, to the extent in excess of such US Holder's tax basis, such excess will constitute gain from a deemed sale or exchange of shares.

  Eligible US Holders who are entitled to a refund of the Tax Credit Amount, net of the UK withholding tax, must file a claim for the Tax Credit Amount in the manner and at the times described in US Revenue Procedure 80-18, 1980-1 C.B. 623, as modified by US Revenue Procedures 81-58, 1981-2 C.B. 678; 84-60, 1984-2 C.B. 504, and 90-61, 1990-2 C.B. 657. Claims for such tax refund must be made within six years of the UK year of assessment (generally the 12-month period ending April 5 in each year) in which the related dividend was paid. The first claim by a claimant for a refund under these procedures is made by sending the appropriate UK form (FD/13) in duplicate to the Director of the US Internal Revenue Service centre with which the holder's last US federal income tax return was filed. Forms may be obtained from the US Internal Revenue Service, Assistant Commissioner (International), 950 L'Enfant Plaza South, S.W., Washington, D.C. 20024, United States, Attention: Taxpayers Service Division. Because a refund claim is not considered made until the UK tax authorities receive the appropriate form from the US Internal Revenue Service, forms should be sent to the US Internal Revenue Service well before the end of the applicable limitation period. Any refund claim by a claimant after the first claim by such a US Holder for payment under these procedures should be filed directly with the UK Financial Intermediaries and Claims Office, Fitz Roy House, P.O. Box 46, Nottingham, NG2 1BD, England.

  Under Section 812 of ICTA 1988, the UK Government has the power to deny the payment of associated UK tax credits under the Income Tax Convention to a corporation that controls, directly or indirectly, either alone or together with one or more corporations, which are treated as associated for the purposes of the Income Tax Convention, at least 10% of the voting power of a company, if it or an "associated company" (as defined in Section 416 ICTA 1988) has a "qualifying presence" (as defined in Section 812 ICTA 1988) in a state in the US that operates a unitary system of corporation taxation. These provisions will come into force only if the UK Government so determines by statutory instrument. No such instrument has yet been made.

SECTION SEVEN                                                GENERAL INFORMATION

(III) TAXATION OF CAPITAL GAINS
  A US Holder who is not resident or ordinarily resident in the UK for UK tax purposes will not be liable for UK tax on capital gains realised or accrued on the sale or other disposal of new Telewest shares or Telewest ADSs unless the Telewest shares or Telewest ADSs are held in connection with a trade, profession or vocation carried on by such US Holder in the UK through a branch or agency and the new Telewest shares or Telewest ADSs are or have been used, held or acquired for the purposes of such trade, profession or vocation. A US Holder will be liable for US federal income tax on such gains to the same extent as on any other gains from sales or disposition of stock.

  Assuming that gain on the disposition of Telewest shares or Telewest ADSs would not be subject to UK tax, such gain would be US source income for US foreign tax credit limitation purposes. Deposits and withdrawals of Telewest shares by US Holders in exchange for Telewest ADSs will not result in the realisation of gain or loss for UK capital gains tax or US federal income tax purposes.

(IV) US BACKUP WITHHOLDING AND INFORMATION REPORTING

  US Holders are generally subject to information reporting requirements with respect to dividends paid in the US on Telewest shares or Telewest ADSs. Under existing regulations, such dividends are not subject to US backup withholding. However, under regulations generally effective 1 January 2000, such dividends paid in the United States or through the office of a US-related person would be subject to US backup withholding unless the US Holder provides an IRS Form W-9 or otherwise establishes an exemption.

  US Holders generally will be subject to information reporting and backup withholding at 31% on proceeds paid from the disposition of Telewest shares or Telewest ADSs unless the US Holder provides an IRS Form W-9 or otherwise establishes an exemption.

  The amount of any backup withholding will be allowed as a credit against such holder's US federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the US Internal Revenue Service.

(V) PASSIVE FOREIGN INVESTMENT COMPANY CONSIDERATIONS
  A company generally will be a passive foreign investment company ("PFIC") for US federal income tax purposes for any taxable year (i.e., the period from 1 January to 31 December) in which either (a) 75% or more of its gross income is passive income or (b) on average for the taxable year, 50% or more of its assets (measured by value) produce or are held for the production of passive income. The Internal Revenue Service has indicated that cash balances, even if held as working capital, are considered to be passive assets that produce passive income. As of the date of this document, Telewest does not believe it is a PFIC for US federal income tax purposes and, based on current projections, Telewest does not anticipate that it will become a PFIC. No assurance can be given, however, that Telewest will not become a PFIC in the future.

  Telewest will monitor its status and, promptly following the end of any taxable year, will notify shareholders if it believes that it is properly classified as a PFIC for that taxable year, in which case it will comply with the reporting requirements necessary for US Holders to elect to treat Telewest as a "qualified electing fund" (a "QEF election"). If Telewest were a PFIC, US Holders of Telewest shares or Telewest ADSs may suffer unfavourable US federal income tax consequences. This summary does not address the consequences if Telewest were determined to be a PFIC. US Holders should consult their own tax advisers concerning the US tax consequences of holding Telewest shares or ADSs if Telewest were considered to be a PFIC, including the consequences of making a QEF election.

(VI) UK INHERITANCE TAX
  A Telewest share or Telewest ADS beneficially owned by an individual US Holder who is domiciled in the US for the purposes of the Estate and Gift Tax Convention and is not domiciled in the UK for such purposes is not subject to UK inheritance tax on the individual's death or on a gift made by the individual during his or her lifetime except where the Telewest share or Telewest ADS is part of

SECTION SEVEN                                                GENERAL INFORMATION
the business property of a UK "permanent establishment" of the individual or pertains to a UK "fixed base" of an individual used for the performance of independent personal services. In a case where a Telewest share or Telewest ADS is subject both to UK inheritance tax and to US federal gift or estate tax, the Estate and Gift Tax Convention generally provides for tax paid in the UK to be credited against any tax payable in the US and for tax paid in the US to be credited against any tax payable in the UK, based on priority rules set forth in that Convention. There are special individual rules applying to trusts; Telewest shares or Telewest ADSs held in a trust created by a US Holder who is not domiciled in the UK normally will fall outside the scope of UK inheritance tax.

18. STAMP DUTY AND STAMP DUTY RESERVE TAX

(A) TRANSFERS OR ISSUES OF TELEWEST SHARES TO DEPOSITARY GENERALLY

  Stamp duty or stamp duty reserve tax (depending on the type of documentation used) at the then-applicable and relevant rate arises upon the deposit with the Depositary of Telewest shares. The current rates of stamp duty and of stamp duty reserve tax on such deposits are (Pounds)1.50 per (Pounds)100 (or part thereof) and 1.5%, respectively. On the transfer of Telewest shares to the Depositary, stamp duty or stamp duty reserve tax generally will be payable by the Depositary and under the Deposit Agreement, holders of ADRs must pay an amount equal to such duty or tax to the Depositary.

(B) TRANSFER OF ADSS

  Provided that the instrument of transfer is not executed in the UK and remains at all subsequent times outside the UK, no UK stamp duty will be payable on the acquisition or transfer of ADSs evidenced by ADRs, nor will an agreement to transfer ADSs evidenced by ADRs give rise to a liability to stamp duty reserve tax. No stamp duty or stamp duty reserve tax will be payable by holders of General Cable shares or General Cable ADSs on the transfer of, or agreement to transfer, their holdings to Telewest pursuant to the Offer.

(C) TRANSFER OF TELEWEST SHARES BY DEPOSITARY TO PERSON BENEFICIALLY ENTITLED

  A transfer of Telewest shares by the Depositary or its nominee to the beneficial owner of the relevant ADS or its nominee when the beneficial owner is not transferring beneficial ownership will give rise to UK stamp duty at the rate of 50 pence per transfer.

(D) PURCHASE OF TELEWEST SHARES

  Purchasing Telewest shares, as opposed to Telewest ADSs, will normally give rise to a charge to UK stamp duty or stamp duty reserve tax at the rate of 50 pence per (Pounds)100 (or part) of the price payable for the new Telewest shares, or 0.5%, respectively. Stamp duty and stamp duty reserve tax generally are the liabilities of the purchaser. Where such Telewest shares are later transferred to the Depositary's nominee, further stamp duty or stamp duty reserve tax will normally be payable at the rate of (Pounds)1.50 per (Pounds)100 (or part thereof) (or 1.5%) of the value of the Telewest shares at the time of transfer. However, where Telewest shares being acquired are transferred directly to the Depositary's nominee, the only charge will generally be the higher charge of (Pounds)1.50 per (Pounds)100 (or part) (or 1.5%) of the price payable for the Telewest shares so acquired.

(E) ISSUE OF TELEWEST SHARES TO DEPOSITARY PURSUANT TO THE PRE-EMPTIVE ISSUE

  Any issue of Telewest shares to the Depositary or its nominee pursuant to the Pre-emptive Issue will be subject to stamp duty reserve tax at a rate of 1.5% of the value of the issue price. Telewest will meet such liability. The issue of Telewest shares pursuant to the Pre-emptive Issue to holders of Telewest ADSs who elect to receive Telewest shares instead of Telewest ADSs under the Pre-emptive Issue will not be subject to stamp duty or to stamp duty reserve tax.

(F) ISSUE OF TELEWEST SHARES IN EXCHANGE FOR GENERAL CABLE ADSS

  No stamp duty or stamp duty reserve tax will be payable by General Cable ADS holders on the issue of Telewest shares to the Depositary or its nominee on behalf of accepting General Cable ADS

SECTION SEVEN                                                GENERAL INFORMATION
holders who receive their entitlement to Telewest shares in the form of ADSs.
No stamp duty or stamp duty reserve tax will be payable by General Cable securityholders on the issue to them of Telewest shares pursuant to the Offer. However, any subsequent deposit of Telewest shares by former holders of General Cable ADSs who elected to receive their entitlement to Telewest shares otherwise than in ADS form, will attract stamp duty or stamp duty reserve tax at the rate of (Pounds)1.50 per (Pounds)100 or part, or 1.5%, on the value of the Telewest shares at such time.

19. CONSENTS

  (a) Schroders, which is regulated by The Securities and Futures Authority Limited, has given and has not withdrawn its written consent to the issue of this document with the inclusion therein of its name and the references thereto in the form and context in which they respectively appear.

  (b) References to any consent required with respect to financial information contained herein is set out with such financial information.

20. SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

  Certain of the Directors and a majority of the senior executives of Telewest are not residents of the US. Virtually all of the assets of such persons and of Telewest are located outside the US. As a result, it may not be possible for shareholders to effect service of process within the US upon such persons or Telewest or to enforce against them judgments of US courts predicated upon civil liability provisions of the US federal or state securities laws.

  The following discussion with respect to the enforceability of certain US court judgments in the UK is based upon advice provided to Telewest by its English counsel, Freshfields. The US and England currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Consequently, a final judgment for payment rendered by any federal or state court in the US based on civil liability, whether or not predicated solely upon US federal securities laws, would not automatically be enforceable in England. In order to enforce any US judgment in England, proceedings must be initiated by way of common law action before a court of competent jurisdiction in England. In such common law action, an English court generally will not (subject to the following sentence) reinvestigate the merits of the original matter decided by a US court and will order summary judgment on the basis that there is no defence to the claim for payment. The entry of an enforcement order by an English court is conditional upon the following: (a) the US court had jurisdiction over the original proceeding, (b) the judgment is final and conclusive on the merits and is for a definite sum of money, (c) the judgment does not contravene English public policy, (d) the judgment is not for a tax, penalty or judgment arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained and (e) the judgment has not been obtained by fraud or in breach of the principles of natural justice. Subject to the foregoing, holders of new Telewest securities and holders of General Cable securities may be able to enforce in England judgments in civil and commercial matters obtained for US federal or state courts; however, there can be no assurance that such judgments will be enforceable. In addition, there is doubt as to whether an English court would accept jurisdiction and impose civil liability in an original action predicated solely upon US federal securities laws.

21. MISCELLANEOUS

  (a) The expenses to be paid by Telewest relating to the Offer and the Pre-emptive Issue are estimated to be approximately (Pounds)13.3 million (excluding
VAT). These expenses include approximately (Pounds)280,000 for SEC filing fees, (Pounds)100,000 for the London Stock Exchange fees; (Pounds)350,000 for printing expenses; (Pounds)4.75 million for financial advisers' fees; (Pounds)2.4 million for legal fees; (Pounds)400,000 for accounting fees and (Pounds)5.1 million for miscellaneous expenses.

SECTION SEVEN                                                GENERAL INFORMATION
  (b) The new Telewest shares to be issued pursuant to the Pre-emptive Issue are to be issued at a premium of 82.5 pence to their nominal value of 10 pence.

  (c) The Pre-emptive Issue has been fully underwritten by TINTA, MediaOne and Cox, whose registered addresses are 5619 DTC Parkway, Englewood, Colorado 80111, 188 Inverness Road West, Englewood, Colorado 80112 and 1400 Lake Hearn Drive, Atlanta, Georgia 30319, respectively.

22. NO SIGNIFICANT CHANGE

(A) TELEWEST
  There has been no significant change in the financial or trading position of Telewest since 31 March 1998, the date to which its unaudited results for the quarter then ended were prepared.

(B) GENERAL CABLE

  There has been no significant change in the financial or trading position of General Cable since 31 March 1998, the date to which its unaudited results for the quarter then ended were prepared.

23. ADDITIONAL SOURCES OF INFORMATION

  (i) The statement in "-- Section Two -- Information on Telewest -- Overview" that the Telewest Group is a leading provider of cable television and residential and business cable telephony in the UK is based on comparison with ITC data relating to other UK cable operators in terms of, amongst other things, Telewest's equity homes and customers.

  (ii) The statement in "-- Section Five -- Regulatory Matters and Competition -- Cable Telephony" that the number of lines in the UK business market is continuing to increase rapidly, with ISDN and CENTREX showing high growth rates is based on Oftel Market Information Update May 1998.

  (iii) The statement in "-- Section Five -- Regulatory Matters and Competition -- Competition -- Cable Telephony" that approximately 15% of BT's business lines are used for indirect access is taken from Oftel Market Information Update May 1998.

  (iv) The statement in "-- Section Five -- Regulatory Matters and Competition -- Competition -- Cable Telephony -- Other Competitors" that for the second quarter of 1997/98, less than 10% of UK residential customers use indirect access operators is taken from Oftel Market Information Update May 1998.

  (v) The statement in "-- Section Five -- Regulatory Matters and
Competition -- Cable Telephony" that more than 88% of UK residential telephony customers are currently customers of BT is taken from Oftel Market Information Update May 1998.

  (vi) Additional information on BT, BSkyB, Mercury, CWC and other competitors of the Combined Group is extracted from public sources.

24. DOCUMENTS FOR INSPECTION AND AVAILABLE INFORMATION

  (a) Copies of the following documents may be inspected at the offices of Freshfields, 65 Fleet Street, London EC4Y 1HS and at the registered office of Telewest, Genesis Business Park, Albert Drive, Woking, Surrey GU21 5RW, during usual business hours on any weekday (Saturdays, Sundays and public holidays excepted) for the duration of the Offer;

  (i) the Memorandum and Articles of Association of Telewest (as proposed to be amended);

  (ii) the Memorandum and Articles of Association of General Cable;

  (iii) the audited statutory accounts of the Telewest Group for the two financial years ended 31 December 1997;

  (iv) the audited statutory accounts of the General Cable Group for the two financial years ended 31 December 1997;

  (v) the service agreements referred to in "-Section Four - Information on the Combined Group";

  (vi) the service agreements with Directors of General Cable which have more than 12 months to run;

  (vii) the rules of the employee share schemes referred to in "- Employee Share Schemes";

  (viii)  the rules of the General Cable Share Schemes; and

  (ix) the material contracts referred to in "- Material Contracts";

  (x) the Offer Document and Acceptance Forms, the EGM Circular, the Pre-emptive Issue Circular and the Application Forms;

  (xi) the letter from KPMG Audit Plc regarding pro forma financial information in Part II of this document;

  (xii) the written consent of KPMG Audit Plc to the inclusion of its letter referred to in paragraph (xi) above and the written consent of Schroders referred to in "-- Consents"; and

  (xiii) the external sources of information referred to in "- Additional Sources of Information".

  (b) Telewest is subject to the information requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information concerning Telewest can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the SEC's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains a website at http.//www.sec.gov which contains reports, proxy statements and other information regarding registrants such as Telewest, that file electronically with the SEC. The ADSs are quoted through Nasdaq and such reports, proxy materials and other information concerning Telewest may be inspected at the offices of the National Association of Securities Dealers, Inc., Market Listing Section, at 1735 K Street, N.W., Washington, D.C. 20006.


SECTION SEVEN                                                GENERAL INFORMATION

SECTION SEVEN                                           GENERAL INFORMATION

25. DIRECTORS AND EXECUTIVE OFFICERS OF MEDIAONE GROUP, INC.

  The name, business address, present principal occupation or employment, and material occupations, positions, offices or employments during the last five years of each director and executive officer of MediaOne Group Inc. ("MediaOne Group") are set out below. MediaOne Group was known as U S WEST, Inc. ("U S WEST") prior to its name change on June 12, 1998 in connection with the separation of its businesses into two independent companies. Each such director and executive officer is a United States citizen.

                                                                          MATERIAL OCCUPATIONS,
                                                      PRINCIPAL                POSITIONS,
 NAME                      BUSINESS ADDRESS          OCCUPATION          OFFICES OR EMPLOYMENTS
A. Gary Ames          MediaOne International     Executive Vice      Executive Vice President of
                      7th Floor Landsdowne House President of        MediaOne Group since June 1998;
                      Berkeley Square            MediaOne Group      Vice President of MediaOne
                      London W1X 5DH                                 International (formerly U S
                                                                     WEST International Inc.) since
                                                                     1995; from 1989 to 1995,
                                                                     President of U S WEST
                                                                     Communications Inc.
Roger K. Christensen  MediaOne Group             Senior Vice         Senior Vice President--
                      188 Inverness Drive West   President--         Administration of MediaOne
                      Englewood, CO 80112        Administration of   Group since June 1998; from
                                                 MediaOne Group      1995 to June 1998--Vice
                                                                     President--Group Operations and
                                                                     Strategy of U S WEST Media
                                                                     Group; from 1993 to 1995--Vice
                                                                     President of U S WEST.
Kathleen A. Cote      c/o MediaOne Group         Former President    Director of MediaOne Group
                      188 Inverness Drive West   and Chief Executive since June 1998; from 1996 to
                      Englewood, CO 80112        Officer of          1998, President and Chief
                                                 Computervision      Executive Officer of
                                                 Corporation         Computervision Corporation;
                                                                     from 1995 to 1996, President
                                                                     and Chief Operating Officer of
                                                                     Computervision Corporation;
                                                                     from 1994 to 1995, Vice
                                                                     President of Marketing and
                                                                     Services of Computervision
                                                                     Corporation; and from 1989 to
                                                                     1994, President and General
                                                                     Manager of Prime Service.
Robert L. Crandall    AMR Corporation            Former Chairman of  Director of MediaOne Group
                      PO Box 619616              the Board,          (and, prior to June 12, 1998,
                      Dallas/Fort Worth Airport  President and Chief of U S WEST) since 1997; from
                      Texas 75261                Executive Officer   1985 to 1998, Chairman of the
                                                 of AMR Corporation  Board, President and Chief
                                                 (the parent         Executive Officer of AMR
                                                 corporation of      Corporation.
                                                 American Airlines)
Grant A. Dove         MediaOne Group             Managing Partner of Director of MediaOne Group
                      188 Inverness Drive West   Technology          (and, prior to June 12, 1998,
                      Englewood, CO 80112        Strategies and      of U S WEST) since 1988;
                                                 Alliances           Managing Partner of Technology
                                                                     Strategies and Alliances since
                                                                     1992.
Frank M. Eichler      MediaOne Group             Executive Vice      Executive Vice President,
                      188 Inverness Drive West   President, General  General Counsel and Secretary
                      Englewood, CO 80112        Counsel and         of MediaOne Group since June
                                                 Secretary of        1998; President of Corporate
                                                 MediaOne Group      Development of U S WEST from
                                                                     1997 to June 1998; Vice
                                                                     President--Public Policy and
                                                                     Regulatory Law of U S WEST
                                                                     Media Group from 1997 to June
                                                                     1998; Vice President of U S
                                                                     WEST from 1994 to June 1998;
                                                                     from 1984 to 1994, various
                                                                     positions in the Law Department
                                                                     of U S WEST.
Allan D. Gilmour      MediaOne Group             Retired             Director of MediaOne Group
                      188 Inverness Drive West                       (and, prior to June 12, 1998,
                      Englewood, CO 80112                            of U S WEST) since 1992; from
                                                                     1993-1995--Vice Chairman of
                                                                     Ford Motor Co.

SECTION SEVEN                                           GENERAL INFORMATION

                                                    PRINCIPAL      MATERIAL OCCUPATIONS, POSITIONS,
 NAME                     BUSINESS ADDRESS         OCCUPATION           OFFICES OR EMPLOYMENTS
Pierson M. Grieve     MediaOne Group           Retired             Director of MediaOne Group
                      188 Inverness Drive West                     (and, prior to June 12, 1998,
                      Englewood, CO 80112                          of U S WEST) since 1990; from
                                                                   1983-1995--Chairman of the
                                                                   Board and Chief Executive
                                                                   Officer of Ecolab, Inc.
Charles M. Lillis     MediaOne Group           Chairman, President Chairman, President and Chief
                      188 Inverness Drive West and Chief Executive Executive Officer and Director
                      Englewood, CO 80112      Officer of MediaOne of MediaOne Group since June
                                               Group               1998; from 1995-June 1998--
                                                                   President and Chief Executive
                                                                   Officer of U S WEST Media
                                                                   Group; from 1992-June 1998--
                                                                   Executive Vice President of U S
                                                                   WEST.
Janice C. Peters      MediaOne Group           Executive Vice      Executive Vice President of
                      188 Inverness Drive West President of        MediaOne Group since June 1998;
                      Englewood, CO 80112      MediaOne and        President of MediaOne cable
                                               President and Chief operations since 1997; Vice
                                               Executive Officer   President of U S WEST from 1992
                                               of MediaOne, Inc.   to June 1998.
Richard A. Post       MediaOne Group           Executive Vice      Executive Vice President and
                      188 Inverness Drive West President and Chief Chief Financial Officer of
                      Englewood, CO 80112      Financial Officer   MediaOne Group since June 1998;
                                               of MediaOne Group   Vice President and Chief
                                                                   Financial Officer of U S WEST
                                                                   Media Group from 1997 to June
                                                                   1998; President of Corporate
                                                                   Development of U S WEST Media
                                                                   Group from 1996 to 1997; Vice
                                                                   President of U S WEST from 1990
                                                                   to June 1998.
Charles P. Russ, III  MediaOne Group           Former Executive    Director of MediaOne Group
                      188 Inverness Drive West Vice President,     since 1998; from 1992-June
                      Englewood, CO 80112      General Counsel and 1998--Executive Vice President,
                                               Secretary of U S    General Counsel and Secretary
                                               WEST                of U S WEST; from 1995 to June
                                                                   1998--Executive Vice President
                                                                   for Human Resources of U S
                                                                   WEST; from 1997 to June 1998--
                                                                   Executive Vice President for
                                                                   Public Policy of U S WEST.
Louis A. Simpson      Geico Capital Operations President and Chief Director of MediaOne Group
                      One Geico Plaza, N.W.    Executive Officer   since 1998; President and Chief
                      Washington, D.C. 20076   of GEICO Capital    Executive Officer of GEICO
                                               Operations          Capital Operations since 1993.
John "Jack" Slevin    Comdisco, Inc.           Chairman of the     Director of MediaOne Group
                      6111 North River Road    Board, President    since 1998; Chairman of the
                      Rosemont, IL 60018       and Chief Executive Board of Comdisco, Inc. since
                                               Officer of          1996; President and Chief
                                               Comdisco, Inc.      Executive Officer of Comdisco,
                                                                   Inc. since 1994; from 1993-
                                                                   1994--Executive Vice President
                                                                   and Chief Operating Officer of
                                                                   Comdisco, Inc.
Pearre Williams       MediaOne Group           Executive Vice      Executive Vice President of
                      188 Inverness Drive West President of        MediaOne Group and President
                      Englewood, CO 80112      MediaOne Group and  and Chief Executive Officer of
                                               President and Chief MediaOne Multimedia Ventures
                                               Executive Officer   since June 1998; from 1997 to
                                               of MediaOne         June 1998, President of
                                               Multimedia Ventures Multimedia Ventures of U S WEST
                                                                   Media Group; from 1993 to 1996,
                                                                   President of Corporate
                                                                   Development of U S WEST Media
                                                                   Group; Vice President of U S
                                                                   WEST from 1989 to June 1998.

SECTION SEVEN                                          GENERAL INFORMATION

26. DIRECTORS AND EXECUTIVE OFFICERS OF TELE-COMMUNICATIONS, INC.

  The name, business address, present principal occupation or employment, and material occupations, positions, offices or employments during the last five years of each director and executive officer of TCI are set out below. Each such director and executive officer is a United States citizen.

                                                  PRINCIPAL      MATERIAL OCCUPATIONS, POSITIONS,
 NAME                   BUSINESS ADDRESS         OCCUPATION           OFFICES OR EMPLOYMENTS
Robert R. Bennett    TCI                     Executive Vice      April 1997-Present: Executive
                     Terrace Tower II        President of TCI    Vice President of TCI and
                     5619 DTC Parkway        and President and   President and Chief Executive
                     Englewood, CO 80111     Chief Executive     Officer of Liberty Media
                                             Officer of Liberty  Corporation; June 1995-March
                                             Media Corporation   1997: Executive Vice President
                                                                 and Chief Financial Officer,
                                                                 Secretary and Treasurer of
                                                                 Liberty Media Corporation;
                                                                 September 1991-June 1995:
                                                                 Senior Vice President of
                                                                 Liberty Media Corporation.
Gary K. Bracken      TCI                     Executive Vice      December 1997-Present:
                     Terrace Tower II        President &         Executive Vice President of TCI
                     5619 DTC Parkway        Controller of TCI   Communications, Inc.; 1969-
                     Englewood, CO 80111     Communications,     Present: Controller of TCI
                                             Inc.                Communications Inc.; December
                                                                 1991-December 1997: Senior Vice
                                                                 President of TCI
                                                                 Communications, Inc.
Stephen M. Brett     TCI                     Executive Vice      October 1997-Present: Executive
                     Terrace Tower II        President,          Vice President of TCI
                     5619 DTC Parkway        Secretary & General Communications, Inc.; January
                     Englewood, CO 80111     Counsel of TCI      1994-Present: Executive Vice
                                                                 President, General Counsel and
                                                                 Secretary of TCI; 1991-Present:
                                                                 General Counsel and Secretary
                                                                 of TCI; 1991-October 1997:
                                                                 Senior Vice President of TCI
                                                                 Communications, Inc.
Donne F. Fisher      TCI                     Consultant &        January 1996-Present:
                     Terrace Tower II        Director of TCI     Consultant to TCI; January
                     5619 DTC Parkway                            1994-January 1996; Executive
                     Englewood, CO 80111                         Vice President of TCI; December
                                                                 1991-October 1994: Executive
                                                                 Vice President of TCI
                                                                 Communications, Inc.
John W. Gallivan     TCI                     Director of TCI;    Retired; 1953-July 1997:
                     400 Tribune Building    Director of Kearns- Chairman of the Board of
                     Salt Lake City, UT84111 Tribune Corporation Kearns-Tribune.
                                             (a newspaper
                                             publishing company)
Paul A. Gould        Allen & Company Inc.    Executive Vice      Executive Vice President and a
                     711 5th Avenue          President and a     Managing Director of Allen &
                     New York, New York      Managing Director   Company Incorporated for more
                     10022                   of Allen & Company  than five years.
                                             Incorporated (an
                                             investment banking
                                             firm)
Leo J. Hindery, Jr.  TCI                     President and Chief March 1997-Present: President
                     Terrace Tower II        Operating Officer   and Chief Operating Officer of
                     5619 DTC Parkway        of TCI              TCI; March 1997-April 1998:
                     Englewood, CO 80111                         President and Chief Executive
                                                                 Officer of TCI Communications,
                                                                 Inc.; 1988-March 1997: Managing
                                                                 General Partner and Chief
                                                                 Executive Officer of Intermedia
                                                                 Partners (a cable TV operator).

SECTION SEVEN                                           GENERAL INFORMATION

                                               PRINCIPAL      MATERIAL OCCUPATIONS, POSITIONS,
 NAME                BUSINESS ADDRESS         OCCUPATION           OFFICES OR EMPLOYMENTS
Marvin L. Jones   TCI                     President & Chief   April 1998-Present: President
                  Terrace Tower II        Executive Officer   and Chief Executive Officer of
                  5619 DTC Parkway        of TCI              TCI Communications, Inc.; April
                  Englewood, CO 80111     Communications,     1998-Present: Executive Vice
                                          Inc.                President of TCI; March 1997-
                                                              April 1998: Executive Vice
                                                              President and Chief Operating
                                                              Officer of TCI Communications,
                                                              Inc.; November 1996-March 1997:
                                                              President of one of TCI
                                                              Communications, Inc's, cable
                                                              subsidiaries; December 1991-
                                                              Present: Consultant in the
                                                              cable television industry.
Jerome H. Kern    TCI                     Business            Director of TCI since June
                  Terrace Tower II        Consultant; Special 1994; July 1996-Present:
                  5619 DTC Parkway        Counsel to Baker &  Business Consultant; Special
                  Englewood, CO 80111     Botts, L.L.P. (a    Counsel to Baker & Botts
                                          law firm)           L.L.P.; September 1992-July
                                                              1996: Partner at Baker & Botts
                                                              L.L.P.
Kim Magness       TCI                     Business Executive  Director of TCI since June
                  Terrace Tower II                            1994; Business Executive; has
                  5619 DTC Parkway                            managed numerous personal and
                  Englewood, CO 80111                         business investments for more
                                                              than five years.
John C. Malone    TCI                     Chairman off the    January 1994-Present: Chief
                  Terrace Tower II        Board and Chief     Executive Officer of TCI;
                  5619 DTC Parkway        Executive Officer   January 1994-March 1997:
                  Englewood, CO 80111     of TCI              President of TCI; March 1992-
                                                              October 1994: Chief Executive
                                                              Officer of TCI Communications,
                                                              Inc.; April 1973-October 1994:
                                                              President of TCI
                                                              Communications, Inc.
Robert A. Naify   Todd-AO Corporation     President & Chief   President and Chief Executive
                  172 Golden Gate Avenue  Executive Officer   Officer of Todd-AO Corporation
                  San Francisco, CA 94102 of Todd-AO          for more than five years.
                                          Corporation (which
                                          provides services
                                          to the motion
                                          picture industry)
Larry E. Romrell  TCI                     Executive Vice      January 1994-Present: Executive
                  Terrace Tower II        President of TCI    Vice President of TCI; December
                  5619 DTC Parkway                            1997-Present: Senior Vice
                  Englewood, CO 80111                         President of TCI Ventures Group
                                                              LLC; 1991-October 1994: Senior
                                                              Vice President of TCI
                                                              Communications, Inc.
Bernard W.        TCI                     Senior Vice         August 1997-Present: Senior
 Schotters, II    Terrace Tower II        President &         Vice President and Treasurer of
                  5619 DTC Parkway        Treasurer of TCI    TCI; December 1991-Present:
                  Englewood, CO 80111                         Senior Vice President--Finance
                                                              and Treasurer of TCI
                                                              Communications, Inc.
J.C. Sparkman     TCI                     Consultant          March 1995-Present: Consultant;
                  Terrace Tower II                            January 1994-March 1995:
                  5619 DTC Parkway                            Executive Vice President of
                  Englewood, CO 80111                         TCI; 1987-October 1994:
                                                              Executive Vice President of TCI
                                                              Communications, Inc.

29 June 1998

                                                       UK FINANCIAL INFORMATION
                                                                        -------
                                                                        PART II
                                                                        -------



                            UK FINANCIAL INFORMATION
                                  RELATING TO
                          TELEWEST COMMUNICATIONS PLC
                                      AND
                               GENERAL CABLE PLC


                                                       UK FINANCIAL INFORMATION

CONTENTS -- PART II
-------------------------------------------------------------------------------
                                                                           PAGE
SECTION ONE
-------------------------------------------------------------------------------
UK GAAP FINANCIAL INFORMATION OF TELEWEST................................  II-3
 UK GAAP Audited Financial Information ..................................  II-4
 UK GAAP Unaudited Financial Information for the Three Months ended 31
  March 1998 ............................................................ II-29
 UK GAAP Management's Discussion and Analysis of Financial Condition and
  Results of Operations ................................................. II-35

SECTION TWO
-------------------------------------------------------------------------------
UK GAAP FINANCIAL INFORMATION OF GENERAL CABLE .......................... II-44
 UK GAAP Audited Financial Information .................................. II-45
 UK GAAP Unaudited Financial Information for the Three Months ended 31
  March 1998 ............................................................ II-78

SECTION THREE
-------------------------------------------------------------------------------
UK GAAP PRO FORMA FINANCIAL INFORMATION OF THE COMBINED GROUP ........... II-89
 UK GAAP Pro Forma Financial Information ................................ II-90


SECTION ONE                                             UK FINANCIAL INFORMATION
--------------------------------------------------------------------------------
SECTION ONE

UK GAAP FINANCIAL INFORMATION OF TELEWEST
--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION
--------------------------------------------------------------------------------
TELEWEST

UK GAAP AUDITED FINANCIAL INFORMATION
--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION
--------------------------------------------------------------------------------
TELEWEST

UK GAAP AUDITED FINANCIAL INFORMATION
--------------------------------------------------------------------------------

BASIS OF PREPARATION
  The financial information set out below has been extracted without material adjustment from the audited consolidated financial statements of Telewest Communications plc for the years ended 31 December 1995, 1996 and 1997.

  KPMG were the UK statutory auditors for the year ended 31 December 1995. KPMG Audit Plc were the UK statutory auditors for the years ended 31 December 1996 and 1997. The audit reports for the years ended 31 December 1995, 1996 and 1997 were unqualified. No audited financial statements of any company in the Telewest Communications plc group have been made up in respect of any period subsequent to 31 December 1997.

  Financial Reporting Standard 1 (revised 1996), "Cash Flow Statements" was adopted in the financial statements for the year ended 31 December 1997. Financial information for prior periods has been restated in accordance with the requirements of the revised standard. The revised standard had no effect on previously reported net assets or losses. The cash flow statement presentation was changed, movements previously reported as changes in "cash and cash equivalents" being split into movements in cash (amounts payable, or obtainable without penalty, within 24 hours) and liquid resources (other balances).

CONSENT

  KPMG Audit Plc have given and have not withdrawn their consent to the inclusion in this document of their letter and the references thereto in the form and context in which they are included and have approved the content of their letter for the purposes of Section 152(i)(e) of the FSA.

--------------------------------------------------------------------------------
TELEWEST

UK GAAP AUDITED FINANCIAL INFORMATION
--------------------------------------------------------------------------------
SECTION ONE                                             UK FINANCIAL INFORMATION
1.PROFIT AND LOSS ACCOUNTS
--------------------------------------------------------------------------------

                                              YEAR ENDED 31 DECEMBER
                                      ----------------------------------------
                                 Note         1995          1996          1997
                                      (Pounds)'000  (Pounds)'000  (Pounds)'000
TURNOVER                          5.3      144,784       290,266       386,498
 Operating costs                  5.4     (228,556)     (419,517)     (514,262)
                                      ----------------------------------------
OPERATING LOSS                             (83,772)     (129,251)     (127,764)
 Share of results of associated
  undertakings                   5.13      (12,103)      (15,203)      (21,312)
 Other interest receivable and
  similar income                  5.8       15,645        17,222         9,097
 Interest payable and similar
  charges                         5.9      (34,435)     (122,671)     (169,930)
                                      ----------------------------------------
LOSS ON ORDINARY ACTIVITIES
 BEFORE TAXATION                  5.5     (114,665)     (249,903)     (309,909)
 Tax on loss on ordinary
  activities                     5.10         (690)         (820)         (521)
                                      ----------------------------------------
LOSS ON ORDINARY ACTIVITIES
 AFTER TAXATION                           (115,355)     (250,723)     (310,430)
 Minority interests              5.19          (16)         (180)         (293)
                                      ----------------------------------------
RETAINED LOSS FOR THE FINANCIAL
 YEAR                            5.21     (115,371)     (250,903)     (310,723)
                                      ----------------------------------------
Loss per equity share (pence)    5.11        (10.5)        (17.7)        (21.8)
                                      ----------------------------------------

2.BALANCE SHEETS
-------------------------------------------------------------------------------
                                                  AT 31 DECEMBER
                                      ----------------------------------------
                                 Note         1995          1996          1997
                                      (Pounds)'000  (Pounds)'000  (Pounds)'000
FIXED ASSETS
 Tangible assets                 5.12    1,063,808     1,447,194     1,705,520
 Investments                     5.13      191,028       117,410       103,693
                                      ----------------------------------------
                                         1,254,836     1,564,604     1,809,213
CURRENT ASSETS
 Stock                           5.14           40            53            32
 Debtors                         5.15       54,980        66,929        70,457
 Cash at bank and in hand                  464,818        79,116        29,582
                                      ----------------------------------------
                                           519,838       146,098       100,071
CREDITORS: amounts falling due
 within one year                 5.16     (137,744)     (212,434)     (334,756)
                                      ----------------------------------------
NET CURRENT
 ASSETS/(LIABILITIES)                      382,094       (66,336)     (234,685)
                                      ----------------------------------------
TOTAL ASSETS LESS CURRENT
 LIABILITIES                             1,636,930     1,498,268     1,574,528
CREDITORS: amounts falling due
 after more than one year        5.17     (795,066)     (918,008)   (1,305,708)
 Minority interest               5.19         (167)         (347)         (640)
                                      ----------------------------------------
NET ASSETS                                 841,697       579,913       268,180
                                      ----------------------------------------
CAPITAL AND RESERVES
 Called up share capital         5.20      141,603       142,363       142,363
 Share premium account           5.21          --          9,187         9,187
 Merger reserve                  5.21      556,095       535,267       534,257
 Other reserves                  5.21      270,237       270,237       270,237
 Profit and loss account         5.21     (126,238)     (377,141)     (687,864)
                                      ----------------------------------------
EQUITY SHAREHOLDERS' FUNDS                 841,697       579,913       268,180
                                      ----------------------------------------

--------------------------------------------------------------------------------
TELEWEST

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION ONE                                             UK FINANCIAL INFORMATION

3.CASH FLOW STATEMENTS
--------------------------------------------------------------------------------

                                             YEAR ENDED 31 DECEMBER
                                     ----------------------------------------
                                Note         1995          1996          1997
                                     (Pounds)'000  (Pounds)'000  (Pounds)'000
                                       (RESTATED)    (RESTATED)
NET CASH INFLOW FROM OPERATING
 ACTIVITIES                     5.23      (10,205)       28,479        68,624
RETURNS ON INVESTMENT AND
 SERVICING OF FINANCE
 Interest received                         11,568        18,206         3,599
 Interest paid                             (6,041)      (25,795)      (63,479)
 Interest element of finance
  lease payments                           (1,930)       (2,754)       (4,702)
                                     ----------------------------------------
NET CASH INFLOW/(OUTFLOW) FROM
 RETURNS ON INVESTMENT AND
 SERVICING OF FINANCE                       3,597       (10,343)      (64,582)
                                     ----------------------------------------
CAPITAL EXPENDITURE AND
 FINANCIAL INVESTMENT
 Purchase of tangible fixed
  assets                                 (254,453)     (464,367)     (436,100)
 Sale of tangible fixed assets                688         3,059         6,066
 Other investing activities                   335            --            --
                                     ----------------------------------------
NET CASH OUTFLOW FROM CAPITAL
 EXPENDITURE AND FINANCIAL
 INVESTMENT                              (253,430)     (461,308)     (430,034)
                                     ----------------------------------------
ACQUISITIONS AND DISPOSALS
 Purchase of subsidiary
  undertakings                             (3,232)      (14,167)           --
 Investment in associated
  undertakings and other
  participating interests                  (9,143)       (7,728)       (9,633)
                                     ----------------------------------------
NET CASH OUTFLOW FROM
 ACQUISITIONS AND DISPOSALS               (12,375)      (21,895)       (9,633)
                                     ----------------------------------------
MANAGEMENT OF LIQUID RESOURCES
 (Increase)/decrease in fixed
  deposits (net)                         (234,058)      376,446        53,288
                                     ----------------------------------------
FINANCING
 Payment for forex option
  premium                                 (88,070)           --            --
 Cash paid for credit facility
  arrangement costs                            --       (18,400)           --
 Payment of share issue costs              (6,141)           --            --
 Proceeds from debenture issue            754,812            --            --
 Cash paid for debenture issue
  costs                                   (20,574)         (829)           --
 Proceeds from borrowings                      --       100,400       392,500
 Repayment of borrowings                 (157,930)         (937)       (2,375)
 Capital element of finance
  lease repayments                         (1,291)       (1,231)       (3,971)
                                     ----------------------------------------
NET CASH INFLOW FROM FINANCING            480,806        79,003       386,154
                                     ----------------------------------------
(DECREASE)/INCREASE IN CASH     5.24      (25,665)       (9,618)        3,817
                                     ----------------------------------------

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SECTION ONE                                             UK FINANCIAL INFORMATION

4.RECONCILIATION OF MOVEMENTS IN EQUITY SHAREHOLDERS' FUNDS
--------------------------------------------------------------------------------

                                            YEAR ENDED 31 DECEMBER
                                    ----------------------------------------
                                            1995          1996          1997
                                    (Pounds)'000  (Pounds)'000  (Pounds)'000
Opening equity shareholders' funds       743,716       841,697       579,913
Loss for the financial year             (115,371)     (250,903)     (310,723)
Issue of shares                          678,174        10,676            --
Goodwill written off                    (464,872)      (21,557)       (1,010)
Movement arising from group
 reconstruction                               50            --            --
                                    ----------------------------------------
CLOSING EQUITY SHAREHOLDERS' FUNDS       841,697       579,913       268,180
                                    ----------------------------------------

5. NOTES

5.1 BASIS OF PREPARATION

5.1.1 The financial information for the years ended 31 December 1995, 1996 and 1997 is based on the audited consolidated financial statements of Telewest Communications plc.

5.2 ACCOUNTING POLICIES
5.2.1 The following accounting policies were applied consistently in dealing with items which were considered material in relation to the Group's financial statements.

    The financial statements have been prepared in accordance with applicable accounting standards and under the historical cost accounting rules.

5.2.2 The Group financial statements consolidate the financial statements of the Company and its subsidiary undertakings to the extent of the Group's interest in those undertakings. The results of subsidiary undertakings acquired during the year are included in the consolidated profit and loss account from the date of acquisition.

5.2.3 INVESTMENTS

    The consolidated profit and loss accounts include the Group's share of the losses of associated undertakings and the consolidated balance sheet includes the investment in these companies at the Group's share of their net assets.

5.2.4 GOODWILL

    Purchased goodwill on acquisition of subsidiary and associated undertakings, representing the excess of the fair value of the consideration given over the fair value of the separate net assets acquired, is set off directly against reserves.

5.2.5 CAPITALISATION OF OVERHEADS

    Subsidiary undertakings capitalise that proportion of overheads which relates to the construction of the cable network.

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SECTION ONE                                             UK FINANCIAL INFORMATION

5.2.6 DEPRECIATION
    Depreciation is provided to write off the cost, less estimated residual value, of tangible fixed assets by equal instalments over their estimated useful economic lives as follows:

     Freehold and long leasehold buildings                                   50 years
     Cable and ducting                                                       20 years
     Electronics equipment
      --Systems electronics                                                  8 years
      --Switching equipment                                                  8 years
      --Subscriber electronics                                               5 years
      --Headend, studio and playback facilities                              5 years
     Other equipment
      --Office furniture and fittings                                        5 years
      --Motor vehicles                                                       4 years

    Depreciation of cable and ducting and systems electronics is charged monthly on their estimated cost at the end of the prematurity period, scaled down by a ratio of average customers in the current period to the estimated customer base at the end of the prematurity period. Preconstruction costs are amortised over the life of the franchise from the date of the first customer.

    The estimated useful lives of cable and ducting and system electronics assets were reassessed with effect from 1 January 1996 and changed from 25-30 years and 10 years, to 20 years and 8 years, respectively. The net book value of these assets is being written off over their revised estimated remaining lives.

    In 1997, the treatment of activation costs was reviewed. With effect from 1 January 1997 activation labour was reclassified from "cable and ducting' to "system electronics' to be consistent with the classification of activation materials, and asset lives were changed accordingly from 20 years to 8 years. The assets costs and accumulated depreciation are shown in note 5.12.

5.2.7 FOREIGN CURRENCIES

    Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies, to the extent that they are not hedged by financial instruments, are translated using the rate of exchange ruling at the balance sheet date and the gains or losses on translation are included in the profit and loss account.

5.2.8 LEASES
    Where the Group enters into a lease which entails taking substantially all the risks and rewards of ownership of an asset, the lease is treated as a finance lease. The asset is recorded in the balance sheet as a tangible fixed asset and is depreciated over its estimated useful life or the term of the lease, whichever is shorter. Future instalments under such leases, net of finance charges, are included within creditors. Rentals payable are apportioned between the finance element, which is charged to the profit and loss account, and the capital element which reduces

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    the outstanding obligation for future instalments. Costs in respect of operating leases are charged to the profit and loss account on a straight line basis over the life of the lease.

5.2.9 TURNOVER
    Turnover represents the invoiced value (excluding value added tax) of services supplied by the Group.

5.2.10 STOCKS
    Stocks are stated at the lower of cost and net realisable value.

5.2.11 FRANCHISE COSTS
    Expenditure incurred on successful applications for franchise licences is included in tangible fixed assets and is amortised over the life of the original franchise term. Costs relating to unsuccessful applications are written off to the profit and loss account.

5.2.12 TAXATION

    The charge for taxation is based on the loss for the year and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes. Provision is made for deferred tax only to the extent that it is probable that an actual asset or liability will crystallise.

5.2.13 PENSION COSTS
    The Group operates a defined contribution pension scheme or contributes to third-party schemes on behalf of employees. The amount charged against the profit and loss account represents the contribution payable to the selected schemes in respect of the accounting period.

5.2.14 RESTRICTED SHARE SCHEME/LONG TERM INCENTIVE PLAN ("LTIP")/EQUITY PARTICIPATION PLAN ("EPP")
    The value of awards over ordinary shares granted to eligible employees under these schemes is charged to the profit and loss account based on the purchase price of the shares and to the extent that the awards have been earned by employees in the current period.

5.2.15 INTERCONNECTION WITH OTHER OPERATORS
    When telephony traffic is carried by other operators the Group incurs interconnect costs. Some interconnect costs are subject to regulation in the form of a determination by the Office of Telecommunications. A determination may give rise to amendments, most often in the form of reductions, to interconnect costs relating to prior periods.

    The Group reviews its interconnect costs on a regular basis and adjusts the rate at which these costs are charged in the profit and loss account in accordance with the estimated interconnect costs for the current period. Amendments to costs relating to prior periods are made in the current period, but only when recovery or payment of these amounts is reasonably certain.

5.2.16 FINANCIAL INSTRUMENTS
    The Group uses foreign currency options which permit, but do not require, the Group to exchange foreign currencies at a future date with another party at a contracted exchange rate (the "Forward Rate"). Such contracts are used to hedge against adverse changes in foreign currency exchange rates associated with certain obligations denominated in foreign currency. The premium paid to enter into these options is included on the balance sheet as a fixed asset

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    investment and is amortised to the profit and loss account over the life of the option at a constant rate of the carrying value of the obligation it hedges. The difference between the contracted amount to be exchanged under the option translated at the Forward Rate and the contracted amount translated at the spot rate at the inception of the contract is also amortised to the profit and loss account over the life of the option at a constant rate of the carrying value of the obligation. The carrying value of the obligation is increased for the amortised portion of the difference.

    To the extent that the Sterling values of the Group's foreign currency obligations, translated at the year-end exchange rate, are less than their carrying values as determined above, the carrying values of the obligation are reduced. The carrying value of the foreign currency option used to hedge the obligations is reduced by an equivalent amount.

    The Group also enters into combined foreign currency and interest rate swap contracts ("Foreign Currency Swaps") to hedge against adverse changes in foreign currency exchange rates associated with obligations denominated in foreign currency. The principal element of Foreign Currency Swaps is translated at the spot rate at the reporting date with any gain or loss on translation recognised in the profit and loss account. Such gains and losses are offset against gains and losses arising on the translation of the obligations which have been hedged. The interest element of Foreign Currency Swaps is accounted for on an accruals basis with the next interest income or expense recognised in the profit and loss account as it is earned and payable.

    Interest rate swap agreements which are used to manage interest rate risk on the Group's borrowings are accounted for using the accruals method. Net income or expense resulting from the differential between exchanging floating and fixed rate interest payments is recorded on an accruals basis. To the extent that the interest rate swap agreements are delayed starting, net income or expense is not recognised until the effective date of the agreement.

5.2.17 FINANCE COSTS

    Costs incurred in raising funds are deducted from the amount raised and amortised over the life of the debt facility on a constant-yield basis. Whilst the period and utilisation of the debt facility is uncertain, the amortisation rate is determined by reference to the Group's estimated future financing requirements.

5.3 SEGMENTAL INFORMATION
    Turnover is attributable principally to the provision of cable television and telephony services in the United Kingdom which the Directors consider to be the same class of business and, accordingly, no segmental analysis of operating loss or net assets is shown. Turnover comprised the following:

                                       1995         1996         1997
                               (Pounds)'000 (Pounds)'000 (Pounds)'000
     Cable television                64,740      121,224      159,918
     Telephony -- residential        57,597      125,013      166,645
     Telephony -- business           17,449       34,562       43,882
     Other                            4,998        9,467       16,053
                               --------------------------------------
                                    144,784      290,266      386,498
                               --------------------------------------

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--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION

5.4 OPERATING COSTS

                                       1995         1996         1997
                               (Pounds)'000 (Pounds)'000 (Pounds)'000
     Programming expenses            32,194       69,906       93,441
     Telephony expenses              29,526       52,572       50,145
     Selling, general and
      administrative expenses       105,311      167,323      193,335
     Depreciation                    61,525      129,716      177,341
                               --------------------------------------
                                    228,556      419,517      514,262
                               --------------------------------------

    Having regard to the special nature of the Group's business, the analysis of operating costs as prescribed by the Companies Act 1985 is not meaningful. In the circumstances therefore, as required by paragraph 3(3) of Schedule 4 of the Companies Act 1985, the Directors have adapted the prescribed format to the requirements of the Group's business.

5.5 LOSS ON ORDINARY ACTIVITIES BEFORE TAX

     LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION IS
     STATED AFTER CHARGING                                    1995         1996         1997
                                                      (Pounds)'000 (Pounds)'000 (Pounds)'000
     Auditors' remuneration
     --audit                                                   250          290          320
     --other services -- auditors and
      their associates                                         219          168           79
     Depreciation and other amounts
     written off tangible fixed assets
     --owned                                                56,825      122,610      166,452
     --leased                                                3,194        7,106       10,889
     Exchange losses                                         4,732       25,852       30,954
     Hire of plant and machinery --
       operating leases                                        116          129          371
     Hire of other assets -- operating
      leases                                                 2,160        2,936        2,827
                                                      --------------------------------------

5.6 REMUNERATION OF DIRECTORS
                                                              1995         1996         1997
                                                      (Pounds)'000 (Pounds)'000 (Pounds)'000
     Fees to non-executive Directors                           122          114          183
     Remuneration as executives:
       Basic salary, allowance and
        benefits                                             1,071          416          851
       Performance-related bonuses                              79           25          112
       Other bonuses                                           140           --           --
       Pension contributions                                    24           18           33
       Compensation for loss of office                         487          539           --
                                                      --------------------------------------
                                                             1,923        1,112        1,179
                                                      --------------------------------------

    Of the above remuneration, (Pounds)62,000, (Pounds)93,000 and (Pounds)426,000 was reimbursed to U S WEST for the years ended 31 December 1997, 1996 and 1995 respectively, for making available to the Group the services of certain Directors.

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--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION

    The remuneration of the highest paid Director was as follows:


                                           1995         1996         1997
                                   (Pounds)'000 (Pounds)'000 (Pounds)'000
     Basic salary, allowance and
      benefits                              427          248          353
     Performance-related bonuses             51           25           45
     Other bonuses                           70           --           --
     Pension contributions                    5           13           24
                                   --------------------------------------
     Total in respect of the year           553          286          422
                                   --------------------------------------

                                            YEAR ENDED 31 DECEMBER 1995
                -----------------------------------------------------------------------------------
                                                       COMPENSATION  TOTAL EMOLUMENTS
                  SALARIES/     TAXABLE ANNUAL/SPECIAL  FOR LOSS OF EXCLUDING PENSION       PENSION
                       FEES    BENEFITS        BONUSES       OFFICE     CONTRIBUTIONS CONTRIBUTIONS
                (Pounds)000 (Pounds)000    (Pounds)000  (Pounds)000       (Pounds)000   (Pounds)000
EXECUTIVE
A Michels               160         267            121           --               548             5
SJ Davidson             143          12             98           --               253            10
DF Bryan                145         344             --          487               976             9
NON EXECUTIVE
FA Vierra                --          --             --           --                --            --
AG Ames                  --          --             --           --                --            --
AWP Stenham              54          --             --           --                54            --
Lord Borrie QC           36          --             --           --                36            --
Lord Griffiths           32          --             --           --                32            --
JA Atterbury             --          --             --           --                --            --
JO Robbins               --          --             --           --                --            --
AN Singer                --          --             --           --                --            --
CM Lillis                --          --             --           --                --            --
                -----------------------------------------------------------------------------------
Total Board             570         623            219          487             1,899            24
                -----------------------------------------------------------------------------------

                                            YEAR ENDED 31 DECEMBER 1996
                -----------------------------------------------------------------------------------
                                                       COMPENSATION  TOTAL EMOLUMENTS
                  SALARIES/     TAXABLE ANNUAL/SPECIAL  FOR LOSS OF EXCLUDING PENSION       PENSION
                       FEES    BENEFITS        BONUSES       OFFICE     CONTRIBUTIONS CONTRIBUTIONS
                (Pounds)000 (Pounds)000    (Pounds)000  (Pounds)000       (Pounds)000   (Pounds)000
EXECUTIVE
SJ Davidson             236          12             25           --               273            13
A Michels               100          68             --          539               707             5
DF Bryan                 --          --             --           --                --            --
NON EXECUTIVE
FA Vierra                --          --             --           --                --            --
AG Ames                  --          --             --           --                --            --
AWP Stenham              50          --             --           --                50            --
Lord Borrie QC           34          --             --           --                34            --
Lord Griffiths           30          --             --           --                30            --
JA Atterbury             --          --             --           --                --            --
JO Robbins               --          --             --           --                --            --
AN Singer                --          --             --           --                --            --
CM Lillis                --          --             --           --                --            --
                -----------------------------------------------------------------------------------
Total Board             450          80             25          539             1,094            18
                -----------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION

                                              YEAR ENDED 31 DECEMBER 1997
                  -----------------------------------------------------------------------------------
                                                         COMPENSATION  TOTAL EMOLUMENTS
                    SALARIES/     TAXABLE ANNUAL/SPECIAL  FOR LOSS OF EXCLUDING PENSION       PENSION
                         FEES    BENEFITS        BONUSES       OFFICE     CONTRIBUTIONS CONTRIBUTIONS
                  (Pounds)000 (Pounds)000    (Pounds)000  (Pounds)000       (Pounds)000   (Pounds)000
EXECUTIVE
SJ Davidson               334          19             45           --               398            24
A Michels                  --          --             --           --                --            --
D Van Valkenburg           94         170             42           --               306             3
CJ Burdick                225           9             25           --               259             6
NON EXECUTIVE
FA Vierra                  --          --             --           --                --            --
AG Ames                    --          --             --           --                --            --
AWP Stenham               108          --             --           --               108            --
Lord Borrie QC             39          --             --           --                39            --
Lord Griffiths             36          --             --           --                36            --
JA Atterbury               --          --             --           --                --            --
JO Robbins                 --          --             --           --                --            --
AN Singer                  --          --             --           --                --            --
CM Lillis                  --          --             --           --                --            --
                  -----------------------------------------------------------------------------------
Total Board               836         198            112           --             1,146            33
                  -----------------------------------------------------------------------------------

5.7 STAFF NUMBERS AND COSTS
    The average number of persons employed by the Group (including Directors) during the year, analysed by category, was as follows:


                                           1995         1996         1997
                                         NUMBER       NUMBER       NUMBER
     Sales and customer services          1,309        2,114        2,297
     Construction and operations            889        1,827        1,985
     Administration                         578          715          691
                                        ---------------------------------
                                          2,776        4,656        4,973
                                        ---------------------------------

    The aggregate payroll costs of these persons including amounts which have been capitalised in tangible fixed assets, were as follows:

                                           1995         1996         1997
                                   (Pounds)'000 (Pounds)'000 (Pounds)'000
     Wages and salaries                  57,035       90,559      103,516
     Social security costs                5,491        8,977       10,378
     Other pension costs                  1,538        2,580        2,801
                                   --------------------------------------
     Total in respect of the year        64,064      102,116      116,695
                                   --------------------------------------

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--------------------------------------------------------------------------------

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5.8 OTHER INTEREST RECEIVABLE AND SIMILAR INCOME

                                                 1995         1996         1997
                                         (Pounds)'000 (Pounds)'000 (Pounds)'000
     On bank deposits and short-term
      investments                              14,014       14,928        4,231
     On loans made to associated
      undertakings                              1,631        1,723        3,178
     Other                                         --          571        1,688
                                         --------------------------------------
                                               15,645       17,222        9,097
                                         --------------------------------------

5.9 INTEREST PAYABLE AND SIMILAR CHARGES
                                                 1995         1996         1997
                                         (Pounds)'000 (Pounds)'000 (Pounds)'000
     On bank loans and overdrafts and
      other loans:
     --Wholly repayable within five
      years                                     2,583        3,816       16,941
     --Wholly or partly repayable in
      more than 5 years                            --        1,924       14,741
     Finance costs of Senior Discount
      Debentures                               13,663       60,696       71,661
     Finance costs of Senior Debentures         5,643       22,471       22,657
     Finance charges payable in respect
      of finance leases and hire
      purchase contracts                        1,928        3,442        4,702
     Exchange losses on foreign
      currency translation, net                 4,732       25,852       30,954
     Loss on sale of interest rate swap         5,467           --           --
     Other                                        419        4,470        8,274
                                         --------------------------------------
                                               34,435      122,671      169,930
                                         --------------------------------------

5.10 TAX ON LOSS ON ORDINARY ACTIVITIES
                                                 1995         1996         1997
                                         (Pounds)'000 (Pounds)'000 (Pounds)'000
     Corporation tax on taxable profit
      at 31.5% (1996 and 1995: 33%)                16           50          137
     Share of irrecoverable ACT of
      associated undertakings                     674          770          384
                                         --------------------------------------
                                                  690          820          521
                                         --------------------------------------

5.11 LOSS PER SHARE
    The calculation of loss per equity share is based on the loss on ordinary activities after taxation and minority interests for the year, divided by the weighted average number of equity shares of the Company in issue during the year of 1,423,634,308 (1996: 1,421,492,181; 1995:
    1,102,384,337).

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--------------------------------------------------------------------------------

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5.12 TANGIBLE FIXED ASSETS

                                           FREEHOLD
                                           AND LONG
                              FREEHOLD    LEASEHOLD     CABLE AND    ELECTRONIC         OTHER
                                  LAND    BUILDINGS       DUCTING     EQUIPMENT     EQUIPMENT         TOTAL
                          (Pounds)'000 (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000
     COST
     AT 1 JANUARY 1996           4,223       36,005       766,866       359,617        79,239     1,245,950
     Additions                      --        9,951       335,844       130,783        39,012       515,590
     Disposals                      --           --          (749)         (565)       (4,792)       (6,106)
                          ---------------------------------------------------------------------------------
     AT 31 DECEMBER 1996         4,223       45,956     1,101,961       489,835       113,459     1,755,434
     Reclassification               --          (62)     (118,331)      117,954           439            --
     Additions                      11        8,683       280,814       101,204        49,882       440,594
     Disposals                      --           --          (182)         (556)       (8,319)       (9,057)
                          ---------------------------------------------------------------------------------
     AT 31 DECEMBER 1997         4,234       54,577     1,264,262       708,437       155,461     2,186,971
                          ---------------------------------------------------------------------------------
     DEPRECIATION
     AT 1 JANUARY 1996              --        4,920        74,532        70,810        31,880       182,142
     Charge for year                --        2,458        47,374        60,220        19,664       129,716
     Disposals                      --           --          (725)         (547)       (2,346)       (3,618)
                          ---------------------------------------------------------------------------------
     AT 31 DECEMBER 1996            --        7,378       121,181       130,483        49,198       308,240
     Reclassification               --           --       (12,792)       12,792            --            --
     Charge for year                --        3,824        59,324        88,502        25,691       177,341
     Disposals                      --           --          (182)         (229)       (3,719)       (4,130)
                          ---------------------------------------------------------------------------------
     AT 31 DECEMBER 1997            --       11,202       167,531       231,548        71,170       481,451
                          ---------------------------------------------------------------------------------
     NET BOOK VALUE
     AT 31 DECEMBER 1996         4,223       38,578       980,780       359,352        64,261     1,447,194
                          ---------------------------------------------------------------------------------
     AT 31 DECEMBER 1997         4,234       43,375     1,096,731       476,889        84,291     1,705,520
                          ---------------------------------------------------------------------------------

  Included in the net book value of electronic equipment is (Pounds)42,404,000 and (Pounds)10,057,000, respectively (1996: (Pounds)38,258,000 and
(Pounds)6,880,000, respectively) in respect of assets held under finance leases and similar hire purchase contracts.

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--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION

5.13 FIXED ASSET INVESTMENTS

                                ASSOCIATED UNDERTAKINGS
                               --------------------------
                                                                                           FOREIGN
                                                                  OTHER          OWN      CURRENCY
                                   SHARE OF               PARTICIPATING       SHARES        OPTION
                                NET  ASSETS         LOANS     INTERESTS         HELD       PREMIUM         TOTAL
                               (Pounds)'000  (Pounds)'000  (Pounds)'000 (Pounds)'000  (Pounds)'000  (Pounds)'000
     COST
     At 1 January 1996               69,997        24,593        20,666        7,280        88,070       210,606
     Additions                          194         4,496         5,000           --            --         9,690
     Released during the year            --            --            --         (115)           --          (115)
                               ---------------------------------------------------------------------------------
     At 31 December 1996             70,191        29,089        25,666        7,165        88,070       220,181
     Additions                        1,209        10,774            --           --            --        11,983
     Released during the year            --            --            --       (2,044)           --        (2,044)
                               ---------------------------------------------------------------------------------
     At 31 December 1997             71,400        39,863        25,666        5,121        88,070       230,120
                               ---------------------------------------------------------------------------------
     SHARE OF POST-
      ACQUISITION LOSSES
     At 1 January 1996              (13,887)           --            --           --            --       (13,887)
     Share of loss on
      ordinary activities
      before taxation               (15,203)           --            --           --            --       (15,203)
     Share of tax on loss on
      ordinary activities              (770)           --            --           --            --          (770)
     PROVISION
     At 1 January 1996                   --            --            --       (2,806)           --        (2,806)
     Charge for the year                 --            --            --       (1,380)           --        (1,380)
     AMORTISATION OF FOREIGN
      CURRENCY OPTION PREMIUM
     At 1 January 1996                   --            --            --           --        (2,885)       (2,885)
     Charge for the year                 --            --            --           --       (12,815)      (12,815)
     Valuation adjustment to
      option premium                     --            --            --           --       (53,025)      (53,025)
                               ---------------------------------------------------------------------------------
     At 31 December 1996            (29,860)           --            --       (4,186)      (68,725)     (102,771)
     Share of loss on
      ordinary activities
      before taxation               (21,312)           --            --                                  (21,312)
     Share of tax on loss on
      ordinary activities              (384)           --            --                                     (384)
     PROVISION
     Charge for the year                 --            --            --         (496)                       (496)
     Exercised during the
      year                               --            --            --        2,044                       2,044
     AMORTISATION OF FOREIGN
      CURRENCY OPTION PREMIUM
     Charge for the year                 --            --            --                    (15,131)      (15,131)
     Valuation adjustment to
      option premium                     --            --            --                     11,623        11,623
                               ---------------------------------------------------------------------------------
     At 31 December 1997            (51,556)           --            --       (2,638)      (72,233)     (126,427)
                               ---------------------------------------------------------------------------------
     NET INVESTMENTS
     AT 31 DECEMBER 1997             19,844        39,863        25,666        2,483        15,837       103,693
                               ---------------------------------------------------------------------------------
     AT 31 DECEMBER 1996             40,331        29,089        25,666        2,979        19,345       117,410
                               ---------------------------------------------------------------------------------

OWN SHARES HELD

  At 31 December 1997, own shares held comprised 2,814,000 ordinary shares of 10 pence held by the Telewest Employee Share Ownership Plan Trust (the "Telewest ESOP") for awards under the Telewest Restricted Share Scheme, a scheme designed to provide incentives to executives of the Group.

--------------------------------------------------------------------------------
TELEWEST

UK GAAP AUDITED FINANCIAL INFORMATION
--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION

  The market value at 31 December 1997 of the shares held was 70 pence per share; the carrying value of the shares held is 182 pence per share, being the cost of the shares at the date they were acquired by the Telewest ESOP.

  At 31 December 1997, 1,747,000 ordinary shares had been awarded to executives of the Group, leaving the remaining 1,067,000 shares available for future awards to eligible executives. The provision made against own shares held represents awards earned by executives in respect of services to the Group.

  The Telewest ESOP received an interest-free loan of (Pounds)7,280,000 from the Group to subscribe for the ordinary shares to establish the Telewest ESOP. The loan is to be repaid by way of cash contributions made to the ESOP Trustees by subsidiary undertakings of the Group. At 31 December 1997, the Telewest ESOP owed (Pounds)3,239,000 to the Group.

5.14 STOCKS
    All stock is in the form of raw materials and consumables.

5.15 DEBTORS

                                                        1996         1997
                                                (Pounds)'000 (Pounds)'000
     DUE WITHIN ONE YEAR
     Trade debtors                                    29,305       36,627
     Other debtors                                    27,925       17,742
     Prepayments and accrued income                    9,524       15,914
                                                -------------------------
                                                      66,754       70,283
                                                -------------------------
     DUE AFTER MORE THAN ONE YEAR
     Other debtors                                       175          174
                                                -------------------------
                                                      66,929       70,457
                                                -------------------------

5.16 CREDITORS--AMOUNTS FALLING DUE WITHIN ONE YEAR
                                                        1996         1997
                                                (Pounds)'000 (Pounds)'000
     Senior Secured Facility                              --      121,009
     Bank loans and overdrafts                         2,949          574
     Obligations under finance leases and hire
      purchase contracts                               2,716       10,221
     Trade creditors                                  46,855       26,710
     Taxation and social security                      4,068        3,319
     Other creditors                                  24,417       18,689
     Accruals and deferred income                    131,429      154,234
                                                -------------------------
                                                     212,434      334,756
                                                -------------------------

    The bank loans are property loans secured on freehold land and buildings held by the Group.

5.17 CREDITORS -- AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                        1996         1997
                                                (Pounds)'000 (Pounds)'000
     Senior Debentures due 2006                      171,499      179,777
     Senior Discount Debentures due 2007             586,993      686,034
     Senior Secured Facility                          81,814      355,528
     Other bank loans and overdrafts                     400          400
     Obligations under finance leases and hire
      purchase contracts                              51,674       65,313
     Foreign Currency Swap                            20,875       13,452
     Other creditors                                   4,753        5,204
                                                -------------------------
                                                     918,008    1,305,708
                                                -------------------------

--------------------------------------------------------------------------------
TELEWEST

UK GAAP AUDITED FINANCIAL INFORMATION
--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION

    The bank loan is a property loan secured on certain freehold land and buildings held by the Group, carrying interest at 1.00% over LIBOR, and is repayable as follows:


                                         1996         1997
                                 (Pounds)'000 (Pounds)'000
     Between two and five years           400          400
                                 -------------------------

    SENIOR DEBENTURES DUE 2006
    The Group has issued US$300,000,000 principal amount of Senior Debentures (the "Senior Debentures") with a yield to maturity of 9.625%. The Senior Debentures mature on 1 October 2006. Interest in the Senior Debentures accrues semi-annually and is payable in arrears. The Senior Debentures are redeemable, in whole or in part, at the option of the Group at any time on or after 1 October 2000.

    The Group has entered into a Foreign Currency Swap which expires on 1 October 2000 to hedge its exposure to adverse fluctuations in exchange rates on the principal amount of the Senior Debentures. The terms of the Foreign Currency Swap provided for the Group to make an initial exchange of principal of US$300,000,000 in exchange for (Pounds)196,078,000. During the term of the Foreign Currency Swap, the Group is to make Sterling fixed-rate interest payments and is to receive US Dollar fixed-rate interest payments on the initial exchange amounts. On expiration, the initial principal amounts will be re-exchanged.

    The Senior Debentures are unsecured liabilities of the Group.

    SENIOR DISCOUNT DEBENTURES DUE 2007
    The Group has issued US$1,536,413,000 principal amount at maturity of Senior Discount Debentures (the "Senior Discount Debentures") with a yield to maturity of 11%. At 31 December 1997, the unamortised portion of the discount on issue is (Pounds)260,171,565 (1996:
    (Pounds)328,946,000). The Senior Discount Debentures mature on 1 October 2007. Interest on the Senior Discount Debentures accrues semi-annually. Cash interest will not accrue on the Senior Discount Debentures prior to 1 October 2000 and is thereafter payable in arrears on 1 April and 1 October of each year at a rate of 11% per annum. The Senior Discount Debentures are redeemable, in whole or in part, at the option of the Group at any time on or after 1 October 2000.

    The Group has purchased a five-year Sterling put option to purchase US$1,537,000,000 to hedge its exposure to adverse fluctuations in exchange rates on the principal amount at the early redemption date of the Senior Discount Debentures. The put option has a strike price at expiration on 28 September 2000 of (Pounds)1 = US$1.4520 (the "Forward Rate").

    The option premium paid of (Pounds)88,070,000 has been included on the balance sheet within fixed asset investments and is being amortised to the profit and loss account over the five-year term of the option at a constant rate of the carrying amount of the Senior Discount Debentures. The difference between the contracted amount translated at the Forward Rate and at the spot rate at the inception of the contract in the amount of (Pounds)91,717,000 is also being amortised on the same basis to the profit and loss account.

    At 31 December 1997, the unamortised value of the option premium has been reduced by (Pounds)41,402,000 representing the hedging of an equivalent foreign exchange gain on the Senior Discount Debentures during the year.

    The Senior Discount Debentures are unsecured liabilities of the Group.

    SENIOR SECURED FACILITY
    On 22 May 1996, the Group entered into a senior secured credit facility (the "Senior Secured Facility") with a syndicate of banks. The facility is divided into two tranches: the first portion

--------------------------------------------------------------------------------
TELEWEST

UK GAAP AUDITED FINANCIAL INFORMATION
--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION

    (Tranche A) is available on a revolving basis for up to (Pounds)300 million, reducing to (Pounds)100 million by 30 June 1998 with full repayment by 31 December 1998; the second portion (Tranche B) is available on a revolving basis concurrently with Tranche A for an amount up to 6.5 times the trailing, rolling six month annualised consolidated net operating cash flow, gradually reducing throughout the period of the facility to 4 times by 1 January 2000. Thereafter, the amount outstanding under the Tranche B facility coverts to a term loan amortising over 5 years. The aggregate drawing at any time under both tranches cannot exceed (Pounds)1.2 billion.

    Borrowings under the facility are secured by the assets of the Group, including the partnership interest and shares of subsidiaries, and bear interest at 2.25% above LIBOR for Tranche A and between 0.5% and 1.875% above LIBOR (depending on the ratio of borrowings to the trailing, rolling six month annualised consolidated net operating cash flow) for Tranche B.

    Since 31 December 1997, this facility has been restructured with revised financial covenants, a reduction in the amount available under the facility from (Pounds)1,200 million to (Pounds)1,000 million, a supplementary (Pounds)100 million revolving credit facility secured with a second fixed and floating charge over the Group's assets and interest costs on the latter ranging from 3.5% -- 5.5% above LIBOR. As a result of this restructuring of the facility, the repayment dates for Tranche A, referred to above, have been accelerated by three months.

    The Group's ability to borrow under the facility is subject to, among other things, its compliance with the financial and other covenants and borrowings conditions contained therein.

    In September 1996, the group entered into certain delayed-starting interest rate swap agreements in order to manage interest rate risk on the Senior Secured Facility. The effective dates of the interest rate swap agreements are 2 January 1997 and 31 March 1997, and the agreements mature on 31 December 2001 and 28 March 2002, respectively. The aggregate notional principal amount of the swaps adjusts upwards on a semi-annual basis to a maximum of (Pounds)750 million. In accordance with the swap agreements, the Group receives interest at the six-month LIBOR rate and pays a fixed interest rate in the range of 7.835 --
     7.975%.

5.18 DEFERRED TAXATION
    The amounts provided and the full potential liability in respect of deferred taxation is as follows:

                                                          1996          1997
                                                  (Pounds)'000  (Pounds)'000
     Tax effect of timing differences due to:
     Excess capital allowances over depreciation       110,600            --
     Other timing differences                           27,900        15,900
     Trading losses                                   (138,500)      (15,900)
                                                  --------------------------
                                                            --            --
                                                  --------------------------

    As at 31 December 1997, the Group estimated that it has, subject to Inland Revenue agreement, (Pounds)587,000,000 (1996: (Pounds)478,000,000 as restated), of tax losses available to relieve future profits. Accumulated tax losses at 31 December 1997 and 1996 have been adjusted to exclude capital allowances on assets which were available to the Group, but had not been claimed. These allowances are available for future periods.

5.19 MINORITY INTERESTS

    At 31 December 1997, the minority interests comprised 30,000 ordinary shares of (Pounds)1 each and 20,000 cumulative convertible preference shares of (Pounds)1 each in Cable Guide Limited, together with the relevant minority share of the profits or losses of each entity. All minority interests are equity interests.

--------------------------------------------------------------------------------
TELEWEST

UK GAAP AUDITED FINANCIAL INFORMATION
--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION

5.20 CALLED UP SHARE CAPITAL

                                        1996          1997
                                      NUMBER        NUMBER
     AUTHORISED
     Ordinary shares of 10
      pence each               2,010,000,000 2,010,000,000
     Convertible preference
      shares of 10 pence each    661,000,000   661,000,000
                               ---------------------------
                                (Pounds)'000  (Pounds)'000
     Ordinary shares of 10
      pence each                     201,000       201,000
     Convertible preference
      shares of 10 pence each         66,100        66,100
                               ---------------------------
     Total                           267,100       267,100
                               ---------------------------
     ALLOTTED, CALLED UP AND
     FULLY PAID                       NUMBER        NUMBER
     Ordinary shares of 10
      pence each                 927,567,600   927,567,600
     Convertible preference
      shares of 10 pence each    496,066,708   496,066,708
                               ---------------------------
                                (Pounds)'000  (Pounds)'000
     Ordinary shares of 10
      pence each                      92,756        92,756
     Convertible preference
      shares of 10 pence each         49,607        49,607
                               ---------------------------
                                     142,363       142,363
                               ---------------------------

    CONVERTIBLE PREFERENCE SHARES
    The convertible preference shares are convertible into fully paid ordinary shares at any time on the basis of one ordinary share for every convertible preference share, provided that, immediately following the conversion, the percentage of the issued ordinary share capital of the Company held by members of the public, as defined by the listing rules of the London Stock Exchange, does not fall below 25%. The ordinary shares arising on conversion will rank pari passu in all respects with the ordinary shares then in issue.

    The holders of the convertible preference shares are entitled to receive a dividend of such amount as is declared and paid in relation to each ordinary share, subject to the dividend to be paid not exceeding 20 pence per share net of any associated tax credit.

    In the event of a winding-up of the Company or other return of capital, the assets of the Company available for distribution will be paid first to the holders of the convertible preference shares up to the sum of capital paid-up of credited as paid-up unless the right of election upon a winding-up of the Company has been exercised in respect of the convertible preference shares (the "Elected Shares"). If the election has been exercised, the holders of the ordinary shares and the Elected Shares will receive any surplus in accordance with the amount paid-up or credited as paid-up on the shares held.

    The holders of the convertible shares are not entitled to vote at any general meeting of the Company unless the meeting includes the consideration of a resolution for winding up the Company or a resolution modifying the rights or privileges attaching to the convertible preference shares.

--------------------------------------------------------------------------------
TELEWEST

UK GAAP AUDITED FINANCIAL INFORMATION
--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION

    EMPLOYEE SHARE SCHEMES

    During the year, options and awards were granted over ordinary shares of the Company in accordance with the rules of the various employee share schemes. At 31 December 1997, taking into account options and awards exercised, cancelled, and lapsed, during the year, the following options to subscribe for the ordinary shares and awards over ordinary shares were outstanding.

    TELEWEST EXECUTIVE SHARE OPTION SCHEMES

                             EXERCISE                            NUMBER OF SHARES
                            PRICE PER                              UNDER OPTION
     DATE OF GRANT              SHARE          EXERCISE PERIOD ---------------------
                                                                     1996       1997
     12 May 1995                154.5     13/5/98 -- 11/5/2002  5,029,062  4,637,519
     12 May 1995                155.5     13/5/98 -- 11/5/2002    246,474    205,395
     16 June 1995               171.5     17/6/98 -- 15/6/2002  1,136,059    995,607
     16 June 1995               173.5     16/6/98 -- 15/6/2002     36,125     36,125
     9 November 1995            173.5     12/3/98 -- 8/11/2005    881,445    785,174
     11 March 1996              141.0     12/3/99 -- 10/3/2006  3,803,186  3,368,879
     11 March 1996              138.0     12/3/99 -- 10/3/2006    142,626    142,626
     30 October 1996            135.0   30/10/99 -- 29/10/2006               162,962
     13 March 1997              117.5   13/3/2000 -- 12/3/2007               740,424
     13 March 1997              118.0   13/3/2000 -- 12/3/2007                25,423
     1 October 1997              83.0 1/10/2000 -- 30/09//2004             3,826,892
     1 October 1997              82.5  1/10/2000 -- 30/09/2007             1,470,617
     31 October 1997             73.0 31/10/2000 -- 30/10/2004             2,172,394
     31 October 1997             71.0 31/10/2003 -- 30/10/2007               494,519
                                                               ---------------------
                                                               11,274,977 19,064,556
                                                               ---------------------

    TELEWEST SHARESAVE OPTION SCHEMES
                                                                 NUMBER OF SHARES
                       EXERCISE PRICE                              UNDER OPTION
     DATE OF GRANT          PER SHARE          EXERCISE PERIOD ---------------------
                                                                     1996       1997
     12 December 1994           150.0    1/2/2000 -- 31/7/2000    653,522    280,692
     12 December 1995           134.0    1/2/2001 -- 31/7/2001  1,258,104    404,256
     12 December 1996           102.5    1/2/2000 -- 31/7/2000  2,165,009    941,444
     11 December 1997            58.0    1/2/2001 -- 31/7/2001             5,341,783
                                                               ---------------------
                                                                4,076,635  6,968,175
                                                               ---------------------

    The savings contracts associated with the options granted on 11 December 1997 became effective from 1 February 1998.

    TELEWEST RESTRICTED SHARE SCHEME
    At 31 December 1997, awards over 1,747,000 shares were outstanding. The exercise period of these awards is from 13 January 1998 to 20 January 2007.

--------------------------------------------------------------------------------
TELEWEST

UK GAAP AUDITED FINANCIAL INFORMATION
--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION

    TELEWEST LONG TERM INCENTIVE PLAN ("LTIP")
    At 31 December 1997, awards over 574,309 shares were outstanding. The exercise period of these awards is from 1 October 2000 to 30 October 2007.

5.21 RESERVES

                                    SHARE       MERGER     OTHER   PROFIT AND
                                  PREMIUM      RESERVE  RESERVES LOSS ACCOUNT
                             (Pounds)'000 (Pounds)'000           (Pounds)'000
     At 1 January 1996                 --      556,095   270,237     (126,238)
     Issue of shares                9,187          729        --           --
     Goodwill written off              --      (21,557)       --           --
     Loss for the financial
      year                             --           --        --     (250,903)
                             ------------------------------------------------
     At 31 December 1996            9,187      535,267   270,327     (377,141)
     Goodwill written off              --       (1,010)       --           --
     Loss for the financial
      year                             --           --        --     (310,723)
                             ------------------------------------------------
     At 31 December 1997            9,187      534,257   270,237     (687,864)
                             ------------------------------------------------

5.22 COMMITMENTS AND CONTINGENCIES

    CAPITAL COMMITMENTS

    The amount of capital expenditure authorised by the Group for which no provision has been made in the financial statements at 31 December 1997 is (Pounds)12,715,000 (1996: (Pounds)13,539,000).

    LEASING COMMITMENTS

    Obligations of the Group in respect of finance leases, net of interest, are payable over the following periods:

                                                     1996         1997
                                             (Pounds)'000 (Pounds)'000
     Within one year                                2,716       10,221
     In the second to fifth years inclusive        22,812       35,796
     Over five years                               28,862       29,517
                                             -------------------------
                                                   54,390       75,534
                                             -------------------------

    Annual commitments of the Group under operating leases are set out below:

                                     1996         1996         1997         1997
                                 LAND AND                  LAND AND
                                BUILDINGS        OTHER    BUILDINGS        OTHER
                             (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000
     Within one year                  162          709           --           30
     In the second to fifth
      years inclusive                 675        1,167          547           79
     Over five years                3,092           --       10,549           --
                             ---------------------------------------------------
                                    3,929        1,876       11,096          109
                             ---------------------------------------------------

--------------------------------------------------------------------------------
TELEWEST

UK GAAP AUDITED FINANCIAL INFORMATION
--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION

5.23 RECONCILIATION OF OPERATING LOSS TO NET CASH INFLOW FROM OPERATING
     ACTIVITIES

                                             1995          1996          1997
                                     (Pounds)'000  (Pounds)'000  (Pounds)'000
     Operating loss                       (83,772)     (129,251)     (127,764)
     Depreciation                          61,525       129,716       177,341
     (Increase)/decrease in stocks            (15)          (13)           21
     (Increase)/decrease in debtors        (6,080)      (16,493)       (2,966)
     Increase/(decrease) in
      creditors                            18,137        44,520        21,992
                                     ----------------------------------------
     Net cash inflow from operating
      activities                          (10,205)       28,479        68,624
                                     ----------------------------------------

5.24 ANALYSIS OF CHANGES IN NET DEBT

                                                             DEBT DUE      DEBT DUE
                             CASH IN HAND    SHORT TERM     AFTER ONE    WITHIN ONE       FINANCE
                              AND AT BANK      DEPOSITS          YEAR          YEAR        LEASES         TOTAL
                             (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000
     At 1 January 1995             30,891       217,111        (3,886)           --       (14,553)      229,563
     Cash flow                    (25,665)      234,058      (732,417)         (937)        1,291      (523,670)
     Other non-cash changes            --            --       (21,162)           --       (17,052)      (38,214)
     Exchange movements             8,423            --            --            --            --         8,423
                             ----------------------------------------------------------------------------------
     At 31 December 1995           13,649       451,169      (757,465)         (937)      (30,314)     (323,898)
     Cash flow                     (9,618)     (376,446)      (78,222)       (2,012)        1,231      (465,067)
     Other non-cash changes            --            --        (5,019)           --       (25,307)      (30,326)
     Exchange movements               362            --            --            --            --           362
                             ----------------------------------------------------------------------------------
     At 31 December 1996            4,393        74,723      (840,706)       (2,949)      (54,390)     (818,929)
     Cash flow                      3,817       (53,288)     (392,500)        2,375         3,971      (435,625)
     Other non-cash changes            --            --      (109,542)           --       (25,115)     (134,657)
     Exchange movements               (63)           --            --            --            --           (63)
                             ----------------------------------------------------------------------------------
     At 31 December 1997            8,147        21,435    (1,342,748)         (574)      (75,534)   (1,389,274)
                             ----------------------------------------------------------------------------------

5.25 RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                             1995          1996          1997
                                     (Pounds)'000  (Pounds)'000  (Pounds)'000
     Increase/(decrease) in cash          (25,665)       (9,618)        3,817
     Cash inflow from increase in
      debt and lease financing           (732,063)      (79,003)     (386,154)
     Cash outflow/(inflow) from
      (decrease)/increase in liquid
      resources                           234,058      (376,446)      (53,288)
                                     ----------------------------------------
     Change in net debt resulting
      from cash flows                    (523,670)     (465,067)     (435,625)
     New finance leases                   (17,052)      (25,307)      (25,115)
     Translation differences                8,423           362           (63)
     Valuation adjustments                (10,191)       57,589       (34,804)
     Debenture issue costs                     --          (829)           --
     Amortisation of issue costs          (10,971)      (61,779)      (74,738)
                                     ----------------------------------------
     Movement in net debt in the
      period                             (553,461)     (495,031)     (570,345)
     Net funds/(debt) at 1 January        229,563      (323,898)     (818,929)
                                     ----------------------------------------
     Net debt at 31 December             (323,898)     (818,929)   (1,389,274)
                                     ----------------------------------------

--------------------------------------------------------------------------------
TELEWEST

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--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION

5.26 PURCHASE OF SUBSIDIARY UNDERTAKINGS

                                                1995          1996         1997
                                        (Pounds)'000  (Pounds)'000 (Pounds)'000
     Tangible fixed assets                   400,978            --           --
     Fixed asset investments                     314            --           --
     Debtors                                  22,629            --           --
     Cash at bank and in hand                  4,159            --           --
     Creditors                               (45,012)           --           --
     Loans and finance leases               (158,062)           --           --
                                        ---------------------------------------
                                             225,006            --           --
     Goodwill                                464,872        19,723           --
                                        ---------------------------------------
                                             689,878        19,723           --
                                        ---------------------------------------
     Satisfied by:
     Issue of shares                         678,174         9,869           --
     Cash                                      7,391         9,854           --
     Accruals for costs incurred               4,313            --           --
                                        ---------------------------------------
                                             689,878        19,723           --
                                        ---------------------------------------

5.27  ANALYSIS OF NET OUTFLOW OF CASH EQUIVALENTS IN RESPECT OF THE PURCHASE OF
      SUBSIDIARY UNDERTAKINGS

                                                1995          1996         1997
                                        (Pounds)'000  (Pounds)'000 (Pounds)'000
     Cash consideration                      (7,391)       (9,854)           --
     Payment of prior year accrual for
      acquisition costs                          --        (4,313)           --
     Cash at bank and in hand acquired        4,159            --            --
                                        ---------------------------------------
     Net outflow of cash and cash
      equivalents                            (3,232)      (14,167)           --
                                        ---------------------------------------

5.28 RELATED PARTY TRANSACTIONS

    IDENTITY OF RELEVANT RELATED PARTIES

    Tele-Communications International, Inc. ("TCI") and U S WEST Inc. ("U S WEST") are related parties of the Group. Cox Communications, Inc. ("Cox") and SBC Communications, Inc. ("SBC") are also considered to be related parties of the Group, in that they control substantial proportions of the voting rights of the Group and hence are able to exert influence over its financial and operating policies.

    Birmingham Cable Limited and Cable London plc (together the
    "Associates") are related parties of the Group by virtue of their status as associated companies.

    NATURE OF TRANSACTIONS
    Transactions with related parties, other than those described in other notes to the financial statements, were as follows:

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--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION

    The Group, in the normal course of providing cable television services, purchases certain of its programming from associates of TCI. Such programming is purchased on commercially available terms. Total purchases in the year amounted to (Pounds)9,681,000 (1996:
    (Pounds)6,951,000). The amount due to subsidiaries of TCI at 31 December 1997 is (Pounds)2,375,000 (1996: (Pounds)1,470,000).

    The Group has management agreements with TCI, U S WEST, Cox and SBC under which amounts are paid for employees who have been seconded to the Group. The amounts charged under these agreements during the year and total amounts due to TCI, U S WEST, Cox and SBC at 31 December 1996 and 1997 are set out below:

                       AMOUNTS CHARGED UNDER       TOTAL AMOUNTS DUE
                       MANAGEMENT AGREEMENTS        AT 31 DECEMBER
     RELATED PARTY   ------------------------- -------------------------
                             1996         1997         1996         1997
                     (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000
     TCI                      375            1          810           43
     U S WEST               1,810          967          365          198
     Cox                      281          202          600          357
     SBC                       93           --           --           --
                     ---------------------------------------------------

    The Group has entered into consulting agreements with the Associates to provide consulting services relating to telephony operations. Under the agreements, the Group receives an annual fee based upon the revenue of the Associates. The Group also receives a fee for providing switching services to the Associates comprising a fixed element based on a number of switches and a variable element based on a number of lines. Fees received during 1997 in respect of these services amount to (Pounds)1,526,000 (1996: (Pounds)1,383,000). The amounts due at 31
    December 1997 from the Associates in respect of these services were (Pounds)3,112,000 (1996: (Pounds)2,524,000).

5.29 PRINCIPAL SUBSIDIARY UNDERTAKINGS

    Except where otherwise stated, the Company owns indirectly 100% of the ordinary share capital of the following principal subsidiary companies and holds indirectly a 100% interest in the following partnerships and joint ventures. The Company also indirectly owns preference shares in the subsidiary companies which are separately disclosed. The subsidiary companies are incorporated in Great Britain and registered in England and Wales except for the Scottish companies, being those companies indicated by *, which are registered in Scotland. The proportion of the ordinary shares held by the Group also represents the proportion of voting rights held by the Group with the exception of Cable Guide Limited, in which the Group holds 66.67% of the voting rights.

    The principal activities of these entities, unless otherwise indicated, are the building and operation of cable television and telephony networks in the United Kingdom.

--------------------------------------------------------------------------------
TELEWEST

UK GAAP AUDITED FINANCIAL INFORMATION
--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION

    All subsidiary undertakings have been included in the consolidated financial statements.


     COMPANIES
     Cable Adnet Limited                  Telewest Communications (Midlands)
                                          Limited
     Cable Guide Limited (Publisher)
      (The company owns indirectly 70%
      of the ordinary shares and 60% of
      the cumulative convertible          Telewest Communications (Midlands &
      preference shares)                  North West) Limited
     Cable Internet Limited               Telewest Communications (Motherwell)
                                          Limited*
     Telewest Communications (Central     Telewest Communications Networks
      Lancashire)Limited                  Limited  (Management Company)
     Telewest Communications (Cotswolds)  Telewest Communications (North East)
      Limited                             Limited
     Telewest Communications              Telewest Communications (North West)
      (Cumbernauld) Limited*              Limited
     Telewest Communications (Dumbarton)  Telewest Communications Scotland
      Limited*                            Holdings  Limited* (holding company)
     Telewest Communications (Dundee and  Telewest Communications (Scotland)
      Perth) Limited*                     Limited*
     Telewest Communications (East        Telewest Communications (South East)
      Lothian and Fife) Limited*          Limited
     Telewest Communications (Falkirk)    Telewest Communications (South Thames
      Limited*                            Estuary)  Limited
     Telewest Communications (Fylde &     Telewest Communications (South West)
      Wyre) Limited                       Limited
     Telewest Communications              Telewest Communications (Southport)
      (Glenrothes) Limited*               Limited
     Telewest Communications Group        Telewest Communications (St Helens &
      Limited (management company)        Knowsley)  Limited
     Telewest Communications (Liverpool)  Telewest Communications (Telford)
      Limited                             Limited
     Telewest Communications (London      Telewest Communications (Wigan)
      South) Limited                      Limited
                                          Telewest Communications (Worcester)
                                          Limited
     PARTNERSHIPS

     NAME                                 PRINCIPAL PLACE OF BUSINESS
     Avon Cable Limited Partnership       Bristol
     Cotswold Cable Limited Partnership   Cheltenham
     Edinburgh Cable Limited Partnership  Edinburgh
     Estuaries Cable Limited Partnership  Basildon
     London South Cable Partnership       Croydon
     Telewest Communications (North
      East) Partnership                   Newcastle
     Telewest Communications (South
      East) Partnership                   Basildon
     Tyneside Cable Limited Partnership   Newcastle
     United Cable (London South) Limited
      Partnership                         Croydon

     JOINT VENTURES

     NAME                                 PRINCIPAL PLACE OF BUSINESS
     Avon Cable Limited Partnership and
      Telewest Communications (South
      West) Limited joint venture         Bristol
     London South Cable Partnership and
      Telewest Communications (London
      South) Limited joint venture        Croydon
     Telewest Communications (Cotswolds)
      Venture                             Cheltenham
     Telewest Communications (Scotland)
      Venture                             Edinburgh

5.30 PRINCIPAL ASSOCIATED UNDERTAKINGS AND OTHER PARTICIPATING INTERESTS

     ASSOCIATED UNDERTAKINGS

                                                                          PERCENTAGE
     NAME                  ISSUED AND FULLY PAID UP SHARE CAPITAL       SHAREHOLDING
     Birmingham Cable
      Corporation Limited  51,073,486 ordinary shares of (Pounds)1 each        27.47
     Cable London plc      55,572,916 ordinary shares of 10 pence each         50.00**
     Front Row Television
      Limited              707,193 ordinary shares of 10 pence each            40.00

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--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION

    Cable London has also issued (Pounds)45,000,000 of convertible loan stock which is convertible into ordinary shares. The Group held (Pounds)22,500,000 of the issued loan stock at 31 December 1997.

    All associated undertakings operate in the United Kingdom, are incorporated in Great Britain and are registered in England and Wales.

    The principal activities of Birmingham Cable Corporation Limited and Cable London plc are the building and operation of cable television and telephony networks. The principal activity of Front Row Television Limited is the provision of pay-per-view cable television.

    ** The investment is held directly by Telewest Communications plc.

    PARTICIPATING INTERESTS

                                                                                   PERCENTAGE
     NAME                     ISSUED AND FULLY PAID UP SHARE CAPITAL             SHAREHOLDING
     The Cable Corporation
      Limited                 18,225,389 ordinary shares of 25 pence each               17.45
                              1,000,000 ordinary "B" shares of (Pounds)6.50 each           --
                              2 special shares of 25 pence each                            --
     Percentage shareholding
      of total ordinary
      shares                                                                            16.50

    The principal activities of The Cable Corporation Limited are the building and operation of cable television and telephony networks in the United Kingdom. The Cable Corporation Limited is incorporated in Great Britain and is registered in England and Wales.

SECTION ONE                                             UK FINANCIAL INFORMATION

--------------------------------------------------------------------------------
TELEWEST

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED 31 MARCH
1998
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TELEWEST

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED 31 MARCH
1998
--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION

  Set out below is an extract from the text of Telewest's unaudited results for the three months ended 31 March 1998, which were announced on 7 May 1998:


                          "TELEWEST COMMUNICATIONS PLC
                            1ST QUARTER RESULTS 1998

EBITDA                                            (Pounds)25.8m     +254%
Revenue                                          (Pounds)110.4m    +22.2%
CATV margin                                               42.8%     +3.7% points
Telephony margin                                          77.1%     +6.5% points
Household penetration                                     34.5%     +0.7% points

  QUARTER ENDING               MAR. '98           MAR. '97                      DEC. '97
---------------------------------------------------------------------------------------------------
  Television
    Customers                   617,877        541,728 (+14.1%)              605,988 (+2.0%)
    Penetration                   22.1%          22.2% (-0.1% points)          22.0% (+0.1% points)
    Churn                         34.8%          32.6% (+2.2% points)          34.0% (+0.8% points)
    Av. Rev. per cust.    (Pounds)23.72  (Pounds)23.57 (+0.6%)         (Pounds)23.40 (+1.4%)
  Residential telephony
    Customers                   831,585        669,577 (+24.2%)              810,358 (+2.6%)
    Penetration                   30.1%          28.2% (+1.9% points)          29.7% (+0.4% points)
    Churn                         20.5%          19.5% (+1.0% point)           20.0% (+0.5% points)
    Av. Rev. per line     (Pounds)19.10  (Pounds)20.31 (-6.0%)         (Pounds)19.19 (-0.5%)
  Business telephony
    Lines                       110,015         74,540 (+47.6%)              100,989 (+8.9%)
    Av. Lines per cust.             4.1            3.5 (+17.1%)                  4.0 (+2.5%)
    Av. Rev. per line     (Pounds)42.81  (Pounds)43.68 (-2.0%)         (Pounds)43.62 (-1.9%)
    Av. Rev. per cust.   (Pounds)173.40 (Pounds)145.73 (+19.0%)       (Pounds)158.05 (+9.7%)
  Internet
    Dial-up customers            17,059          4,895 (+248.5%)              16,713 (+2.1%)"

  Telewest today announced its 1st quarter results.

  Commenting on the results Charles Burdick, Group Finance Director, said:

  "The financial results for the first quarter of 1998 reflect substantial progress following the restructuring of the business towards the end of last year and underscore the strategic rationale of our proposed merger with General Cable. Turnover has increased by 22.2% to (Pounds)110.4m with all revenue streams contributing to the growth. EBITDA of (Pounds)25.8m has been achieved through growth in customer numbers, margin improvements and continued emphasis on the control of operating costs evidenced by declining SG&A in the face of substantial growth in customer volumes and revenues.

  Telephony margins increased 6.5% to 77.1% as a result of the increased volume of traffic carried solely on our own networks and continued favourable terms in interconnect provision. Second line penetration is 3.9% up from 1.5% reflecting growth in the use of the Internet. The programming strategy we have employed with our Millennium packages is creating a more favourable distribution of services amongst our customer base. The change in product distribution, coupled with revised contract arrangements with programme suppliers, contributed to an increase of 3.7% in CATV margins to

--------------------------------------------------------------------------------
TELEWEST

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED 31 MARCH
1998
--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION


42.8%. The recently announced ITC proposal on programme "bundling' is designed to promote consumer choice and is welcomed by the company.

  The company ended Q1, 1998 with (Pounds)1.42 billion of debt split between (Pounds)0.55 billion of Senior Bank debt and (Pounds)0.87 billion of bond debt. The company remains fully funded and is operating comfortably within its recently restructured bank facilities. We are looking at financing options in regard to the exercise of our pre-emption rights resulting from the Comcast/NTL merger and the possible purchase of the Birmingham Cable and Cable London shares held by Comcast.

David Van Valkenburg, Interim Chief Executive Officer of Telewest, continued:

  1998 is off to a promising start. With the restructuring of the business now behind us we have been able to concentrate of our core products. We now have 1,106,169 customers serviced by our owned and operated and affiliated franchises.

  Cable Television penetration is at 22.1% up 0.1% points on the previous quarter while residential telephony penetration reached 30.1% up 0.4% points on Q4 1997. An increase in churn over the previous quarter for both television (up 0.8% points) and telephone (up 0.5% points) was due in part to service related issues flowing from our restructuring and the price increases of 1 November. We are focusing the efforts of the company towards reducing this number.

  Sales of the Millennium packages, launched in February, have exceeded expectations. The majority of new subscribers are in re-market areas which demonstrates the new audience created for our service offerings. This is evidenced by total sales relative to the number of fresh homes available to market. Despite a reduction in the number of fresh homes released to market, gross sales for the quarter compare favourably to the corresponding period in 1997.

  Excellent results were achieved in our business services division. Customers increased to 26,532, a rise of 4.1% for the quarter and lines increased by 8.9% to 110,015. Our business customers for the quarter averaged 8.5 lines and in total now average 4.1 lines each, a slight increase on the previous quarter and a continuation of the upward trend.

  On 15 April 1998 we announced that Telewest and General Cable had agreed terms of a proposed merger to be achieved by way of a recommended offer by Telewest for General Cable shares. Documents are expected to be posted to shareholders in June/July 1998. We have already started the planning process for the integration of our two companies and expect this to progress smoothly.

  With the strong results of the first quarter and the inclusion of General Cable into an enlarged group we have an excellent platform for continued growth and are positioned to assume market leadership."

--------------------------------------------------------------------------------
TELEWEST

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED 31 MARCH
1998
--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION

  The announcement continued including the financial information set out below:

"UNAUDITED SUMMARISED CONSOLIDATED PROFIT AND LOSS ACCOUNT FOR THE THREE MONTHS ENDED 31 MARCH 1998

                                 Note                   3 MONTHS      3 MONTHS
                                        YEAR ENDED         ENDED         ENDED
                                       31 DECEMBER      31 MARCH      31 MARCH
                                              1997          1997          1998
                                      (Pounds)'000  (Pounds)'000  (Pounds)'000
TURNOVER
 Cable television                          159,918        38,101        44,180
 Telephony -- residential                  166,645        39,674        48,436
 Telephony -- business                      43,882         9,287        13,502
 Other (Internet, Ad Sales etc)             16,053         3,328         4,306
                                      ----------------------------------------
                                           386,498        90,390       110,424
                                      ----------------------------------------
OPERATING LOSS                            (127,764)      (30,172)      (20,965)
 Share of results of associated
  undertakings                             (21,312)       (4,978)       (6,704)
 Other interest receivable and
  similar income                             9,097         2,483         1,637
 Interest payable and similar
  charges                           3     (169,930)      (36,878)      (44,213)
                                      ----------------------------------------
 Loss on ordinary activities
  before tax                              (309,909)      (69,545)      (70,245)
 Tax on loss on ordinary
  activities                                  (521)          (64)           20
                                      ----------------------------------------
                                          (310,430)      (69,609)      (70,225)
 Minority interest                            (293)         (117)          (26)
                                      ----------------------------------------
LOSS FOR THE FINANCIAL PERIOD             (310,723)      (69,726)      (70,251)
                                      ----------------------------------------
 Loss per equity share                       (21.8)         (4.9)         (4.9)
                                      ----------------------------------------
-------------------------------------------------------------------------------
NOTES
1 EARNINGS/(LOSS) BEFORE
 INTEREST, TAXES, DEPRECIATION,
 AND AMORTISATION ("EBITDA")
 Operating loss                           (127,764)      (30,172)      (20,965)
 Add: Depreciation                         177,341        37,456        46,724
                                      ----------------------------------------
 EBITDA                                     49,577         7,284        25,759
                                      ----------------------------------------
2 OPERATING COSTS
 Programming expenses                       93,441        23,198        25,257
 Telephony expenses                         50,145        14,379        14,201
 Selling, general, and
  administrative expenses                  193,335        45,529        45,207
 Depreciation                              177,341        37,456        46,724
                                      ----------------------------------------
                                           514,262       120,562       131,389
                                      ----------------------------------------
3 INTEREST PAYABLE AND SIMILAR
 CHARGES
 On bank loans and overdrafts
  and other loans
 Wholly repayable within 5 years            16,941         3,320         1,064
 Wholly or partly repayable in
  more than 5 years                         14,741           539         9,846
 Finance costs of Senior
  Discount Debentures                       71,661        16,815        19,854
 Finance costs of Senior
  Debentures                                22,657         5,657         5,686
 Finance charges payable in
  respect of finance lease and
  hire purchase contracts                    4,702         1,109         1,243
 Exchange losses on foreign
  currency translation, net                 30,954         7,517         1,316
 Other                                       8,274         1,921         5,204
                                      ----------------------------------------
                                           169,930        36,878        44,213
                                      ----------------------------------------

--------------------------------------------------------------------------------
TELEWEST

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED 31 MARCH
1998
--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION

UNAUDITED SUMMARISED CONSOLIDATED BALANCE SHEET AT 31 MARCH 1998

                                 31 DECEMBER      31 MARCH      31 MARCH
                                        1997          1997          1998
                                (Pounds)'000  (Pounds)'000  (Pounds)'000
FIXED ASSETS                       1,809,213     1,657,750     1,785,383
                                ----------------------------------------
CURRENT ASSETS
 Stocks                                   32            62            96
 Debtors                              70,457        79,821        81,741
 Cash at bank and in hand             29,582       106,802        43,875
                                ----------------------------------------
                                     100,071       186,685       125,712
CREDITORS: AMOUNTS FALLING DUE
 WITHIN ONE YEAR                    (334,756)     (220,425)     (228,100)
                                ----------------------------------------
NET CURRENT LIABILITIES             (234,685)      (33,740)     (102,388)
                                ----------------------------------------
TOTAL ASSETS LESS CURRENT
 LIABILITIES                       1,574,528     1,624,010     1,682,995
CREDITORS: AMOUNTS FALLING DUE
 AFTER MORE THAN ONE YEAR         (1,305,708)   (1,113,359)   (1,484,400)
MINORITY INTERESTS                      (640)         (464)         (666)
                                ----------------------------------------
CAPITAL AND RESERVES                 268,180       510,187       197,929
                                ----------------------------------------

--------------------------------------------------------------------------------
TELEWEST

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED 31 MARCH
1998
--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION

UNAUDITED SUMMARISED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                        3 MONTHS      3 MONTHS
                                        YEAR ENDED         ENDED         ENDED
                                       31 DECEMBER      31 MARCH      31 MARCH
                                              1997          1997          1998
                                      (Pounds)'000  (Pounds)'000  (Pounds)'000
NET CASH INFLOW FROM OPERATING
 ACTIVITIES                                 68,624       (18,706)        9,101
                                      ----------------------------------------
RETURNS ON INVESTMENTS AND SERVICING
 OF FINANCE
 Interest received                           3,599         1,045         1,194
 Interest paid                             (63,479)       (3,421)      (13,090)
 Interest element of finance lease
  payments                                  (4,702)         (151)       (1,243)
                                      ----------------------------------------
NET CASH OUTFLOW FROM RETURNS ON
 INVESTMENTS AND SERVICING OF
 FINANCE                                   (64,582)       (2,527)      (13,139)
CAPITAL EXPENDITURE AND FINANCIAL
 INVESTMENT
 Purchase of tangible fixed assets        (436,100)      (92,619)      (49,345)
 Sale of tangible fixed assets               6,066           999         3,188
                                      ----------------------------------------
NET CASH OUTFLOW FROM CAPITAL
 EXPENDITURE AND FINANCIAL
 INVESTMENT                               (430,034)      (91,620)      (46,157)
                                      ----------------------------------------
ACQUISITIONS AND DISPOSALS
 Investment in associated
  undertakings and other
  participating interests                   (9,633)       (8,505)       (2,202)
                                      ----------------------------------------
 NET CASH OUTFLOW FROM ACQUISITIONS
  AND DISPOSALS                             (9,633)       (8,505)       (2,202)
                                      ----------------------------------------
MANAGEMENT OF LIQUID RESOURCES
 Increase/(decrease) in fixed
  deposits (net)                            53,288       (16,052)      (10,574)
                                      ----------------------------------------
FINANCING
 Cash paid for credit facility
  arrangement costs                             --            --        (5,900)
 Proceeds from borrowings                  392,500       150,000        75,000
 Repayment of borrowings                    (2,375)           --           (10)
 Capital element of finance lease
  payments                                  (3,971)       (1,020)       (2,400)
                                      ----------------------------------------
 NET CASH INFLOW FROM FINANCING            386,154       148,980        66,690
                                      ----------------------------------------
 INCREASE/(DECREASE) IN CASH                 3,817        11,570         3,719
                                      ----------------------------------------

  The consolidated financial statements as set out on pages II-32 to II-34 which are unaudited, have been prepared on the basis of the accounting policies set out in the Telewest Group's 1997 Annual Report. The balance sheet, profit and loss account and cash flow statement at 31 December 1997 is derived from the statutory accounts for 1997 which will be delivered to the Registrar of Companies following the Company's annual general meeting. The auditors have reported on those accounts: their report was unqualified and did not contain a statement under Section 237(2) or (3) of the Companies Act 1985."

SECTION ONE                                             UK FINANCIAL INFORMATION
--------------------------------------------------------------------------------
TELEWEST

UK GAAP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TELEWEST

UK GAAP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION

GENERAL

  The following discussion and analysis of the financial condition and results of the operations of the Telewest Group should be read in conjunction with the financial information and related notes of the Telewest Group contained elsewhere in this document. Capitalised terms used in this section and not otherwise defined herein have the meanings ascribed to such terms in Part I of this document.

RESULTS OF OPERATIONS

  The following table provides certain operating and financial data for the three years ended 31 December 1995, 1996 and 1997. It has been extracted without material adjustment from the Group's published annual report for the year ended 31 December 1997.

  Telewest acquired SBCC on 3 October 1995. Pro forma information has been included for 1995 to demonstrate the effect of including the results of former SBCC franchises for the full year ended 31 December 1995. The pro forma information is not commented upon in the discussion and analysis.

--------------------------------------------------------------------------------

CONSOLIDATED FINANCIAL HIGHLIGHTS
(all amounts in (Pounds)million)

                                          YEAR ENDED 31 DECEMBER
                                     -------------------------------
                                         1995   1995    1996    1997
                                     PROFORMA
REVENUE:
 Cable Television                       83.7    64.7   121.2   159.9
 Telephony -- residential               81.2    57.6   125.0   166.6
 Telephony -- business                  20.6    17.4    34.6    43.9
 Other                                   5.7     5.1     9.5    16.1
                                     -------------------------------
 Total Revenue                         191.2   144.8   290.3   386.5
                                     -------------------------------
OPERATING COSTS AND EXPENSES:
 Programming                           (42.9)  (32.2)  (69.9)  (93.4)
 Telephony                             (38.7)  (29.5)  (52.7)  (50.1)
 Selling, general and administrative  (137.8) (105.4) (167.3) (193.3)
 Depreciation                          (82.3)  (61.5) (129.7) (177.4)
                                     -------------------------------
                                      (301.7) (228.6) (419.6) (514.3)
                                     -------------------------------
 Operating loss                       (110.5)  (83.8) (129.3) (127.8)
OTHER INCOME (EXPENSE):
 Share of loss of affiliates           (12.1)  (12.1)  (15.2)  (21.3)
 Financial expenses, net               (25.3)  (18.8) (105.4) (160.8)
 Other                                  (0.7)   (0.7)   (1.0)   (0.8)
                                     -------------------------------
 Net loss                             (148.6) (115.4) (250.9) (310.7)
                                     -------------------------------

--------------------------------------------------------------------------------

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OF OPERATIONS
--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION

SUMMARY OF OPERATIONS FOR THE YEARS ENDED 31 DECEMBER 1997 AND 1996

  The Telewest Group's consolidated revenue increased by (Pounds)96.2 million or 33% from (Pounds)290.3 million in 1996 to (Pounds)386.5 million in 1997. The increase was attributable to the larger customer base created by the Telewest Group's continuing network construction and penetration and price increases in certain segments of its business.

CABLE TELEVISION REVENUE
  Cable television revenue increased by 32% from (Pounds)121.2 million in 1996 to (Pounds)159.9 million in 1997. The increase was primarily attributable to a 28% increase (from 440,212 to 562,343) in the average number of customers in 1997 over 1996. The increase in the average number of customers is a result of an increase in the number of homes passed and marketed (from 2,335,953 at 31 December 1996 to 2,760,184 at 31 December 1997).

  Average monthly revenue per cable television customer increased 2% from (Pounds)22.95 in 1996 to (Pounds)23.40 in 1997. This was due to the expansion of pay-per-view events, a decrease in promotional discounts offered by the Telewest Group and price increases implemented from 1 November 1997.

TELEPHONY REVENUE
  Telephony revenue increased by 32% from (Pounds)159.6 million in 1996 to (Pounds)210.5 million in 1997.

  Residential telephony revenue increased by 33% from (Pounds)125.0 million in 1996 to (Pounds)166.6 million in 1997. Business telephony revenue increased by 27% from (Pounds)34.6 million in 1996 to (Pounds)43.9 million in 1997.

  The increase in residential telephony in 1997 over 1996 was primarily due to a 42% increase (from 514,156 to 732,487) in the average number of residential lines. This resulted from an increase in the number of homes passed and marketed (from 2,254,734 at 31 December 1996 to 2,725,154 at 31 December 1997) and an increase in penetration of the total base of homes passed of 2.2 percentage points. The revenue increase from the growth in the average number of residential lines was partially offset by a 5% decrease in the average monthly revenue per residential line, from (Pounds)20.26 in 1996 to (Pounds)19.19 in 1997. This decrease was mainly attributable to price reductions in per minute call charges in response to price cutting by BT, the Telewest Group's main competitor in residential telephony. The Telewest Group intends to continue to reduce per minute call tariffs as necessary to compete effectively and to seek to mitigate the revenue impact of these reductions through higher line rentals, increased call volumes and sales of value added services such as call-waiting and voice-messaging.

  The increase in business telephony revenue in 1997 over 1996 was primarily attributable to a 58% increase (from 52,849 to 83,552) in the average number of business telephony lines in 1997, which was partially offset by a 20% decrease in the average monthly revenue per business line, from (Pounds)54.50 in 1996 to (Pounds)43.62 in 1997. This decrease was mainly attributable to price reductions in per minute call charges and increased volume discounts, together with increased sales of Centrex, a business telecommunications product which provides more lines to customers but has a lower average monthly revenue per line.

  Other revenue increased by 70% from (Pounds)9.5 million in 1996 to (Pounds)16.1 million in 1997. Other revenue is derived primarily from management services provided to Affiliated Companies, Internet sales, cable publications and network management services provided to other operators, and advertising sales.

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OF OPERATIONS
--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION

OPERATING COSTS AND EXPENSES
  The Telewest Group's consolidated operating costs and expenses (which include direct costs of programming and interconnection; selling, general and administrative expenses; depreciation and amortisation expenses) increased by 23% from (Pounds)419.6 million in 1996 to (Pounds)514.3 million in 1997.

  Programming fees are the largest component of the Telewest Group's operating costs in providing cable television services. The Telewest Group obtains most of its programming under contracts which provide for payments based upon the number of subscribers. As a percentage of cable television revenues, programming costs remained stable at 58% in both 1996 and 1997.

  Interconnection charges are the largest component of the Telewest Group's telephony operating costs in providing telephony services. As a percentage of telephony revenue, telephony operating costs decreased from 33% in 1996 to 24% in 1997 due to the continuing reduction in interconnection charges in the UK telephony market, a growing percentage of calls handled within the Telewest network and by credits relating to interconnection charges from earlier periods, which had been recalculated based on the final agreed rates applicable for that period.

  Selling, general and administrative expenses, which include, among other items, salary and marketing costs, decreased as a percentage of revenue from 58% in 1996 to 50% in 1997. The improvement was largely due to the rapid growth in revenues and continued reduction in support costs per customer as the Telewest Group benefited from the economies of scale resulting from its enlarged operations. The Telewest Group expects that selling, general and administrative expenses will continue to decline as a percentage of revenue as revenues increase, efficiency gains from its fixed cost base are increasingly exploited, and the full year benefits of a restructuring and redundancy programme, completed in 1997, take effect. The restructuring programme, announced in August 1997, resulted in a reduction in headcount of 1,400 staff and contractors at a cost of approximately (Pounds)3 million, and is expected to result in cash savings of approximately (Pounds)40 million in 1998. Total labour and overhead costs capitalised in 1997 were (Pounds)76.9 million, compared to (Pounds)54.0 million in 1996.

  Depreciation expense increased 37% from (Pounds)129.7 million in 1996 to (Pounds)177.3 million in 1997. The increase of (Pounds)47.6 million was principally attributable to capital expenditure associated with the Telewest Group's continuing construction activities ((Pounds)37.2 million) and a reclassification of certain network assets in 1997 ((Pounds)10.4 million), as set out in Note 5.2.6 to the UK GAAP financial statements.

OTHER INCOME/(EXPENSE)
  The Telewest Group's share of the net losses of its Affiliated Companies accounted for under the equity method, principally Birmingham Cable and Cable London, was (Pounds)21.3 million and (Pounds)15.2 million in 1997 and 1996, respectively.

  Financial expenses, net, consisted primarily of interest expense of (Pounds)139.0 million in 1997 ((Pounds)96.8 million in 1996), and foreign exchange losses of (Pounds)31.0 million in 1997 ((Pounds)25.9 million in 1996) offset in part by interest income earned on short-term investments and loans to Affiliated Companies of (Pounds)9.1 million in 1997 ((Pounds)17.2 million in 1996).

  Interest expense increased by (Pounds)42.2 million in 1997 primarily as a result of the interest expense on higher outstanding borrowings relating to the Senior Secured Facility and the higher accrued interest expense on the Senior Discount Debentures issued by the Telewest Group in October 1995. The debentures are described in the following discussion on "Liquidity and Capital Resources." The foreign exchange losses in 1997 primarily relate to the amortisation of the foreign currency option premium

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OF OPERATIONS
--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION

which hedges the Senior Discount Debentures and the amortisation of exchange losses arising on the translation of the debentures to Sterling using the contracted exchange rate of the option. It is the Telewest Group's policy to hedge non-Sterling denominated borrowings to reduce or eliminate exchange rate exposure.

SUMMARY OF OPERATIONS FOR THE YEARS ENDED 31 DECEMBER 1996 AND 1995
  The acquisition of SBCC on 3 October 1995 has been accounted for in the 1995 consolidated financial statements under the acquisition method of accounting. Therefore, the 1995 consolidated profit and loss account includes the results of SBCC from 3 October 1995 to 31 December 1995. The 1996 consolidated profit and loss account includes the results of SBCC for the full year.

  The Telewest Group's consolidated revenue increased by (Pounds)145.5 million or 100% from (Pounds)144.8 million in 1995 to (Pounds)290.3 million in 1996. The increase was attributable to the inclusion of the results of the former SBCC franchises for a full year in 1996 and to the larger customer base created by the enlarged Group's continuing network construction.

CABLE TELEVISION REVENUE
  Cable television revenue increased by 87% from (Pounds)64.7 million in 1995 to (Pounds)121.2 million in 1996. The increase was primarily attributable to a 74% increase (from 253,049 to 440,212) in the average number of customers in 1996 over 1995. The increase in the average number of customers resulted from the inclusion for a full year in 1996 of the results of the former SBCC franchises (which contributed an average of 165,855 customers in 1996 compared to an average of 35,192 customers in 1995) and from an increase in the number of homes passed and marketed in the other franchises (from 1,142,860 at 31 December 1995 to 1,460,463 at 31 December 1996).

  Average monthly revenue per cable television customer increased 8% from (Pounds)21.32 in 1995 to (Pounds)22.95 in 1996. This was a result of an increase in the basic channel charge implemented in December 1995 and the additional revenue generated from pay-per-view programming. This was, however, partially offset by a decrease in the average number of premium channels purchased per customer due to the inclusion for a full year in 1996 of the results of the former SBCC franchises which historically had a lower average number of premium channels purchased per customer.

TELEPHONY REVENUE

  Telephony revenue increased by 113% from (Pounds)75.0 million in 1995 to (Pounds)159.6 million in 1996.

  Residential telephony revenue increased by 117% from (Pounds)57.6 million in 1995 to (Pounds)125.0 million in 1996. Business telephony revenue increased by 98% from (Pounds)17.4 million in 1995 to (Pounds)34.6 million in 1996.

  The increase in residential telephony in 1996 over 1995 was primarily due to a 119% increase (from 234,400 to 514,156) in the average number of residential lines. This increase resulted from the inclusion for a full year in 1996 of the results of the former SBCC franchises (which contributed an average of 229,751 lines in 1996 compared to an average of 45,117 lines in 1995), and from an increase in the number of homes passed and marketed in the other franchises (from 968,863 at 31 December 1995 to 1,380,484 at 31 December 1996). The
revenue increase from the growth in the average number of residential lines was slightly offset by a 1% decrease in the average monthly revenue per residential line, from (Pounds)20.48 in 1995 to (Pounds)20.26 in 1996. This decrease was mainly attributable to

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UK GAAP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS
--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION

price reductions in per minute call charges in response to price cutting by BT, which were offset by increases in line rental rates.

  The increase in business telephony revenue in 1996 over 1995 was primarily attributable to a 114% increase (from 24,681 to 52,849) in the average number of business telephony lines in 1996, which was partially offset by an 8% decrease in the average monthly revenue per business line, from (Pounds)58.92 in 1995 to (Pounds)54.50 in 1996. This decrease was attributable to price reductions in per minute call charges in response to competition and increased sales of Centrex.

  Other revenue increased by 89% from (Pounds)5.0 million in 1995 to (Pounds)9.5 million in 1996. Other revenue was derived primarily from management services provided to Affiliated Companies, cable publications and network management services provided to other operators, and advertising sales.

OPERATING COSTS AND EXPENSES
  The Telewest Group's consolidated operating costs and expenses (which include direct costs of programming and interconnection; selling, general and administrative expenses; depreciation expense and amortisation expense) increased by 84% from (Pounds)228.6 million in 1995 to (Pounds)419.6 million in 1996.

  As a percentage of cable television revenues, programming costs increased from 50% in 1995 to 58% in 1996 as a result of programming fee increases, providing more channels in the basic cable television package with no price increase and the inclusion for a full year in 1996 of the results of the former SBCC franchises which have higher per channel programming costs.

  Interconnection charges are the largest component of the Telewest Group's telephony operating costs in providing telephony services. As a percentage of telephony revenue, telephony operating costs decreased from 39% in 1995 to 33% in 1996 as line rental income, which incurs no third-party cost, represented a larger proportion of total average revenue per line in 1996 than in 1995. Interconnection charges in 1996 also were reduced by credits relating to interconnection charges from earlier periods which had been calculated based on revised estimates of prevailing interconnection charges in the UK.

  Selling, general and administrative expenses, which include, among other items, salary and marketing costs, decreased as a percentage of revenue from 73% in 1995 to 58% in 1996. The majority of this improvement was due to the rapid growth in revenues and continued reduction in support costs per customer, with the balance -- accounting for 5 percentage points of the year-on-year reduction -- due to revised estimates used in determining the proportion of labour and overhead costs which are capitalised as network assets. Total labour and overhead costs capitalised in 1996 were (Pounds)54.0 million, compared to (Pounds)26.6 million in 1995.

  Depreciation expense increased 111% from (Pounds)61.5 million in 1995 to (Pounds)129.7 million in 1996. This increase was principally attributable to capital expenditure associated with the Telewest Group's continuing construction activities, a full year of depreciation expense recorded in the former SBCC franchises, and a reduction in the estimated useful lives of certain network assets in 1996 as set out in Note 5.2.6 to the UK GAAP financial information.

OTHER INCOME/(EXPENSE)
  The Telewest Group's share of the net losses of the Telewest Affiliated Companies accounted for under the equity method, principally Birmingham Cable and Cable London, was (Pounds)15.2 million and (Pounds)12.1 million in 1996 and 1995, respectively.

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TELEWEST

UK GAAP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION

  Financial expenses, net, consisted primarily of interest expense of (Pounds)96.8 million in 1996 ((Pounds)23.8 million in 1995), and foreign exchange losses of (Pounds)25.9 million in 1996 ((Pounds)4.7 million in 1995) offset in part by interest income earned on short-term investments and loans to Telewest Affiliated Companies of (Pounds)17.2 million in 1996 ((Pounds)15.6 million in 1995). In 1995, financial expenses also included an accounting loss on the sale of interest rate swaps of (Pounds)5.5 million.

  Interest expense increased by (Pounds)73.0 million in 1996 primarily as a result of the interest payments and accrued interest expense on the Senior Debentures and the Senior Discount Debentures, issued by the Telewest Group in October 1995. The foreign exchange losses in 1996 primarily relate to the amortisation of the foreign currency option premium which hedges the Senior Discount Debentures and the amortisation of exchange losses arising on the translation of the debentures to Sterling using the contracted exchange rate of the option. It is the Group's policy to hedge non-Sterling denominated borrowings to reduce or eliminate exchange rate exposure.

LIQUIDITY AND CAPITAL RESOURCES
  On 22 May 1996 the Telewest Group entered into a (Pounds)1.2 billion senior secured credit facility with a syndicate of banks (the "Senior Secured Facility"). The Senior Secured Facility is being used to finance the capital expenditure, working capital requirements and other permitted related activities for the construction and operation of the wholly owned telephony and television franchises of the Telewest Group; to fund the payment of cash interest on the Senior Debentures and Senior Discount Debentures; to fund the repayment of existing secured borrowings of the Telewest Group in respect of the London South and South West Regional Franchise Areas; to fund loans to or investments in Telewest Affiliated Companies; to fund the acquisition and subsequent construction of local delivery operators/franchises; and to refinance advances and the payment of interest, fees and expenses in respect of the Senior Secured Facility.

  In connection with the restructuring of the Telewest Group's activities, including the slowdown of construction activity, the terms of the Senior Secured Facility were amended in the first quarter of 1998. The amount of the Senior Secured Facility has been reduced to (Pounds)1.0 billion and the Telewest Group has entered into a second secured facility (the "Second Secured Facility") of (Pounds)100 million with certain of the banks that are party to the Senior Secured Facility. In addition certain changes were made to the financial covenants to accommodate the Telewest Group's anticipated cashflows. The repayment dates for tranche A have been accelerated by three months as described below.

  The Senior Secured Facility is divided into two tranches, the first ("tranche A") is available on a revolving basis for up to (Pounds)300 million, reduced to (Pounds)100 million by 31 March 1998, with full repayment by 30 September 1998. The second tranche ("tranche B") is available on a revolving basis concurrently with tranche A for an amount up to 6.5 times the trailing, rolling six month annualised consolidated net operating cash flow, gradually reducing throughout the period of the facility to 4 times by 1 January 2000. Thereafter, the amount outstanding under the facility converts to a term loan amortising over 5 years. The aggregate drawing at any time under both tranches cannot exceed (Pounds)1.0 billion. Borrowings under the Senior Secured Facility are secured by assets, including the partnership interests and shares of subsidiaries of the Telewest Group, and bear interest at 2.25% above LIBOR for tranche A and between 0.5% and 1.875% above LIBOR (depending on the ratio of borrowings to the trailing, rolling six month annualised consolidated net operating cash flow) for tranche
B. The Telewest Group's ability to borrow under the Senior Secured Facility is subject to, among other things, its compliance with the financial and other covenants and borrowing conditions contained therein, and the failure to comply with such covenants could result in all such amounts outstanding under the facility becoming due and payable.

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UK GAAP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS
--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION

  The Second Secured Facility is available from 1 July 1999 to 30 June 2001. Advances under the Second Secured Facility may be drawn only if the Senior Secured Facility has been drawn down to the fullest extent possible at the relevant time. The Second Secured Facility is available on a revolving basis to provide an aggregate under the Senior Secured Facility and the Second Secured Facility of up to six times the trailing, rolling six month annualised consolidated net operating cash flow through 31 December 1999, gradually reducing thereafter throughout the period of the facility to 4.5 times by 1 January 2001. On 30 June 2001, the amount outstanding under the Second Secured Facility converts to a term loan amortising over 5 years. Borrowings under the Second Secured Facility bear interest at a rate equal to LIBOR plus a margin that increases during the period of the facility from 3.5% per annum through 31 December 1999, 4.5% per annum from 31 December 1999 through 30 June 2000 and to 5.5% per annum from 30 June 2000 to 30 June 2006. The provisions as to prepayment, covenants and events of default in respect of the Second Secured Facility are substantially similar to those for the Senior Secured Facility.

  The Telewest Group has entered into certain delayed starting interest rate swap agreements in order to manage interest rate risk on the Senior Secured Facility. The interest rate swaps convert floating rate interest payable on drawdowns under the facility to fixed interest rate payments in the range of 7.835%-7.975%. The swap agreements, which commenced in early 1997, have a five-year maturity and a notional principal amount which adjusts upwards on a semi-annual basis to a maximum of (Pounds)750 million.

  On 3 October 1995, the Telewest Group raised (Pounds)734 million through the issue of $300 million principal amount of 9 5/8% Senior Debentures due 2006 (the "Senior Debentures") and $1,536 million principal amount at maturity of 11% Senior Discount Debentures due 2007 (the "Senior Discount Debentures"). Interest on the Senior Debentures is payable semi-annually and commenced on 1 April 1996. Interest on the Senior Discount Debentures will be payable semi-annually commencing on 1 April 2001. The proceeds of the issue were used by the Telewest Group to fund general working capital, capital expenditures, additional investments in affiliated companies, to repay a credit facility entered into by a direct wholly owned subsidiary and to purchase the currency hedge arrangements described below.

  The Telewest Group's hedge instruments relating to the debentures, are a combined foreign currency and interest rate swap ("Foreign Currency Swap") and a foreign currency option. The Foreign Currency Swap fully hedges against adverse exchange rate fluctuations on the principal amount of the Senior Debentures and the associated interest payments. The foreign currency option provides protection against exchange rate fluctuations on the Senior Discount Debentures below a rate of $1.452:(Pounds)1, and allows the Telewest Group to benefit from positive exchange rate movements. Both hedging instruments provide protection up to 1 October 2000, the early redemption date of the Senior Debentures and the Senior Discount Debentures.

  The Telewest Group's results may be materially influenced by future exchange rate movements, due to the requirement that the hedge instruments are marked to their market value at the end of the financial period and the US Dollar denominated debentures are re-translated to Pounds Sterling using the period end exchange rate.

  The Telewest Group has established a Steering Committee to oversee the procedures for compliance with Year 2000 requirements. The Committee's work is reviewed periodically by internal and external auditors, and integrated with similar programmes run by the major corporate shareholders. The project objective is to ensure complete compliance in advance of the year 2000,

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OF OPERATIONS
--------------------------------------------------------------------------------

SECTION ONE                                             UK FINANCIAL INFORMATION

which is facilitated by the relatively modern systems in use in the Telewest Group and the planned upgrades in 1998 of critical operating systems based on external package solutions that are Year 2000 compliant.

  The Telewest Group incurred a net cash inflow/(outflow) from operating activities of (Pounds)(10.2) million, (Pounds)28.5 million, (Pounds)68.6 million and (Pounds)9.1 million in 1995, 1996, 1997 and the three month period ended 31 March 1998, respectively. The Telewest Group incurred a net cash outflow from investing activities of (Pounds)265.8 million, (Pounds)483.2 million, (Pounds)439.7 million and (Pounds)48.4 million in 1995, 1996, 1997 and the three month period ended 31 March 1998, respectively. The Telewest Group's principal investing activities continue to be the construction of the network, although at a reduced rate, and the provision of funding to the Telewest Affiliated Companies.

  Cash provided by financing activities amounted to (Pounds)480.8 million, (Pounds)79.0 million, (Pounds)386.2 million and (Pounds)66.7 million in 1995, 1996, 1997 and the three month period ended 31 March, 1998, respectively. Cash provided by financing activities was principally related to the drawdown of (Pounds)100.0 million, (Pounds)392.5 million and (Pounds)75 million under the Senior Secured Facility in 1996, 1997 and the three month period ended 31 March 1998, respectively.

  At 31 December 1995, 1996, 1997 and 31 March 1998, respectively, the construction of the Telewest Group's broadband network had passed approximately 52.5%, 65.0%, 75.0% and 75.4% of the homes in its owned and operated franchise areas. Total capital expenditure in 1995, 1996 and 1997, respectively, was (Pounds)269.1 million, (Pounds)515.6 million and (Pounds)440.6 million. The substantial reduction in total capital expenditure was due to the Telewest Group reducing the pace of its network construction and its expenditure on certain discretionary capital projects.

  The Telewest Group is obligated under the terms of its telecommunications licences to construct its network to pass a specified number of premises by prescribed dates. If such milestones are not met, the Telewest Group may be subject to enforcement action from regulatory authorities which, if not complied with, could result in revocation of the Telewest Group's telecommunications licences.

  Cash and deposit balances at 31 December 1995, 1996, 1997 and 31 March 1998, respectively, were (Pounds)464.8 million, (Pounds)79.1 million, (Pounds)29.6 million and (Pounds)43.9 million, respectively.

  For additional information concerning Telewest's liquidity and capital resources, see "Part I --Section Four -- Information on the Combined Group --
 Working Capital".

  As set out on page I-14, Telewest has initiated the process governing the exercise of Telewest's pre-emption rights in respect of Comcast's approximately 27.4% interest in Birmingham Cable. In addition, Telewest intends to initiate the process governing the exercise of its pre-emption rights in respect of Comcast's interest of approximately 50% in Cable London if the NTL/Comcast Merger is completed. If Telewest decides to proceed with an acquisition of either or both of such interests, the Combined Group would require additional funding for such acquisition although there can be no assurance that such funding would be available or available on favourable terms.

SECTION TWO                                             UK FINANCIAL INFORMATION
--------------------------------------------------------------------------------
SECTION TWO

UK GAAP FINANCIAL INFORMATION OF GENERAL CABLE
--------------------------------------------------------------------------------

SECTION TWO                                             UK FINANCIAL INFORMATION
--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION
1. BASIS OF PREPARATION
  The financial information set out below has been extracted without material adjustment from the audited consolidated financial statements of General
  Cable PLC for the years ended 31 December 1995, 1996 and 1997.

  Coopers & Lybrand and Robson Rhodes were both joint UK statutory auditors of General Cable PLC for each year throughout this period. The audit reports for the years ended 31 December 1995, 1996 and 1997 were unqualified. No audited financial statements of any company in the General Cable PLC group have been made up in respect of any period subsequent to 31 December 1997.

  For the year ended 31 December 1997 General Cable PLC adopted an alternative presentation of its consolidated profit and loss account to provide better comparability with other companies in the telecommunications sector. Results for prior periods have been restated on a comparable basis. The revised presentation has no effect on previously reported net assets or losses.

  Financial Reporting Standard 1 (revised 1996), "Cash Flow Statements' was adopted in the financial statements for the year ended 31 December 1996 and 1997. Financial information for prior periods has been restated in accordance with the requirements of the revised standard. The revised standard had no effect on previously reported net assets or losses. The cash flow statement presentation was changed, movements previously reported as changes in "cash and cash equivalents" being split into movements in cash (amounts payable, or obtainable without penalty, within 24 hours) and liquid resources (other balances).

  CONSENTS

    (a) Coopers & Lybrand have given and have not withdrawn their written consent to the issue of this document with the inclusion of their name and references to them in the form and context in which they are included.

    (b) Robson Rhodes have given and have not withdrawn their written consent to the issue of this document with the inclusion of their name and the references to them in the form and context in which they are included.

2. PROFIT AND LOSS ACCOUNTS

                                              YEAR ENDED 31 DECEMBER
                                      ----------------------------------------
                                 Note         1995          1996          1997
                                      (Pounds)'000  (Pounds)'000  (Pounds)'000
Turnover--continuing
 operations                                 30,695        55,733        98,238
    --acquisitions               6.13           --            --        13,610
                                      ----------------------------------------
                                            30,695        55,733       111,848
Operating costs                   6.4      (38,934)      (69,781)     (132,525)
                                      ----------------------------------------
Operating loss--
 continuing operations                      (8,239)       14,048       (22,960)
      --acquisitions                            --            --         2,283
                                      ----------------------------------------
                                            (8,239)      (14,048)      (20,677)
Share of results of
 associated undertakings                   (11,944)      (12,192)      (12,626)
Reorganisation costs              6.5           --            --       (36,648)
Other interest receivable
 and similar income               6.6        2,626         5,055        17,707
Interest payable and
 similar charges                  6.7       (3,615)       (8,629)      (36,707)
                                      ----------------------------------------
Loss on ordinary
 activities before
 taxation                         6.9      (21,172)      (29,814)      (88,951)
Tax on loss on ordinary
 activities                       6.8        1,844        (1,058)          212
                                      ----------------------------------------
Loss on ordinary
 activities after
 taxation                                  (19,328)      (30,872)      (88,739)
Minority interests                           1,193         2,204         5,562
                                      ----------------------------------------
Retained loss for the
 financial year            6.9 & 6.19      (18,135)      (28,668)      (83,177)
                                      ----------------------------------------
Loss per equity share
 (pence)                         6.10         (8.1)         (9.6)        (22.8)
                                      ------------------------------------

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

3.BALANCE SHEETS

                                                 AT 31 DECEMBER
                                     ----------------------------------------
                                Note         1995          1996          1997
                                     (Pounds)'000  (Pounds)'000  (Pounds)'000
FIXED ASSETS
 Tangible assets                6.11      152,120       411,335       488,928
 Investments                    6.12
  Associated undertakings                 118,132        42,930        29,675
  Other investments                            44            44           312
                                     ----------------------------------------
                                          270,296       454,309       518,915
                                     ----------------------------------------
CURRENT ASSETS
 Debtors--amounts falling
  due after more than one
  year                          6.14          482           348            72
 Debtors--amounts falling
  due within one year           6.14       12,810        18,808        36,162
 Secured cash deposit
  restricted for more than
  one year                                     --       136,763       179,424
 Cash at bank and in hand                  19,354        28,765        21,664
                                     ----------------------------------------
                                           32,646       184,684       237,322
 CREDITORS: amounts falling
  due within one year           6.15      (34,334)      (79,010)      (76,118)
                                     ----------------------------------------
NET CURRENT
 (LIABILITIES)/ASSETS                      (1,688)      105,674       161,204
                                     ----------------------------------------
TOTAL ASSETS LESS CURRENT
 LIABILITIES                              268,608       559,983       680,119
CREDITORS: amounts falling
 due after more than one
 year                           6.16      (19,304)     (235,944)     (466,573)
 Provisions for liabilities
  and charges               6.5/6.17         (319)           --       (10,277)
 Minority interest                         (8,767)       (6,563)       (1,001)
                                     ----------------------------------------
NET ASSETS                                240,218       317,476       202,268
                                     ----------------------------------------
CAPITAL AND RESERVES
 Called up share capital        6.18      253,374       365,092       365,092
 Share premium account          6.19       81,910        94,614        94,917
 Profit and loss account        6.19      (95,066)     (142,230)     (257,741)
                                     ----------------------------------------
EQUITY SHAREHOLDERS' FUNDS                240,218       317,476       202,268
                                     ----------------------------------------

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

4.CASH FLOW STATEMENTS

                                             YEAR ENDED 31 DECEMBER
                                     ----------------------------------------
                                Note         1995          1996          1997
                                     (Pounds)'000  (Pounds)'000  (Pounds)'000
NET CASH INFLOW FROM OPERATING
 ACTIVITIES                      5.1        4,244        14,732        11,577
 Exceptional reorganisation                    --            --          (835)
                                     ----------------------------------------
NET CASH INFLOW FROM OPERATING
 ACTIVITIES (AFTER EXCEPTIONAL
 ITEM)                                      4,244        14,732        10,742
                                     ----------------------------------------
RETURNS ON INVESTMENT AND
 SERVICING OF FINANCE
 Interest received                          2,507         4,256        22,948
 Interest paid                             (4,098)       (4,485)      (36,413)
                                     ----------------------------------------
NET CASH (OUTFLOW) FROM
 RETURNS ON INVESTMENT AND
 SERVICING OF FINANCE                      (1,591)         (229)      (13,465)
                                     ----------------------------------------
TAXATION
 Group relief received                      2,344         3,100         2,305
 Tax/ACT paid                                  --           (85)         (318)
                                     ----------------------------------------
NET TAX RECEIVED                            2,344         3,015         1,987
                                     ----------------------------------------
CAPITAL EXPENDITURE AND
 FINANCIAL INVESTMENT
 Purchase of tangible fixed
  assets                                  (63,854)      (78,546)     (128,569)
 Sale of tangible fixed assets                 61           201           405
 Purchase of interest in
  associated undertakings                 (31,973)       (6,759)           --
 Purchase of fixed asset
  investments--other                          (50)           --          (332)
 Loans made to others                         (50)           --            --
                                     ----------------------------------------
NET OUTFLOW FROM CAPITAL
 EXPENDITURE AND FINANCIAL
 INVESTMENT                               (95,866)      (85,104)     (128,496)
                                     ----------------------------------------
ACQUISITIONS AND DISPOSALS
 Cash acquired with subsidiary                 --           878         3,339
 Acquisition costs                             --        (2,503)      (33,700)
                                     ----------------------------------------
NET CASH OUTFLOW FROM
 ACQUISITIONS AND DISPOSALS                    --        (1,625)      (30,361)
                                     ----------------------------------------
NET CASH OUTFLOW BEFORE
 MANAGEMENT OF LIQUID
 RESOURCES AND FINANCING                  (90,869)      (69,211)     (159,593)
                                     ----------------------------------------
MANAGEMENT OF LIQUID RESOURCES
 Cash on short term deposit               (13,300)       30,402       (12,770)
                                     ----------------------------------------
NET CASH (OUTFLOW)/INFLOW FROM
 MANAGEMENT OF LIQUID
 RESOURCES                                (13,300)       30,402       (12,770)
                                     ----------------------------------------

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

CASH FLOW STATEMENTS (CONTINUED)

                                             YEAR ENDED 31 DECEMBER
                                     ----------------------------------------
                                Note         1995          1996          1997
                                     (Pounds)'000  (Pounds)'000  (Pounds)'000
FINANCING
 Issue of ordinary share
  capital                                 171,012        43,460            --
 Cost of ordinary share issue             (14,890)       (2,490)         (212)
 New secured loans                             --        99,000       437,839
 Other loans received                      34,732            --        17,000
 Proceeds received from finance
  leases                                       --       131,599        50,359
 Placement of restricted cash
  deposit                                      --      (136,763)      (42,660)
 Financing costs                               --        (8,620)         (983)
 Repayment of secured loans                    --       (22,165)     (273,001)
 Other loans repaid                       (94,000)           --       (17,000)
 Loans to associates                           --       (38,862)       (3,150)
 Capital contribution                       1,455           722            --
 Finance leases--repayment of
  principal                                   (84)         (761)      (15,700)
 Minority interest funding                     10            --            --
                                     ----------------------------------------
NET CASH INFLOW FROM FINANCING             98,235        65,120       152,492
                                     ----------------------------------------
(DECREASE)/INCREASE IN CASH IN
 THE PERIOD                      5.3       (5,934)       26,311       (19,871)
                                     ----------------------------------------


5.NOTES TO THE CASH FLOW STATEMENTS

5.1RECONCILIATION OF OPERATING LOSS TO NET CASH FLOW FROM OPERATING ACTIVITIES

                                              1995          1996          1997
                                      (Pounds)'000  (Pounds)'000  (Pounds)'000
BEFORE EXCEPTIONAL ITEMS
 Operating loss                             (8,239)      (14,048)      (20,677)
 Depreciation                                9,114        20,376        40,632
 Loss/(gain) on sale of fixed assets           (21)          199            66
 Decrease in stock                               2            --            --
 Increase in trade debtors                  (1,840)       (3,108)       (8,352)
 Decrease/(increase) in other debtors       (1,654)          943         2,245
 (Decrease)/increase in trade
  creditors                                  4,521        (3,509)       (1,894)
 Increase in other creditors                 2,261        13,879          (443)
 Provision against loan                        100            --            --
                                      ----------------------------------------
                                             4,244        14,732        11,577
                                      ----------------------------------------

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

5.2RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                             1995          1996          1997
                                     (Pounds)'000  (Pounds)'000  (Pounds)'000
(Decrease)/increase in cash in the
 period                                    (5,934)       26,311       (19,871)
Cash outflow/(inflow) from decrease
 in liquid resources                       13,300       (30,402)       12,770
Cash outflow from increase in
 restricted cash deposit                       --       136,763        42,660
Cash (outflow)/inflow from increase
 in net debt and leasing                   59,268      (199,054)     (208,251)
                                     ----------------------------------------
Change in net debt resulting from
 cash flows                                66,634       (66,382)     (172,692)
Non cash movement in debt                      --          (777)           --
New finance leases                         (4,998)       (3,132)       (9,302)
Liquid resources acquired with
 subsidiary                                    --        13,502            --
Debt and leasing acquired with
 subsidiary                                    --       (12,884)           --
                                     ----------------------------------------
Movement in net debt in the period         61,636       (69,673)     (181,994)
Net debt at 1 January                     (73,624)      (11,988)      (81,661)
                                     ----------------------------------------
Net debt at 31 December                   (11,988)      (81,661)     (263,655)
                                     ----------------------------------------

5.3ANALYSIS OF NET DEBT

                                                        OTHER NON
                                                             CASH
                                 1994     CASH FLOW     MOVEMENTS          1995
                         (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000
NET CASH
 Cash at bank and in
  hand                         11,988         7,366            --        19,354
 Less deposits treated
  as liquid resources          (3,950)      (13,300)           --       (17,250)
                         ------------------------------------------------------
                                8,038        (5,934)           --         2,104
                         ------------------------------------------------------
LIQUID RESOURCES
 Deposits included in
  cash                          3,950        13,300            --        17,250
                         ------------------------------------------------------
RESTRICTED CASH
 Placement of restricted
  cash deposit                     --            --            --            --
                         ------------------------------------------------------
DEBT
 Debt                         (82,400)       59,268            --       (23,132)
 Finance lease                 (3,212)           --        (4,998)       (8,210)
                         ------------------------------------------------------
                              (85,612)       59,268        (4,998)      (31,342)
                         ------------------------------------------------------
 Net debt                     (73,624)       66,634        (4,998)      (11,988)
                         ------------------------------------------------------

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

                                                      ACQUISITION
                                                       (EXCL CASH     OTHER NON
                                                              AND          CASH
                                 1995     CASH FLOW   OVERDRAFTS)     MOVEMENTS          1996
                         (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000
ANALYSIS OF NET DEBT
NET CASH
 Cash at bank and in
  hand                         19,354         9,411            --            --        28,765
 Less deposits treated
  as liquid resources         (17,250)       16,900            --            --          (350)
                         --------------------------------------------------------------------
                                2,104        26,311            --            --        28,415
                         --------------------------------------------------------------------
LIQUID RESOURCES
 Deposits included in
  cash                         17,250       (30,402)       13,502            --           350
                         --------------------------------------------------------------------
RESTRICTED CASH
 Placement of restricted
  cash deposit                     --       136,763            --            --       136,763
                         --------------------------------------------------------------------
DEBT
 Debt                         (23,132)      (68,613)      (11,034)         (777)     (103,556)
 Finance leases                (8,210)     (130,441)       (1,850)       (3,132)     (143,633)
                         --------------------------------------------------------------------
                              (31,342)     (199,054)      (12,884)       (3,909)     (247,189)
                         --------------------------------------------------------------------
 Net debt                     (11,988)      (66,382)          618        (3,909)      (81,661)
                         --------------------------------------------------------------------

                                                        OTHER NON
                                                             CASH
                                 1996     CASH FLOW     MOVEMENTS          1997
                         (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000
NET CASH
 Cash at bank and in
  hand                         28,765        (7,101)           --        21,664
 Less deposits treated
  as liquid resources            (350)      (12,770)           --       (13,120)
                         ------------------------------------------------------
                               28,415       (19,871)           --         8,544
                         ------------------------------------------------------
LIQUID RESOURCES
 Deposits included in
  cash                            350        12,770            --        13,120
                         ------------------------------------------------------
RESTRICTED CASH
 Placement of restricted
  cash deposit                136,763        42,660            --       179,423
                         ------------------------------------------------------
DEBT
 Debt                        (103,556)     (172,687)           --      (276,243)
 Finance lease               (143,633)      (35,564)       (9,302)     (188,499)
                         ------------------------------------------------------
                             (247,189)     (208,251)       (9,302)     (464,742)
                         ------------------------------------------------------
 Net debt                     (81,661)     (172,692)       (9,302)     (263,655)
                         ------------------------------------------------------

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

5.4 ACQUISITION OF SUBSIDIARIES

  IMMINUS LIMITED AND ITS PARENT COMPANY FILEGALE LIMITED

  On 13 March 1997 General Cable PLC (the "Company") acquired 100% of the share capital of Filegale Limited and its subsidiary Imminus Limited. The fair value of Filegale's identifiable net assets at the date of acquisition is shown in note 6.13. Filegale contributed (Pounds)1.4 million to the Group's net operating cash flows, paid (Pounds)0.3 million in respect of tax and used (Pounds)3.2 million for capital expenditure and financial investment.

  THE OUTSTANDING 50% OF YORKSHIRE CABLE GROUP LIMITED ("YCG")

  On 6 August 1996 the Company acquired the remaining 50% of YCG that it did not own for consideration comprising the issue of 84,458,000 ordinary shares, par value (Pounds)1, of the Company. The deemed fair market value being 201 pence per share. The fair values of YCG's identifiable net assets and liabilities at the date of acquisition (including goodwill) are shown in note 6.13. YCG contributed (Pounds)13,853,000 to the Group's net operating cash flows, received (Pounds)11,000 in respect of net returns on investments and servicing of finance, paid (Pounds)85,000 in respect of taxation and used (Pounds)31,218,000 for capital expenditure and financial investment.

5.5 RECONCILIATION OF OPERATING LOSS TO OPERATING CASHFLOW
  Year ended 31 December 1996

                                        CONTINUING      ACQUIRED         TOTAL
                                      (Pounds)'000  (Pounds)'000  (Pounds)'000
Operating loss                              (8,135)       (5,913)      (14,048)
Depreciation                                13,414         6,962        20,376
Loss on sale of fixed assets                    16           183           199
(Increase)/decrease in trade debtors        (3,960)          852        (3,108)
Decrease in other debtors                      454           489           943
(Decrease)/increase in trade
 creditors                                  (3,796)          287        (3,509)
Increase in other creditors                  2,886        10,993        13,879
                                            ------
NET CASH INFLOW FROM CONTINUING
 ACTIVITIES                                    879
                                            ------        ------
NET CASH INFLOW FROM ACQUIRED
 ACTIVITIES                                               13,853
                                                          ------       -------
NET CASH INFLOW FROM OPERATING
 ACTIVITIES                                                             14,732
                                                                       -------

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

  Year ended 31 December 1997

                                        CONTINUING      ACQUIRED         TOTAL
                                      (Pounds)'000  (Pounds)'000  (Pounds)'000
Operating loss                             (22,959)        2,282       (20,677)
Depreciation                                39,218         1,414        40,632
Loss on sale of fixed assets                    63             3            66
(Increase) in trade debtors                 (7,924)         (428)       (8,352)
Decrease/(increase) in other debtors         4,035        (1,790)        2,245
(Decrease)/increase in trade
 creditors                                  (2,805)          911        (1,894)
Increase/(decrease) in other
 creditors                                     504          (947)         (443)
                                           -------
NET CASH INFLOW FROM CONTINUING
 ACTIVITIES                                 10,132
                                           -------        ------
NET CASH INFLOW FROM ACQUIRED
 ACTIVITIES                                                1,445
                                                          ------       -------
NET CASH INFLOW FROM OPERATING
 ACTIVITIES                                                             11,577
                                                                       -------

5.6 MAJOR NON CASH TRANSACTION
  During 1997 the Group entered into finance lease arrangements in respect of assets with a total capital value at the inception of the leases of (Pounds)59.5 million (1996: (Pounds)162.0 million, 1995: (Pounds)5.2 million).

  The consideration for the acquisition in 1997 of Imminus Limited and Filegale Limited comprised bank guaranteed loan notes. Further details of the acquisition are set out in note 6.13.

  The consideration for the acquisition in 1996 of the remaining 50% of Yorkshire Cable Group Limited comprised shares. Further details of the acquisition are set out in note 6.13.

6. NOTES

6.1 BASIS OF PREPARATION

  The financial information for the years ended 31 December 1995, 1996 and 1997 is based on the audited consolidated financial statements of General Cable PLC.

6.2 ACCOUNTING POLICIES

  The financial statements have been prepared in accordance with generally applicable accounting standards in the United Kingdom. A summary of the more important Group accounting policies, which have been applied consistently by all Group and associated companies, is set out below.

6.2.1 Basis of accounting
  These accounts have been prepared under the historical cost basis of accounting.

6.2.2 Presentation of financial information

  For the year ended 31 December 1997, an alternative presentation of the Group Profit and Loss Account has been adopted. In the opinion of the directors this format provides better comparability with other companies in the telecommunications sector. Results for prior periods have been restated on a comparable basis. The revised presentation has no effect on previously reported net assets or losses.

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

6.2.3 Basis of consolidation
  The Group accounts include the accounts of the parent company and its subsidiaries. The subsidiaries and the associated undertaking prepare their accounts to coincide with the year end of the parent for consolidation purposes apart from the Cable Finance Limited, a subsidiary of the Company which prepares financial statements for the period to 31 March. Summary financial statements have been prepared for the period ended 31 December.

  The results of companies or businesses acquired or sold during the year are dealt with from the effective date of acquisition or up to the effective date of loss of control.

  On acquisition of a subsidiary, all of the subsidiary's assets and liabilities that exist at the date of acquisition are recorded at their fair values reflecting their condition at that date. All changes to those assets and liabilities, and the resulting gains and losses, that arise after the Group has gained control of the subsidiary are charged to the post acquisition profit and loss account.

6.2.4 Tangible fixed assets
  Cost of fixed assets represents acquisition cost, including any incidental costs of acquisition. Materials, labour and other costs directly attributable to the construction of the telecommunications networks are included in fixed assets.

  Depreciation is provided on all tangible fixed assets at rates calculated to write off the cost of valuation, less estimated residual value, of each asset in equal instalments over its estimated useful life as follows:

   Leasehold properties        50 years
   Cables and ducting          40 years
   Electronic equipment      2-10 years
   Motor vehicles               4 years
   Office equipment          3-10 years
   Tools and test equipment     3 years

  Freehold land and assets in the course of construction are not depreciated.

6.2.5 Finance and operating leases
  Rentals payable under operating leases are charged to the profit and loss account as they fall due.

  Assets acquired under finance leases and hire purchase agreements are capitalised and the capital element of lease rentals is included in creditors.

  Assets under finance leases are depreciated over the shorter of the lease terms and the usefulness of equivalent owned assets.

6.2.6 Turnover
  Turnover comprises the value of sales (excluding VAT) of goods and services in the normal course of business.

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

6.2.7 Taxation
  Corporation tax payable is provided on taxable profits at the current rate.

  Deferred tax (which arises from differences in the timing of recognition of items, principally depreciation in the financial statements and by the tax authorities) has been calculated using the liability method. Deferred tax is recognised on the timing differences, likely to reverse, at the rates of tax anticipated to be in force at the time of reversal. Deferred tax is not recognised on timing differences which, in the opinion of the Directors, will probably not reverse in the foreseeable future.

6.2.8  Pension costs
  The Group operates a number of defined contribution pension schemes and participates in a defined benefit scheme administered by an associated company. The assets of the schemes are held separately to those of the Group in independently administered funds. The pension cost charge represents contribution payable by the Group in the year.

6.2.9  Goodwill
  Goodwill arising on acquisition is written off against reserves in the period of acquisition.

6.2.10 Associated undertakings
  The Group's share of profits less losses of associated undertakings is included in the consolidated profit and loss account, and the Group's share of their net assets is included in the consolidated balance sheet.

  The financial statements of associated undertakings are adjusted so that their accounting policies are consistent with those of the Group.

6.2.11 Foreign currencies
  Transactions denominated in foreign currencies are translated at the rate ruling at the time of the transaction. All monetary assets and liabilities are subsequently translated at the period end rate or the hedged forward rate. Differences arising are taken to the profit and loss account in the year in which they arise.

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

6.3 EMPLOYEE INFORMATION

  The average weekly number of persons (including executive directors) employed by the Group during the year was:

                                            1995         1996         1997
                                          NUMBER       NUMBER       NUMBER
BY ACTIVITY:
 Sales                                       105          210          453
 Engineering                                 140          302          559
 Administration                              110          175          312
                                    --------------------------------------
                                             355          687        1,324
                                    --------------------------------------
                                            1995         1996         1997
                                    (Pounds)'000 (Pounds)'000 (Pounds)'000
STAFF COSTS:
 Wages and salaries                        8,358       15,436       30,115
 Social security                             781        1,497        2,786
 Pension costs                               176          448        1,059
                                    --------------------------------------
                                           9,315       17,381       33,960
                                    --------------------------------------

DIRECTORS' EMOLUMENTS

                                            1995         1996         1997
                                        (Pounds)     (Pounds)     (Pounds)
Fees                                      48,727       60,012       98,928
Salary payments                          355,555      470,743      597,746
Pension contributions                      5,760       11,840       30,720
Bonuses                                   27,500       57,000       85,850
Compensation for loss of office --
  former Chairman                         70,000           --           --
                                    --------------------------------------
Total emoluments                         507,542      599,595      813,244
                                    --------------------------------------
Fees and other emoluments include
 amounts paid to:
Highest paid director                    223,547      286,300      309,311
                                    --------------------------------------

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

                                      YEAR ENDED 31 DECEMBER 1995
                 ---------------------------------------------------------------------
                                                                 COMPENSATION
                                                     BENEFITS IN  FOR LOSS OF
                     FEES   SALARY  BONUSES  PENSION        KIND       OFFICE    TOTAL
                 (Pounds) (Pounds) (Pounds) (Pounds)    (Pounds)     (Pounds) (Pounds)
EXECUTIVE
 DIRECTORS
 PX Galteau            --  186,905       --       --      36,642           --  223,547
 DJ Miller             --   60,000   27,500    5,760       8,467           --  101,727
 RCH Campbell-
  Ross                 --       --       --       --          --           --       --
NON-EXECUTIVE
 DIRECTORS
 Sir Anthony
  Cleaver
  (Chairman)           --   44,232       --       --          --           --   44,232
 JJ Delahunty          --       --       --       --          --           --       --
 Dr GG Gray        20,004       --       --       --          --           --   20,004
 Lord Rees
  (resigned
  20/2/95)             --    5,000       --       --       3,735       70,000   78,735
 Ms CA Tritt
  (appointed
  25/7/95)          8,719       --       --       --      10,574           --   19,293
 NN Walmsley       20,004       --       --       --          --           --   20,004
                 ---------------------------------------------------------------------
                   48,727  296,137   27,500    5,760      59,418       70,000  507,542
                 ---------------------------------------------------------------------
                                 YEAR ENDED 31 DECEMBER 1996
                 ------------------------------------------------------------
                                                     BENEFITS IN
                     FEES   SALARY  BONUSES  PENSION        KIND        TOTAL
                 (Pounds) (Pounds) (Pounds) (Pounds)    (Pounds)     (Pounds)
EXECUTIVE
 DIRECTORS
 PX Galteau            --  210,000   29,400       --      46,900      286,300
 DJ Miller             --   90,000   27,600    8,640       9,545      135,785
 I Gray
  (appointed
  1/11/96)             --   26,666       --    3,200       2,663       32,529
NON-EXECUTIVE
 DIRECTORS
 Sir Anthony
  Cleaver
  (Chairman)           --   48,000       --       --          --       48,000
 Dr GG Gray        20,004       --       --       --          --       20,004
 Ms CA Tritt       20,004       --       --       --      36,969       56,973
 NN Walmsley       20,004       --       --       --          --       20,004
                 ------------------------------------------------------------
                   60,012  374,666   57,000   11,840      96,077      599,595
                 ------------------------------------------------------------

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

                                       YEAR ENDED 31 DECEMBER 1997
                         --------------------------------------------------------
                                                             BENEFITS IN
                             FEES   SALARY  BONUSES  PENSION        KIND    TOTAL
                         (Pounds) (Pounds) (Pounds) (Pounds)    (Pounds) (Pounds)
EXECUTIVE DIRECTORS
 PX Galteau                    --  225,000   38,250       --      46,061  309,311
 DJ Miller                     --  120,000   20,400   11,520       8,702  160,622
 I Gray                        --  159,996   27,200   19,200      10,272  216,668
NON-EXECUTIVE DIRECTORS
 Sir Anthony Cleaver
  (Chairman)               48,000       --       --       --          --   48,000
 Dr GG Gray                20,002       --       --       --          --   20,002
 Ms CA Tritt               20,002       --       --       --      27,715   47,717
 WA Rice (appointed
  16/10/97)                 4,257       --       --       --          --    4,257
 NN Walmsley (retired
  29/4/97)                  6,667       --       --       --          --    6,667
                         --------------------------------------------------------
                           98,928  504,996   85,850   30,720      92,750  813,244
                         --------------------------------------------------------

  Certain of the Directors of the Company are employed by CGE and are appointed by CGE in accordance with the Articles of Association. These Directors receive no remuneration in respect of services provided to the Company.

6.4 OPERATING COSTS

                                             1995         1996         1997
                                     (Pounds)'000 (Pounds)'000 (Pounds)'000
Programming expenses                        3,321        7,160       16,119
Telephony expenses                         10,293       13,141       17,755
Selling, general and administrative
 costs                                     16,206       29,104       58,019
Depreciation and amortisation               9,114       20,376       40,632
                                     --------------------------------------
                                           38,934       69,781      132,525
                                     --------------------------------------

  Having regard to the nature of the Group's business, the analysis of operating costs as prescribed by the Companies Act 1985 is not meaningful. In the circumstances, therefore, as required by paragraph 3(3) of Schedule 4 of the Companies Act 1985, the Directors have adapted the prescribed format to the requirements of the Group's business.

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

6.5 EXCEPTIONAL ITEM--FUNDAMENTAL REORGANISATION--1997
  In October 1997 the Group announced a fundamental reorganisation of its business and a change in operating strategy to maximise the benefit of its strength in business and residential telecommunications. As a result, total related charges of (Pounds)36.6 million are recorded as an exceptional item in 1997. The charge comprises (Pounds)18.3 million for the write-down of certain categories of analogue cable television equipment consistent with the strategy referred to above, (Pounds)9.6 million for the reorganisation and restructuring of the businesses and (Pounds)1.5 million relating to the disposal of properties. The arrangement of a new debt facility referred to in note 6.15 entailed a write-down of capitalised finance charges of (Pounds)7.2 million relating to the previous debt facilities.

  A provision of (Pounds)10.3 million is carried at 31 December 1997.

                                          (Pounds)'000
Provision as at 1 January 1997                      --
Created during the year                         11,112
Utilised during the year                          (835)
                                                ------
Balance on provision at 31 December 1997        10,277
                                                ------

6.6 INTEREST RECEIVABLE AND SIMILAR INCOME

                                 1995         1996         1997
                         (Pounds)'000 (Pounds)'000 (Pounds)'000
Associated undertakings           --           995          225
On deposits at banks            2,626        4,060       17,482
                         --------------------------------------
                                2,626        5,055       17,707
                         --------------------------------------

6.7 INTEREST PAYABLE AND SIMILAR CHARGES

                                             1995         1996         1997
                                     (Pounds)'000 (Pounds)'000 (Pounds)'000
On bank loans, overdrafts and other
 loans
Repayable after 5 years                        --           31          180
Repayable within 5 years not by
 instalments                                1,902        4,941       25,432
Preference shares                              --          301           --
Finance leases and hire purchase
 contracts                                    416        3,251       11,095
Former parent and fellow subsidiary
 undertakings                               1,297          105           --
                                     --------------------------------------
                                            3,615        8,629       36,707
                                     --------------------------------------

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

6.8 TAXATION

                                              1995          1996          1997
                                      (Pounds)'000  (Pounds)'000  (Pounds)'000
UK Corporation tax at 31.5% (1996
 and 1995 : 33%)
Group relief receivable                      3,129            --           842
Irrecoverable Advance Corporation
 Tax                                            --           (68)           --
Share of tax of associated
 undertakings                                 (805)       (1,309)         (630)
Deferred taxation                             (480)          319            --
                                      ----------------------------------------
                                             1,844        (1,058)          212
                                      ----------------------------------------
The Group has accumulated tax losses
 available for offset against future
 trading profits of the relevant
 companies amounting to not less
 than                                       67,500       156,000       186,300
                                      ----------------------------------------
Associated companies have
 accumulated tax losses available
 for offset against their future
 trading profits amounting to not
 less than                                  56,800         9,750        10,300
                                      ----------------------------------------

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

6.9 LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION

                                              1995          1996          1997
                                      (Pounds)'000  (Pounds)'000  (Pounds)'000
LOSS ON ORDINARY ACTIVITIES BEFORE
 TAXATION IS STATED AFTER
 CHARGING/(CREDITING):
Depreciation charge for the year:
Tangible fixed assets                        8,573        14,484        37,308
Tangible assets held under finance
 leases                                        536         5,887        21,700
Tangible fixed assets rented to
 customers                                       5            --            --
Auditors' remuneration(Company 1997:
 (Pounds)88,000, 1996:
 (Pounds)74,000,
 1995: (Pounds)54,000)                          94           176           201
Non audit remuneration(Charged to
 share premium 1997: (Pounds)59,000,
 1996: (Pounds)207,000, 1995:
 (Pounds)634,000)                               --            --            --
(Charged to cost of investment 1997:
(Pounds)8,000, 1996:
(Pounds)207,000, 1995: (Pounds)nil              --            --            --
(Financing costs capitalised in
accordance
with FRS 4 1997: (Pounds)80,000,
1996: (Pounds)128,000,
1995: (Pounds)nil)                              --            --            --
(Other)                                        117           103            92
Hire of plant and machinery--
 operating leases                              172           117           269
Hire of other assets--operating
 leases                                        824         1,964         4,949
Loss on disposal of fixed assets                21           199            66
Management charges from CGE                    272           267           282
Management fees received from
 associated undertakings                      (731)         (597)         (220)
                                      ----------------------------------------
LOSS FOR THE FINANCIAL YEAR
The loss for the financial year is
 made up as follows:
Dealt with in the accounts of the
 holding Company                               668         3,115        (9,809)
Retained by subsidiary undertakings         (6,054)      (18,282)      (60,113)
Retained by associated undertakings        (12,749)      (13,501)      (13,255)
                                      ----------------------------------------
                                           (18,135)      (28,668)      (83,177)
                                      ----------------------------------------

6.10 LOSS PER ORDINARY SHARE

  The calculation of loss per ordinary share is based on the loss on ordinary activities after taxation and minority interests for the year of (Pounds)83,177,000 (1996: (Pounds)28,668,000, 1995: (Pounds)18,135,000) and the
weighted average number of ordinary shares of the Company in issue during the year of 365,092,338 (1996: 298,244,000, 1995: 224,766,000).

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

6.11 TANGIBLE FIXED ASSETS

                     FREEHOLD LAND  LONG LEASEHOLD    PLANT AND  FIXTURES AND
                       & BUILDINGS      PROPERTIES    EQUIPMENT      FITTINGS         TOTAL
                      (Pounds)'000    (Pounds)'000 (Pounds)'000  (Pounds)'000  (Pounds)'000
COST
 At 1 January 1996           3,777              --      169,330         7,777       180,884
 Reclassifications              --              --         (208)          208            --
 In respect of new
  subsidiary                 8,823           3,328      196,110        10,266       218,527
 Additions                     319              39       78,912         6,083        85,353
 Disposals                    (293)             --           --          (217)         (510)
                     ----------------------------------------------------------------------
 At 31 December 1996        12,626           3,367      444,144        24,117       484,254
 Reclassifications              --              --          (38)           38            --
 In respect of new
  subsidiary                    --              30        2,986            57         3,073
 Additions                     934             545      118,359        14,219       134,057
 Disposals                      --              --          (87)         (868)         (955)
                     ----------------------------------------------------------------------
 At 31 December 1997        13,560           3,942      565,364        37,563       620,429
                     ----------------------------------------------------------------------
DEPRECIATION
 At 1 January 1996              --              --       25,703         3,061        28,764
 Reclassifications              --              --          (93)           93            --
 In respect of new
  subsidiary                   401             145       19,609         3,734        23,889
 Charge for year                55              25       17,347         2,949        20,376
 Written back on
  disposal                     (74)             --           --           (36)         (110)
                     ----------------------------------------------------------------------
 At 31 December 1996           382             170       62,566         9,801        72,919
 Reclassifications              --              --          (23)           23            --
 Charge for year               156              69       33,915         6,492        40,632
 Charge for year--
  exceptional                   --              --       18,387            --        18,387
 Written back on
  disposal                      --              --          (60)         (377)         (437)
                     ----------------------------------------------------------------------
 At 31 December 1997           538             239      114,785        15,939       131,501
                     ----------------------------------------------------------------------
NET BOOK VALUE
AT 31 DECEMBER 1997         13,022           3,703      450,579        21,624       488,928
                     ----------------------------------------------------------------------
AT 31 DECEMBER 1996         12,244           3,197      381,578        14,316       411,335
                     ----------------------------------------------------------------------

  The net book value of assets held under finance leases by the Group was (Pounds)153,356,000 in 1997, (Pounds)130,799,000 in 1996 and (Pounds)7,441,039
in 1995.

  The ability of the Group to recover its investment in fixed assets is dependent upon the continued successful development of the telecommunications business.

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

6.12 INVESTMENTS

  Analysis of movements in investments during the year:

                                      ASSOCIATED         OTHER
                                    UNDERTAKINGS   INVESTMENTS        TOTAL
                                    (Pounds)'000  (Pounds)'000 (Pounds)'000
GROUP
 At 1 January 1996                       118,132            44      118,176
 Transfer to subsidiary undertaking      (61,701)           --      (61,701)
 Share of results of associated
  undertakings                           (13,501)           --      (13,501)
                                    ---------------------------------------
AT 31 DECEMBER 1996                       42,930            44       42,974
 Additions                                    --           268          268
 Share of results of associated
  undertakings                           (13,255)           --      (13,255)
                                    ---------------------------------------
AT 31 DECEMBER 1997                       29,675           312       29,987
                                    ---------------------------------------

  All investments are involved in the UK telecommunications industry.

  The ability of the Group to recover its investment in associated undertakings is dependent upon the continued successful development of the telecommunications businesses.

  The Group's share of post acquisition retained losses of the associated undertakings was (Pounds)35,424,000 at 31 December 1997, (Pounds)22,170,000 at 31 December 1996 and (Pounds)18,824,000 at 31 December 1995.

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION
6.13 SUBSIDIARY UNDERTAKINGS

  The Company owns indirectly 100% of the ordinary share capital of the following principal subsidiary undertakings, unless otherwise stated. The subsidiary companies are incorporated in England and Wales and are all included in the consolidated financial statements. All have issued shares of (Pounds)1 unless otherwise stated.

SUBSIDIARY             TOTAL ISSUED SHARES                           GROUP
                                                                         %
The Cable Corporation
 Limited               18,225,389 ordinary shares of 25 pence        82.55
                       1,000,000 "B" Ordinary shares of (Pounds)6.50 100.0
                       2 special shares of 25 pence                  100.0
                       Overall                                       83.45

*Windsor Television Limited                        Barnsley Cable Communications Limited
*The Cable Corporation Equipment Limited           Yorkshire Cable Finance Limited
*Middlesex Cable Limited                           Doncaster Cable Communications Limited
*Cable Alarms Limited                              Rotherham Cable Communications Limited
*Windsor Alarms Limited                            Halifax Cable Communications Limited
*European Business Network Limited                 Sheffield Cable Communications Limited
*Chariot Collection Services Limited               Wakefield Cable Communications Limited
**The Yorkshire Cable Group Limited                Mayfair Way Management Limited
 Yorkshire Cable Communications Limited            Filegale Limited
 Bradford Cable Communications Limited             Fastrak Limited
 Yorkshire Cable Telecom Limited                   Imminus (Ireland) Limited
 Yorkshire Cable Limited                           Imminus Limited
 Yorkshire Cable Properties Limited                General Cable Group Limited (Ord. 10 pence)
 Northern Credit Limited                           General Telecommunications Limited

------------
 * 100% owned by the Cable Corporation Limited
** 88,950,048 ordinary shares of 10 pence, 88,950,048 shares of US$0.01 and 88,959,048 deferred shares of 10 pence


  The following subsidiary companies are all owned directly by the Company (100% unless otherwise stated:

 Bradford Cable Telecom Limited                    General Cable Programming Limited (Ord. 10
 General Cable Communications Limited                pence)
 Middlesex Cable Telecom Limited                   General Cable Programming 1 Limited
 Sheffield Cable Telecom Limited                   General Cable Investments Limited
 Windsor Cable Telecom Limited                     Cable Finance Limited (50.0025% holding)
  General Communications International Limited       (Jersey) (Ord. 50 pence & pref (Pounds)1)
 Applied Communication Solutions Limited           New TCC Limited (Ord. 10 pence)
 General Cable Holdings Limited                    General Communications Corporation Limited
 General Telecommunications International          General Media Communications Limited
  Limited

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

  The Company holds the following interest in Birmingham Cable Corporation Limited, an associated undertaking:

COUNTRY OF INCORPORATION                                          PROPORTION OF NOMINAL VALUE OF
     AND OPERATION        TOTAL ISSUED SHARE CAPITAL                   SHARES HELD BY THE GROUP:
England and Wales         51,073,486 ordinary shares of (Pounds)1                         44.95%

  Held by Birmingham Cable Corporation Limited (100% unless otherwise stated):

 Birmingham Cable Limited                   West Midlands Credit Limited
 Birmingham Cable Finance Limited (Jersey)  Central Cable Communications Limited
 Cablephone Limited                         Central Cable Holdings Limited
 Central Cable Limited                      Central Cable Sales Limited (60%)
 Network 21 Limited                         Century 21 Cable Communications
                                            Limited

ACQUISITION OF FILEGALE LIMITED

  On 13 March 1997 the Company acquired Filegale Ltd and its subsidiary Imminus Ltd for a fair value of (Pounds)33.7 million total consideration including fees and costs associated with the acquisition of approximately (Pounds)0.7 million. In accordance with the sale and purchase agreement (Pounds)7.1 million of the consideration has been provided in the form of bank guaranteed loan notes and up to a further (Pounds)6.4 million will be payable on the first and second anniversaries of the acquisition. Payment of the deferred consideration is dependent upon certain conditions being met. The form of the deferred consideration is cash, bank guaranteed loan notes or General Cable PLC ordinary shares to be issued at the price of (Pounds)1.90 per share after 12 months and (Pounds)1.95 per share after 24 months at the option of the vendors.

  Subsequent to the year-end: agreement has been reached between the Company and the shareholders of Filegale Ltd to settle the outstanding deferred consideration in advance of the terms of the sale and purchase agreement.

  At 31 December 1997 (Pounds)13.1 million cash was held on deposit in order to satisfy the outstanding consideration. The guaranteed loan notes carry a coupon of six month LIBOR minus 0.35%. The fair value of the operating assets at the date of acquisition was:

                                        BOOK VALUE   REVALUATION    FAIR VALUE
                                      (Pounds)'000  (Pounds)'000  (Pounds)'000
Tangible fixed assets                        3,073            --         3,073
Intangible fixed assets--capitalised
 goodwill                                    1,274        (1,274)           --
Current assets/(liabilities)
Debtors                                      2,448            --         2,448
Cash                                         3,339            --         3,339
Creditors                                   (7,430)           --        (7,430)
                                      ----------------------------------------
                                             2,704        (1,274)        1,430
                                      ----------------------------------------
100% thereof                                                             1,430
Consideration satisfied as above                                        33,701
                                                                        ------
Goodwill                                                                32,271
                                                                        ------

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

  The summarised profit and loss account for Imminus for the period from 1 January 1997, the beginning of the subsidiary's financial year, to the date of acquisition, is as follows:

                                               PERIOD ENDED
                                                   12 MARCH
                                                       1997
                                               (Pounds)'000
Turnover                                              3,146
Operating profit                                        536
Profit on ordinary activities before taxation           349
Tax on ordinary activities                             (148)
                                                      -----
Profit on ordinary activities after taxation            201
                                                      -----

  There were no recognised gains or losses in the period other than those included in the profit and loss account and therefore no separate statement of total recognised gains and losses has been presented.

  In the opinion of the Directors, the book value of the net assets represents their fair value except for capitalised goodwill on Filegale which has been written off in order to align accounting policies with the Group.

  The purchase has been accounted for as an acquisition and included in the consolidated balance sheet at the year end. The goodwill of (Pounds)32.3 million has been written off against the profit and loss account reserve. For the period since acquisition, revenue of (Pounds)13.6 million and operating profit of (Pounds)2.3 million are included within the profit and loss account as continuing operations--acquisition.

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

ACQUISITION OF YORKSHIRE CABLE GROUP LIMITED ("YCG")

  On 6 August 1996 the Company acquired the remaining 50% of YCG that it did not own for consideration comprising the issue of 84,458,000 ordinary shares, par value (Pounds)1 per share, of General Cable PLC. The acquisition comprised the purchase of a 25% shareholding in YCG held directly from STI and the whole of the share capital of General Cable Holdings Limited, formerly called STI (Yorkshire Cable) Limited, a company whose sole asset was a further 25% interest in YCG. The fair value of the total consideration, including fees and costs associated with the acquisition of approximately (Pounds)2.5 million associated with the acquisition, amounted to (Pounds)172 million. The Company has taken advantage of merger relief in accordance with Section 130 of the Companies Act 1985 not to record any premium on the shares issued and the difference between the fair value of the shares issued and their nominal value has been taken to merger reserve. The fair value of the operating assets at the date of acquisition of YCG was:

                                    BOOK VALUE   REVALUATION   FAIR VALUE
                                  (Pounds)'000  (Pounds)'000 (Pounds)'000
Tangible fixed assets                  194,638            --      194,638
Current assets/(liabilities)
Debtors                                  7,396            --        7,396
Cash                                    14,380            --       14,380
Creditors                              (38,674)           --      (38,674)
Liabilities due after one year         (40,838)           --      (40,838)
                                  ---------------------------------------
                                       136,902            --      136,902
                                  ---------------------------------------
50% thereof                                                        68,451
Consideration satisfied as above                                  172,264
                                                               ----------
Goodwill                                                          103,813
                                                               ----------

  The summarised profit and loss account for YCG for the period from 1 January 1996, being the beginning of the subsidiary's financial year, to the date of acquisition is as follows:

                                             PERIOD ENDED
                                                 6 AUGUST
                                                     1996
                                             (Pounds)'000
Turnover                                           17,698
Operating loss                                     (9,482)
Loss on ordinary activities before taxation       (10,286)
Tax on ordinary activities                           (101)
                                                  -------
LOSS ON ORDINARY ACTIVITIES AFTER TAXATION        (10,387)
                                                  -------

  There were no recognised gains or losses in the period other than those included in the profit and loss account and accordingly no separate statement of total recognised gains and losses has been presented.

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

  In the opinion of the Directors, the book value of the net assets represents their fair value. The Companies Act 1985 normally requires goodwill arising on the acquisition of a subsidiary to be calculated as the difference between the total acquisition cost of the undertaking and the Group's share of the identifiable net assets and liabilities at the date it became a subsidiary undertaking. FRS2 recognises that where an investment in an associated undertaking is increased and it becomes a subsidiary undertaking, in order to show a true and fair view, goodwill should be calculated on each purchase as the difference between the cost of that purchase and the fair value at the date of that purchase. If goodwill had been calculated in accordance with the basis set out in the Companies Act 1985, (Pounds)10,155,000 of the Group's share of the retained earnings of YCG would have been reclassified as goodwill and in total (Pounds)113,968,000 of goodwill would have been recognised.

  The purchase has been accounted for as an acquisition and included in the consolidated balance sheet at the year end. The goodwill of (Pounds)103,000,000 has been written off against the merger reserve and the profit and loss account reserve in the sums of (Pounds)85,000,000 and (Pounds)18,000,000 respectively. For the period since acquisition, revenue of (Pounds)13,069,000 and operating loss of (Pounds)5,913,000 are included within the consolidated profit and loss account as acquisitions.

  The total figures for continuing operations in the year in the Group profit and loss account include the following amounts relating to the acquisition: cost of sales (Pounds)5,253,000, gross margin (Pounds)7,816,000, network depreciation (Pounds)5,245,000, gross profit (Pounds)2,571,000, and administration expenses, other depreciation and other operating costs of (Pounds)8,484,000.

6.14 DEBTORS

                                                       1996         1997
                                               (Pounds)'000 (Pounds)'000
AMOUNTS FALLING DUE WITHIN ONE YEAR:
Trade debtors                                        13,505       23,644
Amounts owed by group undertakings:
Former parent and its subsidiary undertakings             8           --
Amounts owed by associated undertakings                 495        4,059
VAT recoverable                                          --        2,220
Group relief receivable                                 115           --
Other debtors                                         2,579        2,211
Prepayments and accrued income                        2,106        4,028
                                              --------------------------
                                                     18,808       36,162
                                              --------------------------
AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR:
Other debtors                                           348           72
                                              --------------------------
                                                        348           72
                                              --------------------------
                                                     19,156       36,234
                                              --------------------------

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

6.15 CREDITORS -- AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                    1996         1997
                                            (Pounds)'000 (Pounds)'000
Other loans                                          538          538
Obligations under finance leases                  11,801       13,967
Trade creditors                                   33,093       30,825
Amounts owed to group undertakings
Other taxation and social security payable           914        3,481
Retentions on civil contracts                         --        2,591
Other creditors                                   18,835        2,624
Accruals and deferred income                      13,829       22,092
                                            -------------------------
                                                  79,010       76,118
                                            -------------------------

  On 31 December 1997 the Group completed a (Pounds)500,000,000 underwritten loan facility.

  Proceeds from the first drawing under this loan facility were advanced to The Cable Corporation Ltd ("TCC"), YCG and Imminus in order to prepay the loan facilities previously arranged by these companies. As on the date of these prepayments the loan facilities had been drawn as follows: TCC:
(Pounds)120,000,000 YCG: (Pounds)117,000,000 and Imminus: (Pounds)18,000,000
(see note 6.16).

  As at 31 December 1997 (Pounds)260,000,000 had been drawn down under the General Cable Holdings Ltd loan facility.

  The purpose of the facility is to finance the construction of the networks in the franchise area, to repay existing loan facilities and, within certain times to repay shareholder loans.

  The facilities are made available as a function of the achievements of certain minimum levels of operating cashflow. Repayments of amounts drawn under the facility commence on 31 March 2003. Final repayment is due by 30 June 2007. Interest payable on amounts drawn is dependent upon the classification of borrowings within the terms of the facility and the relationship between borrowings and operating cashflow and is based on LIBOR plus a margin.

  In association with the syndicated loan facilities arranged by TCC (1996) and YCG (1997), the companies entered into finance lease facilities totalling (Pounds)92,000,000 and (Pounds)206,000,000 respectively.

  Under the terms of the (Pounds)500,000,000 loan facility, General Cable Holdings Ltd and its subsidiaries (excluding those which are dormant) act as guarantors. Extensive security is provided under the finance arrangements to the syndicate banks and other banks providing finance under the lease arrangements through fixed and floating charges over all the assets of the Group.

  The loan facility includes various restrictive covenants and events of default. Generally events of default cause the borrowing under the facility to become repayable on demand. In the event the security provided to the lessors under TCC's and YCO's leasing arrangements is inadequate, the Company has the ability to provide acceptable additional security. If such additional security is not provided, this constitutes an event of default under the leases. The leasing arrangements may be terminated at either of the parties options.

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

  Most network assets with an estimated life of under 10 years are financed under the Finance Lease facilities. Loan security is provided by a charge over the cash realised in connection with the assets financed under the lease. The lessors have security and protections which include guarantee and cash backed security of the respective Group's obligations. Total cash restricted as to use by providing backing for security to lessors amounted to (Pounds)179,424,000 at 31 December 1997, which has been classified as secured cash deposits restricted for more than one year. There were no outstanding guarantees.

6.16 CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                          1996         1997
                                  (Pounds)'000 (Pounds)'000
Bank loans                              86,436      255,000
Other loans                             16,582       20,705
Obligations under finance leases       131,832      174,533
Retentions on civil contracts              706          738
Accruals and deferred income               388       15,597
                                  -------------------------
                                       235,944      466,573
                                  -------------------------

  Further details of borrowings are included in note 6.15.

  Other loans include (Pounds)100,000,000 6.0568% preference shares issued by a subsidiary and guaranteed by the Company which have been included within creditors in the consolidated financial statements in accordance with FRS 4. (Pounds)90,000,000 has been deposited with the parent company of the preference shareholder (an authorised banking institution) which has, in these financial statements been set against the guaranteed preference shares under a legal right of offset in accordance with FRS 5. Interest receivable on the deposit has also been set against the dividend payable on the preference shares in the profit and loss account.

  Other loans also comprise a loan from Telewest Communications plc of (Pounds)6 million (1996: (Pounds)6 million) to TCC which bears interest at 1% above LIBOR, is unsecured and has no fixed repayment term. The Company has a standby credit facility of (Pounds)32 million made available by CGE until 19 April 1998 after which time it amortises until 19 April 2001. At 31 December 1997 no monies had been drawn.

  An analysis of the maturity of bank and other loans is as follows:

                                                              1996         1997
                                                      (Pounds)'000 (Pounds)'000
Loans are repayable (all in instalments) as follows:
Within one year                                                538          538
Between one and two years                                       38           38
Between two and five years                                  24,718          114
Over five years                                             78,262      275,553
                                                      -------------------------
                                                           103,556      276,243
                                                      -------------------------

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

FINANCE LEASES
  The minimum future lease payments to which the Group is committed under finance leases are as follows:

                                    1996         1997
                            (Pounds)'000 (Pounds)'000
Within one year                   11,801       13,967
Between one and two years         11,493       16,218
Between two and five years        44,203       56,975
Over 5 years                      76,136      101,340
                            -------------------------
                                 143,633      188,500
                            -------------------------

6.17 DEFERRED TAXATION
  Deferred taxation comprises:

                              AMOUNT PROVIDED        FULL POTENTIAL LIABILITY
                         --------------------------  --------------------------
                                 1996          1997          1996          1997
                         (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000
Excess of tax allowance
 over depreciation             45,640        33,480        47,322        33,581
Tax effect of losses
 carried forward              (45,640)      (33,502)      (45,640)      (43,394)
Short term timing
 differences                       --            22           (58)         (360)
                         ------------------------------------------------------
                                   --            --         1,624       (10,173)
                         ------------------------------------------------------

  Under the Group's accounting policy, no provision for deferred taxation is needed in these statements (1996: (Pounds)nil, 1995: (Pounds)319,000).


6.18 SHARE CAPITAL

                                           1996         1997
                                   (Pounds)'000 (Pounds)'000
Ordinary shares of (Pounds)1 each
Authorised                              500,000      500,000
                                   -------------------------
Issued and fully paid                   365,092      365,092
                                   -------------------------

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

6.19 RESERVES

                                 SHARE        MERGER    PROFIT AND
                               PREMIUM       RESERVE  LOSS ACCOUNT         TOTAL
                          (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000
At 1 January 1996               81,910            --       (95,066)      (13,156)
Share issue                     16,200        85,302            --       101,502
Expenses of share issue         (3,496)           --            --        (3,496)
Capital contribution
 from parent
 undertakings                       --            --            30            30
Goodwill written off                --       (85,302)      (18,526)     (103,828)
Retained loss                       --            --       (28,668)      (28,668)
                          ------------------------------------------------------
At 31 December 1996             94,614            --      (142,230)      (47,616)
Release of provision for
 expenses of share issue           303            --            --           303
Goodwill written off                --            --       (32,334)      (32,334)
Retained loss                       --            --       (83,177)      (83,177)
                          ------------------------------------------------------
AT 31 DECEMBER 1997             94,917            --      (257,741)     (162,824)
                          ------------------------------------------------------

  The merger reserve in the Group was created on the issue of shares in the Company to acquire YCG. The Company has recorded the shares issued and the investment in YCG at fair value with the premium being credited to a merger reserve.

  The cumulative amount of goodwill charged to reserves in respect of acquisitions amounts to (Pounds)194,324,000 (1996: (Pounds)161,990,000).

6.20 RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                 1996          1997
                         (Pounds)'000  (Pounds)'000
Loss for the year             (28,668)      (83,177)
Capital contribution
 from former parent
 undertaking                       30            --
New share capital
 subscribed                   213,221            --
Expenses of share issue        (3,496)          303
Goodwill written off         (103,829)      (32,334)
                         --------------------------
                               77,258      (115,208)
Opening shareholders'
 funds                        240,218       317,476
                         --------------------------
CLOSING SHAREHOLDERS'
 FUNDS                        317,476       202,268
                         -------------------------

6.21 EXECUTIVE OPTION SCHEME
  On 24 March 1994 the Company adopted two executive share option schemes: the Approved Share Option Scheme (Inland Revenue approved) and the Unapproved Share Option Scheme both in substantially the same form, except as set out below.

  On 23 April 1996 the Company adopted the 1996 Unapproved Share Option Scheme in substantially the same form as the Approved Share Option Scheme.

  The Schemes are controlled by the Remuneration Committee ("the Committee") consisting wholly of non-executive Directors.

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

THE "APPROVED SCHEME" AND THE "1996 UNAPPROVED SCHEME"
  All employees and directors of the Group nominated by the Committee are eligible to participate if they:-

  (1) are required to devote substantially all of their working time to Group business.

  (2) are not expected to retire within two years from date of grant.

  Options granted are exercisable within a period of three to ten years from the date of grant and entitle the recipient to acquire ordinary shares in the Company at a price determined at the time the options were granted by the Committee. The price of the option is not less than the average of the mid-market value of a General Cable PLC ordinary share over the five trading days immediately preceding the data of grant or, if the Committee so decides, the value on the trading day prior to the date of grant (or the nominal value if greater).

  The options may only be exercised if, in respect of the last three annual accounting periods ended prior to the proposed date of exercise of the option General Cable PLC has, on the equity basis, exceeded the industry average in respect of both total revenue per home live, and equivalent TV penetration as certified by the Remuneration Committee.

  The grant of options to any participant is limited so that the aggregate price payable on the exercise of all options does not exceed four times the participant's annual remuneration. Options are normally only exercisable after three years from the date of grant by a participant who remains a director or employee. Options may, however, be exercised earlier in special circumstances such as death, disability, injury, redundancy or retirement or the employing company ceasing to be a member of the Group or at the discretion of the Committee for any other reason.

THE "APPROVED SCHEME"
  544,750 options were granted in 1995, 356,753 in 1996 and 557,999 in 1997.
Options over 1,339,469 shares were outstanding as at 31 December 1997.

  The outstanding options are exercisable as follows:

NUMBER           PRICE   EXERCISABLE BETWEEN
476,664  (Pounds) 1.91 14 Nov 1998 14 Nov 2005
289,881  (Pounds) 1.63 14 Aug 1999 14 Aug 2006
14,925   (Pounds) 2.01 26 Nov 1999 26 Nov 2006
86,448   (Pounds)1.965 14 Mar 2000 14 Mar 2007
123,176  (Pounds) 1.59 24 Jun 2000 24 Jun 2007
348,375  (Pounds) 1.00 05 Dec 2000 05 Dec 2007

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

THE "1996 UNAPPROVED SCHEME"
  376,726 options were granted in 1996 and 2,959,596 in 1997. Options over 3,330,512 shares were outstanding as at 31 December 1997.

  The outstanding options are exercisable as follows:

NUMBER                              PRICE         EXERCISABLE BETWEEN
306,239                     (Pounds) 1.63     14 Aug 1999     13 Aug 2003
64,677                      (Pounds) 2.01     26 Nov 1999     25 Nov 2003
790,355                     (Pounds)1.965     14 Mar 2000     14 Mar 2007
19,081                      (Pounds) 1.59     24 Jun 2000     24 Jun 2007
2,150,160                   (Pounds) 1.00     05 Dec 2000     05 Dec 2007

THE "UNAPPROVED SCHEME"

  Other than as set out below, the terms of the Approved Scheme apply to the Unapproved Scheme. Options granted are exercisable within a period of seven years less seven days from the date of grant and entitle the recipient to acquire ordinary shares in the Company at a price determined at the time the options were granted by the Committee. The price of the option is not less than the mid-market value of a General Cable PLC ordinary share on the trading day immediately preceding the date of grant or the nominal value if greater.

  No options were granted in 1995, 1996 or 1997 and options over 1,001,000 shares were outstanding as at 31 December 1997.

  The outstanding options are exercisable up to 18 April 2001 at (Pounds)1 per share.

6.22 PENSION COMMITMENTS

  Certain Group employees participate in defined contribution pension schemes. The assets of the schemes are held separately from the Group in an independently administered fund. The pension costs charge represents contributions payable by the Group to the fund and administered fund. The pension costs charge represents contributions payable by the Group by the fund and amounted to (Pounds)944,000 (1996: (Pounds)382,000, 1995: (Pounds)142,810).

  Contributions payable at the year end amounted to (Pounds)8,000 (1996 and 1995: (Pounds)nil).

  Certain employees of the Company were until 31 December 1997 members of the Energy and Technical Services PLC (ETS) (a subsidiary of Compagnie Generale des
Eaux) pension scheme which is if the defined benefit type with assets held in a separate trustee administered fund.

  The total pension cost for the Company was (Pounds)115,000 (1996:
(Pounds)65,566, 1995: (Pounds)33,293). The pension cost relating to the scheme is assessed in accordance with the advice of an independent qualified actuary using the projected unit method. The latest actuarial valuation of the scheme was at 1 April 1996. The assumptions that have the most significant effect on the valuation are those relating to the rate of return on investments, rate of increase in earnings and the rate of increase in pension. It is assumed that the investments return would be 9% per annum, earnings increases would be 7% per annum and that pension increased would increase at the rate of 4% per annum.

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

  At the date of the latest actuarial valuation, the market value of the assets of the scheme was (Pounds)32,160,000 and the actuarial value of the assets was sufficient to cover 102% of the benefits which had accrued to members, after allowing for expected future increase in earnings. There were no funding provisions or prepayments in the Balance Sheet as at 31 December 1995, 1996 or 1997.

  On 1 January 1998 the General Cable Group Personal Pension Plan was established. This is a defined contribution scheme, the assets of which are held in an independently administered fund.

  Former members of the ETS scheme have transferred to the new Group scheme with effect from 1 January 1998 in additional to certain other Group employees.

6.23FINANCIAL COMMITMENTS
  Annual commitments under non-cancellable operating leases are as follows:

                                    1996                      1997
                          ------------------------- -------------------------
                              LAND AND                  LAND AND
                             BUILDINGS        OTHER    BUILDINGS        OTHER
                          (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000
Expiring within one year           184          355          165          203
Expiring between one and
 two years inclusive               154           --          156          246
Expiring between two and
 five years inclusive              304          544          172          193
Expiring in over five
 years                             636           --        1,204           --
                          ---------------------------------------------------
                                 1,278          899        1,697          642
                          ---------------------------------------------------

6.24 CAPITAL COMMITMENTS
  Capital expenditure which has been contracted for but not provided for in the financial statements is (Pounds)11,078,000 (1996: (Pounds)21,978,000):

6.25 RELATED PARTY TRANSACTIONS

YCG
  In August 1993 the Company entered into a support agreement with YCG under which the Company provided management advice and support to YCG for which it was entitled to an annual fee of 1% of YCG's gross revenues, subject to a minimum of (Pounds)500,000. In the period ended 6 August 1996, the Company received (Pounds)424,000 (year ended 31 December 1995: (Pounds)500,000) under this agreement.

BCC
  In April 1994 the Company entered into a support agreement with BCC under which the Company provides financial and management advice to BCC for which it is entitled to an annual fee representing a percentage of the consolidated gross revenue of BCC and its subsidiaries. In the year ended 31 December 1997, the Company received (Pounds)220,000 (1996: (Pounds)173,000, 1995:
(Pounds)230,773) under this agreement. There was an outstanding balance of (Pounds)627,893 (1996: (Pounds)495,283, 1995: (Pounds)66,120) at 31 December
1997 under the agreement.

  During 1997 a loan of (Pounds)3,150,000 was made to BCC which was outstanding at 31 December 1997. A further loan of (Pounds)3,150,000 was made by the Company on 16 March 1998.

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

CGE
  In March 1995, the Company entered into a Relationship Agreement with CGE which provides for a geographical restriction on the fixed telecommunications network interests of CGE and the undertakings which it controls, to restrict CGE from carrying on specified activities in the United Kingdom. The restrictions apply so long as CGE owns 20% or more of the voting rights of the Company.

  The Relationship Agreement also provides that CGE will provide the Company with strategic advice and guidance in the management of the Company, assistance in the analysis of business plans, development projects and their financial implications and specific assistance in negotiations on telecommunications matters, for which the Company would pay CGE an annual fee of (Pounds)260,000 in 1995 (before indexation which is linked to the UK retail price index for future years). In the year ended 31 December 1997, the Company paid (Pounds)282,000 (1996: (Pounds)267,525) under this agreement. There was no outstanding balance at 31 December 1997 (1996: (Pounds)nil, 1995:
(Pounds)11,155).

GENERAL UTILITIES PLC
  The Company holds a lease of its principal place of business from General Utilities PLC (a subsidiary of CGE) of 37 Old Queen Street, London SW1 for a term of 15 years which commenced on 10 June 1994. The Company is not entitled to assign the lease or sublet the property, but the lease is excluded by an order of the Court from the security of tenure generally afforded to business tenants by statute and both General Utilities PLC and the Company are entitled to terminate the lease at the expiration of each five years of the term. In the year ended 31 December 1997 the Company paid rental and service charges of (Pounds)128,407 (1996: (Pounds)128,049, 1995: (Pounds)122,342) and there was no outstanding balance at 31 December 1995, 1996 or 1997.

6.26 ACCOUNTS OF ASSOCIATED UNDERTAKINGS
  Summarised financial statements (prepared in accordance with Group accounting policies) for Birmingham Cable Corporation:

  Summary consolidated profit and loss account:

                              1995          1996          1997
                      (Pounds)'000  (Pounds)'000  (Pounds)'000
Turnover                    39,004        52,330        67,039
                      ----------------------------------------
Operating costs            (48,894)      (62,128)      (80,866)
                      ----------------------------------------
Operating loss              (9,890)       (9,798)      (13,827)
Interest receivable         24,906        27,680        19,776
Interest payable           (25,388)      (33,562)      (34,036)
                      ----------------------------------------
Loss before taxation       (10,372)      (15,680)      (28,087)
Taxation                    (2,452)       (2,802)       (1,402)
                      ----------------------------------------
Loss after taxation        (12,824)      (18,482)      (29,489)
                      ----------------------------------------

-------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED FINANCIAL INFORMATION

-------------------------------------------------------------------------------
SECTION TWO                                            UK FINANCIAL INFORMATION

  Summarised consolidated balance sheet:

                                              1995          1996          1997
                                      (Pounds)'000  (Pounds)'000  (Pounds)'000
Fixed assets                               180,160       225,027       242,302
                                      ----------------------------------------
Current assets
Debtors                                     13,056        10,955        13,174
Secured cash deposit restricted for
 more than one year                        120,000        75,000            --
Cash at bank and in hand                     6,523         7,690         2,254
                                      ----------------------------------------
                                           139,579        93,645        15,428
Creditors: Amounts falling due
 within one year
Other creditors                            (21,540)      (36,074)      (28,428)
                                      ----------------------------------------
Net current assets/(liabilities)           118,039        57,571       (13,000)
                                      ----------------------------------------
Total assets less current
 liabilities                               298,199       282,598       229,302
Creditors: amounts falling due after
 more than one year
Other creditors                             (9,791)      (12,529)      (23,283)
Guaranteed redeemable preference
 shares in subsidiary                     (174,420)     (174,561)     (140,000)
                                      ----------------------------------------
Net assets                                 113,988        95,508        66,019
                                      ----------------------------------------


  Notes to the summarised financial statements:

  Turnover and gross margin

                                       1995          1996          1997
                               (Pounds)'000  (Pounds)'000  (Pounds)'000
TURNOVER
 Business telecommunications          4,767         7,004         9,463
 Residential telephony               17,706        24,066        30,483
 Cable television                    16,531        21,260        27,093
GROSS MARGIN
 Business telecommunications          2,553         4,754         6,517
 Residential telephony               12,478        19,086        22,567
 Cable television                     7,615         7,826         9,012
CERTAIN ITEMS
 Depreciation                       (13,619)      (17,918)      (24,476)
 Gross fixed assets                 211,044       274,568       327,563
 Operating cash flow (EBITDA)*        3,729         8,121        10,649

------------
* Operating cash flow is defined as earnings before interest, tax, depreciation and amortisation. This definition is commonly styled "EBITDA" and is not consistent with the definition employed in preparing UK cash flow statements in accordance with FRS1, which requires adjustment for movements in working capital.

SECTION TWO                                             UK FINANCIAL INFORMATION
--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED 31 MARCH
1998

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

GENERAL CABLE

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED 31 MARCH
1998

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

  Set out below and concluding on page II-88 is an extract from the text of General Cable's unaudited results for the three months ended 31 March 1998, which were announced on 17 June 1998:

  "HIGHLIGHTS

  Compared to the three months ended 31 March 1997:

  .Equity revenues up 24% to (Pounds)38,074,000 including acquisitions

  . Equity operating cashflow increased to (Pounds)8,974,000 (1997 (Pounds)3,933,000). Consolidated operating cashflow increased to (Pounds)7,627,000 (1997 (Pounds)2,649,000)

  . 168,000 residential telephone lines (up 22%), 113,000 cable television customers (up 2%) and 48,500 business exchange lines connected (up 45%)

  Commenting on the results, Sir Anthony Cleaver, Chairman, General Cable PLC, said:

  "I am pleased to report another period of growth in both turnover and operating cashflow. Results are in line with our expectations and growth in the business is leading to the improvement in operating losses which is now our main objective.

  The business is well placed to benefit from consolidation of our industry and a further announcement regarding progress of the proposed merger with Telewest Communications plc will be made in due course."

       CHAIRMAN'S STATEMENT FOR THE THREE MONTHS ENDED 31 MARCH 1998

  "I am pleased to report our results for the quarter which are in line with our expectations.

  On 13 March 1997, the Group acquired Imminus Limited, a Managed Data Network Service Company. The consolidated results include a full contribution from this date. The equity results of the Group are stated on the basis that this acquisition took place on 1 January 1997.

  In 1997, we announced a change in our operating strategy, to emphasise supply of cable television in those circumstances where the Group could be profitable. This involves supplying cable television predominantly to customers who also take residential telephony. Our objective in making this change was to eliminate the losses that we had been incurring through supplying cable television on the previous basis. In so doing, we recognised that we would initially experience a fall in the rate of customer acquisition in television services, and this has happened.

  Birmingham Cable Corporation ("BCC"), our associated company in which the Group holds 45%, had a satisfactory quarter, growing operating cashflow to (Pounds)4,197,000 from (Pounds)1,939,000 in 1997.

--------------------------------------------------------------------------------

GENERAL CABLE

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED 31 MARCH
1998

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

FINANCIAL RESULTS

  Consolidated revenues increased by 42% compared with the quarter ended 31 March 1997, reaching (Pounds)31,987,000. On this basis, the Group derived 40% of revenues from business telecommunications, 37% from residential telephony and 23% from cable television.

  Margins in business telecoms reflected the mix of business achieved in the quarter. The residential telephony margin fell slightly to 75% reflecting pricing and interconnect cost of sale changes. The long decline in cable television margins was reversed, reflecting significant price increases in the last quarter of the year, in accordance with our revised operating strategy.

  Equity operating cashflow improved significantly to (Pounds)8,974,000 from (Pounds)3,933,000 in 1997, and on a consolidated basis to (Pounds)7,627,000 from (Pounds)2,649,000 in 1997.

  As expected, the consolidated operating loss improved from (Pounds)6,196,000 to (Pounds)3,090,000. This reflects the growth in operating cashflow and the acquisition of Imminus outweighing increased depreciation charges in the Group.

  The share of losses of associated companies increased from (Pounds)2,725,000 to (Pounds)5,366,000 on the growth in operating cashflow in the year offset by increased depreciation and interest charges in BCC.

  The consolidated net interest charge increased following increases in borrowings to fund network build and new customer connections. The Group is expected to fund network expansion and new customer connections and services during 1998 through increasing borrowings and this will lead to higher interest charges.

  Including minority interests and taxation, the overall loss for the period was (Pounds)11,421,000 compared with (Pounds)11,561,000.

  As previously stated, the franchise build was substantially complete in TCC and BCC by the end of 1997. In YCG, the franchise build continues, but at a much slower rate than previously.

OPERATING RESULTS

 RESIDENTIAL SERVICES

  Network reach extended from 56% built out at 31 March 1997 to 67% at 31 March 1998, excluding BCC. 29% of homes that we have marketed take a service from us and 46% of customers take both services.

  Total homes taking a service from the Group have increased by 16% from 166,000 at 31 March 1997 to 192,000 at 31 March 1998. The Group now serves a total of 168,000 residential telephony subscribers and 113,000 cable television customers. In addition BCC has connected 158,000 customers to either or both services, up 10% on 1997.

  As expected, overall net churn improved in television compared to the three months ended 31 March 1997. Churn rose slightly in residential telephony to 18%.

--------------------------------------------------------------------------------

GENERAL CABLE

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED 31 MARCH
1998

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

 TELEPHONY

  Lines connected have increased by 23% to 167,700. Penetration was maintained at 25% due to the slowdown in acquisition of dual customers resulting from cable television price increases in the final quarter of 1997.

  Despite ongoing price reductions throughout the market, overall revenues per customer exceeded our expectations and were up by 3% at (Pounds)282 per annum compared to the three months ended 31 March 1997. Further price reductions are expected in 1998.

 CABLE TELEVISION

  Cable television penetration fell to 17%. The rate of customer acquisition has slowed following the price rises for premium channels imposed in the final quarter of 1997 and consequently penetration has, as expected, fallen. It is anticipated that this trend will continue throughout 1998.

  Our offer has continued to evolve, and during March we participated in the launch of Front Row, a pay per view service operated by a joint venture of which General Cable is a shareholder. Initial take up has been encouraging, particularly in areas where impulse ordering is available. Further developments in the product offering are anticipated for later in 1998.

  Overall revenues per customer improved by some 11% to (Pounds)252 per annum on price increases. The pay to basic ratio, the number of pay channels taken divided by the number of basic subscribers, held at 129%.

 BUSINESS TELECOMMUNICATIONS

  General Telecom had another strong quarter, with lines connected up 45% on 31 March 1997 to 48,500. In addition, the managed data network business performed satisfactorily.

  Tariff reductions continued again throughout 1997 and further reductions for basic voice telephony service are anticipated for 1998. However, exchange line and other service growth, led to contribution ahead at (Pounds)5,100,000, compared to (Pounds)4,230,000, excluding Imminus.

 NETWORKS

  1998 is intended to be a year in which network extension is slowed, having obtained the assent from Oftel regarding the relaxation in our build milestone commitments. Instead, investment will be focused on extending our networks' capabilities, including implementation of digital television technology.

  We anticipate being able to place orders with our equipment suppliers for digital television technology in the near future, consistent with our aim of being able to offer the advantages of digital television as soon as possible.

 BIRMINGHAM

  BCC, which is not managed by the Group, grew all areas of its business. Network extension was substantially complete by the end of the year. Reported penetrations have been increased by a reduction in homes recorded as passed and marketed of 15,000 homes, following an audit of the relevant database.

--------------------------------------------------------------------------------

GENERAL CABLE

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED 31 MARCH
1998

--------------------------------------------------------------------------------
SECTION TWO                                             UK FINANCIAL INFORMATION

  The Company instituted a policy of encouraging further take up of dual services through changing its discount to residential customers of both services from the television to the telephony service in the later part of 1997. This has distorted the reported results of the television and telephony services. Cable television penetration fell to 28% from 30% on price rises, although residential telephony penetration improved to 31% from 28%. Revenues and margins per subscriber were satisfactory

  Business services developed satisfactorily, with exchange lines connected up from 12,200 to 20,900.

  Financial results progressed, with turnover 22% ahead at (Pounds)18,779,000 and operating cashflow ahead 116% at (Pounds)4,197,000. The Group's share of losses grew from (Pounds)2,725,000 to (Pounds)5,366,000 on higher interest and depreciation charges.

CONCLUSION

  The operating results in 1998 are in line with our expectations and provide us with confidence that we will achieve our objectives of rapidly reducing accounting losses and establishing sustainable profitability.

  On 15 April 1998 we announced that the terms of a proposed merger between the Group and Telewest Communications plc had been agreed, with documents expected to be posted before the end of June. Significant further progress towards completion of that merger has been made and a further announcement will be made in due course."

Sir Anthony Cleaver

Chairman

17 June 1998

SECTION TWO                                             UK FINANCIAL INFORMATION
--------------------------------------------------------------------------------

GENERAL CABLE

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED 31 MARCH
1998

--------------------------------------------------------------------------------

PROFIT AND LOSS ACCOUNT FOR THE PERIOD ENDED 31 MARCH 1998

--------------------------------------------------------------------------------

                                          3 MONTHS      3 MONTHS
                                             ENDED         ENDED    YEAR ENDED
                                          31 MARCH      31 MARCH   31 DECEMBER
                                              1998          1997          1997
                                         UNAUDITED     UNAUDITED       AUDITED
                                      (Pounds)'000  (Pounds)'000  (Pounds)'000
TURNOVER
  Continuing operations                     31,987        21,790        98,238
  Acquisition                                   --           755        13,610
                                      ----------------------------------------
                                            31,987        22,545       111,848
Operating costs                            (35,077)      (28,741)     (132,525)
                                      ----------------------------------------
OPERATING (LOSS)/ PROFIT
  Continuing operations                     (3,090)       (6,291)      (22,960)
  Acquisition                                   --            95         2,283
                                      ----------------------------------------
                                            (3,090)       (6,196)      (20,677)
Share of losses of associated
 undertakings                               (5,366)       (2,725)      (12,626)
Reorganisation costs                            --            --       (36,648)
Interest receivable and similar
 income                                      8,411         3,527        17,707
Interest payable and similar charges       (12,191)       (6,472)      (36,707)
                                      ----------------------------------------
Loss on ordinary activities before
 taxation                                  (12,236)      (11,866)      (88,951)
Taxation                                        --          (315)          212
                                      ----------------------------------------
Loss on ordinary activities after
 taxation                                  (12,236)      (12,181)      (88,739)
Minority interest--equity                      815           620         5,562
                                      ----------------------------------------
Loss for the period                        (11,421)      (11,561)      (83,177)
                                      ----------------------------------------
LOSS PER ORDINARY SHARE                      (3.2p)        (3.2p)       (22.8p)

SECTION TWO                                             UK FINANCIAL INFORMATION
--------------------------------------------------------------------------------

GENERAL CABLE

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED 31 MARCH
1998

--------------------------------------------------------------------------------

BALANCE SHEET AT 31 MARCH 1998

--------------------------------------------------------------------------------

                                     31 MARCH        31 MARCH     31 DECEMBER
                                         1998            1997            1997
                                    UNAUDITED       UNAUDITED         AUDITED
                               (Pounds)'000'S  (Pounds)'000'S  (Pounds)'000'S
FIXED ASSETS
Tangible assets                    494,756         438,176         488,928
Investments
  Associated undertakings           24,310          39,891          29,675
  Subsidiary undertakings               --              --              --
  Other investments                    213             193             312
                               -------------------------------------------
                                   519,279         478,260         518,915
                               -------------------------------------------
CURRENT ASSETS
Stocks                                  --             463              --
Debtors: amounts falling due
 after more than one year               72           1,505              72
Debtors: amounts falling due
 within one year                    32,293          27,511          36,162
Secured cash deposit
 restricted for more than one
 year                              186,379         150,516         179,424
Cash at bank and in hand            24,881          30,514          21,664
                               -------------------------------------------
                                   243,625         210,509         237,322
                               -------------------------------------------
CREDITORS: amounts falling
 due within one year               (76,296)        (97,517)        (76,118)
NET CURRENT ASSETS                 167,329         112,992         161,204
                               -------------------------------------------
TOTAL ASSETS LESS CURRENT
 LIABILITIES                       686,608         591,252         680,119
CREDITORS: amounts falling
 due after more than one year     (485,815)       (310,652)       (466,573)
Provisions for liabilities
 and charges                        (9,762)             --         (10,277)
Minority interests--equity            (184)         (5,943)         (1,001)
                               -------------------------------------------
NET ASSETS                         190,847         274,657         202,268
                               -------------------------------------------

SECTION TWO                                             UK FINANCIAL INFORMATION
--------------------------------------------------------------------------------

GENERAL CABLE

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED 31 MARCH
1998

--------------------------------------------------------------------------------

OPERATING STATISTICS--GROUP BASIS

--------------------------------------------------------------------------------

                                    QUARTER ENDED  QUARTER ENDED     YEAR ENDED
                                         31 MARCH       31 MARCH    31 DECEMBER
                                             1998           1997           1997
Percentage built                              67%            56%            66%
Annualised average revenue per
 home live                            (Pounds)184    (Pounds)154    (Pounds)185
Penetration of homes taking a
 service (homes marketed)                     29%            31%            29%
Operating cashflow (consolidated)   (Pounds)7,627  (Pounds)2,649 (Pounds)19,955
CABLE TV
Homes live                                702,300        586,082        687,400
Subscribers                               113,200        110,800        116,800
Penetration (of homes marketed)               17%            20%            18%
Annualised average revenue per
 customer                             (Pounds)252    (Pounds)227    (Pounds)244
Gross churn                                   40%            52%            40%
Net churn                                     34%            45%            33%
Pay-to-basic ratio                           129%           130%           143%
RESIDENTIAL TELEPHONY
Homes live                                704,800        586,100        689,600
Subscribers                               167,700        137,200        163,500
Penetration (of homes marketed)               25%            25%            25%
Annualised average revenue per
 customer                             (Pounds)282    (Pounds)274    (Pounds)284
Gross churn                                   26%            25%            25%
Net churn                                     18%            16%            16%
BUSINESS TELECOMMUNICATIONS
Business exchange lines ("BEL")            48,500         33,500         45,300
Annualised average revenue per
 BEL (including Imminus)            (Pounds)1,116  (Pounds)1,271  (Pounds)1,211
TURNOVER (000'S)
Business telecommunications
 (including Imminus)               (Pounds)13,023 (Pounds)10,158 (Pounds)45,915
Residential telephony              (Pounds)11,712  (Pounds)9,109 (Pounds)41,340
Cable television                    (Pounds)7,252  (Pounds)6,316 (Pounds)27,569
GROSS MARGIN (000'S)
Business telecommunications
 (including Imminus)                (Pounds)7,440  (Pounds)6,311 (Pounds)27,488
Residential telephony               (Pounds)8,811  (Pounds)7,008 (Pounds)33,011
Cable television                    (Pounds)3,343  (Pounds)2,392 (Pounds)11,450
GROSS MARGIN (%)
Business telecommunications
 (including Imminus)                          57%            62%            60%
Residential telephony                         75%            77%            80%
Cable television                              46%            38%            42%

  The aggregate figures represent 100% of the item concerned for the whole period for TCC, YCG, Imminus and General Cable unless stated otherwise.

SECTION TWO                                             UK FINANCIAL INFORMATION
--------------------------------------------------------------------------------

GENERAL CABLE

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED 31 MARCH
1998

--------------------------------------------------------------------------------

OPERATING STATISTICS--EQUITY BASIS

--------------------------------------------------------------------------------

                                  QUARTER ENDED  QUARTER ENDED      YEAR ENDED
                                       31 MARCH       31 MARCH     31 DECEMBER
                                           1998           1997            1997
Percentage built                            71%            60%             70%
Annualised average revenue per
 home live                          (Pounds)179    (Pounds)176     (Pounds)180
Turnover ((Pounds)'000)          (Pounds)38,074 (Pounds)30,547 (Pounds)136,589
Operating cashflow
 ((Pounds)'000)                   (Pounds)8,974  (Pounds)3,933  (Pounds)24,479
Penetration of homes taking a
 service (homes marketed)                   31%            32%             31%
CABLE TV
Homes live                              852,200        717,900         841,200
Subscribers                             158,700        154,600         161,700
Penetration (of homes marketed)             20%            23%             20%
Annualised average revenue per
 customer                           (Pounds)255    (Pounds)224     (Pounds)239
Gross churn                                 38%            46%             39%
Net churn                                   33%            40%             34%
Pay-to-basic ratio                         131%           133%            150%
RESIDENTIAL TELEPHONY
Homes live                              852,200        717,900         841,200
Subscribers                             214,000        177,800         208,700
Penetration (of homes marketed)             26%            26%             26%
Annualised average revenue per
 customer                           (Pounds)271    (Pounds)268     (Pounds)276
Gross churn                                 25%            25%             26%
Net churn                                   18%            18%             19%
BUSINESS TELECOMMUNICATIONS
Business exchange lines ("BEL")          53,800         35,800          49,900
Annualised average revenue per
 BEL                              (Pounds)1,045  (Pounds)1,037   (Pounds)1,154
TURNOVER (000'S)
Business telecommunications      (Pounds)13,502 (Pounds)10,297  (Pounds)46,948
Residential telephony            (Pounds)14,345 (Pounds)11,585  (Pounds)51,871
Cable television                 (Pounds)10,227  (Pounds)8,665  (Pounds)37,592
GROSS MARGIN
Business telecommunications                 59%            62%             60%
Residential telephony                       74%            76%             79%
Cable television                            46%            35%             39%

SECTION TWO                                             UK FINANCIAL INFORMATION
--------------------------------------------------------------------------------

GENERAL CABLE

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED 31 MARCH
1998

--------------------------------------------------------------------------------

BIRMINGHAM CABLE CORPORATION LIMITED

OPERATING STATISTICS

--------------------------------------------------------------------------------





                                    QUARTER ENDED  QUARTER ENDED     YEAR ENDED
                                         31 MARCH       31 MARCH    31 DECEMBER
                                             1998           1997           1997
Percentage built                              95%            90%            95%
Annualised average revenue per
 home live                            (Pounds)170    (Pounds)161    (Pounds)164
Turnover ((Pounds)'000)            (Pounds)18,779 (Pounds)15,351 (Pounds)67,039
Operating cashflow ((Pounds)'000)   (Pounds)4,197  (Pounds)1,939 (Pounds)10,604
Penetration of homes taking a
 service (homes marketed)                     38%            37%            36%
CABLE TV
Homes marketed                            414,700        385,200        429,638
Homes live                                436,400        386,700        444,100
Subscribers                               117,700        113,800        117,000
Penetration (of homes marketed)               28%            30%            27%
Annualised average revenue per
 customer                             (Pounds)268    (Pounds)224    (Pounds)235
Gross churn                                   33%            31%            38%
Net churn                                     31%            28%            35%
Pay-to-basic ratio                           144%           146%           173%
RESIDENTIAL TELEPHONY
Homes marketed                            414,700        385,200        429,638
Homes live                                436,400        386,700        444,100
Subscribers                               126,600        109,200        123,400
Penetration (of homes marketed)               31%            28%            29%
Annualised average revenue per
 customer                             (Pounds)251    (Pounds)264    (Pounds)265
Gross churn                                   22%            27%            30%
Net churn                                     20%            25%            28%
BUSINESS TELECOMMUNICATIONS
Business exchange lines ("BEL")            20,900         12,200         19,400
Annualised average revenue per
 BEL                                  (Pounds)606    (Pounds)673    (Pounds)684
TURNOVER ((Pounds)'000)
Business telecommunications         (Pounds)3,048  (Pounds)1,988  (Pounds)9,463
Residential telephony               (Pounds)7,864  (Pounds)7,055 (Pounds)30,483
Cable television                    (Pounds)7,867  (Pounds)6,308 (Pounds)27,094
GROSS MARGIN
Business telecommunications                   70%            65%            69%
Residential telephony                         70%            73%            74%
Cable television                              46%            30%            34%

SECTION TWO                                             UK FINANCIAL INFORMATION
--------------------------------------------------------------------------------

GENERAL CABLE

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED 31 MARCH
1998

--------------------------------------------------------------------------------

OPERATING STATISTICS--ADDITIONAL INFORMATION

--------------------------------------------------------------------------------

                                         QUARTER ENDED  YEAR ENDED
                                              31 MARCH 31 DECEMBER
                                                  1998        1997
THE CABLE CORPORATION LTD
Percentage built                                   95%         94%
CABLE TV
Homes marketed                                 281,065     276,761
Subscribers                                     45,482      47,652
Penetration (of homes marketed)                    16%         17%
Annualised average revenue per customer    (Pounds)295 (Pounds)284
Gross churn                                        47%         36%
Pay-to-basic ratio                                181%        186%
RESIDENTIAL TELEPHONY
Homes marketed                                 283,602     278,883
Subscribers                                     64,130      62,458
Penetration (of homes marketed)                    23%         22%
Annualised average revenue per customer    (Pounds)345 (Pounds)349
Gross churn                                        29%         26%
BUSINESS TELECOMMUNICATIONS
Business exchange lines ("BEL")                 25,100      24,230
Annualised average revenue per BEL         (Pounds)880 (Pounds)932
YORKSHIRE CABLE GROUP LTD
Percentage built                                   57%         56%
CABLE TV
Homes marketed                                 385,753     372,553
Subscribers                                     67,714      69,154
Penetration (of homes marketed)                    18%         19%
Annualised average revenue per customer    (Pounds)223 (Pounds)216
Gross churn                                        36%         43%
Pay-to-basic ratio                                 94%        113%
RESIDENTIAL TELEPHONY
Homes marketed                                 385,753     372,553
Subscribers                                    103,547     101,039
Penetration (of homes marketed)                    27%         27%
Annualised average revenue per customer    (Pounds)243 (Pounds)244
Gross churn                                        25%         24%
BUSINESS TELECOMMUNICATIONS
Business exchange lines ("BEL")                 23,370      21,031
Annualised average revenue per BEL         (Pounds)543 (Pounds)567"

SECTION THREE                                           UK FINANCIAL INFORMATION
--------------------------------------------------------------------------------
SECTION THREE

UK GAAP PRO FORMA FINANCIAL INFORMATION OF THE COMBINED GROUP

--------------------------------------------------------------------------------

SECTION THREE                                           UK FINANCIAL INFORMATION
--------------------------------------------------------------------------------
THE COMBINED GROUP

UK GAAP PRO FORMA FINANCIAL INFORMATION

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE COMBINED GROUP

UK GAAP PRO FORMA FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION THREE                                           UK FINANCIAL INFORMATION

BASIS OF INFORMATION

  Set out below is the unaudited pro forma statement of net assets as at 31 March 1998 and profit and loss account for the year ended 31 December 1997 of Telewest Communications plc. These have been prepared in accordance with the accounting policies of the Telewest Group.

  The unaudited pro forma profit and loss account and statement of net assets ("unaudited pro forma financial information') is based on the results and net assets of Telewest Communications plc and adjusted to reflect the acquisition of General Cable PLC as if it had been completed on 1 January 1997 for the profit and loss account and 31 March 1998 for the statement of net assets. Goodwill has been calculated on the estimated fair value of the net assets of General Cable PLC at 31 March 1998.

  Because of the nature of the unaudited pro forma financial information, the unaudited pro forma statement of net assets and profit and loss accounts may not give a true picture of the Combined Group's financial position or results and has been prepared for illustrative purposes only.

--------------------------------------------------------------------------------
THE COMBINED GROUP

UK GAAP PRO FORMA FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION THREE                                           UK FINANCIAL INFORMATION

NET ASSETS

                             TELEWEST  GENERAL CABLE
                             AS AT 31       AS AT 31                       PRO FORMA
                           MARCH 1998     MARCH 1998    ADJUSTMENTS         COMBINED
                                       -------------------------------
                                              (i)      (ii)     (iii)
                         (Pounds)'000   (Pounds)'000   (Pounds)'000     (Pounds)'000
FIXED ASSETS
 Intangible                        --             --  845,434  (52,840)      792,594
 Tangible                   1,707,390        494,756       --       --     2,202,146
 Investments                   77,993         24,523  (25,666)      --        76,850
                         -----------------------------------------------------------
                            1,785,383        519,279  819,768  (52,840)    3,071,590
                         -----------------------------------------------------------
CURRENT ASSETS
 Stocks                            96             --       --       --            96
 Debtors                       81,741         32,365       --       --       114,106
 Secured cash deposit
  restricted for more
  than one year                    --        186,379       --       --       186,379
 Cash at bank and in
  hand                         43,875         24,881       --       --        68,756
                         -----------------------------------------------------------
                              125,712        243,625       --       --       369,337
CREDITORS: AMOUNTS
 FALLING DUE WITHIN ONE
 YEAR                        (228,100)       (76,296) (32,386)      --      (336,782)
                         -----------------------------------------------------------
 Net current
  assets/(liabilities)       (102,388)       167,329  (32,386)      --        32,555
                         -----------------------------------------------------------
 Total assets less
  current liabilities       1,682,995        686,608  787,382  (52,840)    3,104,145
 Creditors: amounts
  falling due after more
  than one year            (1,484,400)      (485,815)   6,000       --    (1,964,215)
 Provisions for
  liabilities and
  charges                          --         (9,762)      --       --        (9,762)
 Minority interests              (666)          (184)     184       --          (666)
                         -----------------------------------------------------------
 Net assets                   197,929        190,847  793,566  (52,840)    1,129,502
                         -----------------------------------------------------------

--------------------------------------------------------------------------------
THE COMBINED GROUP

UK GAAP PRO FORMA FINANCIAL INFORMATION

--------------------------------------------------------------------------------
SECTION THREE                                           UK FINANCIAL INFORMATION
PROFIT AND LOSS ACCOUNT

                                             GENERAL
                              TELEWEST         CABLE
                            YEAR ENDED    YEAR ENDED
                           31 DECEMBER   31 DECEMBER                                 PRO FORMA
                                  1997          1997         ADJUSTMENTS              COMBINED
                                                (I)           (II)         (III)
                                        ----------------------------------------
                          (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000
Turnover                       386,498       111,848            --            --       498,346
Operating costs               (514,262)     (132,525)           --       (42,272)     (689,059)
                          --------------------------------------------------------------------
Operating loss                (127,764)      (20,677)           --       (42,272)     (190,713)
Share of results of
 associated undertakings       (21,312)      (12,626)           --            --       (33,938)
Reorganisation costs                --       (36,648)           --            --       (36,648)
Other interest
 receivable and similar
 income                          9,097        17,707            --            --        26,804
Interest payable and
 similar charges              (169,930)      (36,707)           --            --      (206,637)
                          --------------------------------------------------------------------
Loss on ordinary
 activities before tax        (309,909)      (88,951)           --       (42,272)     (441,132)
Tax on loss on ordinary
 activities                       (521)          212            --            --          (309)
                          --------------------------------------------------------------------
Loss on ordinary
 activities after
 taxation                     (310,430)      (88,739)           --       (42,272)     (441,441)
Minority interests                (293)        5,562        (5,562)           --          (293)
                          --------------------------------------------------------------------
Retained loss for the
 financial year               (310,723)      (83,177)       (5,562)      (42,272)     (441,734)
                          --------------------------------------------------------------------

SECTION THREE                                           UK FINANCIAL INFORMATION

NOTES

  The relevant financial information for the purpose of preparing the unaudited pro forma financial information has been based on the unaudited consolidated quarterly financial statements of Telewest for the three months ended 31 March 1998 and the audited consolidated financial statements of Telewest for the year ended 31 December 1997 as set out elsewhere in this document.

  The adjustments made in preparing the pro forma financial information of the Combined Group are explained below:

ADJUSTMENT (I)

  -- to reflect the net assets and profit and loss account of General Cable PLC ("General Cable") based on the unaudited consolidated quarterly financial statements of General Cable for the three months ended 31 March 1998 and the audited consolidated financial statements for the year ended 31 December 1997 as set out elsewhere in this document;

ADJUSTMENT (II)

  -- to reflect the issue of approximately 454 million new Telewest shares and (Pounds)243.5 million (including costs associated with the cash cancellation of the General Cable options) for the acquisition of General Cable PLC resulting in a total purchase consideration before costs of (Pounds)965.6 million and goodwill of (Pounds)845.4 million;

  -- to reflect the issue of approximately 261 million new Telewest shares under the Pre-emptive Issue at a price of 92.5p per share;

  -- to reflect the estimated costs of the transaction (including the cash cancellation of the General Cable options and the estimated excess of the proceeds of the Pre-emptive Issue over the cash element of the purchase consideration) of (Pounds)32.4 million;

  -- to eliminate Telewest's existing investment in Cable Corporation of (Pounds)25.7 million, the minority interest recorded in General Cable's balance sheet attributable to Telewest's investment therein amounting to (Pounds)0.2 million at 31 March 1998 and (Pounds)5.6 million for the year ended 31 December 1997 and a loan of (Pounds)6 million from Telewest to Cable Corporation, all of which now eliminate on consolidation.

ADJUSTMENT (III)

  -- to reflect the amortisation of goodwill arising from the acquisition of General Cable over 20 years with effect from 1 January 1997 comprising (Pounds)42.3 million for the year ended 31 December 1997 and (Pounds)10.6 million for the three months ended 31 March 1998.

  The adjustment relating to the amortisation of goodwill will have an ongoing effect on the Combined Group's profit and loss account.

[LOGO OF KPMG APPEARS HERE]

PO Box 89612.35
8 Salisbury Square
London EC4Y 8BB
United Kingdom

The Directors
Telewest Communications plc
Genesis Business Park
Albert Drive
Woking
Surrey
GU21 5RW

The Directors
J Henry Schroder & Co Limited
120 Cheapside
London
EC2V 6DS


29 June 1998

Dear Sirs

Telewest Communications plc ("Telewest")

   We have reviewed the calculations and basis of preparation of the pro forma profit and loss account for the year ended 31 December 1997 and pro forma statement of net assets of the Combined Group (for the purposes of this letter, the Combined Group shall refer to Telewest as enlarged by the acquisition of General Cable PLC) as at 31 March 1998 (the "pro forma financial information"), for which the Directors of Telewest are solely responsible. The pro forma financial information, which has been prepared for illustrative purposes only, is set out in Part II of the prospectus and listing particulars dated 29 June 1998.

   We conducted our work in accordance with Statements of Investment Circular Reporting Standards issued by the Auditing Practices Board.

   In our opinion:

 . the pro forma financial information has been properly compiled on the basis of preparation set out therein;

 .  such basis is consistent with the accounting policies of Telewest; and

 . the adjustments are appropriate for the purposes of the pro forma financial information as disclosed pursuant to paragraph 12.29 of the Listing Rules.

   The above opinion is provided solely on the basis of and in accordance with standards and practice established in the United Kingdom. In the United States, reporting standards and practice are different and the role of the reporting accountant does not provide for an opinion in the manner referred to above. Accordingly, this opinion should not be relied upon as if it has been provided in accordance with United States standards.

                                                  Yours faithfully

                                                  KPMG Audit Plc



                                     II-95                  GENERAL INFORMATION

--------------------------------------------------------------------------------
                                                                        PART III
                                                                ----------------
--------------------------------------------------------------------------------




                            US FINANCIAL INFORMATION
                                  RELATING TO
                          TELEWEST COMMUNICATIONS PLC
                                      AND
                               GENERAL CABLE PLC


                                     III-1

                                                        US FINANCIAL INFORMATION


CONTENTS -- PART III
--------------------------------------------------------------------------------
                                                                            Page
SECTION ONE
----------------------------------------------------------------------------
US GAAP FINANCIAL INFORMATION OF TELEWEST.............................    III-3
 US GAAP Selected Financial Information...............................    III-4
 US GAAP Management's Discussion and Analysis of Financial Condition
  and Results of Operations...........................................    III-7
 US GAAP Audited Consolidated Financial Statements....................   III-19
 US GAAP Unaudited Condensed Consolidated Financial Statements........   III-48

SECTION TWO
----------------------------------------------------------------------------
UK GAAP FINANCIAL INFORMATION OF GENERAL CABLE (WITH RECONCILIATION TO
 US GAAP).............................................................   III-55
 UK GAAP Selected Consolidated Financial Information..................   III-56
 UK GAAP Management's Discussion and Analysis of Financial Condition
  and Results of Operations...........................................   III-62
 UK GAAP Audited Consolidated Financial Statements with a
  Reconciliation of Net Income and Shareholders' Equity to US GAAP....   III-86
 UK GAAP Audited Consolidated Financial Statements of Birmingham Cable
  with a Reconciliation of Net Income and Shareholders' Equity to US
  GAAP................................................................  III-123
 UK GAAP Unaudited Financial Information for the Three Months ended 31
  March 1998..........................................................  III-144

SECTION THREE
----------------------------------------------------------------------------
US GAAP UNAUDITED PRO FORMA FINANCIAL INFORMATION, CAPITALIZATION AND
 COMPARATIVE PER SHARE INFORMATION OF THE COMBINED GROUP..............  III-156
 US GAAP Unaudited Pro Forma Financial Information....................  III-157
 US GAAP Unaudited Pro Forma Capitalization...........................  III-163
 US GAAP Unaudited Pro Forma Comparative per Share Information........  III-165
 US GAAP Dilution.....................................................  III-168

SECTION FOUR
----------------------------------------------------------------------------
EXPERTS...............................................................  III-171
 Experts..............................................................  III-172

                                     III-2

SECTION ONE                                             US FINANCIAL INFORMATION
--------------------------------------------------------------------------------
SECTION ONE

US GAAP FINANCIAL INFORMATION OF TELEWEST
--------------------------------------------------------------------------------

                                     III-3

SECTION ONE                                             US FINANCIAL INFORMATION
--------------------------------------------------------------------------------
TELEWEST

US GAAP SELECTED FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                     III-4

--------------------------------------------------------------------------------
TELEWEST

US GAAP SELECTED FINANCIAL INFORMATION
--------------------------------------------------------------------------------
SECTION ONE                                             US FINANCIAL INFORMATION

  The selected consolidated financial data set forth below for the Predecessor Businesses (for definition, see note 1, page III-6) as at and for the year ended December 31, 1993, the Joint Venture (for definition, see note 2, page III-6) as at and for the year ended December 31, 1994 and for Telewest as of December 31, 1995, 1996 and 1997, and for the three year period ended December 31, 1997 has been extracted or derived from the audited consolidated financial statements of the Predecessor Business, the Joint Venture and Telewest. The selected consolidated financial data set forth below as at March 31, 1998 and for the three months ended March 31, 1997 and 1998 is derived from the unaudited condensed consolidated financial statements of Telewest included elsewhere herein and which, in the opinion of Telewest reflect all normal and recurring adjustments necessary to present fairly the financial position and results of operations of the unaudited period. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the results for the entire year.

  The selected financial data should be read in conjunction with, and is qualified in its entirety, by reference to "Management's Discussion and Analysis of Financial Condition and Results of Operations' and the consolidated financial statements of Telewest and the related notes thereto included elsewhere in this Part III.


                                     III-5

-------------------------------------------------------------------------------
TELEWEST

US GAAP SELECTED FINANCIAL INFORMATION
-------------------------------------------------------------------------------
SECTION ONE                                            US FINANCIAL INFORMATION

                                               YEAR ENDED DECEMBER 31,
                          --------------------------------------------------------------------
                                                                                                     THREE MONTHS
                           PREDECESSOR     JOINT                                                         ENDED
                          BUSINESSES(1)  VENTURE(2)                    TELEWEST                        MARCH 31,
                          ------------- ------------    -------------------------------------- -------------------------
                                   1993         1994         1995(3)         1996         1997         1997         1998
                           (Pounds)'000 (Pounds)'000    (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000
                                                                                                      (UNAUDITED)
INCOME STATEMENT DATA:
REVENUE
Cable television              20,729        35,875          64,740      121,224      159,918       38,101       44,180
Telephony--residential        11,261        23,471          57,597      125,013      166,645       39,674       48,436
Telephony--business            4,908         8,812          17,449       34,562       43,882        9,287       13,502
Other                          3,440         3,869           4,998        9,467       16,053        3,328        4,306
                          ----------------------------------------------------------------------------------------------
TOTAL REVENUE                 40,338        72,027         144,784      290,266      386,498       90,390      110,424
                          ----------------------------------------------------------------------------------------------
OPERATING COSTS AND
 EXPENSES:
Programming                   (8,403)      (15,500)        (32,194)     (69,906)     (93,441)     (23,198)     (25,257)
Telephony                    (10,203)      (14,714)        (29,526)     (52,572)     (50,145)     (14,379)     (14,201)
Selling, general and
 administrative              (32,505)      (60,414)       (105,388)    (167,323)    (193,335)     (45,529)     (45,207)
Depreciation                 (17,635)      (30,320)        (60,019)    (129,716)    (177,341)     (37,456)     (46,724)
Amortisation                    (840)       (1,827)         (7,854)     (26,149)     (26,395)      (6,594)      (6,599)
                          ----------------------------------------------------------------------------------------------
OPERATING LOSS               (29,248)      (50,748)        (90,197)    (155,400)    (154,159)     (36,766)     (27,564)
                          ----------------------------------------------------------------------------------------------
Share of loss of affili-
 ates                         (7,540)       (8,466)        (12,777)     (15,973)     (21,696)      (4,978)      (6,704)
Financial expenses,
 net(4)                         (651)       (6,137)        (34,607)     (90,788)    (156,167)     (51,958)     (34,454)
Extraordinary gain                --         7,287 (4)          --           --           --           --           --
                          ----------------------------------------------------------------------------------------------
Net loss                     (37,439)      (58,050)       (137,531)    (262,391)    (332,452)     (93,883)     (68,728)
                          ----------------------------------------------------------------------------------------------
Basic and diluted
 (loss)/gain per
 ordinary share:
Before extraordinary
 gain (pro forma loss
 for 1994)                               (10 pence)      (16 pence)   (28 pence)   (36 pence)   (10 pence)    (7 pence)
Extraordinary gain(5)                      1 pence              --           --           --           --           --
Loss (pro forma loss for
 1994)                                    (9 pence)      (16 pence)   (28 pence)   (36 pence)   (10 pence)    (7 pence)
BALANCE SHEET DATA:
Property and equipment
 (net)                       269,974       454,843       1,063,808    1,447,194    1,705,520                 1,704,907
Total assets                 413,865       878,156       2,289,720    2,241,940    2,413,352                 2,415,352
Investment in affiliates      68,838        81,907          80,703       69,420       59,707                    52,327
Debt(4)                       49,386         3,886         792,265      879,351    1,373,054                 1,448,820
Equity                       311,695       776,934       1,322,748    1,070,797      738,750                   670,022
----------------------------------------------------------------------------------------------------------------------

Notes:
(1) Predecessor Businesses refer to certain businesses owned by TCI prior to the formation of the Joint Venture and which are now owned by the Company.
(2) See Note 1 (Organization and history) to the US GAAP Consolidated Financial Statements.
(3) See Note 5 (Business combinations) to the US GAAP Consolidated Financial Statements.
(4) See Note 13 (Debt) to the US GAAP Consolidated Financial Statements.
(5) Extraordinary gain relates to the fair value of interest rate swaps in the US GAAP Consolidated Financial Statements arising on repayment of debt following Telewest's initial public offering in November 1994.

                                     III-6

SECTION ONE                                             US FINANCIAL INFORMATION
--------------------------------------------------------------------------------
TELEWEST

US GAAP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

                                     III-7

--------------------------------------------------------------------------------
TELEWEST

US GAAP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

SECTION ONE                                             US FINANCIAL INFORMATION

GENERAL

  The following discussion and analysis of the financial condition and results of operations of the Telewest Group should be read in conjunction with the financial statements and related notes of the Telewest Group contained elsewhere in this document. Capitalized terms used in this section and not otherwise defined herein have the meanings ascribed to such terms in Part I of this document.

RESULTS OF OPERATIONS

  The following table provides certain operating data for the Telewest Group for the three years ended December 31, 1995, 1996 and 1997 and the three months ended March 31, 1997 and 1998.

  Telewest acquired SBCC on October 3, 1995. Pro forma information has been included for 1995 to demonstrate the effect of including the results of former SBCC franchises for the full year ended December 31, 1995. The pro forma information is not commented upon in the discussion and analysis.

--------------------------------------------------------------------------------
CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                               THREE MONTHS
                               YEAR ENDED DECEMBER 31,        ENDED MARCH 31,
                         -----------------------------------  ----------------
                                1995    1995    1996    1997     1997     1998
                          PRO FORMA
                         (UNAUDITED)                            (UNAUDITED)
                           (ALL AMOUNTS IN (Pounds) MILLION)
Revenue:
 Cable Television               83.7    64.7   121.2   159.9     38.1     44.2
 Telephony --
   residential                  81.2    57.6   125.0   166.6     39.7     48.4
 Telephony -- business          20.6    17.4    34.6    43.9      9.3     13.5
 Other                           5.7     5.1     9.5    16.1      3.3      4.3
                         -----------------------------------------------------
 Total Revenue                 191.2   144.8   290.3   386.5     90.4    110.4
                         -----------------------------------------------------
Operating costs and
 expenses:
 Programming                   (42.9)  (32.2)  (69.9)  (93.4)   (23.2)   (25.3)
 Telephony                     (38.7)  (29.5)  (52.7)  (50.2)   (14.4)   (14.2)
 Selling, general and
  administrative              (137.8) (105.4) (167.3) (193.3)   (45.5)   (45.2)
 Depreciation                  (80.8)  (60.0) (129.7) (177.4)   (37.5)   (46.7)
 Amortisation of
  goodwill                     (25.3)   (7.9)  (26.1)  (26.4)    (6.6)    (6.6)
                         -----------------------------------------------------
                              (325.5) (235.0) (445.7) (540.7)  (127.2)  (138.0)
                         -----------------------------------------------------
Operating loss                (134.3)  (90.2) (155.4) (154.2)   (36.8)   (27.6)
                         -----------------------------------------------------
Other income (expense):
 Share of loss of
  affiliates                   (12.8)  (12.8)  (16.0)  (21.7)    (5.0)    (6.7)
 Financial expenses, net       (41.1)  (34.6)  (90.8) (156.2)   (52.0)   (34.4)
 Other                           0.1     0.1    (0.2)   (0.4)    (0.1)     --
                         -----------------------------------------------------
Net loss                      (188.1) (137.5) (262.4) (332.5)   (93.9)   (68.7)
                         -----------------------------------------------------

--------------------------------------------------------------------------------


                                     III-8

--------------------------------------------------------------------------------
TELEWEST

US GAAP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

SECTION ONE                                             US FINANCIAL INFORMATION

SUMMARY OF OPERATIONS FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1997 AND 1998
  The Telewest Group's consolidated revenue increased by (Pounds)20.0 million or 22.2% from (Pounds)90.4 million in the three month period ended March 31, 1997 to (Pounds)110.4 million in the three month period ended March 31, 1998, primarily due to the larger customer base created by the Telewest Group's continuing network construction.

CABLE TELEVISION REVENUE
  Cable television revenue increased by (Pounds)6.1 million or 16.0% from (Pounds)38.1 million in the three months ended March 31, 1997 to (Pounds)44.2 million in the three months ended March 31, 1998. The increase was primarily attributable to a 14.3% increase (from 533,648 to 609,866) in the average number of customers in the three month period ended March 31, 1998, compared to the corresponding period in 1997. The increase in the average number of customers results primarily from an increase in the number of homes passed and marketed from 2,439,377 at March 31, 1997 to 2,794,836 at March 31, 1998.

  Penetration improved slightly from 22.0% at December 31, 1997 to 22.1% at March 31, 1998 compared to a slight decrease from 22.6% as at December 31, 1996 to 22.2% as at March 31, 1997. Churn increased from 34.3% in the three month period ended March 31, 1997 to 37.2% in the three month period ended March 31, 1998 and from 32.6% in the twelve month period ended March 31, 1997 to 34.8% in the twelve month period ended March 31, 1998. This increase in churn was due in part to customer service related problems resulting from the Telewest Group's restructure and redundancy program and the cable television price increases implemented from November 1, 1997.

  Average monthly revenue per cable television customer increased by 0.6% from (Pounds)23.57 in the three month period ended March 31, 1997 to (Pounds)23.72 in the three month period ended March 31, 1998 due to the expansion of pay-per-view events, a decrease in promotional discounts offered by the Telewest Group and price increases implemented from November 1, 1997.

TELEPHONY REVENUE
  Telephony revenue increased by (Pounds)12.9 million or 26.5% from (Pounds)49.0 million in the three month period ended March 31, 1997 to (Pounds)61.9 million in the three month period ended March 31, 1998.

  Residential telephony revenue increased by (Pounds)8.8 million or 22.1% from (Pounds)39.7 million in the three month period ended March 31, 1997 to (Pounds)48.4 million in the three month period ended March 31, 1998. Business telephony revenue increased by (Pounds)4.2 million or 45.4% from (Pounds)9.3 million in the three months ended March 31, 1997 to (Pounds)13.5 million in the three months ended March 31, 1998.

  The increase in residential telephony revenue in the three month period ended March 31, 1998 compared to the corresponding period ended March 31, 1997 was primarily due to a 30.5% increase (from 651,035 to 849,271) in the average number of residential lines, which was partially offset by a decrease in the average monthly revenue per residential line of 6.0%, from (Pounds)20.31 in the three month period ended March 31, 1997 to (Pounds)19.10 in the three month period ended March 31, 1998. The increase in the average number of residential lines results primarily from an increase in the number of homes passed and marketed (from 2,377,511 at March 31, 1997 to 2,760,826 at March 31, 1998) and
from increased penetration. The decrease in the average monthly revenue per line was mainly attributable to price reductions in per minute call charges in response to price cutting by BT, the Telewest Group's main competitor in residential telephony. The Telewest Group intends to continue to reduce per minute call tariffs as necessary to compete effectively and to seek to mitigate the revenue

                                     III-9

-------------------------------------------------------------------------------
TELEWEST

US GAAP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS
-------------------------------------------------------------------------------

SECTION ONE                                            US FINANCIAL INFORMATION

impact of these reductions through higher line rentals, increased call volumes, and sales of value added services such as call waiting and voice messaging.

  Residential telephony penetration increased from 29.7% at December 31, 1997 to 30.1% at March 31, 1998 and from 27.5% at December 31, 1996 to 28.2% at March 31, 1997. Churn increased from 19.8% in the three months ended March 31, 1997 to 21.7% in the three months ended March 31, 1998 and from 19.5% in the twelve month period ended March 31, 1997 to 20.5% in the twelve months ended March 31, 1998.

  The increase in business telephony revenue in the three month period ended March 31, 1998 compared to the corresponding period ended March 31, 1997 was attributable to a 48.3% increase (from 70,871 to 105,125) in the average number of business telephony lines. This increase was partially offset by a decrease in the average monthly revenue per business line, which decreased by 2.0% from (Pounds)43.68 in the three month period ended March 31, 1997 to (Pounds)42.81 in the three month period ended March 31, 1998. The increase in the average number of business telephony lines was attributable to a 20.4% increase in the number of business premises passed and marketed (from 107,491 at March 31, 1997 to 129,375 at March 31, 1998) and to an increased focus on marketing services to larger businesses which generally purchase more lines. The decrease in the average monthly revenue per line was mainly attributable to price reductions in per minute call charges and increased volume discounts, together with increased sales of Centrex, a business telecommunications product which provides more lines to customers but which has a lower average monthly revenue per line.

  Other revenue increased by 29.4% from (Pounds)3.3 million in the three month period ended March 31, 1997 to (Pounds)4.3 million in the three month period ended March 31, 1998 and is derived primarily from management services provided to affiliated companies, internet sales, cable publications and network management services provided to other operators, and advertising sales.

OPERATING COSTS AND EXPENSES
  The Telewest Group's consolidated operating costs and expenses (which include direct costs of programming and interconnection; selling, general and administrative expenses; depreciation expense and amortization expense) increased by 8.5% from (Pounds)127.2 million in the three month period ended March 31, 1997 to (Pounds)138.0 million in the three month period ended March 31, 1998.

  Programming fees are the largest component of the Telewest Group's operating costs in providing cable television services. The Telewest Group obtains most of its programming under contracts which provide for payments based upon the number of subscribers. As a percentage of cable television revenues, programming costs decreased from 61% in the three month period ended March 31, 1997 to 57% in the three month period ended March 31, 1998, resulting from the negotiation of more favourable contract terms.

  Interconnection charges are the largest component of the Telewest Group's telephony operating costs in providing telephony services. As a percentage of telephony revenue, telephony operating costs decreased from 29% in the three month period ended March 31, 1997 to 23% for the three month period ended March 31, 1998. Interconnection charges in 1998 were reduced by the continuing reduction in interconnection charges in the UK telephony market, a growing percentage of interconnection charges handled within the Telewest network and by credits relating to interconnection charges from earlier periods, which have been recalculated based on the final agreed rates applicable for that period.

                                    III-10

--------------------------------------------------------------------------------
TELEWEST

US GAAP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

SECTION ONE                                             US FINANCIAL INFORMATION

  Selling, general and administrative expenses, which include, among other items, salary and marketing costs, decreased as a percentage of revenue from 50% in the three month period ended March 31, 1997 to 41% for the corresponding period in 1998. The improvement is largely due to the rapid growth in revenues and continued reduction in support costs per customer as the Telewest Group benefits from the economies of scales resulting from its enlarged operations. Total labour and overhead costs capitalised in the three month period ended March 31, 1998 were (Pounds)15.3 million, compared to (Pounds)19.5 million for the corresponding period in 1997. The Telewest Group expects that its selling, general and administrative expenses will continue to decline as a percentage of revenue, as revenues increase and the efficiency gains from its fixed cost base are increasingly exploited, and the full year benefits of a restructuring and redundancy programme, completed at the end of 1997, take effect.

  Depreciation expense increased 24.7% from (Pounds)37.5 million in the three month period ended March 31, 1997 to (Pounds)46.7 million in the three month period ended March 31, 1998. With effect from January 1, 1997, activation labour was reclassified from "Cable and Ducting' to "Electronics' to be consistent with the classification of activation materials, with activation labour now depreciated over 8 years rather than 20 years. Although the effect of this revision was accounted for in the second half of 1997, had the revision been accounted for with effect from the beginning of the first quarter of 1997, depreciation expense for the three months ended March 31, 1997 would have increased by approximately (Pounds)2.6 million.

  Amortization expense remained stable at (Pounds)6.6 million in both the three month periods to March 31, 1997 and March 31, 1998.

OTHER INCOME/(EXPENSE)
  The Telewest Group's share of the net losses of its affiliated companies accounted for under the equity method, principally Birmingham Cable and Cable London, was (Pounds)5.0 million and (Pounds)6.7 million for the three month periods ended March 31, 1997 and 1998, respectively.

  Financial expenses, net, consist primarily of interest expense of (Pounds)42.7 million for the three month period ended March 31, 1998, ((Pounds)30.3 million for the three month period ended March 31, 1997) and foreign exchange gain of (Pounds)6.6 million for the three month period ended March 31, 1998, ((Pounds)24.1 million foreign exchange loss for the three month period ended March 31, 1997) offset in part by interest income earned on short-term investments and loans to Telewest Affiliated Companies of (Pounds)1.1 million for the three month period ended March 31, 1998 ((Pounds)2.4 million for the three month period ended March 31, 1997). Interest expense increased by (Pounds)12.4 million in the three month period ended March 31, 1998, primarily as a result of the interest expense on higher outstanding borrowings relating to the Senior Secured Facility (as defined below) entered into in May 1996 and higher accrued interest expense on the Senior Discount Debentures (as defined below) issued by the Telewest Group in October 1995. The foreign exchange gains and losses arose principally from the re-translation of the US Dollar denominated debentures to Pounds Sterling using the March 31, 1998 exchange rate and marking the associated hedging instruments to their market value at March 31, 1998. It is the Telewest Group's policy to hedge non-Sterling denominated borrowings to reduce or eliminate exchange rate exposure.

SUMMARY OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997

  The Telewest Group's consolidated revenue increased by (Pounds)96.2 million or 33% from (Pounds)290.3 million in 1996 to (Pounds)386.5 million in 1997. The increase was attributable to the larger customer base

                                     III-11

--------------------------------------------------------------------------------
TELEWEST

US GAAP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

SECTION ONE                                             US FINANCIAL INFORMATION

created by the Telewest Group's continuing network construction and penetration and price increases in certain segments of its business.

CABLE TELEVISION REVENUE
  Cable television revenue increased by 32% from (Pounds)121.2 million in 1996 to (Pounds)159.9 million in 1997. The increase was primarily attributable to a 28% increase (from 440,212 to 562,343) in the average number of customers in 1997 over 1996. The increase in the average number of customers is a result of an increase in the number of homes passed and marketed (from 2,335,953 at December 31, 1996 to 2,760,184 at December 31, 1997).


  Average monthly revenue per cable television customer increased 2% from (Pounds)22.95 in 1996 to (Pounds)23.40 in 1997. This was due to the expansion of pay-per-view events, a decrease in promotional discounts offered by the Telewest Group and price increases implemented from November 1, 1997.

TELEPHONY REVENUE
  Telephony revenue increased by 32% from (Pounds)159.6 million in 1996 to (Pounds)210.5 million in 1997.

  Residential telephony revenue increased by 33% from (Pounds)125.0 million in 1996 to (Pounds)166.6 million in 1997. Business telephony revenue increased by 27% from (Pounds)34.6 million in 1996 to (Pounds)43.9 million in 1997.

  The increase in residential telephony in 1997 over 1996 was primarily due to a 42% increase (from 514,156 to 732,487) in the average number of residential lines. This resulted from an increase in the number of homes passed and marketed (from 2,254,734 at December 31, 1996 to 2,725,154 at December 31,
1997) and an increase in penetration of the total base of homes passed of 2.2 percentage points. The revenue increase from the growth in the average number of residential lines was partially offset by a 5% decrease in the average monthly revenue per residential line, from (Pounds)20.26 in 1996 to (Pounds)19.19 in 1997.

  This decrease was mainly attributable to price reductions in per minute call charges in response to price cutting by BT, the Telewest Group's main competitor in residential telephony. The Telewest Group intends to continue to reduce per minute call tariffs as necessary to compete effectively and to seek to mitigate the revenue impact of these reductions through higher line rentals, increased call volumes and sales of value added services such as call-waiting and voice-messaging.

  The increase in business telephony revenue in 1997 over 1996 was primarily attributable to a 58% increase (from 52,849 to 83,552) in the average number of business telephony lines in 1997, which was partially offset by a 20% decrease in the average monthly revenue per business line, from (Pounds)54.50 in 1996 to (Pounds)43.62 in 1997. This decrease was mainly attributable to price reductions in per minute call charges and increased volume discounts, together with increased sales of Centrex, a business telecommunications product which provides more lines to customers but has a lower average monthly revenue per line.

  Other revenue increased by 70% from (Pounds)9.5 million in 1996 to (Pounds)16.1 million in 1997. Other revenue is derived primarily from management services provided to Affiliated Companies, Internet sales, cable publications and network management services provided to other operators, and advertising sales.

                                     III-12

--------------------------------------------------------------------------------
TELEWEST

US GAAP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

SECTION ONE                                             US FINANCIAL INFORMATION

OPERATING COSTS AND EXPENSES
  The Telewest Group's consolidated operating costs and expenses (which include direct costs of programming and interconnection; selling, general and administrative expenses; depreciation and amortization expenses) increased by 21% from (Pounds)445.7 million in 1996 to (Pounds)540.7 million in 1997.

  Programming fees are the largest component of the Telewest Group's operating costs in providing cable television services. The Telewest Group obtains most of its programming under contracts which provide for payments based upon the number of subscribers. As a percentage of cable television revenues, programming costs remained stable at 58% in both 1996 and 1997.

  Interconnection charges are the largest component of the Telewest Group's telephony operating costs in providing telephony services. As a percentage of telephony revenue, telephony operating costs decreased from 33% in 1996 to 24% in 1997 due to the continuing reduction in interconnection charges in the UK telephony market, a growing percentage of calls handled within the Telewest network and by credits relating to interconnection charges from earlier periods, which have been recalculated based on the final agreed rates applicable for that period.

  Selling, general and administrative expenses, which include, among other items, salary and marketing costs, decreased as a percentage of revenue from 58% in 1996 to 50% in 1997. The improvement was largely due to the rapid growth in revenues and continued reduction in support costs per customer as the Telewest Group benefited from the economies of scale resulting from its enlarged operations. The Telewest Group expects that selling, general and administrative expenses will continue to decline as a percentage of revenue as revenues increase, efficiency gains from its fixed cost base are increasingly exploited, and the full year benefits of a restructuring and redundancy program, completed in 1997, take effect. The restructuring program announced in August 1997, resulted in a reduction in headcount of 1,400 staff and contractors at a cost of approximately (Pounds)3.0 million, and is expected to result in cash savings of approximately (Pounds)40 million in 1998. Total labour and overhead costs capitalized in 1997 were (Pounds)76.9 million, compared to (Pounds)54.0 million in 1996.

  Depreciation expense increased 37% from (Pounds)129.7 million in 1996 to (Pounds)177.3 million in 1997. The increase of (Pounds)47.6 million was principally attributable to capital expenditure associated with the Telewest Group's continuing construction activities ((Pounds)37.2 million) and a reclassification of certain network assets in 1997 ((Pounds)10.4 million), as set out in Note 3 to the US GAAP financial statements. Amortization expense increased slightly from (Pounds)26.1 million in 1996 to (Pounds)26.4 million in 1997.

OTHER INCOME (EXPENSE)
  The Telewest Group's share of the net losses of its Affiliated Companies accounted for under the equity method, principally Birmingham Cable and Cable London, was (Pounds)21.7 million and (Pounds)16.0 million in 1997 and 1996, respectively.

  Financial expenses consisted primarily of interest expense of (Pounds)141.7 million in 1997 ((Pounds)105.2 million in 1996), and foreign exchange losses of (Pounds)23.5 million in 1997 ((Pounds)2.8 million in 1996) offset in part by interest income earned on short-term investments and loans to Affiliated Companies of (Pounds)8.0 million in 1997 ((Pounds)16.7 million in 1996).

  Interest expense increased by (Pounds)36.5 million in 1997 primarily as a result of the interest expense on higher outstanding borrowings relating to the Senior Secured Facility and the higher accrued interest expense on the Senior Discount Debentures issued by the Telewest Group in October 1995. The

                                     III-13

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US GAAP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS
--------------------------------------------------------------------------------

SECTION ONE                                             US FINANCIAL INFORMATION

debentures are described in the following discussion on "Liquidity and Capital Resources." The foreign exchange losses in 1997 arose principally from the re-translation of the US Dollar denominated debentures to Pounds Sterling, using the December 31, 1997 exchange rate, and marking the associated hedging instruments to their market value at December 31, 1997.

SUMMARY OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
  The acquisition of SBCC on October 3, 1995 has been accounted for in the 1995 consolidated financial statements under the acquisition method of accounting. Therefore, the 1995 consolidated profit and loss account includes the results of SBCC from October 3, 1995 to December 31, 1995. The 1996 consolidated profit and loss account includes the results of SBCC for the full year.

  The Telewest Group's consolidated revenue increased by (Pounds)145.5 million or 100% from (Pounds)144.8 million in 1995 to (Pounds)290.3 million in 1996. The increase was attributable to the inclusion of the results of the former SBCC franchises for a full year in 1996 and to the larger customer base created by the enlarged Telewest Group's continuing network construction.

CABLE TELEVISION REVENUE
  Cable television revenue increased by 87% from (Pounds)64.7 million in 1995 to (Pounds)121.2 million in 1996. The increase was primarily attributable to a 74% increase (from 253,049 to 440,212) in the average number of customers in 1996 over 1995. The increase in the average number of customers resulted from the inclusion for a full year in 1996 of the results of the former SBCC franchises (which contributed an average of 165,855 customers in 1996 compared to an average of 35,192 customers in 1995) and from an increase in the number of homes passed and marketed in the other franchises (from 1,142,860 at December 31, 1995 to 1,460,463 at December 31, 1996).

  Average monthly revenue per cable television customer increased 8% from (Pounds)21.32 in 1995 to (Pounds)22.95 in 1996. This was a result of an increase in the basic channel charge implemented in December 1995 and the additional revenue generated from pay-per-view programming. This was, however, partially offset by a decrease in the average number of premium channels purchased per customer due to the inclusion for a full year in 1996 of the results of the former SBCC franchises which historically had a lower average number of premium channels purchased per customer.

TELEPHONY REVENUE
  Telephony revenue increased by 113% from (Pounds)75.0 million in 1995 to (Pounds)159.6 million in 1996.

  Residential telephony revenue increased by 117% from (Pounds)57.6 million in 1995 to (Pounds)125.0 million in 1996. Business telephony revenue increased by 98% from (Pounds)17.4 million in 1995 to (Pounds)34.6 million in 1996.

  The increase in residential telephony in 1996 over 1995 was primarily due to a 119% increase (from 234,400 to 514,156) in the average number of residential lines. This increase resulted from the inclusion for a full year in 1996 of the results of the former SBCC franchises (which contributed an average of 229,751 lines in 1996 compared to an average of 45,117 lines in 1995), and from an increase in the number of homes passed and marketed in the other franchises (from 968,863 at December 31, 1995 to 1,380,484 at December 31, 1996). The
revenue increase from the growth in the average number of residential lines was slightly offset by a 1% decrease in the average monthly revenue per residential line, from (Pounds)20.48 in 1995 to (Pounds)20.26 in 1996. This decrease was mainly attributable to price reductions in per minute call charges in response to price cutting by BT, which were offset by increases in line rental rates.

                                     III-14

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TELEWEST

US GAAP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

SECTION ONE                                             US FINANCIAL INFORMATION

  The increase in business telephony revenue in 1996 over 1995 was primarily attributable to a 114% increase (from 24,681 to 52,849) in the average number of business telephony lines in 1996, which was partially offset by an 8% decrease in the average monthly revenue per business line, from (Pounds)58.92 in 1995 to (Pounds)54.50 in 1996. This decrease was attributable to price reductions in per minute call charges in response to competition and increased sales of Centrex.

  Other revenue increased by 89% from (Pounds)5.0 million in 1995 to (Pounds)9.5 million in 1996. Other revenue was derived primarily from management services provided to Affiliated Companies, cable publications and network management services provided to other operators, and advertising sales.

OPERATING COSTS AND EXPENSES
  The Telewest Group's consolidated operating costs and expenses (which include direct costs of programming and interconnection; selling, general and administrative expenses; depreciation expense and amortization expense) increased by 90% from (Pounds)235.0 million in 1995 to (Pounds)445.7 million in 1996.

  As a percentage of cable television revenues, programming costs increased from 50% in 1995 to 58% in 1996 as a result of programming fee increases, providing more channels in the basic cable television package with no price increase and the inclusion for a full year in 1996 of the results of the former SBCC franchises which have higher per channel programming costs.

  Interconnection charges are the largest component of the Telewest Group's telephony operating costs in providing telephony services. As a percentage of telephony revenue, telephony operating costs decreased from 39% in 1995 to 33% in 1996 as line rental income, which incurs no third-party cost, represented a larger proportion of total average revenue per line in 1996 than in 1995. Interconnection charges in 1996 also were reduced by credits relating to interconnection charges from earlier periods which had been calculated based on revised estimates of prevailing interconnection charges in the UK.

  Selling, general and administrative expenses, which include, among other items, salary and marketing costs, decreased as a percentage of revenue from 73% in 1995 to 58% in 1996. The majority of this improvement was due to the rapid growth in revenues and continued reduction in support costs per customer, with the balance -- accounting for 5 percentage points of the year-on-year reduction -- due to revised estimates used in determining the proportion of labor and overhead costs which are capitalized as network assets. Total labor and overhead costs capitalized in 1996 were (Pounds)54.0 million, compared to (Pounds)26.6 million in 1995.

  Depreciation expense increased 116% from (Pounds)60.0 million in 1995 to (Pounds)129.7 million in 1996. This increase was principally attributable to capital expenditure associated with the Telewest Group's continuing construction activities, a full year of depreciation expense recorded in the former SBCC franchises, and a reduction in the estimated useful lives of certain network assets in 1996 as set out in Note 3 to the US GAAP financial statements. Amortization expense increased from (Pounds)7.9 million in 1995 to (Pounds)26.1 million in 1996 primarily due to a full year of amortization of the goodwill arising on the acquisition of SBCC in October 1995.

OTHER INCOME (EXPENSE)

  The Telewest Group's share of the net losses of the Telewest Affiliated Companies accounted for under the equity method, principally Birmingham Cable and Cable London, was (Pounds)16.0 million and (Pounds)12.8 million in 1996 and 1995, respectively.

                                     III-15

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TELEWEST

US GAAP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

SECTION ONE                                             US FINANCIAL INFORMATION

  Financial expenses consist primarily of interest expense of (Pounds)105.2 million in 1996 ((Pounds)26.6 million in 1995), and foreign exchange losses of (Pounds)2.8 million in 1996 ((Pounds)14.6 million in 1995), offset in part by interest income earned on short-term investments and loans to Telewest Affiliated Companies of (Pounds)16.7 million in 1996 ((Pounds)15.6 million in 1995). In 1995, financial expenses also included an accounting loss on the sale of interest rate swaps of (Pounds)8.6 million.

  Interest expense increased by (Pounds)78.6 million in 1996 primarily as a result of the interest payments and accrued interest expense on the Senior Debentures and the Senior Discount Debentures, issued by the Telewest Group in October 1995. The foreign exchange losses in 1996 arose principally from the re-translation of the US Dollar denominated debentures to pounds sterling using the December 31, 1996 exchange rate and marking the associated hedging instruments to their market value at December 31, 1996.

LIQUIDITY AND CAPITAL RESOURCES
  On May 22, 1996 the Telewest Group entered into a (Pounds)1.2 billion senior secured credit facility with a syndicate of banks (the "Senior Secured Facility"). The Senior Secured Facility is being used to finance the capital expenditure, working capital requirements and other permitted related activities for the construction and operation of the wholly owned telephony and television franchises of the Telewest Group; to fund the payment of cash interest on the Senior Debentures and Senior Discount Debentures; to fund the repayment of existing secured borrowings of the Telewest Group in respect of the London South and South West Regional Franchise Areas; to fund loans to or investments in Telewest Affiliated Companies; to fund the acquisition and subsequent construction of local delivery operators/franchises; and to refinance advances and the payment of interest, fees and expenses in respect of the Senior Secured Facility.

  In connection with the restructuring of the Telewest Group's activities, including the slow down of construction activity, the terms of the Senior Secured Facility were amended in the first quarter of 1998. The amount of the Senior Secured Facility has been reduced to (Pounds)1.0 billion and the Telewest Group has entered into a second secured facility (the "Second Secured Facility") of (Pounds)100 million with certain of the banks that are party to the Senior Secured Facility. In addition certain changes were made to the financial covenants to accommodate the Telewest Group's anticipated cashflows. The repayment dates for tranche A have been accelerated by three months as described below.

  The Senior Secured Facility is divided into two tranches, the first ("tranche A") is available on a revolving basis for up to (Pounds)300 million, reduced to (Pounds)100 million by March 31, 1998, with full repayment by September 30, 1998. The second tranche ("tranche B") is available on a revolving basis concurrently with tranche A for an amount up to 6.5 times the trailing, rolling six month annualized consolidated net operating cash flow, gradually reducing throughout the period of the facility to 4 times by January 1, 2000. Thereafter, the amount outstanding under the facility converts to a term loan amortizing over 5 years. The aggregate drawing at any time under both tranches cannot exceed (Pounds)1.0 billion. Borrowings under the Senior Secured Facility are secured by assets, including the partnership interests and shares of subsidiaries of the Telewest Group, and bear interest at 2.25% above LIBOR for tranche A and between 0.5% and 1.875% above LIBOR (depending on the ratio of borrowings to the trailing, rolling six month annualized consolidated net operating cash flow) for tranche B. The Telewest Group's ability to borrow under the Senior Secured Facility is subject to, among other things, its compliance with the financial and other covenants and borrowing conditions contained therein, and the failure to comply with such covenants could result in all such amounts outstanding under the facility

                                     III-16

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TELEWEST

US GAAP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

SECTION ONE                                             US FINANCIAL INFORMATION

becoming due and payable. At March 31, 1998, (Pounds)20 million was drawn down under tranche A and (Pounds)547.5 million was drawn down under tranche B.

  The Second Secured Facility is available from July 1, 1999 to June 30, 2001. Advances under the Second Secured Facility may be drawn only if the Senior Secured Facility has been drawn down to the fullest extent possible at the relevant time. The Second Secured Facility is available on a revolving basis to provide an aggregate under the Senior Secured Facility and the Second Secured Facility of up to six times the trailing, rolling six month annualized consolidated net operating cash flow through December 31, 1999, gradually reducing thereafter throughout the period of the facility to 4.5 times by January 1, 2001. On June 30, 2001, the amount outstanding under the Second Secured Facility converts to a term loan amortising over 5 years. Borrowings under the Second Secured Facility bear interest at a rate equal to LIBOR plus a margin that increases during the period of the facility from 3.5% per annum through December 31, 1999, 4.5% per annum from December 31, 1999 through June 30, 2000 and to 5.5% per annum from June 30, 2000 to June 30, 2006. The provisions as to prepayment, covenants and events of default in respect of the Second Secured Facility are substantially similar to those for the Senior Secured Facility.

  The Telewest Group has entered into certain delayed starting interest rate swap agreements in order to manage interest rate risk on the Senior Secured Facility. The interest rate swaps convert floating rate interest payable on drawdowns under the facility to fixed interest rate payments in the range of 7.835%-7.975%. The swap agreements, which commenced in early 1997, have a five-year maturity and a notional principal amount which adjusts upwards on a semi-annual basis to a maximum of (Pounds)750 million. As at March 31, 1998, the aggregate notional principal amount of the swaps was (Pounds)500 million.

  On October 3, 1995, the Telewest Group raised (Pounds)734 million through the issue of $300 million principal amount of 9 5/8% Senior Debentures due 2006 (the "Senior Debentures") and $1,536 million principal amount at maturity of 11% Senior Discount Debentures due 2007 (the "Senior Discount Debentures"). Interest on the Senior Debentures is payable semi-annually and commenced on April 1, 1996. Interest on the Senior Discount Debentures will be payable semi-annually commencing on April 1, 2001. The proceeds of the issue were used by the Telewest Group to fund general working capital, capital expenditures, additional investments in affiliated companies, to repay a credit facility entered into by a direct wholly owned subsidiary and to purchase the currency hedge arrangements described below.

  The Telewest Group's hedge instruments relating to the debentures, are a combined foreign currency and interest rate swap ("Foreign Currency Swap") and a foreign currency option. The Foreign Currency Swap fully hedges against adverse exchange rate fluctuations on the principal amount of the Senior Debentures and the associated interest payments. The foreign currency option provides protection against exchange rate fluctuations on the Senior Discount Debentures below a rate of $1.452:(Pounds)1, and allows the Telewest Group to benefit from positive exchange rate movements. Both hedging instruments provide protection up to October 1, 2000, the early redemption date of the Senior Debentures and the Senior Discount Debentures.

  The Telewest Group's results may be materially influenced by future exchange rate movements, due to the requirement that the hedge instruments are marked to their market value at the end of the financial period and the US Dollar denominated debentures are re-translated to Pounds Sterling using the period end exchange rate.

                                     III-17

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TELEWEST

US GAAP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

SECTION ONE                                             US FINANCIAL INFORMATION

  The Telewest Group has established a Steering Committee to oversee the procedures for compliance with Year 2000 requirements. The Committee's work is reviewed periodically by internal and external auditors, and integrated with similar programs run by the major corporate shareholders. The project objective is to ensure complete compliance in advance of the year 2000, which is facilitated by the relatively modern systems in use in the Telewest Group and the planned upgrades in 1998 of critical operating systems based on external package solutions that are Year 2000 compliant.

  The Telewest Group incurred a net cash inflow/(outflow) from operating activities of (Pounds)(6.6 million), (Pounds)18.1 million, (Pounds)3.0 million and (Pounds)(4.0 million) in 1995, 1996, 1997 and the three month period ended March 31, 1998, respectively. The Telewest Group incurred a net cash outflow from investing activities of (Pounds)265.8 million, (Pounds)483.2 million, (Pounds)439.7 million and (Pounds)48.4 million in 1995, 1996, 1997 and 1998, respectively. The Telewest Group's principal investing activities continue to be the construction of the network, although at a reduced rate, and the provision of funding to the Telewest Affiliated Companies.

  Cash provided by financing activities amounted to (Pounds)480.8 million, (Pounds)79.0 million, (Pounds)386.2 million and (Pounds)66.7 million in 1995, 1996, 1997 and the three month period ended March 31, 1998, respectively. Cash provided by financing activities was principally related to the drawdown of (Pounds)100.0 million, (Pounds)392.5 million and (Pounds)75 million under the Senior Secured Facility in 1996, 1997 and the three month period ended March 31, 1998, respectively.

  At December 31, 1995, 1996, 1997 and March 31, 1998, respectively, the construction of the Telewest Group's broadband network had passed approximately 52.5%, 65.0%, 75.0% and 75.4% of the homes in its owned and operated franchise areas. Total capital expenditure in 1995, 1996, 1997 and the three month period ended March 31, 1998, respectively, was (Pounds)269.1 million, (Pounds)515.6 million, (Pounds)440.6 million and (Pounds)48.4 million, the latter being substantially lower than in the three month period ended March 31, 1997 ((Pounds)111.5 million). The substantial reduction in total capital expenditure was due to the Telewest Group reducing the pace of its network construction and its expenditure on certain discretionary capital projects.

  Cash and deposit balances at December 31, 1995, 1996, 1997 and March 31, 1998, respectively, were (Pounds)464.8 million, (Pounds)79.1 million, (Pounds)29.6 million and (Pounds)43.9 million.

  For additional information concerning Telewest's liquidity and capital resources, see "Part I--Section Four--Information on the Combined Group-- Working Capital".

  As set out on pages I-15 to I-16, Telewest has initiated the process governing the exercise of Telewest's pre-emption rights in respect of Comcast's approximately 27.47% interest in Birmingham Cable. In addition, Telewest intends to initiate the process governing the exercise of its pre-emption rights in respect of Comcast's interest of approximately 50% in Cable London if the NTL/Comcast Merger is completed. If Telewest decides to proceed with an acquisition of either or both of such interests, the Combined Group would require additional funding for such acquisition although there can be no assurance that such funding would be available or available on favourable terms.

                                     III-18

SECTION ONE                                             US FINANCIAL INFORMATION
--------------------------------------------------------------------------------
TELEWEST

US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                     III-19

--------------------------------------------------------------------------------
TELEWEST
US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
INDEPENDENT AUDITORS' REPORT

--------------------------------------------------------------------------------

SECTION ONE                                             US FINANCIAL INFORMATION

To the Board of Directors and Shareholders of Telewest Communications plc

  We have audited the accompanying consolidated balance sheets of Telewest Communications plc and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three year period ended December 31, 1997. These consolidated financial statements are the responsibility of Telewest's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Telewest Communications plc and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1997 in conformity with generally accepted accounting principles in the United States of America.

KPMG AUDIT PLC

Chartered Accountants
Registered Auditors
London, England

March 18, 1998

                                     III-20

SECTION ONE                                             US FINANCIAL INFORMATION

--------------------------------------------------------------------------------
TELEWEST
US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF OPERATIONS

--------------------------------------------------------------------------------

                                         YEAR ENDED DECEMBER 31,
                          -----------------------------------------------------
                                  1995          1996          1997         1997
                          (Pounds)'000  (Pounds)'000  (Pounds)'000        $'000
                                                                       (note 2)
REVENUE
 Cable television              64,740       121,224       159,918       262,698
 Telephony --
   residential                 57,597       125,013       166,645       273,748
 Telephony -- business         17,449        34,562        43,882        72,085
 Other ((Pounds)3,573,
  (Pounds)1,600 and
  (Pounds)1,451 in 1997,
  1996 1995,
  respectively, from
  related parties)              4,998         9,467        16,053        26,370
                          -----------------------------------------------------
                              144,784       290,266       386,498       634,901
                          -----------------------------------------------------
OPERATING COSTS AND
 EXPENSES
 Programming                  (32,194)      (69,906)      (93,441)     (153,496)
 Telephony                    (29,526)      (52,572)      (50,145)      (82,373)
 (Selling, general and
  administrative
  (including
  (Pounds)1,170,
  (Pounds)2,560 and
  (Pounds)3,257 in 1997,
  1996 and 1995,
  respectively, to
  related parties)           (105,388)     (167,323)     (193,335)     (317,591)
 Depreciation                 (60,019)     (129,716)     (177,341)     (291,318)
 Amortization of
  goodwill                     (7,854)      (26,149)      (26,395)      (43,359)
                          -----------------------------------------------------
                             (234,981)     (445,666)     (540,657)     (888,137)
                          -----------------------------------------------------
OPERATING LOSS                (90,197)     (155,400)     (154,159)     (253,236)
OTHER INCOME/(EXPENSE)
 Interest income
  (including
  (Pounds)3,178,
  (Pounds)1,723 and
  (Pounds)1,583 in 1997,
  1996 and 1995,
  respectively, from
  related parties)             15,645        16,651         7,959        13,074
 Interest expense             (26,649)     (105,172)     (141,721)     (232,805)
 Loss on disposal of
  interest rate swaps          (8,609)           --            --            --
 Foreign exchange
  losses, net                 (14,575)       (2,838)      (23,544)      (38,676)
 Share of net losses of
  affiliates                  (12,777)      (15,973)      (21,696)      (35,640)
 Gain/(loss) on disposal
  of assets                      (419)          571         1,139         1,871
 Minority interests in
  profits of
  consolidated
  subsidiaries, net               (16)         (180)         (293)         (482)
 Other, net                        82            --            --            --
                          -----------------------------------------------------
LOSS BEFORE INCOME TAXES     (137,515)     (262,341)     (332,315)     (545,894)
 Income tax expenses
  (note 14)                       (16)          (50)         (137)         (225)
                          -----------------------------------------------------
NET LOSS                     (137,531)     (262,391)     (332,452)     (546,119)
                          -----------------------------------------------------
                                       YEAR ENDED DECEMBER 31,
                          -----------------------------------------------------
                                  1995          1996          1997         1997
                             (Pounds)*     (Pounds)*     (Pounds)*           $*
BASIC AND DILUTED LOSS
 PER ORDINARY SHARE
Weighted average number
 of ordinary shares
 outstanding              861,424,848   925,425,473   927,567,600   927,567,600
                          -----------------------------------------------------
BASIC AND DILUTED LOSS
 PER ORDINARY SHARE             (0.16)        (0.28)        (0.36)        (0.59)
                          -----------------------------------------------------

--------------------------------------------------------------------------------
See accompanying notes to the consolidated financial statements.

*Except number of shares

                                     III-21

SECTION ONE                                             US FINANCIAL INFORMATION

--------------------------------------------------------------------------------
TELEWEST
US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS

--------------------------------------------------------------------------------

                                                      DECEMBER 31,
                                          ------------------------------------
                                                  1996         1997       1997
                                          (Pounds)'000 (Pounds)'000      $'000
                                                                      (note 2)
ASSETS
Cash and cash equivalents                     79,116       29,582       48,595
Trade receivables (net of allowance for
 doubtful accounts of (Pounds)6,507 and
 (Pounds)5,405)                               29,305       36,627       60,167
Other receivables (note 7)                    32,394       26,207       43,050
Prepaid expenses                               5,168        7,625       12,526
Investments in affiliates, accounted for
 under the equity
 method, and related receivables (note
 8)                                           69,420       59,707       98,081
Other investments, at cost                    25,666       25,666       42,162
Property and equipment (less accumulated
 depreciation of (Pounds)481,451 and
 (Pounds)308,240) (note 9)                 1,447,194    1,705,520    2,801,658
Goodwill (less accumulated amortization
 of (Pounds)64,301 and (Pounds)37,907)       491,290      465,905      765,342
Other assets (less accumulated
 amortization of (Pounds)10,140 and
 (Pounds)4,162) (note 11)                     62,387       56,513       92,833
                                          ------------------------------------
TOTAL ASSETS                               2,241,940    2,413,352    3,964,414
                                          ------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable                              46,855       26,710       43,877
Other liabilities (note 12)                  190,200      198,664      326,345
Debt (note 13)                               879,351    1,373,054    2,255,516
Capital lease obligations (note 17)           54,390       75,534      124,080
                                          ------------------------------------
TOTAL LIABILITIES                          1,170,796    1,673,962    2,749,818
                                          ------------------------------------
Minority Interests                               347          640        1,051
                                          ------------------------------------
SHAREHOLDERS' EQUITY (note 15)
Convertible preference shares, 10 pence
 par value; 661,000,000 shares
 authorized and 496,066,708 shares
 issued and outstanding                       49,607       49,607       81,489
Ordinary shares, 10 pence par value;
 2,010,000,000 shares authorized;
 927,567,600
 issued and outstanding in 1997 and 1996      92,757       92,757      152,372
Additional paid-in capital                 1,332,887    1,332,887    2,189,533
Accumulated deficit                         (402,108)    (734,560)  (1,206,661)
                                          ------------------------------------
                                           1,073,143      740,691    1,216,733
Ordinary shares held in trust for The
 Telewest Restricted Share Scheme (note
 16)                                          (2,346)      (1,941)      (3,188)
                                          ------------------------------------
TOTAL SHAREHOLDERS' EQUITY                 1,070,797      738,750    1,213,545
                                          ------------------------------------
Commitments and contingencies (note 17)
TOTAL LIABILITIES AND SHAREHOLDERS' EQ-
 UITY                                      2,241,940    2,413,352    3,964,414
                                          ------------------------------------

--------------------------------------------------------------------------------
See accompanying notes to the consolidated financial statements.

                                     III-22

SECTION ONE                                             US FINANCIAL INFORMATION

--------------------------------------------------------------------------------
TELEWEST
US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                        YEAR ENDED DECEMBER 31,
                            --------------------------------------------------
                                1995          1996          1997        1997
                            (Pounds)'000  (Pounds)'000  (Pounds)'000   $'000
                                                                      (note 2)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
Net loss                        (137,531)     (262,391)     (332,452) (546,119)
Adjustments to reconcile
 net loss to net cash
 provided by/(used in)
 operating activities:
Depreciation                      60,019       129,716       177,341   291,318
Amortization of goodwill           7,854        26,149        26,395    43,359
Amortization of deferred
 financing costs and issue
 discount on senior
 discount debentures              16,605        74,104        77,482   127,280
Accrued interest on senior
 debentures                        5,451            --            --        --
Unrealized loss on foreign
 currency translation             14,575         2,838        23,544    38,676
Loss on disposal of
 interest rate swaps               8,609            --            --        --
Share of net losses of
 affiliates                       12,777        15,973        21,696    35,640
(Gain)/loss on disposals
 of assets                           419          (571)       (1,139)   (1,871)
Minority interests in
 profits of consolidated
 subsidiaries                         16           180           293       482
Changes in operating
 assets and liabilities,
 net of effect of
 acquisition of
 subsidiaries:
Change in receivables             (5,282)      (15,908)       (4,268)   (7,011)
Change in prepaid expenses        (3,367)          953        (2,457)   (4,036)
Change in accounts payable        (5,603)       (4,575)       (7,091)  (11,648)
Change in other
 liabilities                      19,206        51,668        23,635    38,825
Other                               (356)           --            --        --
                            --------------------------------------------------
NET CASH PROVIDED BY/(USED
 IN) OPERATING ACTIVITIES         (6,608)       18,136         2,979     4,895
                            --------------------------------------------------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
Cash paid for property and
 equipment                      (254,453)     (464,367)     (435,037) (714,635)
Cash paid for acquisition
 of subsidiaries                  (3,232)      (14,167)         (608)     (999)
Additional investments in
 and loans to affiliates          (9,143)       (2,728)       (9,025)  (14,825)
Additions to other
 investments                          --        (5,000)           --        --
Proceeds from disposals of
 assets                              688         3,059         6,066     9,962
Other investing activities           335            --            --        --
                            --------------------------------------------------
NET CASH USED IN INVESTING
 ACTIVITIES                     (265,805)     (483,203)     (438,604) (720,497)
                            --------------------------------------------------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
Cash paid for credit
 facility arrangement
 costs                                --       (18,400)           --        --
Proceeds from debenture
 issue                           754,812            --            --        --
Cash paid for foreign
 currency option                 (88,070)           --            --        --
Repayment of borrowings         (157,930)         (937)       (2,375)   (3,901)
Cash paid for debenture
 issue costs                     (20,574)         (829)           --        --
Cash paid for share issue
 costs                            (6,141)           --            --        --
Proceeds from borrowings              --       100,400       392,500   644,760
Capital element of finance
 lease repayments                 (1,291)       (1,231)       (3,971)   (6,523)
                            --------------------------------------------------
NET CASH PROVIDED BY
 FINANCING ACTIVITIES            480,806        79,003       386,154   634,336
                            --------------------------------------------------
NET (DECREASE)/INCREASE IN
 CASH AND CASH EQUIVALENTS       208,393      (386,064)      (49,471)  (81,266)
EFFECT OF EXCHANGE RATE
 CHANGES ON CASH AND CASH
 EQUIVALENTS                       8,423           362           (63)     (103)
CASH AND CASH EQUIVALENTS
 AT BEGINNING OF YEAR            248,002       464,818        79,116   129,964
                            --------------------------------------------------
CASH AND CASH EQUIVALENTS
 AT END OF YEAR                  464,818        79,116        29,582    48,595
                            --------------------------------------------------

--------------------------------------------------------------------------------
See accompanying notes to the consolidated financial statements.

                                     III-23

--------------------------------------------------------------------------------
TELEWEST
US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

--------------------------------------------------------------------------------

SECTION ONE                                             US FINANCIAL INFORMATION

                                                                    ADDITIONAL
                          CONVERTIBLE    ORDINARY    SHARES HELD     PAID-UP    ACCUMULATED      TOTAL
                           PREFERENCE     SHARES       IN TRUST      CAPITAL      DEFICIT       DEFICIT
                          -----------------------------------------------------------------------------
                          (Pounds)'000 (Pounds)'000  (Pounds)'000  (Pounds)'000 (Pounds)'000  (Pounds)'000
BALANCE AT DECEMBER 31,
 1994                           15,300       84,824        (7,280)      686,276       (2,186)      776,934
Conversion of ordinary
 shares into convertible
 preference shares (note
 15)                            11,227      (11,277)           --            --           --           ---
Shares issued in
 connection
 with the acquisition of
 TCMN (notes 5 and 15)          23,080       18,399            --       636,695           --       678,174
Accrued employee
 compensation relating
 to the Telewest
 Restricted Share Scheme            --           --         5,171            --           --         5,171
Net loss                            --           --            --            --     (137,531)     (137,531)
                          --------------------------------------------------------------------------------
BALANCE AT DECEMBER 31,
 1995                           49,607       91,996        (2,109)    1,322,971     (139,717)    1,322,748
Ordinary shares issued              --          761            --         9,916           --        10,677
Accrued employee
 compensation relating
 to the Telewest
 Restricted Share Scheme            --           --          (237)           --           --          (237)
Net loss                            --           --            --            --     (262,391)     (262,391)
                          --------------------------------------------------------------------------------
BALANCE AT DECEMBER 31,
 1996                           49,607       92,757        (2,346)    1,332,887     (402,108)    1,070,797
Accrued employee
 compensation relating
 to the Telewest
 Restricted Share Scheme            --           --           405            --           --           405
Net loss                            --           --            --            --     (332,452)     (332,452)
                          --------------------------------------------------------------------------------
BALANCE AT DECEMBER 31,
 1997                           49,607       92,757        (1,941)    1,332,887     (734,560)      738,750
                          ================================================================================

--------------------------------------------------------------------------------
See accompanying notes to the consolidated financial statements.


                                     III-24

-------------------------------------------------------------------------------
TELEWEST
US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

SECTION ONE                                            US FINANCIAL INFORMATION

1 ORGANIZATION AND HISTORY

  Telewest Communications plc (the "Company") is a cable television and telephony operator which offers these services to business and residential customers in the United Kingdom ("UK"). Telewest derives its cable television revenues from installation fees, monthly basic and premium service fees and advertising charges. Telewest derives its telephony revenues from connection charges, monthly line rentals, call charges, special residential service charges and interconnection fees payable by other operators. The cable television and telephony services account for approximately 41% and 54%, respectively, of Telewest's revenue. This revenue is predominantly derived from residential, rather than business, customers.

  Telewest was incorporated on October 20, 1994 under the laws of England and Wales in preparation for the October 2, 1995 internal reorganization of Telewest Communications Cable Limited ("TCCL"), then called TeleWest Communications plc, and its subsidiaries whereby the entire issued share capital of TCCL was transferred to Telewest in exchange for fully paid up shares of Telewest. TCCL had traded since November 22, 1994 when affiliates of Tele-Communications, Inc. (the "TCI Affiliates") and affiliates of U S WEST, Inc. (the "U S WEST Affiliates") contributed their UK cable interests to TCCL (the "Contribution"). These interests were previously held by the TCI Affiliates and U S WEST Affiliates through TCI/U S WEST Cable Communications Group, a general partnership. TCI/U S WEST Cable Communications Group and its subsidiaries collectively are referred to herein as the "Joint Venture" and the TCI Affiliates and U S WEST Affiliates collectively are referred to herein as the "Joint Venturers".

2 BASIS OF PREPARATION
  The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  The economic environment and currency in which Telewest operates is the UK and hence its reporting currency is Pounds Sterling ((Pounds)). Certain financial information for the year ended December 31, 1997 has been translated into US Dollars, with such US Dollar amounts being unaudited and presented solely for the convenience of the reader, at the rate of $1.6427 = (Pounds)1.00, the Noon Buying Rate of the Federal Reserve Bank of New York on December 31, 1997. The presentation of the US Dollar amounts should not be construed as a representation that the Pounds Sterling amounts could be so converted into US Dollars at the rate indicated or at any other rate.

3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  PRINCIPLES OF CONSOLIDATION
  The consolidated financial statements include the accounts of Telewest and those of all majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated upon consolidation.

  All acquisitions have been accounted for under the purchase method of accounting. Under this method, the results of subsidiaries and affiliates acquired in the year are included in the consolidated statement of operations from the date of acquisition.

                                    III-25

--------------------------------------------------------------------------------
TELEWEST
US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

SECTION ONE                                             US FINANCIAL INFORMATION

  Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121 (FAS 121), "Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of". FAS 121 requires that long-lived assets and certain identifiable intangibles, including goodwill, to be held and used by an entity, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Upon adoption of this standard, Telewest evaluated its long-lived assets using projected undiscounted future cash flows and operating income for each subsidiary and determined that no material impairment of these assets existed at January 1, 1996 and accordingly, no loss was recognized. Telewest believes that no material impairment existed at December 31, 1997.

  Goodwill arising on consolidation (representing the excess of the fair value of the consideration given over the fair value of the identifiable net assets acquired) is amortized over the acquisition's useful life or over a maximum period of 40 years. Telewest assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through projected undiscounted future operating cash flows of the acquired operations. The assessment of the recoverability of goodwill will be impacted if projected future operating cash flows are not achieved. The amount of goodwill impairment, if any, is measured based on the projected discounted future operating cash flows using a discount rate reflecting Telewest's cost of funds.

  CASH AND CASH EQUIVALENTS
  Cash and cash equivalents include highly-liquid investments with original maturities of three months or less that are readily convertible into cash.

  FINANCIAL INSTRUMENTS
  Telewest uses foreign currency option contracts which permit, but do not require, Telewest to exchange foreign currencies at a future date with another party at a contracted exchange rate. Telewest also enters into combined foreign currency and interest rate swap contracts ("Foreign Currency Swaps"). Such contracts are used to hedge against adverse changes in foreign currency exchange rates associated with obligations denominated in foreign currency.

  The foreign currency option and Foreign Currency Swaps are recorded on the balance sheet in other assets or other liabilities at their fair value at the reporting period with changes in their fair value during the reporting period being reported as part of the foreign exchange gain or loss in the consolidated statement of operations. Such gains and losses are offset against foreign exchange gains and losses on the obligations denominated in foreign currencies which have been hedged.

  Interest rate swap agreements which are used to manage interest rate risk on Telewest's borrowings are accounted for using the accruals method. Net income or expense resulting from the differential between exchanging floating and fixed rate interest payments is recorded on an accruals basis. To the extent that the interest rate swap agreements are delayed starting, net income or expense is not recognized until the effective date of the agreement.

  Other interest rate swaps which are held as trading assets are recorded on the consolidated balance sheet at their fair value at the end of each reporting period with changes in their fair value being recorded as gains and losses in the consolidated statement of operations.


                                     III-26

-------------------------------------------------------------------------------
TELEWEST
US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
-------------------------------------------------------------------------------
SECTION ONE                                            US FINANCIAL INFORMATION

  INVESTMENTS
  Investments in partnerships, joint ventures and subsidiaries in which Telewest's voting interest is 20% to 50%, and others where Telewest has significant influence, are accounted for using the equity method. Investments which do not have a readily determinable fair value, in which Telewest's voting interest is less than 20%, and in which Telewest does not have significant influence, are carried at cost and written down to the extent that there has been an other-than-temporary diminution in value.

  ADVERTISING COSTS
  Advertising costs are expensed as incurred. The amount of advertising costs expensed was (Pounds)25,920,000, (Pounds)24,846,000 and (Pounds)10,246,000
  for the years ended December 31, 1997, 1996, and 1995, respectively.

  PROPERTY AND EQUIPMENT
  Property and equipment is stated at cost, including the historical carryover basis cost from the Contribution. Except during the prematurity period as described below, depreciation is provided to write off the cost, less estimated residual value, of property and equipment by equal installments over their estimated useful economic lives as follows:

  Freehold and long leasehold buildings       50 years
  Cable and ducting                           20 years
  Electronic equipment
   -- System electronics                       8 years
   -- Switching equipment                      8 years
   -- Subscriber electronics                   5 years
   -- Headend, studio and playback facilities  5 years
  Other equipment
   -- Office furniture and fittings            5 years
   -- Motor vehicles                           4 years

  During the prematurity period, depreciation of cable and ducting and system electronics is charged monthly to write off the estimated cost at the end of the prematurity phase over a useful life of 20 and 8 years, respectively. In accordance with Statement of Financial Accounting Standard ("SFAS") No. 51, "Financial Reporting by Cable Television Companies", the monthly charge is scaled down by a ratio of average customers in the current period to the estimated customer base at the end of the prematurity period. The prematurity period covers the period between connecting the first customer and substantial completion of the network.

  Preconstruction costs which are included within cable and ducting are amortized over the life of the franchise from the date of the first customer.

  Telewest accounts for costs, expenses and revenues applicable to the construction and operation of its cable systems under SFAS No. 51.

  The estimated useful lives of cable and ducting and systems electronics were reassessed with effect from January 1, 1996, and were changed from 25-30 years and 10 years to 20 years and 8 years, respectively. The net book value of these assets are being written-off over their revised estimated remaining lives.


                                    III-27

-------------------------------------------------------------------------------
TELEWEST
US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
-------------------------------------------------------------------------------
SECTION ONE                                            US FINANCIAL INFORMATION

  In 1997, the treatment of activation costs was reviewed. With effect from January 1, 1997, activation labor was reclassified from "cable and ducting" to "electronics" to be consistent with the classification of activation materials. The assets are now depreciated over 8 years rather than 20 years.

  FRANCHISE COSTS
  Expenditure incurred on successful applications for franchise licenses is included in property and equipment and is amortized over the remaining life of the original franchise term. Costs relating to unsuccessful applications are charged to the consolidated statement of operations.

  DEFERRED FINANCING COSTS
  Costs incurred in raising debt are deferred and recorded on the consolidated balance sheet in other assets. The costs are amortized to the consolidated statement of operations at a constant rate to the carrying value of the debt over the life of the obligation.

  MINORITY INTERESTS
  Recognition of the minority interests' share of losses of consolidated subsidiaries is limited to the amount of such minority interests' allocable portion of the equity of those consolidated subsidiaries.

  FOREIGN CURRENCIES
  Transactions in foreign currencies are recorded using the rate of exchange in effect at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet date and the gains or losses on translation are included in the consolidated statement of operations.

  REVENUE RECOGNITION
  Revenue is recognized as services are delivered. Other revenues include connection fees which are recognized in the period of connection to the extent that the fee is offset by direct selling costs. The remainder is recognized over the estimated average period that customers are expected to remain connected to the system.

  PENSION COSTS
  Telewest operates a defined-contribution scheme or contributes up to specified limits to third-party schemes on behalf of the employees. The amount included in losses in 1997, 1996 and 1995 of (Pounds)2,801,000, (Pounds)2,580,000 and (Pounds)1,538,000, respectively, represents the contributions payable to the selected schemes in respect of the relevant accounting periods.

  INCOME TAXES
  Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered.

  SHARE-BASED COMPENSATION
  SFAS No. 123, "Accounting for Stock-Based Compensation", encourages, but does not require, companies to record compensation cost for share-based employee compensation plans at fair value. Telewest has chosen to continue to account for share-based compensation using the intrinsic value

                                    III-28

--------------------------------------------------------------------------------
TELEWEST
US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
SECTION ONE                                             US FINANCIAL INFORMATION

  method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Accordingly, compensation cost for share options is measured as the excess, if any, of the quoted market price of Telewest's shares at the date of the grant over the amount an employee must pay to acquire the shares.

  Shares purchased by trustees in connection with the Telewest Restricted Share Scheme, are valued at the market price on the date on which they are purchased and are reflected as a reduction of shareholders' equity in the consolidated balance sheet. This equity account is reduced when the shares are awarded to employees based on the original cost of the shares to the trustees. The value of awards of ordinary shares to be made to employees in future years is charged to the consolidated statement of operations to the extent that the awards have been awarded to and earned by employees in the current accounting period. The value of shares which have been awarded to, but have not been earned by employees, is included as deferred compensation expense within other assets.

  NEW ACCOUNTING STANDARDS APPLICABLE TO THE COMPANY

  EARNINGS PER SHARE AND CAPITAL STRUCTURE
  Telewest adopted the provisions of SFAS No. 128, "Earnings per Share". This Statement required that all prior-period earnings per share calculations be restated to conform with the provisions of this statement. Basic earnings per share has been computed by dividing net income available to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period. Diluted earnings per share is computed by adjusting the weighted average number of ordinary shares outstanding during the period for all dilutive potential ordinary shares outstanding during the period and adjusting the net loss for any changes in income or loss that would result from the conversion of such potential ordinary shares. There is no difference in net income and number of shares used for basic and diluted net income per ordinary share, as potential ordinary share equivalents are not included in the computation as their effect would be to decrease the loss per share.

  COMPREHENSIVE INCOME
  In June 1997, the FASB issued SFAS No. 130 "Reporting Comprehensive Income" which is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods for comparative purposes is required. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. It requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the statement of financial position. Telewest is currently reviewing the likely impact on the classification of items included in the shareholders' equity.

  SEGMENT INFORMATION
  In June 1997, the FASB issued SFAS No. 131 "Disclosure about Segments of an Enterprise and Related Information" which is effective for fiscal years beginning after December 15, 1997. In the initial year of application comparative information for earlier years is to be restated. It requires that companies disclose segment data based on how management makes decisions about allocating resources to segments and measuring their performance. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues, and its major customers. Telewest is currently reviewing the likely impact on the level of disclosure currently provided in its consolidated financial statements.

                                     III-29

--------------------------------------------------------------------------------
TELEWEST
US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
SECTION ONE                                             US FINANCIAL INFORMATION

  PENSIONS AND OTHER POST RETIREMENT BENEFITS

  In February 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132, "Employers' Disclosure About Pensions and other Post Retirement Benefits" ("SFAS No. 132"). SFAS No. 132 revises disclosure requirements about employers' pension and other post retirement benefit plans. SFAS No. 132 is effective for fiscal years beginning after December 15, 1997. The Company has not determined the impact that SFAS No. 132 will have on its pension and post retirement benefit disclosures.

4 FINANCIAL INSTRUMENTS

  FOREIGN CURRENCY OPTION CONTRACT
  At December 31, 1997, Telewest held a Pounds Sterling put option to purchase US$1,537,000,000 to hedge its exposure to adverse fluctuations in exchange rates on the principal amount at maturity of its US Dollar-denominated Senior Discount Debentures due 2007 ("Senior Discount Debentures"). The expiration date of this option contract is September 28, 2000. The put option has a strike price at expiration of (Pounds)1.00 = US$1.4520. The foreign currency option has been included in other assets at its fair value on December 31, 1997.

  FOREIGN CURRENCY SWAP
  Telewest has entered into a Foreign Currency Swap to hedge its exposure to adverse fluctuations in exchange rates on the principal amount of its US Dollar-denominated Senior Debentures due 2006 ("Senior Debentures"). The terms of the contract provided for Telewest to make an initial exchange of principal of US$300,000,000 in exchange for (Pounds)196,078,000. On expiration on October 1, 2000, the initial principal amounts will be re-exchanged. The interest element of the Foreign Currency Swap requires Telewest to make Pounds Sterling fixed-rate interest payments and to receive US Dollar fixed-rate interest payments on the initial exchange amounts on a semi-annual basis. The Foreign Currency Swap contract has been included in other liabilities at its fair value on December 31, 1997.

  INTEREST RATE SWAPS
  Telewest has also entered into certain delayed-starting interest rate swap agreements in order to manage interest rate risk on its senior secured credit facility ("Senior Secured Facility"). The effective dates of the swap agreements are January 2, 1997 and March 31, 1997, and the agreements mature on December 31, 2001 and March 28, 2002. The aggregate notional principal amount of the swaps adjusts upwards on a semi-annual basis to a maximum of (Pounds)750 million. In accordance with the swap agreements, Telewest receives interest at the six month LIBOR rate and pays a fixed interest rate in the range of 7.835-7.975%.

  FAIR VALUE OF FINANCIAL INSTRUMENTS
  SFAS No. 119 "Disclosures about Derivative Financial Instruments and Fair Value of Financial Instruments" requires disclosure of an estimate of the fair values of certain financial instruments. SFAS No. 119 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale. Fair value estimates are made at a specific point in time, based upon relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment, and therefore cannot be determined precisely. Changes in assumptions could significantly affect the estimates.

                                     III-30

--------------------------------------------------------------------------------
TELEWEST
US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
SECTION ONE                                             US FINANCIAL INFORMATION

  At December 31, 1997, Telewest's significant financial instruments include cash and cash equivalents, trade receivables, a foreign currency option contract, a Foreign Currency Swap, interest rate swap agreements, trade payables and long-term borrowings. The following table summarizes the fair value of the foreign currency option contract, the Foreign Currency Swap, the interest rate swap agreements, the Senior Discount Debentures and the Senior Debentures. The fair value of the other financial instruments held by Telewest approximates their recorded carrying amount due to the short maturity of these instruments and these instruments are not presented in the following table.

  ----------------------------------------------------------------------------

                              AT DECEMBER 31, 1996      AT DECEMBER 31, 1997
                            ------------------------- -------------------------
                              CARRYING                  CARRYING
                               AMOUNT     FAIR VALUE     AMOUNT     FAIR VALUE
                            (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000
   Assets:
   Foreign currency option
    contract                      25,828       25,828       26,145       26,145
   Liabilities:
   Interest rate swap
    agreements                        --        4,776           --       25,543
   Foreign Currency Swap          26,481       26,481       18,039       18,039
   Senior Discount
    Debentures                   600,799      621,367      696,954      729,532
   Senior Debentures             175,203      179,582      182,626      189,931

  -----------------------------------------------------------------------------

  The estimated fair value of the foreign currency option contract, the interest rate swap agreements and the Foreign Currency Swap are based on quotations received from independent, third-party financial institutions and represent the net amount receivable or payable to terminate the position, taking into consideration market rates and counterparty credit risk. The estimated fair values of the Senior Discount Debentures and the Senior Debentures are also based on quotations from independent third-party financial institutions and are based on discounting the future cash flows to net present values using appropriate market interest rates prevailing at the year end.

  MARKET RISK AND CONCENTRATIONS OF CREDIT RISK
  Market risk is the sensitivity of the value of the financial instruments to changes in related currency and interest rates. Generally, Telewest is not exposed to such market risk because gains and losses on the financial instruments are offset by gains and losses on the underlying assets and liabilities.

  Telewest may be exposed to potential losses due to the credit risk of non-performance by the counterparties to its foreign currency option, interest rate swap agreements and Foreign Currency Swap contract, however such losses are not anticipated as these counterparties are major international financial institutions.

  Temporary cash investments also potentially expose Telewest to concentrations of credit risk, as defined by SFAS No. 105 "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risks". Telewest places its temporary cash investments with major international financial institutions and limits the amount of credit exposure to any one financial institution. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising Telewest's customer base.

  At December 31, 1997, Telewest had no significant concentration of credit risk.

                                     III-31

--------------------------------------------------------------------------------
TELEWEST
US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
SECTION ONE                                             US FINANCIAL INFORMATION

5 BUSINESS COMBINATIONS
  On January 10, 1996, Telewest acquired the entire issued share capital of Telewest Communications (Worcester) Limited, then called Bell Cablemedia (Worcester) Limited and owner of the Worcester cable franchise, for cash consideration of (Pounds)9,849,000. Telewest Communications (Worcester) Limited was otherwise a dormant company with net assets of (Pounds)2 representing its called up share capital. This acquisition has been accounted for under the purchase method of accounting. The goodwill arising on acquisition was (Pounds)9,849,000 and is being amortized on a straight-line basis over 20 years.

  During 1996, Telewest made various other minor acquisitions, largely for share consideration. The goodwill arising on these acquisitions was (Pounds)11,708,000 and is being amortized on a straight-line basis over 20 years.

  On October 3, 1995, Telewest acquired the entire share capital of Telewest Communications (Midlands & North West) Limited ("TCMN"), then called SBC CableComms (UK), a company which holds cable television and telephony interests in the UK, from an affiliate of Cox Communications, Inc. and affiliates of SBC Communications, Inc., in exchange for an aggregate of 183,994,960 ordinary shares and 230,790,208 convertible preference shares of 10 pence each. The value attributable to the shares issued was (Pounds)1.635 per share, being the market price of the shares on June 8, 1995, the day the terms of the acquisition were agreed to and announced. The fair value of the share consideration using this share price was (Pounds)678,174,000. The aggregate cost of acquisition was (Pounds)689,878,000 including the costs of acquisition. This acquisition has been accounted for under the purchase method of accounting. The goodwill arising on acquisition is (Pounds)464,872,000 and is being amortized on a straight-line basis over 20 years.

6 SUPPLEMENTAL DISCLOSURES TO CONSOLIDATED STATEMENTS OF CASH FLOWS
  Cash paid for interest was (Pounds)63,479,000, (Pounds)25,795,000 and (Pounds)6,041,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

  Significant non-cash investing activities of Telewest are described below. The amounts stated for 1996 represent the purchase of former minority shareholders' interests in certain UK cable interests held by Telewest. The amounts stated for 1995 represent the purchase of TCMN for largely share consideration as described in Note 5 to the consolidated financial statements.

                                             YEAR ENDED DECEMBER 31,
                                    ---------------------------------------
                                        1995          1996         1997
                                    (Pounds)'000  (Pounds)'000 (Pounds)'000
   Purchase/contribution of cable
    interests:
   Assets                                428,080            --           --
   Liabilities assumed                   (45,144)           --           --
   Debt assumed                         (157,930)           --           --
                                    ---------------------------------------
   Net assets acquired contributed       225,006            --           --
   Goodwill on acquisition               464,872         9,874           --
                                    ---------------------------------------
                                         689,878         9,874           --
   Share consideration capital
    contribution                         678,174         9,869           --
   Costs of acquisition                   11,704             5           --
                                    ---------------------------------------
                                         689,878         9,874           --
                                    ---------------------------------------

  ----------------------------------------------------------------------------

                                     III-32

--------------------------------------------------------------------------------
TELEWEST
US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
SECTION ONE                                             US FINANCIAL INFORMATION

7 OTHER RECEIVABLES
  ----------------------------------------------------------------------------

                                              AT DECEMBER 31,
                                         --------------------------
                                             1996          1997
                                         (Pounds)'000  (Pounds)'000
   Value Added Tax refund                      10,633         4,567
   Interconnection receivables                  3,865         1,505
   Interest receivable                             63           807
   Accrued income                               4,356         8,290
   Prepaid expenses                             5,714         3,161
   Other                                        7,763         7,877
                                         --------------------------
                                               32,394        26,207
                                         --------------------------

  ---------------------------------------------------------------------

8 INVESTMENTS

  ---------------------------------------------------------------------
  Telewest has investments in affiliates accounted for under the equity method at December 31, 1997 and 1996 as follows:
  ---------------------------------------------------------------------
                                           PERCENTAGE OWNERSHIP
                                              AT DECEMBER 31,
                                         --------------------------
                                             1996          1997
                                         (Pounds)'000  (Pounds)'000
   Cable London plc                             50.00%        50.00%
   Birmingham Cable Corporation Limited         27.47%        27.47%
   London Interconnect Limited                  16.67%        16.67%
   Central Cable Sales Limited                  50.00%        50.00%
   Front Row Television Limited                    --         40.00%
                                         --------------------------

  ----------------------------------------------------------------------------

  Telewest has accounted for its investment in London Interconnect Limited under the equity method because it is in a position to exercise a significant influence over London Interconnect Limited.

                                     III-33

--------------------------------------------------------------------------------
TELEWEST
US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

SECTION ONE                                             US FINANCIAL INFORMATION

  Summarized combined financial information for such affiliates which operate principally in the cable television and telephony industries is as follows:

  COMBINED FINANCIAL POSITION

                                       AT DECEMBER 31,
                                 --------------------------
                                     1996          1997
                                 (Pounds)'000  (Pounds)'000
   Property and equipment, net        391,183       429,161
   Intangible assets, net               3,845         4,859
   Other assets, net                  105,475        30,249
                                 --------------------------
   Total assets                       500,503       464,269
                                 --------------------------
   Debt                               281,500       293,492
   Other liabilities                   91,947        98,758
   Owners' equity                     127,056        72,019
                                 --------------------------
   Total liabilities and equity       500,503       464,269
                                 --------------------------

  COMBINED OPERATIONS

                                   YEAR ENDED DECEMBER 31,
                                 --------------------------
                                     1996          1997
                                 (Pounds)'000  (Pounds)'000
   Revenue                             98,329       120,468
   Operating expenses                (124,358)     (150,768)
                                 --------------------------
   Operating loss                     (26,029)      (30,300)
   Interest expense                   (15,945)      (26,311)
                                 --------------------------
   Net loss                           (41,974)      (56,611)
                                 --------------------------

  Telewest's investments in affiliates are comprised as follows:

                                      AT DECEMBER 31,
                                 --------------------------
                                     1996          1997
                                 (Pounds)'000  (Pounds)'000
   Loans                               29,089        39,863
   Share of net assets                 40,331        19,844
                                 --------------------------
                                       69,420        59,707
                                 --------------------------

  ----------------------------------------------------------------------------

  Any excess of the purchase cost over the value of the net assets acquired is treated as goodwill and amortized over 20 years on a straight-line basis.

                                     III-34

--------------------------------------------------------------------------------
TELEWEST
US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
SECTION ONE                                             US FINANCIAL INFORMATION

9 PROPERTY AND EQUIPMENT

                                                               CABLE    ELECTRONIC         OTHER
                                     LAND    BUILDINGS       DUCTING     EQUIPMENT     EQUIPMENT         TOTAL
                             (Pounds)'000 (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000
   ACQUISITION COSTS
   Balance at January 1,
    1997                            4,223       45,956     1,101,961       489,835       113,459     1,755,434
   Reclassification                    --          (62)     (118,331)      117,954           439            --
   Additions                           11        8,683       280,814       101,204        49,882       440,594
   Disposals                           --           --          (182)         (556)       (8,319)       (9,057)
                             ---------------------------------------------------------------------------------
   Balance at December
    31,1997                         4,234       54,577     1,264,262       708,437       155,461     2,186,971
                             ---------------------------------------------------------------------------------
   Accumulated depreciation
   Balance at January 1,
    1997                               --        7,378       121,181       130,483        49,198       308,240
   Reclassification                    --           --       (12,792)       12,792            --            --
   Charge for year                     --        3,824        59,324        88,502        25,691       177,341
   Disposals                           --           --          (182)         (229)       (3,719)       (4,130)
   Balance at December 31,
    1997                               --       11,202       167,531       231,548        71,170       481,451
                             ---------------------------------------------------------------------------------
   1997 Net book value              4,234       43,375     1,096,731       476,889        84,291     1,705,520
   Acquisition costs
   Balance at January 1,
    1996                            4,223       36,005       766,866       359,617        79,239     1,245,950
   Additions                           --        9,951       335,844       130,783        39,012       515,590
   Disposals                           --           --          (749)         (565)       (4,792)       (6,106)
                             ---------------------------------------------------------------------------------
   Balance at December
    31,1996                         4,223       45,956     1,101,961       489,835       113,459     1,755,434
                             ---------------------------------------------------------------------------------
   ACCUMULATED DEPRECIATION
   Balance at January
    1,1996                            --         4,920        74,532        70,810        31,880       182,142
   Charge for year                    --         2,458        47,374        60,220        19,664       129,716
   Disposals                          --           --           (725)         (547)       (2,346)       (3,618)
                             ---------------------------------------------------------------------------------
   BALANCE AT DECEMBER 31,
    1996                              --         7,378       121,181       130,483        49,198       308,240
                             ---------------------------------------------------------------------------------
   1996 NET BOOK VALUE              4,223       38,578       980,780       359,352        64,261     1,447,194
                             ---------------------------------------------------------------------------------

  ----------------------------------------------------------------------------

  Cable and ducting consists principally of civil engineering and fibre optic costs. In addition, cable and ducting includes net book value of preconstruction and franchise costs of (Pounds)9,807,000 and (Pounds)13,220,000 as of December 31, 1997 and 1996, respectively. Electronic equipment includes Telewest's switching, headend and converter equipment. Other equipment consists principally of motor vehicles, office furniture and fixtures and leasehold improvements.

                                     III-35

--------------------------------------------------------------------------------
TELEWEST
US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
SECTION ONE                                             US FINANCIAL INFORMATION

10 VALUATION AND QUALIFYING ACCOUNTS
  ----------------------------------------------------------------------------

                                                        ADDITIONS
                                                       CHARGED TO
                             BALANCE AT  ACQUISITION    COSTS AND                 BALANCE AT
                              JANUARY 1      OF TCMN     EXPENSES   DEDUCTIONS  DECEMBER 31,
                           (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000  (Pounds)'000
   1995
   Allowance for doubtful
    accounts                      1,736        1,063        5,920       (4,024)        4,695
                           ---------------------------------------------------------------------
   1996
   Allowance for doubtful
    accounts                      4,695          --         9,020       (8,310)        5,405
                           ---------------------------------------------------------------------
   1997
   Allowance for doubtful
    accounts                      5,405          --         8,815       (7,713)        6,507
                           ---------------------------------------------------------------------

  ----------------------------------------------------------------------------

11 OTHER ASSETS
   The components of other assets, net of amortization, are as follows:
  ----------------------------------------------------------------------------

                                          AT DECEMBER 31,
                                     -------------------------
                                             1996         1997
                                     (Pounds)'000 (Pounds)'000
   Deferred financing costs of
    debentures                             17,510       13,770
   Deferred financing costs of
    Senior Secured Facility                18,186       15,963
   Foreign currency option contract        25,828       26,145
   Other                                      863          635
                                     -------------------------
                                           62,387       56,513
                                     -------------------------

  ----------------------------------------------------------------------------

12 OTHER LIABILITIES
  Other liabilities are summarized as follows:

                               AT DECEMBER 31,
                          -------------------------
                                  1996         1997
                          (Pounds)'000 (Pounds)'000
   Amounts due to
    affiliated or other
    related parties              1,901           61
   Accrued interest              8,921       13,641
   Accrued construction
    costs                       36,397       30,235
   Accrued expenses and
    deferred income             82,938      112,198
   Foreign Currency Swap        26,481       18,039
   Other liabilities            33,562       24,490
                          -------------------------
                               190,200      198,664
                          -------------------------

  ----------------------------------------------------------------------------

                                     III-36

--------------------------------------------------------------------------------
TELEWEST
US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

SECTION ONE                                             US FINANCIAL INFORMATION

13 DEBT

  Debt is summarized as follows at December 31, 1997 and 1996:
  ----------------------------------------------------------------------------

                                   WEIGHTED AVERAGE INTEREST RATE
                               --------------------------------------
                                 1996    1997          1996         1997
                                               (Pounds)'000 (Pounds)'000
   Senior Debentures            9.625%  9.625%      175,203      182,626
   Senior Discount Debentures  11.000% 11.000%      600,799      696,954
   Senior Secured Facility      8.281%  9.071%      100,000      492,500
   Other debt                   7.790%  8.719%        3,349          974
                               -----------------------------------------
                                                    879,351    1,373,054
                               -----------------------------------------

  SENIOR DEBENTURES
  In October 1995, Telewest issued US$300,000,000 principal amount of Senior Debentures with a yield to maturity of 9.625%. The cash consideration received at the date of issue was (Pounds)188,703,000. The Senior Debentures mature on October 1, 2006. Interest on the Senior Debentures accrues semi-annually and is payable in arrears. The Senior Debentures are redeemable, in whole or in part, at the option of Telewest at any time on or after October 1, 2000 at the redemption price of 104.813% of the principal amount during the year commencing October 1, 2000, 102.406% of the principal amount during the year commencing October 1, 2001, and thereafter at 100% of the principal amount plus accrued and unpaid interest.

  The Senior Debentures and the Senior Discount Debentures, which are described below, were issued to finance working capital, capital expenditure, foreign currency swap and options to hedge against adverse fluctuations in exchange rates, and additional investments in affiliated companies. A portion of the net proceeds of the issue also was used to repay the (Pounds)157,930,000 indebtedness outstanding under the loan facility held by TCMN at the date that it was acquired by Telewest.

  The indenture under which the Senior Debentures were issued contains various covenants which, among other things, restrict the ability of Telewest to incur additional indebtedness, pay dividends, create certain liens, enter into certain transactions with shareholders or affiliates, or sell certain assets. Telewest was in compliance with the covenants at December 31, 1997.

  Telewest has entered into a Foreign Currency Swap to hedge its exposure to adverse fluctuations in exchange rates on the principal amount which will be outstanding on October 1, 2000, the earliest redemption date, and the associated interest payments of the Senior Debentures. The terms of the Foreign Currency Swap are described in Note 4 to the consolidated financial statements.

  The Senior Debentures are unsecured liabilities of Telewest.

  SENIOR DISCOUNT DEBENTURES
  In October 1995, Telewest issued US$1,536,413,000 principal amount at maturity of Senior Discount Debentures with a yield to maturity of 11%. The cash consideration received at the date of issue was (Pounds)566,109,000 (US$900,000,000). At December 31, 1997, the unamortized portion of the discount on issue was (Pounds)238,344,000 (US$391,528,000). The Senior Discount Debentures mature on October 1, 2007. Interest on the Senior Discount Debentures accrues semi-annually. Cash interest will not accrue on the Senior Discount Debentures prior to October 1, 2000 and is

                                     III-37

--------------------------------------------------------------------------------
TELEWEST
US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
SECTION ONE                                             US FINANCIAL INFORMATION

  thereafter payable in arrears on April 1 and October 1 of each year at a rate of 11% per annum. The Senior Discount Debentures are redeemable, in whole or in part, at the option of Telewest at any time on or after October 1, 2000 at the redemption price of 100% of the principal amount plus accrued and unpaid interest.

  The indenture under which the Senior Discount Debentures were issued contains various covenants as set out for the Senior Debentures above and Telewest was in compliance with such covenants at December 31, 1997.

  Telewest has purchased a five year Pounds Sterling put option to purchase US$1,537,000,000 to hedge its exposure to adverse fluctuations in exchange rates on the principal amount which will be outstanding on October 1, 2000, the earliest redemption date, of the Senior Discount Debentures. The terms of the foreign currency option contract are described in Note 4 to the consolidated financial statements.

  The Senior Discount Debentures are unsecured liabilities of Telewest.

  SENIOR SECURED FACILITY
  During 1996, a subsidiary of Telewest entered into a senior secured credit facility (the "Senior Secured Facility") with a syndicate of banks. The facility is available to finance the capital expenditure, working capital requirements and other permitted related activities involving the construction and operation of all Telewest's owned and operated franchises, to pay cash interest on Telewest's unsecured debentures, to fund the repayment of existing secured borrowings in respect of the London South and South West Regional Franchise Areas, to fund loans to or investments in affiliated companies, to bid for or purchase, and subsequently construct, licenses or franchises which may become available and to refinance advances and the payment of interest, fees, and expenses in respect of the Senior Secured Facility.

  The facility is divided into two tranches: the first portion (Tranche A) is available on a revolving basis for up to (Pounds)300 million, reducing to (Pounds)100 million by June 30, 1998 with full repayment by December 31, 1998; the second portion (Tranche B) is available on a revolving basis concurrently with Tranche A for an amount up to 6.5 times the trailing, rolling six month annualized consolidated net operating cash flow, gradually reducing throughout the period of the facility to 4 times by January 1, 2000. Thereafter, the amount outstanding under the Tranche B facility converts to a term loan amortizing over 5 years. The aggregate drawing at any time under both tranches cannot exceed (Pounds)1.2 billion. At December 31, 1997, (Pounds)125,000,000 (1996: (Pounds)100,000,000) was
  outstanding under Tranche A and (Pounds)367,500,000 under Tranche B (1996:
  (Pounds)nil).

  Borrowings under the facility are secured by the assets of Telewest, including the partnership interests and shares of subsidiaries, and bear interest at 2.25% above LIBOR for Tranche A and between 0.5% and 1.875% above LIBOR (depending on the ratio of borrowings to the trailing, rolling six month annualized consolidated net operating cash flow) for Tranche B. Since December 31, 1997, this facility has been restructured with revised financial covenants, a reduction in the amount available under the facility from (Pounds)1,200 million to (Pounds)1,000 million, and a supplementary (Pounds)100 million revolving credit facility secured with a second fixed and floating charge over the Telewest Group's assets, and interest costs on the latter ranging from 3.5%-5.5% above LIBOR. As a result of this restructuring of the facility, the repayment dates for Tranche A, referred to above, have been accelerated by three months.


                                     III-38

--------------------------------------------------------------------------------
TELEWEST
US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
SECTION ONE                                             US FINANCIAL INFORMATION

  In September 1996, Telewest entered into certain delayed-starting interest rate swap agreements in order to manage interest rate risk on the Senior Secured Facility. The terms of the swap agreements are described in Note 4 to the consolidated financial statements.

  Telewest's ability to borrow under the facility is subject to, among other things, its compliance with the financial and other covenants and borrowing conditions contained therein.

  Telewest was in compliance with the covenants at December 31, 1997.

  OTHER DEBT
  Other debt is represented by property loans which are secured on freehold land and buildings held by Telewest which mature from 1998 onwards. The property loans bear interest at a rate of between 1.00% and 1.5% above LIBOR.

14 INCOME TAXES
  Loss before income taxes is solely attributable to the UK.

  The provisions for income taxes follow:

                                              YEAR ENDED DECEMBER 31,
                                       --------------------------------------
                                               1995         1996         1997
                                       (Pounds)'000 (Pounds)'000 (Pounds)'000
  Currently payable                              16           50          137
                                       --------------------------------------


  A reconciliation of income taxes determined using the statutory UK rate of 31.5% (1996: 33%) to the effective rate of income tax is as follows:


                                              YEAR ENDED DECEMBER 31,
                                       --------------------------------------
                                               1995         1996         1997
                                                  %            %            %
  Corporate tax at UK statutory rates          (33)         (33)        (31.5)
  Permanent differences                          3            1           0.5
  Valuation allowance and other tempo-
   rary differences                             26           30            29
  Share of losses of affiliates                  4            2             2
                                       --------------------------------------
                                                --           --            --
                                       --------------------------------------

                                     III-39

--------------------------------------------------------------------------------
TELEWEST
US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
SECTION ONE                                             US FINANCIAL INFORMATION

  Deferred income tax assets and liabilities at December 31, 1997 and 1996 are summarized as follows:

  ----------------------------------------------------------------------------

                                                  1996          1997
                                          (Pounds)'000  (Pounds)'000
   Deferred tax assets relating to:
   Fixed assets                                    --         79,100
   Net operating loss carried forward          310,300       181,800
   Other                                         3,400         2,400
                                          --------------------------
   Deferred tax asset                          313,700       263,300
   Valuation allowance                        (175,200)     (247,400)
                                          --------------------------
                                               138,500        15,900
   Deferred tax liabilities relating to:
   Fixed assets                               (110,600)          --
   Other                                       (27,900)      (15,900)
                                          --------------------------
   Deferred tax liabilities                   (138,500)      (15,900)
                                          --------------------------
   DEFERRED TAX ASSET PER BALANCE SHEET            --            --
                                          --------------------------

  ----------------------------------------------------------------------------

  At December 31, 1997, Telewest estimates that it has, subject to Inland Revenue agreement, net operating losses ("NOLs") of (Pounds)587,000,000 available to relieve against future profits. This excludes capital allowances on assets which were available to Telewest, but had not been claimed, of (Pounds)465,000,000.

  Due to a history of operating losses Telewest has established a valuation allowance with respect to deferred tax assets, except to the extent of deferred tax liabilities.

  The NOLs have an unlimited carry forward period under UK tax law, but are limited in their use to the type of business which has generated the loss.

15 SHAREHOLDERS' EQUITY

  MOVEMENTS IN SHARE CAPITAL
  During 1996 Telewest issued 7,604,200 ordinary shares for the following consideration: an additional 0.25% of the ordinary shares of Cable London plc, the surrender by Trans-Global (UK) Limited of its option to acquire 9.9% of equity in the South East Regional Franchise Area, and the remaining 20% of the ordinary shares of Telewest Communications (Cotswolds) Limited held by a minority interest.

  On October 3, 1995, Telewest acquired the entire share capital of TCMN from its former shareholders in exchange for an aggregate of 183,994,960 ordinary shares and 230,790,208 convertible preference shares of 10 pence each. On October 2, 1995, pursuant to a court-approved scheme of arrangement (the "Scheme of Arrangement"), Telewest exchanged 735,468,440 ordinary shares of 10p each and 265,276,500 convertible preference shares of 10 pence each in consideration for the transfer of shares of TCCL to Telewest. Dealings in ordinary shares and ADSs representing ordinary shares of TCCL ceased on the London Stock Exchange and Nasdaq

                                     III-40

--------------------------------------------------------------------------------
TELEWEST
US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
SECTION ONE                                             US FINANCIAL INFORMATION

  National Market immediately prior to the execution of the Scheme of Arrangement and upon completion of the Scheme of Arrangement, dealings in the ordinary shares and ADSs representing ordinary shares of Telewest commenced. Immediately prior to the execution of the Scheme of Arrangement on October 2, 1995, TCCL restructured its share capital by converting 112,276,500 ordinary shares of 10 pence each into 112,276,500 convertible preference shares of 10 pence each.

  CONVERTIBLE PREFERENCE SHARES
  The convertible preference shares are convertible into fully paid up ordinary shares at any time on the basis of one ordinary share for every convertible preference share provided that, immediately following the conversion, the percentage of the issued ordinary share capital of Telewest held by members of the public, as defined by the listing rules of the London Stock Exchange, does not fall below 25%. The ordinary shares arising on conversion will rank pari passu in all respects with the ordinary shares then in issue.

  The holders of the convertible preference shares are entitled to receive a dividend of such amount as is declared and paid in relation to each ordinary share, subject to the dividend to be paid not exceeding 20 pence per share net of any associated tax credit.

  In the event of a winding-up of Telewest or other return of capital, the assets of Telewest available for distribution will be paid first to the holders of the convertible preference shares up to the sum of capital paid-up or credited as paid-up unless the right of election upon a winding-up of Telewest has been exercised in respect of the convertible preference shares (the "Elected Shares"). If the election has been exercised, the holders of the ordinary shares and the Elected Shares will receive any surplus in accordance with the amount paid-up or credited as paid-up on the shares held.

  The holders of the convertible preference shares are not entitled to vote at any general meeting of Telewest unless the meeting includes the consideration of a resolution for winding up Telewest or a resolution modifying the rights or privileges attaching to the convertible preference shares.

16 SHARE-BASED COMPENSATION PLANS

  At December 31, 1997, Telewest operated five types of share-based compensation plans: the Telewest Executive Share Option Schemes, the Telewest Sharesave Schemes, and the Telewest Restricted Share Scheme, as replaced in 1997 by the Telewest Long Term Incentive Plan ("LTIP") and an Equity Participation Plan ("EPP").

  Telewest applies APB Opinion Bulletin No. 25 and related interpretations in accounting for its share-based compensation plans. Accordingly, no compensation cost has been charged to the consolidated statement of operations in respect of performance-based option grants since the options do not have exercise prices less than the market value of ordinary shares. Compensation cost has been recognized for fixed option grants since the options have exercise prices less than the market value of ordinary shares at the date of grant. Compensation cost has also been recognized for awards over ordinary shares made under the Telewest Restricted Share Scheme since the awards have no exercise price. Compensation cost recognized for fixed option grants and awards under the Telewest Restricted Share Scheme was (Pounds)496,000, (Pounds)1,380,000 and (Pounds)1,334,000 for 1997, 1996,
  and 1995, respectively.

  If compensation cost for share option grants and for awards under the Telewest Restricted Share Scheme and Long Term Incentive Plan had been determined based on their fair value at the date of

                                     III-41

--------------------------------------------------------------------------------
TELEWEST
US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
SECTION ONE                                             US FINANCIAL INFORMATION

  grant for 1997 and 1996 consistent with the method prescribed by SFAS 123, Telewest's net loss and basic and diluted loss per share would have been adjusted to the pro forma amounts set out below:

  ----------------------------------------------------------------------------

                                             1995          1996          1997
                                     (Pounds)'000  (Pounds)'000  (Pounds)'000
   Net loss--As reported                 (137,531)     (262,391)     (332,452)
   --Pro forma                           (138,468)     (264,579)     (336,737)
                                     ----------------------------------------
                                         (Pounds)      (Pounds)      (Pounds)
   Basic and diluted loss per share
   --As reported                            (0.16)        (0.28)        (0.36)
   --Pro forma                              (0.16)        (0.29)        (0.36)
                                     ----------------------------------------

  ----------------------------------------------------------------------------

  PERFORMANCE-BASED SHARE OPTION COMPENSATION PLANS
  Telewest has two performance-based share option plans: the Telewest 1995 (No. 1) Executive Share Option Scheme and the Telewest 1995 (No. 2) Executive Share Option Scheme. Under both plans, certain officers and key employees are granted options to purchase ordinary shares. The exercise price of each option generally equals the market price of ordinary shares on the date of grant. The options are exercisable between three and ten years after the date of the grant with exercise conditional on ordinary shares out-performing by price the FT-SE100 Index over any three year period preceding exercise. Telewest may grant options for up to 92,000,000 ordinary shares.

  The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model using a weighted-average risk-free interest rate of 6.8%, 8.1% and 8.3% for grants in 1997, 1996 and 1995 respectively, and an expected volatility of 30-45% used for grants in these years. Telewest does not expect to pay a dividend on ordinary shares at any time during the expected life of the option.

  A summary of the status of Telewest's performance-based share option plans as at December 31, 1997, 1996 and 1995, the first year in which the options were granted, and changes during the years ended on those dates is presented below:

  ----------------------------------------------------------------------------

                                      1995                    1996                    1997
                                          WEIGHTED                WEIGHTED                WEIGHTED
                                           AVERAGE                 AVERAGE                 AVERAGE
                               NUMBER     EXERCISE     NUMBER     EXERCISE     NUMBER     EXERCISE
                             OF SHARES      PRICE    OF SHARES      PRICE    OF SHARES      PRICE
   Outstanding at beginning
    of year                         --           --   8,645,229  160.4 pence 11,238,852  153.0 pence
   Granted                    8,871,398  160.3 pence  4,121,474  140.9 pence  8,994,654   83.7 pence
                             -----------------------------------------------------------------------
   Forfeited                   (226,169) 158.0 pence (1,527,851) 162.6 pence (1,205,075) 147.1 pence
   Outstanding at end         8,645,229  160.4 pence 11,238,852  153.0 pence 19,028,431  120.6 pence
                             -----------------------------------------------------------------------
   Options exercisable at
    year end                        --           --   1,023,042  154.3 pence  3,375,739  152.3 pence
   Weighted average fair
    value of options
    granted during the year  86.0 pence              75.6 pence              50.4 pence

  ----------------------------------------------------------------------------



                                     III-42

--------------------------------------------------------------------------------
TELEWEST
US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
SECTION ONE                                             US FINANCIAL INFORMATION

    The following table summarizes information about Telewest's performance-based share option plans outstanding at December 31, 1997.

                                       OPTIONS OUTSTANDING              OPTIONS EXERCISABLE
                              -------------------------------------- --------------------------
                                              WEIGHTED
                                  NUMBER       AVERAGE    WEIGHTED       NUMBER      WEIGHTED
                              OUTSTANDING AT  REMAINING    AVERAGE   EXERCISABLE AT   AVERAGE
                               DECEMBER 31,  CONTRACTUAL  EXERCISE    DECEMBER 31,   EXERCISE
                                   1997         LIFE        PRICE         1997         PRICE
   RANGE OF EXERCISE PRICES   -------------- ----------- ----------- -------------- -----------
   71.0--73.0 pence                2,666,913   7.4 years  72.6 pence
   82.5--83.0 pence                5,297,509   7.6 years  82.9 pence
   117.5--118.0 pence                765,847   9.2 years 117.5 pence
   135.0--141.0 pence              3,674,467   6.2 years 140.6 pence      1,293,086 140.8 pence
   154.5--155.5 pence              4,842,914   4.8 years 154.5 pence      1,502,527 154.6 pence
   171.5--173.5 pence              1,780,781   5.9 years 172.4 pence        580,126 171.9 pence
                              -----------------------------------------------------------------
   71.0--173.5 pence              19,028,431   6.5 years 120.6 pence      3,375,739 152.3 pence
                              -----------------------------------------------------------------

  ----------------------------------------------------------------------------

  FIXED SHARE OPTION COMPENSATION PLANS
    Telewest also operates the Telewest Sharesave Scheme, a fixed share option compensation scheme. Under this plan, Telewest grants options to employees to purchase ordinary shares at a 20% discount to market price. These options can be exercised only with funds saved by employees over time in a qualified savings account. The options are exercisable between 37 and 66 months after the date of grant.

    The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model using a weighted-average risk-free interest rate of 6.95%, 7.4% and 7.2% for grants in 1997, 1996 and 1995, respectively, and an expected volatility of 30-45%. Telewest does not expect to pay a dividend on ordinary shares at any time during the expected life of the option.

    A summary of the status of Telewest's fixed share option plans as of December 31, 1995, 1996, and 1997 and the changes during the years ended on those dates is presented below:

                                      1995                    1996                    1997
                             ----------------------- ----------------------- -----------------------
                                          WEIGHTED                WEIGHTED                WEIGHTED
                                           AVERAGE                 AVERAGE                 AVERAGE
                               NUMBER     EXERCISE     NUMBER     EXERCISE     NUMBER     EXERCISE
                             OF SHARES      PRICE    OF SHARES      PRICE    OF SHARES      PRICE
                             ----------  ----------- ----------  ----------- ----------  -----------
   Outstanding at beginning
    of year                   1,666,534  150.0 pence  3,345,941  139.6 pence  4,076,635  119.8 pence
   Granted                    2,168,157  134.0 pence  2,165,009  102.5 pence  5,341,783   58.0 pence
   Forfeited                   (488,750) 150.0 pence (1,434,315) 139.8 pence (2,450,243) 120.7 pence
                             -----------------------------------------------------------------------
   Outstanding at end of
    year                      3,345,941  139.6 pence  4,076,635  119.8 pence  6,968,175   72.1 pence
                             -----------------------------------------------------------------------
   Options exercisable at
    year end                         --                      --                      --
   Weighted average fair
    value of options
    granted during the year  79.3 pence              49.7 pence              42.7 pence
                             -----------------------------------------------------------------------

  ----------------------------------------------------------------------------

                                     III-43

--------------------------------------------------------------------------------
TELEWEST
US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
SECTION ONE                                             US FINANCIAL INFORMATION

  The following table summarizes information about Telewest's fixed share options outstanding at December 31, 1997.

  ----------------------------------------------------------------------------

                              OPTIONS OUTSTANDING
          -------------------------------------------------------------
                                                    WEIGHTED AVERAGE
                              NUMBER OUTSTANDING  REMAINING CONTRACTUAL
          EXERCISE PRICE     AT DECEMBER 31, 1997         LIFE
          -----------------  -------------------- ---------------------
          58.0 pence              5,341,783             3.6 years
          102.5 pence               941,444             2.6 years
          134.0 pence               404,256             3.6 years
          150.0 pence               280,692             2.6 years
          58.0--150.0 pence       6,968,175             3.4 years
          -------------------------------------------------------------

  ----------------------------------------------------------------------------

  TELEWEST RESTRICTED SHARE SCHEME
  Telewest operates the Telewest Restricted Share Scheme in conjunction with an employment trust, the Telewest Employees Share Ownership Plan Trust (the "Telewest ESOP"), which has been designed to provide incentives to executives of Telewest based on the performance of Telewest. Under the Telewest Restricted Share Scheme, executives may be granted awards over ordinary shares of Telewest based on a percentage of salary. The awards are made for no consideration. The awards generally vest three years after the date of the award and are exercisable for up to seven years after the date when they vest. Awards granted under the Telewest Restricted Share Scheme may be made over a maximum of 4,000,000 ordinary shares.

  The fair value of each award is the share price of the ordinary shares on the date the award was made.

  A summary of the status of Telewest's Restricted Share Scheme at December 31, 1995, 1996 and 1997 and changes during the years ended on those dates is presented below:

  ----------------------------------------------------------------------------

                                       1995          1996          1997
                                    NUMBER OF     NUMBER OF     NUMBER OF
                                      SHARES        SHARES        SHARES
                                   ------------  ------------  ------------
  Outstanding at beginning of year          --      2,616,857     2,648,433
  Granted                             2,857,191       328,297       377,975
  Exercised                                 --        (62,920)   (1,123,324)
  Forfeited                            (240,334)     (233,801)     (155,922)
                                   ----------------------------------------
  Outstanding at end of year          2,616,857     2,648,433     1,747,162
                                   ----------------------------------------
  Awards exercisable at year end         49,867       646,341       924,008
                                   ----------------------------------------
  Weighted average fair value of
   awards granted
   during the year                 (Pounds)1.72  (Pounds)1.47  (Pounds)1.25
                                   ----------------------------------------

  ----------------------------------------------------------------------------

  At December 31, 1997, the 1,747,162 awards outstanding and the 924,008 awards exercisable have weighted average remaining contractual lives of 6.7 years and 6.6 years, respectively.



                                     III-44

--------------------------------------------------------------------------------
TELEWEST
US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
SECTION ONE                                             US FINANCIAL INFORMATION

  LONG-TERM INCENTIVE PLAN ("LTIP")

  The Telewest Restricted Share Scheme has been replaced with a Long-Term Incentive Plan ("LTIP") for share awards to executive Directors and senior executives. Under the LTIP an executive will be awarded the provisional right to receive, for no payment, a number of ordinary shares with a value equating to a percentage of base salary. The shares will not vest unless certain performance criteria, based on total shareholder return assessed over a three-year period are met. The percentage of salary will be determined by the Remuneration Committee and will be up to 100% of base salary for executive Directors.

  ----------------------------------------------------------------------------

                                                                   1997 NUMBER
                                                                     OF SHARES
   Outstanding at beginning of year                                         --
   Granted                                                             574,309
                                                                  ------------
   Outstanding at end of year                                          574,309
                                                                  ------------
   Awards exercisable at year end                                           --
                                                                  ------------
   Weighted average fair value of awards granted during the year  (Pounds)0.81
                                                                  ------------

  ----------------------------------------------------------------------------

  At December 31, 1997, the 574,309 awards outstanding have weighted average remaining contractual lives of 9.8 years.

17 COMMITMENTS AND CONTINGENCIES

  CAPITAL AND OPERATING LEASES
  Telewest leases a number of assets under arrangements accounted for as capital leases, as follows:

  ----------------------------------------------------------------------------

                         ACQUISITION  ACCUMULATED     NET BOOK
                            COSTS     DEPRECIATION     VALUE
                         (Pounds)'000 (Pounds)'000  (Pounds)'000
   At December 31, 1996
   Electronic equipment        46,634       (8,376)       38,258
   Other equipment              8,780       (1,900)        6,880
                         ---------------------------------------
   At December 31, 1997
   Electronic equipment        58,465      (16,061)       42,404
   Other equipment             40,207       (8,050)       32,157
                         ---------------------------------------

  ----------------------------------------------------------------------------

  Depreciation charged on these assets was (Pounds)10,889,000 and (Pounds)7,106,000 for the years ended December 31, 1997 and 1996, respectively.

  Telewest leases business offices and uses certain equipment under lease arrangements accounted for as operating leases. Minimum rental expense under such arrangements amounted to (Pounds)3,198,000, (Pounds)3,065,000 and (Pounds)2,276,000 for the years ended December 31, 1995, 1996 and 1997, respectively.


                                     III-45

--------------------------------------------------------------------------------
TELEWEST
US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
SECTION ONE                                             US FINANCIAL INFORMATION

  Future minimum lease payments under capital and operating leases are summarized as follows as at December 31, 1997:

  ----------------------------------------------------------------------------

                           CAPITAL    OPERATING
                            LEASES       LEASES
                      (Pounds)'000 (Pounds)'000
   1998                     15,712        3,059
   1999                     14,488        2,989
   2000                     12,740        2,939
   2001                     11,883        2,885
   2002                      8,741        2,884
   2003 and thereafter      38,413       14,323
                         ----------------------
                           101,977
   Imputed interest        (26,443)
                         ---------
   TOTAL                    75,534
                         ---------

  ----------------------------------------------------------------------------

  It is expected that, in the normal course of business, expiring leases will be renewed or replaced.

  CONTINGENT LIABILITIES
  Telewest is a party to various legal proceedings in the ordinary course of business which it does not believe will result, in aggregate, in a material adverse effect on its financial condition.

18 RELATED PARTY TRANSACTIONS
  Telewest, in the normal course of providing cable television services, purchases certain of its programming from UK affiliates of TCI. Such programming is purchased on commercially-available terms. Total purchases in the years ended December 31, 1997 and 1996 amounted to (Pounds)9,681,000 and (Pounds)6,951,000 respectively.

  Telewest has management agreements with TCI and U S WEST under which amounts are paid by Telewest relating to TCI and U S WEST employees who have been seconded to Telewest. For the years ended December 31, 1997, 1996 and 1995, fees charged to Telewest under the agreements were (Pounds)968,000, (Pounds)2,185,000 and (Pounds)3,042,000, respectively.
  Telewest has similar management agreements with Cox Communications, Inc. and SBC Communications, Inc. For the years ended December 31, 1997, 1996 and 1995, fees charged to Telewest under these agreements were (Pounds)202,000, (Pounds)374,000 and (Pounds)233,000 respectively.

  Telewest has entered into consulting agreements with its affiliates pursuant to which Telewest provides consulting services related to telephony operations. Under the agreements, Telewest receives an annual fee from each affiliate based upon the affiliate's revenues. Fees received for the years ended December 31, 1997, 1996 and 1995 were (Pounds)786,000, (Pounds)642,000 and (Pounds)566,000, respectively. The affiliate banking agreements contain certain deferred payment arrangements for these fees. Telewest also receives a fee for providing switching support services, comprising a fixed element based on a number of switches and a variable element based on a number of lines. Fees received for the years ended December 31, 1997, 1996 and 1995 were (Pounds)740,000, (Pounds)741,000 and
  (Pounds)827,000, respectively.


                                     III-46

-------------------------------------------------------------------------------
TELEWEST
US GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
-------------------------------------------------------------------------------
SECTION ONE                                            US FINANCIAL INFORMATION

19 QUARTERLY FINANCIAL INFORMATION (UNAUDITED)
  ----------------------------------------------------------------------------

                                                              1996
                           --------------------------------------------------------------------------
                                  TOTAL  FOURTH QUARTER  THIRD QUARTER  SECOND QUARTER  FIRST QUARTER
                           (Pounds)'000    (Pounds)'000   (Pounds)'000    (Pounds)'000   (Pounds)'000
   Revenue                      290,266          83,663         73,123          68,320         65,160
   Operating loss              (155,400)        (46,095)       (34,512)        (38,536)       (36,257)
   Finance expenses, net        (90,788)         28,222        (30,710)        (54,503)       (33,797)
   Net loss                    (262,391)        (22,361)       (69,303)        (97,080)       (73,647)
   Basic and diluted loss
    per ordinary share        (28 pence)       (2 pence)      (7 pence)      (10 pence)      (8 pence)
                           --------------------------------------------------------------------------
                                                            1997
                           --------------------------------------------------------------------------
                                  TOTAL  FOURTH QUARTER  THIRD QUARTER  SECOND QUARTER  FIRST QUARTER
                           (Pounds)'000    (Pounds)'000   (Pounds)'000    (Pounds)'000   (Pounds)'000
   Revenue                      386,498         104,969        100,087          91,052         90,390
   Operating loss              (154,159)        (39,578)       (41,394)        (36,421)       (36,766)
   Finance expenses, net       (156,167)        (29,604)       (43,613)        (30,992)       (51,958)
   Net loss                    (332,452)        (74,887)       (90,780)        (72,902)       (93,883)
   Basic and diluted loss
    per ordinary share        (36 pence)       (8 pence)     (10 pence)       (8 pence)     (10 pence)
------------------------------------------------------------------------------------------------------

  Telewest regularly reviews estimated useful lives of its property and equipment and the estimates in calculating the capitalized overheads which relate to the construction of the cable network. With effect from January 1, 1996, Telewest has revised the estimated lives of certain assets as set out in Note 3 to the consolidated financial statements and certain estimates used in calculating capitalizable overheads. The impact of these revisions was to increase the depreciation charge for 1996 from (Pounds)110,223,000 to (Pounds)129,716,000 and to increase the basic and diluted loss per ordinary share for the year by 2 pence, and to increase the capitalization of overheads in 1996 from (Pounds)38,812,000 to (Pounds)54,019,000 and to reduce the basic and diluted loss per share for the year by 2 pence. The impact was principally accounted for in the fourth quarter of 1996.

  In 1997, the treatment of activation costs was reviewed. With effect from January 1, 1997, activation labor was reclassified from "Cable and Ducting" to "Electronics" to be consistent with the classification of activation materials. The impact of this change was an additional depreciation charge of (Pounds)10,359,000, with activation labor now depreciated over 8 years rather than 20 years.

  Finance expenses include foreign exchange gains and losses on the retranslation or valuation of non sterling denominated financial instruments using period end exchange rates and market valuations.


                                    III-47

SECTION ONE                                             US FINANCIAL INFORMATION
--------------------------------------------------------------------------------
TELEWEST

US GAAP UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------








                                     III-48

--------------------------------------------------------------------------------
TELEWEST COMMUNICATIONS PLC

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
SECTION ONE                                             US FINANCIAL INFORMATION

STATEMENTS OF OPERATIONS

-------------------------------------------------------------------------------
                                            3 MONTHS        3 MONTHS  3 MONTHS
                                               ENDED           ENDED     ENDED
                                            MARCH 31        MARCH 31  MARCH 31
                                                1997            1998      1998
                                       (Pounds)'000)   (Pounds)'000)   ($'000)
TURNOVER
  Cable television                         38,101          44,180       74,068
  Telephony -- residential                 39,674          48,436       81,203
  Telephony -- business                     9,287          13,502       22,636
  Other (including (Pounds)697 and
   (Pounds)377 in 1998 and 1997,
   respectively, from related
   parties)                                 3,328           4,306        7,219
                                      ----------------------------------------
                                           90,390         110,424      185,126
                                      ----------------------------------------
OPERATING COSTS AND EXPENSES
  Programming (including
   (Pounds)2,718 and (Pounds)3,248 in
   1998 and 1997, respectively, to
   related parties)                       (23,198)        (25,257)     (42,343)
  Telephony                               (14,379)        (14,201)     (23,808)
  Selling, general, and
   administrative (including
   (Pounds)219 and (Pounds)341 in
   1998 and 1997, respectively, to
   related parties)                       (45,529)        (45,207)     (75,790)
  Depreciation                            (37,456)        (46,724)     (78,333)
  Amortisation of goodwill                 (6,594)         (6,599)     (11,063)
                                      ----------------------------------------
                                            (127,156)       (137,988) (231,337)
                                      ----------------------------------------
OPERATING LOSS                               (36,766)        (27,564)  (46,211)
                                      ----------------------------------------
OTHER INCOME/(EXPENSE)
  Interest income (including
   (Pounds)578 and (Pounds)415 in
   1998 and 1997, respectively, from
   related parties)                         2,362           1,126        1,888
  Interest expense                        (30,314)        (42,721)     (71,622)
  Foreign exchange gains/(losses),
   net                                    (24,127)          6,630       11,115
  Share of net losses of affiliates        (4,978)         (6,704)     (11,239)
  Gain on disposal of assets                  121             511          857
  Minority interest in profits of
   consolidated subsidiaries, net            (117)            (26)         (44)
                                      ----------------------------------------
LOSS BEFORE INCOME TAXES                     (93,819)        (68,748) (115,256)
                                      ----------------------------------------
  Income tax credit/(expense)                 (64)             20           34
NET LOSS                                     (93,883)        (68,728) (115,222)
                                      ----------------------------------------
BASIC AND DILUTED LOSS PER ORDINARY
 SHARE (PENCE)                                 (0.10)          (0.07)    (0.12)
                                      ----------------------------------------
-------------------------------------------------------------------------------

See accompanying notes to the unaudited condensed consolidated financial statements


                                     III-49

--------------------------------------------------------------------------------
TELEWEST COMMUNICATIONS PLC

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
SECTION ONE                                             US FINANCIAL INFORMATION

BALANCE SHEETS

                                  DECEMBER 31,       UNAUDITED       UNAUDITED
                                          1997  MARCH 31, 1998  MARCH 31, 1998
                                 (Pounds)'000)   (Pounds)'000)         ($'000)
ASSETS
Cash and cash equivalents               29,582          43,875          73,556
Trade receivables (net of
 allowance for doubtful
 accounts of (Pounds)8,097 in
 1998 and (Pounds)6,507 in
 1997)                                  36,627          42,609          71,434
Other receivables                       26,207          27,663          46,377
Prepaid expenses                         7,625          10,148          17,013
Investments in affiliates,
 accounted for under the
 equity method, and related
 receivables                            59,707          52,327          87,726
Other investments, at cost              25,666          25,666          43,029
Property and equipment (less
 accumulated depreciation of
 (Pounds)528,846 in 1998 and
 (Pounds)481,451 in 1997)            1,705,520       1,704,907       2,858,277
Goodwill (less accumulated
 amortization of
 (Pounds)70,895 in 1998 and
 (Pounds)64,301 in 1997)               465,905         459,311         770,035
Other assets (less accumulated
 amortization of
 (Pounds)12,054 in 1998 and
 (Pounds)10,140 in 1997)                56,513          48,808          81,827
                                 ---------------------------------------------
TOTAL ASSETS                         2,413,352       2,415,314       4,049,274
                                 ---------------------------------------------
LIABILITIES AND SHAREHOLDERS'
 EQUITY
Accounts payable                        26,710          33,355          55,920
Other liabilities                      198,664         186,891         313,322
Debt                                 1,373,054       1,448,820       2,428,947
Capital lease obligations               75,534          75,560         126,676
                                 ---------------------------------------------
TOTAL LIABILITIES                    1,673,962       1,744,626       2,924,865
                                 ---------------------------------------------
MINORITY INTERESTS                         640             666           1,117
                                 ---------------------------------------------
SHAREHOLDERS' EQUITY
Convertible preference shares,
 10 pence par value;
 661,000,000 shares
 authorized, and 496,066,708
 shares issued and outstanding          49,607          49,607          83,166
Ordinary shares, 10 pence par
 value; 2,010,000,000 shares
 authorized, and 927,567,600
 shares issued and outstanding          92,757          92,757         155,507
Additional paid-in capital           1,332,887       1,332,887       2,234,585
Accumulated deficit                   (734,560)       (803,288)     (1,346,712)
                                 ---------------------------------------------
                                       740,691         671,963       1,126,546
Ordinary shares held in trust
 for the Telewest Restricted
 Share Scheme                           (1,941)         (1,941)         (3,254)
                                 ---------------------------------------------
TOTAL SHAREHOLDERS' EQUITY             738,750         670,022       1,123,292
                                 ---------------------------------------------
TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY                2,413,352       2,415,314       4,049,274
                                 ---------------------------------------------
------------------------------------------------------------------------------

See accompanying notes to the unaudited condensed consolidated financial statements.


                                     III-50

--------------------------------------------------------------------------------
TELEWEST COMMUNICATIONS PLC

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
SECTION ONE                                             US FINANCIAL INFORMATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

-------------------------------------------------------------------------------
                                      3 MONTHS        3 MONTHS        3 MONTHS
                                         ENDED           ENDED           ENDED
                                MARCH 31, 1997  MARCH 31, 1998  MARCH 31, 1998
                                 (Pounds)'000)   (Pounds)'000)         ($'000)
CASH FLOWS BEFORE OPERATING
 ACTIVITIES
Net loss                               (93,883)        (68,728)       (115,222)
Adjustments to reconcile net
 loss to net cash provided
 by/(used in) operating
 activities :
Depreciation                            37,456          46,724          78,333
Amortization of goodwill                 6,594           6,594          11,055
Amortization of deferred
 financing costs and issue
 discount on senior discount
 debentures                             18,276          23,946          40,145
Unrealized (loss)/gain on
 foreign currency translation           23,794          (6,625)        (11,107)
Share of net losses of
 affiliates                              4,978           6,704          11,239
Gain on disposal of assets                (121)           (511)           (857)
Minority interests in profits              117              26              44
Change in operating assets and
 liabilities :
Change in receivables                  (11,553)         (4,625)         (7,754)
Change in prepaid expenses                 167          (2,523)         (4,230)
Change in accounts payable             (15,034)          5,792           9,710
Change in other liabilities              7,976         (10,811)        (18,125)
                                ----------------------------------------------
NET CASH USED IN OPERATING
 ACTIVITIES                            (21,233)         (4,037)         (6,769)
                                ----------------------------------------------
CASH FLOWS FROM INVESTING
 ACTIVITIES
Cash paid for property and
 equipment                             (92,619)        (49,345)        (82,727)
Additional investments in and
 loans to affiliates                    (8,505)         (2,202)         (3,692)
Proceeds from disposals of
 assets                                    999           3,188           5,346
                                ----------------------------------------------
NET CASH USED IN INVESTING
 ACTIVITIES                           (100,125)        (48,359)        (81,073)
                                ----------------------------------------------
CASH FLOWS FROM FINANCING
 ACTIVITIES
Cash paid for credit facility
 arrangement costs                           0          (5,900)         (9,891)
Proceeds from borrowings               150,000          75,000         125,737
Repayment of borrowings                      0             (10)            (18)
Capital element of finance
 lease repayments                       (1,020)         (2,401)         (4,024)
                                ----------------------------------------------
NET CASH PROVIDED BY FINANCING
 ACTIVITIES                            148,980          66,689         111,804
                                ----------------------------------------------
NET INCREASE IN CASH AND CASH
 EQUIVALENTS                            27,622          14,293          23,962
Effect of exchange rate
 changes on cash and cash
 equivalents                                64              --              --
                                ----------------------------------------------
CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD                    79,116          29,582          49,594
                                ----------------------------------------------
CASH AND CASH EQUIVALENTS AT
 END OF PERIOD                         106,802          43,875          73,556
                                ----------------------------------------------
------------------------------------------------------------------------------

See accompanying notes to the unaudited condensed consolidated financial statements.


                                     III-51

--------------------------------------------------------------------------------
TELEWEST COMMUNICATIONS PLC

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
SECTION ONE                                             US FINANCIAL INFORMATION
1. BASIS OF PREPARATION

  The unaudited condensed consolidated financial statements of Telewest Communications plc (the "Company") and its majority owned subsidiaries (collectively, the "Telewest Group") have been prepared in accordance with United States ("US") generally accepted accounting principles and the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations.

  The economic environment in which the Company operates is the United Kingdom ("UK") and hence its reporting currency is Pounds Sterling ("(Pounds)"). Merely for convenience, the unaudited condensed consolidated financial statements contain translations of certain Pounds Sterling amounts into US Dollars at $1.6765 per (Pounds)1.00, the Noon Buying Rate of the Federal Reserve Bank of New York on March 31, 1998. The presentation of the US Dollar amounts should not be construed as a representation that the Pounds Sterling amounts could be so converted into US Dollars at the rate indicated or at any other rate.

2. RESPONSIBILITY FOR INTERIM FINANCIAL STATEMENTS

  The condensed consolidated financial statements as of and for the periods ended March 31, 1997 and 1998 are unaudited; however, in the opinion of the management, such statements include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the results of operations for the interim periods presented. The results of operations for any interim period are not necessarily indicative of the results of the full year. The unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission (the "1997 Annual Report").

3. NEW ACCOUNTING STANDARDS APPLICABLE TO THE COMPANY

  EARNINGS PER SHARE

  As noted in the 1997 Annual Report, the Company adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share", effective December 31, 1997. This Statement required that all prior-period earnings per share calculations including interim financial statements be restated to conform with the provisions of this statement. Basic and diluted loss per ordinary share is based on the weighted average number of ordinary shares outstanding of 927,567,600 for the three month periods ended March 31, 1998 and 1997.

  COMPREHENSIVE INCOME

  The Company adopted SFAS No. 130 "Reporting Comprehensive Income" with effect from January 1, 1998. Reclassification of financial statements for earlier periods for comparative purposes is required. SFAS No. 130 establishes standards for the reporting and presentation of comprehensive income in financial statements. Comprehensive income encompasses all changes in shareholders' equity except those arising from transactions with owners. There is no difference between comprehensive loss and net loss for the three month periods ended March 31, 1998 and 1997.

4. ACCOUNTING POLICIES--FINANCIAL INSTRUMENTS

  The Company uses foreign currency option contracts which permit, but do not require, the Company to exchange foreign currencies at a future date with another party at a contracted

                                     III-52

--------------------------------------------------------------------------------
TELEWEST COMMUNICATIONS PLC

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
--------------------------------------------------------------------------------
SECTION ONE                                             US FINANCIAL INFORMATION

  exchange rate. The Company also enters into combined foreign currency and interest rate swap contracts ("Foreign Currency Swaps"). Such contracts are used to hedge against adverse changes in foreign currency exchange rates associated with certain obligations denominated in foreign currency.

  The foreign currency option and the Foreign Currency Swaps are recorded on the balance sheet in "other assets" or "other liabilities" at their fair value at the reporting period, with changes in their fair value during the reporting period being reported as part of the foreign exchange gain or loss in the consolidated statement of operations. Such gains and losses are offset against foreign exchange gains and losses on the obligations denominated in foreign currencies which have been hedged.

  Interest rate swap agreements which are used to manage interest rate risk on the Company's borrowings are accounted for using the accruals method. Net income or expense resulting from the differential between exchanging floating and fixed rate interest payments is recorded on an accruals basis.

  The Company (through a directly wholly owned subsidiary) entered into certain delayed starting interest rate swap agreements in order to manage interest rate risk on the Senior Secured Facility. The interest rate swaps convert floating rate interest payable on drawdowns under the facility to fixed interest rate payments in the range of 7.835% - 7.975%. The swap agreements, which commenced in early 1997, have a five-year maturity and a notional principal amount which adjusts upwards on a semi-annual basis to a maximum of (Pounds)750 million. As at March 31, 1998, the aggregate notional principal amount of the swaps was (Pounds)500 million, and the total drawdown under the facility was (Pounds)567.5 million.

5. DEPRECIATION

  In 1997, the treatment of activation costs was reviewed. With effect from January 1, 1997, activation labour was reclassified from "Cable and Ducting' to "Electronics' to be consistent with the classification of activation materials, with activation labour now depreciated over 8 years rather than 20 years. The effect of this revision was accounted for in the second half of 1997, however, had the revision been accounted for with effect from the beginning of the first quarter of 1997, depreciation expense for the three months ended March 31, 1997 would have increased by approximately (Pounds)2.6 million.

6. COMMITMENTS AND CONTINGENCIES

  The Company is party to various legal proceedings in the ordinary course of business which it does not believe will result, in aggregate, in a material adverse effect on its financial position and its operating results.

7. SUBSEQUENT EVENTS

  Following the announcement of the proposed acquisition by NTL Incorporated ("NTL") of Comcast UK Cable Partners Limited ("Comcast"), the Company initiated the process governing the exercise of its pre-emption rights in respect of Comcast's 27.45% interest in Birmingham Cable. In addition, the Company intends to initiate the process governing the exercise of its pre-emption rights in respect of Comcast's 50% interest in Cable London if NTL's proposed acquisition of Comcast is completed. In the event the Company decides to proceed with the acquisition of Comcast's interest in Birmingham Cable and/or Cable London, additional financing would be required. There can be no assurance that such funding will be available on terms that are satisfactory to the Company.

                                     III-53

--------------------------------------------------------------------------------
TELEWEST COMMUNICATIONS PLC

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
--------------------------------------------------------------------------------
SECTION ONE                                             US FINANCIAL INFORMATION

  On April 15, 1998 it was announced that Telewest and General Cable had agreed terms of a proposed merger to be achieved by way of a recommended offer by Telewest for General Cable shares.

  On April 24, 1998 SJ Davidson resigned as Chief Executive of the Company.


                                     III-54

SECTION TWO                                        US FINANCIAL INFORMATION
--------------------------------------------------------------------------------
SECTION TWO

UK GAAP FINANCIAL INFORMATION OF GENERAL CABLE (WITH RECONCILIATION
TO US GAAP)
--------------------------------------------------------------------------------

                                     III-55

SECTION TWO                                        US FINANCIAL INFORMATION
--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP SELECTED CONSOLIDATED FINANCIAL INFORMATION

--------------------------------------------------------------------------------

                                     III-56

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP SELECTED CONSOLIDATED FINANCIAL INFORMATION
--------------------------------------------------------------------------------
SELECTED CONSOLIDATED FINANCIAL INFORMATION

SECTION TWO                                        US FINANCIAL INFORMATION

The following tables set forth selected consolidated financial information for the five years ended 31 December 1997. These data have been extracted from General Cable's Consolidated Financial Statements which have been audited by Coopers & Lybrand, independent auditors, with respect to the five years ended 31 December 1997. This information should be read in connection with, and are qualified in their entirety by reference to, General Cables's Consolidated Financial Statements included elsewhere in this document. The General Cable Group also has included below selected financial information for each of the Systems because it believes that such information enhances the understanding of the General Cable Group and the development of the Systems' operations. Reference is made to the results of the individual Systems presented below, the audited financial statements of Birmingham Cable included under "-- UK GAAP Audited Consolidated Financial Statements of Birmingham Cable" and the operating statistics set forth in "Part One -- Section Three -- Information on General Cable -- The Systems -- System Operating Data".

The General Cable Consolidated Financial Statements have been prepared in accordance with UK GAAP, which differs in significant respects from US GAAP.
Note 25 to General Cable's Consolidated Financial Statements provides a description of the principal differences between UK GAAP and US GAAP, as they relate to the General Cable Group, and a reconciliation to US GAAP of certain items for the three years ended 31 December 1997. The terms revenues, income and expenses used in the General Cable Selected Consolidated Financial Information refer to turnover, profit and costs, respectively, in General Cable's Consolidated Financial Statements.

                                     III-57

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP SELECTED CONSOLIDATED FINANCIAL INFORMATION
--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

                                                        YEAR ENDED DECEMBER 31,
                         -----------------------------------------------------------------------------------------------
                                   1993             1994             1995             1996              1997     1997(1)
                                               (IN THOUSANDS, EXCEPT PER ORDINARY SHARE
                                                           AND PER ADS DATA)
CONSOLIDATED INCOME
 STATEMENT DATA:
AMOUNTS IN ACCORDANCE
 WITH UK GAAP
Revenues                 (Pounds)16,926   (Pounds)21,119   (Pounds)30,695   (Pounds)55,733   (Pounds)111,848   $ 183,431
Operating loss                  (15,770)         (17,486)         (20,183)         (26,240)          (33,303)    (54,617)
Net interest income
 (expense)                          275           (2,392)            (989)          (3,574)          (19,000)    (31,160)
Profit on deemed
 disposal of subsidiary          12,475            1,559               --               --                --          --
Loss on ordinary
 activities before
 taxation                        (3,020)         (18,319)         (21,172)         (29,814)          (52,303)    (85,777)
Re-organisation costs                --               --               --               --           (36,648)    (60,103)
Taxation                          2,949            3,327            1,844           (1,058)              212         348
Income (loss) for the
 financial year                   2,662          (14,368)         (18,135)         (28,668)          (83,177)   (136,410)
Income (loss) per
 Ordinary Share                     2.9p            (9.8)p           (8.1)p           (9.6)p           (22.8)p     (37.4)c
Income (loss) per ADS              14.5p           (49.0)p          (40.5)p          (48.0)p          (114.0)p    (187.0)c
AMOUNTS IN ACCORDANCE
 WITH US GAAP
Operating loss                  (10,626)         (10,462)          (7,838)         (17,001)          (55,607)    (91,195)
Loss after taxation and
 minority interests                (814)         (17,657)         (17,843)         (31,056)          (64,210)   (105,304)
Loss per Ordinary Share            (0.9)p          (12.0)p           (7.9)p          (10.4)p           (17.6)p     (28.9)c
Loss per ADS                       (4.5)p          (60.0)p          (39.5)p          (52.0)p           (87.9)p    (144.2)c
OTHER DATA:
EBITDA (UK GAAP)(2)             (10,967)         (11,742)         (11,069)          (5,864)            7,329      12,020
EBITDA (US GAAP)(2)              (5,447)          (3,958)             947           (6,532)            7,620      12,497
Capital expenditure             (26,787)         (29,949)         (63,854)         (78,546)         (128,569)   (210,853)
CONSOLIDATED BALANCE
 SHEET DATA
(at period-end date):
AMOUNTS IN ACCORDANCE
 WITH UK GAAP
Tangible fixed assets            65,556           90,661          152,120          411,335           488,928     801,842
Investments                      52,635           98,761          118,176           42,974            29,987      49,179
Net current assets
 (liabilities)                   26,659            8,064           (1,688)         105,674           161,204     264,375
Long-term borrowings            (14,711)         (84,586)         (19,304)        (235,944)         (466,573)   (765,180)
Net assets                      113,883          103,196          240,218          317,476           202,268     331,720
AMOUNTS IN ACCORDANCE
 WITH US GAAP
Total assets                    178,879          268,674          360,981          798,676           982,937   1,612,017
Shareholders' equity            136,483          157,452          296,538          475,048           423,032     693,772

------------

  (1) The sterling amounts for the twelve-month period ended 31 December 1997 have been translated into US dollars at the Noon Buying Rate in effect on 31 December 1997 of (Pounds)1.00 = $1.64.

  (2) "EBITDA" has been presented in accordance with both UK GAAP and US GAAP and consists of operating loss before interest and taxes and excluding depreciation and amortisation and has been calculated before profit on the deemed disposal of a subsidiary. In calculating EBITDA under UK GAAP as set out above, the share of losses of associated undertakings has been included for Birmingham Cable and, until 6 August 1996, for Yorkshire Cable, in each case without adjustment for interest, taxes, depreciation and amortisation. General Cable believes that EBITDA is an indicator of operational cash flows before capital expenditure and working capital movements. EBITDA should not be construed as an alternative to operating loss (as determined in accordance with UK GAAP and US GAAP), as an indicator of General Cable's operating performance, as an alternative to loss before or after taxation (as determined in accordance with UK GAAP and US GAAP) or as a measure of General Cable's liquidity, nor is it necessarily directly comparable with similarly reported figures by other companies.

                                     III-58

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP SELECTED CONSOLIDATED FINANCIAL INFORMATION
--------------------------------------------------------------------------------
SELECTED SYSTEM FINANCIAL DATA

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

General Cable believes that the presentation of consolidated financial information for each of Cable Corporation, Yorkshire Cable and Birmingham Cable facilitates the understanding and assessment of General Cable's business. The following selected consolidated financial information for the five years ended 31 December 1997 have been extracted from General Cable's financial records (with respect to the Cable Corporation and Yorkshire Cable) and financial statements audited by Deloitte & Touche (with respect to Birmingham Cable). These data should be read in conjunction with, and are qualified in their entirety by reference to, "-- Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to Birmingham Cable, the audited financial statements of Birmingham Cable included under "-- UK GAAP Audited Consolidated Financial Statements of Birmingham Cable".

  The System financial information set out below has been prepared in accordance with UK GAAP, which differs in significant respects from US GAAP. The System financial information of Birmingham Cable for the three years ended 31 December 1997 set out below has been prepared using the accounting policies applied by General Cable. These accounting policies differ from those applied by Birmingham Cable and its subsidiaries in preparing its UK and US statutory financial statements, and Note 22 to the Birmingham Cable financial statements provides a description of the principal differences. The accounting policies of Birmingham Cable comply in all material respects with US GAAP.

                                                        YEAR ENDED 31 DECEMBER
                         -----------------------------------------------------------------------------------------
                                   1993            1994            1995            1996            1997    1997(1)
                                                            (IN THOUSANDS)
THE CABLE CORPORATION LIMITED
(without deduction for interests owned by other
shareholders)
SYSTEM INCOME STATEMENT DATA:
AMOUNTS IN ACCORDANCE WITH UK GAAP
Revenues                 (Pounds)15,659  (Pounds)20,498  (Pounds)29,963  (Pounds)41,983  (Pounds)51,957  $  85,209
Operating loss                   (7,370)         (5,255)         (6,523)         (5,052)         (5,307)    (8,703)
Reorganisation costs                 --              --              --              --         (15,326)   (25,135)
Investment write down                --              --              --              --            (250)      (410)
Net interest expense               (802)           (526)         (4,097)        (10,474)        (15,566)   (25,528)
Loss on ordinary
 activities before
 taxation                        (8,172)         (3,498)        (10,620)        (15,526)        (36,449)   (59,776)
Taxation                          2,512           3,167           3,507           2,155           2,771      4,544
Loss for the financial
 year                            (5,660)           (331)         (7,113)        (13,371)        (33,678)   (55,232)
AMOUNTS IN ACCORDANCE
 WITH US GAAP
Operating loss                   (6,891)         (4,613)         (4,968)         (4,104)        (22,568)   (37,012)
Loss for the financial
 year                            (5,181)         (1,709)         (7,343)         (9,100)        (28,290)   (46,396)
OTHER DATA:
EBITDA (UK GAAP)(2)              (3,119)            450           2,543           8,256          12,100     19,844
EBITDA (US GAAP)(2)              (2,944)            725           2,615           8,032           6,986     11,457
SYSTEM BALANCE SHEET
 DATA (AT PERIOD-END
 DATE):
AMOUNTS IN ACCORDANCE
 WITH UK GAAP
Tangible fixed assets            65,481          90,524         152,171         187,943         209,735    343,965
Investments                       3,187              25              25              25              25         41
Net current
 assets/(liabilities)            (9,601)         (6,340)        (57,114)         48,698          57,142     93,713
Long-term borrowings            (14,711)        (15,686)        (33,672)       (188,627)       (252,541)  (414,167)
Net assets                       44,356          68,523          61,410          48,039          14,361     23,552
AMOUNTS IN ACCORDANCE
 WITH US GAAP
Total assets                     90,557         114,717         173,045         282,273         339,126    556,167
Shareholders' equity             50,563          75,635          68,292          62,698          34,408     56,429
-------------------------------------------------------------------------------------------------------------------

See page III-61 for footnotes.

                                     III-59

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP SELECTED CONSOLIDATED FINANCIAL INFORMATION
--------------------------------------------------------------------------------
SELECTED SYSTEM FINANCIAL DATA (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

                                                        YEAR ENDED 31 DECEMBER
                         -----------------------------------------------------------------------------------------
                                   1993            1994            1995            1996            1997    1997(1)
                                                            (IN THOUSANDS)
THE YORKSHIRE CABLE GROUP LIMITED
(without deduction for interests owned by other
  shareholders)
SYSTEM INCOME STATEMENT DATA:
AMOUNTS IN ACCORDANCE WITH UK GAAP
Revenues                 (Pounds) 2,233  (Pounds) 7,793  (Pounds)20,101  (Pounds)32,539  (Pounds)46,061  $  75,540
Operating loss                   (7,403)        (12,909)        (15,012)        (14,725)        (12,013)   (19,701)
Reorganisation costs                 --              --              --              --         (16,549)   (27,140)
Net interest income
 (expense)                        1,008             718             446          (2,467)        (11,903)   (19,521)
Loss on ordinary
 activities before
 taxation                        (6,395)        (12,191)        (14,566)        (17,192)        (40,465)   (66,363)
Taxation                            971           1,800             595            (169)             80        131
Loss for the financial
 year                            (5,424)        (10,391)        (13,971)        (17,361)        (40,385)   (66,231)
AMOUNTS IN ACCORDANCE
 WITH US GAAP
Operating loss                   (7,020)        (11,982)        (15,499)        (15,384)        (25,414)   (41,679)
Loss after taxation              (5,917)         (9,852)        (11,779)        (14,707)        (25,043)   (41,071)
OTHER DATA:
EBITDA (UK GAAP) (2)             (5,731)         (8,549)         (5,379)            736           9,622     15,470
EBITDA (US GAAP) (2)             (5,212)         (8,010)         (5,501)            699           6,809     11,167
SYSTEM BALANCE SHEET DATA
  (AT PERIOD-END DATE):
AMOUNTS IN ACCORDANCE WITH UK GAAP
Tangible fixed assets            37,177         101,980         156,947         223,420         275,070    451,115
Net current assets
 (liabilities)                   27,993          (5,560)        (20,897)         36,923          87,904    144,163
Long-term borrowings             (1,120)        (11,071)         (1,144)       (129,710)       (273,432)  (448,428)
Net assets                       63,193          83,832         133,788         129,927          89,542    146,849
AMOUNTS IN ACCORDANCE
 WITH US GAAP
Total assets                     84,146         127,737         181,118         342,042         418,802    686,835
Shareholders' equity             72,420          93,548         145,746         144,539         119,496    195,973
BIRMINGHAM CABLE CORPORATION LIMITED
(without deduction for interests owned by other
  shareholders)
SYSTEM INCOME STATEMENT DATA:
AMOUNTS IN ACCORDANCE WITH UK GAAP
Revenues                 (Pounds)18,345  (Pounds)27,505  (Pounds)39,004  (Pounds)52,330  (Pounds)67,039  $ 109,944
Operating loss                  (10,468)         (9,876)         (9,890)         (9,798)        (13,827)   (22,676)
Net interest income
 (expense)                       (1,592)            381            (482)         (5,882)        (14,260)   (23,386)
Loss on ordinary
 activities before
 taxation                       (12,060)         (9,495)        (10,372)        (15,680)        (28,087)   (46,063)
Taxation                             --              --          (2,452)         (2,802)         (1,402)    (2,299)
Loss after taxation             (12,060)         (9,495)        (12,824)        (18,482)        (29,489)   (48,362)
AMOUNTS IN ACCORDANCE
 WITH US GAAP
Operating loss                   (7,864)         (9,674)        (11,345)        (11,694)        (15,770)   (25,863)
Loss for the financial
 year                            (8,967)         (9,293)        (14,279)        (20,378)        (31,431)   (51,547)
OTHER DATA:
EBITDA (UK GAAP)(2)              (4,781)         (1,045)          3,729           8,121          10,207     16,739
EBITDA (US GAAP)(2)              (2,217)             25           2,963           7,815          10,207     16,739
SYSTEM BALANCE SHEET DATA
 (AT PERIOD-END DATE):
AMOUNTS IN ACCORDANCE WITH UK GAAP
Tangible fixed assets            98,316         137,589         180,160         225,027         242,302    397,375
Net current assets
 (liabilities)                   (4,270)         (4,554)        118,039          57,571         (12,997)   (21,315)
Long-term borrowings             (3,757)         (5,120)       (184,211)       (187,090)       (161,031)  (264,091)
Net assets                       89,057         126,813         113,988          95,508          66,019    108,271
AMOUNTS IN ACCORDANCE
 WITH US GAAP
Total assets                    119,018         102,167         329,284         326,319         265,109    434,779
Shareholders' equity             99,854         137,812         123,533         103,155          71,724    117,627

                                     III-60

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP SELECTED CONSOLIDATED FINANCIAL INFORMATION
--------------------------------------------------------------------------------
SELECTED SYSTEM FINANCIAL DATA (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION
------------

(1) The sterling amounts for the twelve-month period ended 31 December 1997 have been translated into US dollars at the Noon Buying Rate in effect on 31 December 1997 of (Pounds)1.00 = $1.64.

(2) "EBITDA" has been presented in accordance with both UK GAAP and US GAAP and consists of operating loss before interest and taxes and excluding depreciation and amortisation. General Cable believes that EBITDA is an indicator of operational cash flows before capital expenditures and working capital movements. EBITDA should not be construed as an alternative to operating loss (as determined in accordance with UK GAAP and US GAAP), as an indicator of a System's operating performance, as an alternative to loss before or after taxation (as determined in accordance with UK GAAP and US GAAP) or as a measure of a System's liquidity, nor is it necessarily directly comparable with similarly reported figures by other companies.

                                     III-61

SECTION TWO                                        US FINANCIAL INFORMATION
--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

--------------------------------------------------------------------------------

                                     III-62

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

  The following discussion and analysis should be read in conjunction with the General Cable Audited Consolidated Financial Statements included elsewhere in this document, the Selected Systems Financial Data set out in "--UK GAAP Selected Financial Information--Selected System Financial Data" and the operating statistics set out in "Part I--Section Three--Information on General Cable--The Systems--System Operating Data".

  The General Cable Consolidated Financial Statements have been prepared in accordance with UK GAAP, which differs in significant respects from US GAAP.
Note 25 to the General Cable Consolidated Financial Statements provides a description of the principal differences between UK GAAP and US GAAP, as they relate to the General Cable Group, and a reconciliation to US GAAP of certain items for the three years ended 31 December 1997. The terms revenues, income and expenses used herein refer to turnover, profit and costs, respectively, in General Cable's Consolidated Financial Statements.

OVERVIEW
  The following discussion and analysis contains certain statements relating to the future results of General Cable (including certain projections and business trends) that are, or may be deemed to be, "forward-looking" statements as defined under the US Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of General Cable to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the following: the extent consumer preference develops for cable television over other methods of providing in-home entertainment and for General Cable as a viable alternative to BT and others as a provider of telephony service; the ability of General Cable to penetrate markets and respond to changes or increases in competition and adverse changes in government regulation; the extent to which customers will subscribe to both cable television and telephony services in connection with General Cable's repositioning of its business focus; the ability of General Cable to effectively manage growth and expansion; the ability of General Cable to construct its network in a cost-efficient and timely manner; the ability of General Cable to raise additional financing if there is material adverse change in General Cable's anticipated revenues or expenses or to finance new initiatives; the extent programming is available at reasonable cost; adverse changes in the price of telephony interconnection; and disruptions in supply of services and equipment.

  Until 1 January 1998, the General Cable Group was organised on the basis of each System operating largely autonomously. In this configuration, General Cable's principal functions were to provide strategic direction to the Western London System and the Yorkshire System and to participate in the management of their activities. The operating philosophy was based on decentralisation, with each System responding to local conditions.

  With effect from 1 January 1998, the General Cable Group was re-organised so that the businesses of Cable Corporation, Yorkshire Cable and Imminus, and certain functions undertaken by General Cable are operated through three Divisions with a small central head office. See "Part I--Section Three-- Information on General Cable".

  The UK cable communications industry is characterised by significant capital expenditures and operating losses in the development periods of the networks. This results in significant cash outflows. These cash outflows fund the development of the administrative and selling infrastructure as well as the capital expenditure of building the network. As the networks are built and subscribers are added, sales

                                     III-63

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION
and marketing expenses, programming, interconnection and administration expenses are incurred, and, to the extent that subscriber and interconnection revenues are insufficient to cover such amounts, this would result in operating losses and in net cash outflows. Following further development of the networks and the addition of further subscribers and services, including through anticipated improved penetrations, revenues are added with relatively low additional costs, contributing significantly to operating results and cash inflow.

  A network's losses and cash outflows are expected to continue until a significant proportion of the network has been completed and sufficient overall penetrations of profitable services have been achieved. As a result of the significant depreciation charges associated with network investment, it is expected that a network will generate positive operating cash flows some time before profitability is established.

  As a matter of English law, General Cable and each of its subsidiaries can only pay dividends to the extent of their accumulated realised profits less their respective accumulated losses of earlier years. In addition, the terms of the GCH and Birmingham Cable financings restrict the ability of GCH and Birmingham Cable to pay dividends or make other payments to shareholders and related companies. In addition, Yorkshire Cable and Cable Corporation lease financings contain similar restrictions. See "-- The GCH Facility and Other Financing Arrangements".

  One measure of the stage of development of each of the Systems is the number of premises passed, as set out in "Part I -- Section Three -- Information on General Cable -- The Systems -- System Operating Data". Such information shows that the Systems are at different stages of development and significant construction of Yorkshire Cable's network remains to be completed. The Yorkshire System is at an earlier stage of development, having built approximately 56% of its network. The financing expected to be required to complete these networks is described under "-- Liquidity and Capital Resources".

GROUP STRUCTURE

  The General Cable Group's consolidated results have been influenced significantly by the changes in its shareholdings in Cable Corporation, Yorkshire Cable, Birmingham Cable and Imminus. The nature of General Cable's investments in Cable Corporation, Yorkshire Cable, Birmingham Cable and Imminus were as set out below at each year-end. Under both US GAAP and UK GAAP, a company classified as an "associate" is accounted for by the equity method.

                                     III-64

--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

                                                      YORKSHIRE
AS AT 31 DECEMBER,        CABLE CORPORATION               CABLE   BIRMINGHAM CABLE           IMMINUS
------------------       ------------------ ------------------- ------------------ -----------------
1997
Cumulative equity
 invested by General
 Cable.................. (Pounds)98,370,000 (Pounds)183,070,000 (Pounds)78,049,000 (Pounds)1,900,000
 % equity capital
 owned..................              83.5%                100%                45%              100%
Accounting status.......         Subsidiary          Subsidiary          Associate        Subsidiary
1996
Cumulative equity
 invested by General
 Cable.................. (Pounds)98,370,000 (Pounds)183,070,000 (Pounds)78,049,000               N/A
 % equity capital
 owned..................              83.5%                100%              45.0%
Accounting status.......         Subsidiary          Subsidiary          Associate
1995
Cumulative equity
 invested by General
 Cable.................. (Pounds)98,370,000  (Pounds)86,544,000         78,040,000               N/A
 % equity capital
 owned..................              83.5%               50.0%              45.0%
Accounting status.......         Subsidiary           Associate          Associate
1994
Cumulative equity
 invested by General
 Cable.................. (Pounds)98,339,000  (Pounds)54,571,000 (Pounds)78,040,000               N/A
 % equity capital
 owned..................              83.1%               50.0%              45.0%
Accounting status.......         Subsidiary           Associate          Associate


                                     III-65

--------------------------------------------------------------------------------
GENERAL CABLE

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION
  In 1994, the temporary reduction in General Cable's ownership interest in Cable Corporation from 69% to 66% (as described below) constituted a deemed disposal under UK GAAP and led to an accounting profit of (Pounds)1.6 million arising on consolidation, which is not distributable to shareholders. General Cable does not expect similar amounts to arise in future periods.

  On 12 January 1994, General Cable converted loans of (Pounds)20 million into ordinary shares in Cable Corporation and increased its shareholding in Cable Corporation's ordinary shares to 69% (the "Cable Corporation Conversion"). On 21 April 1994, Telewest subscribed for (Pounds)4.5 million of shares in Cable Corporation, reducing General Cable's interest in Cable Corporation's ordinary shares to 66%. Pursuant to offers made on 5 December 1994 to all of the other shareholders in Cable Corporation (other than Telewest), General Cable acquired all the ordinary shares and convertible preference shares in Cable Corporation held by such other shareholders, increasing General Cable's shareholding in Cable Corporation's ordinary shares to 83.1% (the "Cable Corporation Offers"). Pursuant to the Cable Corporation Offers, General Cable acquired (i) 32,960 Cable Corporation ordinary shares for an aggregate consideration of (Pounds)181,280 paid in cash, (ii) 3,084,130 Cable Corporation ordinary shares in consideration of the issue of 10,023,423 new ordinary shares (13 new ordinary shares for every 4 Cable Corporation ordinary shares) and (iii) 1,899,266 Cable Corporation convertible preference shares in consideration of the issue of 1,690,350 new ordinary shares (178 new ordinary shares for every 200 Cable Corporation convertible preference shares). On 12 January 1995, General Cable acquired one special share in Cable Corporation from The Standard Life Assurance Company ("SL") for a consideration of (Pounds)1. On 31 December 1995, General Cable's holding of 1,899,266 Cable Corporation convertible preference shares of (Pounds)1 each was converted into 560,966 ordinary shares of 25 pence each, thereby increasing the proportion of Cable Corporation ordinary shares held by General Cable from 83.14% to 83.45%. See "Part I --
 Section Three -- Information on General Cable -- Relationship Among Owners of the Systems -- The Cable Corporation Limited".

  On 11 April 1994, General Cable increased its shareholding in Birmingham Cable to approximately 45% by subscribing for additional Birmingham Cable ordinary shares for (Pounds)46.6 million and purchasing a portion of SL's interest in Birmingham Cable for (Pounds)1.8 million (such purchase and subscription, the "Birmingham Cable Transaction"). General Cable also purchased ordinary shares in Birmingham Cable owned by Cable Corporation for (Pounds)5.4 million (a transaction that did not result in a net cash outflow from the General Cable Group). At the same time, Telewest and Comcast jointly purchased from SL the balance of its interest in Birmingham Cable. General Cable funded its increased investment in Birmingham Cable through a loan of (Pounds)40 million from Robert Fleming & Co. Limited (which was subsequently repaid out of the proceeds of a loan in the same amount from Vivendi) and existing cash resources and funded the share purchase from Cable Corporation out of existing cash resources.

  On 30 December 1994, General Cable increased its shareholding in Yorkshire Cable to 50% by acquiring half of Yorkshire Water plc's 9% interest in Yorkshire Cable for approximately (Pounds)10.5 million, which was funded by the issue of 4,860,698 new ordinary shares (the "Yorkshire Cable Transaction"), and Singapore Telecom agreed to acquire the other half of Yorkshire Water's interest in Yorkshire Cable for (Pounds)10.5 million in cash. On 6 August 1996, General Cable acquired the remaining 50% of Yorkshire Cable that it did not own from Singapore Telecom. The acquisition consisted of the purchase of a 25% shareholding in Yorkshire Cable held directly by Singapore Telecom and the whole of the share capital of GCH, formerly called STI (Yorkshire Cable) Limited ("STIYC"), a company whose sole asset was a further 25% interest in Yorkshire Cable. STIYC changed its name to General Cable Holdings Limited on 23 August 1996.

  Prior to the acquisition on 6 August 1996, there was a reorganisation of the share capital of Yorkshire Cable and STIYC. On 4 July 1996, the authorised share capital of Yorkshire Cable was

                                     III-66

--------------------------------------------------------------------------------
GENERAL CABLE

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION
increased by 88,950,048 ordinary shares of US$0.01 each. These new ordinary shares were then issued in equal parts to each of Singapore Telecom and General Cable by way of a bonus issue. The existing ordinary shares of (Pounds)0.10 each held by Singapore Telecom and General Cable were reclassified as deferred shares conditional upon the issue of any of the ordinary shares of US$0.01 each. The previously existing 44,475,024 ordinary shares of (Pounds)0.10 each held by General Cable and Singapore Telecom were cancelled and extinguished. Share warrants to bearer were issued to Singapore Telecom and General Cable in respect of the new ordinary shares of US$0.01 each held by them, and the share certificates in respect of the registered ordinary shares held by Singapore Telecom and General Cable were cancelled.

  Also on 4 July 1996 STIYC increased its authorised share capital by the creation of 71,295,618 ordinary shares of US$1 each. The full amount of these new General Cable shares of US$1 each were issued and credited as fully paid to Singapore Telecom in consideration of the release of the loan of (Pounds)50,408,266 from Singapore Telecom to STIYC which had funded STIYC's investment in Yorkshire Cable. At the request of Singapore Telecom, STIYC issued to it a share warrant to bearer in respect of the 71,295,618 new ordinary shares of US$1 each held by Singapore Telecom. The share certificate in respect of the registered ordinary shares was cancelled. The existing ordinary shares of (Pounds)1 each were reclassified as Deferred Shares conditional upon the issue of any of the ordinary shares of US$1.00 each. On completion of the acquisition of Singapore Telecom's shareholding in Yorkshire Cable by General Cable, existing warrants and options to subscribe for further shares in Yorkshire Cable jointly held by Singapore Telecom and STIYC were cancelled.

  On 13 March 1997 General Cable acquired 100% of Filegale and its subsidiary undertaking Imminus for total consideration of up to (Pounds)32,600,000, including (Pounds)19,100,000 in cash and (Pounds)7,100,000 in bank guaranteed loan notes and up to (Pounds)6,400,000 payable on the first and second anniversaries of the acquisition. The guaranteed loan notes carry a coupon of LIBOR minus 0.35%. The shareholdings acquired were the 166,110 issued "A" ordinary shares of 10 pence each ("A Shares") and the 172,890 issued "B" ordinary shares of 10 pence each ("B Shares").

  On 13 March 1997 a resolution was passed to redesignate the issued A Shares and B Shares together with 240,500 unissued A Shares as ordinary shares of 10 pence each. In addition to the 579,500 General Cable shares of 10 pence each, 172,890 "C" General Cable shares of 10 pence each ("C Shares") were created on 26 February 1997 and issued to a number of the directors of Imminus ("C Shareholders"). These C Shares were to be purchased by General Cable in two equal tranches at the request of the C Shareholders, subject to a number of conditions. The C Shareholders could request purchase of their shares on or after the first and second anniversaries of the acquisition. The consideration for the C Shares was to be in the form of either cash or General Cable shares as determined by the C Shareholders.

  On 13 March 1998 General Cable purchased tranche one of the C Shares for (Pounds)3,177,208 in cash. Following agreement between General Cable and the C Shareholders, the purchase date for tranche two of the C Shares was amended to be on or after 6 April 1998, subject to a 2% reduction in consideration if payment was made between such date and 1 March 1999. Subsequent to this agreement, the C Shares were purchased by General Cable on 15 and 21 April 1998 for (Pounds)2,987,598 and (Pounds)126,065, respectively, reflecting the 2% reduction. Included in deferred consideration is an "additional" amount of (Pounds)185,353 and (Pounds)7,821 paid on 15 and 21 April 1998, respectively. The C Shares are now held by GCH.

                                     III-67

--------------------------------------------------------------------------------
GENERAL CABLE

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

  The amounts due on each of the first and second anniversaries of the transaction had been settled by 21 April 1998 and, as at that date, (Pounds)6,700,000 cash was held on deposit in order to satisfy the outstanding consideration.

  As part of the reorganisation of the General Cable Group, GCH has been established as an intermediate holding company. On 31 December 1997, the General Cable Group's interest in Yorkshire Cable, Cable Corporation and Filegale was transferred to GCH for consideration of (Pounds)215,215,000, (Pounds)98,368,000 and (Pounds)33,700,000, respectively. The General Cable Group's interest in Birmingham Cable remains held directly by General Cable. The considerations are represented in the form of undischarged inter-company balances.

  General Cable believes that a discussion of the results of the individual Systems enhances the understanding of the General Cable Group and the development of the Systems' operations. Cable Corporation and Yorkshire Cable, from 6 August 1996, are the only Systems whose revenues are included in the General Cable Group's 1996 financial results. The General Cable Group's 1997 results include revenue derived by Imminus only from the date of acquisition (13 March 1997). Therefore, reference is made to the results of the individual Systems presented in the Selected System Financial Data and the operating statistics set out in the System Operating Data included elsewhere in this document. In addition, because of the changes that have taken place in the business of General Cable and the Systems, and which are continuing to take place (most notably the rate of construction), historical financial and operating data are of limited use in assessing the General Cable Group's and the Systems' prospects and should be viewed in this light.

  In preparing the Consolidated Financial Statements for the General Cable Group, General Cable has included its share of the results of associated companies in determining operating profits.

RECENT DEVELOPMENTS
  In October 1997 General Cable announced a strategic repositioning of its residential business, reorganisation of its business operations and refinancing of its sources of funds. The announcement identified that General Cable believed that it was supplying cable television at a loss due to the terms of supply on which it could procure programming. The detail of the changes is set out in "Part I--Section Three--Information on General Cable--Recent Developments". The announcement identified that a new operating structure was appropriate and that there would be costs associated with migration to this structure. In addition, General Cable identified that it would be appropriate to make a cautionary provision against the net book value of all analogue cable television equipment to reflect the lack of profitability of that service.

  The reorganisation has been effected and the refinancing put in place. The General Cable Group is now operating under the revised strategy and it is anticipated that the changes effected, combined with the curtailed residential build, will lead to lower losses than would otherwise have been realised. However, the General Cable Group will also achieve lower penetrations and hence lower revenues and capital expenditures than were previously anticipated.

                                     III-68

--------------------------------------------------------------------------------
GENERAL CABLE

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

RESULTS OF OPERATIONS

1997 COMPARED TO 1996

GENERAL CABLE PLC

  General Cable Group revenues increased 101% in 1997 to (Pounds)111,848,000 from (Pounds)55,733,000 in 1996 as a result of increased revenues in Cable Corporation, the consolidation of a full year's revenues from Yorkshire Cable and the inclusion of Imminus revenues from 13 March 1997, the date of its acquisition. Revenues increased in Cable Corporation and Yorkshire Cable as a result of expansion of both the business and residential customer bases.

  The consolidated operating loss deepened from (Pounds)14,048,000 to (Pounds)20,677,000 following the acquisition of Yorkshire Cable in 1996. The additional loss included from Yorkshire Cable, in addition to higher depreciation charges, outweighed the growth in earnings before interest, tax, depreciation and amortisation ("EBITDA") and the contribution from the newly acquired Imminus. The slightly higher share of associated undertakings' losses resulted from higher interest and depreciation charges in Birmingham Cable. Net interest charges of (Pounds)19,000,000 increased from (Pounds)3,574,000 in 1996 as a result of increased net debt.

  An exceptional reorganisation charge of (Pounds)36,648,000 resulted from the change in operating strategy announced in October 1997. This charge consisted of an (Pounds)18,300,000 write down of analogue cable television equipment, (Pounds)9,600,000 for the reorganisation and restructuring of the business, (Pounds)1,500,000 relating to the disposal of properties and (Pounds)7,200,000 relating to the write off of deferred finance charges arising from the arrangement of previous debt facilities.

  The increase in Cable Corporation's loss resulted in an increase in the losses attributable to the minority interest from (Pounds)2,204,000 to (Pounds)5,562,000.

  The overall net result was an increase in the loss for the financial year from (Pounds)28,668,000 to (Pounds)83,177,000.

THE CABLE CORPORATION LIMITED
  Cable Corporation's revenues increased 24% from (Pounds)41,983,000 in 1996 to (Pounds)51,957,000 in 1997. Business telecommunications accounted for 38% of total revenues and 50% of telephony revenues in 1997 compared to 39% and 51%, respectively, in 1996. Residential telephony revenues increased from (Pounds)15,800,000 in 1996 to (Pounds)19,314,000 in 1997. Television revenues increased by 34% to (Pounds)13,145,000 in 1997.

  Although the network expanded from 89% complete in 1996 to 94% complete in 1997, the number of cable television subscribers increased by 11% and the number of residential telephony lines increased by 27%, resulting in net gains of 4,724 and 13,224, respectively. The number of business lines increased 32% compared to 1996.

  Residential telephony penetration increased from 21% to 22% despite ongoing competitor activity. As a result of continued price reductions, average annual revenue per customer decreased to (Pounds)349 from (Pounds)362. Churn at 26% was slightly higher than in 1996 but was in line with General Cable's expectations. Gross margin at 75% improved in comparison to 1996 reflecting continuing improvements in interconnect cost.


                                     III-69
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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
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SECTION TWO                                        US FINANCIAL INFORMATION

  Business telecommunication revenues increased by 19% together with a slight improvement in gross margin to 64%. As with residential telephony, improvements in interconnect cost contributed to increased margins. 5,940 net new business lines were installed in 1997 compared to 5,500 in 1996. Several new contracts for data service installations contributed to this performance.

  Cable television revenues increased as described above as a result of the increase in the customer base. However, gross margins decreased to 42% from 51% in 1996 as a result of cost increases from BSkyB which were offset in part by price increases in the latter half of the year. These price increases contributed to increased churn at 36% in 1997 as compared to 30% in 1996. Penetration decreased from 19% in 1996 to 17% in 1997. The decision not to sell cable television-only services to new customers from the fourth quarter of 1997 contributed to the reduced penetration.

  Other operating expenses as a percentage of revenues decreased in comparison to 1996 from 50% to 45%. This amounted to an increase of (Pounds)2,600,000 which, combined with an increase in the network depreciation charge from (Pounds)11,108,000 to (Pounds)14,402,000, offset the increase in gross margin resulting in an operating loss (Pounds)250,000 higher than in 1996. The fixed asset additions of (Pounds)48,000,000 in 1997 led to the increased depreciation charge and were in line with 1996 additions.

  Cable Corporation's share of the reorganisation costs referred to above was (Pounds)15,326,000 and this, together with an increased interest charge (up (Pounds)5,100,000 compared to 1996), contributed to an increased loss for 1997 of (Pounds)33,678,000 compared to (Pounds)13,371,000 in 1996.

  EBITDA was (Pounds)12,100,000 for 1997 compared to (Pounds)8,256,000 in 1996. The level of EBITDA continued to form the basis for the availability of funding under Cable Corporation's (Pounds)160,000,000 debt facility during 1997. The facility was replaced by the GCH (Pounds)500,000,000 debt facility concluded on 31 December 1997. See "-- The GCH Facility and Other Financing Arrangements."

THE YORKSHIRE CABLE GROUP LIMITED
  Yorkshire Cable's revenues increased 42% to (Pounds)46,100,000 in 1997 as a result of increases in both the business and residential customer base. Residential telephony revenue increased from (Pounds)16,300,000 in 1996 to (Pounds)22,000,000 in 1997, business telecommunications revenue increased (Pounds)5,400,000 in 1996 to (Pounds)9,600,000 in 1997 and cable television revenue increased to (Pounds)14,500,000 in 1997 from (Pounds)10,800,000 in 1996. The network has now passed 493,000 homes (increasing the percentage built from 40% in 1996 to 56% in 1997).

  Residential telephony gross margins increased from 69% in 1996 to 84% in 1997 as a result of lower interconnect charges. The revenue increases described above reflect an increase in the customer base of 21,000 lines. Churn was 24% in 1997 compared to 22% in 1996, impacting on penetration which was down to 27% from 30% in 1996.

  Business telecommunications gross margins increased from 61% in 1996 to 75% in 1997 also as a result of the lower interconnect charges. The number of business lines in operation increased 70% to 21,000 in 1997. Several new contracts for data service installation contributed to the performance.

  Cable television gross margins decreased to 41% from 46% in 1996. Higher programming charges from BSkyB were principally responsible for the decrease in margins, although these were partially offset by price increases in the fourth quarter. Penetration was adversely affected by the decision not to sell cable television only services to new customers in the fourth quarter and thus penetration decreased from 25% in 1996 to 19% in 1997. High disconnections in the first quarter after the expiry of the

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
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SECTION TWO                                        US FINANCIAL INFORMATION
offer in the fourth quarter of 1996 to provide cable television service to residential telephony customers for a limited period resulted in high churn in 1997 which increased to 43% from 28% in 1996.

  Operating expenses (excluding depreciation) as a percentage of turnover decreased to 48% in 1997 from 58% in 1996. The depreciation charge increased to (Pounds)21,600,000, reflecting the additional network construction that took place in 1997 which formed the largest part of the fixed asset additions of (Pounds)83,400,000. The operating loss in 1997 was (Pounds)2,700,000 less than in 1996.

  Yorkshire Cable's share of the reorganisation costs was (Pounds)16,500,000, which combined with a net interest charge of (Pounds)11,900,000 (compared to the 1996 net charge of (Pounds)2,500,000), resulted in a loss for 1997 of (Pounds)40,400,000 as compared to a 1996 loss of (Pounds)17,400,000.

  The level of EBITDA formed the basis for borrowing under Yorkshire Cable's credit facility of (Pounds)325,000,000 during 1997 and increased to (Pounds)9,600,000 from under (Pounds)1,000,000 in 1996. The Yorkshire Cable credit facility was replaced on 31 December 1997 by the GCH (Pounds)500,000,000 debt facility concluded on 31 December 1997.

BIRMINGHAM CABLE CORPORATION LIMITED
  Birmingham Cable's revenues increased 28% from (Pounds)52,330,000 in 1996 to (Pounds)67,039,000 in 1997 as a result of increase in the customer base. Residential telephony revenue increased by 27% from (Pounds)24,066,000 in 1996 to (Pounds)30,483,000 in 1997, business telecommunications revenue increased by 35% from (Pounds)7,004,000 in 1996 to (Pounds)9,463,000 in 1997 and cable television revenues increased 27% from (Pounds)21,260,000 in 1996 to (Pounds)27,094,000 in 1997. 71,600 additional homes were passed during 1997 with the network reaching 95% of completion in 1997 compared to 87% in 1996.

  Gross margin was 57% in 1997 as compared to 60% in 1996. Reductions in the residential telephony gross margin from 79% in 1996 to 74% in 1997 as a result of tariff reductions, and in the cable television gross margin from 37% in 1996 to 34% in 1997 as a result of increased product cost, and a higher pay to basic ratio drove the overall decrease but were offset partially by an increase in the business telecommunications gross margin from 68% in 1996 to 69% in 1997.

  In business telecommunications, the number of lines connected increased 72% from 11,300 in 1996 to 19,400 in 1997. Revenues per line decreased, however, from (Pounds)744 to (Pounds)684. The number of lines connected includes 3,600 CENTREX exchange extensions for Birmingham City Council which dilute the amount of revenue per line. Birmingham Cable was awarded the telephony contract by the Birmingham City Council in February 1997. The contract is for a period of 7 years and initially covers up to 6,800 centres extensions over 94 locations in the city. The revenues from the council during 1997 were in line with expectations. Further take up of business lines under the contract is continuing in 1998.

  Administrative expenses excluding depreciation increased by (Pounds)4,354,000 in 1997 compared to 1996 primarily as a result of the increase in staff numbers. Administrative expenses represented 42% of revenues in 1997 as compared to 45% in 1996. The depreciation charge increased from (Pounds)18,345,000 in 1996 to (Pounds)24,553,000 in 1997 as a result of further fixed asset additions amounting to (Pounds)41,085,000.

  The overall impact of the above factors was to increase the operating loss to (Pounds)15,770,000 in 1997 from (Pounds)11,694,000 in 1996. The net interest charge increased 142% from (Pounds)5,882,000 in 1996 to (Pounds)14,260,000 on net debt, which increased from (Pounds)105,344,000 in 1996 to (Pounds)160,462,000 in 1997. After

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SECTION TWO                                        US FINANCIAL INFORMATION
a tax charge of (Pounds)1,401,000 as compared to (Pounds)2,802,000 in 1996, the loss for 1997 was (Pounds)31,431,000, an increase of 54% on 1996.

IMMINUS LIMITED

  The General Cable Group acquired Filegale and its subsidiary Imminus on 13 March 1997. During the period since acquisition, Imminus contributed (Pounds)13,100,000 of turnover and (Pounds)2,300,000 of operating profit to the General Cable Group's results. For the whole year Imminus' revenues were up 9% to (Pounds)16,756,000 as compared to (Pounds)15,380,000 in 1996. Gross margin increased 6% to (Pounds)7,753,000 from (Pounds)7,300,000 in 1996. Administrative costs increased by (Pounds)800,000 to (Pounds)5,032,000 in 1997. This increase included a rise of (Pounds)500,000 in the depreciation charge due to the alignment of Imminus accounting policies with those of the General Cable Group and an increase in staff numbers of 27% consequent on extension of General Cable's range of services.

  During 1997, Imminus arranged an (Pounds)18,000,000 loan facility, the proceeds of which were loaned to General Cable, which resulted in an increase in interest payable and receivable in 1997 as compared to 1996. GCH, the immediate parent of Filegale, arranged a (Pounds)500,000,000 loan facility from which it lent (Pounds)18,000,000 to Filegale to repay the original loan.

  No dividend was paid during 1997, as compared to (Pounds)2,000,000 in 1996, which resulted in a retained profit of (Pounds)2,327,000 as compared to (Pounds)221,000 in 1996.

1996 COMPARED TO 1995

GENERAL CABLE PLC

  The General Cable Group revenues increased 82% in 1996 to (Pounds)55,733,000 from (Pounds)30,695,000 in 1995 as a result of increased revenues in Cable Corporation and the consolidation of Yorkshire Cable's revenues from 6 August 1996 following completion of the acquisition. The increase in revenues is due to the increases in both the business and residential customer base. Network build was 57% complete as at 31 December 1996 compared to 42% complete in 1995.

  The General Cable Group's operating loss increased from (Pounds)20,183,000 in 1995 to (Pounds)26,240,000 in 1996 reflecting an increased operating loss in Cable Corporation and Yorkshire Cable, off-setting an operating profit in General Cable. The Birmingham Cable operating loss remained substantially the same but, as described below, its loss before tax increased after increased interest charges. These factors, combined with increases in General Cable's ownership interest in Yorkshire Cable in 1996, led to increases in consolidated losses.

  Interest receivable on cash deposits increased from (Pounds)2,626,000 to (Pounds)5,055,000. Interest payable increased from (Pounds)3,615,000 to (Pounds)8,629,000 as a result of the increased level of debt.

  The taxation credit decreased from (Pounds)1,844,000 in 1995 to a taxation charge of (Pounds)1,058,000 in 1996.

  Minority interests (which in 1996 primarily represented the share of the losses in Cable Corporation attributable to other investors) increased from (Pounds)1,193,000 in 1995 to (Pounds)2,204,000 in 1996, due to the increase in Cable Corporation's losses.

  As a result of the foregoing, the General Cable Group reported a loss of (Pounds)28,668,000 in 1996 compared to a loss of (Pounds)18,135,000 in 1995.


                                     III-72
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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
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SECTION TWO                                        US FINANCIAL INFORMATION
  The acquisition of 50% of Yorkshire Cable's capital not owned by the General Cable Group was completed on August 6 1996. In a linked transaction, General Cable acquired the outstanding shareholder loans from the vendor, Singapore Telecom. The acquisition was accompanied by an offering by General Cable of 111 million new General Cable shares (the "Yorkshire Cable offering"), which were sold at 160 pence per share. The net proceeds of the Yorkshire Cable offering were applied as follows: (Pounds)25 million for general working capital requirements, (Pounds)20 million to repay Singapore Telecom's loans to Yorkshire Cable and the balance to Singapore Telecom as part of the consideration for the acquisition. An over-allotment option covering 3.1 million new ordinary shares was exercised, providing a further (Pounds)4.9 million in consideration to Singapore Telecom. The balance of the consideration was satisfied by issuance of a further 33.4 million General Cable shares to Singapore Telecom. Following the Yorkshire Cable offering Singapore Telecom owned 9.2% of the issued share capital of General Cable, and Vivendi's holding was reduced to 40%. On 20 February 1997 Singapore Telecom disposed of the entirety of its holding in General Cable.

THE CABLE CORPORATION LIMITED
  Cable Corporation's revenues increased by 40% from (Pounds)29,963,000 in 1995 to (Pounds)41,983,000 in 1996. As in previous years, the majority of the increase came in telephony, which experienced a 43% increase from (Pounds)22,488,000 in 1995 to (Pounds)32,168,000 in 1996, with business telecommunications accounting for 51% of telephony revenues and 39% of total revenues in 1996, compared to 54% and 41%, respectively, in 1995. Residential telephony revenues increased from (Pounds)10,246,000 in 1995 to (Pounds)15,800,000 in 1996. Television revenues increased by 31% from (Pounds)7,475,000 to (Pounds)9,800,000.

  Cable Corporation's increased revenues for the period are primarily a function of the expansion of the network to 287,000 homes passed and the increase in the number of business customers. In 1996, Cable Corporation gained 9,400 net new cable television customers, 10,600 net new residential telephone customers and 5,500 net new business lines, which represented increases of 28%, 27% and 43%, respectively. As at 31 December 1996 network build was 89% built compared to 67% in 1995.

  Residential telephony penetration decreased to 21% from 22% primarily as a result of the effect of BT's win back campaign. However, in the face of continued and significant price reductions, revenue per subscriber increased by 2% to (Pounds)362 per annum. Gross margin improved significantly to 73%, reflecting improvements in interconnection costs and increased line rentals as well as the benefit of selling additional telephony features, in particular voicemail, a remote answering message service.

  The strong performance in business telecommunications continued with a 34% increase in revenues, combined with a marked increase in gross margin, from 50% to 63%. Lines connected increased by 43% to 18,300. These improvements have been based on improving product range and better interconnection terms in addition to extending the network.

  Cable television penetration increased slightly to 19%. Revenue per subscriber was maintained and churn reduced at both gross and net levels. The General Cable Group's policy of packaging television and telephony offerings in order to create additional value to the consumer was extended, with customers to both services receiving a discount on their cable television bill. This discounting, combined with product cost increases, led to a reduction in gross margin percentages from 56% to 51%.

  Other operating expenses increased to (Pounds)20,880,000 as compared to (Pounds)15,201,000 in 1995 although, as a percentage of revenues, they were broadly in line with 1995, declining from 51% in 1995 to 50% in 1996. Increases in depreciation and other operating costs were more then offset by the improvement in gross margin noted above, and the operating loss decreased from (Pounds)6,523,000 in 1995 to (Pounds)5,052,000 in 1996.

                                     III-73
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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
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SECTION TWO                                        US FINANCIAL INFORMATION

  The depreciation charge in 1996 was (Pounds)13,308,000 compared to (Pounds)9,066,000 in 1995, reflecting an increase in the level of fixed assets resulting from continuing network construction. Additions to network fixed assets were (Pounds)49,097,000 in 1996 compared to (Pounds)64,100,000 in 1995.

  EBITDA is an important measure of Cable Corporation's results, because the availability of funding under the Cable Corporation facility is based on the level of EBITDA. EBITDA increased from (Pounds)2,543,000 in 1995 to (Pounds)8,256,000 in 1996 as a result of the factors referred to above. Cable Corporation was able to arrange a (Pounds)160,000,000 debt facility with associated lease facilities of (Pounds)92,000,000, which it believes will be sufficient to complete the network build on the basis of current plans.

  Cable Corporation funded its activities throughout 1996 with proceeds from the Cable Corporation facility. The interest charges recorded by Cable Corporation (on a stand-alone basis) increased from (Pounds)4.3 million to (Pounds)12.9 million as a result of the increased level of debt.

THE YORKSHIRE CABLE GROUP LIMITED
  Yorkshire Cable's revenues increased from (Pounds)20,101,000 in 1995 to (Pounds)32,539,000 in 1996, due to increases in both residential and business customers. Residential telephony revenue increased by 54% from (Pounds)10,588,000 in 1995 to (Pounds)16,300,000 in 1996, business telecommunications revenue increased by 105% from (Pounds)2,638,000 in 1995 to (Pounds)5,400,000 in 1996, and cable television revenue increased by 57% from (Pounds)6,875,000 in 1995 to (Pounds)10,800,000 in 1996. During 1996 Yorkshire
Cable passed approximately 101,000 homes compared to 94,000 homes in 1995, with the network 40% built at 31 December 1996 compared to 29% built in 1995.

  Positive operating cash flow was established during the year, resulting in net positive cash flow overall for the year. At the end of the period a credit facility for (Pounds)325,000,000 was arranged with associated lease facilities of (Pounds)206 million.

  Business telecommunications revenues grew by 105% to (Pounds)5,400,000, margins increased to 61% and lines connected grew by 102% to 12,300. Revenues per line reflected price reductions and mix changes and decreased by 16% to (Pounds)584 per annum.

  During the fourth quarter of 1996, General Cable launched a promotion directed at telephone only customers designed to encourage upgrade to dual service subscription, recognising the minimal cost of installation and acquisition. The product cost of the offer was recognised in the period to 31 January 1997 when the offer expired. Cable television penetration rose from 22% at 30 September 1996 to 25% at 31 December 1996 primarily as a result of this promotion. As expected, a significant percentage of these customers have since disconnected and churn in the first quarter of 1997 has risen on cable television as a result.

  As with General Cable's other operating companies, gross margins fell in Yorkshire Cable for cable television, from 52% to 46%. Residential telephony gross margins increased from 64% to 69% on interconnect improvements.

  As a result of the increase in subscriber numbers and revenues, net operating expenses increased from (Pounds)18,768,000 in 1995 to (Pounds)19,528,000 in 1996. However, as a percentage of revenue they declined significantly, reflecting the increased maturity of the business.

                                     III-74
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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
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SECTION TWO                                        US FINANCIAL INFORMATION

  The operating loss decreased from (Pounds)15,012,000 in 1995 to (Pounds)14,725,000 in 1996 as a result of the above factors.

  As a result of the extensive network build out, additions to network fixed assets amounted to (Pounds)73,560,000 in 1996. Depreciation charges increased from (Pounds)9,633,000 in 1995 to (Pounds)15,461,000 in 1996 reflecting the increase in the asset base.

BIRMINGHAM CABLE CORPORATION LIMITED
  Birmingham Cable's revenues increased by 34% from (Pounds)39,004,000 in 1995 to (Pounds)52,330,000 in 1996. Residential telephony revenue increased by 36% from (Pounds)17,706,000 in 1995 to (Pounds)24,066,000 in 1996, business telecommunications revenue increased 47% from (Pounds)4,767,000 in 1995 to (Pounds)7,004,000 in 1996, and cable television revenue increased by 28% from (Pounds)16,531,000 in 1995 to (Pounds)21,260,000 in 1996. During 1996,
Birmingham Cable passed approximately 104,000 homes compared to 62,000 homes in 1995, with the network some 87% complete in 1996 compared to 65% in 1995.

  Gross margins increased from (Pounds)22,646,000 (or 58% of turnover) in 1995 to (Pounds)31,666,000 (or 60% of turnover) in 1996. This overall increase reflects the increased gross margin on residential telephony from 70% to 79%, due to increases in line rentals and reductions in usage tariffs; a gross margin reduction on cable television from 46% to 36% due to the inability to reduce product cost in the basic service and the higher pay to basic ratio.

  In the business market, Birmingham Cable experienced a 53% increase in lines connected and an overall increase in revenues per line from (Pounds)728 to (Pounds)744 per annum.

  In line with the continued development of Birmingham Cable, administrative expenses increased by 32% from (Pounds)22,039,000 in 1995 to (Pounds)29,074,000 in 1996, primarily due to increases in the number of employees and other costs associated with increased subscribers.

  The impact of the foregoing factors was to decrease the operating loss from (Pounds)9,890,000 in 1995 to (Pounds)9,798,000 in 1996.

  Birmingham Cable's interest payable increased from (Pounds)25,388,000 in 1995 to (Pounds)33,562,000 in 1996, reflecting the drawing of the credit facility. Interest receivable also increased from (Pounds)24,906,000 in 1995 to (Pounds)27,680,000 in 1996. These significant increases are a result of the cash flows associated with the funding mechanism for the Birmingham Cable facility. Birmingham Cable incurred a related tax charge of (Pounds)2,802,000 compared to (Pounds)2,452,000 in 1995. The tax charge and net interest expense represent the funding cost of the borrowings under the Birmingham Cable facility.

  Additions to network fixed assets were (Pounds)56,770,000 in 1996. Depreciation charges overall increased from (Pounds)13,233,000 in 1995 to (Pounds)18,345,000 in 1996, due in large part to the increase in the asset base.

YEAR 2000
  General Cable has recognised the importance of addressing the Year 2000 issue by implementing a specific programme reporting to the Chief Operating Officer. The intent is that the core internal systems (transmission networks and IT systems) will be tested as fully Year 2000 compliant by the end of 1998. This work will be followed up during 1999 with actions to ensure that the customer-based equipment will also operate correctly at that time.

                                     III-75
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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
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SECTION TWO                                        US FINANCIAL INFORMATION

  General Cable has conducted work over the past six months understanding the status of its various core elements. Plans and budgets have been generated for the remedial work and testing to be undertaken during the second half of 1998. These show the majority of the systems to be packaged, current and sourced from reputable suppliers who themselves have provided Year 2000 strategies, compliance statements and release plans.

  Further work on the status of the major operational suppliers has to be addressed and contingency plans in the event of their failure developed.

  Specialist consultants are undertaking an external audit on the work accomplished to date and provide a considered risk assessment of the overall situation. Through 1998 they will continue to provide expertise on the Year 2000 issue and give assistance in the set-up and operation of a Year 2000 programme management office.

ENVIRONMENTAL POLICIES
  General Cable recognises that it has an environmental duty of care which extends to all aspects of the General Cable Group's activities in the community. The General Cable Board considers that the businesses of the General Cable Group have an inherently low impact on the environment, other than potentially through construction of the networks. The General Cable Group and its associates seek to minimise the impact of activities on the environment, notably on trees, through the adoption of appropriate construction practices.

RISK MANAGEMENT
  The General Cable Group is exposed to interest rate risk and, as a result, changes in interest rates may affect liquidity.

  In January 1997, the Securities and Exchange Commission adopted final rules requiring companies to disclose additional quantitative and qualitative information about the market risk of derivative and other financial instruments and accounting policies for derivatives. Disclosure is required in financial statements for periods ending after 15 June 1997.

  The General Cable Group has entered into interest rate swap agreements which are used to manage interest rate risk on the General Cable Group's borrowings. These are accounted for using the accruals method. Net income or expense resulting from the differential between exchanging floating and fixed rate interest payments is recorded on an accruals basis.

RECENT PRONOUNCEMENTS
  Set out below are new accounting standards applicable to General Cable:

COMPREHENSIVE INCOME

  In June 1997 the Financial Accounting Standards Board ("FASB") issued SFAS No. 130 "Reporting Comprehensive Income" which is effective for fiscal years beginning after 15 December 1997. Reclassification of financial statements for earlier periods for comparative purposes are required. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. It requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the

                                     III-76
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SECTION TWO                                        US FINANCIAL INFORMATION
equity section of the statement of financial position. General Cable is currently reviewing the likely impact on the classification of items included in shareholders' equity.

PENSIONS AND OTHER POST-RETIREMENT BENEFITS
  In February 1998, the FASB issued SFAS No. 132 "Employers' Disclosures about Pensions and Other Post-Retirement Benefits". SFAS No. 132 revises disclosure requirements about employers' pensions and other post-retirement benefit plans. SFAS No. 132 is effective for fiscal years beginning after 15 December 1997. General Cable has not yet determined the impact that SFAS No. 132 will have on its pension and post-retirement benefit disclosures.

SEGMENT INFORMATION
  In June 1997, the FASB issued SFAS No. 131 "Disclosure about Segments of an Enterprise and Related Information" which is effective for fiscal years beginning after 15 December 1997. In the initial year of application comparative information for earlier years is restated. It requires that companies disclose segment data based on how management makes decisions about allocating resources to segments and measuring their performance. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues, and its major customers. General Cable is currently reviewing the likely impact on the level of disclosures already provided in its consolidated financial statements.

LIQUIDITY AND CAPITAL RESOURCES
  The Systems have required significant amounts of cash to fund the capital expenditures necessary for the development of their networks and to fund operating losses. The primary sources of such cash have been share issues to members of the Vivendi Group totalling (Pounds)147,000,000, the initial public offering, the Yorkshire Cable offering and syndicated loan facilities. At 31 December 1997, in excess of (Pounds)572,000,000 had been invested in the Systems by their shareholders and (Pounds)400,000,000 has been drawn under syndicated loans.

  Positive operating cash flow was achieved in all the Systems by the first half of 1996 and has subsequently grown significantly. Positive operating cash flows are anticipated to provide an increasing contribution to future funding. However, the need for additional cash to fund capital expenditure for the continuing network build and development will remain for at least the next few years. It is intended that third party loan facilities will satisfy these additional funding requirements. The network build was 70% complete as at 31 December 1997 with future capital spending varying depending on the growth in customer base.

  Each of the Systems has arranged syndicated loan facilities. During 1995 Birmingham Cable arranged a (Pounds)175,000,000 senior debt facility and Cable Corporation and Yorkshire Cable arranged senior facilities during 1996 for (Pounds)160,000,000 and (Pounds)325,000,000, respectively. In the year ended 31 December 1997, Birmingham Cable drew (Pounds)40,000,000, Cable Corporation drew (Pounds)41,000,000 and Yorkshire Cable drew (Pounds)102,000,000.

  During 1997 Imminus arranged a (Pounds)18,000,000 senior debt facility. The proceeds of this facility were loaned to General Cable to fund part of the cost of acquiring Filegale.

  As part of the strategic reorganisation of the General Cable Group, General Cable's interests in Cable Corporation, Yorkshire Cable and Imminus were transferred to GCH on 31 December 1997.

                                     III-77
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GENERAL CABLE

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
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SECTION TWO                                        US FINANCIAL INFORMATION

GCH is a wholly owned subsidiary of General Cable and acts as an intermediate holding company (see "-- Group Structure"). General Cable's interest in Birmingham Cable continues to be held directly by General Cable.

  In connection with the reorganisation, GCH arranged a (Pounds)500,000,000 syndicated credit facility. The purpose of this facility is to fund future network construction, to prepay the credit facilities arranged by Cable Corporation, Yorkshire Cable, and Imminus, and within certain limits, to repay shareholder loans. Out of the proceeds of the first drawing under this facility, on 31 December 1997, amounts were advanced by GCH to Cable Corporation, Yorkshire Cable and Imminus to prepay amounts drawn under each of their facilities. As at the date on which the facilities were prepaid they had been drawn as follows: Cable Corporation--(Pounds)120,000,000, Yorkshire Cable--(Pounds)117,000,000 and Imminus--(Pounds)18,000,000.

  Under the terms of the GCH facility, there is a general restriction on the ability of the obligors to the facility to make distributions to General Cable in the form of dividends, payments of interest on subordinated shareholder loans or the payment of management fees. The removal of these restrictions is dependent upon the financial performance of GCH and its subsidiaries. Based on current forecasts, General Cable does not consider that the restriction on distributions as set out above will have a material affect on General Cable's ability to meet its cash obligations.

  The facility contains a provision for the repayment of an element of the loans advanced to Cable Corporation and Yorkshire Cable by General Cable.

  As at 31 December 1997, (Pounds)260,000,000 had been drawn under the GCH facility. During 1998, it is anticipated that Cable Corporation, Yorkshire Cable and Imminus will be funded in part through further drawings under the GCH facility.

  During 1995, General Cable arranged a facility with Vivendi pursuant to which Vivendi will provide loans of up to (Pounds)32,000,000 in the aggregate. In 1996 the maturity of this facility was extended. Repayment of any drawings under the facility with Vivendi is to be made in semi-annual instalments of (Pounds)5,000,000 commencing on 19 April 1998 or, in the case of the last instalment, the then outstanding amount the facility. The size of the facility will be reduced by (Pounds)5,000,000 every six months commencing on 19 April 1998 irrespective of whether any amounts have been drawn thereunder. In 1997, General Cable drew (Pounds)17,000,000 under the facility with Vivendi, which has now been repaid. As at 31 December 1997 no amounts were outstanding under this facility. Since 31 December 1997, (Pounds)4,000,000 has been drawn. Of this amount, (Pounds)2,840,000 has been advanced by General Cable to Birmingham Cable by way of a subordinated shareholder loan.

  The Cable Corporation and Yorkshire Cable senior debt facilities entered into during 1996 were accompanied by sale and lease back facilities arranged with a number of lessors. These facilities involved a sale and leaseback of existing fixed assets equipment and ongoing lease facilities. Additional security is provided to the lessors in the form of letters of credit issued by a number of banks.

  As at 31 December 1997, (Pounds)74,872,000 had been drawn under the Cable Corporation finance lease facilities and (Pounds)104,552,000 under the Yorkshire Cable leasing facilities.

  In February 1995, Birmingham Cable entered into a (Pounds)175,000,000 senior debt facility to finance the remaining Birmingham Cable network build. Prior to the arrangement of the facility, funding had been provided by the shareholders. In March 1997, a number of the covenants associated with this

                                     III-78
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GENERAL CABLE

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION
facility were altered to reflect changes in the operating performance of Birmingham Cable and the maturity of the loan was extended to 31 December 2005.

  In addition to amounts drawn under the facility, additional funding totalling (Pounds)13,300,000 has been provided by the shareholders of Birmingham Cable in the form of subordinated loans.

  In connection with Birmingham Cable's facility, Birmingham Cable Finance Limited, a wholly owned indirect subsidiary of Birmingham Cable, raised (Pounds)175,000,000 through the issue of fixed rate cumulative redeemable preference shares to Barclays Bank PLC. Following changes in tax legislation during 1997, these preference shares have been redeemed by Birmingham Cable following Barclays Bank PLC's exercise of their put option. Consequently the (Pounds)175,000,000 revolving credit facility has converted to a syndicated bank term loan supported by bank syndication.

THE GCH FACILITY AND OTHER FINANCING ARRANGEMENTS

GENERAL CABLE HOLDINGS LIMITED FINANCING ARRANGEMENTS

  On 31 December 1997, GCH entered into a syndicated facility agreement (the "GCH Facility Agreement") arranged by Banque Paribas, CIBC Wood Gundy PLC, NatWest Markets, a division of National Westminster Bank Plc, and The Toronto-Dominion Bank pursuant to which a syndicate of banks agreed, upon and subject to the terms and conditions of the GCH Facility Agreement, to make loan facilities available to GCH in two tranches in an aggregate principal amount of up to (Pounds)500,000,000. Advances under tranche A are available on a revolving basis until 31 March 2000. Advances under tranche B are available on a revolving basis until 30 June 2002, and thereafter on an agreed amortising term basis until 30 June 2007. Interest on advances under both tranches is payable at a rate calculated by reference to sterling LIBOR plus associated costs and a margin determined in accordance with the terms of the GCH Facility Agreement.

  In connection with its interest liabilities under the GCH Facility Agreement, GCH is obliged to maintain interest-rate hedging in its own name or in the name of Yorkshire Cable or Cable Corporation. Yorkshire Cable has entered into hedging arrangements with National Westminster Bank Plc and The Toronto-Dominion Bank in the form of accreting interest rate swaps which run until December 2001. Cable Corporation has entered into hedging arrangements with National Westminster Bank Plc in the form of an interest rate cap which runs until December 1999. GCH is also obliged to continue, and to ensure that Yorkshire Cable, Cable Corporation and Imminus continue, with the interest exposure management policies specified in the GCH Facility Agreement.

  The GCH Facility Agreement contains various financial and other covenants on the part of GCH and its subsidiaries, including compliance with certain leverage, interest cover, operating cashflow and debt service cover ratios and the maintenance of a minimum amount of contributed shareholder funds. It also contains various events of default, the occurrence of which would entitle the syndicate banks to refuse to make further advances available under the facility and to accelerate repayment of advances already outstanding. In certain circumstances the syndicated facility agreement permits (but does not require) breaches of certain covenants to be remedied by the shareholder of GCH by the provision of subordinated debt to GCH and/or the subscription for equity share capital in GCH.

  One of these events of default is if, inter alia, Vivendi ceases to own directly or indirectly at least 20% of the issued ordinary share capital of General Cable. GCH has entered into an amendment letter, dated 8 April 1998, with the other parties to the GCH Facility Agreement, under which the events of default will be amended after the Offer is declared unconditional in all respects. Pursuant to such

                                     III-79
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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
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SECTION TWO                                        US FINANCIAL INFORMATION
amendment, an event of default would occur if, inter alia, Telewest does not maintain directly or indirectly its holding in General Cable or TCI and MediaOne do not maintain directly or indirectly a certain level of voting and economic interest in Telewest.

  The obligations of GCH under the GCH Facility Agreement are guaranteed by each of Yorkshire Cable, Cable Corporation, Filegale and certain subsidiary undertakings of GCH (collectively, the "Original Guarantors"). The obligations of GCH and the Original Guarantors under the GCH Facility Agreement are secured by a debenture creating fixed and floating charges over the assets of each of the companies and by a charge over General Cable's shares in GCH.

  In connection with the GCH Facility Agreement and the finance leasing arrangements entered into by Cable Corporation and Yorkshire Cable, GCH, the Original Guarantors, Banque Paribas, CIBC Wood Gundy PLC, National Westminster Bank Plc, The Toronto-Dominion Bank, NatWest Specialist Finance Limited, Robert Fleming Leasing (Number 4) Limited, Lombard Commercial Limited, Dexia Municipal Bank plc, Credit Agricole Indosuez and Societe Generale have entered into an intercreditor agreement, dated 31 December 1997 (the "Intercreditor Agreement"), which regulates the priority of the various security interests created by GCH and the Original Guarantors and subordinates certain indebtedness which is now or may from time to time be owing by GCH to General Cable.

VIVENDI FACILITY
  General Cable has entered into a credit facility with Vivendi (the "Vivendi Facility") pursuant to which Vivendi will provide loans of up to (Pounds)32,000,000 in the aggregate. Under the terms of the Vivendi Facility, drawings are unsecured and will bear interest at a rate per annum equal to three-month sterling LIBOR plus a margin of 1.25% per annum. Under the terms, repayment of the loans is to be made in semi-annual instalments of (Pounds)5,000,000 commencing on 19 April 1998 or, in the case of the last instalment, the then outstanding amount of the Vivendi Facility. The size of the facility will be reduced by (Pounds)5,000,000 every six months commencing on 19 April 1998 irrespective of whether any amounts have been drawn thereunder.

CABLE CORPORATION FINANCING ARRANGEMENTS

  On 26 February 1996, Cable Corporation entered into a syndicated facility agreement (the "Cable Corporation Facility Agreement") arranged by NatWest Markets pursuant to which a syndicate of banks agreed, upon and subject to the terms and conditions of the Cable Corporation Facility Agreement, to make loan facilities available to Cable Corporation in two tranches in an aggregate principal amount of up to (Pounds)160,000,000. This facility was refinanced following the arrangement of the GCH facility on 31 December 1997 as set out above. Amounts drawn under the Cable Corporation Facility at this date were prepaid and amounted to (Pounds)120,000,000.

  Also on 26 February 1996, Cable Corporation, Windsor Television Limited ("WTL"), and Middlesex Cable Limited ("MCL") entered into certain finance lease arrangements with NatWest Specialist Finance Limited ("NWSFL"), a subsidiary of National Westminster Bank Plc. The operation of these finance lease arrangements has not been altered as a result of the refinancing of the Cable Corporation facility. Under the terms of these arrangements and subject to the terms and conditions of an agreement to acquire between WTL, MCL and NWSFL, WTL and/or MCL are entitled from time to time to sell, and NWSFL will purchase, equipment which NWSFL will then lease to Cable Corporation upon and subject to the terms and conditions of two finance lease agreements entered into between Cable Corporation and NWSFL. The maximum amount of equipment that may be the subject of such sales is equipment having a purchase price of up to (Pounds)92,000,000. The equipment that Cable

                                     III-80
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GENERAL CABLE

UK GAAP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

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SECTION TWO                                        US FINANCIAL INFORMATION
Corporation has taken or will take on lease will be subleased by it to WTL or MCL, on the terms of subleases between Cable Corporation and each of these two companies. There is a general cross default with, inter alia, the GCH Facility Agreement, and certain of the covenants in the GCH Facility Agreement are repeated separately.

  The obligations of Cable Corporation under the finance lease agreements entered into with NWSFL are guaranteed by each of WTL, MCL and The Cable Corporation Equipment Limited ("TCCEL") and those obligations and the guarantee obligations are secured by debentures creating fixed and floating charges over the assets of Cable Corporation, WTL, MCL and TCCEL.

  Under the terms of a lease security agreement entered into by Cable Corporation and NWSFL, Cable Corporation has agreed that, in addition to the guarantees and security described above, it will ensure that at all times NWSFL has the benefit of certain other security for Cable Corporation's obligations under the finance lease agreements including (i) a letter of credit from Societe Generale in an amount (which may increase or decrease from time to time) determined in accordance with the provisions of the lease security agreement and (ii) an assignment by way of security of Cable Corporation's rights in relation to monies that may from time to time be credited to a deposit account in Cable Corporation's name with National Westminster Bank Plc in accordance with the requirements of that lease security agreement.

  Pursuant to its obligations under the lease security agreement described in the preceding paragraph, on 26 February 1996, Cable Corporation entered into a facility agreement with Societe Generale (the "Societe Generale Facility Agreement") pursuant to which, inter alia, Societe Generale agreed to issue a letter of credit for a principal amount of up to a maximum of (Pounds)120,000,000 (the "Letter of Credit") to NWSFL and Cable Corporation agreed to indemnify Societe Generale in respect of any payments made under the Letter of Credit and, inter alia, any losses or liabilities suffered or incurred by Societe Generale under or in connection with the Letter of Credit. That indemnity obligation and other amounts owing from Cable Corporation to Societe Generale under the Societe Generale Facility Agreement are secured, inter alia, pursuant to a security deposit agreement creating security over a cash deposit made by Cable Corporation with Societe Generale, which deposit will from time to time be increased each time Cable Corporation requests an increase in the amount of the Letter of Credit. General Cable has also entered into certain indemnity and security arrangements in favour of Societe Generale in relation to this facility.

  In connection with finance leasing arrangements set out above Cable Corporation entered into the Intercreditor Agreement.

YORKSHIRE FINANCING ARRANGEMENTS

  On 24 December 1996, Yorkshire Cable entered into an underwritten loan facility agreement (the "Yorkshire Cable Facility Agreement") arranged by NatWest Markets and Chase Investment Bank Limited. This facility was syndicated in early 1997 and pursuant to this facility a syndicate of banks agreed, upon and subject to the terms and conditions of the Yorkshire Cable Facility Agreement, to make loan facilities available to Yorkshire Cable in two tranches in an aggregate principal amount of up to (Pounds)325,000,000.

  This facility was refinanced following the arrangement of the GCH facility on 31 December 1997 as set out above. Amounts drawn under the Yorkshire Cable facility at this date were prepaid and amounted to (Pounds)117,000,000.

                                     III-81
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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
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SECTION TWO                                        US FINANCIAL INFORMATION

  Also on 24 December 1996, Yorkshire Cable and a number of its subsidiaries entered into certain finance lease arrangements as follows:

    Yorkshire Cable, Barnsley Cable Communications Limited, Doncaster Cable Communications Limited ("DCC"), Halifax Cable Communications Limited ("HCC") and Wakefield Cable Communications Limited ("WCC") entered into certain finance lease arrangements with NWSFL.

    Yorkshire Cable and Sheffield Cable Communications Limited ("SCC"), entered into certain finance lease arrangements with Lombard Commercial Limited ("LCL"), a subsidiary of Lombard North Central PLC.

    Yorkshire Cable and, Yorkshire Cable Communications Limited ("YCC") entered into certain finance lease arrangements with Robert Fleming Leasing (Number 4) Limited ("RFL"), a subsidiary of Robert Fleming & Co Limited.

  For the purposes of the description of the facilities below, the subsidiaries of Yorkshire Cable set out above are referred to as the "sub-lessees" and NWSFL, LCL and RFL are referred to as the "lessors."

  The operation of these finance lease arrangements has not been altered as a result of the refinancing of the Yorkshire Cable facility.

  Under the terms of these arrangements and subject to the terms and conditions of the agreements to acquire between the sub-lessees and the lessors, the sub-lessees are entitled from time to time to sell, and the lessors will purchase, equipment which the lessors will then lease to Yorkshire Cable upon and subject to the terms and conditions of two finance lease agreements entered into between Yorkshire Cable and each of the lessors.

  The maximum amount of equipment that may be the subject of such sales is equipment having a purchase price of up to (Pounds)206,000,000. The equipment that Yorkshire Cable has taken or will take on lease will be subleased by it to the sub-lessees, on the terms of subleases between Yorkshire Cable and each of the sublessees. There is a general cross default with, inter alia, the GCH Facility Agreement and certain of the covenants in the GCH Facility Agreement are repeated separately.

  The obligations of Yorkshire Cable under the finance lease agreements entered into with the lessors are guaranteed by each of Barnsley Cable Communications Limited, DCC, HCC, WCC, SCC, YCC, Bradford Cable Communications Limited, Eastern Derbyshire Cable Communications Limited, Rotherham Cable Communications Limited, Yorkshire Cable Finance Limited, Yorkshire Cable Limited and Yorkshire Cable Telecom Limited and those obligations and the guarantee obligations are secured by debentures creating fixed and floating charges over the assets of these companies together with those of Yorkshire Cable.

  Under the terms of lease security agreements entered into by Yorkshire Cable and each of the lessors, Yorkshire Cable has agreed that, in addition to the guarantees and security described above, it will ensure that at all times the lessors have the benefit of certain other security for Yorkshire Cable's obligations under the finance lease agreements including (i) one or more letters of credit in an amount (which may increase or decrease from time to time) determined in accordance with the provisions of the relevant lease security agreement and (ii) an assignment by way of security of Yorkshire Cable's rights in relation to monies which may from time to time be credited to a deposit account in Yorkshire Cable's name with National Westminster Bank Plc in accordance with the requirements of the relevant lease security agreement.

                                     III-82

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GENERAL CABLE

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

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SECTION TWO                                        US FINANCIAL INFORMATION

  Pursuant to its obligations under the lease security agreement described in the preceding paragraph, on 24 December 1996, Yorkshire Cable entered into facility agreements with Banque Paribas (the "Banque Paribas Facility Agreements") pursuant to which, inter alia, Banque Paribas agreed to issue letters of credit for an aggregate principal amount of up to a maximum of (Pounds)45,000,000 (the "Banque Paribas Letters of Credit") to NWSFL, LCL and RFL and Yorkshire Cable agreed to indemnify Banque Paribas in respect of any payments made under the Banque Paribas Letters of Credit and, inter alia, any losses or liabilities suffered or incurred by Banque Paribas under or in connection with the Banque Paribas Letters of Credit. Since the time the Banque Paribas Facility Agreements were entered into, the facility agreement entered into by Banque Paribas pursuant to which it agreed to issue letters of credit to LCL has been cancelled and the other Banque Paribas Facility Agreements were amended to provide, inter alia, that the maximum amount of letters of credit available under the Banque Paribas Facility Agreements is approximately (Pounds)76,200,000. The indemnity obligation and other amounts owed to Banque Paribas under each of the Banque Paribas Facility Agreements are secured, inter alia, pursuant to separate security deposit agreements creating security over cash deposits made by Yorkshire Cable with Banque Paribas, which deposits will from time to time be increased each time Yorkshire Cable requests an increase in the amount of the relevant Banque Paribas Letter of Credit. General Cable has also entered into certain indemnity and security arrangements in favour of Banque Paribas in relation to these facilities.

  In addition to the Banque Paribas Facility Agreement, letter of credit facilities were arranged with Credit Agricole Indosuez (the "Credit Agricole Facility Agreement") on 24 June 1997 and Dexia Municipal Bank plc (the "Dexia Municipal Facility Agreement") on 30 June 1997 for principal amounts of up to a maximum of (Pounds)100,000,000 and (Pounds)55,000,000, respectively. The security and indemnity arrangements relating to the Credit Agricole and Dexia Municipal Facility Agreements are the same as those relating to the Banque Paribas Facility Agreements as set out above.

  In connection with finance leasing arrangements set out above Yorkshire Cable entered into the Intercreditor Agreement.

BIRMINGHAM FINANCING ARRANGEMENTS

  Birmingham Cable Finance Limited, a company incorporated in Jersey ("BCF") and a wholly owned subsidiary of Birmingham Cable Limited ("BCL"), which is a subsidiary of Birmingham Cable, raised (Pounds)175,000,000 through the issue in February 1995 of fixed rate cumulative redeemable preference shares (the "Preference Shares") to Barclays Bank PLC ("Barclays Bank"). Barclays Bank exercised its option to require Birmingham Cable to purchase all of the Preference Shares during 1997.

  The Preference Shares were redeemed in July 1997 pursuant to a syndicated facility agreement arranged by The Bank of New York, Canadian Imperial Bank of Commerce and Chase Manhattan, with BCL as borrower (the "Birmingham Cable Facility Agreement"). A guarantee had been cash collateralised by a deposit by BCL equal to the proceeds of the Preference Share issue (which BCF had advanced to BCL by way of intercompany loan). The syndicated facility may be utilised by way of revolving cash advances in the period up to 31 December 1999. All advances drawn under the revolving facility including any advance made to fund the redemption of the Preference Shares in July 1997 will on 31 March 2000 be converted to a term loan which will then be repayable in accordance with an agreed repayment schedule, with a final repayment on 31 December 2004. In March 1997 a number of the covenants associated with this facility were altered to reflect changes in the operating performance of Birmingham Cable and the maturity of the loan was extended to 31 December 2005.

  Interest on advances is payable at a rate calculated by reference to sterling LIBOR plus associated costs and a margin determined in accordance with the terms of the Birmingham Cable Facility Agreement.

                                     III-83
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GENERAL CABLE

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
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SECTION TWO                                        US FINANCIAL INFORMATION

  The Birmingham Cable Facility Agreement places various financial covenants on Birmingham Cable and its subsidiaries, including compliance with minimum cash flow requirements, minimum number of homes and businesses passed, maximum levels of bank borrowings, maximum leverage ratios, minimum interest cover ratios and minimum pro forma debt service levels. In certain circumstances the Birmingham Cable Facility Agreement permits (but does not require) breaches of certain covenants to be remedied by the shareholders of Birmingham Cable (i.e., Comcast, General Cable and Telewest) by the provision of subordinated debt to BCL and/or the subscription for equity share capital in Birmingham Cable.

  Security for the syndicated facility has been provided in the form of a guarantee and debenture from Birmingham Cable, BCL, BCF and certain other subsidiaries of Birmingham Cable.

  Pursuant to the Birmingham Cable Facility Agreement, payments or distributions to the shareholders of Birmingham Cable, including payments of management fees, dividends, interest and principal on loans to Birmingham Cable from its shareholders, are restricted based on certain conditions relating to the financial performance of Birmingham Cable and its subsidiaries.

  In accordance with the provisions of the Birmingham Cable financing arrangements described above, on 15 February 1995 BCL entered into a five-year interest rate swap agreement with The Bank of New York, Canadian Imperial Bank of Commerce and Chase Manhattan International. Under these arrangements BCL paid fixed rate interest of 9.2% and received floating rate interest 6-month LIBOR. On 16 March 1998 these swaps were cancelled by BCL and replaced by swaps with the same maturity date of February 2000.

TAXATION
  In respect of the year ended 31 December 1995, General Cable, the Western London System and the Yorkshire System were able to relieve tax losses against profits of other members of the GUHL group only until the date of the initial public offering on 19 April 1995, as thereafter GUHL's interest in General Cable fell below the threshold for tax grouping. Following the initial public offering, relief for the trading losses of General Cable, the Western London System and the Yorkshire System is obtained by carry forward against future profits arising from the same trade in the statutory entities concerned, or by surrender between General Cable, the Western London System, the Yorkshire System and Imminus.

  Losses can only be surrendered to the extent that capacity to absorb these losses exists elsewhere in the relevant group. Where excess losses exist in General Cable, Imminus, General Telecommunications Limited or in the Systems, consideration will be given to the relative merits of deferring tax depreciation, so as to maximise the benefit of available tax losses.

  As a result of the loss relief arrangements, General Cable, the Western London System and the Yorkshire System have estimated that relief for tax losses, the benefit of which has been accounted for in the loss for the relevant year of General Cable, are as follows:

                                               1995          1996           1997
                                      ((Pounds)000) ((Pounds)000)  ((Pounds)000)
                                      ------------- -------------  -------------
Tax credit/(charge)..................         1,844        (1,058)           212

  In respect of the year ended 31 December 1995, GUHL has estimated that there is capacity to utilise sufficient tax losses of the General Cable, the Western London System and the Yorkshire System to enable a payment by GUHL for group relief of (Pounds)3,510,000 to be made in respect of the period prior

                                     III-84
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GENERAL CABLE

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

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SECTION TWO                                        US FINANCIAL INFORMATION

to the initial public offering. However, there is no legal obligation for this payment to be made. The tax credit shown in the table is lower than the group relief payment due from GUHL due to the tax charge in Birmingham Cable. Tax charges arose in the Birmingham System and the Yorkshire System through the operation of the preference share structures. The charges represent Advance Corporation Tax ("ACT") on the dividends payable which are, in the opinion of General Cable, unlikely to be recovered by offset against a mainstream corporation tax liability in the foreseeable future. In respect of the year ended 31 December 1996, relief for the trading profits of General Cable were relieved by losses surrendered by the Western London System. The excess losses are carried forward for offset against future trading profits of the Western London System and the Yorkshire System.

  In respect of the years ended 31 December 1996 and 1997, tax charges arose in the Birmingham System and in respect of the year ended 31 December 1996 in the Yorkshire System through the operation of the preference share structures. The charges represent ACT on the dividends payable which are, in the opinion of General Cable, unlikely to be recovered by offset against a mainstream corporation tax liability in the foreseeable future. No further charges will arise due to the redemption of the preference shares.

  In respect of the year ended 31 December 1997, the trading profits of General Cable and of Imminus from the date of acquisition on 13 March 1997 were relieved by losses surrendered by the Western London System. The excess losses are carried forward for offset against future trading profits of the Western London System and the Yorkshire System. A tax charge arose in Imminus in respect of the profits of the period prior to acquisition.

US GAAP

  The reconciliation to US GAAP is described in detail in Note 25 to General Cable's Consolidated Financial Statements and in a similar note to the financial statements of Birmingham Cable. The major differences between UK GAAP and US GAAP concern cable communications industry accounting, expense recognition in 1997 and accounting for goodwill.

  General Cable believes that it is common industry practice for UK cable operators to apply the principles of US GAAP with respect to cable communications industry accounting in preparing their UK financial statements. However, General Cable has decided not to adopt this accounting policy. As explained below, the effect of applying these US GAAP principles is generally to reduce the reported operating losses in the early stages of a System's development.

  US accounting standards recognise that the development period of a cable communications operation does not conform to an annual accounting cycle. Thus, US GAAP requires deferral of costs and depreciation in order to achieve a better match between costs and revenues. In the early years of development of franchises, certain network development costs are capitalised and a portion of depreciation is deferred. As the franchises mature and revenue is earned in the identified segments, an increasing proportion of network development costs are expensed under US GAAP accounting. General Cable has not adjusted its UK financial statements for these items. The impact of this difference is to increase UK GAAP losses in the developmental years and to reduce the level of assets capitalised. When the networks are completed, the UK GAAP financial statements will bear a correspondingly lower depreciation charge.

                                     III-85
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SECTION TWO                                        US FINANCIAL INFORMATION
--------------------------------------------------------------------------------
GENERAL CABLE

UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP

--------------------------------------------------------------------------------

                                     III-86

--------------------------------------------------------------------------------

GENERAL CABLE

UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILATION OF NET INCOME AND SHAREHOLDER'S EQUITY TO US GAAP

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

INDEX TO FINANCIAL STATEMENTS

                                                                           Page
GENERAL CABLE PLC AND SUBSIDIARIES
 Independent Auditors' Report..........................................  III-88
 Consolidated Profit and Loss Accounts and Reconciliation of Movements
  in Shareholders' Funds for the years ended December 31, 1997, 1996,
  1995.................................................................  III-89
 Consolidated Balance Sheets at December 31, 1997, 1996................  III-90
 Consolidated Statements of Cash Flows for the years ended December 31,
  1997,
  1996, 1995...........................................................  III-91
 Notes to the Consolidated Financial Statements........................  III-95
BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES
 Independent Auditors' Report.......................................... III-124
 Consolidated Profit and Loss Accounts and Reconciliation of Movements
  in Shareholders' Funds for the years ended December 31, 1997, 1996 and 1995............................................................. III-125
 Consolidated Balance Sheets at December 31, 1997, 1996 and 1995....... III-126
 Consolidated Statements of Cash Flows for the years ended December 31,
  1997, 1996
  and 1995............................................................. III-127
 Notes to the Consolidated Financial Statements........................ III-128

                                     III-87

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION
To the Board of Directors and Shareholders of General Cable PLC

  We have audited the accompanying consolidated balance sheets of General Cable PLC ("the Company") and its subsidiaries (together "the Group") at 31 December 1995, 1996 and 1997, and the related consolidated profit and loss accounts, reconciliation's of movements in shareholders' funds and cashflows for each of the three years in the period ended 31 December 1997 set out on pages III-89 to III-122. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on those financial statements.

  We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom which are substantially the same as auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Group at 31 December 1995, 1996 and 1997 and the results of its operations and cashflows for each of the three years in the period ended 31 December 1997 in conformity with generally accepted accounting principles in the United Kingdom.

  The consolidated financial statements were prepared in accordance with the accounting policies set out in note 1 and comply with generally accepted accounting principles in the United Kingdom which differ in certain respects from United States generally accepted accounting principles as set out in note 25.

COOPERS & LYBRAND

Chartered Accountants
London
England

15 June 1998

                                     III-88

SECTION TWO                                        US FINANCIAL INFORMATION
--------------------------------------------------------------------------------
GENERAL CABLE PLC

UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------
CONSOLIDATED PROFIT AND LOSS ACCOUNTS

--------------------------------------------------------------------------------

                                           1995           1996           1997
                             NOTES (Pounds)'000   (Pounds)'000   (Pounds)'000
Turnover--continuing
 operations                      3       30,695         42,664         98,238
    --acquisitions                          --          13,069         13,610
                                   ------------------------------------------
                                         30,695         55,733        111,848
Operating Costs                         (38,934)       (69,781)      (132,525)
                                   ------------------------------------------
Operating loss--continuing
 operations                              (8,239)        (8,135)       (22,960)
      --acquisitions                        --          (5,913)         2,283
                                   ------------------------------------------
                                         (8,239)       (14,048)       (20,677)
Share of losses of
 associated undertakings                (11,944)       (12,192)       (12,626)
Reorganisation costs             6          --             --         (36,648)
Interest receivable and
 similar income                 7a        2,626          5,055         17,707
Interest payable and
 similar charges                7b       (3,615)        (8,629)       (36,707)
                                   ------------------------------------------
Loss on ordinary activities
 before taxation                 8      (21,172)       (29,814)       (88,951)
Taxation                         9        1,844         (1,058)           212
                                   ------------------------------------------
Loss on ordinary activities
 after taxation                         (19,328)       (30,872)       (88,739)
Minority interests                        1,193          2,204          5,562
                                   ------------------------------------------
Loss for the financial year     10      (18,135)       (28,668)       (83,177)
                                   ------------------------------------------
LOSS PER SHARE                  11         (8.1)p         (9.6)p        (22.8)p
                                   ------------------------------------------

  The loss for each financial year includes all recognized gains and losses.

  There is no difference between the loss on ordinary activities before taxation and the loss for the financial year and their historical cost equivalents.

RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

-------------------------------------------------------------------------
                                        1995          1996          1997
                                (Pounds)'000  (Pounds)'000  (Pounds)'000
Loss for the financial year          (18,135)      (28,668)      (83,177)
Capital contribution by parent
 undertaking                             691            30           --
New share capital subscribed         154,572       209,725           --
Expenses of share issue                  --            --            303
Goodwill written off                    (106)     (103,829)      (32,334)
                                ----------------------------------------
                                     137,022        77,258      (115,208)
Opening shareholders' funds          103,196       240,218       317,476
                                ----------------------------------------
Closing shareholders' funds          240,218       317,476       202,268
                                ----------------------------------------

                                     III-89

SECTION TWO                                        US FINANCIAL INFORMATION
--------------------------------------------------------------------------------
GENERAL CABLE PLC

UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS

--------------------------------------------------------------------------------

                                                          1996          1997
                                            NOTES (Pounds)'000  (Pounds)'000
FIXED ASSETS
Tangible assets                                12      411,335       488,928
Investments                                    13
Associated undertakings                                 42,930        29,675
Other investments                                           44           312
                                                  --------------------------
                                                       454,309       518,915
                                                  --------------------------
CURRENT ASSETS
Stocks                                                     --            --
Debtors: amounts falling due after more
 than one year                                 14          348            72
Debtors: amounts falling due within one
 year                                          14       18,808        36,162
Secured cash deposit restricted for more
 than one year                                 15      136,763       179,424
Cash at bank and in hand                                28,765        21,664
                                                  --------------------------
                                                       184,684       237,322
                                                  --------------------------
CREDITORS: amounts falling due within one
 year                                          15      (79,010)      (76,118)
                                                  --------------------------
NET CURRENT ASSETS/(LIABILITIES)                       105,674       161,204
                                                  --------------------------
TOTAL ASSETS LESS CURRENT LIABILITIES                  559,983       680,119
                                                  --------------------------
CREDITORS: amounts falling due after more
 than one year                                 16     (235,944)     (466,573)
Provisions for liabilities and charges     17 & 6          --        (10,277)
Minority interests--equity                              (6,563)       (1,001)
       --non equity                                      --            --
                                                  --------------------------
NET ASSETS                                             317,476       202,268
                                                  --------------------------
CAPITAL AND RESERVES
Called-up share capital                        18      365,092       365,092
Share premium                                  20       94,614        94,917
Profit and loss account                        20     (142,230)     (257,741)
                                                  --------------------------
EQUITY SHAREHOLDERS' FUNDS                             317,476       202,268
                                                  --------------------------

                                     III-90

SECTION TWO                                        US FINANCIAL INFORMATION
--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF CASH FLOWS

--------------------------------------------------------------------------------

                                                 YEAR ENDED 31 DECEMBER
                                 ----------------------------------------
                                         1995          1996          1997
                          NOTES  (Pounds)'000  (Pounds)'000  (Pounds)'000
NET CASH INFLOW FROM
 OPERATING ACTIVITIES        (a)        4,244        14,732        11,577
EXCEPTIONAL
 REORGANISATION                            --            --          (835)
                                 ----------------------------------------
NET CASH INFLOW FROM
 OPERATING ACTIVITIES
 (POST EXCEPTIONALS)                    4,244        14,732        10,742
                                 ----------------------------------------
RETURNS ON INVESTMENTS
 AND SERVICING OF
 FINANCE
Interest received                       2,507         4,256        22,948
Interest paid                          (4,098)       (4,485)      (36,413)
                                 ----------------------------------------
NET CASH OUTFLOW FROM
 RETURNS ON INVESTMENTS
 AND SERVICING OF
 FINANCE                               (1,591)         (229)      (13,465)
                                 ----------------------------------------
TAXATION
Group relief received                   2,344         3,100         2,305
ACT paid                                   --           (85)         (318)
                                 ----------------------------------------
TAX PAID                                2,344         3,015         1,987
                                 ----------------------------------------
CAPITAL EXPENDITURE AND
 FINANCIAL INVESTMENT
Purchase of tangible
 fixed assets                         (63,854)      (78,546)     (128,569)
Sales of tangible fixed
 assets                                    61           201           405
Purchase of interest in
 associated undertakings              (31,973)       (6,759)           --
Purchase of other fixed
 asset investments                        (50)           --          (332)
Loans made to others                      (50)           --            --
NET CASH OUTFLOW FROM
 CAPITAL EXPENDITURE AND
 FINANCIAL INVESTMENT                 (95,866)      (85,104)     (128,496)
ACQUISITIONS AND
 DISPOSALS
Cash acquired with
 subsidiary                                --           878         3,339
Acquisition costs                          --        (2,503)      (33,700)
                                 ----------------------------------------
NET CASH FLOW FROM
 ACQUISITIONS AND
 DISPOSALS                                 --        (1,625)      (30,361)
                                 ----------------------------------------
NET CASH OUTFLOW BEFORE
 MANAGEMENT OF LIQUID
 RESOURCES AND FINANCING              (90,869)      (69,211)     (159,593)
                                 ----------------------------------------
MANAGEMENT OF LIQUID
 RESOURCES
Cash on short term
 deposit                              (13,300)       30,402       (12,770)
                                 ----------------------------------------
NET CASH
 (OUTFLOW)/INFLOW FROM
 MANAGEMENT OF LIQUID
 RESOURCES                            (13,300)       30,402       (12,770)
                                 ----------------------------------------
FINANCING
Issue of ordinary shares              171,012        43,460            --
Costs of ordinary share
 issue                                (14,890)       (2,490)         (212)
Capital contribution                    1,455           722            --
Minority interest
 funding                                   10            --            --
New secured loans                          --        99,000       437,839
Loans to Associates                        --       (38,862)       (3,150)
Other loans received                   34,732           --             --
Proceeds received from
 finance leases                            --       131,599        50,359
Repayment of secured
 loans                                     --       (22,165)     (273,001)
Placement of restricted
 cash deposit                              --      (136,763)      (42,660)
Financing costs                            --        (8,620)         (983)
Repayment of loans                    (94,000)           --            --
Payment of principal
 under finance leases                     (84)         (761)      (15,700)
                                 ----------------------------------------
NET CASH INFLOW FROM
 FINANCING                             98,235        65,120       152,492
                                 ----------------------------------------
(DECREASE)/INCREASE IN
 CASH IN THE PERIOD          (b)       (5,934)       26,311       (19,871)
                                 ------------------------------------

                                     III-91

SECTION TWO                                        US FINANCIAL INFORMATION
--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)
NOTE TO THE STATEMENT OF CASH FLOWS

--------------------------------------------------------------------------------
RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                              YEAR ENDED 31 DECEMBER
                                      ----------------------------------------
                                              1995          1996          1997
                                      (Pounds)'000  (Pounds)'000  (Pounds)'000
(Decrease)/increase in cash in the
 period                                     (5,934)       26,311       (19,871)
Cash flow from decrease in liquid
 resources                                  13,300       (30,402)       12,770
Cash outflow from increase in
 restricted cash deposit                        --       136,763        42,660
Cash inflow from increase in net
 debt and leasing                           59,268      (199,054)     (208,251)
Change in net debt resulting from
 cash flows                                 66,634       (66,382)     (172,692)
Non cash movement in debt                       --          (777)           --
New finance leases                          (4,998)       (3,132)       (9,302)
Liquid resources acquired with
 subsidiary                                     --        13,502            --
Debt and leasing acquired with
 subsidiary                                     --       (12,884)           --
                                      ----------------------------------------
MOVEMENT IN NET DEBT IN THE PERIOD          61,636       (69,673)     (181,994)
NET DEBT AT 1 JANUARY                      (73,624)      (11,988)      (81,661)
                                      ----------------------------------------
NET DEBT AT 31 DECEMBER                    (11,988)      (81,661)     (263,655)
                                      ----------------------------------------

(A) RECONCILIATION OF OPERATING LOSS TO NET CASH FLOW FROM
    OPERATING ACTIVITIES BEFORE EXCEPTIONALS

                                          1995          1996          1997
                                      (Pounds)'000  (Pounds)'000  (Pounds)'000
Operating loss                              (8,239)      (14,048)      (20,677)
Depreciation of tangible fixed
 assets                                      9,114        20,376        40,632
(Loss)/profit on sale of tangible
 fixed assets                                  (21)          199            66
Decrease in stocks                               2            --            --
Increase in trade debtors                   (1,840)       (3,108)       (8,352)
(Increase)/decrease in other debtors        (1,654)          943         2,245
Increase/(decrease) in trade
 creditors                                   4,521        (3,509)       (1,894)
Increase in other creditors                  2,261        13,879          (443)
Provision against loan                         100            --            --
                                      ----------------------------------------
Net cash inflow from operating
 activities                                  4,244        14,732        11,577
                                      ----------------------------------------

                                     III-92

SECTION TWO                                        US FINANCIAL INFORMATION
--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)
NOTE TO THE STATEMENT OF CASH FLOWS (CONTINUED)

--------------------------------------------------------------------------------

                                      YEAR ENDED 31 DECEMBER 1997
                          ------------------------------------------------------
                                                             OTHER
                                                           NONCASH
                              31/12/96     CASH FLOW     MOVEMENTS      31/12/97
                          (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000
(B)ANALYSIS OF NET DEBT
NET CASH
Cash at bank and in hand        28,765        (7,101)           --        21,664
Less deposits treated as
 liquid resources                 (350)      (12,770)           --       (13,120)
                          ------------------------------------------------------
                                28,415       (19,871)           --         8,544
LIQUID RESOURCES
Deposits included in
 cash                              350        12,770            --        13,120
                          ------------------------------------------------------
                                   350        12,770            --        13,120
RESTRICTED CASH
Placement of restricted
 cash deposit                  136,763        42,660            --       179,423
                          ------------------------------------------------------
                               136,763        42,660            --       179,423
DEBT
Debt                          (103,556)     (172,687)           --      (276,243)
Finance Leases                (143,633)      (35,564)       (9,302)     (188,499)
                          ------------------------------------------------------
                              (247,189)     (208,251)       (9,302)     (464,742)
                          ------------------------------------------------------
NET DEBT                       (81,661)     (172,692)       (9,302)     (263,655)
                          ------------------------------------------------------

                                            YEAR ENDED 31 DECEMBER 1996
                          --------------------------------------------------------------------
                                                       ACQUISITION
                                                        (EXCLUDING         OTHER
                                                          CASH AND       NONCASH
                              31/12/95     CASH FLOW   OVERDRAFTS)     MOVEMENTS      31/12/96
                          (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000
(B)ANALYSIS OF NET DEBT
NET CASH
Cash at bank and in hand        19,354         9,411            --            --        28,765
Less deposits treated as
 liquid resources              (17,250)       16,900            --            --          (350)
                          --------------------------------------------------------------------
                                 2,104        26,311            --            --        28,415
LIQUID RESOURCES
Deposits included in
 cash                           17,250       (30,402)       13,502            --           350
                          --------------------------------------------------------------------
                                17,250       (30,402)       13,502            --           350
RESTRICTED CASH
Placement of restricted
 cash deposit                       --       136,763            --            --       136,763
                          --------------------------------------------------------------------
                                    --       136,763            --            --       136,763
DEBT
Debt                           (23,132)      (68,613)      (11,034)         (777)     (103,556)
Finance Leases                  (8,210)     (130,441)       (1,850)       (3,132)     (143,633)
                          --------------------------------------------------------------------
                               (31,342)     (199,054)      (12,884)       (3,909)     (247,189)
                          --------------------------------------------------------------------
NET DEBT                       (11,988)      (66,382)          618        (3,909)      (81,661)
                          --------------------------------------------------------------------

                                     III-93

SECTION TWO                                        US FINANCIAL INFORMATION
--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)
NOTE TO THE STATEMENT OF CASH FLOWS (CONTINUED)

--------------------------------------------------------------------------------

                                      YEAR ENDED 31 DECEMBER 1995
                          ------------------------------------------------------
                                                             OTHER
                                                           NONCASH
                              31/12/94     CASH FLOW     MOVEMENTS      31/12/95
                          (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000
(B)ANALYSIS OF NET DEBT
NET CASH
Cash at bank and in hand        11,988         7,366            --        19,354
Less deposits treated as
 liquid resources               (3,950)      (13,300)           --       (17,250)
                          ------------------------------------------------------
                                 8,038        (5,934)           --         2,104
LIQUID RESOURCES
Deposits included in
 cash                            3,950        13,300            --        17,250
                          ------------------------------------------------------
                                 3,950        13,300            --        17,250
RESTRICTED CASH
Placement of restricted
 cash deposit                       --            --            --            --
                          ------------------------------------------------------
                                    --            --            --            --
DEBT
Debt                           (82,400)       59,268            --       (23,132)
Finance Leases                  (3,212)          --         (4,998)       (8,210)
                          ------------------------------------------------------
                               (85,612)       59,268        (4,998)      (31,342)
                          ------------------------------------------------------
NET DEBT                       (73,624)       66,634        (4,998)      (11,988)
                          ------------------------------------------------------

(C)ACQUISITION OF IMMINUS LIMITED AND ITS PARENT COMPANY FILEGALE LIMITED

  On 13 March 1997 the Company acquired 100% of the share capital of Filegale Ltd and its subsidiary Imminus Ltd. The fair value of Filegale's identifiable net assets at the date of acquisition are shown in Note 2d. Filegale contributed (Pounds)1.4 million to the Group's net operating cash flows, paid (Pounds)0.3 million in respect of tax and used (Pounds)3.2 million for capital expenditure and financial investment.

(D)RECONCILIATION OF OPERATING PROFIT TO OPERATING CASHFLOW

                                        CONTINUING      ACQUIRED         TOTAL
                                      (Pounds)'000  (Pounds)'000  (Pounds)'000
OPERATING LOSS                             (22,959)        2,282       (20,677)
Depreciation                                39,218         1,414        40,632
Loss on sale of fixed assets                    63             3            66
Increase in trade debtors                   (7,924)         (428)       (8,352)
Decrease/(increase) in other debtors         4,035        (1,790)        2,245
(Decrease)/increase in trade
 creditors                                  (2,805)          911        (1,894)
Increase in other creditors                    504          (947)         (443)
                                           -------
NET CASH INFLOW FROM CONTINUING
 ACTIVITIES                                 10,132            --        10,132
                                                          ------
NET CASH INFLOW FROM ACQUIRED
 ACTIVITIES                                                1,445         1,445
                                                                       -------
NET CASH INFLOW FROM OPERATING
 ACTIVITIES                                                             11,577

(E)MAJOR NON-CASH TRANSACTIONS

  During the year the group entered in finance lease arrangements in respect of equipment with a capital value at the inception of the lease of (Pounds)59,504,000 (1996: (Pounds)162,000,000). The consideration for the acquisition of Imminus Limited and Filegale Limited comprised bank guaranteed loan notes. Further details of the acquisition are set out in Note c and Note 2d.

                                     III-94

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION
OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION
1.PRINCIPAL ACCOUNTING POLICIES

  These financial statements have been prepared in accordance with Accounting Standards currently applicable in the United Kingdom ("UK GAAP"). A summary of the more important Group accounting policies, which have been applied consistently by all group and associated companies, is set out below.

  BASIS OF ACCOUNTING

  These financial statements have been prepared under the historical cost basis of accounting.

  CHANGES IN PRESENTATION OF FINANCIAL INFORMATION

  An alternative presentation of the Group Profit and Loss Account (page III-
  89) has been adopted. In the opinion of the Directors this format provides comparability with other companies in the telecommunications sector. The comparative figures have been restated accordingly.

  FRS 1 "Cash flow statements' has been revised in 1996 to change the format for reporting cash flow. The revised format has been adopted in preparing these financial statements. The comparative figures have been restated accordingly.

  BASIS OF CONSOLIDATION

  The consolidated financial statements include the accounts of the parent company and its subsidiaries for the five financial years ended 31 December 1997. The subsidiaries and associated undertakings prepare their accounts to coincide with the year end of the parent for consolidation purposes, apart from Cable Finance Limited, a subsidiary of the Company, which prepares financial statements for the period to 31 March and summary financial statements have been prepared for the period ended 31 December 1996 and 31 December 1997.

  The results of companies or businesses acquired or disposed of during the period are dealt with from the effective date when control was acquired or up to the effective date of loss of control.

  On acquisition of a subsidiary, all of the subsidiary's assets and liabilities that exist at the date of acquisition are recorded at their fair values reflecting their conditions at that date. All changes to those assets and liabilities, and the resulting gains or losses that arise after the Group has gained control of the subsidiary are charged to the post acquisition profit and loss account. A separate profit and loss account dealing with the results of the Company only has been presented in accordance with the Companies Act 1985.

  ASSOCIATED UNDERTAKINGS

  The Group's share of profits less losses of associated undertakings is included in the consolidated profit and loss account and the Group's share of their net assets is included in the consolidated balance sheet.

  Where necessary the financial statements of associated undertakings are adjusted so that their accounting policies are consistent with those of the Group. Adjustments have been made to the financial statements of BCC, the accounting policies of which comply, in all material respects, with US GAAP, in particular, Statement of Financial Accounting No. 51 dealing with the cable television industry. The Group's accounting policies differ from those used by BCC with respect to the capitalization of interest in connection with network build, the capitalization of pre-operating expenses and the depreciation of network assets.

                                     III-95

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION
OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION
  TANGIBLE FIXED ASSETS

  Cost of fixed assets represents acquisition cost, including any incidental costs of acquisition. Materials, labor and other costs directly attributable to the construction of the cable network are included in fixed assets.

  Depreciation is provided on all tangible fixed assets at rates calculated to write off the cost or valuation, less estimated residual value, of each asset in equal installments over their estimated useful lives as follows:

        Leasehold premises          50 years
        Cables and ducting          40 years
        Electronic equipment      2-10 years
        Motor vehicles               4 years
        Office equipment          3-10 years
        Tools and test equipment     3 years

  Freehold land and assets in the course of construction are not depreciated.

  FINANCE AND OPERATING LEASES

  Rentals payable under operating leases are charged to the profit and loss account as they fall due.

  Assets acquired under finance leases and hire purchase agreements are capitalized and the capital element of lease rentals is included in creditors.

  Assets held under finance leases are appreciated over the shorter of the lease terms and the usefulness of equivalent owned assets.

  TURNOVER

  Turnover comprises the value of sales (excluding VAT) of goods and services in the normal course of business.

  TAXATION

  Corporation tax payable is provided on taxable profits at the current rate.

  Deferred tax (which arises from differences in the timing of recognition of items, principally depreciation and interest, in the financial statements and by the tax authorities) has been calculated using the liability method. Deferred tax is provided on the timing differences, likely to reverse, at the rates of tax anticipated to be in force at the time of reversal. Deferred tax is not provided on timing differences which, in the opinion of directors, will probably not reverse in the foreseeable future.

  PENSION COSTS

  The Group operates a number of defined contribution pension schemes and participates in a defined benefit scheme administered by an associated company. The assets of these schemes are held separately to those of the Group in independently administered funds. The pension costs charge represents contributions payable by the Group in the year.


                                     III-96

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION
OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION
  GOODWILL

  Goodwill arising on acquisition is written off against reserves in the period of acquisition.

  ASSOCIATED UNDERTAKINGS

  The Group's share of profits less losses of associated undertakings is included in the consolidated profit and loss account, and the Group's share of their net assets is included in the consolidated balance sheet.

  The financial statements of associated undertakings are adjusted so that their accounting policies are consistent with those of the Group.

  FOREIGN CURRENCIES

  Transactions denominated in foreign currencies are translated at the rate ruling at the time of the transaction. All monetary assets and liabilities are subsequently translated at the year end rate or the hedged forward rate. Differences arising on translation are taken to the profit and loss account in the year in which they arise.

2.BUSINESS

  (A) THE COMPANY

  The Company was incorporated on 7 April 1989 under the name Truetry Limited. Its name was changed to General Cable Limited on 6 November 1989. The Company re-registered as a public limited company on 8 April 1994.

  The Company carries on business as a holding company, acquiring long term investment interests in the United Kingdom cable communications industry through subsidiary and associated undertakings which develop, own and operate integrated broadband telecommunications networks in the United Kingdom delivering voice, data and entertainment services. During the period covered by these financial statements the Company has reorganized its investment interests in such a way that, at 31 December in each of the years 1993 to 1997 the Group held investments in three operating groupings, The Cable Corporation Limited ("TCC"), The Yorkshire Cable Group Limited ("YCG") and Birmingham Cable Corporation Limited ("BCC") and in 1997 in Filegale as follows:

                 TCC                  YCG                  BCC                FILEGALE
         -------------------- -------------------- -------------------- --------------------
           CUMULATIVE  EQUITY   CUMULATIVE  EQUITY   CUMULATIVE  EQUITY   CUMULATIVE  EQUITY
               EQUITY CAPITAL       EQUITY CAPITAL       EQUITY CAPITAL       EQUITY CAPITAL
             INVESTED    HELD     INVESTED    HELD     INVESTED    HELD     INVESTED    HELD
         (Pounds)'000       % (Pounds)'000       % (Pounds)'000       % (Pounds)'000       %
   1997        98,370    83.5      265,558   100.0       78,049    45.0       33,700   100.0
   1996        98,370    83.5      265,558   100.0       78,049    45.0           --      --
   1995        98,370    83.5       86,544    50.0       78,040    45.0           --      --
   1994        98,339    83.1       54,571    50.0       78,040    45.0           --      --
   1993        54,545    62.5       29,835    45.5       30,073    26.8           --      --


                                     III-97

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION
OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION
  (B) THE CABLE CORPORATION LIMITED

  In December 1989, the Company acquired a 14.1% interest in the voting share capital of TCC. By 31 December 1990 this interest had increased to 20.2% through further subscription for new shares. In the period from 1 January 1991 to 31 December 1995 the Company acquired further ordinary shares in TCC through subscription for new shares, purchases from other shareholders and conversion of loans and preference shares. During 1994, further share issues to third parties resulted in a deemed disposal under FRS2:
  Accounting for subsidiary undertakings and gave rise to a profit of (Pounds)1,559,000 on consolidation. By 31 December 1997 the Company's interest in the voting share capital of TCC had risen to 83.5%.

  In the period covered by these financial statements TCC has been treated as a subsidiary. Although the Company owned less than 50% of the voting share capital of TCC, in the period from 1 January 1991 to 28 June 1992, in the opinion of the directors, it was able to exercise dominant influence. From 29 June 1992, the Company's interest in TCC has been more than 50% of the voting share capital.

  (C) THE YORKSHIRE CABLE GROUP LIMITED

  On 6 April 1990, Yorkshire Cable Communications Limited was formed as a wholly owned subsidiary of the Company. In June 1992, a wholly owned subsidiary, Bradford Cable Communications Limited, was formed as an intermediate holding company of Yorkshire Cable Communications Limited. In August 1992, the Company's interest in the share capital of Bradford Cable Communications Limited was reduced to 80% through the issue of shares to a third party.

  On 14 August 1992 the Company acquired the entire issued share capital of Sheffield Cable Communications Limited.

  YCG was incorporated on 22 January 1993 as a wholly owned subsidiary of the Company. In the period from incorporation to 1 August 1993 YCG acquired 100% interests in a number of companies owning franchise rights to develop cable communications networks in Yorkshire but which had not commenced operations. On 8 June 1993 YCG acquired the Company's interest in Bradford Cable Communications Limited and Sheffield Cable Communications Limited. YCG and its subsidiaries are defined as "the YCG group".

  On 2 August 1993, YCG acquired the remaining 20% interest in Bradford Cable Communications Limited and, on the same date, the Company reduced its interest in YCG to 45.5% as a result of share issues by YCG to two third parties. As a result of these share issues the Group's investment in YCG was transferred in the financial statements from subsidiary to associated undertakings and the Group's attributable net assets increased. This constitutes a deemed disposal under FRS2: Accounting for subsidiary undertakings and has on consolidation given rise to a profit of (Pounds)12,475,000 which is included in the 1993 profit and loss account. This profit did not result in an equivalent cash flow to the Company.

  The Company entered into arrangements with the other shareholders in YCG, whereby on 30 December 1994, it acquired additional shares to increase its holding in YCG from 45.5% to 50%. During 1995 the Company increased its level of investment in YCG by an amount of (Pounds)31,973,000. The Company's overall interest in YCG remained at 50%.


                                     III-98

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION
OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION
  On 6 August 1996 the Company acquired the remaining 50% of YCG that it did now own for consideration comprising the issue of 84,458,000 ordinary shares, par value (Pounds)1 per share, of General Cable PLC. The acquisition comprised the purchase of a 25% shareholding in YCG held directly from STI and the whole of the share capital of General Cable Holdings Limited, formerly called STI (Yorkshire Cable) Limited, a company whose sole asset was a further 25% interest in YCG. The fair value of the total consideration, including fees and costs of approximately (Pounds)2.5 million, associated with the acquisition, amounted to (Pounds)172 million. The Company has taken advantage of merger relief in accordance with Section 130 of the Companies Act 1985 not to record any premium of the shares issued and the difference between the fair value of the shares issued and their nominal value has been taken to merger reserve.

  In these financial statements Yorkshire Cable Communications Limited, Bradford Cable Communications Limited, Sheffield Cable Communications Limited and YCG have been treated as subsidiary undertakings in the consolidated financial statements from their date of acquisition up to 1 August 1993. From 2 August 1993 the YCG group has been treated as an associated undertaking and from 6 August 1996 as a subsidiary undertaking.

  (D) FILEGALE LTD

  On 13 March the Company acquired 100% of Filegale Ltd and its subsidiary undertaking Imminus Ltd for a fair value total consideration, including fees and costs associated with the acquisition of approximately (Pounds)0.7 million, of (Pounds)33.7 million. In accordance with the sale and purchase agreement (Pounds)7.1 million of the consideration has been provided in the form of bank guarantee loan notes and up to a further (Pounds)6.4 million will be payable on the first and second anniversaries of the acquisition. Payment of the deferred consideration is dependant upon certain conditions being met. The form of the deferred consideration is cash, bank guarantee loan notes or General Cable PLC ordinary shares to be issued at the price of (Pounds)1.90 after twelve months and (Pounds)1.95 after 24 months at the option of the vendors. Subsequent to the year-end agreement has been reached between the Company and the shareholders of Filegale Ltd to settle the outstanding deferred consideration in advance of the terms of the sale and purchase agreement. At 31 December 1997 (Pounds)13.1 million cash was held in deposit in order to satisfy the outstanding consideration. The guaranteed loan notes carry a coupon of six month LIBOR minus 0.35%.

  The fair value of the operating assets at the date of acquisition of Filegale were:

                                    BOOK VALUE    REVALUATION     FAIR VALUE
                                 (Pounds)000'S  (Pounds)000'S  (Pounds)000'S
   Tangible Fixed Assets                 3,073             --          3,073
   Intangible Fixed Assets --
     capitalized goodwill                1,274         (1,274)            --
   Current assets/(liabilities)
   Debtors                               2,448            --           2,448
   Cash                                  3,339            --           3,339
   Creditors                            (7,430)           --          (7,430)
                                 -------------------------------------------
                                         2,704         (1,274)         1,430
                                 -------------------------------------------
   100% thereof                                                        1,430
   Consideration satisfied as
    above                                                             33,701
                                 -------------------------------------------
   Goodwill                                                          (32,271)
                                 -------------------------------------------


                                     III-99

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION
OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION
  The summarized profit and loss account for Imminus for the period from 1 January 1997, the beginning of the subsidiary's financial year, to the date of acquisition is as follows:

                                                   PERIOD ENDED
                                                  12 MARCH 1997
                                                   (Pounds)'000
   Turnover                                               3,146
   Operating Profit                                         536
   Profit on ordinary activities before taxation            349
   Tax on ordinary activities                              (148)
   Profit on ordinary activities after taxation             201

  There were no recognized gains or losses in the period other than those included in the profit and loss account and therefore no separate statement of total recognized gains and losses has been presented.

  In the opinion of the directors the book value of the net assets represents their fair value except for capitalized goodwill in Filegale Limited which has been written off to goodwill in order to align accounting policies with the Group.

  The purchase has been accounted for as an acquisition and included in the consolidated balance sheet at the year end. The goodwill of (Pounds)32.3 million has been written off against the profit and loss reserve. For the period since acquisition revenue of (Pounds)13.6 million and operating profit of (Pounds)2.3 million are included with the consolidated profit and loss account as acquisitions.

  The following proforma information is prepared on the basis that the acquisition occurred on 1 January 1997. Prior year comparatives have been prepared on the basis that the acquisition occurred on 1 January 1996.

                                                             1996         1997
                                                     (Pounds)'000 (Pounds)'000
   Turnover -- Continuing operations                    55,733       97,238
        -- Acquisitions                                 15,380       16,756
   Operating loss -- Continuing operations             (14,048)     (22,960)
          -- Acquisitions                                3,100        2,819
   Loss on ordinary activities before extraordinary
    items                                              (28,447)     (82,976)
   Loss for the financial year                         (28,447)     (82,976)
   Loss per ordinary share                               (9.5p)      (22.7p)

  (E) BIRMINGHAM CABLE CORPORATION LIMITED

  In December 1989, the Company acquired 16.6% of the ordinary share capital of BCC. In the period from acquisition to 31 December 1991, as a result of subscription for new shares by the Group and third parties, the Group's interest had fallen to 11.0%. In the year ended 31 December 1992 the Group subscribed for new shares in BCC and its interest increased to 24.7%. In the year ended 31 December 1994, as a result of a reorganisation of the Group's holdings and further share subscriptions by the Company and third parties, the Company's interest had increased to 45%. The Group's holding in BCC remains at 45% as at 31 December 1997.

                                    III-100

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION
OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

  In these financial statements BCC has been treated as a trade investment in the period from acquisition to 2 June 1992, when the Group's interest increased to 24.7%. From 3 June 1992 to 31 December 1997 BCC has been treated as an associated undertaking.

3.TURNOVER

                       1995         1996         1997
               (Pounds)'000 (Pounds)'000 (Pounds)'000
   Telephone         22,488       40,894       84,059
   Television         7,475       14,158       27,569
   Other                732          681          220
               --------------------------------------
                     30,695       55,733      111,848
               --------------------------------------

  All of the Group's turnover arose in the United Kingdom. No turnover is included in respect of associated companies.

  The acquisition of Imminus during the year had the effect of increasing turnover for telephony by (Pounds)13.6 million.

4.OPERATING COSTS

                                                1995         1996         1997
                                        (Pounds)'000 (Pounds)'000 (Pounds)'000
   Programming expenses                        3,321        7,160       16,119
   Telephony expenses                         10,293       13,141       17,755
   Selling, general and administrative
    costs                                     16,206       29,104       58,019
   Depreciation and amortization               9,164       20,376       40,632
                                        --------------------------------------
                                              38,984       69,781      132,525
                                        --------------------------------------

5.EMPLOYEE INFORMATION

  The average weekly number of persons (including executive directors) employed by the Group during the year was:

                       1995   1996   1997
                     NUMBER NUMBER NUMBER
   BY ACTIVITY:
     Sales              105    210    453
     Engineering        140    302    559
     Administration     110    175    312
                     --------------------
                        355    687  1,324
                     --------------------


                                    III-101

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION
OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

                                 1995         1996         1997
                         (Pounds)'000 (Pounds)'000 (Pounds)'000
   STAFF COSTS:
     Wages and salaries         8,358       15,436       30,115
     Social security              781        1,497        2,786
     Pension costs                176          448        1,059
                         --------------------------------------
                                9,315       17,381       33,960
                         --------------------------------------

  Directors' emoluments for the three years ended 31 December 1995, 1996 and 1997 amounted to (Pounds)508,000, (Pounds)600,000 and (Pounds)813,000
  respectively. The 1995 figure includes (Pounds)70,000 in respect of compensation for loss of office. During the period, certain directors of the Company were employed by Compagnie Generale des Eaux S.A., the ultimate parent undertaking. These directors received no remuneration in respect of services provided to the Company.

6. EXCEPTIONAL ITEM --  FUNDAMENTAL REORGANISATION

  In October 1997 the Group announced a fundamental reorganisation of its business and a change in operating strategy to maximize the benefit of its strength in business and residential telecommunications. As a result total related charges of (Pounds)36.6 million are recorded as exceptional item in 1997. The charge comprises (Pounds)18.3 million for the write down of certain categories of analogue cable television equipment consistent with the strategy referred to above, (Pounds)9.6 million for the reorganisation and restructuring of the businesses and (Pounds)1.5 million relating to the disposal of properties. The arrangement of a new debt facility referred to in Note 15 entailed a writedown of capitalized finance charges of (Pounds)7.2 million relating to the previous debt facilities.

  A provision of (Pounds)10.3 million relating to the above is carried at 31 December 1997.

7. INTEREST

                                                1995         1996         1997
                                        (Pounds)'000 (Pounds)'000 (Pounds)'000
   (a) Interest receivable and similar
    income
   Associated undertakings                        --          995          225
   Other: on deposit at banks                  2,626        4,060       17,482
                                        --------------------------------------
                                               2,626        5,055       17,707
                                        --------------------------------------


                                                 1995         1996         1997
                                         (Pounds)'000 (Pounds)'000 (Pounds)'000
   (b) Interest payable and similar
    charges
   On bank loans, overdrafts and other
    loans repayable after 5 years......            --           31          180
   Repayable within 5 years not by
    installment........................         1,902        4,941       25,432
   Finance leases and hire purchases
    contracts..........................           416        3,251       11,095
   Former parent and fellow subsidiary
    undertakings.......................         1,297          105           --
   Preference shares...................            --          301           --
                                         --------------------------------------
                                                3,615        8,629       36,707
                                         --------------------------------------


                                    III-102

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION
OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION
8.LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION

  Loss on ordinary activities before taxation is stated after charging/(crediting):

                                               1995          1996          1997
                                       (Pounds)'000  (Pounds)'000  (Pounds)'000
   Depreciation for the year:
     Tangible owned fixed assets          8,573         14,484        37,308
     Tangible fixed assets held under
      finance leases                        536          5,887        21,700
   Auditors' remuneration                    94            176           201
   Auditors' non-audit remuneration
     -- (Charged to share premium
      account in 1997:
       (Pounds)59,000; 1996:
       (Pounds)207,000; 1995:
      (Pounds)634,000)                       --             --            --
     -- (Charged to cost of
      investment in 1997:
      (Pounds)8,000;
      1996: (Pounds)207,000; 1995:
       (Pounds)207,000)                      --             --            --
     -- (Financing costs capitalised
      in accordance with FRS4 in
      1997: (Pounds)80,000;  1996:
      (Pounds)128,000; 1995: nil)            --             --            --
     -- Other                               117            103            92
   Hire of plant and machinery--
    operating leases                        172            117           269
   Hire of other assets--operating
    leases                                  824          1,964         4,949
   Loss on disposal of fixed assets          21            199            66
   Provision for bad and doubtful
    debts                                   725          1,132         2,506
   Management charges from CGE              272            267           282
   Management fees received from
    associated undertakings                (731)          (597)         (220)

  During the year ended 31 December 1995 an amount of (Pounds)16,442,000 was written off against the Share Premium Account arising on the flotation in April 1995.

9. TAXATION


                                              1995          1996          1997
                                      (Pounds)'000  (Pounds)'000  (Pounds)'000
   UK Corporation tax at 31.5%
    (1996: 33%)
   Group relief receivable                   3,129            --           842
   Tax of associated undertakings             (805)       (1,309)         (630)
   Deferred taxation                          (480)          319            --
   Irrecoverable Advance Corporation
    Tax                                         --           (68)           --
                                      ----------------------------------------
                                             1,844        (1,058)          212
                                      ----------------------------------------
   The Group has accumulated tax
    losses available for offset
    against future trading profits
    amounting to not less than              67,500       156,000       186,300
                                      ----------------------------------------
   Associated companies have
    accumulated tax losses available
    for offset against their future
    trading profits amounting to not
    less than                               56,800         9,750        10,300
                                      ----------------------------------------

  Under current UK tax legislation these tax losses can be carried forward indefinitely and set off against future profits arising from the same trade.

                                    III-103

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION
OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

  The Company was a subsidiary (for group relief purposes) of General Utilities Holdings Limited ("GUHL") until April 1995. Members of this group were to relieve their taxable losses by surrendering them to other group companies where capacity to utilize those losses exists. There is an agreement between members of this group that such losses will be paid for by the recipient company. Where there is a reasonable certainty that taxable losses can be relieved the group relief receivable is included in the taxation charge or credit for the period.

  As a consequence of the flotation in April 1995 and the consequent dilution of GUHL's interest in the Group, such group relief has not been available since 19 April 1995 between Group companies and the rest of the GUHL group.

10. LOSS FOR THE FINANCIAL YEAR

                                          1995          1996          1997
                                  (Pounds)'000  (Pounds)'000  (Pounds)'000
   The profit/(loss) for the
    financial year is made up as
    follows:
   Dealt with in the accounts of
    the Company                            668         3,115        (9,809)
   Retained by subsidiary
    undertakings                        (6,054)      (18,282)      (60,113)
   Retained by associated
    undertakings                       (12,749)      (13,501)      (13,255)
   Arising on deemed disposal of
    subsidiary undertakings                 --            --            --
                                  ----------------------------------------
                                       (18,135)      (28,668)      (83,177)
                                  ----------------------------------------

11. LOSS PER SHARE

  The calculation of loss per share has been based on: (a) the loss for the financial year and (b) the weighted average number of shares in issue during the year.

                                                 1995          1996          1997
                                               NUMBER        NUMBER        NUMBER
   The weighted average number of shares
    in
    issue was                             224,766,000   298,244,000   365,092,000
                                          ---------------------------------------


                                    III-104

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION
OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION
12.TANGIBLE FIXED ASSETS


                                 FREEHOLD          LONG
                                 LAND AND     LEASEHOLD    PLANT AND      FIXTURES
                                BUILDINGS    PROPERTIES    EQUIPMENT  AND FITTINGS         TOTAL
                             (Pounds)'000  (Pounds)'000 (Pounds)'000  (Pounds)'000  (Pounds)'000
   COST
   At 1 January 1996                3,777            --      169,330         7,777       180,884
   Reclassifications                   --            --         (208)          208            --
   In respect of new
    subsidiary                      8,823         3,328      196,110        10,266       218,527
   Additions                          319            39       78,912         6,083        85,353
   Disposals                         (293)           --           --          (217)         (510)
   At 1 January 1997               12,626         3,367      444,144        24,117       484,254
   Reclassifications                   --            --          (38)           38            --
   In respect of new
    subsidiary                         --            30        2,986            57         3,073
   Additions                          934           545      118,359        14,219       134,057
   Disposals                           --            --          (87)         (868)         (955)
                             -------------------------------------------------------------------
   At 31 December 1997             13,560         3,942      565,364        37,563       620,429
                             -------------------------------------------------------------------
   DEPRECIATION
   At 1 January 1996                   --            --       25,703         3,061        28,764
   Reclassifications                   --            --          (93)           93            --
   In respect of new
    subsidiary                        401           145       19,609         3,734        23,889
   Charge for year                     55            25       17,347         2,949        20,376
   Written back on disposal           (74)           --           --           (36)         (110)
   At 1 January 1997                  382           170       62,566         9,801        72,919
   Reclassifications                   --            --          (23)           23            --
   Charge for year                    156            69       33,915         6,492        40,632
   Charge for year--
    exceptional                        --            --       18,387            --        18,387
   Written back on disposal            --            --          (60)         (377)         (437)
                             -------------------------------------------------------------------
   At 31 December 1997                538           239      114,785        15,939       131,501
                             -------------------------------------------------------------------
   NET BOOK VALUE
   At 31 December 1997             13,022         3,703      450,579        21,624       488,928
                             -------------------------------------------------------------------
   At 31 December 1996             12,244         3,197      381,578        14,316       411,335
                             -------------------------------------------------------------------

  The ability of the Group to recover its investment in fixed assets is dependent upon the continued successful development of the cable communications businesses.

                                               1995         1996         1997
                                       (Pounds)'000 (Pounds)'000 (Pounds)'000
   The net book value of assets held
    under finance leases by the Group
    was                                       7,441      130,799      153,356
                                       --------------------------------------


                                    III-105

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION
OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

13.INVESTMENTS

  (a) The financial information relating to the Company's subsidiaries is consolidated in these financial statements for those periods in which they were treated as subsidiaries and goodwill arising on consolidation is written off.

  The movement in the Group's investment in associated undertakings and other investments is shown below:


                                      ASSOCIATED          OTHER
                                    UNDERTAKINGS    INVESTMENTS         TOTAL
                                    (Pounds)'000   (Pounds)'000  (Pounds)'000
   At 1 January 1996                     118,132             44       118,176
   Transfer to subsidiary
    undertaking arising as a
    result of YCG moving from
    associated to subsidiary
    undertaking                          (61,701)            --       (61,701)
   Share of results of associated
    undertakings                         (13,501)            --       (13,501)
                                   ------------------------------------------
   At 1 January 1997                      42,930             44        42,974
   Additions                                  --            268           268
   Share of results of associated
    undertakings                         (13,255)            --       (13,255)
                                   ------------------------------------------
   At 31 December 1997                    29,675            312        29,987
                                   ------------------------------------------

  The Company's investments in the Cable Corporation, The Yorkshire Cable Group and Filegale Ltd were transferred at book value to General Cable Holdings Ltd, a subsidiary undertaking, on 31 December 1997. Consideration was financed in the form of an intercompany loan.

  ANALYSIS OF SHARE OF PRE-TAX LOSSES OF ASSOCIATED UNDERTAKINGS

                                         1995           1996           1997
                                 (Pounds)'000  (Pounds)0'000  (Pounds)0'000
   Birmingham Cable Corporation
    Limited                            (4,662)        (8,307)       (12,626)
   The Yorkshire Cable Group
    Limited                            (7,282)        (3,885)            --
                                 ------------------------------------------
   Per consolidated financial
    statements                        (11,944)       (12,192)       (12,626)
                                 ------------------------------------------

  ANALYSIS OF INVESTMENTS IN ASSOCIATED UNDERTAKINGS

                                  1995         1996         1997
                          (Pounds)'000 (Pounds)'000 (Pounds)'000
   Birmingham Cable
    Corporation Limited         51,238       42,930       29,675
   The Yorkshire Cable
    Group Limited               66,894           --           --
                          --------------------------------------
   Per consolidated
    financial statements       118,132       42,930       29,675
                          --------------------------------------


                                    III-106

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION
OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

  b) The Company owns indirectly 100% of the ordinary share capital of the following principal subsidiary undertakings unless otherwise stated. The subsidiary companies are incorporated in England and Wales and are all included in the consolidated financial statements. All have issued shares of (Pounds)1 unless otherwise stated.

   SUBSIDIARY                     TOTAL ISSUED SHARES                   GROUP %
   The Cable Corporation Limited  18,225,389 Ordinary shares of 25p     82.55
                                  1,000,000 B Ordinary shares of        100.0
                                  (Pounds)6.50
                                  2 Special shares of 25p               100.0
                                  Overall                               83.45

   * Windsor Television Limited                       Barnsley Cable Communications Limited
   * The Cable Corporation Equipment Limited          Yorkshire Cable Finance Limited
   * Middlesex Cable Limited                          Doncaster Cable Communications Limited
   * Cable Alarms Limited                             Rotherham Cable Communications Limited
   * Windsor Alarms Limited                           Halifax Cable Communications Limited
   * European Business Network Limited                Sheffield Cable Communications Limited
   * Chariot Collection Services Limited              Wakefield Cable Communications Limited
   ** The Yorkshire Cable Group Limited               Mayfair Way Management Limited
   Yorkshire Cable Communications Limited             Filegale Limited
   Bradford Cable Communications Limited              Fastrak Limited
   Yorkshire Cable Telecom Limited                    Imminus (Ireland) Limited
   Yorkshire Cable Limited
   Yorkshire Cable Properties Limited                 Imminus Limited
   General Telecommunications Limited                 General Cable Group Limited (Ord. 10p)

  ------------
   *100% owned by the Cable Corporation
  **88,950,048 ordinary shares of 10p, 88,950,048 ordinary shares of US$0.01, 88,950,048 deferred shares of 10p

  The following subsidiary companies are all owned directly by General Cable PLC (100% unless otherwise stated):

   General Cable Communications Limited               General Telecommunications International Limited
   Middlesex Cable Telecom Limited                    General Cable Programming Limited
                                                      (Ord 10p)
   Sheffield Cable Telecom Limited                    General Cable Programming 1 Limited
   Windsor Cable Telecom Limited                      General Cable Investments Limited
   General Communications International               Cable Finance Limited (50.0025% holding)
     Limited                                          (Jersey) (Ord 50p 2 pref (Pounds)1)
   Applied Communications Solutions Limited           General Communications Corporation
                                                      Limited
   General Cable Holdings Limited                     General Media Communications Limited


                                    III-107

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION
OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION
  The Company holds the following interest in Birmingham Cable Corporation Limited, an associated undertaking:

                                                              PROPORTION OF NOMINAL
                                                                 VALUE OF SHARES
   COUNTRY OF                                                      HELD BY THE
   INCORPORATION                                              -------------------------
   AND OPERATION                TOTAL ISSUED SHARES             COMPANY %      GROUP %
   England and Wales  51,073,486 Ordinary shares of (Pounds)1          44.95        44.95

   Held by Birmingham Cable Corporation Limited (100% unless otherwise stated):

   Birmingham Cable Limited          Network 21 Limited
   Birmingham Cable Finance Limited
    (Jersey)                         Central Cable Communications Limited
   West Midlands Credit Limited      Central Cable Holdings Limited
   Cablephone Limited                Central Cable Sales Limited (50%)
   Central Cable Limited             Century 21 Cable Communications Limited

14. DEBTORS

                                              1995          1996          1997
                                      (Pounds)'000  (Pounds)'000  (Pounds)'000
   Amounts falling due within one year
   Amounts owed by former parent and
    fellow subsidiary undertakings             703             8            --
   Amounts owed by associated
    undertakings                               383           495         4,059
   Trade debtors                             6,362        16,464        29,045
   Provision for bad and doubtful
    debts                                   (1,140)       (2,959)       (5,401)
   Other debtors                               260         2,579         2,211
   VAT recoverable                           1,447            --         2,220
   Group relief receivable                   3,215           115            --
   Prepayments and accrued income            1,580         2,106         4,028
                                      ----------------------------------------
                                            12,810        18,808        36,162
   Amounts falling due after more
    than one year
   Other debtors                               482           348            72
                                      ----------------------------------------
                                            13,292        19,156        36,234
                                      ----------------------------------------

15. CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                               1995         1996         1997
                                       (Pounds)'000 (Pounds)'000 (Pounds)'000
   Other loans                               12,000          538          538
   Trade creditors                           14,948       33,093       30,825
   Other taxation and social security
    payable                                     359          914        3,481
   Retentions on civil contracts                 --           --        2,591
   Obligations under finance leases              38       11,801       13,967
   Other creditors                            1,841       18,835        2,624
   Accruals and deferred income               5,148       13,829       22,092
                                       --------------------------------------
                                             34,334       79,010       76,118
                                       --------------------------------------


                                    III-108

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION
OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION
  Other loans at 31 December 1997 comprise the following:

  On 31 December 1997 the Group completed a (Pounds)500,000,000 underwritten loan facility.

  Proceeds from the first drawing under this loan facility were advanced to TCC, YCG and Imminus in order to prepay the loan facilities previously arranged by these companies. As at the date of these prepayments the loan facilities had been drawn as follows: TCC: (Pounds)120,000,000, YCG:
  (Pounds)117,000,000 and Imminus: (Pounds)18,000,000.

  As at 31 December 1997 (Pounds)260,000,000 had been drawn down under the General Cable Holdings Ltd loan facility. The purpose of the facility is to finance the construction of the networks in the franchise areas, to repay existing loan facilities, and within certain limits, to repay shareholder loans.

  The facilities are made available as a function of the achievement of certain minimum levels of operating cashflow. Repayment of amounts drawn under the facility commence on 31 March 2003. Final repayment is due by 30 June 2007. Interest payable on amounts drawn is dependent upon the classification of borrowings within the terms of the facility and the relationship between borrowings and operating cashflow and is based on LIBOR plus a margin.

  In association with the syndicated loan facilities arranged by TCC (1996) and YCG (1997) the companies entered into finance lease facilities totaling (Pounds)92,000,000 and (Pounds)206,000,000 respectively.

  Under the terms of the (Pounds)500,000,000 loan facility General Cable Holdings Ltd and its subsidiaries (excluding those which are dormant) act as guarantors. Security is provided under the finance agreements to the syndicate banks and other banks providing finance under the lease arrangements through fixed and floating charges over all the assets of the Group.

  The loan facility includes various restrictive covenants and events of default. Generally events of default cause the borrowing under the facility to become repayable on demand. In the event that security provided to the lessors under TCC's and YCG's leasing arrangements is inadequate, the Company has the ability to provide acceptable additional security. If such additional security is not provided, this constitutes an event of default under the leases. The leasing arrangements may be terminated at either of the parties' option.

  Most network assets with an estimated life of under 10 years are financed under the finance lease facilities. Loan security is provided by a charge over the cash realized in connection with the assets financed under the lease. The lessors have security and protections which include guarantees and cash backed security of the respective groups' obligations. Total cash restricted as to use by providing backing for security to the lessors amounted to (Pounds)179,424,000 at 31 December 1997, which has been classified as secured cash deposits restricted for more than one year. There were no outstanding guarantees.


                                    III-109

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION
OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION
16.CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                             1995         1996         1997
                                     (Pounds)'000 (Pounds)'000 (Pounds)'000
   Bank loans and overdraft                    --       86,436      255,000
   Other loans                             11,132       16,582       20,705
   Obligations under finance leases         8,172      131,832      174,533
   Retentions on civil contracts               --          706          738
   Accruals and deferred income                --          388       15,597
                                     --------------------------------------
                                           19,304      235,944      466,573
                                     --------------------------------------

  Further details of borrowings are included in Note 15.

  Other loans include (Pounds)100,000,000 6.0568% preference shares, issued by a subsidiary and guaranteed by the Company, which have been included within creditors in the consolidated financial statements in accordance with FRS 4. (Pounds)90,000,000 has been deposited with the parent company of the preference shareholder (an authorized banking institution) which has, in these financial statements, been set against the guaranteed preference shares under a legal right of offset in accordance with FRS 5. Interest receivable on the deposit has also been set against the dividend payable on the preference shares in the profit and loss account.

  Other loans also comprise a loan from Telewest Communications plc of (Pounds)6,000,000 (1996: (Pounds)6,000,000) to The Cable Corporation Ltd, which bears interest at 1% above LIBOR, is unsecured and has no fixed repayment term. The Company has a stand by facility of (Pounds)32,000,000 made available by CGE until 19 April 1998 after which time it amortizes until 19 April 2001. At 31 December 1997 no monies had been drawn.

  An analysis of the maturity of bank and other loans is as follows:

  BORROWINGS

  Loans are repayable (all in installments) as follows:

                                       1995         1996         1997
                               (Pounds)'000 (Pounds)'000 (Pounds)'000
   Within one year                12,000          538          538
   Between one and two years         500           38           38
   Between two and five years     10,632       24,718          114
   More than five years               --       78,262      275,553
                               -----------------------------------
                                  23,132      103,556      276,243
                               -----------------------------------

                                    III-110

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION
OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

  LEASES

  The minimum future lease payments to which the Group is committed under finance leases are as follows:

                                       1995         1996         1997
                               (Pounds)'000 (Pounds)'000 (Pounds)'000
   In one year or less               38        11,801       13,967
   Between one and two years        250        11,493       16,218
   Between two and five years     3,107        44,203       56,975
   Over five years                4,815        76,136      101,340
                               -----------------------------------
                                  8,210       143,633      188,500
                               -----------------------------------

  The Group had annual commitments under non-cancelable operating leases as follows:


                                       1995                      1996                      1997
                             ------------------------- ------------------------- -------------------------
                                 LAND AND                  LAND AND                  LAND AND
                                BUILDINGS        OTHER    BUILDINGS        OTHER    BUILDINGS        OTHER
                             (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000
   Expiring within one year           111          134          184          355          165          203
   Expiring between one and
    two years inclusive                86          --           154          --           156          246
   Expiring between two and
    five years inclusive              158        1,625          304          544          172          193
   Expiring over five years           --           --           636          --         1,204          --
                             -----------------------------------------------------------------------------
                                      355        1,759        1,278          899        1,697          642
                             -----------------------------------------------------------------------------

17. PROVISIONS FOR LIABILITIES AND CHARGES

                              1995         1996         1997
                      (Pounds)'000 (Pounds)'000 (Pounds)'000
   Deferred taxation           319           --           --
                      --------------------------------------

18. SHARE CAPITAL

                                              1995         1996         1997
                                      (Pounds)'000 (Pounds)'000 (Pounds)'000
   Ordinary shares of (Pounds)1 each
   Authorized                              500,000      500,000      500,000
                                      --------------------------------------
   Issued and fully paid                   253,374      365,092      365,092
                                      --------------------------------------

                                                   1995           1996        1997
                                                 NUMBER         NUMBER     NUMBER
   The shares issued during the year were    90,014,000    111,718,000         --
                                           --------------------------------------

                                    III-111

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION
OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

  On 27 April 1995 the Company's shares were listed on the London Stock Exchange and American Depositary Shares (each representing five ordinary shares) were listed on NASDAQ in New York. 90,000,000 shares of (Pounds)1 each were issued at (Pounds)1.90 per share. 14,000 shares were also issued in the year following the exercise of options.

  On 6 August 1996, 84,458,000 Ordinary Shares of (Pounds)1 each were issued at 201p per share as consideration to acquire YCG. In addition, 26,999,949 shares were issued for cash at a premium of 60p per share. 260,000 shares were also issued in the year on the exercise of options issued under the unapproved share option scheme at (Pounds)1 per share.

19.EXECUTIVE SHARE OPTIONS SCHEMES

  On 24 March 1994 the Company adopted two executive share options schemes: the Approved Share Option Scheme (Inland Revenue approved) (the "Approved Scheme') and the Unapproved Share Option Scheme (the "1994 Unapproved Scheme') both in substantially the same form, except as set out below.

  On 23 April 1996 the Company adopted the 1996 Unapproved Share Option Scheme (the "1996 Unapproved Scheme') in substantially the same form as the Approved Share Option Scheme.

  The schemes are controlled by the Remuneration Committee ("the Committee) wholly consisting of Non-Executive Directors.

  THE "APPROVED SCHEME' AND THE "1996 UNAPPROVED SCHEME'

  All employees and directors of the Group nominated by the Committee are eligible to participate if they:

    (1) are required to devote substantially all of their working time to Group business,

    (2) are not expected to retire within two years from date of grant.

  Options granted are exercisable within a period of three to ten years, Approved Scheme, or three to seven years, 1996 Unapproved Scheme, from the date of grant and entitle the recipient to acquire Ordinary Shares in the Company at a price determined at the time the options were granted by the Committee. The price of the option is not less than the average of the mid-market value of a General Cable PLC Ordinary Share over the five trading days immediately preceding the date of grant, or, if the Committee so decides, the value on the trading day prior to the date of grant (or the nominal value if greater).

  The options may only be exercised if, in respect of the last three annual accounting periods ended prior to the proposed date of exercise of the option, General Cable PLC has, on the equity basis, exceeded the industry average in respect of both total revenue per home live and equivalent TV penetration as certified by the Committee.

  The grant of options to any participant is limited so that the aggregate price payable on the exercise of all options does not exceed four times the participant's annual remuneration. Options are normally only exercisable after three years from the date of grant by a participant who remains an executive director or employee. Options may, however, be exercised earlier in special circumstances such as death, disability, injury, redundancy or retirement or the employing company ceasing to be a member of the Group or at the discretion of the Committee for any other reason.


                                    III-112

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION
OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION
  THE "APPROVED SCHEME'

  557,999 (1996: 356,753; 1995: 544,750) options were granted during the year and options over 1,339,469 (1996: 806,566; 1995: 544,750) shares were outstanding as at 31 December 1997.

                                 NUMBER            PRICE     EXERCISABLE           BETWEEN
   The outstanding options are
    exercisable as follows:
                                476,664     (Pounds)1.91     14 Nov 1998       14 Nov 2005
                                289,881     (Pounds)1.63     14 Aug 1999       14 Aug 2006
                                 14,925     (Pounds)2.01     26 Nov 1999       26 Nov 2006
                                 86,448    (Pounds)1.965     14 Mar 2000       14 Mar 2007
                                123,176     (Pounds)1.59     24 Jun 2000       24 Jun 2007
                                348,375     (Pounds)1.00     05 Dec 2000       05 Dec 2007

  No options were exercised during the year.

  THE "1996 UNAPPROVED SCHEME'

  2,959,596 (1996: 376,726; 1995: nil) options were granted during the year and options over 3,330,512 (1996: 371,329; 1995; nil) shares were outstanding as at 31 December 1997.

                               NUMBER               PRICE      EXERCISABLE           BETWEEN
   The outstanding options are exercisable as
    follows:
                              306,239        (Pounds)1.63      14 Aug 1999       13 Aug 2003
                               64,677        (Pounds)2.01      26 Nov 1999       25 Nov 2003
                              790,355       (Pounds)1.965      14 Mar 2000       14 Mar 2007
                               19,081        (Pounds)1.59      24 Jun 2000       24 Jun 2007
                            2,150,160        (Pounds)1.00      05 Dec 2000       05 Dec 2007

  No options were exercised during the year.

  THE "1994 UNAPPROVED SCHEME'

  Other than set out below, the terms of the Approved scheme apply to the 1994 Unapproved Scheme.

  Options granted are exercisable within a period of seven years less seven days from the date of grant and entitle the recipient to acquire Ordinary Shares in the Company at a price determined at the time the options were granted by the Committee. The price of the option is not less than the mid-market value of a General Cable PLC Ordinary Share on the trading day immediately preceding the date of grant, or the nominal value if greater.

  No options were granted during the year (1996: nil; 1995: nil) and options over 1,001,000 shares were outstanding as at 31 December 1997 (1996:
  1,001,000; 1995: 1,311,000).

  The outstanding options are exercisable up to 18 April 2001 at (Pounds)1 per share. No options were exercised during the year.

                                    III-113

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION
OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

20.RESERVES

                                               1995         1996         1997
                                       (Pounds)'000 (Pounds)'000 (Pounds)'000
   Profit and loss account:
     At 1 January                        (77,516)      (95,066)    (142,230)
     Retained loss                       (18,135)      (28,668)     (83,177)
     Capital contribution from parent
      undertaking                            691            30           --
     Goodwill written off                   (106)      (18,526)     (32,334)
                                       ------------------------------------
     At 31 December                      (95,066)     (142,230)    (257,741)
                                       ------------------------------------
   Share premium:
     At 1 January                         17,352        81,910       94,614
     Share issue in year                  81,000        16,200           --
     Release of provision for expense
      of share issue                          --            --          303
     Flotation costs written off         (16,442)       (3,496)          --
                                       ------------------------------------
     At 31 December                       81,910        94,614       94,917
                                       ------------------------------------
   Merger Reserve
     At 1 January                             --            --           --
     Share issue in year                      --        85,302           --
     Goodwill written off                     --       (85,302)          --
                                       ------------------------------------
     At 31 December                           --            --           --
                                       ------------------------------------

  The merger reserve in the Group was created on the issue of shares in the Company to acquire YCG. The Company has recorded the shares issued and the investment in YCG at fair value with the premium being credited to a merger reserve.

  The cumulative amount of goodwill charged to reserves as at 31 December 1997 in respect of acquisitions amounted to (Pounds)194,324,000 (1996:
  (Pounds)161,990,000, 1995: (Pounds)58,162,000).

21. PENSION COMMITMENTS

  Certain Group employees participate in a defined contribution pension scheme. The assets of the scheme are held separately from those of the Group in an independently administered fund. The pension costs charge represents contributions payable by the Group to the fund and amounted to (Pounds)944,000 (1996: (Pounds)382,000, 1995: (Pounds)142,810).

  Contributions payable at the year end amounted to (Pounds)8,000 (1996 (Pounds)nil, 1995 (Pounds)nil).

  Certain employees of the Company were until 31 December 1997 members of the Energy and Technical Services PLC (ETS) (a subsidiary of CGE) pension scheme which is of the defined benefit type with assets held in a separate trustee administered fund.

  The pension cost relating to the scheme is assessed in accordance with the advice of an independent qualified actuary using the projected unit method. The latest actuarial valuation of the scheme was at 1 April 1996. The assumptions that have the most significant effect on the valuation are those relating to the rate of return on investments, rate of increase in earnings and

                                    III-114

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION
OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION
  the rate of increase in pension. It is assumed that the investment return would be 9% per annum, earnings increases would be 7% per annum and that pension increases would increase at the rate of 4% per annum.

  At the date of the latest actuarial valuation, the market value of the assets of the scheme was (Pounds)32,160,000 and the actuarial value of the assets was sufficient to cover 102% of the benefits which had accrued to members, after allowing for expected future increases in earnings.

  There were no provisions or prepayments in respect of pension contributions at 31 December 1997, 1996 or 1995.

  On 1 January 1998 the General Cable Group Personal Pension Plan was established. This is a defined contribution scheme, the assets of which are held in an independently administered fund. Former members of the ETS scheme have transferred to the new group scheme with effect from 1 January 1998 in addition to certain other group employees.

22. CONTINGENT LIABILITIES

  The Company provided surety for leasing obligations of (Pounds)1,308,000 (1996: (Pounds)1,308,000, 1995: (Pounds)1,308,000) of TCC.

23. CAPITAL COMMITMENTS

                                               1995         1996         1997
                                       (Pounds)'000 (Pounds)'000 (Pounds)'000
   Capital expenditure which has been
    contracted for but not provided
    for in the financial statements          24,306       21,978       11,078

24. RELATED PARTY TRANSACTIONS

  YCG

  In August 1993 the Company entered into a support agreement with YCG under which the Company provides management advice and support to YCG for which it is entitled to an annual fee of 1% of YCG's gross revenues, subject to a minimum of (Pounds)500,000. In the period ended 6 August 1996, the Company received (Pounds)424,000 (1995: (Pounds)500,000) under this agreement.

  BCC

  In April 1994 the Company entered into a support agreement with BCC under which the Company provides financial and management advice to BCC for which it is entitled to an annual fee representing a percentage of the consolidated gross revenue of BCC and its subsidiaries. In the year ended 31 December 1997, the Company received (Pounds)220,000 (1996:
  (Pounds)173,000) under this agreement. There was an outstanding balance of (Pounds)627,893 (1996: (Pounds)495,000) at the year end.

  During 1997 a loan of (Pounds)3,150,000 was made to BCC which was outstanding at 31 December 1997. A further loan of (Pounds)3,150,000 was made by the Company on 16 March 1998.

  CGE

  In March 1995, the Company entered into a Relationship Agreement with CGE which provides for a geographical restriction on the fixed telecommunications network interests of CGE and the undertakings which it controls, to restrict CGE from carrying on specific activities in the United

                                    III-115

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION
OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION
  Kingdom. The restrictions apply so long as CGE owns 20% or more of the voting rights of the Company.

  The Relationship Agreement also provides that CGE will provide the Company with strategic advice and guidance in the management of the Company, assistance in the analysis of business plans, development projects and their financial implications and specific assistance in negotiations on telecommunications matters, for which the Company will pay CGE an annual fee of (Pounds)260,000 (indexed-linked to the UK retail price index). In the year ended 31 December 1997, the Company paid (Pounds)282,000 (1996:(Pounds)267,525) under this agreement. There was no outstanding balance at the year end.

  GENERAL UTILITIES

  The Company holds a lease of its principal place of business from General Utilities PLC (a subsidiary of CGE) of 37 Old Queen Street, London SW1 for a term of 15 years which commenced on 10 June 1994. The Company is not entitled to assign the lease or sublet the property, but the lease is excluded by an order of the Court from the security of tenure generally afforded to business tenants by statute and both General Utilities PLC and the Company are entitled to terminate the lease at the expiration of each five years of the term. In the year ended 31 December 1997 the Company paid rental and service charges of (Pounds)128,407 (1996: (Pounds)128,049) and there was no outstanding balance at the year end.

25. US GAAP SUMMARY FINANCIAL INFORMATION

  The Group prepares its accounts in accordance with generally accepted accounting principles (GAAP) applicable in the UK which differ in certain significant respects from those applicable in the US. The principal differences between the information prepared on the basis of US GAAP and the Group's normal accounting policies are to defer network development expenditure, to capitalise interest costs and to capitalise and amortise goodwill. These differences, which have a significant effect on net income and the composition of shareholders' equity, are described below and are shown in the summary financial statements which follow.

  CABLE COMMUNICATIONS INDUSTRY ACCOUNTING

  In accordance with the requirements of US GAAP generally, and SFAS 51 ("Financial Reporting by Cable Television Companies") specifically, the directors have identified three stages of the development of each portion of a franchise for the purpose of determining the accounting treatment in respect of network development expenditure and related depreciation. The three stages of development of each franchise portion are defined as follows:

    . development stage: the period from inception to the date of receipt of the first subscriber revenue;

    . prematurity stage: the period from the date of receipt of the first subscriber revenue to the date of completion of the major phase of construction; and

    . mature stage: the period from completion of the major phase of construction.

  NETWORK DEVELOPMENT EXPENDITURE

  During the development and prematurity stages, materials, labour and construction overheads are capitalised within the cost of the asset concerned. Other expenditure directly attributable to the

                                    III-116

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION
OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION
  construction of the network is also capitalised under US GAAP. Marketing and customer service expenditure and other period costs are charged to the profit and loss account as incurred.

  DEPRECIATION

  Depreciation of network development expenditure is treated as follows:

    . development stage: no depreciation is charged in respect of network development expenditure in respect of franchise portions in the development stage;

    . prematurity stage: in accordance with SFAS 51, depreciation expense of network development expenditure is determined by abating, on the basis of subscriber numbers, the depreciation expected on completion of the prematurity stage; and

    . mature stage: a full period's depreciation is charged at rates calculated to write off the cost, less estimated residual value, of such assets in equal installments over their estimated useful life.

  INTEREST CAPITALISATION

  Interest relating to network system assets in the course of construction is included in the cost of the asset concerned.

  GOODWILL

  Under US GAAP goodwill is capitalised in the balance sheet and written off to income over its estimated useful life of 40 years.

  DEFERRED TAXATION

  Under US GAAP, in accordance with SFAS 109 ("Accounting for Income Taxes") full provision is made for all temporary differences. Deferred tax assets are recognised for temporary differences and tax losses, reduced by a valuation allowance if it is considered in the opinion of the directors more likely than not that some portion or all of the benefit will not be recognised.

  EXPENSE RECOGNITION

  Under US GAAP, in accordance with SFAS 5 and EITF 94-3, no accrual of expenses is recognised before the events giving rise to a liability have occurred.

  DERIVATIVES AND OTHER FINANCIAL INSTRUMENTS

  In January 1997, the Securities and Exchange Commission adopted final rules requiring companies to disclose additional quantitative and qualitative information about the market risk of derivative and other financial instruments and accounting policies for derivatives. Disclosure is required in financial statements for periods ending after 15 June 1997.

  The Group has entered into interest rate swap agreements which are used to manage interest rate risk on the Group's borrowings. These are accounted for using the accruals method. Net income or expense resulting from the differential between exchanging floating and fixed rate interest payments is recorded on an accruals basis.

                                    III-117

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION
OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

  SHARE BASED COMPENSATION

  SFAS 123 encourages, but does not require, companies to record compensation cost for share based employee compensation plans at fair value. The Group has continued to account for share-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations.

  Accordingly, compensation cost for share options is measured as the excess, if any, of the quoted market price of the Company's shares at the date of the grant over the amount an employee must pay to acquire the shares. Had the Group accounted for share based compensation under SFAS 123 compensation cost recognized in the income statement for the year ended 31 December 1997 would be (Pounds)0.6 million and the revised loss per share would have been 17.8p.

  The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model using a weighted-average risk-free interest rate based on the estimated gilt rates on the date of grant with a maturity equal to the expected life of the option, and an expected volatility of 40 per cent. The Company does not expect to pay dividends on its ordinary shares at any time during the expected life of the option.

                                                               1997  1996  1995
   1996 UNAPPROVED SCHEME
   Weighted average fair value of options granted during the
    year                                                      58.5p 78.0p    --
                                                              -----------------
   APPROVED SCHEME
   Weighted average fair value of options granted during the
    year                                                      59.3p 75.8p 87.0p
                                                              -----------------

  RECENT PRONOUNCEMENTS

  EARNINGS PER SHARE--In February 1997, the FASB issued SFAS No. 128 "Earnings Per Share', which is effective for financial statements issued for periods ending after 15 December 1997. The new standard requires changes in the computation, presentation and disclosure requirements for earnings per share calculated under US GAAP. The Company has adopted the new standard.

  ENVIRONMENTAL REMEDIATION LIABILITIES--In October 1995, The American Institute of Certified Public Accountants issued Statement of Position
  (SOP) 96-1, "Environmental Remediation Liabilities', which is effective for financial statements issued for periods beginning after 15 December 1996. This standard gives authoritative guidance on specific accounting issues that are present in the recognition, measurement and disclosure of environmental remediation liabilities under US GAAP. Application of the SOP has not had a material effect on the reported financial position, results of operations or cash flows of the Company.


                                    III-118

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION
OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------
SECTION TWO                                             US FINANCIAL INFORMATION
  US GAAP SUMMARY FINANCIAL INFORMATION

                                                              1995          1996          1997
   RECONCILIATION WITH UK GAAP FINANCIAL STATEMENTS   (Pounds)'000  (Pounds)'000  (Pounds)'000
   OPERATING LOSS IN ACCORDANCE WITH UK GAAP               (20,183)      (26,240)      (33,303)
   US GAAP adjustments:
   Amortization of goodwill                                 (1,154)       (3,636)       (4,444)
   Cable communications industry accounting                  1,555           683           149
   Share of losses of related parties                       11,944        12,192        12,626
   Reorganisation costs in accordance with UK GAAP              --            --       (36,648)
   US GAAP adjustments to reorganisation costs                  --            --         6,013
                                                      ----------------------------------------
   OPERATING LOSS IN ACCORDANCE WITH US GAAP                (7,838)      (17,001)      (55,607)
                                                      ----------------------------------------
   Share of losses of related parties                      (11,912)      (12,372)      (12,868)
                                                      ----------------------------------------
   Net interest in accordance with UK GAAP                    (989)       (3,574)      (19,000)
   Interest capitalized                                         --         1,168        19,074
                                                      ----------------------------------------
   Net interest in accordance with US GAAP                    (989)       (2,406)           74
                                                      ----------------------------------------
   LOSS BEFORE TAX IN ACCORDANCE WITH US GAAP              (20,739)      (31,779)      (68,401)
                                                      ----------------------------------------
   Income tax benefit                                        1,844         1,058           212
   US GAAP adjustment                                          409           284          (434)
                                                      ----------------------------------------
   Taxation in accordance with US GAAP                       2,253          (774)         (222)
                                                      ----------------------------------------
   Minority interests in accordance with UK GAAP             1,193         2,204         5,562
   Minority share of US GAAP adjustments                      (550)         (707)       (1,149)
                                                      ----------------------------------------
   Minority interests in accordance with US GAAP               594         1,497         4,413
                                                      ----------------------------------------
   NET LOSS IN ACCORDANCE WITH US GAAP                     (17,843)      (31,056)      (64,210)
                                                      ----------------------------------------
   BASIC AND DILUTED LOSS PER SHARE IN ACCORDANCE
    WITH US GAAP                                            (7.9)p       (10.4)p       (17.6)p
                                                      ----------------------------------------


                                    III-119

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION
OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION
  The number of shares used to calculate loss per share under US GAAP corresponds with the number of shares used under UK GAAP as stated in note
  11. Share options as described in note 19 have not been included in the loss per share computation as such inclusion would have an anti-dilutive effect in each of the years.

                                                1995         1996         1997
                                        (Pounds)'000 (Pounds)'000 (Pounds)'000
   RECONCILIATION WITH UK GAAP
    FINANCIAL STATEMENTS
   Shareholders' equity in accordance
    with UK GAAP                             240,218      317,476      202,268
   Goodwill                                   42,844      138,476      166,365
   Cable communications industry
    accounting
     -- Property, plant and equipment,
      net                                   9,290       17,759       47,843
     -- Securities of related parties       5,905        3,447        2,566
     -- Minority interests                 (1,719)      (2,426)      (3,578)
   Accounting for provisions                   --           --        7,057
   Accounting for deferred tax                 --          316          511
                                        -----------------------------------
   Shareholders' equity in accordance
    with US GAAP                          296,538      475,048      423,032
                                        -----------------------------------

  ADDITIONAL DISCLOSURES REQUIRED UNDER US GAAP

  SEGMENTAL ANALYSIS

  No segmental analysis of assets is given as the Group's network serves each of its business segments.

  TAXATION

  A reconciliation of the difference between the taxation credit/(debit) at the UK statutory rates and the Group's actual taxation credit/(debit) is as follows:

                                              1995          1996          1997
                                      (Pounds)'000  (Pounds)'000  (Pounds)'000
   Expected tax credit at UK
    statutory rates                          6,987         9,839        28,019
   Less: effect of accounting losses
    not recognized for tax purposes         (6,987)       (9,839)      (28,019)
   Add: group relief receivable and
    other items                              1,844        (1,058)         (212)
                                      ----------------------------------------
   Taxation in accordance with UK
    GAAP                                     1,844        (1,058)          212
                                      ----------------------------------------


                                    III-120

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION
OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

  INTANGIBLE FIXED ASSETS

  Under US GAAP, goodwill is capitalised and written off to income over its estimated useful life of 40 years. The movements on goodwill are as follows:

                                    1995          1996          1997
                            (Pounds)'000  (Pounds)'000  (Pounds)'000
   At 1 January                   44,607        42,844       138,476
   Capitalised during year           136        99,268        32,333
   Amortised during year          (1,154)       (3,636)       (4,444)
   Other movements                  (745)           --            --
                            ----------------------------------------
   At 31 December                 42,844       138,476       166,365
                            ----------------------------------------

  DEFERRED TAX

                                              1995          1996          1997
                                      (Pounds)'000  (Pounds),000  (Pounds)'000
   Excess of tax allowances over
    depreciation                            16,855        47,322        33,581
   Short term timing differences              (863)          (58)         (360)
   Tax effect of losses carried
    forward                                (22,275)      (45,640)      (43,394)
   Valuation allowance                       6,602            --        10,173
                                      ----------------------------------------
   Deferred tax per financial
    statements in accordance with UK
    GAAP                                      (319)        1,624            --
                                      ----------------------------------------

  A valuation allowance has been applied to the deferred tax asset as the realisation of the asset in the foreseeable future is uncertain.

  LOANS

  In the opinion of the directors the fair value of the loans disclosed in notes 15 and 16 corresponds with the historical cost as the loans are not actively traded and were negotiated at rates of interest which vary with market rates.

  LEASE OBLIGATIONS

  Future minimum lease payments including interest are as follows:

                                         AS AT DECEMBER 31, 1997
                                        -------------------------
                                             CAPITAL    OPERATING
                                              LEASES       LEASES
                                        (Pounds)'000 (Pounds)'000
   1998                                       28,387          648
   1999                                       28,560          431
   2000                                       27,025          395
   2001                                       29,667          541
   2002 and thereafter                       147,371          852
                                        -------------------------
   Minimum lease payment                     261,010        2,867
                                                            -----
   Less: amounts representing interest        72,510
                                             -------
                                             188,500
                                             -------


                                    III-121

--------------------------------------------------------------------------------
GENERAL CABLE PLC
UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITH A RECONCILIATION
OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

  The obligations under capital leases represent the total present value of future minimum lease payments discounted at the interest rates inherent in each lease.

  CASHFLOWS

  Under UK GAAP returns on investments and servicing of finance and taxation are shown as a separate activity in the consolidated statements of cashflows. Under US GAAP these amounts would be included in cashflows from operating activities.

  USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  FINANCIAL INSTRUMENTS

  With the exception of the interest rate swaps (see above), the Group has not used derivative financial instruments during the three years ended 31 December 1997. In addition the Group has no off balance sheet risk of accounting loss nor does it believe it is exposed to any material concentrations of credit risk.

  The following table summarizes the fair value of the interest rate swap agreements. The estimated fair values of these agreements are based on quotations received from independent, third party financial institutions and represent the net amount receivable or payable to terminate the position, taking into consideration market rates and counterparty credit risk.


                           AT 31 DECEMBER 1997         AT 31 DECEMBER 1996
                       --------------------------- ---------------------------
                            CARRYING                    CARRYING
                              AMOUNT    FAIR VALUE        AMOUNT    FAIR VALUE
                        (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000
   Interest Rate Swap
    Agreements                    --         6,910            --           272
                       -------------------------------------------------------

  The estimated fair values of these agreements are based on quotations received from independent, third party financial institutions and represent the net amount receivable or payable to terminate the position, taking into consideration market rates and counterparty credit risk.


                                    III-122

SECTION TWO                                        US FINANCIAL INFORMATION
--------------------------------------------------------------------------------

GENERAL CABLE

UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF BIRMINGHAM CABLE WITH A RECONCILIATION OF NET INCOME AND SHAREHOLDERS' EQUITY TO US GAAP

--------------------------------------------------------------------------------

                                    III-123

--------------------------------------------------------------------------------

BIRMINGHAM CABLE

    UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

To the Board of Directors and Shareholders of Birmingham Cable Corporation
Limited

  We have examined the accompanying audited consolidated balance sheets of Birmingham Cable Corporation Limited ("BCC") (a United Kingdom corporation in the prematurity stage) and subsidiaries (together "the BCC Group") as of December 31, 1995, 1996 and 1997, and the related consolidated profit and loss accounts, reconciliations of movements in shareholders' funds and cash flows for each of the three years in the period ended December 31, 1997 set out on pages III-125 to III-143. These financial statements are the responsibility of BCC's management. Our responsibility is to express an opinion on these financial statements based on the audits performed.

  The audits were conducted in accordance with generally accepted auditing standards in the United Kingdom, which are substantially the same as auditing standards generally accepted in the United States. Those standards require that audits are planned and performed to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that the audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of BCC and subsidiaries as of December 31, 1995, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles in the United Kingdom.

  The consolidated financial statements were prepared in accordance with the accounting policies set out in note 1 and comply with those applied by General Cable PLC ("General Cable") which differ in certain material respects from United States generally accepted accounting principles as set out in note 22.

DELOITTE & TOUCHE

Chartered Accountants

Birmingham

England

15 June 1998

                                    III-124

SECTION TWO                                        US FINANCIAL INFORMATION
--------------------------------------------------------------------------------

BIRMINGHAM CABLE

UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
CONSOLIDATED PROFIT AND LOSS ACCOUNTS

--------------------------------------------------------------------------------

                                            YEAR ENDED 31 DECEMBER
                                    ----------------------------------------
                              NOTES         1995          1996          1997
                                    (Pounds)'000  (Pounds)'000  (Pounds)'000
Turnover                          2       39,004        52,330        67,039
Costs of sales                           (26,855)      (33,054)      (50,750)
                                    ----------------------------------------
Gross profit                              12,149        19,276        16,289
Administrative expenses                  (22,039)      (29,074)      (30,116)
                                    ----------------------------------------
Operating loss                            (9,890)       (9,798)      (13,827)
Interest receivable and
 similar income                   4       24,906        27,680        19,776
Interest payable and similar
 charges                          5      (25,388)      (33,561)      (34,036)
                                    ----------------------------------------
Loss on ordinary activities
 before taxation                  6      (10,372)      (15,679)      (28,087)
Tax on loss on ordinary
 activities                       7       (2,452)       (2,802)       (1,402)
                                    ----------------------------------------
Loss on ordinary activities
 after taxation, being loss
 for the financial year                  (12,824)      (18,481)      (29,489)
Retained loss, beginning of
 year                                    (36,659)      (49,483)      (67,964)
                                    ----------------------------------------
Retained loss, end of year               (49,483)      (67,964)      (97,453)
                                    ----------------------------------------

  The loss for each financial year includes all recognized gains and losses. There is no difference between the loss on ordinary activities before and after taxation for each financial year, and their historical cost equivalents.

RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                     1995          1996          1997
                             (Pounds)'000  (Pounds)'000  (Pounds)'000
Loss for the financial year       (12,824)      (18,481)      (29,489)
Opening shareholders' funds       126,813       113,989        95,508
                             ----------------------------------------
Closing shareholders' funds       113,989        95,508        66,019
                             ----------------------------------------

                                    III-125

SECTION TWO                                        US FINANCIAL INFORMATION
--------------------------------------------------------------------------------

BIRMINGHAM CABLE

UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS

--------------------------------------------------------------------------------

                                                AS AT 31 DECEMBER
                                      ----------------------------------------
                                              1995          1996          1997
                                NOTES (Pounds)'000  (Pounds)'000  (Pounds)'000
FIXED ASSETS
Tangible assets                     8      177,591       222,896       240,389
Intangible assets                   9        2,570         2,131         1,913
                                      ----------------------------------------
                                           180,161       225,027       242,302
CURRENT ASSETS
Debtors: amounts falling due
 within one year                   11       70,056        63,955        14,849
Debtors: amounts falling due
 after more than one year          11       63,000        22,000            --
Cash at bank and in hand                     6,523         7,690         2,254
                                      ----------------------------------------
                                           139,579        93,645        17,103
CREDITORS: amounts falling due
 within one year                   12      (21,540)      (36,074)      (27,972)
                                      ----------------------------------------
Net current
 (liabilities)/assets                      118,039        57,571       (10,869)
                                      ----------------------------------------
Total assets less current
 liabilities                               298,200       282,598       231,433
Creditors: amounts falling due
 after more than one year
 Guaranteed redeemable
  preference shares in
  subsidiaries                     13     (174,420)     (174,561)           --
 Other creditors                   14       (9,791)      (12,529)     (165,414)
                                      ----------------------------------------
NET ASSETS                                 113,989        95,508        66,019
                                      ----------------------------------------
Capital and reserves
 Called-up share capital           15       51,073        51,073        51,073
 Share premium account             16      112,399       112,399       112,399
 Profit and loss account                   (49,483)      (67,964)      (97,453)
                                      ----------------------------------------
TOTAL CAPITAL EMPLOYED                     113,989        95,508        66,019
                                      ----------------------------------------

                                    III-126

SECTION TWO                                        US FINANCIAL INFORMATION
--------------------------------------------------------------------------------

BIRMINGHAM CABLE

UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS

--------------------------------------------------------------------------------

                                              YEAR ENDED 31 DECEMBER
                                      ----------------------------------------
                                NOTES         1995          1996          1997
                                      (Pounds)'000  (Pounds)'000  (Pounds)'000
NET CASH (OUTFLOW)/INFLOW FROM
 OPERATING ACTIVITIES             18a         (466)       22,906         6,071
                                      ----------------------------------------
RETURNS ON INVESTMENTS AND
 SERVICING OF FINANCE
Interest received                           24,906        28,498        26,559
Interest paid                              (14,951)      (18,822)      (30,200)
Interest paid on finance
 leases                                       (627)       (1,185)       (1,341)
Dividends paid on preference
 shares                                     (9,810)      (11,206)      (11,206)
                                      ----------------------------------------
NET CASH INFLOW/(OUTFLOW) FROM
 RETURNS ON INVESTMENTS AND
 SERVICING OF FINANCE                         (482)       (2,715)      (16,188)
                                      ----------------------------------------
TAXATION
Advance corporation tax paid
 on preference shares                       (2,452)       (2,802)       (2,802)
                                      ----------------------------------------
TAX PAID                                    (2,452)       (2,802)       (2,802)
                                      ----------------------------------------
INVESTING ACTIVITIES
Draw down of junior
 subordinated debt                              --            --         7,000
Cash on restricted long term
 deposit                                  (120,000)       45,000        75,000
Purchase of intangible fixed
 assets                                     (2,977)         (991)         (562)
Purchase of tangible fixed
 assets                                    (49,299)      (56,898)      (37,022)
Sale of tangible fixed assets                1,424           291           382
                                      ----------------------------------------
NET CASH OUTFLOW FROM
 INVESTING ACTIVITIES                     (170,852)      (12,598)       44,798
                                      ----------------------------------------
NET CASH (OUTFLOW)/INFLOW
 BEFORE FINANCING                         (174,252)        4,791        31,879
                                      ----------------------------------------
FINANCING
Payment of principal under
 finance leases                               (220)       (1,162)       (2,315)
Draw down of bank loan                          --            --       140,000
Long term debt                             174,420            --      (175,000)
                                      ----------------------------------------
NET CASH INFLOW FROM FINANCING    18b      174,200        (1,162)      (37,315)
                                      ----------------------------------------
INCREASE/(DECREASE) IN CASH
 AND CASH EQUIVALENTS             18c          (52)        3,629        (5,436)
                                      ----------------------------------------

                                    III-127

--------------------------------------------------------------------------------

BIRMINGHAM CABLE

UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION
1. ACCOUNTING POLICIES

  A summary of the principal accounting policies, all of which have been applied consistently in preparing the financial information presented in this report, is set out below.

  BASIS OF ACCOUNTING

  The accounts have been prepared under the historical cost convention and in accordance with applicable accounting standards.

  As stated in note 8 of this report, the ability of the BCC Group to recover its investment in fixed assets is dependent upon the continued successful development of the cable communications businesses. In particular, the provisions of Statement of Financial Accounting Standard No 121 "Accounting for the impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of" and concluded that no material adjustment to the financial statements is required.

  BASIS OF CONSOLIDATION

  The BCC Group accounts consolidate the accounts of BCC and its subsidiary undertakings.

  TANGIBLE FIXED ASSETS

  Tangible fixed assets are shown at original historic cost less accumulated depreciation. Own labour, including attributable overheads, is capitalized at cost in respect of network construction.

  Depreciation is provided on all tangible fixed assets at rates calculated to write-off the cost, less estimated residual value, of each asset over its estimated useful life as follows:

  ----------------------------------------------------------------------
   Network
    Civils                        40 years straight-line
    Fiber                         15 years straight-line
    Construction management       15 years straight-line
   Other
    Subscriber related equipment  6-10 years straight-line
    Freehold buildings            40 years straight-line
    Short leasehold               over the unexpired period of the lease
    Plant and machinery           5-15 years straight-line
    Computers                     4 years straight-line
  ----------------------------------------------------------------------

  INTANGIBLE FIXED ASSETS

  The group has deferred costs attributable to the arrangement of the funding referred to in note 13. These costs which are classified within intangible fixed assets are amortized over the period in which the funding is in place.

  TAXATION

  Corporation tax payable is provided on taxable profits at the current rate.

  Deferred taxation is provided under the liability method and provision is made for all timing differences which are expected to reverse at the rate of tax expected to be in force at the time of reversal.


                                    III-128

--------------------------------------------------------------------------------

BIRMINGHAM CABLE

UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION
  TURNOVER

  Turnover comprises the value of sales (excluding VAT) of services in the normal course of business.

  PENSIONS

  The BCC Group contributes to individual pension plans on a defined contribution basis in respect of a number of its full-time employees, whereby payments are made to insurance companies independent from the finances of the BCC Group. Contributions are charged against profits as and when incurred.

  LEASES

  The BCC Group enters into finance leases and operating leases.

  Assets held under finance leases are initially reported at the fair value of the asset with an equivalent liability categorized under creditors due within or after one year as appropriate. The asset is depreciated over the shorter of the lease term and its useful economic life. Finance charges are allocated to accounting periods over the period of the lease to produce a constant rate of charge on the outstanding balance. Rentals are apportioned between finance charges and reduction of the liability, and allocated to cost of sales and other operating administrative expenses as appropriate.

  Rentals under operating leases are charged on a straight-line basis over the lease term, even if the payments are not made on such a basis.

  FINANCE COSTS

  Finance costs of debt and non-equity shares are recognized in the profit and loss account over the term of the investment at a constant rate on the carrying amount.

  DEBT

  Debt is initially stated at the amount of the net proceeds after deduction of issue costs. The carrying amount is recovered by the finance cost in respect of the accounting period and reduced by payments made in the period.

                                    III-129

--------------------------------------------------------------------------------

BIRMINGHAM CABLE

UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

2. TURNOVER

  Contributions to BCC Group turnover, cost of sales and gross profit, which were derived solely from its principal activities in the United Kingdom, were as follows:

  -----------------------------------------------------------------------------
                                              1995          1996          1997
                                      (Pounds)'000  (Pounds)'000  (Pounds)'000
   TURNOVER
   Television                               16,531        21,260        27,093
   Residential telephony                    17,706        24,066        30,483
   Business telephony
     --line usage                            3,064         4,420         6,066
     --line rental and other
      services                               1,703         2,584         3,397
                                      ----------------------------------------
                                            39,004        52,330        67,039
                                      ----------------------------------------
   COST OF SALES
   Television                                8,916        13,434        18,081
   Residential telephony                     5,228         4,980         7,916
   Business telephony
     --line usage                            1,860         1,969         2,613
     --line rental and other
      services                                 354           281           332
   Network depreciation                     10,497        12,390        21,808
                                      ----------------------------------------
                                            26,855        33,054        50,750
                                      ----------------------------------------
   GROSS PROFIT
   Television.......................         7,615         7,826         9,012
   Residential telephony............        12,478        19,086        22,567
   Business telephony
     --line usage...................         1,204         2,451         3,453
     --line rental and other
      services......................         1,349         2,303         3,064
                                      ----------------------------------------
   Gross margin.....................        22,646        31,666        38,096
   Network depreciation.............       (10,497)      (12,390)      (21,808)
                                      ----------------------------------------
                                            12,149        19,276        16,289
                                      ----------------------------------------
  -----------------------------------------------------------------------------

                                    III-130

--------------------------------------------------------------------------------

BIRMINGHAM CABLE

UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

3. EMPLOYEE INFORMATION

  The average weekly number of persons (including executive directors) employed by the BCC Group during the year was:

  --------------------------------------------------------------
                                  1995         1996         1997
                                NUMBER       NUMBER       NUMBER
   BY ACTIVITY:
   Administration                  192          212          242
   Sales                           143          169          197
   Construction                     70           69           61
   Operations                      166          189          178
                          --------------------------------------
                                   571          639          678
                          --------------------------------------
                              1995         1996         1997
                          (Pounds)'000 (Pounds)'000 (Pounds)'000
                          ------------ ------------ ------------
   STAFF COSTS:
   Wages and salaries           11,006       12,799       13,791
   Social security costs         1,227        1,461        1,713
   Other pension costs             229          287          411
                          --------------------------------------
                                12,462       14,547       15,915
                          --------------------------------------
  --------------------------------------------------------------

4. INTEREST RECEIVABLE AND SIMILAR INCOME

                                            1995         1996         1997
                                            ----         ----         ----
                                    (Pounds)'000 (Pounds)'000 (Pounds)'000
   Bank interest receivable                9,045        6,635        2,496
   Interest on interest rate swaps        15,861       21,045       17,280
                                    --------------------------------------
                                          24,906       27,680       19,776
                                    --------------------------------------

  ------------------------------------------------------------------------

5. INTEREST PAYABLE AND SIMILAR CHARGES

                                           1995         1996         1997
                                       (Pounds)'000 (Pounds)'000 (Pounds)'000
                                       ------------ ------------ ------------
   On bank loans and overdrafts:
   --repayable within five years, not
    by instalments                                9           --           --
   On all other loans                         1,095        1,867        7,275
   On finance leases                            627        1,185        1,341
   Other similar charges                         --          --         1,152
   Convertible debt                           9,810       11,347        5,603
   Interest rate swaps                       13,847       19,162       18,665
                                       --------------------------------------
                                             25,388       33,561       34,036
                                       --------------------------------------

  ---------------------------------------------------------------------------

                                    III-131

--------------------------------------------------------------------------------

BIRMINGHAM CABLE

UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

6. LOSS ON ORDINARY ACTIVITIES BEFORE AND AFTER TAXATION

  Loss on ordinary activities before and after taxation is stated after charging:


--------------------------------------------------------------------------------
                                                 1995         1996         1997
                                         (Pounds)'000 (Pounds)'000 (Pounds)'000
   Depreciation for the year
     --Tangible owned fixed assets             11,387       15,348       21,034
     --Tangible fixed assets held under
      finance leases                            1,038        1,740        2,223
     --Intangible fixed assets                    407          708          780
   Directors' remuneration                         59           59           59
   Auditors' remuneration                          37           37           37
   Auditors' non audit remuneration                11            6           11
   Hire of plant and machinery--
    operating leases                              843          269           17
   Hire of other assets--operating
    leases                                        104          158          152
  -----------------------------------------------------------------------------

7. TAXATION


--------------------------------------------------------------------------------
                                  1995            1996            1997
                          (Pounds)'000    (Pounds)'000    (Pounds)'000
   Irrecoverable ACT             2,452           2,802          1,402
--------------------------------------------------------------------------------

  The irrecoverable ACT arises on the dividend payment on the preference shares issued by Birmingham Cable Finance Limited.

  The BCC Group has estimated accumulated gross tax losses available for offset against future trading profits of not less than (Pounds)10,300,000 (1996--(Pounds)9,750,000, 1995--(Pounds)8,800,000).

8. TANGIBLE FIXED ASSETS


--------------------------------------------------------------------------------
                                             1995          1996          1997
                                     (Pounds)'000  (Pounds)'000  (Pounds)'000
   NETWORK FIXED ASSETS
   Net book value at 1 January            123,715       158,737       202,600
     --Additions at cost                   46,966        56,828        37,149
     --Depreciation charge for year       (10,497)      (12,857)      (21,808)
     --Net book value of disposals         (1,447)         (108)         (123)
                                     ----------------------------------------
   Net book value at 31 December          158,737       202,600       217,818
   NET BOOK VALUE OF OTHER FIXED
    ASSETS                                 18,854        20,296        22,571
                                     ----------------------------------------
   FIXED ASSETS PER FINANCIAL
    STATEMENTS                            177,591       222,896       240,389
                                     ----------------------------------------
--------------------------------------------------------------------------------

  The net book value of assets held under finance leases included in plant and machinery and network amounted to (Pounds)13,212,000, (1996-- (Pounds)11,322,000, 1995--(Pounds)8,072,000).

  Land amounting to (Pounds)1,229,000 (1996--(Pounds)1,229,000, 1995--
  (Pounds)1,229,000) has not been depreciated.

                                    III-132

--------------------------------------------------------------------------------

BIRMINGHAM CABLE

UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

  The ability of the BCC Group to recover its investment in fixed assets is dependent upon the continued successful development of the cable communications businesses.

9. INTANGIBLE FIXED ASSETS

  The movement in intangible fixed assets, which comprises deferred development expenditure and funding costs, was as follows:


--------------------------------------------------------------------------------
                                            1995          1996          1997
                                    (Pounds)'000  (Pounds)'000  (Pounds)'000
   Net book value at 1 January                --         2,570         2,131
     --Additions at cost                   2,977           269           562
     --Amortization charge for the
      year                                  (407)         (708)         (780)
                                    ----------------------------------------
   Net book value at 31 December           2,570         2,131         1,913
                                    ----------------------------------------
--------------------------------------------------------------------------------

10. INVESTMENTS

  BCC owns the entire issued ordinary share capital of the following subsidiary undertakings, all of which are registered in England and Wales, except for Birmingham Cable Finance Limited which is registered in Jersey.

                             PRINCIPAL ACTIVITY                   ISSUED CAPITAL
   Birmingham Cable Limited  Holder of the franchise to construct 2 ordinary shares of (Pounds)1 each and operate a cable television and
                             telecommunications network in
                             Birmingham and Solihull
   Network 21 Limited        Dormant                              2 ordinary shares of (Pounds)1 each
   Cablephone Limited        Dormant                              2 ordinary shares of (Pounds)1 each
   Century 21 Cable
    Communications Limited   Dormant                              2 ordinary shares of (Pounds)1 each
   West Midlands Credit
    Limited                  Credit Management                    2 ordinary shares of (Pounds)1 each
   Central Cable Holdings
    Limited                  Dormant                              2 ordinary shares of (Pounds)1 each
   Central Cable
    Communications Limited   Dormant                              2 ordinary shares of (Pounds)1 each
   Central Cable Limited     Dormant                              2 ordinary shares of (Pounds)1 each
   Birmingham Cable Finance
    Limited                  Group Funding                        2 ordinary shares of (Pounds)1 each
  ---------------------------------------------------------------------------------------------------

  The Company also owns 50% of the (Pounds)2 ordinary share capital of Central Cable Sales Limited a joint venture with Midland Cable Limited. The Company sells advertising space on the group's television network.

  The shares in all companies were acquired at par.

                                    III-133

--------------------------------------------------------------------------------

BIRMINGHAM CABLE

UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

11. DEBTORS


--------------------------------------------------------------------------------
                                                1995         1996         1997
                                        (Pounds)'000 (Pounds),000 (Pounds),000
   AMOUNTS FALLING DUE WITHIN ONE YEAR
   Trade debtors                               6,537        8,018       10,982
   Cash held on deposit                       57,000       53,000           --
   VAT                                         1,502          295          267
   Other debtors                                 357          470          467
   Prepayments and accrued income              4,660        2,172        3,133
                                        --------------------------------------
                                              70,056       63,955       14,849
                                        --------------------------------------
   AMOUNTS FALLING DUE AFTER MORE THAN
    ONE YEAR
   Cash held on deposit                       63,000       22,000           --
                                        --------------------------------------
--------------------------------------------------------------------------------


  The cash is held on deposit as part of the loan arrangements described in note 13. There are restrictions imposed on the Company as to the amount that is available to be drawn down.

  The movement in the bad debt provision may be analyzed as follows:


--------------------------------------------------------------------------------
                                          1995          1996          1997
                                  (Pounds)'000  (Pounds)'000  (Pounds)'000
   Provision at 1 January                2,685         3,382         3,810
   Bad debt charge for the year          1,068           435         2,120
   Debts written-off in the year          (371)           (7)           --
                                  ----------------------------------------
   Provision at 31 December              3,382         3,810         5,930
                                  ----------------------------------------
--------------------------------------------------------------------------------

12. CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                             1995         1996         1997
                                     (Pounds)'000 (Pounds)'000 (Pounds)'000
   Obligations under finance leases           814        1,849        1,685
   Bank loans and overdrafts                2,462           --           --
   Payments received on account             2,815        3,456        5,095
   Trade creditors                          3,489       10,169        7,391
   Other creditors
     --social security and PAYE               383          389          390
     --other creditors                         --           --           --
   Accruals and deferred income            11,577       20,211       13,411
                                     --------------------------------------
                                           21,540       36,074       27,972
                                     --------------------------------------
--------------------------------------------------------------------------------

  At 31 December 1997 the above creditors, with the exception of obligations under finance leases, were non-interest bearing.

                                    III-134

--------------------------------------------------------------------------------

BIRMINGHAM CABLE

UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

13. GUARANTEED REDEEMABLE PREFERENCE SHARES

  On 15 February 1995 Birmingham Cable Finance Limited ("BCFL") a subsidiary of Birmingham Cable Limited ("BCL") incorporated in Jersey issued 175,000 guaranteed cumulative (Pounds)1 redeemable 5 years preference shares for a paid up value of (Pounds)175,000,000 giving rise to a share premium of (Pounds)174,825,000. The preference shareholder had an option to require Birmingham Cable Corporation Limited ("BCCL") to purchase its shareholding. This option was guaranteed by a syndicate of 15 banks led by Bank of New York, Canadian Imperial Bank of Commerce and Chase Manhattan International. The preference shares attracted a dividend calculated at the rate of 6403.6354%.

  The preference shares were redeemable or could be sold by means of a put option in the event of changes in the law, payment default by the Group, or after 5 years. On 16 July 1997, following changes to tax laws Barclays Bank PLC exercised its option to require BCCL to purchase its shareholding of preference shares.

  In line with the provisions of the bank finance agreement, the (Pounds)175,000,000 revolving credit facility has converted to a term loan supported by bank syndication. The interest rates on the term loan are LIBOR plus 0.625% to 2.25%. The terms of the loan facility were also amended in the year to extend the maturity of the loan to 31 December 2005.

  On 15 February 1995 BCL entered into a 5 year interest rate swap agreement with Bank of New York, Canadian Imperial Bank of Commerce and Chase Manhattan International for (Pounds)45,714,286, (Pounds)45,714,286 and (Pounds)68,371,428 respectively. Under the agreements BCL pays fixed rate interest at 9.2% and receives floating rate interest at 6 month LIBOR.

  The Swaps with Bank of New York, Canadian Imperial Bank of Commerce and Chase Manhattan International are based on the following total accretion schedule, split in relation to the agreements 2:2:3.

  ----------------------------------------------
   16 February 1995                  (Pounds)24m
   3 July 1995                       (Pounds)47m
   2 January 1996                    (Pounds)75m
   1 July 1996                      (Pounds)106m
   2 January 1997                   (Pounds)130m
   1 July 1997                      (Pounds)149m
   2 January 1998--1 February 2000  (Pounds)160m
  ----------------------------------------------

                                    III-135

--------------------------------------------------------------------------------

BIRMINGHAM CABLE

UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

14  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR


--------------------------------------------------------------------------------
                                             1995         1996         1997
                                     (Pounds)'000 (Pounds)'000 (Pounds)'000
   Obligations under finance leases         8,784       11,624       13,539
   Bank Loan                                   --           --      140,000
   Contract retentions                        342          335           --
   Junior subordinated debt                    --           --        7,492
   Other creditors                            665          570        4,383
                                     --------------------------------------
                                            9,791       12,529      165,414
                                     --------------------------------------
--------------------------------------------------------------------------------

  LEASES
  The minimum future lease payments to which the BCC Group is committed under finance leases are as follows:



--------------------------------------------------------------------------------
                                       1995          1996          1997
                               (Pounds)'000  (Pounds)'000  (Pounds)'000
   In one year or less                1,533         2,937         2,699
   Between one and two years          1,738         2,503         2,801
   Between two and five years         5,446         6,551         6,797
   Over five years                    3,970         5,184         7,710
                               ----------------------------------------
                                     12,687        17,175        20,007
   Finance charges                   (3,089)       (3,701)       (4,783)
                               ----------------------------------------
   Net obligation                     9,598        13,474        15,224
                               ----------------------------------------
--------------------------------------------------------------------------------

  The interest rates payable on the finance leases at 31 December 1997 were in the range 7% to 10%. No other obligations bear interest.

  The BCC Group had annual commitments under non-cancellable operating leases as follows:

  ------------------------------------------------------------------------------------------------------
                                     1995                      1996                      1997
                           ------------------------- ------------------------- -------------------------
                              PLANT AND     LAND AND    PLANT AND     LAND AND    PLANT AND     LAND AND
                              MACHINERY    BUILDINGS    MACHINERY    BUILDINGS    MACHINERY    BUILDINGS
                           (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000
   Operating leases which
    expire:
     --within 1 year                170           --           --           --           --           --
     --within 2-5 years             313           --           80           --            8           65
     --after 5 years                 --          123           --          141           --           83
                           -----------------------------------------------------------------------------
                                    483          123           80          141            8          148
                           -----------------------------------------------------------------------------
  ------------------------------------------------------------------------------------------------------

                                    III-136

--------------------------------------------------------------------------------

BIRMINGHAM CABLE

UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

15 SHARE CAPITAL


--------------------------------------------------------------------------------
                                                 1995         1996         1997
                                         (Pounds)'000 (Pounds)'000 (Pounds)'000
   Authorized:
   60,000,000 (1996--60,000,000, 1995--
    60,000,000) (Pounds)1 ordinary
    shares                                     60,000       60,000       60,000
                                         --------------------------------------
   Allotted, called-up and paid-up:
   51,073,486 (1996--51,073,486, 1995--
    51,073,483) (Pounds)1 ordinary
    shares                                     51,073       51,073       51,073
                                         --------------------------------------
--------------------------------------------------------------------------------

16 SHARE PREMIUM ACCOUNT

  The movement on the share premium account was as follows:


------------------------------------------------------------------------
                                    1995         1996         1997
                            (Pounds)'000 (Pounds)'000 (Pounds)'000
   Beginning of year             112,399      112,399      112,399
   Premium on allotments              --           --           --
   Issue costs written off            --           --           --
                            --------------------------------------
   End of year                   112,399      112,399      112,399
                            --------------------------------------
------------------------------------------------------------------------

  Included within the premium on allotments received during the year is (Pounds)nil relating to the issue of shares in prior periods (1996:
  (Pounds)nil, 1995: (Pounds)nil).

17PENSION COMMITMENTS

  The BCC Group contributes to individual pension plans on a defined contribution basis in respect of a number of its full-time employees, whereby payments are made to insurance companies independent from the finances of the BCC Group. Contributions, none of which were outstanding at the year end, are charged against profits as and when incurred. Pension costs for the three years ended 31 December 1995, 1996 and 1997 were (Pounds)229,000, (Pounds)287,000 and (Pounds)411,000.

18 CASH FLOW STATEMENT

  (A) RECONCILIATION OF OPERATING LOSS TO NET CASH (OUTFLOW)/INFLOW FROM OPERATING ACTIVITIES:


--------------------------------------------------------------------------------
                                              1995          1996          1997
                                      (Pounds)'000  (Pounds)'000  (Pounds)'000
   Operating loss                           (9,890)       (9,798)      (13,827)
   Depreciation of tangible fixed
    assets                                  12,425        17,088        23,257
   Amortization of intangible fixed
    assets                                     407           708           780
   (Profit) loss on sale of tangible
    fixed assets                                23            31           (44)
   Increase in debtors                      (3,590)        2,101        (3,894)
   Increase in creditors                       159        12,776          (201)
                                      ----------------------------------------
   Net cash (outflow)/inflow from
    operating activities                      (466)       22,906         6,071
                                      ----------------------------------------
--------------------------------------------------------------------------------

                                    III-137

--------------------------------------------------------------------------------

BIRMINGHAM CABLE

UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

  (B) ANALYSIS OF CHANGES IN FINANCING

---------------------------------------------------------------------------------
                                                  SHARE
                                  FINANCE       CAPITAL
                                    LEASE    (INCLUDING   SHORT TERM    LONG TERM
                              OBLIGATIONS      PREMIUM)         DEBT         DEBT
                             (Pounds)'000  (Pounds)'000 (Pounds)'000 (Pounds)'000
   Balance at 31 December
    1994                            5,243       163,472           --           --
   Net cash
    (outflow)/inflow from
    financing                        (220)           --           --      174,420
   Inception of finance
    lease contracts                 4,575            --           --           --
                             ----------------------------------------------------
   Balance at 31 December
    1995                            9,598       163,472           --      174,420
   Net Cash
    (outflow)/inflow from
    financing                      (1,162)           --           --           --
   Non cash movement                   --            --           --          141
   Inception of finance
    lease contracts                 5,037            --           --           --
                             ----------------------------------------------------
   Balance at 31 December
    1996                           13,473       163,472           --      174,561
   Net Cash
    (outflow)/inflow from
    financing                      (2,315)           --           --      (28,000)
   Non cash movement                   --            --           --          931
   Redemption of preference
    shares                             --            --           --           --
   Inception of finance
    lease contracts                 4,066            --           --           --
                             ----------------------------------------------------
   Balance at 31 December
    1997                           15,224       163,472           --      147,492
                             ----------------------------------------------------
  --------------------------------------------------------------------------------

  (C) ANALYSIS OF CHANGES IN CASH AND CASH EQUIVALENTS DURING THE YEAR


----------------------------------------------
                                     CASH AT
                                    BANK AND
                                     IN HAND
                                (Pounds)'000
   Balance at 31 December 1994         4,113
   Net cash (outflow)                    (52)
                                      ------
   Balance at 31 December 1995         4,061
                                      ------
   Net Cash Inflow                     3,629
                                      ------
   Balance at 31 December 1996         7,690
                                      ------
   Net Cash Inflow                    (5,436)
                                      ------
   Balance at 31 December 1997         2,254
                                      ------
  -------------------------------------------

19CAPITAL COMMITMENTS


--------------------------------------------------------------------------------
                                                1995         1996         1997
                                        (Pounds)'000 (Pounds)'000 (Pounds)'000
   Authorized but not contracted for              --           --           --
   Contracted for but not provided for        15,709        6,810        1,486
                                        --------------------------------------
--------------------------------------------------------------------------------

                                    III-138

--------------------------------------------------------------------------------

BIRMINGHAM CABLE

UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

20 RELATED PARTY TRANSACTION

  CONTROL

  The group is controlled jointly by three entities, none of which has dominant influence on the company. Those companies together with their ultimate controlling entities are:


  -------------------------------------------------------------------
   COMPANY                                ULTIMATE CONTROLLING PARTY
   Comcast UK Consulting Inc              Comcast Corporation Inc
   Telewest Communications Group Limited  Telewest Communications plc
   General Cable PLC
  -------------------------------------------------------------------

  TRANSACTIONS

  The group has a consultancy agreement with Comcast UK Consulting Inc. (a subsidiary undertaking of Comcast UK Cable Partners Limited). Charges under this agreement amounted to (Pounds)657,000 (1996 -- (Pounds)574,000;
  1995 -- (Pounds)428,000) for the year.

  The group has a consultancy agreement with Telewest Cable Communications Group. Charges made under this agreement amounted to (Pounds)657,000 (1996 -- (Pounds)574,000; 1995 -- (Pounds)428,000) for the year.

  The group has a consultancy agreement with General Cable Limited. Charges made under this agreement amounted to (Pounds)195,000 (1996 --
   (Pounds)178,000; 1995 -- (Pounds)214,000).

  The group is party to a cost sharing agreement with other franchises to fund the running of the Network Service Centre ("NSC") which provides switch management and interconnect access administration. The NSC is under the management of Telewest and charges made under this agreement amounted to (Pounds)711,000 (1996 -- (Pounds)814,000; 1995 -- (Pounds)680,000).

  The group has a telephony interconnect agreement with Telewest, whereby certain telephony traffic is routed via Telewest. The charges made under this agreement amounted to (Pounds)1,151,000 (1996 --(Pounds)109,000).

  The company had an interest in a joint venture, Central Cable Sales Limited which sold advertising space on the company's and another franchise's network. On 22 October 1997 the activities of the joint venture were transferred to City Television Networks. During 1997 the company provided funding to Central Cable Sales Limited of (Pounds)Nil (1996 --
   (Pounds)62,000). The company performs much of the administration for Central Cable Sales Limited and during 1997 recharged costs of (Pounds)544,000 (1996 -- (Pounds)477,000) which were incurred on its behalf. The company also charged (Pounds)51,000 (1996 -- (Pounds)58,000) for the use of equipment and (Pounds)32,000 (1996 -- (Pounds)23,000) for the use of staff and other facilities to Central Cable Sales Limited.

  At 31 December 1997, the group was owed (Pounds)467,000 (1996 --
   (Pounds)470,000) by Central Cable Sales Limited, (Pounds)2,111,000
  (1996 -- (Pounds)1,116,000) was owed to Comcast, (Pounds)2,641,000 (1996 --
   (Pounds)2,066,000) to Telewest and (Pounds)531,000 (1996 --
   (Pounds)400,000) to General Cable.

                                    III-139

--------------------------------------------------------------------------------

BIRMINGHAM CABLE

UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

21 POST BALANCE SHEET EVENT

  Capital calls on the shareholders for junior subordinated debt were made in the sum of (Pounds)6,300,000 in 1998. This was paid on 10 March 1998.

22 RECONCILIATION OF ACCOUNTING POLICIES

  The above financial statements have been prepared using the accounting policies applied by General Cable PLC ("General Cable"). These accounting policies differ from those applied by the BCC Group in preparing its UK and US statutory financial statements whose accounting policies comply, in all material respects, with US GAAP, in particular Statement of Financial Accounting Standards No. 51 -- "Financial Reporting by Cable Television Companies".

  The BCC Group's accounting policies principally differ from those used by General Cable with respect to:

  . Capitalization of interest with respect to network build Interest costs incurred by the BCC Group with respect to network in the course of construction are capitalized during the prematurity and development periods and classified as intangible fixed assets.

     The development period is defined as the period from inception to the date upon which the first subscriber revenue is earned in each build area (the franchise has been divided into seven discrete build areas each with its own prematurity period).

     The prematurity period is defined as the period commencing from the date upon which the first subscriber revenue is earned in a build area and terminating on the date upon which it is expected that full target penetration in that build area will have been achieved.

     Under General Cable accounting policies these interest costs are expensed to the profit and loss account in the year in which they are incurred.

  .  Capitalization of pre-operating expenses

     All costs incurred by the BCC Group before the start of the first prematurity period have been capitalized and classified as intangible fixed assets.

     During the prematurity periods costs incurred in anticipation of servicing a fully operational system and that will not vary significantly regardless of the number of subscribers are treated by the BCC Group as eligible for partial capitalization.

     During the prematurity periods the portion of the costs that relate to the current operations of the BCC Group is expensed and the balance is capitalized. The BCC Group calculates expenses eligible for capitalization by applying a fraction to eligible costs; being the number of build areas which have not entered prematurity as a proportion of the total number of build areas in the franchise.

     Capitalized intangible fixed assets (by build area) are amortized on a straight line basis over the remaining life of the franchise (which expires in 2012), commencing with the date upon which the first subscriber revenue is earned in each build area.

     Under General Cable accounting policies these costs are expensed to the profit and loss account in the year in which they are incurred.

                                    III-140

--------------------------------------------------------------------------------

BIRMINGHAM CABLE

UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

  . Depreciation of network assets -- civils, fiber and construction management

     Under the BCC Group's accounting policies during each prematurity period the depreciation charge relevant to network assets is calculated by applying a factor to the estimated depreciation charge with respect to relevant assets by build area expected at the end of the prematurity period. The factor applied is the percentage of average, actual or estimated subscribers, whichever is greater, of the total number of subscribers expected at the end of the prematurity period.

     Under General Cable accounting policies depreciation is charged in accordance with the relevant asset lives commencing on acquisition of the asset.

  The financial statements of the BCC Group for the three years ended 31 December 1997 may be adjusted for material differences between the accounting policies applied by General Cable and those applied by the BCC Group as follows:


  RECONCILIATIONS
--------------------------------------------------------------------------------
                                            1995          1996          1997
                                    (Pounds)'000  (Pounds)'000  (Pounds)'000
   Operating loss in accordance
    with General Cable accounting
    policies                              (9,890)       (9,798)      (13,827)
   Intangible assets                        (647)         (680)         (647)
   Depreciation of network assets           (808)       (1,257)       (1,296)
                                    ----------------------------------------
   Operating loss in accordance
    with BCC Group accounting
    policies                             (11,345)      (11,735)      (15,770)
                                    ----------------------------------------
   Net interest in accordance with
    General Cable accounting
    policies                                (482)       (5,841)      (14,260)
   Capitalized interest                       --            --            --
                                    ----------------------------------------
   Net interest in accordance with
    BCC Group accounting policies           (482)       (5,841)      (14,260)
                                    ----------------------------------------
   Loss before tax in accordance
    with BCC Group accounting
    policies                             (11,827)      (17,576)      (30,030)
                                    ----------------------------------------
   Taxation                               (2,452)       (2,802)       (1,401)
                                    ----------------------------------------
   Loss after tax in accordance
    with BCC Group accounting
    policies                             (14,279)      (20,378)      (31,431)
                                    ----------------------------------------
--------------------------------------------------------------------------------

  RECONCILIATION WITH GENERAL CABLE ACCOUNTING POLICIES


--------------------------------------------------------------------------------
                                            1995          1996          1997
                                    (Pounds)'000  (Pounds)'000  (Pounds)'000
   Shareholders' equity in
    accordance with BCC Group
    accounting policies                  123,533       103,155        71,724
   Intangible assets                     (10,328)       (8,375)       (9,707)
   Capitalized interest                     (434)         (489)         (489)
   SFAS 51 Depreciation of network
    assets                                 1,218         1,257         4,491
                                    ----------------------------------------
   Shareholders' equity in
    accordance with General Cable
    accounting policies                  113,989        95,548        66,019
                                    ----------------------------------------
--------------------------------------------------------------------------------

                                    III-141

--------------------------------------------------------------------------------

BIRMINGHAM CABLE

UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

  ADDITIONAL DISCLOSURES REQUIRED UNDER US GAAP

  SEGMENTAL ANALYSIS
  No segmental analysis of assets is given as the BCC Group's network serves each of its business segments.

  PENSIONS AND OTHER POST EMPLOYMENT BENEFITS
  The BCC Group operates a defined contribution pension scheme. The pension expense for the years ended 31 December, 1997, 1996 and 1995 was (Pounds)411,000, (Pounds)229,000 and (Pounds)227,000 respectively. The BCC Group has adopted SFAS No 112, "Employers' Accounting for Postemployment Benefits Other than Pensions". The effect of the adoption of SFAS No 112 on the results of operations and financial position was not material.

  TAXATION
  The adoption of SFAS No 109 "Accounting for Income Taxes" has had no impact on the results of operations and financial position for the current year. The BCC Group has a deferred tax asset arising from the carry forward of operating losses. However a valuation allowance has been created to fully provide for the deferred tax asset as the realisation of the asset is uncertain.

  A reconciliation of the expected tax credit at the statutory rates to the actual tax position is as follows:


--------------------------------------------------------------------------------
                                             1995          1996          1997
                                     (Pounds)'000  (Pounds)'000  (Pounds)'000
   Expected tax credit at UK
    statutory rates                         3,423         5,174         8,848
   Adjustment to tax basis of
    accounting                             (3,423)       (5,174)       (8,848)
                                     ----------------------------------------
                                               --            --            --
   Advance Corporation Tax written-
    off                                    (2,452)       (2,802)       (1,402)
                                     ----------------------------------------
   Tax charge per UK GAAP                  (2,452)       (2,802)       (1,402)
                                     ----------------------------------------
--------------------------------------------------------------------------------

  The losses may be carried forward indefinitely for offset against future trading profits.

  The Advance Corporation Tax which has been written off in the period may be carried forward indefinitely to be offset against tax on future profits.

  DEFERRED TAX


--------------------------------------------------------------------------------
                                            1995          1996          1997
                                    (Pounds)'000  (Pounds)'000  (Pounds)'000
   Tax effect of losses carried
    forward                                2,900         3,218         3,221
   Difference between book and tax
    basis of property                      2,358         6,442         7,880
   Short term timing differences           3,942           120            33
   Valuation allowance                    (9,200)       (9,780)      (11,134)
                                    ----------------------------------------
                                              --            --            --
                                    ----------------------------------------
--------------------------------------------------------------------------------

                                    III-142

--------------------------------------------------------------------------------

BIRMINGHAM CABLE

UK GAAP AUDITED CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

SECTION TWO                                        US FINANCIAL INFORMATION

  LEASE OBLIGATIONS
  Future minimum lease payments including interest are as follows:

  -----------------------------------------------------------------
                                          AS AT DECEMBER 31, 1997
                                        ---------------------------
                                           CAPITAL LEASES OPERATING
                                        (IN (Pounds)'000)    LEASES
   1998                                             2,699       156
   1999                                             2,801       156
   2000                                             2,778       156
   2001                                             2,300       156
   2002                                             1,719       156
   Thereafter                                       7,710     1,390
                                        ---------------------------
   Minimum lease payment                           20,007     2,170
   Less: amounts representing interest              4,783        --
                                        ---------------------------
                                                   15,224     2,170
                                        ---------------------------
  -----------------------------------------------------------------

  The obligations under capital leases represent the total present value of future minimum lease payments discounted at the interest rates inherent in each lease.

  CASHFLOWS

  Under UK GAAP returns on investments and servicing of finance and taxation are shown as a separate activity in the consolidated statements of cashflows. Under US GAAP these amounts would be included in cashflows from operating activities.

                                    III-143

SECTION TWO                                        US FINANCIAL INFORMATION
--------------------------------------------------------------------------------

GENERAL CABLE

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED31 MARCH 1998

--------------------------------------------------------------------------------

                                    III-144

SECTION TWO                                        US FINANCIAL INFORMATION

--------------------------------------------------------------------------------

GENERAL CABLE PLC

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED 31 MARCH
1998
--------------------------------------------------------------------------------



  Set out below and concluding on page III-155 is an extract from the text of General Cable's unaudited results for the three months ended 31 March 1998, which were announced on 17 June 1998:

"HIGHLIGHTS"

  Compared to the three months ended 31 March 1997:

  .  Equity revenues up 24% to (Pounds)38,074,000 including acquisitions

  . Equity operating cashflow increased to (Pounds)8,974,000 (1997 (Pounds)3,933,000). Consolidated operating cashflow increased to (Pounds)7,627,000 (1997 (Pounds)2,649,000)

  . 168,000 residential telephone lines (up 22%), 113,000 cable television customers (up 2%) and 48,500 business exchange lines connected (up 45%)

  Commenting on the results, Sir Anthony Cleaver, Chairman, General Cable PLC, said:

  "I am pleased to report another period of growth in both turnover and operating cashflow. Results are in line with our expectations and growth in the business is leading to the improvement in operating losses which is now our main objective.

  The business is well placed to benefit from consolidation of our industry and a further announcement regarding progress of the proposed merger with Telewest Communications plc will be made in due course."

                                    III-145

SECTION TWO                                        US FINANCIAL INFORMATION
--------------------------------------------------------------------------------

GENERAL CABLE PLC

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED 31 MARCH
1998
--------------------------------------------------------------------------------

       CHAIRMAN'S STATEMENT FOR THE THREE MONTHS ENDED 31 MARCH 1998

  "I am pleased to report our results for the quarter which are in line with our expectations.

  On 13 March 1997, the Group acquired Imminus Limited, a Managed Data Network Service Company. The consolidated results include a full contribution from this date. The equity results of the Group are stated on the basis that this acquisition took place on 1 January 1997.

  In 1997, we announced a change in our operating strategy, to emphasise supply of cable television in those circumstances where the Group could be profitable. This involves supplying cable television predominantly to customers who also take residential telephony. Our objective in making this change was to eliminate the losses that we had been incurring through supplying cable television on the previous basis. In so doing, we recognised that we would initially experience a fall in the rate of customer acquisition in television services, and this has happened.

  Birmingham Cable Corporation ("BCC"), our associated company in which the Group holds 45%, had a satisfactory quarter, growing operating cashflow to (Pounds)4,197,000 from (Pounds)1,939,000 in 1997.

FINANCIAL RESULTS

  Consolidated revenues increased by 42% compared with the quarter ended 31 March 1997, reaching (Pounds)31,987,000. On this basis, the Group derived 40% of revenues from business telecommunications, 37% from residential telephony and 23% from cable television.

  Margins in business telecoms reflected the mix of business achieved in the quarter. The residential telephony margin fell slightly to 75% reflecting pricing and interconnect cost of sale changes. The long decline in cable television margins was reversed, reflecting significant price increases in the last quarter of the year, in accordance with our revised operating strategy.

  Equity operating cashflow improved significantly to (Pounds)8,974,000 from (Pounds)3,933,000 in 1997, and on a consolidated basis to (Pounds)7,627,000 from (Pounds)2,649,000 in 1997.

  As expected, the consolidated operating loss improved from (Pounds)6,196,000 to (Pounds)3,090,000. This reflects the growth in operating cashflow and the acquisition of Imminus outweighing increased depreciation charges in the Group.

  The share of losses of associated companies increased from (Pounds)2,725,000 to (Pounds)5,366,000 on the growth in operating cashflow in the year offset by increased depreciation and interest charges in BCC.

  The consolidated net interest charge increased following increases in borrowings to fund network build and new customer connections. The Group is expected to fund network expansion and new customer connections and services during 1998 through increasing borrowings and this will lead to higher interest charges.

  Including minority interests and taxation, the overall loss for the period was (Pounds)11,421,000 compared with (Pounds)11,561,000.

  As previously stated, the franchise build was substantially complete in TCC and BCC by the end of 1997. In YCG, the franchise build continues, but at a much slower rate than previously.

                                    III-146

SECTION TWO                                        US FINANCIAL INFORMATION
--------------------------------------------------------------------------------

GENERAL CABLE PLC

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED 31 MARCH
1998
--------------------------------------------------------------------------------

OPERATING RESULTS

 RESIDENTIAL SERVICES

  Network reach extended from 56% built out at 31 March 1997 to 67% at 31 March 1998, excluding BCC. 29% of homes that we have marketed take a service from us and 46% of customers take both services.

  Total homes taking a service from the Group have increased by 16% from 166,000 at 31 March 1997 to 192,000 at 31 March 1998. The Group now serves a total of 168,000 residential telephony subscribers and 113,000 cable television customers. In addition BCC has connected 158,000 customers to either or both services, up 10% on 1997.

  As expected, overall net churn improved in television compared to the three months ended 31 March 1997. Churn rose slightly in residential telephony to 18%.

 TELEPHONY

  Lines connected have increased by 23% to 167,700. Penetration was maintained at 25% due to the slowdown in acquisition of dual customers resulting from cable television price increases in the final quarter of 1997.

  Despite ongoing price reductions throughout the market, overall revenues per customer exceeded our expectations and were up by 3% at (Pounds)282 per annum compared to the three months ended 31 March 1997. Further price reductions are expected in 1998.

 CABLE TELEVISION

  Cable television penetration fell to 17%. The rate of customer acquisition has slowed following the price rises for premium channels imposed in the final quarter of 1997 and consequently penetration has, as expected, fallen. It is anticipated that this trend will continue throughout 1998.

  Our offer has continued to evolve, and during March we participated in the launch of Front Row, a pay per view service operated by a joint venture of which General Cable is a shareholder. Initial take up has been encouraging, particularly in areas where impulse ordering is available. Further developments in the product offering are anticipated for later in 1998.

  Overall revenues per customer improved by some 11% to (Pounds)252 per annum on price increases. The pay to basic ratio, the number of pay channels taken divided by the number of basic subscribers, held at 129%.

 BUSINESS TELECOMMUNICATIONS

  General Telecom had another strong quarter, with lines connected up 45% on 31 March 1997 to 48,500. In addition, the managed data network business performed satisfactorily.

  Tariff reductions continued again throughout 1997 and further reductions for basic voice telephony service are anticipated for 1998. However, exchange line and other service growth, led to contribution ahead at (Pounds)5,100,000, compared to (Pounds)4,230,000, excluding Imminus.

                                    III-147

SECTION TWO                                        US FINANCIAL INFORMATION
--------------------------------------------------------------------------------

GENERAL CABLE PLC

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED 31 MARCH
1998
--------------------------------------------------------------------------------

 NETWORKS

  1998 is intended to be a year in which network extension is slowed, having obtained the assent from Oftel regarding the relaxation in our build milestone commitments. Instead, investment will be focused on extending our networks' capabilities, including implementation of digital television technology.

  We anticipate being able to place orders with our equipment suppliers for digital television technology in the near future, consistent with our aim of being able to offer the advantages of digital television as soon as possible.

 BIRMINGHAM

  BCC, which is not managed by the Group, grew all areas of its business. Network extension was substantially complete by the end of the year. Reported penetrations have been increased by a reduction in homes recorded as passed and marketed of 15,000 homes, following an audit of the relevant database.

  The company instituted a policy of encouraging further take up of dual services through changing its discount to residential customers of both services from the television to the telephony service in the later part of 1997. This has distorted the reported results of the television and telephony services. Cable television penetration fell to 28% from 30% on price rises, although residential telephony penetration improved to 31% from 28%. Revenues and margins per subscriber were satisfactory

  Business services developed satisfactorily, with exchange lines connected up from 12,200 to 20,900.

  Financial results progressed, with turnover 22% ahead at (Pounds)18,779,000 and operating cashflow ahead 116% at (Pounds)4,197,000. The Group's share of losses grew from (Pounds)2,725,000 to (Pounds)5,366,000 on higher interest and depreciation charges.

CONCLUSION

  The operating results in 1998 are in line with our expectations and provide us with confidence that we will achieve our objectives of rapidly reducing accounting losses and establishing sustainable profitability.

  On 15 April 1998 we announced that the terms of a proposed merger between the Group and Telewest Communications plc had been agreed, with documents expected to be posted before the end of June. Significant further progress towards completion of that merger has been made and a further announcement will be made in due course."

Sir Anthony Cleaver

Chairman

17 June 1998

                                    III-148

SECTION TWO                                        US FINANCIAL INFORMATION

--------------------------------------------------------------------------------

GENERAL CABLE PLC

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED 31 MARCH
1998
--------------------------------------------------------------------------------

PROFIT AND LOSS ACCOUNT FOR THE PERIOD ENDED 31 MARCH 1998
--------------------------------------------------------------------------------

                                                                   YEAR ENDED
                               3 MONTHS ENDED  3 MONTHS ENDED     31 DECEMBER
                                31 MARCH 1998   31 MARCH 1997            1997
                                    UNAUDITED       UNAUDITED         AUDITED
                               (Pounds)'000'S  (Pounds)'000'S  (Pounds)'000'S
TURNOVER
  Continuing operations                31,987          21,790          98,238
  Acquisition                              --             755          13,610
                               ----------------------------------------------
                                       31,987          22,545         111,848
Operating costs                       (35,077)        (28,741)       (132,525)
                               ----------------------------------------------
OPERATING (LOSS)/ PROFIT
  Continuing operations                (3,090)         (6,291)        (22,960)
  Acquisition                              --              95           2,283
                               ----------------------------------------------
                                       (3,090)         (6,196)        (20,677)
Share of losses of associated
 undertakings                          (5,366)         (2,725)        (12,626)
Reorganisation costs                       --              --         (36,648)
Interest receivable and
 similar income                         8,411           3,527          17,707
Interest payable and similar
 charges                              (12,191)         (6,472)        (36,707)
                               ----------------------------------------------
Loss on ordinary activities
 before taxation                      (12,236)        (11,866)        (88,951)
Taxation                                   --            (315)            212
                               ----------------------------------------------
Loss on ordinary activities
 after taxation                       (12,236)        (12,181)        (88,739)
Minority interest--equity                 815             620           5,562
                               ----------------------------------------------
Loss for the period                   (11,421)        (11,561)        (83,177)
                               ----------------------------------------------
LOSS PER ORDINARY SHARE                 (3.2p)          (3.2p)         (22.8p)

                                    III-149

SECTION TWO                                        US FINANCIAL INFORMATION
--------------------------------------------------------------------------------

GENERAL CABLE PLC

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED 31 MARCH
1998
--------------------------------------------------------------------------------

BALANCE SHEET AT 31 MARCH 1998
--------------------------------------------------------------------------------

                                     31 MARCH        31 MARCH     31 DECEMBER
                                         1998            1997            1997
                                    UNAUDITED       UNAUDITED         AUDITED
                               (Pounds)'000'S  (Pounds)'000'S  (Pounds)'000'S
FIXED ASSETS
Tangible assets                       494,756         438,176         488,928
Investments
  Associated undertakings              24,310          39,891          29,675
  Subsidiary undertakings                  --              --              --
  Other investments                       213             193             312
                               ----------------------------------------------
                                      519,279         478,260         518,915
                               ----------------------------------------------
CURRENT ASSETS
Stocks                                     --             463              --
Debtors: amounts falling due
 after more than one year                  72           1,505              72
Debtors: amounts falling due
 within one year                       32,293          27,511          36,162
Secured cash deposit
 restricted for more than one
 year                                 186,379         150,516         179,424
Cash at bank and in hand               24,881          30,514          21,664
                               ----------------------------------------------
                                      243,625         210,509         237,322
                               ----------------------------------------------
CREDITORS: amounts falling
 due within one year                  (76,296)        (97,517)        (76,118)
NET CURRENT ASSETS                    167,329         112,992         161,204
                               ----------------------------------------------
TOTAL ASSETS LESS CURRENT
 LIABILITIES                          686,608         591,252         680,119
CREDITORS: amounts falling
 due after more than one year        (485,815)       (310,652)       (466,573)
Provisions for liabilities
 and charges                           (9,762)             --         (10,277)
Minority interests--equity               (184)         (5,943)         (1,001)
                               ----------------------------------------------
NET ASSETS                            190,847         274,657         202,268
                               ----------------------------------------------

                                    III-150

SECTION TWO                                        US FINANCIAL INFORMATION
--------------------------------------------------------------------------------

GENERAL CABLE PLC

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED 31 MARCH
1998
--------------------------------------------------------------------------------

OPERATING STATISTICS--GROUP BASIS
--------------------------------------------------------------------------------

                                    QUARTER ENDED  QUARTER ENDED     YEAR ENDED
                                         31 MARCH       31 MARCH    31 DECEMBER
                                             1998           1997           1997
Percentage built                              67%            56%            66%
Annualised average revenue per
 home live                            (Pounds)184    (Pounds)154    (Pounds)185
Penetration of homes taking a
 service (homes marketed)                     29%            31%            29%
Operating cashflow (consolidated)   (Pounds)7,627  (Pounds)2,649 (Pounds)19,955
CABLE TV
Homes live                                702,300        586,082        687,400
Subscribers                               113,200        110,800        116,800
Penetration (of homes marketed)               17%            20%            18%
Annualised average revenue per
 customer                             (Pounds)252    (Pounds)227    (Pounds)244
Gross churn                                   40%            52%            40%
Net churn                                     34%            45%            33%
Pay-to-basic ratio                           129%           130%           143%
RESIDENTIAL TELEPHONY
Homes live                                704,800        586,100        689,600
Subscribers                               167,700        137,200        163,500
Penetration (of homes marketed)               25%            25%            25%
Annualised average revenue per
 customer                             (Pounds)282    (Pounds)274    (Pounds)284
Gross churn                                   26%            25%            25%
Net churn                                     18%            16%            16%
BUSINESS TELECOMMUNICATIONS
Business exchange lines ("BEL")            48,500         33,500         45,300
Annualised average revenue per
 BEL (including Imminus)            (Pounds)1,116  (Pounds)1,271  (Pounds)1,211
TURNOVER (000'S)
Business telecommunications
 (including Imminus)               (Pounds)13,023 (Pounds)10,158 (Pounds)45,915
Residential telephony              (Pounds)11,712  (Pounds)9,109 (Pounds)41,340
Cable television                    (Pounds)7,252  (Pounds)6,316 (Pounds)27,569
GROSS MARGIN (000'S)
Business telecommunications
 (including Imminus)                (Pounds)7,440  (Pounds)6,311 (Pounds)27,488
Residential telephony               (Pounds)8,811  (Pounds)7,008 (Pounds)33,011
Cable television                    (Pounds)3,343  (Pounds)2,392 (Pounds)11,450
GROSS MARGIN (%)
Business telecommunications
 (including Imminus)                          57%            62%            60%
Residential telephony                         75%            77%            80%
Cable television                              46%            38%            42%

  The aggregate figures represent 100% of the item concerned for the whole period for TCC, YCG, Imminus and General Cable unless stated otherwise.

                                    III-151

SECTION TWO                                        US FINANCIAL INFORMATION

--------------------------------------------------------------------------------

GENERAL CABLE PLC

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED 31 MARCH
1998
--------------------------------------------------------------------------------

OPERATING STATISTICS--EQUITY BASIS
--------------------------------------------------------------------------------

                                  QUARTER ENDED  QUARTER ENDED      YEAR ENDED
                                       31 MARCH       31 MARCH     31 DECEMBER
                                           1998           1997            1997
Percentage built                            71%            60%             70%
Annualised average revenue per
 home live                          (Pounds)179    (Pounds)176     (Pounds)180
Turnover ((Pounds)'000)          (Pounds)38,074 (Pounds)30,547 (Pounds)136,589
Operating cashflow
 ((Pounds)'000)                   (Pounds)8,974  (Pounds)3,933  (Pounds)24,479
Penetration of homes taking a
 service (homes marketed)                   31%            32%             31%
CABLE TV
Homes live                              852,200        717,900         841,200
Subscribers                             158,700        154,600         161,700
Penetration (of homes marketed)             20%            23%             20%
Annualised average revenue per
 customer                           (Pounds)255    (Pounds)224     (Pounds)239
Gross churn                                 38%            46%             39%
Net churn                                   33%            40%             34%
Pay-to-basic ratio                         131%           133%            150%
RESIDENTIAL TELEPHONY
Homes live                              852,200        717,900         841,200
Subscribers                             214,000        177,800         208,700
Penetration (of homes marketed)             26%            26%             26%
Annualised average revenue per
 customer                           (Pounds)271    (Pounds)268     (Pounds)276
Gross churn                                 25%            25%             26%
Net churn                                   18%            18%             19%
BUSINESS TELECOMMUNICATIONS
Business exchange lines ("BEL")          53,800         35,800          49,900
Annualised average revenue per
 BEL                              (Pounds)1,045  (Pounds)1,037   (Pounds)1,154
TURNOVER (000'S)
Business telecommunications      (Pounds)13,502 (Pounds)10,297  (Pounds)46,948
Residential telephony            (Pounds)14,345 (Pounds)11,585  (Pounds)51,871
Cable television                 (Pounds)10,227  (Pounds)8,665  (Pounds)37,592
GROSS MARGIN
Business telecommunications                 59%            62%             60%
Residential telephony                       74%            76%             79%
Cable television                            46%            35%             39%

                                    III-152

SECTION TWO                                        US FINANCIAL INFORMATION


--------------------------------------------------------------------------------

BIRMINGHAM CABLE CORPORATION LIMITED

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED 31 MARCH
1998
--------------------------------------------------------------------------------

OPERATING STATISTICS
--------------------------------------------------------------------------------

                                    QUARTER ENDED  QUARTER ENDED     YEAR ENDED
                                         31 MARCH       31 MARCH    31 DECEMBER
                                             1998           1997           1997
Percentage built                              95%            90%            95%
Annualised average revenue per
 home live                            (Pounds)170    (Pounds)161    (Pounds)164
Turnover ((Pounds)'000)            (Pounds)18,779 (Pounds)15,351 (Pounds)67,039
Operating cashflow ((Pounds)'000)   (Pounds)4,197  (Pounds)1,939 (Pounds)10,604
Penetration of homes taking a
 service (homes marketed)                     38%            37%            36%
CABLE TV
Homes marketed                            414,700        385,200        429,638
Homes live                                436,400        386,700        444,100
Subscribers                               117,700        113,800        117,000
Penetration (of homes marketed)               28%            30%            27%
Annualised average revenue per
 customer                             (Pounds)268    (Pounds)224    (Pounds)235
Gross churn                                   33%            31%            38%
Net churn                                     31%            28%            35%
Pay-to-basic ratio                           144%           146%           173%
RESIDENTIAL TELEPHONY
Homes marketed                            414,700        385,200        429,638
Homes live                                436,400        386,700        444,100
Subscribers                               126,600        109,200        123,400
Penetration (of homes marketed)               31%            28%            29%
Annualised average revenue per
 customer                             (Pounds)251    (Pounds)264    (Pounds)265
Gross churn                                   22%            27%            30%
Net churn                                     20%            25%            28%
BUSINESS TELECOMMUNICATIONS
Business exchange lines ("BEL")            20,900         12,200         19,400
Annualised average revenue per
 BEL                                  (Pounds)606    (Pounds)673    (Pounds)684
TURNOVER ((Pounds)'000)
Business telecommunications         (Pounds)3,048  (Pounds)1,988  (Pounds)9,463
Residential telephony               (Pounds)7,864  (Pounds)7,055 (Pounds)30,483
Cable television                    (Pounds)7,867  (Pounds)6,308 (Pounds)27,094
GROSS MARGIN
Business telecommunications                   70%            65%            69%
Residential telephony                         70%            73%            74%
Cable television                              46%            30%            34%

                                    III-153

SECTION TWO                                        US FINANCIAL INFORMATION

--------------------------------------------------------------------------------

GENERAL CABLE PLC

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED 31 MARCH
1998
--------------------------------------------------------------------------------

OPERATING STATISTICS--ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

                                         QUARTER ENDED  YEAR ENDED
                                              31 MARCH 31 DECEMBER
                                                  1998        1997
THE CABLE CORPORATION LTD
Percentage built                                   95%         94%
CABLE TV
Homes marketed                                 281,065     276,761
Subscribers                                     45,482      47,652
Penetration (of homes marketed)                    16%         17%
Annualised average revenue per customer    (Pounds)295 (Pounds)284
Gross churn                                        47%         36%
Pay-to-basic ratio                                181%        186%
RESIDENTIAL TELEPHONY
Homes marketed                                 283,602     278,883
Subscribers                                     64,130      62,458
Penetration (of homes marketed)                    23%         22%
Annualised average revenue per customer    (Pounds)345 (Pounds)349
Gross churn                                        29%         26%
BUSINESS TELECOMMUNICATIONS
Business exchange lines ("BEL")                 25,100      24,230
Annualised average revenue per BEL         (Pounds)880 (Pounds)932
YORKSHIRE CABLE GROUP LTD
Percentage built                                   57%         56%
CABLE TV
Homes marketed                                 385,753     372,553
Subscribers                                     67,714      69,154
Penetration (of homes marketed)                    18%         19%
Annualised average revenue per customer    (Pounds)223 (Pounds)216
Gross churn                                        36%         43%
Pay-to-basic ratio                                 94%        113%
RESIDENTIAL TELEPHONY
Homes marketed                                 385,753     372,553
Subscribers                                    103,547     101,039
Penetration (of homes marketed)                    27%         27%
Annualised average revenue per customer    (Pounds)243 (Pounds)244
Gross churn                                        25%         24%
BUSINESS TELECOMMUNICATIONS
Business exchange lines ("BEL")                 23,370      21,031
Annualised average revenue per BEL         (Pounds)543 (Pounds)567

                                    III-154

SECTION TWO                                        US FINANCIAL INFORMATION

--------------------------------------------------------------------------------

GENERAL CABLE PLC

UK GAAP UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED 31 MARCH
1998
--------------------------------------------------------------------------------

RECONCILIATION OF ACCOUNTING INFORMATION FROM UK GAAP TO US GAAP
--------------------------------------------------------------------------------

                                                       QTR ENDED    YEAR ENDED
                                                        31 MARCH   31 DECEMBER
                                                            1998          1997
                                                    (Pounds)'000  (Pounds)'000
OPERATING LOSS IN ACCORDANCE WITH UK GAAP                 (3,090)   (20,677)
US GAAP ADJUSTMENTS:
  Amortisation of goodwill                                (1,111)    (4,444)
CABLE COMMUNICATIONS INDUSTRY ACCOUNTING:
  Network depreciation adjustment                         (1,330)       369
  Selling, general and administrative expenses
   capitalised                                                35       (218)
  Share of Associate                                      (5,541)   (12,868)
                                                 --------------------------
Operating loss in accordance with US GAAP                (11,037)   (37,838)
Reorganisation costs in accordance with UK GAAP                0    (36,648)
US GAAP adjustment                                             0      6,013
Reorganisation costs in accordance with US GAAP                0    (30,635)
Net interest in accordance with UK GAAP                   (3,780)   (19,000)
Interest capitalised                                       5,645     19,074
Net interest in accordance with US GAAP                    1,865         74
                                                 --------------------------
Loss before tax in accordance with US GAAP                (9,172)   (68,399)
Income tax credit                                             (1)       212
US GAAP adjustment                                           154       (434)
Taxation in accordance with US GAAP                          153       (222)
Minority interests in accordance with UK GAAP                815      5,562
Minority share of US GAAP adjustments                       (296)    (1,149)
Minority interests in accordance with US GAAP                519      4,413
                                                 --------------------------
NET PROFIT/(LOSS) IN ACCORDANCE WITH US GAAP              (8,500)   (64,208)
                                                 --------------------------
Shareholders' equity in accordance with UK GAAP          190,847    202,268
Goodwill                                                 165,225    166,365
CABLE COMMUNICATIONS INDUSTRY ACCOUNTING:
  Property, plant and equipment, other                    52,392     47,843
  Securities of related parties                            2,390      2,566
  Minority interests                                      (3,874)    (3,578)
Accounting for provisions                                  6,895      7,057
Accounting for deferred tax                                  665        511
                                                 --------------------------
SHAREHOLDERS' EQUITY IN ACCORDANCE WITH US GAAP  (Pounds)414,540    423,032
                                                 --------------------------

                                    III-155

SECTION THREE                                           US FINANCIAL INFORMATION
--------------------------------------------------------------------------------
SECTION THREE

US GAAP UNAUDITED PRO FORMA FINANCIAL INFORMATION, CAPITALIZATION AND COMPARATIVE PER SHARE INFORMATION OF THE COMBINED GROUP
--------------------------------------------------------------------------------

                                    III-156

SECTION THREE                                           US FINANCIAL INFORMATION
--------------------------------------------------------------------------------
THE COMBINED GROUP

US GAAP UNAUDITED PRO FORMA FINANCIAL INFORMATION
--------------------------------------------------------------------------------






                                    III-157

--------------------------------------------------------------------------------
THE COMBINED GROUP

US GAAP UNAUDITED PRO FORMA FINANCIAL INFORMATION
--------------------------------------------------------------------------------
SECTION THREE                                           US FINANCIAL INFORMATION

INTRODUCTORY NOTE

The unaudited pro forma financial information prepared under US GAAP, reflects the following proposed transactions (the "Proposed Transactions"):

  . the acquisition of General Cable by Telewest, accounted for as a purchase with the assets and liabilities recorded at their book values;

  . the Pre-emptive Issue of ordinary shares by Telewest; and

  . the conversion of Telewest Convertible Preference shares.

The unaudited statement of operations for the year ended December 31, 1997 and the three months ended March 31, 1998 presents the pro forma results as if all of the above Proposed Transactions had taken place on January 1, 1997. The unaudited pro forma balance sheet as at March 31, 1998 is presented as if all of the above Proposed Transactions had taken place on March 31, 1998.

The unaudited pro forma information has been prepared from the audited financial statements for the year ended December 31, 1997 and unaudited financial statements for the three month period ended March 31, 1998 of Telewest and General Cable disclosed elsewhere in this document. Information in respect of General Cable includes certain reclassifications in order to conform its historic financial information with the Company's presentation and to reflect US GAAP adjustments as set out in General Cable's US GAAP reconciliation.

The following unaudited pro forma financial information is provided for illustrative purposes in conformity with the requirements of the US Securities and Exchange Commission and does not purport to represent what the Combined Group's results of operations and financial position actually would have been if such Proposed Transactions in fact had occurred on such dates, or to project the Combined Group's results of operations for any future period. Other than the adjustments described under Notes to Unaudited Pro Forma Financial Information, no adjustments have been made to conform the accounting policies of General Cable to those of Telewest.

The unaudited condensed pro forma combined financial statements do not give effect to certain restructuring and rationalization costs expected to be incurred following the Merger. The management of the Company presently is considering the nature and extent of the charges to be so incurred. Such costs presently cannot be reasonably predicted in a manner sufficient to quantify the amount and timing of such charges under US GAAP. Upon final determination, a substantial charge or charges will be recorded during 1998 and/or 1999 and be reflected in the Company's statement of earnings as a non-recurring charge or charges to operations in accordance with US GAAP. The actual payments to implement the restructuring and rationalization are expected to be made over a two to three year period. In addition, although the Company expects to realize cost reductions from the Merger and the restructuring and rationalization, no effect has been given in the Company's unaudited condensed pro forma combined financial statements to any such benefits.

The purchase accounting adjustments included in the accompanying pro forma combined financial information reflect estimates made by Telewest and assumptions which it believes to be reasonable. The allocations of the proposed purchase consideration for General Cable are subject to final determination and, accordingly, the amounts reflected below are likely to differ from the amounts which will be reflected when the final purchase costs allocations are made.

This unaudited pro forma financial information should be read in conjunction with, and is qualified in its entirety by reference to, the historical financial statements and accompanying notes and the supplementary information, in each case of Telewest and General Cable, included under "Part I--General Information" and "Part III--US Financial Information relating to Telewest Communications plc and General Cable PLC".

                                    III-158

--------------------------------------------------------------------------------
THE COMBINED GROUP

US GAAP UNAUDITED PRO FORMA FINANCIAL INFORMATION
--------------------------------------------------------------------------------

SECTION THREE                                           US FINANCIAL INFORMATION

--------------------------------------------------------------------------------
TELEWEST COMMUNICATIONS PLC
UNAUDITED PRO FORMA FINANCIAL INFORMATION
--------------------------------------------------------------------------------
US GAAP UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

                                                   YEAR ENDED DECEMBER 31, 1997
                          ------------------------------------------------------------------------
                                              GENERAL      PRO FORMA        PRO FORMA    PRO FORMA
                              TELEWEST          CABLE    ADJUSTMENTS         COMBINED     COMBINED
                          (Pounds)'000   (Pounds)'000   (Pounds)'000     (Pounds)'000        $'000
REVENUE
Cable television               159,918         27,569             --          187,487      314,322
Telephony--residential         166,645         41,340             --          207,985      348,687
Telephony--business             43,882         42,719             --           86,601      145,186
Other                           16,053            220             --           16,273       27,282
                          ------------------------------------------------------------------------
                               386,498        111,848             --          498,346      835,477
                          ------------------------------------------------------------------------
OPERATING COSTS AND
 EXPENSES
Programming                    (93,441)       (16,119)            --         (109,560)    (183,677)
Telephony                      (50,145)       (17,755)            --          (67,900)    (113,834)
Selling, General and
 Administrative               (193,335)       (58,239)            --         (251,574)    (421,764)
Depreciation                  (177,341)       (40,263)        (4,600)(d)     (222,204)    (372,525)
Amortization of goodwill       (26,395)        (4,444)       (35,337)(c)      (66,176)    (110,944)
Reorganization costs                --        (30,635)            --          (30,635)     (51,360)
                          ------------------------------------------------------------------------
                              (540,657)      (167,455)       (39,937)        (748,049)  (1,254,104)
                          ------------------------------------------------------------------------
OPERATING LOSS                (154,159)       (55,607)       (39,937)        (249,703)    (418,627)
OTHER INCOME/EXPENSE
Interest income                  7,959         17,705             --           25,664       43,026
Interest expense              (141,721)       (17,381)            --         (159,102)    (266,735)
Foreign exchange losses
 (net)                         (23,544)            --             --          (23,544)     (39,472)
Share of net losses of
 affiliates                    (21,696)       (12,868)            --          (34,564)     (57,946)
Gain/(loss) on disposal
 of assets                       1,139             --             --            1,139        1,909
Minority interests in
 profits of consolidated
 subsidiaries, net                (293)            --             --             (293)        (491)
Other                               --           (250)            --             (250)        (419)
                          ------------------------------------------------------------------------
LOSS BEFORE INCOME TAXES      (332,315)       (68,401)       (39,937)        (440,653)    (738,755)
Income tax expense                (137)          (222)            --             (359)        (602)
                          ------------------------------------------------------------------------
NET LOSS                      (332,452)       (68,623)       (39,937)        (441,012)    (739,357)
Minority interest                   --          4,413         (4,413)(a)           --           --
                          ------------------------------------------------------------------------
LOSS FOR FINANCIAL YEAR       (332,452)       (64,210)       (44,350)        (441,012)    (739,357)
                          ------------------------------------------------------------------------
Weighted average number
 of ordinary shares
 outstanding ('000)            927,568        365,092                       2,138,481    2,138,481
                          ------------------------------------------------------------------------
BASIC AND DILUTED LOSS
 PER SHARE                       (35.8)p        (17.6)p                         (20.6)p      (34.6)c
                          ------------------------------------------------------------------------

  Note: For convenience the financial statements are translated into US$ at $1.6765 per (Pounds)1.00, the Noon Buying Rate of the Federal Reserve Bank of New York on March 31, 1998.

    See accompanying notes to the unaudited pro forma financial information.

                                    III-159

--------------------------------------------------------------------------------
THE COMBINED GROUP

US GAAP UNAUDITED PRO FORMA FINANCIAL INFORMATION
--------------------------------------------------------------------------------
SECTION THREE                                           US FINANCIAL INFORMATION

US GAAP UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

                                        THREE MONTHS ENDED MARCH 31, 1998
                          -----------------------------------------------------------------------
                                              GENERAL       PRO FORM        PRO FORMA   PRO FORMA
                              TELEWEST          CABLE    ADJUSTMENTS         COMBINED    COMBINED
                          (Pounds)'000   (Pounds)'000   (Pounds)'000     (Pounds)'000       $'000
REVENUE
Cable television                44,180          7,252             --           51,432      86,226
Telephony--residential          48,436         11,712             --           60,148     100,838
Telephony--business             13,502         12,945             --           26,447      44,338
Other                            4,306             78             --            4,384       7,350
                          -----------------------------------------------------------------------
                               110,424         31,987             --          142,411     238,752
                          -----------------------------------------------------------------------
OPERATING COSTS AND
 EXPENSES
Programming                    (25,257)        (3,909)            --          (29,166)    (48,897)
Telephony                      (14,201)        (6,211)            --          (20,412)    (34,221)
Selling, General and
 Administrative                (45,207)       (14,550)            --          (59,757)   (100,182)
Depreciation                   (46,724)       (11,702)        (1,150)(d)      (59,576)    (99,879)
Amortization of goodwill        (6,599)        (1,111)        (8,834)(c)      (16,544)    (27,736)
                          -----------------------------------------------------------------------
                              (137,988)       (37,483)        (9,984)        (185,455)   (310,915)
                          -----------------------------------------------------------------------
OPERATING LOSS                 (27,564)        (5,496)        (9,984)         (43,044)    (72,163)
OTHER INCOME/EXPENSE
Interest income                  1,126          8,491             --            9,617      16,123
Interest expense               (42,721)        (6,626)            --          (49,347)    (82,730)
Loss on disposal of
 interest rate swaps             6,630             --             --            6,630      11,115
Share of net losses of
 affiliates                     (6,704)        (5,541)            --          (12,245)    (20,529)
Gain/(loss) on disposal
 of assets                         511             --             --              511         857
Minority interests in
 profits of consolidated
 subsidiaries, net                 (26)            --             --              (26)        (44)
                          -----------------------------------------------------------------------
LOSS BEFORE INCOME TAXES       (68,748)        (9,172)        (9,984)         (87,904)   (147,371)
Income tax expense                  20            153             --              173         290
                          -----------------------------------------------------------------------
NET LOSS                       (68,728)        (9,019)        (9,984)         (87,731)   (147,081)
Minority interest                   --            519           (519)(a)           --
                          -----------------------------------------------------------------------
LOSS FOR FINANCIAL
 PERIOD                        (68,728)        (8,500)       (10,503)         (87,731)   (147,081)
                          -----------------------------------------------------------------------
Weighted average number
 of ordinary shares
 outstanding ('000)            927,568        365,092             --        2,138,481   2,138,481
                          -----------------------------------------------------------------------
BASIC AND DILUTED LOSS
 PER SHARE                        (7.4)p         (2.3)p           --             (4.1)p      (6.9)c
                          -----------------------------------------------------------------------

Note: For convenience the financial statements are translated into US$ at $1.6765 per (Pounds)1.00, the Noon Buying Rate of the Federal Reserve Bank of New York on March 31, 1998.

See accompanying notes to the unaudited pro forma financial information.

                                    III-160

--------------------------------------------------------------------------------
THE COMBINED GROUP

US GAAP UNAUDITED PRO FORMA FINANCIAL INFORMATION
--------------------------------------------------------------------------------

SECTION THREE                                           US FINANCIAL INFORMATION

--------------------------------------------------------------------------------
TELEWEST COMMUNICATIONS PLC
UNAUDITED PRO FORMA FINANCIAL INFORMATION
--------------------------------------------------------------------------------
US GAAP UNAUDITED PRO FORMA BALANCE SHEET
--------------------------------------------------------------------------------

                                              AT MARCH 31, 1998
                  -------------------------------------------------------------------------
                                                  PRO FORMA           PRO FORMA   PRO FORMA
                      TELEWEST  GENERAL CABLE   ADJUSTMENTS            COMBINED    COMBINED
                  (Pounds)'000   (Pounds)'000  (Pounds)'000        (Pounds)'000       $'000
ASSETS
Cash and cash
 equivalents            43,875        211,260            --             255,135     427,734
Receivables and
 prepaid
 expenses               80,420         37,240            --             117,660     197,257
Investments             77,993         26,922       (25,666)(a)          79,249     132,861
Property and
 equipment           1,704,907        555,729       (21,150)(a)       2,239,486   3,754,498
Goodwill               459,311        165,225       617,867 (a)       1,242,403   2,082,889
Other assets            48,808             --            --              48,808      81,826
                  -------------------------------------------------------------------------
TOTAL ASSETS         2,415,314        996,376       571,051           3,982,741   6,677,065
                  -------------------------------------------------------------------------
LIABILITIES AND
 SHAREHOLDERS'
 EQUITY
Other
 liabilities           220,246         94,222        26,386 (a)(e)      340,854     571,441
Debt                 1,524,380        483,556            --           2,007,936   3,366,305
                  -------------------------------------------------------------------------
TOTAL
 LIABILITIES         1,744,626        577,778        26,386           2,348,790   3,937,746
                  -------------------------------------------------------------------------
MINORITY
 INTERESTS                 666          4,058        (4,058)(a)             666       1,117
                  -------------------------------------------------------------------------
SHAREHOLDERS'
 EQUITY
Convertible
 preference
 shares                 49,607             --       (49,607)(b)              --          --
Ordinary shares         92,757        365,092      (365,092)(a)
                                                     49,607 (b)
                                                     45,418 (a)
                                                     26,066 (a)         213,848     358,516
Additional paid
 in capital          1,332,887         94,917       (94,917)(a)
                                                    676,730 (a)
                                                    215,049 (a)       2,224,666   3,729,652
Accumulated
 deficit              (803,288)       (45,469)       45,469 (a)        (803,288) (1,346,712)
                  -------------------------------------------------------------------------
                       671,963        414,540       548,723           1,635,226   2,741,456
Ordinary shares
 held in trust
 for the
 Telewest
 Restricted
 Share Scheme           (1,941)            --            --              (1,941)     (3,254)
                  -------------------------------------------------------------------------
                       670,022        414,540       548,723           1,633,285   2,738,202
Commitments and
 contingencies              --             --            --                  --          --
                  -------------------------------------------------------------------------
TOTAL
 LIABILITIES AND
 SHAREHOLDERS'
 EQUITY              2,415,314        996,376       571,051           3,982,741   6,677,065
                  -------------------------------------------------------------------------

  Note: For convenience the financial statements are translated into US$ at $1.6765 per (Pounds)1.00, the Noon Buying Rate of the Federal Reserve Bank of New York on March 31, 1998.

    See accompanying notes to the unaudited pro forma financial information.

                                    III-161

--------------------------------------------------------------------------------
THE COMBINED GROUP

US GAAP UNAUDITED PRO FORMA FINANCIAL INFORMATION
--------------------------------------------------------------------------------
SECTION THREE                                           US FINANCIAL INFORMATION
--------------------------------------------------------------------------------

  a) Pro forma adjustments have been made to reflect the acquisition of the entire share capital of General Cable. The proposed consideration for the acquisition is satisfied by the issuance of approximately 454 million Telewest shares (assuming General Cable options are cancelled for cash) and approximately (Pounds)240 million in cash to be raised through a Pre-emptive Issue of approximately 261 million Telewest shares of 10p, valuing General Cable at (Pounds)960 million (based on the middle market quotation of (Pounds)1.59 per Telewest share on June 24, 1998, the latest practicable date prior to the publication of this document, derived from the Daily Official
List).

  The following represents the preliminary allocation of the excess of purchase price over the historical net book value of the acquired net assets of General Cable. The fair value of the acquired net assets is approximately (Pounds)20 million less than the book value

                                                                   (Pounds)000
Acquired net assets at book value (March 31,1998)                      414,540
Elimination of Telewest investment in TCC                              (25,666)
Elimination of General Cable minority interest in TCC                    4,058
Elimination of balance due from TCC to Telewest                          6,000
Adjustment to record General Cable property and equipment at fair
 value                                                                 (21,150)
Goodwill and intangibles                                               617,867
                                                                       -------
                                                                       995,649
                                                                       =======

  b) Represents the conversion of Telewest Convertible Preference shares into approximately 496 million Telewest shares assuming all shares are converted. Depending on, among other things, the number of new Telewest shares acquired by Telewest shareholders other than the TINTA Affiliate, the MediaOne Affiliates and the Cox Affiliate pursuant to the Pre-emptive Issue, some Telewest Convertible Preference shares may remain in issue following completion of the Merger.

  c) Represents amortization of the estimated excess purchase price over the estimated net book values of the acquired net assets of General Cable (allocated to goodwill and intangibles), over 20 years.

  d) Represents increase in depreciation of property and equipment based on Telewest useful lives offset by the decrease in depreciation related to the adjustment to record property and equipment at fair value.

  e) Represents the estimated cost of the transaction including the cash cancellation of the General Cable options.

  f) The pro forma combined loss per share is based on the 2,138,481,000 shares outstanding assuming consummation of the Proposed Transactions.

  g) Items which have not been adjusted for in the unaudited pro forma combined financial information include:

    . the effects of trading of either Telewest or General Cable since March 31, 1998;

    . any costs of integration and rationalization of the two businesses, as no reliable estimate of the totality of such costs can currently be made; and

    . the expected benefits of the Combined Group's organization and financial management, synergies and elimination of duplicate efforts.

                                    III-162

SECTION THREE                                      US FINANCIAL INFORMATION
--------------------------------------------------------------------------------
THE COMBINED GROUP

US GAAP UNAUDITED PRO FORMA CAPITALIZATION
--------------------------------------------------------------------------------






                                    III-163

--------------------------------------------------------------------------------
THE COMBINED GROUP

US GAAP UNAUDITED PRO FORMA CAPITALIZATION
--------------------------------------------------------------------------------
SECTION THREE                                           US FINANCIAL INFORMATION


  The following table sets forth as of March 31, 1998: (i) the historical capitalization of Telewest and General Cable and (ii) the pro forma capitalization of the Combined Group after giving effect to the proposed transactions.

                                    HISTORICAL      HISTORICAL       PRO FORMA
                                      TELEWEST   GENERAL CABLE  COMBINED GROUP
                                MARCH 31, 1998  MARCH 31, 1998  MARCH 31, 1998
                                  (Pounds)'000    (Pounds)'000    (Pounds)'000
Debt
  Bank debt and debentures           1,448,820         280,000       1,728,820
  Other debt                            75,560         203,556         279,116
                                ----------------------------------------------
Total debt                           1,524,380         483,556       2,007,936
Minority interests                         666           4,058             666
Shareholders' equity
  Convertible preference shares         49,607             --              --
  Ordinary shares                       92,757         365,092         213,848
  Additional paid in capital(1)      1,330,946          94,917       2,224,666
  Accumulated deficit                 (803,288)        (45,469)       (803,288)
                                ----------------------------------------------
  Total capitalization               2,195,068         902,154       3,643,828
                                ----------------------------------------------

------------
(1) Telewest and the Combined Group additional paid in capital is shown net of (Pounds)1.941 million in respect of Telewest shares held in trust for the restricted share scheme.

                                    III-164

SECTION THREE                                           US FINANCIAL INFORMATION
--------------------------------------------------------------------------------
THE COMBINED GROUP

US GAAP UNAUDITED PRO FORMA COMPARATIVE PER SHARE INFORMATION
--------------------------------------------------------------------------------






                                    III-165

--------------------------------------------------------------------------------
THE COMBINED GROUP

US GAAP UNAUDITED PRO FORMA COMPARATIVE PER SHARE INFORMATION
--------------------------------------------------------------------------------

SECTION THREE                                           US FINANCIAL INFORMATION

The following unaudited pro forma financial information reflects certain comparative per share information relating to (i) unaudited loss from continuing operations per Telewest share and book value per aggregate Telewest share and Telewest Convertible Preference share on a historical basis for Telewest, (ii) unaudited loss from continuing operations per General Cable share and book value per General Cable share on a historical basis for General Cable, (iii) unaudited pro forma loss from continuing operations per share of the Combined Group and unaudited pro forma book value per share of the Combined Group, assuming completion of the merger for the periods indicated and (iv) unaudited pro forma loss per General Cable share and book value per General Cable share on a pro forma equivalent basis. No dividends were paid by Telewest during any of the periods presented. The information presented herein should be read in conjunction with the selected historical financial information of Telewest and General Cable and the unaudited selected pro forma financial information of the Combined Group appearing elsewhere in this Part III.

                                    III-166

--------------------------------------------------------------------------------
THE COMBINED GROUP

US GAAP UNAUDITED PRO FORMA COMPARATIVE PER SHARE INFORMATION
--------------------------------------------------------------------------------

SECTION THREE                                           US FINANCIAL INFORMATION

                                   AT OR FOR THREE
                                      MONTHS ENDED    AT OR FOR YEAR ENDED
                                         MARCH 31,            DECEMBER 31,
                             ----------------------  ----------------------
                             1998(A)           1998  1997(A)           1997
HISTORICAL
Telewest (per Telewest
 Ordinary Share)(b)
  Loss from continuing
   operations                $(0.12)  (Pounds)(0.07) $(0.60)  (Pounds)(0.36)
  Book value                   0.79            0.47    0.87            0.52
General Cable (per General
 Cable Ordinary Share)(c)
  Loss from continuing
   operations                 (0.03)          (0.02)  (0.30)          (0.18)
  Book value                   1.91            1.14    1.93            1.15
PRO FORMA
Enlarged Group(d)
  Loss from continuing
   operations                 (0.07)          (0.04)  (0.34)          (0.20)
  Book value                   1.18            0.70     --              --
General Cable (pro forma
 equivalent per share)(e)
  Loss from continuing
   operations                 (0.09)          (0.05)  (0.42)          (0.25)
  Book value                   1.47            0.87     --              --
General Cable pro forma
 equivalent per ADS data(f)
  Loss from continuing
   operations                 (0.44)          (0.25)  (2.11)         (1.24)
  Book value                   7.33            4.35     --              --

------------
(a) For convenience purposes, the dollar figures presented above were converted at the Noon Buying Rate of the Federal Reserve Bank of New York on March 31, 1998 of $1.6765 per (Pounds)1.00.

(b) Historical loss from continuing operations per share amounts at December 31, 1997 andMarch 31, 1998 are based on the weighted average of Telewest shares outstanding of 927,567,600. Historical book value per share amounts are based on the aggregate weighted average Ordinary Shares and the 496,066,708 Telewest Convertible Preference shares.

(c) The historical per share amounts for General Cable have been calculated based on 365,092,000 shares deemed outstanding for the entire year.

(d) The Combined Group pro forma book value per share amounts are based on the aggregate of 2,138,481,211 Telewest shares assuming all Telewest Convertible Preference shares are converted into Telewest shares and the Pre-emptive Issue is completed.

(e) General Cable pro forma equivalent per share amounts represent the pro forma per share amounts for the Combined Group multiplied by 1.243, which is the number of Telewest shares being offered in exchange for the General Cable shares on the Offer.

(f) Each General Cable ADS represents five General Cable shares.

                                    III-167

--------------------------------------------------------------------------------

THE COMBINED GROUP

US GAAP DILUTION
--------------------------------------------------------------------------------

SECTION FOUR                                       US FINANCIAL INFORMATION

                                    III-168

--------------------------------------------------------------------------------

THE COMBINED GROUP US GAAP DILUTION
--------------------------------------------------------------------------------

SECTION FOUR                                       US FINANCIAL INFORMATION

  The difference between the 92.5 pence (i.e., .925 pounds sterling) offering price per Telewest share in the Pre-emptive Issue and the pro forma net tangible book value per Telewest share following the consummation of the Pre-emptive Issue and the Offer constitutes the dilution to the purchasers of Telewest shares in the Pre-emptive Issue. Net tangible book value per share is determined by dividing the net tangible book value of Telewest (total tangible assets less total liabilities) by the number of outstanding Telewest shares and Telewest Convertible Preference shares.

  At March 31, 1998, the pro forma net tangible book value of Telewest was approximately (Pounds)211,377,000 or (Pounds)0.148 per share, before giving effect to the consummation of the Pre-emptive Issue and the Offer. Without taking into account any changes in net tangible book value attributable to operations after March 31, 1998, but after giving effect to the consummation of the Pre-emptive Issue (including the application of the net proceeds thereof as described herein) and the Offer, the pro forma net tangible book value of Telewest as of March 31, 1998 would have been approximately (Pounds)391,548,000 or (Pounds)0.183 per share. This represents an immediate dilution of (Pounds)0.742 per share to purchasers of Telewest shares in the Pre-emptive Issue (80.2% of the 92.5 pence offering price per Telewest share). The following table illustrates this dilution, on a per share basis:

   Offering price per Telewest share                         (Pounds)0.925
   Net tangible book value as of March 31,
    1998                                    (Pounds)0.148(a)
   Decrease in pro forma net tangible book
    value
    after giving effect to Offer                   (0.084)
   Increase in net tangible book value
    attributable
    to purchasers in the Pre-emptive Issue          0.119(b)
   Pro forma net tangible book value after
    the
    Pre-emptive Issue and Offer                                      0.183(c)
                                                             -------------
     Total dilution to purchasers in Pre-
      emptive Issue                                          (Pounds)0.742
                                                             =============

------------

  (a) The net tangible book value per share as of March 31, 1998 was calculated based on the 1,423,634,308 Telewest shares in issue prior to consummation of the Pre-emptive Issue and the Offer, which were comprised of 927,567,600 Telewest shares and 496,066,708 Telewest Convertible Preference shares, as set out in the unaudited consolidated financial statements for the quarter ended March 31, 1998.

  (b) The increase in net tangible book value attributable to purchasers in the Pre-emptive Issue has been calculated based on the issuance of 260,665,436 new Telewest shares at a price of 92.5 pence per share as set out elsewhere in this document.

  (c) The pro forma net tangible book value per share after consummation of the Pre-emptive Issue and the Offer was calculated based on 2,138,481,211 Telewest shares assumed to be in issue, which were comprised of the 927,567,600 Telewest shares referenced in note (a) above and the number of new Telewest shares to be issued in relation to the Conversion of all Telewest Convertible Preference shares (496,066,708 shares), the exchange for all General Cable shares in the Offer (454,181,467 shares) and all shares subject to the Pre-emptive Issue (260,665,436 shares) as set out elsewhere in this document.

The pro forma net tangible book values set forth in the preceding table have been derived from the US GAAP Unaudited Pro Forma Financial Information set out elsewhere in this document.


                                    III-169

--------------------------------------------------------------------------------

THE COMBINED GROUP US GAAP DILUTION
--------------------------------------------------------------------------------

SECTION FOUR                                       US FINANCIAL INFORMATION


  The following table summarizes, as of March 31, 1998, the total number of Telewest shares and Telewest Convertible Preference shares purchased from Telewest, the aggregate consideration paid and the average price per share paid by the existing holders of Telewest shares and Telewest Convertible Preference shares, the holders of General Cable shares and the purchasers in the Pre-emptive Issue.

                                                                             AVERAGE
                                                       TOTAL                   PRICE
                         SHARES PURCHASED          CONSIDERATION                 PER
                              NUMBER PERCENT            AMOUNT PERCENT         SHARE
                                                  (Pounds)'000
Existing holders       1,423,634,308     67% (Pounds)1,475,251     55% (Pounds)1.040
General Cable holders    454,181,467     21%           959,653     36%         2.110
Purchasers in Pre-
 emptive Issue           260,665,436     12%           241,116      9%         0.925
                       -------------    ---- -----------------    ---- -------------
  Total                2,138,481,211    100% (Pounds)2,676,020    100% (Pounds) 1.25
                       =============    ==== =================    ==== =============

For purposes of the foregoing calculations, it was assumed that General Cable options were cancelled in exchange for cash as part of the Offer. In addition, the foregoing tables exclude shares issuable pursuant to Telewest Share schemes. Details of the Telewest Share schemes are set out elsewhere in this document.


                                    III-170

--------------------------------------------------------------------------------
SECTION FOUR
EXPERTS
--------------------------------------------------------------------------------
SECTION FOUR                                                             EXPERTS

                                    III-171

--------------------------------------------------------------------------------
EXPERTS

--------------------------------------------------------------------------------
SECTION FOUR                                                             EXPERTS


  (a) The consolidated balance sheets of Telewest and its subsidiaries as at 31 December 1997 and 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended 31 December 1997 included elsewhere in this document have been included herein in reliance on the report of KPMG Audit Plc, Chartered Accountants and Registered Auditors included elsewhere in this document, given on the authority of that firm as experts in accounting and auditing.

  (b) The consolidated balance sheets of General Cable and its subsidiaries as at 31 December 1997 and 1996, and the related consolidated profit and loss accounts, reconciliations of movements in shareholders' funds and cash flows for each of the three years in the period ended 31 December 1997 included elsewhere in this document, have been included herein in reliance on the report of Coopers & Lybrand, Chartered Accountants, given on the authority of that firm as experts in accounting and auditing.

  (c) The consolidated balance sheets of Birmingham Cable and its subsidiaries as at 31 December 1997, 1996 and 1995, and the related consolidated profit and loss accounts, reconciliations of movements in shareholders' funds and cash flows for each of the three years in the period ended 31 December 1997 included elsewhere in this document, have been included herein in reliance on the report of Deloitte & Touche, Chartered Accountants, given on the authority of that firm as experts in accounting and auditing.

                                    III-172

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The following indemnification provisions are applicable to the officers and directors of Telewest Communications plc (the "Company") and certain other parties.

  The Memorandum and Articles of Association of the Company provide:

  1. Subject to the provisions of English law applicable to companies, but without prejudice to an indemnity to which he may otherwise be entitled, every officer of the Company shall be indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him in the execution of his duties or the exercise of his powers, authorities and discretions including (without prejudice to the generality of the foregoing) a liability incurred:

    (a) defending proceedings (whether civil or criminal) in which judgment is given in his favor or in which he is acquitted, or which are otherwise disposed of without a finding or admission of material breach of duty on his part, or

    (b) in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

  2. The Board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is an officer or employee, or former officer or employee, of the Company or of a company which is a subsidiary of the Company or in which the Company has an interest (whether direct or indirect), or who is or was the trustee of a retirement benefits scheme or another trust in which an officer or employee or former officer or employee is or has been interested, indemnifying him against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the Company.

  Section 310 of the Companies Act 1985, as amended (the "Companies Act"), provides:

 "(1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

  (2) Except as provided by the following subsection, any such provision is void.

  (3) This section does not prevent a company:

      (a) from purchasing and maintaining for any such of officer or auditor insurance against any such liability, or

      (b) from indemnifying any such officer or auditor against any liability incurred by him:

          (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted, or

          (ii) in connection with any application under section 144(3) or (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

  Section 727 of the Companies Act provides:

 "(1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

  (2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against the person for negligence, default, breach of duty or breach of trust had been brought.

  (3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

  The officers and directors of the Company are covered by insurance policies indemnifying against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they may not be indemnified by the Company.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto under "Definitions" commencing on page I-4 of the Disclosure Document.

a.Exhibits

2.1    Agreement Relating to the Merger of General Cable and the Company, dated March 29,
       1998, among the Company, General Cable, Compagnie Generale des Eaux S.A. and GUHL.*
3.1    Memorandum of Association of the Company. (Incorporated by reference to the Company's
       Registration
       Statement on Form 8-B, filed with the Securities and Exchange Commission on September
       22, 1995, as amended).
3.2    Articles of Association of the Company. (Incorporated by reference to the Company's
       Registration Statement on Form 8-B, filed with the Securities and Exchange Commission on September 22, 1995, as amended).
3.3    Form of Amended and Restated Articles of Association of the Company. (1)
4.1    Amended and Restated Deposit Agreement, dated as of November 30, 1994 (as amended as of
       October 2, 1995), among the Company, The Bank of New York, as Depositary, and the
       holders from time to time of American Depositary Receipts issued thereunder.
       (Incorporated by reference to the Company's 1995 Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 1996).
4.2    Form of American Depositary Receipt (included in Exhibit 4.1).
4.3    Senior Debenture Indenture, dated as of October 3, 1995, between the Company and The
       Bank of New York, as Trustee. (Incorporated by reference to the Company's 1995 Annual
       Report on Form 10-K filed with the Securities and Exchange Commission on April 1,
       1996).

4.4   Senior Discount Debenture Indenture, dated as of October 3, 1995, between the Company and The Bank of New York, as Trustee. (Incorporated by reference to the Company's
      1995 Annual Report on Form
      10-K filed with the Securities and Exchange Commission on April 1, 1996).
4.5   Form of Senior Debenture (included in Exhibit 4.3).
4.6   Form of Senior Discount Debenture (included in Exhibit 4.4).
4.7   Deposit Agreement, dated as of October 3, 1995, between the Company and The Bank of
      New York, as Book-Entry Depositary. (Incorporated by reference to the Company's 1995
      Annual Report on Form 10-K filed with the Securities and Exchange Commission on April
      1, 1996).
      Note: No other long-term debt instrument issued by the Company exceeds 10% of the consolidated total assets of the Company and its subsidiaries. In accordance with paragraph 4(iii) of Item 601 of Regulation S-K, the Company will furnish to the
          Commission upon request copies of long-term debt instruments and related agreements.
5.1   Opinion of Freshfields, Counsel to Telewest, as to the validity of the Telewest shares. (1)
10.1  Relationship Agreement, dated as of November 22, 1994, by and among Old Telewest, certain subsidiaries of TCI, and certain subsidiaries of MediaOne as superseded by
      Exhibit 10.55. (Incorporated by reference to Old Telewest's 1994 Annual Report on
      Form 10-K filed with the Securities and Exchange Commission on March 31, 1995).
10.2  Shareholders Agreement, entered into as of November 22, 1994, between certain subsidiaries of TCI and certain subsidiaries of MediaOne. (Incorporated by reference to Old Telewest's 1994 Annual Report on Form 10-K filed with the Securities and
      Exchange Commission on March 31, 1995).
10.3  Registration Rights Agreement, dated October 3, 1995, among the Company, the TINTA
      Affiliate, the MediaOne Affiliates, the SBC Affiliates and the Cox Affiliate.
      (Incorporated by reference to the Company's 1995 Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 1996).
10.4  Co-Operation Agreement, dated October 3, 1995, between the SBC Affiliates and the Cox
      Affiliate. (Incorporated by reference to the Company's 1995 Annual Report on Form 10-
      K filed with the Securities and Exchange Commission on April 1, 1996).
10.5  Share Dealing Agreement, dated October 3, 1995, among the TCI Affiliate, the MediaOne
      Affiliates, the Company and the SBC Affiliates. (Incorporated by reference to the
      Company's 1995 Annual Report on Form 10-K filed with the Securities and Exchange
      Commission on April 1, 1996).
10.6  Tax Deed, dated November 22, 1994, between TCI International Holdings, Inc., U S WEST
      Holdings and Old Telewest. (Incorporated by reference to Old Telewest's 1994 Annual
      Report on Form 10-K filed with the Securities and Exchange Commission on March 31,
      1995).
10.7  Trademark License Agreement, effective as of November 22, 1994, between Old Telewest and U S WEST. (Incorporated by reference to Old Telewest's 1994 Annual Report on Form
      10-K filed with the Securities and Exchange Commission on March 31, 1995).
10.8  Tradename Agreement, effective as of November 22, 1994, between Old Telewest, TCI and
      TCI/U S WEST Cable Communications Group ("TUCCI"). (Incorporated by reference to Old
      Telewest's 1994 Annual Report on Form 10-K filed with the Securities and Exchange
      Commission on March 31, 1995).

10.9   Tax Deed, dated October 3, 1995, among the Company, the SBC Affiliates and the Cox
       Affiliate. (Incorporated by reference to the Company's 1995 Annual Report on Form 10-
       K filed with the Securities and Exchange Commission on April 1, 1996).
10.10  Consultant Agreement for Operational Assistance, dated July 17, 1992, among
       Birmingham Cable, Birmingham Cable Limited ("BCL") and Telewest Communications Group
       Limited ("Telewest CGL"). (Incorporated by reference to Old Telewest's Registration
       Statement on Form S-1 filed with the Securities and Exchange Commission on April 29,
       1994, as amended (Registration No. 33-78398)).
10.11  Supplemental Agreement, dated April 8, 1994, relating to the Consultant Agreement referred to in Exhibit 10.10 (Incorporated by reference to Old Telewest's
       Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 29, 1994, as amended (Registration No. 33-78398)).
10.12  Management Agreement, dated April 25, 1990, among Birmingham Cable, BCL, U S WEST
       Holdings and Comcast Cablevision of Birmingham Inc. (Incorporated by reference to Old
       Telewest's Registration Statement on Form S-1 filed with the Securities and Exchange
       Commission on April 29, 1994, as amended (Registration No. 33-78398)).
10.13  Assignment and Amendment Agreement, dated August 5, 1992, relating to the Management
       Agreement referred to in Exhibit 10.12 (Incorporated by reference to Old Telewest's
       Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 29, 1994, as amended (Registration
       No. 33-78398)).
10.14  Consultant Agreement, dated August 16, 1989, between Cable London and U S WEST Cable
       Communications Limited. (Incorporated by reference to Old Telewest's Registration
       Statement on Form S-1 filed with the Securities and Exchange Commission on April 29,
       1994, as amended (Registration
       No. 33-78398)).
10.15  Consultant Agreement for Technical Assistance, dated July 15, 1992, among Cable
       Corporation, Windsor Television Limited, Middlesex Cable Limited and Telewest CGL.
       (Incorporated by reference to Old Telewest's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 29, 1994, as amended
       (Registration No. 33-78398)).
10.16  Cable Affiliation Agreement, dated December 14, 1993, between Cable Programme
       Partners--Limited Partnership, Telewest CGL and other parties signatory thereto.
       (Incorporated by reference to Old Telewest's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 29, 1994, as amended
       (Registration No. 33-78398)).
10.17  Agreement, dated October 1, 1993, among Alan Stewart MacDonald Robinson, Jack Forrest
       Gill, Raman Subba Row Limited and TUCCI. (Incorporated by reference to Old Telewest's
       Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 29, 1994, as amended (Registration No. 33-78398)).
10.18  Co-ownership Agreement, dated March 12, 1990, between U S WEST Holdings and Comcast
       Cablevision of Birmingham, Inc. (Incorporated by reference to Old Telewest's
       Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 29, 1994, as amended (Registration No. 33-78398)).
10.19  Letter, dated April 29, 1992, relating to the Co-ownership Agreement referred to in
       Exhibit 10.18. (Incorporated by reference to Old Telewest's Registration Statement on
       Form S-1 filed with the Securities and Exchange Commission on April 29, 1994, as
       amended (Registration No. 33-78398)).

10.20  Letter, dated November 27, 1992, relating to the Co-ownership Agreement referred to in Exhibit 10.18. (Incorporated by reference to Old Telewest's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 29, 1994, as
       amended (Registration No. 33-78398)).
10.21  Agreement to License and Provide Consulting Services, effective as of November 22,
       1994, between Old Telewest and an affiliate of MediaOne. (Incorporated by reference to Old Telewest's 1994 Annual Report on Form 10-K filed with the Securities and
       Exchange Commission on March 31, 1995).
10.22  Agreement, dated December 4, 1987, between United Cable Television Corporation on behalf of itself and United Artists Communications, Inc. and Trans-Global (U.K.)
       Limited. (Incorporated by reference to Old Telewest's Registration Statement on Form
       S-1 filed with the Securities and Exchange Commission on April 29, 1994, as amended
       (Registration No. 33-78398)).
10.23  Agreement to License and Provide Consulting Services, effective as of November 22,
       1994, between Old Telewest and TCI. (Incorporated by reference to Old Telewest's 1994
       Annual Report on Form 10-K filed with the Securities and Exchange Commission on March
       31, 1995).
10.24  Novation Agreement relating to Birmingham Cable, dated November 21, 1994, among
       General Cable, TUCCI, U S WEST Holding and other parties signatory thereto.
       (Incorporated by reference to Old Telewest's 1994 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 1995).
10.25  Subscription and Shareholders Agreement, dated January 30, 1995, among Videotron
       Corporation Limited, United Artists Communications (London South) Limited, Cable
       London, Elt Acquisition Company Limited, Nynex CableComms Limited, Cable Corporation,
       London Interconnect Limited, Independent Cable Sales Limited and London Interconnect
       PPV Limited. (Incorporated by reference to the Company's Registration Statement on
       Form 8-B filed with the Securities and Exchange Commission on September 22, 1995, as
       amended).
10.26  Form of BT Interconnect Agreement, a copy of which was executed by BT and various of the Company's affiliated entities. (Incorporated by reference to the Company's 1997
       Annual Report on Form 10-K filed with the Securities and Exchange Commission on March
       31, 1997)
10.27  Interconnection Agreement, dated July 15, 1994, between Mercury Communications
       Limited ("Mercury") and United Artists Communications (Scotland) Limited.
       (Incorporated by reference to Old Telewest's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 29, 1994, as amended
       (Registration No. 33-78398)). (2)
10.28  Mercury Marketing and Operations Agreement, dated August 10, 1993, between Telewest
       CGL and Mercury. (Incorporated by reference to Old Telewest's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 29, 1994, as
       amended (Registration No. 33-78398)). (2)
10.29  Letter Agreement, dated August 23, 1995, between SBCC and Mercury. (Incorporated by reference to the Company's Registration Statement on Form 8-B filed with the
       Securities and Exchange Commission on September 22, 1995, as amended). (3)
10.30  Programming Agreement, dated June 30, 1995, among British Sky Broadcasting Limited,
       British Sky Broadcasting Group plc and Old Telewest. (Incorporated by reference to
       Old Telewest's Quarterly Report on Form 10-Q for the six months ended June 30, 1995).
       (3)
10.31  General Purchasing Agreement, dated March 1, 1993, among Telewest CGL, various entities related to Telewest CGL, and Northern Telecom Europe Limited (the "General
       Purchasing Agreement") (Incorporated by reference to Amendment No. 1 to the Company's
       Annual Report on Form 10-K for the year ended December 31, 1997 filed with the
       Securities and Exchange Commission on June 19, 1998). (2)

10.32  Purchase Agreement, dated August 27, 1993, between Southwestern Bell International
       Holdings and GPT Limited. (Incorporated by reference to the Company's Registration
       Statement on Form 8-B filed with the Securities and Exchange Commission on September
       22, 1995, as amended).
10.33  Network Services Center Agreement, dated May 16, 1994, among Telewest CGL, Birmingham
       Cable, Cable London, and certain other signatories thereto. (Incorporated by reference to Old Telewest's Registration Statement on Form S-1 filed with the
       Securities and Exchange Commission on April 29, 1994, as amended (Registration No.
       33-78398)).
10.34  The Old Telewest Restricted Share Scheme. (Incorporated by reference to Old
       Telewest's 1994 Annual Report on Form 10-K filed with the Securities and Exchange
       Commission on March 31, 1995).
10.35  The Telewest 1995 Restricted Share Scheme. (Incorporated by reference to the
       Company's Registration Statement on Form 8-B filed with the Securities and Exchange
       Commission on September 22, 1995, as amended).
10.36  The Old Telewest Sharesave Scheme. (Incorporated by reference to Old Telewest's 1994
       Annual Report on Form 10-K filed with the Securities and Exchange Commission on March
       31, 1995).
10.37  The Telewest 1995 Sharesave Scheme. (Incorporated by reference to the Company's
       Registration Statement on Form 8-B filed with the Securities and Exchange Commission on September 22, 1995, as amended).
10.38  The Old Telewest Executive Share Option Scheme No. 1. (Incorporated by reference to
       Old Telewest's 1994 Annual Report on Form 10-K filed with the Securities and Exchange
       Commission on March 31, 1995).
10.39  The Telewest 1995 Executive Share Option Scheme No. 1. (Incorporated by reference to the Company's Registration Statement on Form 8-B filed with the Securities and
       Exchange Commission on
       September 22, 1995, as amended).
10.40  The Old Telewest Executive Share Option Scheme No. 2. (Incorporated by reference to
       Old Telewest's 1994 Annual Report on Form 10-K filed with the Securities and Exchange
       Commission on March 31, 1995).
10.41  The Telewest 1995 Executive Share Option Scheme No. 2. (Incorporated by reference to the Company's Registration Statement on Form 8-B filed with the Securities and
       Exchange Commission on
       September 22, 1995, as amended).
10.42  The Old Telewest Share Participation Scheme. (Incorporated by reference to Old
       Telewest's 1994 Annual Report on Form 10-K filed with the Securities and Exchange
       Commission on March 31, 1995).
10.43  The Telewest 1995 Share Participation Scheme. (Incorporated by reference to the
       Company's Registration Statement on Form 8-B filed with the Securities and Exchange
       Commission on
       September 22, 1995, as amended).
10.44  Non-Executive Directors Appointment Letter, dated August 1, 1995 between the Company and Anthony W.P. Stenham. (Incorporated by reference to the Company's 1996 Annual
       Report on Form 10-K filed with the Securities and Exchange Commission on March 28,
       1997).
10.45  Non-Executive Directors Appointment Letter, dated August 1, 1995, between the Company and Lord Griffiths of Fforestfach. (Incorporated by reference to the Company's 1996
       Annual Report on Form 10-K filed with the Securities and Exchange Commission on March
       28, 1997).

10.46  Loan Agreement, by and among Telewest Communications Networks Limited, as borrower,
       The Bank of New York, CIBC Wood Gundy plc, Chase Investment Bank Limited, NatWest
       Markets and The Toronto-Dominion Bank, as arrangers, and CIBC Wood Gundy plc, as agent and security trustee, dated as of May 22, 1996, as amended pursuant to amendments dated as of May 31, 1996, August 2, 1996, September 11, 1996 and
       March 27, 1998. (Incorporated by reference to Telewest's Quarterly Report on
       Form 10-Q for the period ended March 31, 1998 filed with the Securities and
       Exchange Commission on April 15, 1998).
10.47  Amendments number 1 through 9 to the General Purchasing Agreement referred to in
       Exhibit 10.31 (Incorporated by reference to Amendment No. 1 to the Company's Annual
       Report on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission on June 19, 1998). (3)
10.48  Employment Agreement, dated August 7, 1997, between Charles Burdick and Telewest CGL
       (Incorporated by reference to Telewest"s Annual Report on Form 10-K for the period ended December 31, 1997 filed with the Securities and Exchange Commission on March
       31, 1998).
10.49  Loan Agreement, by and among Telewest Communications Networks Limited, as borrower,
       The Bank of New York, CIBC Wood Gundy plc, Chase Manhattan plc, Greenwich NatWest and
       The Toronto-Dominion Bank, as arrangers, and The Toronto-Dominion Bank, as agent and security trustee, dated as of March 27, 1998. (Incorporated by reference to
       Telewest"s Quarterly Report on Form 10-Q for the period ended March 31, 1998 filed with the Securities and Exchange Commission on April 15, 1998).
10.50  Letter, dated as of April 24, 1998, between Stephen Davidson and Telewest CGL
       (Incorporated by reference to Telewest"s Quarterly Report on Form 10-Q for the period ended March 31, 1998 filed with the Securities and Exchange Commission on April 15,
       1998).
10.51  Subscription Agreement, dated April 15, 1998, by and among TINTA, U S West, Cox and the Company. (Incorporated by reference to the Company's Schedule 13D filed with the
       Securities and Exchange Commission on April 20, 1998).
10.52  Letter, dated April 15, 1998, from the Company to General Cable PLC. (Incorporated by reference to the Company's Schedule 13D filed with the Securities and Exchange
       Commission on April 20, 1998).
10.53  Letter, dated April 15, 1998, from CGE and General Utilities to the Company.
       (Incorporated by reference to the Company's Schedule 13D filed with the Securities and Exchange Commission on April 20, 1998).
10.54  Letter, dated April 15, 1998, from TCI, U S WEST, Cox and SBC to the Company.
       (Incorporated by reference to the Company's Schedule 13D filed with the Securities and Exchange Commission on April 20, 1998).
10.55  Form of Amended and Restated Relationship Agreement, dated as of July  . , 1998, by and among the Company, the MediaOne Affiliates, TINTA, the TINTA Affiliate, Cox, the
       Cox Affiliate, SBC International, Inc. and the SBC Affiliate. (1)
10.56  Form of Amendment No. 1 to the Registration Rights Agreement, dated July  . , 1998, by and among the Company, the TINTA Affiliate, the MediaOne Affiliates, the SBC
       Affiliate, Southwestern Bell International Holdings (UK-2) Corporation, the Cox
       Affiliate, GUHL and Vivendi. (1)
21     List of Subsidiaries of the Company. (Incorporated by reference to the Company's 1996
       Annual Report on Form 10-K filed with the Securities and Exchange Commission on March
       28, 1997).
23.1   Consent of KPMG Audit Plc. (1)
23.2   Consent of Coopers and Lybrand. (1)

23.3  Consent of Robson Rhodes. (1)
23.4  Consent of Deloitte & Touche. (1)
23.5  Consents of Proposed Directors (Messrs. William Anthony Rice and Michel Jean Charles
      Villaneau). (1)
23.6  Consent of J. Henry Schroder & Co. Limited. (1)
23.7  Consent of BT Wolfensohn. (1)
24.1  Powers of Attorney (included on signature pages to initial filing of Registration
      Statement).
99.1  Form of Letter of Transmittal. (1)
99.2  Form of Notice of Guaranteed Delivery. (1)
99.3  Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other
      Nominees. (1)
99.4  Form of Letter to Clients. (1)
99.5  Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-
      9. (1)
99.6  Form of Acceptance, Authority and Election. (1)

--------

*  Previously filed.

(1) Filed herewith.
(2) Portions of this agreement have been accorded confidential treatment by the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.
(3) Portions of this agreement have been accorded confidential treatment by the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.


b.   Financial Statement Schedules. None.

c.   Item 4(b) Reports. None.

ITEM 22. UNDERTAKINGS

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Offer to Purchase/Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the Memorandum and Articles of Association of the undersigned registrant or any of the statutory provisions described in
Item 20 above, or otherwise, the undersigned registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 per cent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN LONDON, ENGLAND, ON JUNE 29 , 1998.

                                          TELEWEST COMMUNICATIONS PLC


                                          By:  /s/ Charles Burdick
                                              ---------------------------------
                                          Name: CHARLES BURDICK
                                          Title: GROUP FINANCE DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                        TITLE                 DATE

                  *                    Director                 June 29, 1998
-------------------------------------
            A. GARY AMES

                  *                    Director                 June 29, 1998
-------------------------------------
             LORD BORRIE

                  *                    Director                 June 29, 1998
-------------------------------------
          STEPHEN M. BRETT

                  *                    Director                 June 29, 1998
-------------------------------------
             DAVID EVANS

                                       Director                 June 29, 1998
-------------------------------------
          JAMES O. ROBBINS

                  *                    Director                 June 29, 1998
-------------------------------------
            ROBERT SHANER

                  *                    Director                 June 29, 1998
-------------------------------------
        ANTHONY W.P. STENHAM

                  *                    Director and Acting      June 29, 1998
-------------------------------------   Chief Executive
        DAVID VAN VALKENBURG            Officer (Principal
                                        Executive Officer)

         /s/ Charles Burdick           Director and Group       June 29, 1998
-------------------------------------   Finance Director
           CHARLES BURDICK              (Principal
                                        Financial and
                                        Accounting Officer)

Authorized Representative in the
United States:


By:     /s/ David Evans                                         June 29, 1998
    ---------------------------------
             DAVID EVANS

*By:     /s/ Charles Burdick                                    June 29, 1998
     --------------------------------
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto under "Definitions" commencing on page I-4 of the Disclosure Document.

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2.1    Agreement Relating to the Merger of General Cable and the Company, dated March 29,
       1998, among the Company, General Cable, Compagnie Generale des Eaux S.A. and GUHL.*
3.1    Memorandum of Association of the Company. (Incorporated by reference to the Company's
       Registration
       Statement on Form 8-B, filed with the Securities and Exchange Commission on September
       22, 1995, as amended).
3.2    Articles of Association of the Company. (Incorporated by reference to the Company's
       Registration Statement on Form 8-B, filed with the Securities and Exchange Commission on September 22, 1995, as amended).
3.3    Form of Amended and Restated Articles of Association of the Company. (1)
4.1    Amended and Restated Deposit Agreement, dated as of November 30, 1994 (as amended as of
       October 2, 1995), among the Company, The Bank of New York, as Depositary, and the
       holders from time to time of American Depositary Receipts issued thereunder.
       (Incorporated by reference to the Company's 1995 Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 1996).
4.2    Form of American Depositary Receipt (included in Exhibit 4.1).
4.3    Senior Debenture Indenture, dated as of October 3, 1995, between the Company and The
       Bank of New York, as Trustee. (Incorporated by reference to the Company's 1995 Annual
       Report on Form 10-K filed with the Securities and Exchange Commission on April 1,
       1996).
4.4    Senior Discount Debenture Indenture, dated as of October 3, 1995, between the Company and The Bank of New York, as Trustee. (Incorporated by reference to the Company's
       1995 Annual Report on Form
       10-K filed with the Securities and Exchange Commission on April 1, 1996).
4.5    Form of Senior Debenture (included in Exhibit 4.3).
4.6    Form of Senior Discount Debenture (included in Exhibit 4.4).
4.7    Deposit Agreement, dated as of October 3, 1995, between the Company and The Bank of
       New York, as Book-Entry Depositary. (Incorporated by reference to the Company's 1995
       Annual Report on Form 10-K filed with the Securities and Exchange Commission on April
       1, 1996).
       Note: No other long-term debt instrument issued by the Company exceeds 10% of the consolidated total assets of the Company and its subsidiaries. In accordance with paragraph 4(iii) of Item 601 of Regulation S-K, the Company will furnish to the
           Commission upon request copies of long-term instruments and related agreements.
5.1    Opinion of Freshfields, Counsel to Telewest, as to the validity of the Telewest shares. (1)
10.1   Relationship Agreement, dated as of November 22, 1994, by and among Old Telewest, certain subsidiaries of TCI, and certain subsidiaries of MediaOne as superseded by
       Exhibit 10.55. (Incorporated by reference to Old Telewest's 1994 Annual Report on
       Form 10-K filed with the Securities and Exchange Commission on March 31, 1995).
10.2   Shareholders Agreement, entered into as of November 22, 1994, between certain subsidiaries of TCI and certain subsidiaries of MediaOne. (Incorporated by reference to Old Telewest's 1994 Annual Report on Form 10-K filed with the Securities and
       Exchange Commission on March 31, 1995).
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10.3   Registration Rights Agreement, dated October 3, 1995, among the Company, the TINTA
       Affiliate, the MediaOne Affiliates, the SBC Affiliates and the Cox Affiliate.
       (Incorporated by reference to the Company's 1995 Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 1996).
10.4   Co-Operation Agreement, dated October 3, 1995, between the SBC Affiliates and the Cox
       Affiliate. (Incorporated by reference to the Company's 1995 Annual Report on Form 10-
       K filed with the Securities and Exchange Commission on April 1, 1996).
10.5   Share Dealing Agreement, dated October 3, 1995, among the TCI Affiliate, the MediaOne
       Affiliates, the Company and the SBC Affiliates. (Incorporated by reference to the
       Company's 1995 Annual Report on Form 10-K filed with the Securities and Exchange
       Commission on April 1, 1996).
10.6   Tax Deed, dated November 22, 1994, between TCI International Holdings, Inc., U S WEST
       Holdings and Old Telewest. (Incorporated by reference to Old Telewest's 1994 Annual
       Report on Form 10-K filed with the Securities and Exchange Commission on March 31,
       1995).
10.7   Trademark License Agreement, effective as of November 22, 1994, between Old Telewest and U S WEST. (Incorporated by reference to Old Telewest's 1994 Annual Report on Form
       10-K filed with the Securities and Exchange Commission on March 31, 1995).
10.8   Tradename Agreement, effective as of November 22, 1994, between Old Telewest, TCI and
       TCI/U S WEST Cable Communications Group ("TUCCI"). (Incorporated by reference to Old
       Telewest's 1994 Annual Report on Form 10-K filed with the Securities and Exchange
       Commission on March 31, 1995).
10.9   Tax Deed, dated October 3, 1995, among the Company, the SBC Affiliates and the Cox
       Affiliate. (Incorporated by reference to the Company's 1995 Annual Report on Form 10-
       K filed with the Securities and Exchange Commission on April 1, 1996).
10.10  Consultant Agreement for Operational Assistance, dated July 17, 1992, among
       Birmingham Cable, Birmingham Cable Limited ("BCL") and Telewest Communications Group
       Limited ("Telewest CGL"). (Incorporated by reference to Old Telewest's Registration
       Statement on Form S-1 filed with the Securities and Exchange Commission on April 29,
       1994, as amended (Registration No. 33-78398)).
10.11  Supplemental Agreement, dated April 8, 1994, relating to the Consultant Agreement referred to in Exhibit 10.10 (Incorporated by reference to Old Telewest's
       Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 29, 1994, as amended (Registration No. 33-78398)).
10.12  Management Agreement, dated April 25, 1990, among Birmingham Cable, BCL, U S WEST
       Holdings and Comcast Cablevision of Birmingham Inc. (Incorporated by reference to Old
       Telewest's Registration Statement on Form S-1 filed with the Securities and Exchange
       Commission on April 29, 1994, as amended (Registration No. 33-78398)).
10.13  Assignment and Amendment Agreement, dated August 5, 1992, relating to the Management
       Agreement referred to in Exhibit 10.12 (Incorporated by reference to Old Telewest's
       Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 29, 1994, as amended (Registration
       No. 33-78398)).
10.14  Consultant Agreement, dated August 16, 1989, between Cable London and U S WEST Cable
       Communications Limited. (Incorporated by reference to Old Telewest's Registration
       Statement on Form S-1 filed with the Securities and Exchange Commission on April 29,
       1994, as amended (Registration
       No. 33-78398)).
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10.15  Consultant Agreement for Technical Assistance, dated July 15, 1992, among Cable
       Corporation, Windsor Television Limited, Middlesex Cable Limited and Telewest CGL.
       (Incorporated by reference to Old Telewest's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 29, 1994, as amended
       (Registration No. 33-78398)).
10.16  Cable Affiliation Agreement, dated December 14, 1993, between Cable Programme
       Partners--Limited Partnership, Telewest CGL and other parties signatory thereto.
       (Incorporated by reference to Old Telewest's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 29, 1994, as amended
       (Registration No. 33-78398)).
10.17  Agreement, dated October 1, 1993, among Alan Stewart MacDonald Robinson, Jack Forrest
       Gill, Raman Subba Row Limited and TUCCI. (Incorporated by reference to Old Telewest's
       Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 29, 1994, as amended (Registration No. 33-78398)).
10.18  Co-ownership Agreement, dated March 12, 1990, between U S WEST Holdings and Comcast
       Cablevision of Birmingham, Inc. (Incorporated by reference to Old Telewest's
       Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 29, 1994, as amended (Registration No. 33-78398)).
10.19  Letter, dated April 29, 1992, relating to the Co-ownership Agreement referred to in
       Exhibit 10.18. (Incorporated by reference to Old Telewest's Registration Statement on
       Form S-1 filed with the Securities and Exchange Commission on April 29, 1994, as
       amended (Registration No. 33-78398)).
10.20  Letter, dated November 27, 1992, relating to the Co-ownership Agreement referred to in Exhibit 10.18. (Incorporated by reference to Old Telewest's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 29, 1994, as
       amended (Registration No. 33-78398)).
10.21  Agreement to License and Provide Consulting Services, effective as of November 22,
       1994, between Old Telewest and an affiliate of MediaOne. (Incorporated by reference to Old Telewest's 1994 Annual Report on Form 10-K filed with the Securities and
       Exchange Commission on March 31, 1995).
10.22  Agreement, dated December 4, 1987, between United Cable Television Corporation on behalf of itself and United Artists Communications, Inc. and Trans-Global (U.K.)
       Limited. (Incorporated by reference to Old Telewest's Registration Statement on Form
       S-1 filed with the Securities and Exchange Commission on April 29, 1994, as amended
       (Registration No. 33-78398)).
10.23  Agreement to License and Provide Consulting Services, effective as of November 22,
       1994, between Old Telewest and TCI. (Incorporated by reference to Old Telewest's 1994
       Annual Report on Form 10-K filed with the Securities and Exchange Commission on March
       31, 1995).
10.24  Novation Agreement relating to Birmingham Cable, dated November 21, 1994, among
       General Cable, TUCCI, U S WEST Holding and other parties signatory thereto.
       (Incorporated by reference to Old Telewest's 1994 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 1995).
10.25  Subscription and Shareholders Agreement, dated January 30, 1995, among Videotron
       Corporation Limited, United Artists Communications (London South) Limited, Cable
       London, Elt Acquisition Company Limited, Nynex CableComms Limited, Cable Corporation,
       London Interconnect Limited, Independent Cable Sales Limited and London Interconnect
       PPV Limited. (Incorporated by reference to the Company's Registration Statement on
       Form 8-B filed with the Securities and Exchange Commission on September 22, 1995, as
       amended).
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10.26  Form of BT Interconnect Agreement, a copy of which was executed by BT and various of the Company's affiliated entities. (Incorporated by reference to the Company's 1997
       Annual Report on Form 10-K filed with the Securities and Exchange Commission on March
       31, 1997)
10.27  Interconnection Agreement, dated July 15, 1994, between Mercury Communications
       Limited ("Mercury") and United Artists Communications (Scotland) Limited.
       (Incorporated by reference to Old Telewest's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 29, 1994, as amended
       (Registration No. 33-78398)). (2)
10.28  Mercury Marketing and Operations Agreement, dated August 10, 1993, between Telewest
       CGL and Mercury. (Incorporated by reference to Old Telewest's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 29, 1994, as
       amended (Registration No. 33-78398)). (2)
10.29  Letter Agreement, dated August 23, 1995, between SBCC and Mercury. (Incorporated by reference to the Company's Registration Statement on Form 8-B filed with the
       Securities and Exchange Commission on September 22, 1995, as amended). (3)
10.30  Programming Agreement, dated June 30, 1995, among British Sky Broadcasting Limited,
       British Sky Broadcasting Group plc and Old Telewest. (Incorporated by reference to
       Old Telewest's Quarterly Report on Form 10-Q for the six months ended June 30, 1995).
       (3)
10.31  General Purchasing Agreement, dated March 1, 1993, among Telewest CGL, various entities related to Telewest CGL, and Northern Telecom Europe Limited (the "General
       Purchasing Agreement") (Incorporated by reference to Amendment No. 1 to the Company's
       Annual Report on Form 10-K for the year ended December 31, 1997 filed with the
       Securities and Exchange Commission on June 19, 1998). (2)
10.32  Purchase Agreement, dated August 27, 1993, between Southwestern Bell International
       Holdings and GPT Limited. (Incorporated by reference to the Company's Registration
       Statement on Form 8-B filed with the Securities and Exchange Commission on September
       22, 1995, as amended).
10.33  Network Services Center Agreement, dated May 16, 1994, among Telewest CGL, Birmingham
       Cable, Cable London, and certain other signatories thereto. (Incorporated by reference to Old Telewest's Registration Statement on Form S-1 filed with the
       Securities and Exchange Commission on April 29, 1994, as amended (Registration No.
       33-78398)).
10.34  The Old Telewest Restricted Share Scheme. (Incorporated by reference to Old
       Telewest's 1994 Annual Report on Form 10-K filed with the Securities and Exchange
       Commission on March 31, 1995).
10.35  The Telewest 1995 Restricted Share Scheme. (Incorporated by reference to the
       Company's Registration Statement on Form 8-B filed with the Securities and Exchange
       Commission on September 22, 1995, as amended).
10.36  The Old Telewest Sharesave Scheme. (Incorporated by reference to Old Telewest's 1994
       Annual Report on Form 10-K filed with the Securities and Exchange Commission on March
       31, 1995).
10.37  The Telewest 1995 Sharesave Scheme. (Incorporated by reference to the Company's
       Registration Statement on Form 8-B filed with the Securities and Exchange Commission on September 22, 1995, as amended).
10.38  The Old Telewest Executive Share Option Scheme No. 1. (Incorporated by reference to
       Old Telewest's 1994 Annual Report on Form 10-K filed with the Securities and Exchange
       Commission on March 31, 1995).
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10.39  The Telewest 1995 Executive Share Option Scheme No. 1. (Incorporated by reference to the Company's Registration Statement on Form 8-B filed with the Securities and
       Exchange Commission on
       September 22, 1995, as amended).
10.40  The Old Telewest Executive Share Option Scheme No. 2. (Incorporated by reference to
       Old Telewest's 1994 Annual Report on Form 10-K filed with the Securities and Exchange
       Commission on March 31, 1995).
10.41  The Telewest 1995 Executive Share Option Scheme No. 2. (Incorporated by reference to the Company's Registration Statement on Form 8-B filed with the Securities and
       Exchange Commission on
       September 22, 1995, as amended).
10.42  The Old Telewest Share Participation Scheme. (Incorporated by reference to Old
       Telewest's 1994 Annual Report on Form 10-K filed with the Securities and Exchange
       Commission on March 31, 1995).
10.43  The Telewest 1995 Share Participation Scheme. (Incorporated by reference to the
       Company's Registration Statement on Form 8-B filed with the Securities and Exchange
       Commission on
       September 22, 1995, as amended).
10.44  Non-Executive Directors Appointment Letter, dated August 1, 1995 between the Company and Anthony W.P. Stenham. (Incorporated by reference to the Company's 1996 Annual
       Report on Form 10-K filed with the Securities and Exchange Commission on March 28,
       1997).
10.45  Non-Executive Directors Appointment Letter, dated August 1, 1995, between the Company and Lord Griffiths of Fforestfach. (Incorporated by reference to the Company's 1996
       Annual Report on Form 10-K filed with the Securities and Exchange Commission on March
       28, 1997).
10.46  Loan Agreement, by and among Telewest Communications Networks Limited, as borrower,
       The Bank of New York, CIBC Wood Gundy plc, Chase Investment Bank Limited, NatWest
       Markets and The Toronto-Dominion Bank, as arrangers, and CIBC Wood Gundy plc, as agent and security trustee, dated as of
       May 22, 1996, as amended pursuant to amendments dated as of May 31, 1996, August 2,
       1996, September 11, 1996 and March 27, 1998. (Incorporated by reference to Telewest's
       Quarterly Report on Form 10-Q for the period ended March 31, 1998 filed with the
       Securities and Exchange Commission on April 15, 1998).
10.47  Amendments number 1 through 9 to the General Purchasing Agreement referred to in
       Exhibit 10.31 (Incorporated by reference to Amendment No. 1 to the Company's Annual
       Report on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission on June 19, 1998). (3)
10.48  Employment Agreement, dated August 7, 1997, between Charles Burdick and Telewest CGL
       (Incorporated by reference to Telewest"s Annual Report on Form 10-K for the period ended December 31, 1997 filed with the Securities and Exchange Commission on March
       31, 1998).
10.49  Loan Agreement, by and among Telewest Communications Networks Limited, as borrower,
       The Bank of New York, CIBC Wood Gundy plc, Chase Manhattan plc, Greenwich NatWest and
       The Toronto-Dominion Bank, as arrangers, and The Toronto-Dominion Bank, as agent and security trustee, dated as of March 27, 1998. (Incorporated by reference to
       Telewest"s Quarterly Report on Form 10-Q for the period ended March 31, 1998 filed with the Securities and Exchange Commission on April 15, 1998).
10.50  Letter, dated as of April 24, 1998, between Stephen Davidson and Telewest CGL
       (Incorporated by reference to Telewest"s Quarterly Report on Form 10-Q for the period ended March 31, 1998 filed with the Securities and Exchange Commission on April 15,
       1998).
10.51  Subscription Agreement, dated April 15, 1998, by and among TINTA, U S West, Cox and the Company. (Incorporated by reference to the Company's Schedule 13D filed with the
       Securities and Exchange Commission on April 20, 1998).
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10.52  Letter, dated April 15, 1998, from the Company to General Cable PLC. (Incorporated by reference to the Company's Schedule 13D filed with the Securities and Exchange
       Commission on April 20, 1998).
10.53  Letter, dated April 15, 1998, from CGE and General Utilities to the Company.
       (Incorporated by reference to the Company's Schedule 13D filed with the Securities and Exchange Commission on April 20, 1998).
10.54  Letter, dated April 15, 1998, from TCI, U S WEST, Cox and SBC to the Company.
       (Incorporated by reference to the Company's Schedule 13D filed with the Securities and Exchange Commission on
       April 20, 1998).
10.55  Form of Amended and Restated Relationship Agreement, dated as of July  . , 1998, by and among the Company, the MediaOne Affiliates, TINTA, the TINTA Affiliate, Cox, the
       Cox Affiliate, SBC International, Inc. and the SBC Affiliate. (1)
10.56  Form of Amendment No. 1 to the Registration Rights Agreement, dated July  . , 1998, by and among the Company, the TINTA Affiliate, the MediaOne Affiliates, the SBC
       Affiliate, Southwestern Bell International Holdings (UK-2) Corporation, the Cox
       Affiliate, GUHL and Vivendi. (1)
21     List of Subsidiaries of the Company. (Incorporated by reference to the Company's 1996
       Annual Report on Form 10-K filed with the Securities and Exchange Commission on March
       28, 1997).
23.1   Consent of KPMG Audit Plc. (1)
23.2   Consent of Coopers and Lybrand. (1)
23.3   Consent of Robson Rhodes. (1)
23.4   Consent of Deloitte & Touche. (1)
23.5   Consents of Proposed Directors (Messrs. William Anthony Rice and Michel Jean Charles
       Villaneau). (1)
23.6   Consent of J. Henry Schroder & Co. Limited. (1)
23.7   Consent of BT Wolfensohn. (1)
24.1   Powers of Attorney (included on signature pages to initial filing of Registration
       Statement).
99.1   Form of Letter of Transmittal. (1)
99.2   Form of Notice of Guaranteed Delivery. (1)
99.3   Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other
       Nominees. (1)
99.4   Form of Letter to Clients. (1)
99.5   Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-
       9. (1)
99.6   Form of Acceptance, Authority and Election. (1)
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*  Previously filed.

(1) Filed herewith.
(2) Portions of this agreement have been accorded confidential treatment by the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.
(3) Portions of this agreement have been accorded confidential treatment by the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.